                                                    Filed Pursuant to Rule 424B5
                                               Registration File No.: 333-126218

PROPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 12, 2005)

                                 $1,409,025,000
                                  (APPROXIMATE)

                      MERRILL LYNCH MORTGAGE TRUST 2005-LC1
                                    as Issuer
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                        LASALLE BANK NATIONAL ASSOCIATION
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                            as Mortgage Loan Sellers

                                 --------------

     We, Merrill Lynch Mortgage Investors, Inc., are establishing a trust fund.
The offered certificates are mortgage backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist of a pool of 142 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $1,546,255,943 and the other characteristics described in this prospectus supplement. The trust fund will issue multiple classes of commercial mortgage pass-through certificates, thirteen of which are being offered by this prospectus supplement. The offered certificates will accrue interest from December 1, 2005.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE S-51 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

                                              APPROXIMATE
                                             INITIAL TOTAL
                       EXPECTED RATINGS    PRINCIPAL BALANCE      APPROXIMATE INITIAL       ASSUMED FINAL        RATED FINAL
                         (MOODY'S/S&P)    OR NOTIONAL AMOUNT       PASS-THROUGH RATE      DISTRIBUTION DATE   DISTRIBUTION DATE
                      ------------------ -------------------- -------------------------- ------------------- ------------------

Class A-1 ...........       Aaa/AAA          $ 51,000,000              5.0170%             August 2010          January 2044
Class A-2 ...........       Aaa/AAA          $104,847,000              5.2020%             November 2010        January 2044
Class A-3 ...........       Aaa/AAA          $ 43,000,000              5.2890%             November 2012        January 2044
Class A-3FL .........       Aaa/AAA          $119,667,000          LIBOR + 0.2300%         November 2012        January 2044
Class A-1A ..........       Aaa/AAA          $225,100,000              5.2830%             December 2015        January 2044
Class A-SB ..........       Aaa/AAA          $ 88,067,000              5.2820%             May 2015             January 2044
Class A-4 ...........       Aaa/AAA          $425,698,000              5.2910%             December 2015        January 2044
Class A-4FC .........      Aaaa/AAA          $ 25,000,000     CPI Index Rate + 2.1400%     December 2015        January 2044
Class AM ............       Aaa/AAA          $154,625,000              5.2642%             December 2015        January 2044
Class AJ ............       Aaa/AAA          $ 94,708,000              5.3232%             December 2015        January 2044
Class B .............       Aa2/AA           $ 32,858,000              5.3772%             December 2015        January 2044
Class C .............       Aa3/AA-          $ 15,463,000              5.3772%             December 2015        January 2044
Class D .............        A2/A            $ 28,992,000              5.3772%             December 2015        January 2044

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

                                 --------------

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, LaSalle Financial Services, Inc., Deutsche Bank Securities Inc.,
JPMorgan Securities Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 6.5% of the class C certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class C certificates and all other classes of offered certificates. Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation and
LaSalle Financial Services, Inc. are acting as co-lead managers. Deutsche Bank
Securities Inc., JPMorgan Securities Inc. and Morgan Stanley & Co. Incorporated
will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about December 28, 2005. We expect to receive from this offering approximately $1,415,217,807 in sale proceeds, plus accrued interest on the offered certificates from and including December 1,
2005, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See "Method of Distribution"
in this prospectus supplement.

                                 --------------

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

                        LASALLE FINANCIAL SERVICES, INC.

DEUTSCHE BANK SECURITIES            JPMORGAN                      MORGAN STANLEY

          The date of this prospectus supplement is December 16, 2005.

                               [GRAPHIC OMITTED]

                     MERRILL LYNCH MORTGAGE TRUST 2005-LC1
         Commercial Mortgage Pass-Through Certificates, Series 2005-LC1
                      Geographic Overview of Mortgage Pool

NORTHERN CALIFORNIA             GEORGIA                     OHIO
6 properties                    12 properties               5 properties
$59,265,748                     $43,153,986                 $9,613,717
3.8% of IPB                     2.8% of IPB                 0.6% of IPB

CALIFORNIA                      SOUTH CAROLINA              MICHIGAN
23 properties                   1 property                  6 properties
$325,348,605                    $5,192,191                  $59,983,463
21.0% of IPB                    0.3% of IPB                 3.9% of IPB

SOUTHERN CALIFORNIA             NORTH CAROLINA              INDIANA
17 properties                   4 properties                23 properties
$266,082,858                    $56,863,764                 $45,854,886
17.2% of IPB                    3.7% of IPB                 3.0% of IPB

UTAH                            VIRGINIA                    WISCONSIN
4 properties                    4 properties                5 properties
$8,874,703                      $55,637,383                 $35,388,013
0.6% of IPB                     3.6% of IPB                 2.3% of IPB

ARIZONA                         MARYLAND                    ILLINOIS
3 properties                    1 property                  6 properties
$19,551,418                     $4,350,000                  $64,555,664
1.3% of IPB                     0.3% of IPB                 4.2% of IPB

COLORADO                        NEW JERSEY                  IOWA
5 properties                    4 properties                1 property
$62,380,636                     $25,077,777                 $8,900,000
4.0% of IPB                     1.6% of IPB                 0.6% of IPB

OKLAHOMA                        CONNECTICUT                 MISSOURI
2 properties                    1 property                  1 property
$6,455,000                      $4,600,000                  $6,070,000
0.4% of IPB                     0.3% of IPB                 0.4% of IPB

TEXAS                           MASSACHUSETTS               NEBRASKA
16 properties                   5 properties                1 property
$146,843,444                    $46,960,842                 $2,950,000
9.5% of IPB                     3.0% of IPB                 0.2% of IPB

ARKANSAS                        MAINE                       IDAHO
2 properties                    1 property                  1 property
$6,998,517                      $4,283,306                  $2,597,249
0.5% of IPB                     0.3% of IPB                 0.2% of IPB

TENNESSEE                       NEW HAMPSHIRE               WASHINGTON
3 properties                    1 property                  4 properties
$17,350,000                     $2,046,783                  $11,672,400
1.1% of IPB                     0.1% of IPB                 0.8% of IPB

ALABAMA                         NEW YORK                    OREGON
2 properties                    5 properties                2 properties
$129,384,995                    $37,475,000                 $14,846,808
8.4% of IPB                     2.4% of IPB                 1.0% of IPB

FLORIDA                         PENNSYLVANIA                NEVADA
16 properties                   3 properties                2 properties
$149,770,149                    $70,960,000                 $37,465,242
9.7% of IPB                     4.6% of IPB                 2.4% of IPB

                                                            HAWAII
                                                            1 property
                                                            $16,800,000
                                                            1.1% of IPB

                                            ------------------------------------
                                            <1.0% of Cut-Off Date Balance
                                            1.0% - 5.0% of Cut-Off Date Balance
                                            5.1% - 10.0% of Cut-Off Date Balance
                                            >10.0% of Cut-Off Date Balance
                                            ------------------------------------

                                       S-2

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page
                                                                           -----
Important Notice About the Information Contained in this Prospectus
   Supplement, the Accompanying Prospectus and the Related Registration

Annex A-1 -- Certain Characteristics of the Mortgage Loans
Annex A-2 -- Certain Statistical Information Regarding the Mortgage Loans
Annex A-3 -- Glendale Galleria Mortgage Loan Amortization Schedule
Annex B   -- Certain Characteristics Regarding Multifamily Properties
Annex C   -- Structural and Collateral Term Sheet
Annex D   -- Form of Certificate Administrator Report
Annex E   -- Class A-SB Planned Principal Balance Schedule
Annex F   -- Global Clearance, Settlement and Tax Documentation Procedures

                                   PROSPECTUS

                                                                            Page
                                                                            ----

                                       S-3

       IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS
 SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents--

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

     If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The table of contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The distribution of this Prospectus Supplement: if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services
and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This Prospectus Supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                   ----------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until March 23, 2006, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                   ----------

                                       S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                  OVERVIEW OF THE SERIES 2005-LC1 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2005-LC1, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1

                                                APPROX. %
        EXPECTED   APPROX.   APPROX. INITIAL   OF INITIAL                                           WEIGHTED
         RATINGS   % TOTAL   TOTAL PRINCIPAL    MORTGAGE    PASS-THROUGH                             AVERAGE
        MOODY'S/    CREDIT      BALANCE OR        POOL          RATE           APPROX. INITIAL        LIFE      PRINCIPAL
CLASS     S&P      SUPPORT   NOTIONAL AMOUNT     BALANCE     DESCRIPTION      PASS-THROUGH RATE      (YEARS)      WINDOW
-----   --------   -------   ---------------   ----------   ------------   ----------------------   --------   -----------

Offered Certificates
A-1      Aaa/AAA   30.000%    $   51,000,000      3.298%        Fixed              5.0170%            2.817    01/06-08/10
A-2      Aaa/AAA   30.000%    $  104,847,000      6.781%       WAC Cap             5.2020%            4.836    08/10-11/10
A-3      Aaa/AAA   30.000%    $   43,000,000      2.781%       WAC Cap             5.2890%            6.805    10/12-11/12
A-3FL    Aaa/AAA   30.000%    $  119,667,000      7.739%      Floating          LIBOR+0.2300%         6.805    10/12-11/12
A-1A     Aaa/AAA   30.000%    $  225,100,000     14.558%       WAC Cap             5.2830%            9.182    01/06-12/15
A-SB     Aaa/AAA   30.000%    $   88,067,000      5.695%       WAC Cap             5.2820%            7.164    11/10-05/15
A-4      Aaa/AAA   30.000%    $  425,698,000     27.531%       WAC Cap             5.2910%            9.821    05/15-12/15
A-4FC    Aaa/AAA   30.000%    $   25,000,000      1.617%      Floating     CPI index rate +2.1400%    9.821    05/15-12/15
AM       Aaa/AAA   20.000%    $  154,625,000     10.000%         WAC               5.2642%            9.956    12/15-12/15
AJ       Aaa/AAA   13.875%    $   94,708,000      6.125%         WAC               5.3232%            9.956    12/15-12/15
B        Aa2/AA    11.750%    $   32,858,000      2.125%         WAC               5.3772%            9.956    12/15-12/15
C        Aa3/AA-   10.750%    $   15,463,000      1.000%         WAC               5.3772%            9.956    12/15-12/15
D         A2/A      8.875%    $   28,992,000      1.875%         WAC               5.3772%            9.956    12/15-12/15

Certificates Not Offered
E          --       7.875%    $   15,463,000      1.000%         WAC               5.3772%               --         --
F          --       6.250%    $   25,126,000      1.625%         WAC               5.3772%               --         --
G          --       5.000%    $   19,329,000      1.250%         WAC               5.3772%               --         --
H          --       3.625%    $   21,261,000      1.375%         WAC               5.3772%               --         --
J          --       3.125%    $    7,731,000      0.500%       WAC Cap             4.9270%               --         --
K          --       2.750%    $    5,798,000      0.375%       WAC Cap             4.9270%               --         --
L          --       2.375%    $    5,799,000      0.375%       WAC Cap             4.9270%               --         --
M          --       2.000%    $    5,798,000      0.375%       WAC Cap             4.9270%               --         --
N          --       1.625%    $    5,799,000      0.375%       WAC Cap             4.9270%               --         --
P          --       1.375%    $    3,865,000      0.250%       WAC Cap             4.9270%               --         --
Q          --       0.000%    $   21,261,942      1.375%       WAC Cap             4.9270%               --         --
X          --         N/A     $1,546,255,942        N/A      Variable IO           0.1082%              N/A        N/A

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, AM, AJ, B, C,
          D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

                                       S-5

     o    The total principal balance of the class A-3FL and class A-4FC certificates will at all times equal the total principal balance of the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest, respectively, which we identify below.

     o    The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

     o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-2, A-3, A-1A, A-SB, A-4, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N,
          P and Q certificates and the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest outstanding from time to time.

     o    The actual total principal balance or notional amount, as applicable, of any class of certificates and the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those expected of Standard & Poor's
          Ratings Services, a division of The McGraw-Hill Companies, Inc. and
          Moody's Investors Service, Inc., respectively. The rated final distribution date for the offered certificates is the distribution date in January 2044. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, the likelihood of collection of default interest, or the tax treatment of the certificates or the trust fund.

     o    The percentages indicated under the column "Approx. % Total Credit
          Support" with respect to the class A-1, A-2, A-3, A-3FL, A-1A, A-SB,
          A-4 and A-4FC certificates represent the approximate credit support for the class A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4 and A-4FC certificates, collectively. No class of certificates will provide any credit support to the class A-3FL certificates or the class A-4FC certificates for a failure by the related swap counterparty to make any payment under the related swap agreement.

     o    Each class of certificates identified in the table as having a "Fixed"
          pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

     o    Each class of certificates identified in the table as having a "WAC
          Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate identified in the table with respect to that class, and

          (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

     o    Each class of certificates identified in the table as having a "WAC"
          pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time minus, in the case of the class AM and AJ certificates, a specified percentage that varies on a class-by-class basis.

     o    The assets of the trust fund will include (i) a swap agreement relating to the class A-3FL certificates and (ii) a swap agreement relating to the class A-4FC certificates. The class A-3FL certificates will represent undivided interests in, among other things, a regular interest in REMIC II that is designated as the class A-3FL REMIC II regular interest and the rights and obligations under the related swap

                                       S-6

          agreement. The class A-4FC certificates will represent undivided interests in, among other things, a regular interest in REMIC II that is designated as the class A-4FC REMIC II regular interest and the rights and obligations under the related swap agreement. For so long as it is in effect, each swap agreement will provide, among other things, that fixed amounts payable by the trust as interest with respect to the class A-3FL REMIC II regular interest or the class
          A-4FC REMIC II regular interest, as applicable, will be exchanged for floating amounts payable as interest by the swap provider under the related swap agreement. The swap agreement relating to the class A-3FL certificates will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the class A-3FL certificates outstanding from time to time.
          The swap agreement relating to the class A-4FC certificates will provide for the calculation of interest accruing at a rate based on periodic changes in a reference consumer price index (referred to in this prospectus supplement as the "CPI index rate") on a notional amount equal to the total principal balance of the class A-4FC certificates outstanding from time to time.

     o    The initial value of LIBOR will be calculated on the second LIBOR business day prior to the date of initial issuance of the offered certificates.

     o    The initial CPI index rate will be calculated two business days prior to the date of initial issuance of the offered certificates.

     o    The class A-3FL REMIC II regular interest will accrue interest at the respective pass-through rates described under "Description of the
          Offered Certificates--Calculation of Pass-Through Rates" in this prospectus supplement. If interest distributions with respect to the class A-3FL REMIC II regular interest are less than the applicable fixed amount payable to the related swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the related swap counterparty under the applicable swap agreement and, accordingly, in the amount of interest payable on the class A-3FL certificates, thereby resulting in an effective pass-through rate for the subject class of certificates below the applicable LIBOR-based rate. See "Description of the Swap
          Agreements" in this prospectus supplement.

     o    The class A-4FC REMIC II regular interest will accrue interest at the respective pass-through rates described under "Description of the
          Offered Certificates--Calculation of Pass-Through Rates" in this prospectus supplement. If interest distributions with respect to the class A-4FC REMIC II regular interest are less than the applicable fixed amount payable to the related swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the related swap counterparty under the applicable swap agreement and, accordingly, in the amount of interest payable on the class A-4FC certificates, thereby resulting in an effective pass-through rate for the subject class of certificates below the applicable CPI index-based rate. See "Description of the
          Swap Agreements" in this prospectus supplement.

     o    The pass-through rate for the class X certificates will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

          1.   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

          2.   the pass-through rate from time to time on the class of principal balance certificates whose total principal balance constitutes the subject component (or, in the case of each of the class A-3FL and the class A-4FC certificates, the pass-through rate from time to time on the related REMIC II regular interest).

     o    The initial pass-through rates listed for the class X certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

                                       S-7

     o    As to any given class of offered certificates with a principal balance, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

     o    As to any given class of offered certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal.

     o    The weighted average lives and principal windows for the respective classes of offered certificates with principal balances have been calculated based on the assumptions, among others, that--

          1.   each mortgage loan with an anticipated repayment date is paid in full on that date,

          2.   no mortgage loan is otherwise prepaid prior to maturity (which means a 0% CPR; see "Yield and Maturity Considerations" in this prospectus supplement, including "--CPR Model"),

          3.   no defaults or losses occur with respect to the mortgage loans,
               and

          4.   no extensions of maturity dates of mortgage loans occur.

               See "Yield and Maturity Considerations--Weighted Average Lives"
               in this prospectus supplement.

     o    The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I,
          R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

     o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

          1.   net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan except the mortgage loan identified in 2. below) and the trustee fee accrue,

          2.   solely in the case of the mortgage loan that we intend to include in the trust that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Glendale
               Galleria and that will be serviced and administered under a separate agreement from the rest of the mortgage pool, net of the per annum rate at which the servicing fee for that mortgage loan under that separate servicing agreement is calculated,

          3.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

          4.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the
               certificates,

          5.   without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated
               repayment date, is not repaid in full on or before that
               anticipated repayment date, and

          6.   as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates or the class
               A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest.

                                       S-8

     The offered certificates will evidence beneficial ownership interests in the trust fund. The primary assets of the trust fund will consist of a segregated pool of mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to include in the trust fund on Annex
A-1 to this prospectus supplement.

     The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the trust fund will be a pooling and servicing agreement to be dated as of December 1, 2005. The pooling and servicing agreement will, with one exception, also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a certificate administrator, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the
Securities and Exchange Commission as an exhibit to a current report on Form
8-K, after the initial issuance of the certificates. The Securities and Exchange
Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by
Reference" in the accompanying prospectus.

     For purposes of making distributions to the class A-1, A-2, A-3, A-3FL,
A-1A, A-SB, A-4 and A-4FC certificates and the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 113 mortgage loans, with an initial loan group 1 balance of $1,321,152,625 and representing approximately 85.4% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 29 mortgage loans, with an initial loan group 2 balance of $225,103,318 and representing approximately 14.6% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

                                RELEVANT PARTIES

WE AND US.....................   Our name is Merrill Lynch Mortgage Investors,
                                 Inc. We are a special purpose Delaware
                                 corporation. Our address is 4 World Financial
                                 Center, 16th Floor, 250 Vesey Street, New York,
                                 New York 10080 and our telephone number is
                                 (212) 449-1000. See "Merrill Lynch Mortgage
                                 Investors, Inc." in the accompanying
                                 prospectus.

TRUSTEE.......................   Wells Fargo Bank, N.A., a national banking
                                 association, will act as trustee on behalf of
                                 all the certificateholders. The Trustee's
                                 address is 9062 Old Annapolis Road, Columbia,
                                 Maryland 21045-1951, Attention: Corporate Trust
                                 Services--MLMT 2005-LC1. See "Description of
                                 the Offered Certificates--The Trustee" in this
                                 prospectus supplement. The trustee will also be
                                 responsible for back-up advancing.

CERTIFICATE ADMINISTRATOR.....   LaSalle Bank National Association, a national
                                 banking association, will act as the
                                 certificate administrator with respect to the
                                 certificates. LaSalle Bank National Association
                                 is also a mortgage loan seller and an affiliate
                                 of LaSalle Financial Services, Inc., an
                                 underwriter. The certificate administrator's
                                 address is 135 South LaSalle Street, Suite
                                 1625, Chicago, Illinois 60603, Attention:
                                 Global Securities and Trust Services
                                 Group--Merrill Lynch Mortgage Trust 2005-LC1.
                                 The certificate administrator will be
                                 responsible for distributing payments to
                                 certificateholders and delivering certain
                                 reports to certificateholders that provide
                                 various details regarding the certificates and
                                 the mortgage loans. The certificate
                                 administrator will also have, or be responsible
                                 for

                                       S-9

                                 appointing an agent to perform, additional
                                 duties with respect to tax administration. See
                                 "Description of the Offered Certificates--The
                                 Certificate Administrator" in this prospectus
                                 supplement.

MASTER SERVICER...............   GMAC Commercial Mortgage Corporation, a
                                 California corporation, will act as master
                                 servicer with respect to the mortgage loans.
                                 The master servicer will be primarily
                                 responsible for collecting payments and
                                 gathering information with respect to the
                                 mortgage loans, subject to the discussion under
                                 "--Merrill Lynch Mortgage Trust Series
                                 2005-CKI1 Trustee, Master Servicer and Special
                                 Servicer" below. The primary servicing offices
                                 of GMAC Commercial Mortgage Corporation are
                                 located in Horsham, Pennsylvania 19044. See
                                 "Servicing of the Mortgage Loans--The Master
                                 Servicer and the Special Servicer" in this
                                 prospectus supplement.

SPECIAL SERVICER..............   LNR Partners, Inc., a Florida corporation, will
                                 act as special servicer with respect to the
                                 mortgage loans and any related foreclosure
                                 properties. The special servicer will be
                                 primarily responsible for making decisions and
                                 performing certain servicing functions with
                                 respect to the mortgage loans that, in general,
                                 are in default or as to which default is
                                 imminent, subject to the discussion under
                                 "--Merrill Lynch Mortgage Trust Series
                                 2005-CKI1 Trustee, Master Servicer and Special
                                 Servicer" below. The primary servicing offices
                                 of LNR Partners, Inc. are located at 1601
                                 Washington Avenue, Suite 700, Miami Beach,
                                 Florida 33139. See "--Master Servicer" above
                                 and "Servicing of the Mortgage Loans--The
                                 Master Servicer and the Special Servicer" in
                                 this prospectus supplement.

MERRILL LYNCH MORTGAGE TRUST
   SERIES 2005-CKI1 TRUSTEE,
   MASTER SERVICER AND SPECIAL
   SERVICER...................   The mortgage loan secured by the mortgaged real
                                 property identified on Annex A-1 to this
                                 prospectus supplement as Glendale Galleria,
                                 which we refer to in this prospectus supplement
                                 as the Glendale Galleria trust mortgage loan,
                                 has a cut-off date principal balance of
                                 $125,702,137, representing approximately 8.1%
                                 of the initial mortgage pool balance, and is
                                 one of a group of loans made to the same
                                 borrower that are secured by the same mortgaged
                                 real property, which we refer to as a loan
                                 combination. The other loans that are part of
                                 this loan combination will not be included in
                                 the trust and will not be part of the mortgage
                                 pool backing the certificates. One (1) of those
                                 other loans, which we refer to in this
                                 prospectus supplement as the Glendale Galleria
                                 pari passu non-trust loan, is pari passu in
                                 right of payment and in other respects to the
                                 Glendale Galleria trust mortgage loan, while
                                 the remaining loans in that loan combination,
                                 which we refer to in this prospectus supplement
                                 as the Glendale Galleria subordinate non-trust
                                 loans, are subordinate in right of payment and
                                 in other respects to the Glendale Galleria
                                 trust mortgage loan and the Glendale Galleria
                                 pari passu non-trust loan. The Glendale
                                 Galleria subordinate non-trust loans are
                                 grouped into two (2) tiers of respective
                                 seniority--a "B-note" tier and a

                                      S-10

                                 "C-note" tier, each of which consists of one or
                                 more subordinate non-trust loans.

                                 The Glendale Galleria pari passu non-trust loan
                                 referred to above has been deposited in the
                                 trust fund for a commercial mortgage
                                 securitization involving the issuance of a
                                 separate series of commercial mortgage-backed
                                 securities, captioned Merrill Lynch Mortgage
                                 Trust 2005-CKI1, Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-CKI1, in
                                 respect of which we were the depositor and
                                 which we sometimes refer to in this prospectus
                                 supplement as MLMT Series 2005-CKI1.

                                 The intercreditor agreement for the Glendale
                                 Galleria loan combination generally provides
                                 that the loans secured by the Glendale Galleria
                                 mortgaged real property are to be serviced and
                                 administered pursuant to the MLMT Series
                                 2005-CKI1 pooling and servicing agreement (the
                                 governing document for the MLMT Series
                                 2005-CKI1 securitization), which provides for
                                 servicing arrangements that are generally
                                 similar but not identical to those under the
                                 pooling and servicing agreement for our Series
                                 2005-LC1 certificates. In that regard--

                                 o    LaSalle Bank National Association, a
                                      national banking association, which is the
                                      certificate administrator under the
                                      pooling and servicing agreement for our
                                      Series 2005-LC1 certificates and one of
                                      the mortgage sellers, is the trustee under
                                      the MLMT Series 2005-CKI1 pooling and
                                      servicing agreement and is, in that
                                      capacity, the mortgagee of record for all
                                      loans secured by the Glendale Galleria
                                      mortgaged real property;

                                 o    KeyCorp Real Estate Capital Markets, Inc.
                                      is the master servicer under the MLMT
                                      Series 2005-CKI1 pooling and servicing
                                      agreement, and is therefore the master
                                      servicer for all loans secured by the
                                      Glendale Galleria mortgaged real property;
                                      and

                                 o    J.E. Robert Company, Inc. is the special
                                      servicer under the MLMT Series 2005-CKI1
                                      pooling and servicing agreement, and is
                                      therefore the special servicer for all
                                      loans secured by the Glendale Galleria
                                      mortgaged real property.

                                 Notwithstanding the foregoing, references in
                                 this prospectus supplement to the "trustee,"
                                 the "master servicer" or the "special servicer"
                                 mean, unless indicated otherwise, the party
                                 acting in that capacity under the pooling and
                                 servicing agreement for our Series 2005-LC1
                                 certificates.

                                 For more information regarding the loan
                                 combination referred to above, see "--The
                                 Mortgage Loans and the Mortgaged Real
                                 Properties--Loan Combinations--Glendale
                                 Galleria Loan Combination" below and
                                 "Description of the Mortgage Pool--Loan
                                 Combinations--Glendale Galleria Loan
                                 Combination" in this prospectus supplement.

                                      S-11

CONTROLLING CLASS OF
   CERTIFICATEHOLDERS.........   The holders--or, if applicable, beneficial
                                 owners--of certificates representing a majority
                                 interest in a designated controlling class of
                                 the certificates (initially, the class Q
                                 certificates) will have the right, subject to
                                 the conditions described under "Servicing of
                                 the Mortgage Loans--The Controlling Class
                                 Representative and "--Replacement of the
                                 Special Servicer" in this prospectus
                                 supplement, to--

                                 o    replace the special servicer; and

                                 o    select a representative that may direct
                                      and advise the special servicer on various
                                      servicing matters with respect to the
                                      mortgage loans other than the Glendale
                                      Galleria trust mortgage loan.

                                 Unless there are significant losses on the
                                 mortgage loans, the controlling class of
                                 certificateholders will be the holders of a
                                 non-offered class of certificates. We
                                 anticipate that an affiliate of the initial
                                 special servicer will purchase certain
                                 non-offered classes of certificates, including
                                 the class Q certificates, and will be, or will
                                 appoint, the initial controlling class
                                 representative.

THE GLENDALE GALLERIA
   CONTROLLING SUBORDINATE
   NOTEHOLDER AND GLENDALE
   GALLERIA PARI PASSU
   NON-TRUST LOAN NOTEHOLDER..   As indicated under "--Merrill Lynch Mortgage
                                 Trust Series 2005-CKI1 Trustee, Master Servicer
                                 and Special Servicer" above and under "--The
                                 Mortgage Loans and the Mortgaged Real
                                 Properties--Loan Combinations--Glendale
                                 Galleria Loan Combination" below, the mortgage
                                 loan we refer to in this prospectus supplement
                                 as the Glendale Galleria trust mortgage loan,
                                 is part of a loan combination that includes
                                 multiple other loans, one (1) of which is pari
                                 passu in right of payment and in other respects
                                 to the Glendale Galleria trust mortgage loan,
                                 and the others of which are subordinate in
                                 right of payment and in other respects to the
                                 Glendale Galleria trust mortgage loan and the
                                 Glendale Galleria pari passu non-trust loan.
                                 The Glendale Galleria subordinate non-trust
                                 loans are grouped into two (2) tiers of
                                 relative seniority-- a "B-note" tier and a
                                 "C-note" tier-- each of which consists of one
                                 or more subordinate non-trust loans.

                                 The holder (or, in the case of a tier of
                                 subordinate non-trust loans, the holders) of
                                 the most junior Glendale Galleria subordinate
                                 non-trust loan (or tier of loans) that has an
                                 outstanding principal balance, as reduced by,
                                 among other things, any appraisal reduction
                                 amounts allocable thereto, that is equal to or
                                 greater than 25% of its outstanding principal
                                 balance will have the right, in lieu of the
                                 controlling class of certificateholders, to
                                 direct and advise the MLMT Series 2005-CKI1
                                 master servicer and special servicer on various
                                 servicing matters with respect to the Glendale
                                 Galleria loan combination and the related
                                 mortgaged real property in similar but not
                                 identical manner to that described in
                                 "--Controlling Class of Certificateholders"
                                 above. See "Description of the

                                      S-12

                                 Mortgage Pool--Loan Combinations--Glendale
                                 Galleria Loan Combination" in this prospectus
                                 supplement.

                                 The controlling class of certificateholders
                                 will not have any rights to direct the
                                 servicing and/or administration of the Glendale
                                 Galleria loan combination, but will have the
                                 right to consult with the MLMT Series 2005-CKI1
                                 master servicer and/or special servicer
                                 regarding the servicing of the Glendale
                                 Galleria trust mortgage loan.

MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans that will
                                 back the certificates from--

                                 o    LaSalle Bank National Association, a
                                      national banking association;

                                 o    Countrywide Commercial Real Estate
                                      Finance, Inc., a California corporation;
                                      and

                                 o    Merrill Lynch Mortgage Lending, Inc., a
                                      Delaware corporation.

                                 each of which originated or acquired the
                                 mortgage loans to be included in the trust.

                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" in this prospectus
                                 supplement.

                                 The following table shows the number of
                                 mortgage loans that we expect will be sold to
                                 us by each mortgage loan seller and the
                                 respective percentages that those mortgage
                                 loans represent of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance.

                                                                                           % OF
                                                                           AGGREGATE      INITIAL
                                                                         CUT-OFF DATE    MORTGAGE   % OF INITIAL   % OF INITIAL
                                                          NUMBER OF        PRINCIPAL       POOL     LOAN GROUP 1   LOAN GROUP 2
                MORTGAGE LOAN SELLER                   MORTGAGE LOANS       BALANCE       BALANCE      BALANCE        BALANCE
                --------------------                   --------------   --------------   --------   ------------   ------------

1. LaSalle Bank National Association ...............         115        $  845,848,353     54.7%        48.5%          91.2%
2. Countrywide Commercial Real Estate Finance, Inc..          10           354,189,726     22.9         25.8            6.1
3. Merrill Lynch Mortgage Lending, Inc. ............          17           346,217,864     22.4         25.7            2.7
                                                             ---        --------------    -----        -----          -----
                                                             142        $1,546,255,943    100.0%       100.0%         100.0%

SWAP COUNTERPARTY.............   It is expected that Merrill Lynch Capital
                                 Services, Inc., one of our affiliates and an
                                 affiliate of Merrill Lynch Mortgage Lending,
                                 Inc., one of the mortgage loan sellers, and of
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, one of the underwriters, will be
                                 the counterparty under the swap agreement
                                 relating to the class A-3FL certificates and
                                 the class A-4FC certificates. The obligations
                                 of Merrill Lynch Capital Services, Inc. under
                                 each of the swap agreements will be guaranteed
                                 by Merrill Lynch & Co., Inc., another one of
                                 our affiliates. As of the date of this
                                 prospectus supplement, Merrill Lynch & Co.,
                                 Inc. has been assigned senior unsecured debt
                                 ratings of "A+" by Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc., and "Aa3" by Moody's Investors
                                 Service, Inc. See "Description of the Swap
                                 Agreements" in this prospectus supplement.

                                      S-13

UNDERWRITERS..................   The underwriters for this offering are: Merrill
                                 Lynch, Pierce, Fenner & Smith Incorporated,
                                 Countrywide Securities Corporation, LaSalle
                                 Financial Services, Inc., Deutsche Bank
                                 Securities Inc., JPMorgan Securities Inc. and
                                 Morgan Stanley & Co. Incorporated. See "Method
                                 of Distribution" in this prospectus supplement.
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated is our affiliate and is an
                                 affiliate of one of the mortgage loan sellers.
                                 Countrywide Securities Corporation is an
                                 affiliate of another of the mortgage loan
                                 sellers. LaSalle Financial Services, Inc. is an
                                 affiliate of another of the mortgage loan
                                 sellers and of the certificate administrator.

                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, Countrywide Securities
                                 Corporation and LaSalle Financial Services,
                                 Inc. are acting as co-lead managers for this
                                 offering. Deutsche Bank Securities Inc.,
                                 JPMorgan Securities Inc. and Morgan Stanley &
                                 Co. Incorporated are acting as co-managers for
                                 this offering. Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and Countrywide Securities
                                 Corporation are acting as joint bookrunning
                                 managers in the following manner: Countrywide
                                 Securities Corporation is acting as sole
                                 bookrunning manager with respect to 6.5% of the
                                 class C certificates, and Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated is acting
                                 as sole bookrunning manager with respect to the
                                 remainder of the class C certificates and all
                                 other classes of offered certificates.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require, with
                                 respect to each mortgage loan, the related due
                                 date of that mortgage loan in December 2005 or,
                                 with respect to those mortgage loans, if any,
                                 that were originated in November 2005 and have
                                 their first due date in January 2006, December
                                 1, 2005 or, with respect to those mortgage
                                 loans, if any, that were originated in December
                                 2005 and have their first due date in February
                                 2006, the date of origination. All payments and
                                 collections received on each mortgage loan
                                 after the cut-off date, excluding any payments
                                 or collections that represent amounts due on or
                                 before that date, will belong to the trust
                                 fund.

                                 With respect to four (4) mortgage loans (loan
                                 numbers 19, 20, 24 and 86), representing 3.5%
                                 of the initial mortgage pool balance, which
                                 were originated in December 2005, the related
                                 mortgage loan seller will deposit, for the
                                 benefit of the trust, an amount that will cause
                                 the trust to receive, in January 2006, a full
                                 month's interest with respect to each of those
                                 mortgage loans. For purposes of determining
                                 distributions on the certificates, those
                                 supplemental interest payments should be
                                 considered payments by the related borrowers.

CLOSING DATE..................   The date of initial issuance for the offered
                                 certificates will be on or about December 28,
                                 2005.

                                      S-14

DETERMINATION DATE............   For any distribution date, the fourth business
                                 day prior to the distribution date.

                                 Notwithstanding the foregoing, the master
                                 servicer may make its determination as to the
                                 collections received in respect of certain
                                 mortgage loans as of a later date during each
                                 month because those mortgage loans provide for
                                 monthly debt-service payments to be due on a
                                 day later than the first day of each month, but
                                 which, subject to the applicable business day
                                 convention, is not later than the 8th day of
                                 each month. In addition, the MLMT Series
                                 2005-CKI1 master servicer may make its
                                 determination as to the collections received in
                                 respect of the Glendale Galleria trust mortgage
                                 loan as of an earlier date during each month.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "determination date" mean, as to each mortgage
                                 loan, the applicable determination date
                                 occurring in the same month as that
                                 distribution date.

DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in
                                 January 2006. During any given month, the
                                 distribution date will be the 12th day of such
                                 month or, if the 12th day is not a business
                                 day, the next succeeding business day.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date will be
                                 entitled to receive any payments on those
                                 certificates on the following distribution
                                 date.

RATED FINAL DISTRIBUTION
   DATE.......................   The rated final distribution date for each
                                 class of the offered certificates is the
                                 distribution date in January 2044.

ASSUMED FINAL DISTRIBUTION
   DATES......................   The distribution date on which each class of
                                 offered certificates is expected to be paid in
                                 full (or, in the case of the class X
                                 certificates, the distribution date on which
                                 its notional amount is expected to be reduced
                                 to zero), assuming, among other things, no
                                 delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or,
                                 except as contemplated by the next sentence,
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates, is set
                                 forth opposite that class in the table below.
                                 For purposes of the table, each mortgage loan
                                 with an anticipated repayment date is assumed
                                 to repay in full on its anticipated repayment
                                 date.

                                      S-15

                                         MONTH AND YEAR OF ASSUMED FINAL
                                 CLASS          DISTRIBUTION DATE
                                 -----   -------------------------------
                                  A-1              August 2010
                                  A-2             November 2010
                                  A-3             November 2012
                                 A-3FL            November 2012
                                  A-1A            December 2015
                                  A-SB               May 2015
                                  A-4             December 2015
                                 A-4FC            December 2015
                                   AM             December 2015
                                   AJ             December 2015
                                   B              December 2015
                                   C              December 2015
                                   D              December 2015

                                 See the maturity assumptions described under
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement for further assumptions
                                 that were taken into account in determining the
                                 assumed final distribution dates.

COLLECTION PERIOD.............   On any distribution date, amounts available for
                                 payment on the offered certificates will depend
                                 on the payments and other collections received,
                                 and any advances of payments due, on the
                                 mortgage loans during the related collection
                                 period. Each collection period--

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

                                 o    will begin on the day after the
                                      determination date in the immediately
                                      preceding month or, in the case of the
                                      first collection period, will begin
                                      immediately following the cut-off date;
                                      and

                                 o    will end on the determination date in the
                                      month of the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates, the class A-3FL REMIC
                                 II regular interest and the class A-4FC REMIC
                                 II regular interest on any distribution date
                                 will be a function of the interest accrued
                                 during the

                                      S-16

                                 related interest accrual period. The interest
                                 accrual period with respect to each class of
                                 interest-bearing certificates (exclusive of the
                                 class A-3FL certificates and the class A-4FC
                                 certificates) and with respect to the class
                                 A-3FL REMIC II regular interest and the class
                                 A-4FC REMIC II regular interest for any
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs. The interest accrual
                                 period for the class A-3FL certificates and the
                                 class A-4FC certificates for any distribution
                                 date will be the period from and including the
                                 12th day of the month preceding the month in
                                 which the related distribution date occurs (or,
                                 in the case of the first distribution date,
                                 from and including the date of initial issuance
                                 of the class A-3FL certificates and the class
                                 A-4FC certificates) to, and including, the 11th
                                 day of the month in which the related
                                 distribution date occurs; except that, if there
                                 is a continuing payment default on the part of
                                 the swap counterparty under the related swap
                                 agreement, or if the related swap agreement is
                                 terminated and not replaced, then the interest
                                 accrual period with respect to the class A-3FL
                                 and/or A-4FC certificates, as applicable, for
                                 any distribution date will be the calendar
                                 month preceding the month in which that
                                 distribution date occurs. Interest will be
                                 calculated with respect to each class of
                                 interest-bearing certificates (exclusive of the
                                 class A-3FL certificates) and with respect to
                                 the class A-3FL REMIC II regular interest and
                                 the class A-4FC REMIC II regular interest
                                 assuming that each interest accrual period
                                 consists of 30 days and each year consists of
                                 360 days, and interest will be calculated with
                                 respect to the class A-3FL certificates based
                                 upon the actual number of days in the related
                                 interest accrual period and a year consisting
                                 of 360 days; except that, if there is a
                                 continuing payment default on the part of the
                                 swap counterparty under the related swap
                                 agreement, or if the related swap agreement is
                                 terminated and not replaced, then the class
                                 A-3FL certificates will also accrue interest on
                                 the basis of a 360-day year consisting of
                                 twelve 30-day months.

LIBOR DETERMINATION DATE......   The applicable value of LIBOR, for purposes of
                                 calculating the pass-through rate for the class
                                 A-3FL certificates as well as the payment
                                 obligations under the related swap agreement,
                                 will initially be determined on the second
                                 LIBOR business day preceding the date of
                                 initial issuance of the offered certificates
                                 and will thereafter be determined monthly on
                                 the second LIBOR business day preceding the
                                 applicable interest accrual period.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue twenty-eight (28)
                                 classes of the certificates with an approximate
                                 total principal balance at initial issuance
                                 equal to $1,546,255,942. Thirteen (13) of those
                                 classes of the certificates are being offered
                                 by this prospectus supplement. The remaining
                                 classes of the certificates will be offered
                                 separately in a private offering.

                                      S-17

                                 The classes offered by this prospectus
                                 supplement are:

                                 o    class A-1, A-2, A-3, A-3FL, A-1A, A-SB,
                                      A-4 and A-4FC,

                                 o    class AM,

                                 o    class AJ,

                                 o    class B,

                                 o    class C, and

                                 o    class D.

                                 Distributions on the offered certificates will
                                 be made solely from collections on the mortgage
                                 pool. The offered certificates are
                                 mortgage-backed securities issued by the trust
                                 fund.

REGISTRATION AND
   DENOMINATIONS..............   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $25,000 initial principal balance and in any
                                 whole dollar denomination in excess of $25,000.

                                 You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company and they will be initially registered
                                 in the name of Cede & Co. as nominee for The
                                 Depository Trust Company. As a result, you will
                                 not receive a fully registered physical
                                 certificate representing your interest in any
                                 offered certificate, except under the limited
                                 circumstances described under "Description of
                                 the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement
                                 and under "Description of the
                                 Certificates--Book-Entry Registration" in the
                                 accompanying prospectus.

TOTAL PRINCIPAL BALANCE OR
   NOTIONAL AMOUNT AT INITIAL
   ISSUANCE...................   The table appearing under the caption
                                 "--Overview of the Series 2005-LC1
                                 Certificates" above identifies for each class
                                 of the certificates, excluding the class Z, R-I
                                 and R-II certificates, the approximate total
                                 initial principal balance or notional amount,
                                 as applicable, of that class.

                                 The actual total initial principal balance or
                                 notional amount of any class of certificates
                                 (and in the case of the class A-3FL
                                 certificates and the class A-4FC certificates,
                                 the A-3FL REMIC II regular interest or the
                                 class A-4FC REMIC II regular interest, as
                                 applicable) may be larger or smaller than the
                                 amount shown above, depending on the actual
                                 size of the initial mortgage pool balance or
                                 for other reasons. The actual size of the
                                 initial mortgage pool balance may be as much as
                                 5% larger or smaller than the amount presented
                                 in this prospectus supplement.

                                 The class A-1, A-2, A-3, A-3FL, A-1A, A-SB,
                                 A-4, A-4FC, AM, AJ, B, C, D, E, F, G, H, J, K,
                                 L, M, N, P and Q certificates are the only
                                 certificates with principal balances

                                      S-18

                                 and are sometimes referred to as the principal
                                 balance certificates. The principal balance of
                                 any of those certificates at any time
                                 represents the maximum amount that the holder
                                 may receive as principal out of cash flow
                                 received on or with respect to the mortgage
                                 loans.

                                 The total principal balance of the class A-3FL
                                 certificates will at all times equal the total
                                 principal balance of the class A-3FL REMIC II
                                 regular interest, and the total principal
                                 balance of the class A-4FC certificates will at
                                 all times equal the total principal balance of
                                 the class A-4FC REMIC II regular interest.

                                 The class X certificates do not have principal
                                 balances. They are interest-only certificates.
                                 For a description of the notional amounts of
                                 the class X certificates, see "Description of
                                 the Offered Certificates--General" in this
                                 prospectus supplement.

                                 The class R-I, R-II and Z certificates do not
                                 have principal balances or notional amounts.
                                 The class R-I and R-II certificates are
                                 residual interest certificates, and the holders
                                 of the class R-I and R-II certificates are not
                                 expected to receive any material payments. The
                                 class Z certificates represent the right to
                                 receive certain additional interest, if any,
                                 accrued and received in respect of mortgage
                                 loans after their anticipated repayment dates,
                                 if any.

PASS-THROUGH RATE.............   The table appearing under the caption
                                 "--Overview of the Series 2005-LC1
                                 Certificates" above provides the indicated
                                 information regarding the pass-through rate at
                                 which each interest-bearing class of the
                                 certificates will accrue interest.

                                 The pass-through rates for the class A-1
                                 certificates will be fixed at the rate per
                                 annum identified in the table appearing under
                                 the caption "--Overview of the Series 2005-LC1
                                 Certificates" above as the initial pass-through
                                 rate for the subject class.

                                 The pass-through rates for the class A-2, A-3,
                                 A-1A, A-SB, A-4, J, K, L, M, N, P and Q
                                 certificates will, in the case of each of these
                                 classes, be a variable rate that, with respect
                                 to any interest accrual period, is equal to the
                                 lesser of:

                                 (a)  the rate per annum identified in the table
                                      appearing under the caption "--Overview of
                                      the Series 2005-LC1 Certificates" above as
                                      the initial pass-through rate for the
                                      subject class, and

                                 (b)  a weighted average of the adjusted net
                                      mortgage interest rates on the mortgage
                                      loans for the related distribution date.

                                 The pass-through rate for the class AM, AJ, B,
                                 C, D, E, F, G, and H certificates will, in the
                                 case of each of these classes, be a variable
                                 rate that, with respect to any interest accrual
                                 period, is equal to a weighted average of the
                                 adjusted net mortgage interest rates on the
                                 mortgage loans for the related distribution

                                      S-19

                                 date minus, in the case of the class AM and AJ
                                 certificates, a class margin. That margin will
                                 be 0.113% in the case of the class AM
                                 certificates, and 0.054% in the case of the
                                 class AJ certificates.

                                 The pass-through rate for the class X
                                 certificates will be variable and will equal
                                 the weighted average of the respective strip
                                 rates at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the subject class of
                                 certificates. The total principal balance of
                                 each class of principal balance certificates
                                 will constitute a separate component of the
                                 total notional amount of the class X
                                 certificates. The class X strip rate applicable
                                 to the accrual of interest on any particular
                                 component of the total principal balance of the
                                 class X certificates will generally equal the
                                 excess, if any, of--

                                      1.   a weighted average of the adjusted
                                           net mortgage interest rates on the
                                           mortgage loans from time to time,
                                           over

                                      2.   the pass-through rate from time to
                                           time on the class of principal
                                           balance certificates whose total
                                           principal balance constitutes the
                                           subject component (or, in the case of
                                           each of the A-3FL and A-4FC classes,
                                           the pass-through rate from time to
                                           time on the corresponding REMIC II
                                           regular interest).

                                 For so long as the swap agreement relating to
                                 the class A-3FL certificates is in effect and
                                 there is no continuing payment default
                                 thereunder on the part of the related swap
                                 counterparty, the pass-through rate applicable
                                 to payments of interest to holders of the class
                                 A-3FL certificates for any interest accrual
                                 period will equal the value of LIBOR from time
                                 to time (which will be determined as described
                                 under "Description of the Offered
                                 Certificates--Calculation of Pass-Through
                                 Rates" in this prospectus supplement) plus
                                 0.2300%; except that, if and to the extent that
                                 the amount of interest payable with respect to
                                 the class A-3FL REMIC II regular interest out
                                 of collections and advances on the mortgage
                                 loans -- and, accordingly, the amount of
                                 interest payable to the related swap
                                 counterparty -- for any distribution date is
                                 less than 1/12 of the product of (a) 5.2890%,
                                 multiplied by (b) the total principal balance
                                 of the class A-3FL certificates immediately
                                 prior to that distribution date, then there
                                 will be a dollar-for-dollar reduction in the
                                 amounts payable under the related swap
                                 agreement or -- and, accordingly, in the actual
                                 payments of interest to the holders of the
                                 class A-3FL certificates on -- that
                                 distribution date. The pass-through rate for
                                 the class A-3FL REMIC II regular interest will
                                 be variable and, from time to time, will equal
                                 the lesser of (x) 5.2890% per annum and (y) a
                                 weighted average coupon derived from the
                                 adjusted net interest rates on the mortgage
                                 loans. However, if there is a continuing
                                 payment default on the part of the swap
                                 counterparty under the related swap agreement,
                                 or if the

                                      S-20

                                 related swap agreement is terminated and not
                                 replaced, then the pass-through rate applicable
                                 to the class A-3FL certificates will convert to
                                 the pass-through rate applicable to the class
                                 A-3FL REMIC II regular interest. See
                                 "Description of the Swap Agreements--The Swap
                                 Agreements" and "Description of the Offered
                                 Certificates--Payments" in this prospectus
                                 supplement.

                                 For so long as the swap agreement relating to
                                 the class A-4FC certificates is in effect and
                                 there is no continuing payment default
                                 thereunder on the part of the related swap
                                 counterparty, the pass-through rate applicable
                                 to payments of interest to holders of the class
                                 A-4FC certificates for any interest accrual
                                 period will equal the applicable CPI index rate
                                 from time to time (which will be determined as
                                 described under "Description of the Offered
                                 Certificates--Calculation of Pass-Through
                                 Rates" in this prospectus supplement) plus
                                 2.1400%; except that, if and to the extent that
                                 the amount of interest payable with respect to
                                 the class A-4FC REMIC II regular interest out
                                 of collections and advances on the mortgage
                                 loans -- and, accordingly, the amount of
                                 interest payable to the related swap
                                 counterparty -- for any distribution date is
                                 less than 1/12 of the product of (a) 5.2910%,
                                 multiplied by (b) the total principal balance
                                 of the class A-4FC certificates immediately
                                 prior to that distribution date, then there
                                 will be a dollar-for-dollar reduction in the
                                 amounts payable under the related swap
                                 agreement for -- and, accordingly, in the
                                 actual payments of interest to the holders of
                                 the class A-4FC certificates on -- that
                                 distribution date. The pass-through rate for
                                 the class A-4FC REMIC II regular interest will
                                 be variable and, from time to time, will equal
                                 the lesser of (x) 5.2910% per annum and (y) a
                                 weighted average coupon derived from the
                                 adjusted net interest rates on the mortgage
                                 loans. However, if there is a continuing
                                 payment default on the part of the swap
                                 counterparty under the related swap agreement,
                                 or if the related swap agreement is terminated
                                 and not replaced, then the pass-through rate
                                 applicable to the class A-4FC certificates will
                                 convert to the pass-through rate applicable to
                                 the class A-4FC REMIC II regular interest. See
                                 "Description of the Swap Agreements--The Swap
                                 Agreements" and "Description of the Offered
                                 Certificates--Payments" in this prospectus
                                 supplement.

                                 When we refer to the adjusted net mortgage
                                 interest rate of a mortgage loan in this
                                 "--Pass-Through Rate" subsection, we mean the
                                 net mortgage interest rate for that mortgage
                                 loan as calculated and adjusted in the manner
                                 described in the final bullet under "--Overview
                                 of the Series 2005-LC1 Certificates" above.

                                 For additional information regarding the
                                 pass-through rates for the interest-bearing
                                 classes of the certificates, see "Description
                                 of the Offered Certificates--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement.

                                      S-21

PAYMENTS

A.   GENERAL..................   For purposes of making distributions to the
                                 class A-1, A-2, A-3, A-1A, A-SB and A-4
                                 certificates and the class A-3FL REMIC II
                                 regular interest and the class A-4FC REMIC II
                                 regular interest, the mortgage loans will be
                                 deemed to consist of two distinct groups, loan
                                 group 1 and loan group 2. Loan group 1 will
                                 consist of 113 mortgage loans, with an initial
                                 loan group 1 balance of $1,321,152,625 and
                                 representing approximately 85.4% of the initial
                                 mortgage pool balance, that are secured by the
                                 various property types that constitute
                                 collateral for those mortgage loans. Loan group
                                 2 will consist of 29 mortgage loans, with an
                                 initial loan group 2 balance of $225,103,318
                                 and representing approximately 14.6% of the
                                 initial mortgage pool balance, that are secured
                                 by multifamily and manufactured housing
                                 community properties. Annex A-1 to this
                                 prospectus supplement sets forth the loan group
                                 designation with respect to each mortgage loan.

                                 On each distribution date, to the extent of
                                 available funds attributable to the mortgage
                                 loans as described below, the certificate
                                 administrator will make payments of interest
                                 and, except in the case of the class X
                                 certificates, principal to the holders of the
                                 following classes of certificates (or, in the
                                 case of the reference to "A-3FL" below, with
                                 respect to the class A-3FL REMIC II regular
                                 interest and, in the case of the reference to
                                 "A-4FC" below, with respect to the class A-4FC
                                 REMIC II regular interest), in the following
                                 order:

                                 PAYMENT ORDER              CLASS
                                 -------------   ---------------------------
                                        1        A-1, A-2, A-3, A-3FL, A-1A,
                                                   A-SB, A-4, A-4FC and X
                                        2                     AM
                                        3                     AJ
                                        4                     B
                                        5                     C
                                        6                     D
                                        7                     E
                                        8                     F
                                        9                     G
                                       10                     H
                                       11                     J
                                       12                     K
                                       13                     L
                                       14                     M
                                       15                     N
                                       16                     P
                                       17                     Q

                                 Payments of interest in respect of the class
                                 A-1, A-2, A-3, A-SB and A-4 certificates and
                                 the class A-3FL REMIC II regular interest and
                                 the class A-4FC REMIC II regular interest will
                                 be made pro rata, based on entitlement, to the
                                 extent of available funds attributable to the
                                 mortgage loans in loan group 1. Payments of
                                 interest in respect of the class A-1A
                                 certificates will be made to the extent of
                                 available funds attributable to the mortgage
                                 loans in loan group 2. Payments of interest on
                                 the class X certificates will be made and
                                 without

                                      S-22

                                 regard to loan groups. If, on any distribution
                                 date, the funds available for distribution are
                                 insufficient to pay in full the total amount of
                                 interest to be paid to any of the class A-1,
                                 A-2, A-3, A-1A, A-SB, A-4 and X certificates
                                 and/or the class A-3FL REMIC II regular
                                 interest and the class A-4FC REMIC II regular
                                 interest, then the funds available for
                                 distribution will be allocated among all these
                                 classes pro rata in accordance with their
                                 interest entitlements, without regard to loan
                                 groups.

                                 Allocation of principal payments among the
                                 class A-1, A-2, A-3, A-1A, A-SB, A-4 and X
                                 certificates and the class A-3FL REMIC II
                                 regular interest and the class A-4FC REMIC II
                                 regular interest is described under
                                 "--Payments--Payments of Principal" below. The
                                 class X certificates do not have principal
                                 balances and do not entitle their holders to
                                 payments of principal. See "Description of the
                                 Offered Certificates--Payments--Priority of
                                 Payments" in this prospectus supplement.

                                 The relative payment priority of the class
                                 A-3FL certificates is based solely on the
                                 priority of payments of interest and principal
                                 with respect to the class A-3FL REMIC II
                                 regular interest out of collections and
                                 advances on the mortgage loans. NO CLASS OF
                                 CERTIFICATES WILL PROVIDE ANY CREDIT SUPPORT TO
                                 THE CLASS A-3FL CERTIFICATES FOR A FAILURE BY
                                 THE RELATED SWAP COUNTERPARTY TO MAKE ANY
                                 PAYMENT UNDER THE RELATED SWAP AGREEMENT.

                                 Payments of interest made on or with respect to
                                 the class A-3FL REMIC II regular interest will
                                 be applied to make payments to the related swap
                                 counterparty and/or the holders of the class
                                 A-3FL certificates, as applicable. Payments of
                                 principal made on or with respect to the class
                                 A-3FL REMIC II regular interest will be applied
                                 to make payments of principal to the holders of
                                 the class A-3FL certificates.

                                 The relative payment priority of the class
                                 A-4FC certificates is based solely on the
                                 priority of payments of interest and principal
                                 with respect to the class A-4FC REMIC II
                                 regular interest out of collections and
                                 advances on the mortgage loans. NO CLASS OF
                                 CERTIFICATES WILL PROVIDE ANY CREDIT SUPPORT TO
                                 THE CLASS A-4FC CERTIFICATES FOR A FAILURE BY
                                 THE RELATED SWAP COUNTERPARTY TO MAKE ANY
                                 PAYMENT UNDER THE RELATED SWAP AGREEMENT.

                                 Payments of interest made on or with respect to
                                 the class A-4FC REMIC II regular interest will
                                 be applied to make payments to the related swap
                                 counterparty and/or the holders of the class
                                 A-4FC certificates, as applicable. Payments of
                                 principal made on or with respect to the class
                                 A-4FC REMIC II regular interest will be applied
                                 to make payments of principal to the holders of
                                 the class A-4FC certificates.

                                 No payments or other collections on the
                                 non-trust loans described under "--The Mortgage
                                 Loans and the Mortgaged Real Properties--Loan
                                 Combinations" below, which are not part of the
                                 trust fund, will be available for distributions
                                 on the

                                      S-23

                                 certificates. In addition, in the case of the
                                 Glendale Galleria loan combination, certain
                                 reimbursements to the MLMT Series 2005-CKI1
                                 master servicer, special servicer and trustee
                                 may affect distributions on the certificates.
                                 See "Description of the Mortgage Pool--Loan
                                 Combinations--Glendale Galleria Loan
                                 Combination" in this prospectus supplement.

B.   PAYMENTS OF INTEREST.....   Each class of certificates (other than the
                                 class Z, R-I and R-II certificates), the class
                                 A-3FL REMIC II regular interest and the class
                                 A-4FC REMIC II regular interest will bear
                                 interest. With respect to each interest-bearing
                                 class of certificates, the class A-3FL REMIC II
                                 regular interest and the class A-4FC REMIC II
                                 regular interest, that interest will accrue
                                 during each interest accrual period based
                                 upon--

                                 o    the pass-through rate applicable for the
                                      particular class of certificates, the
                                      class A-3FL REMIC II regular interest or
                                      the class A-4FC REMIC II regular interest,
                                      as the case may be, for that interest
                                      accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of certificates or the
                                      class A-3FL REMIC II regular interest or
                                      the class A-4FC REMIC II regular interest,
                                      as the case may be, outstanding
                                      immediately prior to the related
                                      distribution date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months (or, in the case of
                                      the class A-3FL certificates, for so long
                                      as the related swap agreement is in effect
                                      and there is no continuing payment default
                                      thereunder on the part of the related swap
                                      counterparty, based on the actual number
                                      of days in the applicable interest accrual
                                      period and the assumption that each year
                                      consists of 360 days).

                                 In addition, if the pass-through rate of the
                                 class A-3FL REMIC II regular interest or the
                                 class A-4FC REMIC II regular interest for any
                                 interest accrual period is limited by the
                                 weighted average of the adjusted net interest
                                 rates of the mortgage loans, then the amount by
                                 which the interest distributable with respect
                                 to the class A-3FL REMIC II regular interest or
                                 the class A-4FC REMIC II regular interest, as
                                 the case may be, is reduced as a result of that
                                 limitation will result in the amount of
                                 interest payable by the trust to the swap
                                 counterparty being reduced by that amount. As a
                                 result, there will be a dollar-for-dollar
                                 reduction in the amount payable by the related
                                 swap counterparty to the trust, and a
                                 corresponding dollar-for-dollar reduction in
                                 the amount of interest payable with respect to
                                 the class A-3FL certificates or the class A-4FC
                                 certificates, as the case may be, on that
                                 distribution date.

                                 A whole or partial prepayment on a mortgage
                                 loan may not be accompanied by the amount of
                                 one full month's interest on the prepayment. As
                                 and to the extent described under "Description
                                 of the Offered Certificates--Payments--Payments
                                 of Interest" in this prospectus supplement,
                                 these

                                      S-24

                                 shortfalls may be allocated (in the case of the
                                 class A-3FL certificates, through the class
                                 A-3FL REMIC II regular interest and, in the
                                 case of the class A-4FC certificates, through
                                 the class A-4FC REMIC II regular interest) to
                                 reduce the amount of accrued interest otherwise
                                 payable to the holders of the respective
                                 interest-bearing classes of the certificates
                                 (other than the class X certificates).

                                 On each distribution date, subject to available
                                 funds and the payment priorities described
                                 under "--Payments--General" above, you will be
                                 entitled to receive your proportionate share
                                 of: (a) all interest accrued with respect to
                                 your class of offered certificates during the
                                 related interest accrual period; plus (b) any
                                 interest that was payable with respect to your
                                 class of offered certificates (or, in the case
                                 of each of the class A-3FL certificates and the
                                 class A-4FC certificates, to the extent not
                                 otherwise payable to the related swap
                                 counterparty to make up prior shortfalls, that
                                 was payable with respect to the corresponding
                                 REMIC II regular interest) on all prior
                                 distribution dates, to the extent not
                                 previously paid; less (c) except in the case of
                                 the class X certificates, your class's (or, in
                                 the case of each of the class A-3FL
                                 certificates and the class A-4FC certificates,
                                 the corresponding REMIC II regular interest's)
                                 share of any shortfalls in interest collections
                                 due to prepayments on mortgage loans that are
                                 not offset by certain payments made by the
                                 master servicer.

                                 If, as described below under "--Payments of
                                 Principal," collections of principal are
                                 insufficient to make a full reimbursement for
                                 nonrecoverable advances, those amounts may be
                                 reimbursed from interest on the mortgage loans,
                                 thereby reducing the amount of interest
                                 otherwise distributable on the interest-bearing
                                 certificates on the related distribution date.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest,"
                                 "--Payments--Priority of Payments" and
                                 "--Calculation of Pass-Through Rates" in this
                                 prospectus supplement.

                                 No payments or other collections of interest on
                                 the non-trust loans described under "--The
                                 Mortgage Loans and the Mortgaged Real
                                 Properties--Loan Combinations" below, which are
                                 not part of the trust fund, will be available
                                 for distribution on the interest-bearing
                                 classes of the certificates.

C. SWAP AGREEMENTS............   The assets of the trust will include an
                                 interest rate swap agreement relating to the
                                 class A-3FL certificates and an interest rate
                                 swap agreement relating to the class A-4FC
                                 certificates.

                                 Under the swap agreement relating to the class
                                 A-3FL certificates, the initial notional amount
                                 of the swap agreement will be equal to the
                                 total initial principal balance of the class
                                 A-3FL certificates (and, correspondingly, of
                                 the class A-3FL REMIC II regular interest). The
                                 notional amount of that swap agreement for any
                                 distribution date will equal the total

                                      S-25

                                 principal balance of the class A-3FL
                                 certificates (and, correspondingly, of the
                                 class A-3FL REMIC II regular interest)
                                 immediately prior to that distribution date.
                                 The maturity date of that swap agreement will
                                 be the earlier of the rated final distribution
                                 date for the class A-3FL certificates and the
                                 date on which the notional amount of that swap
                                 agreement is zero (including as a result of the
                                 termination of the trust fund). Under the swap
                                 agreement relating to the class A-3FL
                                 certificates, the trust will generally be
                                 obligated to pay to the swap counterparty with
                                 respect to each distribution date, out of
                                 interest amounts paid or payable, as the case
                                 may be, with respect to the class A-3FL REMIC
                                 II regular interest, an amount equal to the sum
                                 of (i) any prepayment premiums or yield
                                 maintenance charges allocable to the class
                                 A-3FL REMIC II regular interest and (ii) 1/12th
                                 of the product of (A) the notional amount of
                                 the swap agreement for that distribution date
                                 and (B) 5.2890% per annum. The swap
                                 counterparty will generally be obligated to pay
                                 to the trust with respect to each distribution
                                 date an amount equal to the product of (i) the
                                 notional amount of the swap agreement for that
                                 distribution date, (ii) LIBOR plus 0.2300% per
                                 annum and (iii) a fraction, the numerator of
                                 which is the actual number of days elapsed
                                 during the interest accrual period with respect
                                 to the class A-3FL certificates for that
                                 distribution date, and the denominator of which
                                 is 360.

                                 If the pass-through rate on the class A-3FL
                                 REMIC II regular interest is reduced below
                                 5.2890% per annum or if there is an interest
                                 shortfall with respect to the class A-3FL REMIC
                                 II regular interest, then the amount payable by
                                 the trust to the swap counterparty with respect
                                 to any distribution date will be reduced by an
                                 amount equal to the excess, if any, of (1)
                                 1/12th of the product of (a) 5.2890%,
                                 multiplied by (b) the notional amount of the
                                 swap agreement for that distribution date over
                                 (2) the lesser of (x) 1/12th of the product of
                                 (i) a weighted average coupon derived from the
                                 adjusted net interest rates of the mortgage
                                 loans, multiplied by (ii) the notional amount
                                 of the swap agreement for that distribution
                                 date and (y) the amount of interest
                                 distributions with respect to the class A-3FL
                                 REMIC II regular interest pursuant to the
                                 priority of distributions on that distribution
                                 date. As a result, the amount payable by the
                                 swap counterparty to the trust with respect to
                                 the subject distribution date will be reduced
                                 (to not less than zero) by the exact same
                                 amount as the reduction determined as described
                                 in the immediately preceding sentence.

                                 If the reduction in the amount payable by the
                                 trust to the swap counterparty with respect to
                                 any distribution date, which reduction is
                                 determined as described in the second to last
                                 sentence of the prior paragraph, exceeds the
                                 total amount payable by the swap counterparty
                                 to the trust without regard to that reduction,
                                 then the swap counterparty will in the future
                                 be entitled to be reimbursed by the trust to
                                 the extent that such reduction more than offset
                                 the payment from the swap counterparty;
                                 provided that any such reimbursement payment
                                 from the trust will, with respect to any future
                                 distribution date,

                                      S-26

                                 generally be limited to the excess, if any, of
                                 (a) the amount of interest distributions with
                                 respect to the class A-3FL REMIC II regular
                                 interest with respect to that future
                                 distribution date, over (b) 1/12th of the
                                 product of (i) 5.2890% per annum and (ii) the
                                 notional amount of the swap agreement for that
                                 distribution date.

                                 Under the swap agreement relating to the class
                                 A-4FC certificates, the initial notional amount
                                 of the swap agreement will be equal to the
                                 total initial principal balance of the class
                                 A-4FC certificates (and, correspondingly, of
                                 the class A-4FC REMIC II regular interest). The
                                 notional amount of that swap agreement for any
                                 distribution date will equal the total
                                 principal balance of the class A-4FC
                                 certificates (and, correspondingly, of the
                                 class A-4FC REMIC II regular interest)
                                 immediately prior to that distribution date.
                                 The maturity date of that swap agreement will
                                 be the earlier of the rated final distribution
                                 date for the class A-4FC certificates and the
                                 date on which the notional amount of that swap
                                 agreement is zero (including as a result of the
                                 termination of the trust fund). Under the swap
                                 agreement relating to the class A-4FC
                                 certificates, the trust will generally be
                                 obligated to pay to the swap counterparty with
                                 respect to each distribution date, out of
                                 interest amounts paid or payable, as the case
                                 may be, with respect to the class A-4FC REMIC
                                 II regular interest, an amount equal to the sum
                                 of (i) any prepayment premiums or yield
                                 maintenance charges allocable to the class
                                 A-4FC REMIC II regular interest and (ii) 1/12th
                                 of the product of (A) the notional amount of
                                 the swap agreement for that distribution date
                                 and (B) 5.2910% per annum. The swap
                                 counterparty will generally be obligated to pay
                                 to the trust with respect to each distribution
                                 date an amount equal to the product of (i) the
                                 notional amount of the swap agreement for that
                                 distribution date and (ii) the applicable CPI
                                 index rate (which will be determined as
                                 described under "Description of the Offered
                                 Certificates--Calculation of Pass-Through
                                 Rates" in this prospectus supplement) plus
                                 2.1400% per annum.

                                 If the pass-through rate on the class A-4FC
                                 REMIC II regular interest is reduced below
                                 5.2910% per annum or if there is an interest
                                 shortfall with respect to the class A-4FC REMIC
                                 II regular interest, then the amount payable by
                                 the trust to the swap counterparty with respect
                                 to any distribution date will be reduced by an
                                 amount equal to the excess, if any, of (1)
                                 1/12th of the product of (a) 5.2910%,
                                 multiplied by (b) the notional amount of the
                                 swap agreement for that distribution date over
                                 (2) the lesser of (x) 1/12th of the product of
                                 (i) a weighted average coupon derived from the
                                 adjusted net interest rates of the mortgage
                                 loans, multiplied by (ii) the notional amount
                                 of the swap agreement for that distribution
                                 date and (y) the amount of interest
                                 distributions with respect to the class A-4FC
                                 REMIC II regular interest pursuant to the
                                 priority of distributions on that distribution
                                 date. As a result, the amount payable by the
                                 swap counterparty to the trust with respect to
                                 the subject distribution date will be reduced
                                 (to not less than

                                      S-27

                                 zero) by the exact same amount as the reduction
                                 determined as described in the immediately
                                 preceding sentence.

                                 If the reduction in the amount payable by the
                                 trust to the swap counterparty with respect to
                                 any distribution date, which reduction is
                                 determined as described in the second to last
                                 sentence of the prior paragraph, exceeds the
                                 total amount payable by the swap counterparty
                                 to the trust without regard to that reduction,
                                 then the swap counterparty will in the future
                                 be entitled to be reimbursed by the trust to
                                 the extent that such reduction more than
                                 offsets the payment from the swap counterparty;
                                 provided that any such reimbursement payment
                                 from the trust will, with respect to any future
                                 distribution date, generally be limited to the
                                 excess, if any, of (a) the amount of interest
                                 distributions with respect to the class A-4FC
                                 REMIC II regular interest with respect to that
                                 future distribution date, over (b) 1/12th of
                                 the product of (i) 5.2910% per annum and (ii)
                                 the notional amount of the swap agreement for
                                 that distribution date.

                                 Payments by the trust to each of the swap
                                 counterparties, and by each of the swap
                                 counterparties to the trust, as described above
                                 in this "--The Swap Agreements" section will,
                                 in general, be made on a net basis, and any
                                 such amounts paid to or retained by the trust
                                 will be available to make payments to the class
                                 A-3FL or the class A-4FC certificateholders.

                                 See "Risk Factors--Risks Relating to the Swap
                                 Agreements" and "Description of the Swap
                                 Agreements" in this prospectus supplement.

D.   PAYMENTS OF PRINCIPAL....   The class X, R-I, R-II and Z certificates do
                                 not have principal balances and do not entitle
                                 their holders to payments of principal. Subject
                                 to available funds and the payment priorities
                                 described under "--Payments--General" above,
                                 however, the holders of each class of principal
                                 balance certificates will be entitled to
                                 receive a total amount of principal over time
                                 equal to the initial principal balance of their
                                 particular class. The certificate administrator
                                 will be required to make payments of principal
                                 in a specified sequential order (in the case of
                                 the class A-3FL certificates, through the class
                                 A-3FL REMIC II regular interest and, in the
                                 case of the class A-4FC certificates, through
                                 the class A-4FC REMIC II regular interest) to
                                 ensure that--

                                 o    no payments of principal will be made to
                                      the holders of the class E, F, G, H, J, K,
                                      L, M, N, P or Q certificates until the
                                      total principal balance of the offered
                                      certificates is reduced to zero;

                                 o    no payments of principal will be made to
                                      the holders of the class AM, AJ, B, C or D
                                      certificates until, in the case of each of
                                      those classes, the total principal balance
                                      of all more senior classes of offered
                                      certificates is reduced to zero; and

                                      S-28

                                 o    except as described below in the following
                                      two paragraphs, payments of principal will
                                      be made--

                                 (i)  to, first, the holders of the class A-1
                                      certificates, second, the holders of the
                                      class A-2 certificates, third, the holders
                                      of the class A-3 certificates and the
                                      class A-3FL REMIC II regular interest, on
                                      a pro rata basis by balance, fourth, the
                                      holders of the class A-SB certificates,
                                      fifth, the holders of the class A-4
                                      certificates and the class A-4FC REMIC II
                                      regular interest, on a pro rata basis by
                                      balance, in that order, in an amount equal
                                      to the funds allocated to principal with
                                      respect to mortgage loans in loan group 1
                                      and, after the total principal balance of
                                      the class A-1A certificates has been
                                      reduced to zero, the funds allocated to
                                      principal with respect to mortgage loans
                                      in loan group 2, until the respective
                                      total principal balances of the class A-1
                                      certificates, class A-2 certificates,
                                      class A-3 certificates and class A-3FL
                                      REMIC II regular interest, pro rata, class
                                      A-SB certificates, class A-4 certificates
                                      and class A-4FC REMIC II regular interest,
                                      pro rata, in that order, are reduced to
                                      zero, and

                                 (ii) to the holders of the class A-1A
                                      certificates, in an amount equal to the
                                      funds allocated to principal with respect
                                      to mortgage loans in loan group 2 and,
                                      after the total principal balance of the
                                      class A-1, A-2, A-3, A-SB and A-4
                                      certificates, the class A-3FL REMIC II
                                      regular interest and the class A-4FC REMIC
                                      II regular interest has been reduced to
                                      zero, the funds allocated to principal
                                      with respect to mortgage loans in loan
                                      group 1, until the total principal balance
                                      of the class A-1A certificates is reduced
                                      to zero.

                                 The discussion in the foregoing paragraph
                                 notwithstanding, and except as otherwise
                                 described in the following paragraph, on each
                                 distribution date the total principal balance
                                 of the class A-SB certificates must, subject to
                                 available funds, be paid down, if necessary, to
                                 the scheduled principal balance for that class
                                 for that distribution date that is set forth on
                                 Annex E to this prospectus supplement before
                                 any payments of principal are made with respect
                                 to the class A-1, A-2, A-3 and A-4
                                 certificates, the class A-3FL REMIC II regular
                                 interest and the class A-4FC REMIC II regular
                                 interest.

                                 Because of losses on the mortgage loans and/or
                                 default-related or other unanticipated expenses
                                 of the trust, the total principal balance of
                                 the class AM, AJ, B, C, D, E, F, G, H, J, K, L,
                                 M, N, P and Q certificates could be reduced to
                                 zero at a time when the class A-1, A-2, A-3,
                                 A-1A, A-SB and A-4 certificates, the class
                                 A-3FL REMIC II regular interest and the class
                                 A-4FC REMIC II regular interest remain
                                 outstanding. If the total principal balance of
                                 the class AM, AJ, B, C, D, E, F, G, H, J, K, L,
                                 M, N, P and Q certificates is reduced to zero
                                 at a time when the class A-1, A-2, A-3, A-1A,
                                 A-SB and A-4 certificates, the class A-3FL
                                 REMIC II regular interest and the class A-4FC
                                 REMIC II regular interest, or any two or more
                                 of

                                      S-29

                                 those classes, remain outstanding, any payments
                                 of principal will be distributed to the holders
                                 of the outstanding class A-1, A-2, A-3, A-1A,
                                 A-SB and A-4 certificates and the class A-3FL
                                 REMIC II regular interest and the class A-4FC
                                 REMIC II regular interest, pro rata, rather
                                 than sequentially, in accordance with their
                                 respective principal balances and without
                                 regard to loan groups.

                                 In the case of the class A-3FL certificates,
                                 any payments of principal will first be made
                                 with respect to the class A-3FL REMIC II
                                 regular interest, after which corresponding
                                 payments of principal will be made to the class
                                 A-3FL certificateholders. All distributions of
                                 principal with respect to the class A-3FL REMIC
                                 II regular interest will be made to a
                                 segregated account or sub-account maintained by
                                 the trustee from which they will, in turn, be
                                 distributed to the holders of the class A-3FL
                                 certificates. The total principal balance of
                                 the class A-3FL certificates will equal the
                                 total principal balance of the class A-3FL
                                 REMIC II regular interest.

                                 In the case of the class A-4FC certificates,
                                 any payments of principal will first be made
                                 with respect to the class A-4FC REMIC II
                                 regular interest, after which corresponding
                                 payments of principal will be made to the class
                                 A-4FC certificateholders. All distributions of
                                 principal with respect to the class A-4FC REMIC
                                 II regular interest will be made to a
                                 segregated account or sub-account maintained by
                                 the certificate administrator from which they
                                 will, in turn, be distributed to the holders of
                                 the class A-4FC certificates. The total
                                 principal balance of the class A-4FC
                                 certificates will equal the total principal
                                 balance of the class A-4FC REMIC II regular
                                 interest.

                                 The total payments of principal to be made on
                                 the certificates on any distribution date will
                                 generally be a function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the mortgage loans during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      master servicer or the trustee; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      mortgage loans that are received during
                                      the related collection period.

                                 However, if the master servicer, the special
                                 servicer or the trustee reimburses itself out
                                 of general collections on the mortgage pool for
                                 any advance, together with any interest accrued
                                 on that advance, that it has determined is not
                                 recoverable out of collections on the related
                                 mortgage loan, then (subject to the discussions
                                 in the second and third following paragraphs)
                                 that advance, together with interest accrued on
                                 that advance, will be reimbursed first out of
                                 payments and other collections of principal on
                                 all the mortgage loans, thereby reducing the
                                 amount of principal

                                      S-30

                                 otherwise distributable on the principal
                                 balance certificates on the related
                                 distribution date, prior to being reimbursed
                                 out of payments and other collections of
                                 interest on all the mortgage loans.

                                 Additionally, if any advance, together with
                                 interest accrued on that advance, with respect
                                 to a defaulted mortgage loan remains
                                 unreimbursed following the time that the
                                 mortgage loan is modified and returned to
                                 performing status, then (subject to the
                                 discussion in the following two paragraphs and
                                 even though that advance has not been deemed
                                 nonrecoverable from collections on the related
                                 mortgage loan) the master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to reimbursement for that advance,
                                 with interest, on a monthly basis, out of
                                 payments and other collections of principal on
                                 all the mortgage loans after the application of
                                 those principal payments and collections to
                                 reimburse any party for advances that are
                                 nonrecoverable on a loan-specific basis as
                                 described in the prior paragraph, thereby
                                 reducing the amount of principal otherwise
                                 distributable in respect of the principal
                                 balance certificates on the related
                                 distribution date.

                                 Reimbursements of the advances described in the
                                 prior two paragraphs will generally be made
                                 first from principal collections on the
                                 mortgage loans included in the loan group which
                                 includes the mortgage loan in respect of which
                                 the advance was made, and if those collections
                                 are insufficient to make a full reimbursement,
                                 then from principal collections on the mortgage
                                 loans in the other loan group. As a result,
                                 distributions of principal of the class A-1,
                                 A-2, A-3, A-1A, A-SB and A-4 certificates or
                                 the class A-3FL REMIC II regular interest and
                                 the class A-4FC REMIC II regular interest may
                                 be reduced even if the advances being
                                 reimbursed were made in respect of mortgage
                                 loans included in the loan group that does not
                                 primarily relate to such class of certificates.

                                 If any advance described above is not
                                 reimbursed in whole on any distribution date
                                 due to insufficient principal collections or,
                                 in the case of an advance that is
                                 nonrecoverable on a loan-specific basis,
                                 interest collections on the mortgage pool
                                 during the related collection period, then the
                                 portion of that advance which remains
                                 unreimbursed will be carried over (in the case
                                 of any advance that is nonrecoverable, at the
                                 sole discretion of the party entitled to
                                 reimbursement), and continue to accrue
                                 interest, for reimbursement on the following
                                 distribution date.

                                 The payment of certain default-related or
                                 otherwise unanticipated expenses with respect
                                 to any mortgage loan may reduce the amounts
                                 allocable as principal of that mortgage loan
                                 and, accordingly, the principal distributions
                                 on the principal balance certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 and "--Payments--Priority of

                                      S-31

                                 Payments" and "--Payments on the Class A-3FL
                                 and Class A-4FC Certificates" in this
                                 prospectus supplement.

                                 No payments or other collections of principal
                                 on the non-trust loans described under "--The
                                 Mortgage Loans and the Mortgaged Real
                                 Properties--Loan Combinations" below, which are
                                 not part of the trust fund, will be available
                                 for distribution on the principal balance
                                 certificates.

E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans. Any distributions of those amounts would
                                 be in addition to the distributions of
                                 principal and interest described above.

                                 If any prepayment premium or yield maintenance
                                 charge is collected on any of the mortgage
                                 loans, then the certificate administrator will
                                 pay that amount in the proportions described
                                 under "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement, to--

                                 o    the holders of any of the class A-1, A-2,
                                      A-3, A-1A, A-SB, A-4, AM, AJ, B, C, D, E,
                                      F, G and/or H certificates, the class
                                      A-3FL REMIC II regular interest or the
                                      class A-4FC REMIC II regular interest that
                                      are then entitled to receive payments of
                                      principal with respect to the loan group
                                      that includes the prepaid mortgage loan;

                                 o    the swap counterparty; and/or

                                 o    the holders of the class X certificates;

                                 provided that, for so long as the related swap
                                 agreement is in effect and there is no
                                 continuing payment default thereunder, all
                                 prepayment premiums and yield maintenance
                                 charges allocable to the class A-3FL REMIC II
                                 regular interest or the class A-4FC REMIC II
                                 regular interest will be payable to the related
                                 swap counterparty; and provided further that,
                                 if the related swap agreement is no longer in
                                 effect, payments of prepayment premiums and
                                 yield maintenance charges to holders of the
                                 class A-3FL or A-4FC certificates will be based
                                 on the portion of those items allocable to the
                                 corresponding REMIC II regular interest.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the trust fund and losses realized
                                 in respect of the mortgage loans previously
                                 allocated to any class of certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.

                                      S-32

F. ALLOCATION OF ADDITIONAL
   INTEREST...................   On each distribution date, certain additional
                                 interest collected during the related
                                 collection period on a mortgage loan after its
                                 anticipated repayment date (if any) will be
                                 distributed to the holders of the class Z
                                 certificates. See "Description of the Offered
                                 Certificates--Payments--Payments of Additional
                                 Interest" in this prospectus supplement.

EFFECT OF LOSSES ON THE
   MORTGAGE LOANS AND OTHER
   UNANTICIPATED EXPENSES.....   Because of losses on the mortgage loans,
                                 reimbursements of advances determined to be
                                 nonrecoverable on a loan-specific basis and
                                 interest on such advances and/or
                                 default-related and other unanticipated
                                 expenses of the trust, the total principal
                                 balance of the mortgage pool, less any related
                                 outstanding advances of principal, may fall
                                 below the total principal balance of the
                                 principal balance certificates. For purposes of
                                 this determination only, effect will not be
                                 given to any reductions of the principal
                                 balance of any mortgage loan for payments of
                                 principal collected on the mortgage loans that
                                 were used to reimburse any advances outstanding
                                 after a workout of another mortgage loan to the
                                 extent those advances are not otherwise
                                 determined to be nonrecoverable on a
                                 loan-specific basis. If and to the extent that
                                 those losses, reimbursements and expenses cause
                                 the total principal balance of the mortgage
                                 pool, less any related outstanding advances of
                                 principal, to be less than the total principal
                                 balance of the principal balance certificates
                                 following the payments made on the certificates
                                 on any distribution date, the total principal
                                 balances of the following classes of principal
                                 balance certificates (or, in the case of the
                                 reference to "A-3FL" below, the class A-3FL
                                 REMIC II regular interest and, in the case of
                                 the reference to "A-4FC" below, the class A-4FC
                                 REMIC II regular interest) will be successively
                                 reduced in the following order, until the
                                 deficit is eliminated:

                                 REDUCTION ORDER              CLASS
                                 ---------------   ---------------------------
                                         1                      Q
                                         2                      P
                                         3                      N
                                         4                      M
                                         5                      L
                                         6                      K
                                         7                      J
                                         8                      H
                                         9                      G
                                        10                      F
                                        11                      E
                                        12                      D
                                        13                      C
                                        14                      B
                                        15                      AJ
                                        16                      AM
                                        17         A-1, A-2, A-3, A-3FL, A-1A,
                                                       A-SB, A-4 and A-4FC

                                 Any reduction to the total principal balances
                                 of the class A-1, A-2, A-3, A-1A, A-SB and A-4
                                 certificates, the class A-3FL REMIC II regular
                                 interest and the class A-4FC REMIC II

                                      S-33

                                 regular interest will be made on a pro rata
                                 basis in accordance with the relative sizes of
                                 those principal balances.

                                 Although losses on the mortgage loans,
                                 extraordinary expenses and available funds
                                 shortfalls will not be directly allocated to
                                 the class A-3FL and/or A-4FC certificates, such
                                 losses and shortfalls may be allocated to the
                                 class A-3FL REMIC II regular interest or to the
                                 class A-4FC REMIC II regular interest, as the
                                 case may be, in reduction of the total
                                 principal balance thereof, and the amount of
                                 its interest entitlement, respectively. Any
                                 decrease in the total principal balance of the
                                 class A-3FL REMIC II regular interest or the
                                 class A-4FC REMIC II regular interest will
                                 result in a corresponding decrease in the total
                                 principal balance of the class A-3FL
                                 certificates or the class A-4FC certificates,
                                 as applicable, and any interest shortfalls
                                 suffered by the class A-3FL REMIC II regular
                                 interest or the class A-4FC REMIC II regular
                                 interest (for whatever reason) will reduce the
                                 amount of interest distributed on the class
                                 A-3FL certificates or the class A-4FC
                                 certificates, as applicable, to the extent
                                 described in this prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Reductions to Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   Except as described in the next two paragraphs,
                                 the master servicer will be required to make
                                 advances of principal and/or interest due on
                                 the mortgage loans (including the Glendale
                                 Galleria trust mortgage loan) with respect to
                                 any delinquent monthly payments, other than
                                 balloon payments. In addition, the trustee must
                                 make any of those advances that the master
                                 servicer is required to but fails to make. As
                                 described under "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" in this prospectus supplement, any
                                 party that makes an advance will be entitled to
                                 be reimbursed for the advance, together with
                                 interest at the prime rate, as described in
                                 that section of this prospectus supplement.

                                 Notwithstanding the foregoing, neither the
                                 master servicer nor the trustee will be
                                 required to make any advance that it determines
                                 (together with interest accrued on that
                                 advance), in its reasonable judgment, will not
                                 be recoverable from proceeds of the related
                                 mortgage loan. The trustee will be entitled to
                                 rely on any determination of non-recoverability
                                 made by the master servicer. The special
                                 servicer may also determine that any interest
                                 and/or principal advance made or proposed to be
                                 made by the master servicer or the trustee is
                                 not or will not be, as applicable, recoverable,
                                 together with interest accrued on that advance,
                                 from proceeds of the mortgage loan to which
                                 that advance relates, and the master servicer
                                 and the trustee will conclusively rely on any
                                 determination of

                                      S-34

                                 nonrecoverability made by the special servicer
                                 and will be required to act in accordance with
                                 that determination. The special servicer,
                                 however, will not be entitled to reverse a
                                 non-recoverability determination made by the
                                 master servicer.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 of the Mortgage Loans--Required Appraisals" in,
                                 and describe in the glossary to, this
                                 prospectus supplement occur or exist with
                                 respect to any mortgage loan or the mortgaged
                                 real property for that mortgage loan (excluding
                                 the Glendale Galleria trust mortgage loan), the
                                 special servicer will be obligated to obtain a
                                 new appraisal or, at the special servicer's
                                 option in cases involving mortgage loans with
                                 relatively small principal balances, conduct a
                                 valuation of that property. If, based on that
                                 appraisal or other valuation, it is determined
                                 that the sum of the principal balance of the
                                 subject mortgage loan plus other delinquent
                                 amounts due under the subject mortgage loan
                                 exceeds 90% of the new estimated value of the
                                 related mortgaged real property, which value
                                 may be reduced by the special servicer based on
                                 its review of the related appraisal and other
                                 relevant information, plus certain other
                                 amounts, then the amount otherwise required to
                                 be advanced with respect to interest on that
                                 mortgage loan will be reduced in the same
                                 proportion that the excess, sometimes referred
                                 to as an appraisal reduction amount, bears to
                                 the principal balance of the mortgage loan,
                                 which will be deemed to be reduced by any
                                 outstanding advances of principal in respect of
                                 that mortgage loan. In the event advances of
                                 interest are so reduced, funds available to
                                 make payments on the certificates then
                                 outstanding will be reduced. Due to the
                                 payments priorities, any reduction will first
                                 reduce the funds available to pay interest on
                                 the most subordinate interest-bearing class of
                                 certificates (or, in the case of the class
                                 A-3FL certificates and A-4FC certificates, on
                                 the corresponding REMIC II regular interest)
                                 outstanding.

                                 The calculation of any appraisal reduction
                                 amount, as described in the preceding
                                 paragraph, in respect of the East Empire
                                 Industrial Portfolio trust mortgage loan and
                                 the Surfside Garden Apartments trust mortgage
                                 loan will take into account the related
                                 non-trust loans. The special servicer will
                                 determine whether an appraisal reduction amount
                                 exists with respect to the entire subject loan
                                 combination based on a calculation that
                                 generally treats the subject loan combination
                                 as if it were a single mortgage loan. Any
                                 resulting appraisal reduction amount with
                                 respect to the subject loan combination will be
                                 allocated, first to the related subordinate
                                 non-trust loans (up to the amount of the
                                 outstanding principal balance of those
                                 subordinate non-trust loans), and then to the
                                 related trust mortgage loan.

                                 In the case of the Glendale Galleria trust
                                 mortgage loan, if adverse events or
                                 circumstances similar to those referred to
                                 above occur or exist with respect to the
                                 Glendale Galleria loan combination, the MLMT
                                 Series 2005-CKI1 special servicer

                                      S-35

                                 will be similarly required to obtain a new
                                 appraisal and determine, in a manner similar to
                                 the foregoing discussion, whether an appraisal
                                 reduction amount exists with respect to the
                                 Glendale Galleria loan combination, which would
                                 be treated as a single mortgage loan for those
                                 purposes, taking into account the Glendale
                                 Galleria non-trust loans. Any resulting
                                 appraisal reduction amount with respect to the
                                 Glendale Galleria loan combination will be
                                 allocated, first to the Glendale Galleria
                                 subordinate non-trust loans (up to the amount
                                 of the outstanding principal balance of those
                                 subordinate non-trust loans), and then to the
                                 Glendale Galleria trust mortgage loan and the
                                 Glendale Galleria pari passu non-trust mortgage
                                 loan, on a pro rata (by principal balance) and
                                 pari passu basis. The interest portion of any
                                 advance in respect of a delinquent debt service
                                 payment with respect to the Glendale Galleria
                                 trust mortgage loan will be reduced as a result
                                 of an appraisal reduction calculation by the
                                 MLMT Series 2005-CKI1 master servicer that
                                 results in a portion of the resulting appraisal
                                 reduction amount being allocated to that
                                 mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" and "Servicing of the Mortgage
                                 Loans--Required Appraisals" in this prospectus
                                 supplement. See also "Description of the
                                 Certificates--Advances" in the accompanying
                                 prospectus.

REPORTS TO
   CERTIFICATEHOLDERS.........   On each distribution date, the certificate
                                 administrator will make available on its
                                 internet website, initially located at
                                 www.etrustee.net, or provide on request, to the
                                 registered holders of the offered certificates,
                                 a monthly report substantially in the form of
                                 Annex D to this prospectus supplement. The
                                 certificate administrator's report will detail,
                                 among other things, the distributions made to
                                 the certificateholders on that distribution
                                 date and the performance of the mortgage loans
                                 and the mortgaged real properties.

                                 You may also review on the certificate
                                 administrator's website or, upon reasonable
                                 prior notice, at the trustee's or certificate
                                 administrator's offices during normal business
                                 hours, a variety of information and documents
                                 that pertain to the mortgage loans and the
                                 mortgaged real properties for those loans. We
                                 expect that the additional information and
                                 documents available at the trustee's or
                                 certificate administrator's offices will
                                 include loan documents, borrower operating
                                 statements, rent rolls and property inspection
                                 reports, to the extent received by the trustee
                                 or certificate administrator.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL AND OTHER
   TERMINATION................   Specified parties to the transaction may
                                 purchase all of the mortgage loans and any
                                 foreclosure properties remaining in the trust
                                 fund, and thereby terminate the trust and
                                 retire the then outstanding certificates, when
                                 the aggregate principal

                                      S-36

                                 balance of the mortgage loans, less any
                                 outstanding advances of principal, is less than
                                 approximately 1.0% of the initial mortgage pool
                                 balance.

                                 In addition, if, following the date on which
                                 the total principal balances of the class A-1,
                                 A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, AM,
                                 AJ, B, C and D certificates are reduced to
                                 zero, all of the remaining certificates (but
                                 excluding the class Z, R-I and R-II
                                 certificates) are held by the same
                                 certificateholder, the trust fund may also be
                                 terminated, subject to such additional
                                 conditions as may be set forth in the pooling
                                 and servicing agreement, in connection with an
                                 exchange of all the remaining certificates
                                 (other than the class Z, R-I and R-II
                                 certificates) for all the mortgage loans and
                                 any foreclosure properties remaining in the
                                 trust fund at the time of exchange.

                                 See "Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, we provide summary information
                                 with respect to the mortgage loans that we
                                 intend to include in the trust fund. For more
                                 detailed information regarding those mortgage
                                 loans, you should review the following sections
                                 in this prospectus supplement:

                                 o    "Description of the Mortgage Pool";

                                 o    "Risk Factors--Risks Related to the
                                      Mortgage Loans";

                                 o    Annex A-1--Certain Characteristics of the
                                      Mortgage Loans;

                                 o    Annex A-2--Certain Statistical Information
                                      Regarding the Mortgage Loans;

                                 o    Annex A-3--Glendale Galleria Mortgage Loan
                                      Amortization Schedule;

                                 o    Annex B--Certain Characteristics Regarding
                                      Multifamily Properties; and

                                 o    Annex C--Structural and Collateral Term
                                      Sheet (which contains a description of the
                                      ten largest mortgage loans or groups of
                                      cross-collateralized mortgage loans).

                                 When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the mortgage loans that are to be
                                 included in the trust fund, please note that--

                                 o    all numerical information provided with
                                      respect to the mortgage loans is provided
                                      on an approximate basis;

                                 o    all cut-off date principal balances assume
                                      the timely receipt of the scheduled
                                      payments for each mortgage loan and that
                                      no prepayments occur prior to the cut-off
                                      date;

                                      S-37

                                 o    all weighted average information provided
                                      with respect to the mortgage loans
                                      reflects a weighting of the subject
                                      mortgage loans based on their respective
                                      cut-off date principal balances; the
                                      initial mortgage pool balance will equal
                                      the total cut-off date principal balance
                                      of the entire mortgage pool and the
                                      initial loan group 1 balance and the
                                      initial loan group 2 balance will each
                                      equal the total cut-off date principal
                                      balance of the mortgage loans in the
                                      subject loan group; we show the cut-off
                                      date principal balance for each of the
                                      mortgage loans on Annex A-1 to this
                                      prospectus supplement;

                                 o    when information with respect to the
                                      mortgage loans is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the percentages are based upon
                                      the cut-off date principal balances of the
                                      subject mortgage loans;

                                 o    when information with respect to the
                                      mortgaged real properties is expressed as
                                      a percentage of the initial mortgage pool
                                      balance, the percentages are based upon
                                      the cut-off date principal balances of the
                                      related mortgage loans;

                                 o    if any mortgage loan is secured by
                                      multiple mortgaged real properties, the
                                      related cut-off date principal balance has
                                      been allocated among the individual
                                      properties based on any of (i) an
                                      individual property's appraised value as a
                                      percentage of the total appraised value of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan, (ii) an
                                      individual property's underwritten net
                                      operating income as a percentage of the
                                      total underwritten net operating income of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan and (iii) an
                                      allocated loan balance specified in the
                                      related loan documents;

                                 o    unless specifically indicated otherwise
                                      (for example, with respect to
                                      loan-to-value and debt service coverage
                                      ratios and cut-off date balances per unit
                                      of mortgaged real property, in which
                                      cases, the Glendale Galleria pari passu
                                      non-trust loan is taken into account),
                                      statistical information presented in this
                                      prospectus supplement with respect to the
                                      Glendale Galleria trust mortgage loan
                                      excludes the related non-trust loans;

                                 o    unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to any
                                      mortgage loan in the trust that is part of
                                      an A/B loan combination excludes the
                                      related subordinate non-trust loans;

                                 o    statistical information regarding the
                                      mortgage loans may change prior to the
                                      date of initial issuance of the offered
                                      certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, which may result in the

                                      S-38

                                      initial mortgage pool balance being as
                                      much as 5% larger or smaller than
                                      indicated;

                                 o    the sum of numbers presented in any column
                                      within a table may not equal the indicated
                                      total due to rounding; and

                                 o    when a mortgage loan is identified by loan
                                      number, we are referring to the loan
                                      number indicated for that mortgage loan on
                                      Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS..   We are not the originator of the mortgage loans
                                 that we intend to include in the trust. We will
                                 acquire the mortgage loans from three separate
                                 parties. Each of those mortgage loans was
                                 originated by--

                                 o    the related mortgage loan seller from whom
                                      we acquired the mortgage loan; or

                                 o    an affiliate of the related mortgage loan
                                      seller; or

                                 o    an unaffiliated third party from whom the
                                      related mortgage loan seller (or an
                                      affiliate of the related mortgage loan
                                      seller) acquired the subject mortgage
                                      loan.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans is the obligation of
                                 a borrower to repay a specified sum with
                                 interest. Each of the mortgage loans is secured
                                 by a first mortgage lien on the fee and/or
                                 leasehold interest of the related borrower or
                                 another party in one or more commercial,
                                 multifamily or manufactured housing community
                                 real properties. Each mortgage lien may be
                                 subject to one or more of the limited permitted
                                 encumbrances that we describe in the glossary
                                 to this prospectus supplement.

                                 All of the mortgage loans are or should be
                                 considered nonrecourse. None of the mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality, by any
                                 private mortgage insurer, by any mortgage loan
                                 seller or by any of the parties to the pooling
                                 and servicing agreement.

                                 Each of the mortgage loans currently accrues
                                 interest at the annual rate specified with
                                 respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to a mortgage loan
                                 that has an anticipated repayment date, the
                                 mortgage interest rate for each mortgage loan
                                 is, in the absence of default, fixed for the
                                 entire term of the mortgage loan.

A. Partial Interest-Only
   Balloon Loans..............   Sixty-three (63) of the mortgage loans,
                                 representing approximately 65.7% of the initial
                                 mortgage pool balance (comprised of fifty-one
                                 (51) mortgage loans in loan group 1,
                                 representing approximately 65.6% of the initial
                                 loan group 1 balance and twelve (12) mortgage
                                 loans in loan group 2,

                                      S-39

                                 representing approximately 66.3% of the initial
                                 loan group 2 balance), require:

                                 o    the payment of interest only on each due
                                      date until the expiration of a designated
                                      period;

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period based on an amortization schedule
                                      that is significantly longer than its
                                      remaining term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

B. Interest-Only Balloon
   Loans......................   Three (3) of the mortgage loans, representing
                                 approximately 3.8% of the initial mortgage pool
                                 balance (and representing approximately 4.5% of
                                 the initial loan group 1 balance), require the
                                 payment of interest only for the entire term of
                                 the mortgage loan and the payment of all
                                 principal on the maturity date.

C. Amortizing Balloon Loans...   Seventy-three (73) of the mortgage loans,
                                 representing approximately 29.5% of the initial
                                 mortgage pool balance (comprised of fifty-six
                                 (56) mortgage loans in the loan group 1,
                                 representing approximately 28.8% of the initial
                                 loan group 1 balance and seventeen (17)
                                 mortgage loans in the loan group 2,
                                 representing approximately 33.7% of the initial
                                 loan group 2 balance), provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

                                 These 73 balloon loans do not include any of
                                 the mortgage loans described under "--Partial
                                 Interest-Only Balloon Loans" or
                                 "--Interest-Only Balloon Loans" above.

D. ARD Loans..................   One (1) mortgage loan (loan number 48),
                                 representing approximately 0.6% of the initial
                                 mortgage pool balance (and representing
                                 approximately 0.8% of the initial loan group 1
                                 balance), is an ARD loan and as such provides
                                 for material changes to its terms to encourage
                                 the borrower to pay the mortgage loan in full
                                 by a specified date. We consider that date to
                                 be the anticipated repayment date for such ARD
                                 loan. There can be no assurance, however, that
                                 these incentives will result in this loan being
                                 paid in full on or before its anticipated
                                 repayment date. The changes to the loan terms,
                                 which will become effective as of the
                                 anticipated repayment date, include:

                                 o    accrual of interest at a rate in excess of
                                      the initial mortgage interest rate with
                                      the additional interest to be deferred and
                                      payable only after the outstanding
                                      principal balance of the mortgage loan is
                                      paid in full; and

                                 o    applying excess cash flow from the
                                      mortgaged real property to pay down the
                                      principal amount of the

                                      S-40

                                      mortgage loan, which payment of principal
                                      will be in addition to the principal
                                      portion of the normal monthly debt service
                                      payment.

LOAN COMBINATIONS.............   Three (3) mortgage loans are, in each case,
                                 part of a loan combination comprised of two (2)
                                 or more mortgage loans that are obligations of
                                 the same borrower, only one of which will be
                                 included in the trust fund. The remaining
                                 mortgage loan(s) in a loan combination will not
                                 be included in the trust fund, although all of
                                 the mortgage loans in the subject loan
                                 combination are together secured by the same
                                 mortgage instrument(s) encumbering the same
                                 mortgaged real property or properties. A
                                 non-trust mortgage loan may be subordinate or
                                 pari passu in right of payment with the
                                 underlying mortgage loan in the same loan
                                 combination in the event of default.

                                 The following trust mortgage loans are each
                                 part of a loan combination:

                                                                          ORIGINAL                                U/W NCF DSCR AND
                                                                     PRINCIPAL BALANCE     ORIGINAL PRINCIPAL       CUT-OFF DATE
  MORTGAGED PROPERTY NAME (AS                         % OF INITIAL    OF RELATED PARI      BALANCE OF RELATED     LOAN-TO-VALUE OF
IDENTIFIED ON ANNEX A-1 TO THIS      CUT-OFF DATE       MORTGAGE      PASSU NON-TRUST    SUBORDINATE NON-TRUST       ENTIRE LOAN
     PROSPECTUS SUPPLEMENT)       PRINCIPAL BALANCE   POOL BALANCE        LOAN(S)               LOAN(S)              COMBINATION
-------------------------------   -----------------   ------------   -----------------   ---------------------   -----------------

1. Glendale Galleria                 $125,702,137         8.1%          $154,000,000      $40,000,000(B Note)          58.6%
                                                                                          $50,000,000(C Note)          1.38x

2. East Empire Industrial            $ 11,850,000         0.8%              N/A           $   750,000(B Note)          76.5%
   Portfolio                                                                                                           1.10x

3. Surfside Garden Apartments        $  1,996,143         0.1%              N/A           $   125,000(B Note)          81.6%
                                                                                                                       1.24x

A. Glendale Galleria Loan
   Combination................   One (1) mortgage loan (loan number 1), which we
                                 refer to in this prospectus supplement as the
                                 Glendale Galleria trust mortgage loan, has a
                                 cut-off date principal balance of $125,702,137,
                                 representing approximately 8.1% of the initial
                                 mortgage pool balance (and representing
                                 approximately 9.5% of the initial loan group 1
                                 balance). This mortgage loan is one of a group
                                 of loans made to the same borrower that are
                                 secured by a single mortgage instrument on the
                                 same mortgaged real property, which we refer to
                                 in this prospectus supplement as the Glendale
                                 Galleria loan combination. The payment priority
                                 between the loans comprising the Glendale
                                 Galleria loan combination is such that the
                                 Glendale Galleria trust mortgage loan is

                                 o    pari passu in right of payment and in
                                      other respects with one of the Glendale
                                      Galleria non-trust loans, which we refer
                                      to in this prospectus supplement as the
                                      Glendale Galleria pari passu non-trust
                                      loan and has an unpaid principal balance
                                      of $153,635,946 as of the cut-off date;
                                      and

                                 o    senior in right of payment to the
                                      remaining Glendale Galleria non-trust
                                      loans, which are grouped into two (2)
                                      tiers of relative seniority--a "B-note"
                                      tier and a "C-note" tier--having aggregate
                                      unpaid principal balances of

                                      S-41

                                      $39,905,440 and $49,891,968, respectively,
                                      as of the cut-off date.

                                 The intercreditor agreement for the Glendale
                                 Galleria loan combination provides that the
                                 Glendale Galleria loan combination is to be
                                 serviced and administered pursuant to the MLMT
                                 Series 2005-CKI1 pooling and servicing
                                 agreement. Amounts attributable to the
                                 non-trust loans in the Glendale Galleria loan
                                 combination will not be assets of the trust
                                 fund and will be beneficially owned by
                                 respective holders of the non-trust loans.

                                 See "Description of the Mortgage Pool--Loan
                                 Combinations--Glendale Galleria Loan
                                 Combination" in this prospectus supplement.

B. East Empire Industrial
   Portfolio Loan Combination
   and Surfside Garden
   Apartments Loan
   Combination................   Two (2) mortgage loans, identified by loan
                                 numbers 36 and 117, and representing
                                 approximately 0.8% and 0.1%, respectively, of
                                 the initial mortgage pool balance and
                                 approximately 0.9% of the initial loan group 1
                                 and 0.9% of the initial loan group 2 balance,
                                 respectively, are, in each case, evidenced by
                                 one of two promissory notes that are secured by
                                 a single mortgage instrument on a single
                                 mortgaged real property. Each related non-trust
                                 loan, referred to in this prospectus supplement
                                 as a B-note loan, will not be part of the trust
                                 fund and is in certain respects subordinated to
                                 the related mortgage loan that will be in the
                                 trust fund.

                                 The intercreditor agreement for each of those
                                 groups of loans, which we refer to in this
                                 prospectus supplement as A/B loan combinations,
                                 generally allocates collections in respect of
                                 such loans after a material default first to
                                 amounts due on the mortgage loan in the trust
                                 fund and second to amounts due on the related
                                 B-note loan. The master servicer and special
                                 servicer will service and administer each A/B
                                 loan combination pursuant to the pooling and
                                 servicing agreement and the related
                                 intercreditor agreement. Each intercreditor
                                 agreement allows the trust fund and the holder
                                 of the related B-note loan to receive separate
                                 collections of principal and interest prior to,
                                 and following the cure of, any material
                                 defaults. Amounts attributable to any B-note
                                 loan will not be assets of the trust fund and
                                 will be beneficially owned by the holder of
                                 that B-note loan.

                                 See "Description of the Mortgage Pool--Loan
                                 Combinations--A/B Loan Combinations" in this
                                 prospectus supplement.

DELINQUENCY STATUS............   None of the mortgage loans was thirty (30) days
                                 or more delinquent with respect to any monthly
                                 debt service payment as of its cut-off date or
                                 at any time during the 12-month period
                                 preceding that date.

PREPAYMENT LOCK-OUT PERIODS...   Except as described under "--Prepayment
                                 Consideration" below and "Description of the
                                 Mortgage Pool--Terms and

                                      S-42

                                 Conditions of the Mortgage Loans--Prepayment
                                 Lock-out Periods" in this prospectus supplement
                                 with respect to one (1) mortgage loan (loan
                                 number 9), all of the mortgage loans restrict
                                 prepayment for a particular period commonly
                                 referred to as a lock-out period and, in most
                                 cases (see "--Defeasance" below), a period
                                 during which the subject mortgage loan may be
                                 defeased but not prepaid. The weighted average
                                 remaining lock-out period and defeasance period
                                 of the mortgage loans is approximately 107.2
                                 payment periods.

DEFEASANCE....................   One hundred thirty-four (134) of the mortgage
                                 loans, representing approximately 95.1% of the
                                 initial mortgage pool balance (comprised of one
                                 hundred six (106) mortgage loans in loan group
                                 1, representing approximately 94.5% of the
                                 initial loan group 1 balance, and twenty-eight
                                 (28) mortgage loans in loan group 2,
                                 representing 99.0% of the initial loan group 2
                                 balance), permit the related borrower, under
                                 certain conditions, to obtain a full or partial
                                 release of the mortgaged real property from the
                                 mortgage lien by delivering U.S. Treasury
                                 obligations or other non-callable government
                                 securities as substitute collateral. None of
                                 these mortgage loans permits defeasance prior
                                 to the second anniversary of the date of
                                 initial issuance of the certificates. The
                                 payments on the defeasance collateral are
                                 required to be at least equal to an amount
                                 sufficient to make, when due, all debt service
                                 payments on the defeased mortgage loan or
                                 allocated to the related mortgaged real
                                 property, including any balloon payment.

PREPAYMENT CONSIDERATION......   Eleven (11) of the mortgage loans, representing
                                 approximately 7.9% of the initial mortgage pool
                                 balance (comprised of ten (10) mortgage loans
                                 in loan group 1, representing approximately
                                 9.0% of the initial loan group 1 balance, and
                                 one (1) mortgage loan in loan group 2,
                                 representing approximately 1.0% of the initial
                                 loan group 2 balance), provide for the payment
                                 of a prepayment consideration in connection
                                 with a voluntary prepayment during part of the
                                 loan term and, in all but one (1) case (loan
                                 number 9), following an initial prepayment
                                 lock-out period. See "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Prepayment Consideration" in
                                 this prospectus supplement.

                                 One (1) mortgage loan (loan number 48)
                                 representing approximately 0.6% of the initial
                                 mortgage pool balance (and representing
                                 approximately 0.8% of the initial loan group 1
                                 balance), provides that, following the initial
                                 prepayment lock-out period, the mortgage loan
                                 may be prepaid with a yield maintenance charge
                                 and after the defeasance lock-out period, the
                                 borrower can either prepay the mortgage loan
                                 with a yield maintenance charge or defease.

                                 One (1) mortgage loan (loan number 85)
                                 representing approximately 0.3% of the initial
                                 mortgage pool balance (and representing
                                 approximately 0.3% of the initial loan group 1
                                 balance), provides that, the borrower can,
                                 following the

                                      S-43

                                 defeasance lock-out period, either prepay the
                                 mortgage loan with a yield maintenance charge
                                 or defease.

                                 One (1) mortgage loan (loan number 9),
                                 representing approximately 2.1% of the initial
                                 mortgage pool balance, (and, representing
                                 approximately 2.4% of the initial loan group 1
                                 balance), provides that during the defeasance
                                 lock-out period, the related mortgage loan may
                                 be prepaid with a yield maintenance charge.
                                 After the defeasance lockout period, the
                                 subject mortgage loan may be defeased but not
                                 prepaid.

ADDITIONAL STATISTICAL
   INFORMATION................   The mortgage pool and each loan group will have
                                 the following general characteristics as of the
                                 cut-off date:

                                                                            MORTGAGE POOL    LOAN GROUP 1    LOAN GROUP 2
                                                                           --------------   --------------   ------------

Initial mortgage pool/loan group balance ...............................   $1,546,255,943   $1,321,152,625   $225,103,318
Number of mortgage loans ...............................................              142              113             29
Number of mortgaged real properties ....................................              176              147             29
Percentage of investment-grade, shadow rated loans (loan number 1)(1) ..              8.1%             9.5%           0.0%
Average cut-off date principal balance .................................   $   10,899,126   $   11,691,616   $  7,762,183
Largest cut-off date principal balance .................................   $  125,702,137   $  125,702,137   $ 29,000,000
Smallest cut-off date principal balance ................................   $      996,594   $      996,594   $  1,300,000
Weighted average mortgage interest rate ................................           5.4060%          5.3915%        5.4912%
Highest mortgage interest rate .........................................           6.5600%          6.5600%        6.0100%
Lowest mortgage interest rate ..........................................           4.6496%          4.6496%        5.0500%
Number of cross-collateralized loan groups .............................                2                2              0
Cross-collateralized loan groups as a percentage of initial mortgage
   pool/loan group balance .............................................              3.2%             3.7%           0.0%
Number of multi-property mortgage loans ................................                9                9              0
Multi-property mortgage loans as a percentage of initial mortgage
   pool/loan group balance .............................................             13.2%            15.5%           0.0%
Weighted average underwritten debt service coverage ratio (2) ..........             1.39x            1.41x          1.29x
Highest underwritten debt service coverage ratio .......................             2.11x            2.11x          1.76x
Lowest underwritten debt service coverage ratio ........................             1.15x            1.15x          1.18x
Weighted average cut-off date loan-to-value ratio ......................             70.1%            70.0%          70.2%
Highest cut-off date loan-to-value ratio ...............................             80.0%            80.0%          79.9%
Lowest cut-off date loan-to-value ratio ................................             33.4%            33.4%          42.8%
Weighted average original term to maturity or anticipated repayment
   date (months) .......................................................              112              111            118
Longest original term to maturity or anticipated repayment date
   (months) ............................................................              180              180            121
Shortest original term to maturity or anticipated repayment date
   (months) ............................................................               60               60             60
Weighted average remaining term to maturity or anticipated repayment
   date (months) .......................................................              111              110            117
Longest remaining term to maturity or anticipated repayment date
   (months) ............................................................              179              179            121
Shortest remaining term to maturity or anticipated repayment date
   (months) ............................................................               56               56             58

----------
(1)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that loan number 1 has credit characteristics consistent with investment-grade rated obligations.

(2)  In the case of one (1) mortgage loan (loan number 39), the debt service coverage ratio was calculated assuming the application of a holdback amount in reduction of the respective cut-off date principal balance of this mortgage loan and assuming a revised debt service payment.

                                      S-44

PROPERTY TYPE.................   The table below shows the number of, as well as
                                 the total cut-off date principal balance and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance, respectively,
                                 secured by mortgaged real properties operated
                                 primarily for each indicated purpose:

                                       NUMBER OF
                                       MORTGAGED   TOTAL CUT-OFF DATE    % OF INITIAL    % OF INITIAL   % OF INITIAL
                                         REAL           PRINCIPAL       MORTGAGE POOL    LOAN GROUP 1   LOAN GROUP 2
           PROPERTY TYPES             PROPERTIES       BALANCE(1)         BALANCE(1)      BALANCE(1)     BALANCE(1)
           --------------             ----------   ------------------   -------------   -------------   ------------

Retail ............................        51        $  514,020,423          33.2%           38.9%           0.0%
   Retail-Anchored ................        13           396,125,960          25.6            30.0            0.0
   Retail-Unanchored ..............        27            76,717,956           5.0             5.8            0.0
   Retail-Single Tenant ...........         6            24,316,173           1.6             1.8            0.0
   Retail-Shadow Anchored(2) ......         5            16,860,334           1.1             1.3            0.0
Office(3) .........................        37           378,746,213          24.5            28.7            0.0
Multifamily .......................        25           217,867,998          14.1             5.2           66.2
Manufactured Housing Communities ..        15           202,690,320          13.1             9.6           33.8
Hospitality(4) ....................        15           112,913,686           7.3             8.5            0.0
Self Storage ......................        28            58,773,845           3.8             4.4            0.0
Industrial ........................         4            44,863,458           2.9             3.4            0.0
Other .............................         1            16,380,000           1.1             1.2            0.0
                                          ---        --------------         -----           -----          -----
TOTAL .............................       176        $1,546,255,943         100.0%          100.0%         100.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated based on any of
     (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)  In the case of nine (9) mortgage loans (loan numbers 4, 8, 15, 37, 44, 75,
     80, 103 and 115), the related mortgaged real properties contain medical offices, some of which are occupied, in whole or in part, by surgical units.

(4)  With regard to one (1) mortgage loan (loan number 77), the related mortgaged real property consists primarily of the fee interest in land that has been improved by the related ground tenant and leased as limited service hotels. The source of funds for repayment of that mortgage loan, which is not secured by the hotel improvements, is the ground rent payments made to the related borrower.

PROPERTY LOCATION.............   The mortgaged real properties are located in
                                 thirty-five (35) states. The following table
                                 sets forth the indicated information regarding
                                 those states where 5% or more of mortgaged real
                                 properties, based on allocated loan balance,
                                 are located.

                      NUMBER OF     TOTAL CUT-OFF DATE    % OF INITIAL    % OF INITIAL   % OF INITIAL
                   MORTGAGED REAL        PRINCIPAL       MORTGAGE POOL    LOAN GROUP 1   LOAN GROUP 2
      STATE          PROPERTIES         BALANCE(1)         BALANCE(1)      BALANCE(1)     BALANCE(1)
      -----        --------------   ------------------   -------------   -------------   ------------

California(2) ..         23            $325,348,605          21.0%           21.6%           18.0%
   Southern ....         17             266,082,858          17.2            19.7             2.5
   Northern ....          6              59,265,748           3.8             1.9            15.4
Florida ........         16             149,770,149           9.7             5.4            35.0
Texas ..........         16             146,843,444           9.5            11.1             0.0
Alabama ........          2             129,384,995           8.4             9.3             3.1
                        ---            ------------          ----            ----            ----
TOTAL ..........         57            $751,347,194          48.6%           47.3%           56.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated based on any of
     (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all

                                      S-45

     the related mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS..........   The table below shows the number of, as well as
                                 the total cut-off date principal balance and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance, respectively,
                                 secured by, mortgaged real properties for which
                                 the significant encumbered interest is as
                                 indicated:

                                NUMBER OF                             % OF INITIAL   % OF INITIAL   % OF INITIAL
ENCUMBERED INTEREST IN THE   MORTGAGED REAL    TOTAL CUT-OFF DATE    MORTGAGE POOL   LOAN GROUP 1   LOAN GROUP 2
  MORTGAGED REAL PROPERTY      PROPERTIES     PRINCIPAL BALANCE(1)     BALANCE(1)     BALANCE(1)     BALANCE(1)
--------------------------   --------------   --------------------   -------------   ------------   ------------

Fee(2)                             168           $1,214,411,941           78.5%          74.9%         100.0%
Fee/Leasehold                        5              281,005,086           18.2           21.3            0.0
Leasehold                            3               50,838,917            3.3            3.8            0.0
                                   ---           --------------          -----          -----          -----
TOTAL                              176           $1,546,255,943          100.0%         100.0%         100.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among individual properties allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 trust as two separate real estate mortgage
                                 investment conduits or REMICs under sections
                                 860A through 860G of the Internal Revenue Code
                                 of 1986, as amended. The designations for each
                                 of those two REMICs are as follows:

                                 o    REMIC I, the lower tier REMIC, which will
                                      consist of, among other things--

                                      1.   the mortgage loans, and

                                      2.   various other related assets; and

                                 o    REMIC II, which will hold the
                                      non-certificated regular interests in
                                      REMIC I.

                                 The class R-I and R-II certificates will
                                 represent the residual interests in each of
                                 REMIC I and REMIC II, respectively.

                                 Holders of the class Z certificates will be
                                 entitled to receive any additional interest
                                 accrued and deferred as to payment with respect
                                 to each mortgage loan with an anticipated
                                 repayment date that remains outstanding past
                                 that date. The right to receive any such
                                 additional interest will constitute a grantor
                                 trust for federal income tax purposes and any
                                 such

                                      S-46

                                 additional interest will be excluded from the
                                 REMICs referred to above.

                                 The class A-3FL REMIC II regular interest, the
                                 class A-4FC REMIC II regular interest, the
                                 related swap agreements and the related
                                 certificate administrator's floating rate
                                 accounts will also constitute a grantor trust
                                 for federal income tax purposes, and will also
                                 be excluded from the REMICs referenced above.

                                 The offered certificates (exclusive of the
                                 class A-3FL and class A-4FC certificates), the
                                 class A-3FL REMIC II regular interest and the
                                 class A-4FC REMIC II regular interest will
                                 constitute the regular interests in REMIC II.
                                 This means that they will be treated as newly
                                 issued debt instruments for federal income tax
                                 purposes. The class A-3FL certificates will
                                 represent undivided beneficial ownership
                                 interests in the class A-3FL REMIC II regular
                                 interest, the related swap agreement and the
                                 applicable sub-account of the certificate
                                 administrator's floating rate account. The
                                 class A-4FC certificates will represent
                                 undivided beneficial ownership interests in the
                                 class A-4FC REMIC II regular interest, the
                                 related swap agreement and the applicable
                                 sub-account of the certificate administrator's
                                 floating rate account. You will have to report
                                 income on your offered certificates in
                                 accordance with the accrual method of
                                 accounting even if you are otherwise a cash
                                 method taxpayer. The offered certificates
                                 exclusive of the class A-3FL and class A-4FC
                                 certificates will not represent any interest in
                                 the grantor trusts referred to in the two
                                 preceding paragraphs.

                                 It is anticipated that the class D certificates
                                 will be issued with a de minimis amount of
                                 original issue discount. It is also anticipated
                                 that the offered certificates (exclusive of the
                                 class A-3FL certificates, the class A-4FC
                                 certificates and the class D certificates) and
                                 the class A-3FL REMIC II regular interest and
                                 the class A-4FC REMIC II regular interest will
                                 be treated as having been issued at a premium.

                                 The prepayment assumption that will be used in
                                 determining the rate of accrual of original
                                 issue discount and market discount, if any, or
                                 the amortization of premium for U.S. federal
                                 income tax purposes will be that, subsequent to
                                 any date of determination--

                                 o    each mortgage loan with an anticipated
                                      repayment date will be paid in full on
                                      that date,

                                 o    no mortgage loan will otherwise be prepaid
                                      prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the mortgage loans will
                                 prepay, if at all.

                                      S-47

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in this prospectus supplement and
                                 "Federal Income Tax Consequences" in the
                                 accompanying prospectus.

ERISA CONSIDERATIONS..........   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 employee benefit plans and other retirement
                                 plans or arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates (other than the class A-3FL and
                                 class A-4FC certificates) without giving rise
                                 to a prohibited transaction. This is based upon
                                 individual prohibited transaction exemptions
                                 granted to Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and Countrywide Securities
                                 Corporation by the U.S. Department of Labor.

                                 If you are a fiduciary of any employee benefit
                                 plan or other retirement plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you should review carefully with your legal
                                 advisors whether the purchase or holding of the
                                 offered certificates could give rise to a
                                 transaction that is prohibited under ERISA or
                                 section 4975 of the Internal Revenue Code of
                                 1986, as amended. In addition, if you are a
                                 fiduciary of any such employee benefit plan or
                                 other retirement plan or arrangement and are
                                 considering an investment in the class A-3FL or
                                 class A-4FC certificates, you should review the
                                 additional requirements for purchases of class
                                 A-3FL and class A-4FC certificates by plans.
                                 See "ERISA Considerations" in this prospectus
                                 supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be
                                 mortgage-related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 All institutions whose investment activities
                                 are subject to legal investment laws and
                                 regulations, regulatory capital requirements or
                                 review by regulatory authorities should consult
                                 with their own legal advisors in determining
                                 whether and to what extent the offered
                                 certificates will be legal investments for
                                 them. See "Legal Investment" in this prospectus
                                 supplement and in the accompanying prospectus.

                                      S-48

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-2, A-3, A-3FL,
                                 A-SB, A-4 and A-4FC certificates, on or with
                                 respect to the mortgage loans in loan group 1,
                                 and in the case of the class A-1A certificates,
                                 on or with respect to the mortgage loans in
                                 loan group 2 -- may affect the yield to
                                 maturity on each offered certificate. In the
                                 case of offered certificates purchased at a
                                 discount, a slower than anticipated rate of
                                 payments and other collections of principal on
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-2, A-3, A-3FL,
                                 A-SB, A-4 and A-4FC certificates, on or with
                                 respect to the mortgage loans in loan group 1,
                                 and in the case of the class A-1A certificates,
                                 on or with respect to the mortgage loans in
                                 loan group 2 -- could result in a lower than
                                 anticipated yield. In the case of the offered
                                 certificates purchased at a premium, a faster
                                 than anticipated rate of payments and other
                                 collections of principal on the mortgage loans
                                 -- and, in particular, in the case of the class
                                 A-1, A-2, A-3, A-3FL, A-SB, A-4 and A-4FC
                                 certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- could result in a lower than anticipated
                                 yield.

                                 If you are contemplating the purchase of class
                                 X certificates, you should be aware that--

                                 o    the yield to maturity on those
                                      certificates will be highly sensitive to
                                      the rate and timing of principal
                                      prepayments and other liquidations on or
                                      with respect to the mortgage loans,

                                 o    a faster than anticipated rate of payments
                                      and other collections of principal on the
                                      mortgage loans could result in a lower
                                      than anticipated yield with respect to
                                      those certificates, and

                                 o    an extremely rapid rate of prepayments
                                      and/or other liquidation on or with
                                      respect to the mortgage loans could result
                                      in a substantial loss of your initial
                                      investment with respect to those
                                      certificates.

                                 When trying to determine the extent to which
                                 payments and other collections of principal on
                                 the mortgage loans will adversely affect the
                                 yields to maturity of the class X certificates,
                                 you should consider what the respective
                                 components of the total notional amount of that
                                 class of certificates are and how payments and
                                 other collections of principal on the mortgage
                                 loans are to be applied to the respective total
                                 principal balances (or portions thereof) of the
                                 principal balance certificates that make up
                                 those components.

                                 In addition, depending on timing and other
                                 circumstances, the pass-through rate for the
                                 class X certificates may vary with changes in
                                 the relative sizes of the total principal
                                 balances of

                                      S-49

                                 the class A-1, A-2, A-3, A-1A, A-SB, A-4, AM,
                                 AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
                                 certificates, the class A-3FL REMIC II regular
                                 interest and the class A-4FC REMIC II regular
                                 interest.

                                 The yield on the class A-3FL certificates will
                                 be highly sensitive to changes in the level of
                                 LIBOR.

                                 The yield on the class A-4FC certificates will
                                 be highly sensitive to changes in the CPI index
                                 rate.

                                 The yield on the class A-3FL and class A-4FC
                                 certificates, as well as any offered
                                 certificate with a variable or capped
                                 pass-through rate, could also be adversely
                                 affected if the mortgage loans with relatively
                                 higher net mortgage interest rates pay
                                 principal faster than the mortgage loans with
                                 relatively lower net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                      S-50

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

     The risks and uncertainties described below and in the accompanying prospectus are not the only ones relating to your offered certificates.
Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below, elsewhere in this prospectus supplement and in the accompanying prospectus.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4 AND
A-4FC CERTIFICATES

     If you purchase class AM, AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates;

     o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying prospectus.

                                      S-51

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     If you purchase any of the offered certificates with principal balances that are expected to have relatively longer weighted average lives, or if you purchase any of the class X certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates with principal balances that are expected to have relatively shorter weighted average lives.
See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your
Investment" in the accompanying prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

     Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

     The frequency, timing and amount of payments on your offered certificates will depend on--

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    repurchases of mortgage loans-- or, in some cases, mortgage loans of a particular group-- for material breaches of representations or warranties and/or material document defects;

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

     o    servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

     In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1,

                                      S-52

A-2, A-3, A-3FL, A-SB, A-4 and A-4FC certificates would be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group
1. Until the class A-1, A-2, A-3, A-3FL, A-SB, A-4 and A-4FC certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

     The yield to investors in the class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-3FL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yield on the class A-3FL certificates.

     In addition, because interest payments on the class A-3FL certificates may be reduced or the pass-through rate on the class A-3FL certificates may convert to the pass-through rate on the class A-3FL REMIC II regular interest following the occurrence of certain events discussed in this prospectus supplement, the yield to investors in the class A-3FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-3FL certificates.
As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-3FL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. The failure by the related swap counterparty to perform its obligation to make payments under the related swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the related swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the class A-3FL REMIC II regular interest based on a pass-through rate below 5.2890% per annum would have such a negative impact.
There can be no assurance that a default by the related swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-3FL REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-3FL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     The yield to investors in the class A-4FC certificates will be highly sensitive to changes in the level of the CPI index rate. Investors in the class
A-4FC certificates should consider the risk that lower than anticipated levels of the CPI index rate could result in actual yields that are lower than anticipated yield on the class A-4FC certificates.

     In addition, because interest payments on the class A-4FC certificates may be reduced or the pass-through rate on the class A-4FC certificates may convert to the pass-through rate on the class A-4FC REMIC II regular interest following the occurrence of certain events discussed in this prospectus supplement, the yield to investors in the class A-4FC certificates under such circumstances may not be as high as that offered by other CPI index-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of the CPI index rate, the greater the effect on the yield to maturity to an investor in the class A-4FC certificates. As a result, the effect on such investor's yield to maturity of a level of the CPI index rate that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-4FC certificates is not likely to be offset by a subsequent like increase in the level of the CPI index rate. The failure by the related swap counterparty to perform its obligation to make payments under the related swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the related swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the class A-4FC REMIC II regular interest based on a pass-through rate below 5.2910%
per annum would have such a negative impact. There can be no assurance that a default by the related swap counterparty and/or the conversion of the pass-through rate from a rate based on the CPI index rate to the pass-through rate on the class A-4FC REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-4FC certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     The pass-through rate on the class A-4FC certificates is based on periodic changes to a reference consumer price index referred in this prospectus supplement as the "CPI index rate." The pass-through rate for the class A-

                                      S-53

4FC certificates will increase or decrease on each distribution date as the CPI index rate increases or decreases during the related reference period of 12 months. If for any distribution date the sum of the CPI index rate and 2.1400%
is zero or a negative number, the pass-through rate on the class A-4FC certificates for such period will be zero.

     An investment in securities with interest determined by reference to an inflation index involves factors not associated with an investment in securities with interest determined by reference to a fixed rate, floating rate or other index-linked rate. Such factors may include, without limitation, the volatility of the CPI index rate, the level, direction and volatility of the market interest rates generally, the possibility that the inflation index may be subject to significant changes, that changes in the inflation index may or may not correlate to changes in interest rates generally or with changes in other indices and that the resulting interest may be greater or less than that payable on other securities of similar maturities. IN ADDITION, IN THE EVENT OF A
REDUCTION IN THE RATE OF INCREASE IN THE INFLATION INDEX OR DEFLATION, THE
AMOUNT OF THE MONTHLY INTEREST PAYMENTS ON THE CLASS A-4FC CERTIFICATES MAY
DECREASE OR MAY BE ZERO.

     The value of the inflation index may depend on a number of factors, including economic, financial and political events over which none of the parties involved in the offering of the certificates has any control. The historical experience of the inflation index should not be taken as an indication of its performance during the period the class A-4FC certificates are outstanding. While the CPI index rate measures changes for prices in goods and services, movements in the CPI index rate that have occurred in the past are not necessarily indicative of changes that may occur in the future. The calculation of the CPI index rate incorporates an approximate three-month lag, which may have an impact on the trading price of the certificates, particularly during periods of significant, rapid changes in the index. See also "Description of the
Swap Agreements--Description of the Reference CPI" in this prospectus supplement.

     See "Description of the Mortgage Pool," "Servicing of the Mortgage Loans,"
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

     If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3,
A-3FL, A-SB, A-4 and A-4FC certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2 -- occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-3FL, A-SB, A-4 and A-4FC certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2 -- occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     The yield to maturity of the class X certificates will be particularly sensitive to the rate and timing of principal payments on the mortgage loans
(including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan by the applicable mortgage loan seller in connection with a material breach of representation and warranty or a material document deficiency, all as described in this prospectus supplement under "Description of the Mortgage Pool--Repurchases and
Substitutions"). Depending on the timing

                                      S-54

thereof, a payment of principal in reduction of the principal balance of any of the class A-1, A-2, A-3, A-1A, A-SB, A-4, AM, AJ, B through Q certificates and the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest may result in a corresponding reduction in the total notional amount of the class X certificates. Accordingly, if principal payments (including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan) on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X certificates may be lower than that assumed at the time of purchase. Prior to investing in the class X certificates, you should carefully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and Conditions of
the Mortgage Loans--Mortgage Loans That May Require/Allow Principal Paydowns" in
this prospectus supplement.

     The yield on the class A-3FL certificates, the class A-4FC certificates and the other offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

     In addition, depending on timing and other circumstances, the pass-through rate for the class X certificates may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-3, A-1A, A-SB, A-4, AM,
AJ, B through Q certificates, the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest.

     Prepayments resulting in a shortening of weighted average lives of the offered certificates with principal balances may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o    the master servicer's or special servicer's (or, in the case of the
          Glendale Galleria trust mortgage loan, the MLMT Series 2005-CKI1 master servicer's or special servicer's) ability to enforce yield maintenance charges and prepayment premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

                                      S-55

     o    economic, demographic, tax, legal or other factors.

     A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicer (or, with respect to the
Glendale Galleria trust mortgage loan, the MLMT Series 2005-CKI1 master servicer), the special servicer or the trustee will be required to advance any yield maintenance charges. However, as discussed below under "--Yield
Maintenance Charges, Prepayment Provisions and Defeasance Provisions May Not
Fully Protect Against Prepayment Risk," there is a risk that yield maintenance charges may not be enforceable in certain jurisdictions and proceedings.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     In addition, if a mortgage loan seller repurchases any mortgage loan from the trust fund due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

     The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies and defaults on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

     Depending on the timing thereof, any reduction in the total principal balance of the class A-1, A-2, A-3, A-1A, A-SB, A-4, AM, AJ, B through Q certificates, the class A-3FL REMIC II regular interest and the A-4FC REMIC II regular interest as a result of losses on the mortgage loans and/or default-related or other unanticipated expenses may result in a reduction in the total notional amount of the class X certificates.

                                      S-56

YIELD MAINTENANCE CHARGES, PREPAYMENT PREMIUMS AND DEFEASANCE PROVISIONS MAY NOT
FULLY PROTECT AGAINST PREPAYMENT RISK

     Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy or usurious.

THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE AND THE
RIGHT OF PARTIES ACTING IN SIMILAR CAPACITIES IN RESPECT OF THE MLMT SERIES
2005-CKI1 SECURITIZATION TO RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING
FEES, PRINCIPAL RECOVERY FEES AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE
DISTRIBUTIONS

     To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, each of the master servicer, the special servicer and the trustee will be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. Furthermore, the MLMT Series 2005-CKI1 master servicer, special servicer and trustee will have similar rights under the MLMT Series 2005-CKI1 pooling and servicing agreement with respect to the Glendale Galleria trust mortgage loan. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, the certificate administrator or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests. Similarly, you will generally not have the right to vote or make decisions with respect to the servicing of the Glendale Galleria trust mortgage loan and your interests may be negatively affected by decisions made by the applicable parties pursuant to the MLMT Series 2005-CKI1 pooling and servicing agreement and the intercreditor agreements for the Glendale Galleria loan combination.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL
SERVICER AND THE CONTROLLING CLASS

     The special servicer will be involved in determining whether to modify or foreclose upon a defaulted mortgage loan serviced by it. The initial special servicer is an affiliate of the entity which is expected to purchase certain of the non-offered certificates (including the controlling class of certificates).
This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicer, the special servicer, the MLMT Series 2005-CKI1 master servicer and the MLMT Series 2005-CKI1 special servicer and each of their affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in

                                      S-57

other matters related to the management and ownership of real estate. See
"Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and
Consents" in this prospectus supplement.

     Similarly, the MLMT Series 2005-CKI1 special servicer will be involved in determining whether to modify or foreclose upon a defaulted loan serviced by it.
The MLMT Series 2005-CKI1 special servicer is subject to removal, pursuant to the terms of the MLMT Series 2005-CKI1 pooling and servicing agreement, by the party that purchased certain of the MLMT Series 2005-CKI1 certificates
(including the MLMT Series 2005-CKI1 controlling class of certificates) and also by the holder of the Glendale Galleria subordinate non-trust loan referred to in this prospectus supplement as the Glendale Galleria controlling subordinate noteholder. This could cause a conflict between the MLMT Series 2005-CKI1 special servicer's duties to the trust as holder of a mortgage loan serviced under the MLMT Series 2005-CKI1 pooling and servicing agreement and the interests of the holder of the MLMT Series 2005-CKI1 controlling class of certificates and the Glendale Galleria controlling subordinate noteholder.

     The special servicer will have the right to determine that any P&I advance made or to be made by the master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

     In addition, in connection with the servicing of the specially serviced mortgage loans (other than (i) the Glendale Galleria trust mortgage loan), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates.

     Similarly, in the case of the East Empire Industrial Portfolio trust mortgage loan and the Surfside Garden Apartments trust mortgage loan, the special servicer may take actions with respect to the related trust mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of the East Empire Industrial
Portfolio and the Surfside Garden Apartments subordinate non-trust loans have par purchase options with respect to the related trust mortgage loan under various default scenarios. See "Description of the Mortgage Pool--Loan
Combinations--A/B Loan Combinations" in this prospectus supplement.

     In the case of the Glendale Galleria trust mortgage loan, the MLMT Series
2005-CKI1 special servicer may, at the direction of either of (i) the holder of a subordinate non-trust loan in the Glendale Galleria loan combination that is the subordinate controlling noteholder or its designee (prior to the occurrence of certain "change of control" events with respect to the Glendale Galleria subordinate non-trust loans) in accordance with the terms of the related intercreditor agreement or (ii) the controlling class of certificateholders under the MLMT Series 2005-CKI1 pooling and servicing agreement, take generally similar but not identical actions with respect to the Glendale Galleria trust mortgage loan if it is a specially serviced mortgage loan under that agreement.
Furthermore, the holders of the Glendale Galleria pari passu non-trust loan and
Glendale Galleria subordinate non-trust loans have a par purchase option and, in the case of the holders of the Glendale Galleria subordinate non-trust loans, cure rights with respect to the Glendale Galleria trust mortgage loan under various default scenarios. See "Servicing of the Mortgage Loans--The Controlling
Class Representative" in this prospectus supplement.

     The controlling class of certificateholders, the controlling class of certificateholders under the MLMT Series 2005-CKI1 pooling and servicing agreement, the Glendale Galleria controlling subordinate noteholder may have interests that conflict with those of the holders of the offered certificates.
As a result, it is possible that the controlling class representative, the controlling class of certificateholders under the MLMT Series 2005-CKI1 pooling and servicing agreement or the Glendale Galleria controlling subordinate noteholder may direct the MLMT Series 2005-CKI1 special servicer or the special servicer for our Series 2005-LC1 securitization, as the case may be, to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, neither the MLMT Series 2005-CKI1 special servicer nor the special servicer for our Series 2005-LC1 securitization is permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the loan documents.

                                      S-58

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF
THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in significant loss of life and massive property damage and destruction in New York City, the Washington D.C. area and
Pennsylvania. It is impossible to predict if or when future terrorist activities may occur in the United States. It is also impossible to predict the duration of the current military involvement of the United States in Iraq or Afghanistan and whether the United States will be involved in any other future military actions.

     See "Risk Factors--The Risk of Terrorism in the United States and Military
Action May Adversely Affect the Value of the Offered Certificates and Payments
on the Mortgage Assets" in the accompanying prospectus.

RISKS RELATED TO THE SWAP AGREEMENTS

DISTRIBUTIONS ON THE CLASS A-3FL AND CLASS A-4FC CERTIFICATES WILL DEPEND, IN
PART, ON PAYMENTS RECEIVED FROM THE SWAP COUNTERPARTY

     The trust will have the benefit of swap agreements relating to the class
A-3FL and class A-4FC certificates with Merrill Lynch Capital Services, Inc.
Because the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest accrue interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans, the ability of the holders of the class A-3FL and class A-4FC certificates to obtain the payment of interest at the designated (i) LIBOR-based pass-through rate, in the case of the class
A-3FL certificates or (ii) CPI index-based pass-through rate in the case of the class A-4FC certificates (which payment of interest in each case may be reduced in certain circumstances as described in this prospectus supplement) will from time to time depend on payment by the related swap counterparty pursuant to the related swap agreement. See "Description of the Swap Agreements" in this prospectus supplement.

A DECLINE IN THE RATINGS OF THE SWAP COUNTERPARTY, AMONG OTHER THINGS, MAY
RESULT IN THE TERMINATION OF THE SWAP AGREEMENTS AND AS A RESULT, THE
PASS-THROUGH RATE ON THE CLASS A-3FL AND CLASS A-4FC CERTIFICATES MAY CONVERT TO
THE PASS-THROUGH RATE ON THE CLASS A-3FL REMIC II REGULAR INTEREST OR A-4FC
REMIC II REGULAR INTEREST, AS APPLICABLE

     If at any time the senior unsecured debt rating of the swap counterparty
(or its credit support provider), whichever is higher, assigned by S&P falls (x)
below "A-1" for its short-term rating or (y) if no short-term rating by S&P is available, below "A+" for its long-term rating (the "S&P Required Rating") then the swap counterparty will be required to (or cause its credit support provider
to), within 30 days of such downgrade, either (i) transfer its rights and obligation under the agreement to an entity having an S&P Required Rating that is either organized in the U.S or agrees that the trust will not receive less or be required to pay more under the swap agreement as a result of any tax, (ii)
obtain a guarantor with an S&P Required Rating for all of the swap counterparty's obligations under the swap agreement, subject to rating agency confirmation, (iii) post collateral to the trust in an amount agreed to on the closing date or (iv) take such other action for which rating agency confirmation is obtained; provided, however, that if the swap counterparty's long-term rating is below "BBB-" or its short-term rating is below "A-3" then the swap counterparty shall not be entitled to post collateral described in clause (iii)
above but must immediately take the action described in clause (i) above.

     If the swap counterparty (and its credit support provider) (i) has both a long-term and short-term rating from Moody's and (x) such long-term rating
(whichever is higher) is rated below "A1" (or rated "A1" and on watch for possible downgrade) or (y) such short-term rating (whichever is higher) is rated below "P-1" (or rated "P-1" and on watch for possible downgrade) or (ii) has only a Moody's long-term rating and such rating (whichever is higher) is rated below "Aa3" (or rated "Aa3" and on watch for possible downgrade) then the swap counterparty, within 30 days, will be required to either (1) post collateral to the trust in an amount subject to a rating agency confirmation, (2) obtain a guarantor, subject to rating agency confirmation with a Moody's rating of at least "P-1" and "A1" (if such party has both a short-term and long-term rating)
or "Aa3" (if such entity has only a long-term rating) (a "Moody's Required
Rating"), (3) transfer its rights and obligations to an entity having, or guaranteed by an entity having, a Moody's Required Rating or (4) enter into another arrangement subject to rating agency confirmation. If the swap counterparty's (or its credit support provider's whichever is higher) long-term rating is equal to or below

                                      S-59

"A3" or short-term rating is equal to or below "P-2" or, if there are no such short-term ratings, equal to or below "A2" then the swap counterparty will be required to, within 10 days take one of the actions described in clauses (2) or
(3) above and will be required to continue to post collateral as provided in clause (1) above until such other action is completed.

     If the swap counterparty fails to takes the actions described in the two preceding paragraphs or if another event of default or a termination event occurs under the related swap agreement, then the certificate administrator will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class A-3FL certificates or the class A-4FC certificates, as applicable, to enforce the rights of the trust under that swap agreement as may be permitted by the terms of that swap agreement, including the termination of that swap agreement, and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. Other events of default under each swap agreement will include the failure of either party to make any payment required thereunder, which failure is not remedied within one (1) business day following notice thereof. Each swap agreement will provide for other customary events of default and termination events.

     If a guarantor of the swap counterparty's obligations under each swap agreement is in place, then the ratings requirements of that swap agreement with respect to the swap counterparty will be satisfied provided that the ratings of that guarantor satisfy those rating requirements.

     If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of either swap agreement, then a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-3FL and class A-4FC certificates, as applicable. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreements, and there can be no assurance that any termination fee payable by the swap counterparty under either swap agreement will be sufficient for the certificate administrator to engage a replacement swap counterparty. Furthermore, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

     In addition, and notwithstanding the foregoing, the certificate administrator will not be obligated to take any enforcement action with respect either swap agreement unless it has received from the class A-3FL and A-4FC certificateholders, as applicable, an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under that swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     During the occurrence of a continuing payment default on the part of the swap counterparty under either swap agreement, or if either swap agreement is terminated and no replacement swap counterparty is found, the class A-3FL certificate pass-through rate or class A-4FC certificate pass-through rate, as applicable, will convert to the pass-through rate on the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest, as applicable, which is a fixed rate of interest, subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. Any such conversion to the pass-through rate on the class A-3FL
REMIC II regular interest or the class A-4FC REMIC II regular interest, as applicable, might result in a temporary delay of payment of the distributions to the holders of the class A-3FL certificates or the class A-4FC certificates, as applicable, if notice of the resulting change in payment terms of the class
A-3FL certificates or the class A-4FC certificates, as applicable, is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

IF THE PASS-THROUGH RATE OF THE CLASS A-3FL REMIC II REGULAR INTEREST OR THE
CLASS A-4FC REMIC II REGULAR INTEREST, AS APPLICABLE, IS LIMITED BY A WEIGHTED
AVERAGE OF THE ADJUSTED NET INTEREST RATES ON THE MORTGAGE LOANS, OR IF INTEREST
DISTRIBUTIONS WITH RESPECT TO THE CLASS A-3FL REMIC II REGULAR INTEREST OR THE
CLASS A-4FC REMIC II REGULAR INTEREST, AS APPLICABLE, ARE INSUFFICIENT TO MAKE
THE REQUIRED PAYMENT TO THE SWAP COUNTERPARTY, INTEREST DISTRIBUTIONS ON THE
CLASS A-3FL OR CLASS A-4FC CERTIFICATES, AS APPLICABLE, WILL BE REDUCED

     Interest distributions with respect to each of the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. If, in the case of the class A-3FL REMIC II

                                      S-60

regular interest, this weighted average coupon drops below 5.2890% per annum, then interest distributions on the class A-3FL certificates will be reduced dollar-for-dollar with the reduction in the amount of interest allocated to the class A-3FL REMIC II regular interest as a result of that weighted average coupon dropping below 5.2890% per annum. If, in the case of the class A-4FC
REMIC II regular interest, this weighted average coupon drops below 5.2910% per annum, then interest distributions on the class A-4FC certificates will be reduced in proportion to the reduction in the amount of interest allocated to the class A-4FC REMIC II regular interest as a result of that weighted average coupon dropping below 5.2910% per annum. In addition, if for any other reason the funds allocated to payment of interest distributions on the class A-3FL
REMIC II regular interest or the class A-4FC REMIC II regular interest are insufficient to make all required interest payments on the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest, as applicable,
(for example, as a result of prepayment interest shortfalls), interest distributions on the class A-3FL certificates or the class A-4FC certificates, as applicable, will also be reduced, in the case of the class A-3FL certificates, dollar-for-dollar and in the case of the class A-4FC certificates, in proportion to such reduction. See "Description of the Swap Agreements" in this prospectus supplement.

THE SWAP AGREEMENTS MAY BE ASSIGNED

     The swap counterparty may assign its rights and obligations under each swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not cause a collateralization event under that swap agreement.

RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED
RISK OF DECLINE IN A PARTICULAR INDUSTRY

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Summary of Prospectus Supplement--The Mortgage Loans and the
Mortgaged Real Properties--Additional Statistical Information" in this prospectus supplement and the discussion in the following seven sub-headings of this "--Risks Related to the Mortgage Loans" subsection.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Fifty-one (51) of the mortgaged real properties, which represent security for approximately 33.2% of the initial mortgage pool balance (comprised of forty
(40) mortgage loans in loan group 1, representing approximately 39.3% of the initial loan group 1 balance), are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Retail Properties."

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Thirty-seven (37) of the mortgaged real properties, which represent security for approximately 24.5% of the initial mortgage pool balance (comprised of twenty-nine (29) mortgage loans in loan group 1, representing approximately
30.8% of the initial loan group 1 balance), are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

                                      S-61

     For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Office Properties."

     Sixteen (16) of the office properties referred to above securing nine (9)
mortgage loans and representing security for approximately 10.0% of the initial mortgage pool balance and 11.7% of the initial loan group 1 balance (loan numbers 4, 8, 15, 37, 44, 75, 80, 103 and 115), contain medical offices, some of which are occupied, in whole or in part, by a surgical unit. Surgical units may have custom-made build-outs and unique equipment, which may be costly to remove and which may not be readily convertible to alternative uses. In addition, surgical units may attain higher rents, which may not be readily replaceable in the event that the tenant vacates the related mortgaged real property. In addition, mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying prospectus captioned
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates--Health Care Related Properties."

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twenty-five (25) of the mortgaged real properties, which represent security for approximately 14.1% of the initial mortgage pool balance (comprised of six
(6) mortgage loans in loan group 1, representing approximately 5.2% of the initial loan group 1 balance, and nineteen (19) mortgage loans in loan group 2, representing approximately 66.2% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     A large number of factors may adversely affect the value and successful operation of a multifamily property, including, without limitation, in the case of student housing facilities, such facilities may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months. In addition, dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility as well as the elimination of government assistance/rent subsidy programs can also adversely affect a multifamily property.

     For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Multifamily Rental
Properties."

MANUFACTURED HOUSING COMMUNITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY
REDUCE PAYMENTS ON YOUR CERTIFICATES

     Fifteen (15) of the mortgaged real properties, which represent security for approximately 13.1% of the initial mortgage pool balance (comprised of five (5)
mortgage loans in loan group 1, representing approximately 9.6% of the initial loan group 1 balance and ten (10) mortgage loans in loan group 2, representing approximately 33.8% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting manufactured housing community properties and recreational vehicle parks, you should refer to the section in the accompanying prospectus captioned "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates--Manufactured Housing Communities, Mobile Home Parks and
Recreational Vehicle Parks."

                                      S-62

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Fifteen (15) of the mortgaged real properties, which represent security for approximately 7.3% of the initial mortgage pool balance (comprised of nine (9)
mortgage loans in loan group 1, representing approximately 8.5% of the initial loan group 1 balance), are fee and/or leasehold interests in hospitality properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Hospitality Properties."

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twenty-eight (28) of the mortgaged real properties, which represent security for approximately 3.8% of the initial mortgage pool balance (comprised of twenty-two (22) mortgage loans in loan group 1, representing approximately
4.4% of the initial loan group 1 balance), are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Warehouse, Mini-Warehouse and
Self Storage Facilities."

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Four (4) of the mortgaged real properties, which represent security for approximately 2.9% of the initial pool balance (comprised of four (4) mortgage loans in loan group 1, representing approximately 4.3% of the initial loan group
1 balance) are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Industrial Properties."

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

     Three (3) mortgage loans (loan numbers 47, 71 and 114), representing in the aggregate approximately 1.2% of the initial mortgage pool balance (comprised of three (3) mortgage loans in loan group 1, representing approximately 1.4% of the initial loan group 1 balance), are secured by the related borrower's interest in residential and/or commercial condominium units, which may be less than 100% of the units that make up such condominium development.

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to a condominium declaration, the holders of the remaining units may be responsible for common area maintenance charges that remain unpaid by any particular unit holder.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Therefore, decisions made by that board of managers, including regarding assessments to be paid by the unit

                                      S-63

owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Further, notwithstanding a board of managers' contractual obligations to restore common areas and to maintain casualty insurance coverage, insurance proceeds may not be sufficient to restore damaged common areas and unit owners may not have sufficient funds to pay the complete restoration costs. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

     The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

     o    the successful operation and value of the mortgaged real property; and

     o    the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties That May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the mortgaged real property (together with any related insurance policies or credit enhancements), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property.
Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying prospectus.

                                      S-64

ONE (1) OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND IS
BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A
DIFFERENT SECURITIZATION; THEREFORE, THE CERTIFICATEHOLDERS WILL HAVE NO ABILITY
TO CONTROL THE SERVICING OF THAT MORTGAGE LOAN AND PARTIES WITH CONTROL OVER THE
SERVICING OF THAT MORTGAGE LOAN MAY HAVE INTERESTS THAT CONFLICT WITH YOUR
INTERESTS

     The mortgage loan secured by the mortgaged real property identified on
Annex A-1 to this prospectus supplement as the Glendale Galleria, which mortgage loan has a cut-off date principal balance of $125,702,137, representing approximately 8.1% of the initial mortgage pool balance, is part of a loan combination consisting of that mortgage loan and multiple non-trust loans, consisting of the Glendale Galleria pari passu non-trust loan, which is pari passu in right of payment and in other respects with the Glendale Galleria trust mortgage loan and the Glendale Galleria subordinate non-trust loans, which are subordinate in right of payment and in other respects to the Glendale Galleria trust mortgage loan and the Glendale Galleria pari passu non-trust loan. The
Glendale Galleria non-trust loans will not be included in the trust. All of those mortgage loans are secured by the same mortgage instrument encumbering the same mortgaged real property. The Glendale Galleria pari passu non-trust loan has been included in the trust fund established in connection with the Merrill
Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2005-CKI1 commercial mortgage securitization. The Glendale Galleria subordinate non-trust loans are grouped into two (2) tiers of relative seniority-- a
"B-note" tier and a "C-note" tier, each of which consists of one or more subordinate non-trust loans.

     The intercreditor agreement that governs the relationship between the holders of the mortgage loans comprising the Glendale Galleria loan combination provides that all of the loans secured by the Glendale Galleria mortgaged real property will be serviced and administered pursuant to the MLMT Series 2005-CKI1 pooling and servicing agreement (the governing document for the MLMT Series
2005-CKI1 commercial mortgage securitization), which provides for servicing arrangements that are generally similar but not identical to those under the pooling and servicing agreement for our Series 2005-LC1 certificates.
Consequently:

     o    the trustee as holder of the Glendale Galleria trust mortgage loan will not have the ability to control the servicing and administration of that mortgage loan;

     o    neither the certificateholders nor the trustee on their behalf will generally have any right to seek damages from any party to the MLMT
          Series 2005-CKI1 pooling and servicing agreement for any failure to perform any obligations under that agreement or with respect to the related loan documents, including servicing obligations, except to the limited extent set forth in the related intercreditor agreement;

     o    neither the certificateholders nor the trustee on their behalf will have any right to replace any party servicing the mortgage loan secured by the Glendale Galleria mortgaged real property; and

     o    the master servicer, special servicer and trustee under the pooling and servicing agreement for our Series 2005-LC1 certificates may not independently exercise remedies following a default with respect to the mortgage loans secured by the Glendale Galleria mortgaged real property, and the servicing parties under the MLMT Series 2005-CKI1 pooling and servicing agreement have sole authority to exercise any and all rights and take all actions available to the
          certificateholders or the trustee on their behalf to protect the trust's interests with respect to those mortgage loans.

     In servicing the Glendale Galleria loan combination, the MLMT Series
2005-CKI1 master servicer and special servicer must take into account the interests of the holders of the certificates issued pursuant to the MLMT Series
2005-CKI1 pooling and servicing agreement, which interests may conflict with your interests. In addition, the legal and/or beneficial owners of the Glendale
Galleria pari passu non-trust loan secured by the Glendale Galleria mortgaged real property, some of whom have certain rights under the MLMT Series 2005-CKI1 pooling and servicing agreement that affect the Glendale Galleria trust mortgage loan, including with respect to arranging for and directing the servicing of that mortgage loan, may have interests that conflict with your interests.

     In the event that certain default circumstances exist with respect to the
Glendale Galleria loan combination, the Glendale Galleria intercreditor agreements provide for a par purchase option in respect of all the loans comprising the loan combination that is exercisable by any holder of a Glendale
Galleria subordinate non-trust loan. In addition, the holder (or if applicable, the beneficial owner) of certificates with the largest percentage of voting

                                      S-65

rights allocated to the controlling class of certificates will have a similar par purchase option in similar default circumstances to those referred to above, pursuant to a designation from the trustee, to purchase the Glendale Galleria pari passu non-trust mortgage loan.

     See "Description of the Mortgage Pool--Loan Combinations--Glendale Galleria
Loan Combination" in this prospectus supplement.

LOANS NOT INSURED OR GUARANTEED

     The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any governmental entity, any private mortgage insurer, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator, any of their respective affiliates or any other person or entity.

     We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged real property.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund the ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

     The borrower under certain of the mortgage loans has given to one or more tenants or another person a right of first refusal or a right of first offer in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

     In the case of eight (8) of the mortgage loans (loan numbers 24, 55, 75,
84, 88, 90, 92 and 99), representing approximately 3.1% of the initial mortgage pool balance and approximately 3.7% of the initial loan group 1 balance, certain tenants at the related mortgaged real property have a right of first offer, right of first refusal or other option to purchase the related mortgaged properties.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     In the case of some of the mortgage loans (for example, loan numbers 24 and
73), the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

                                      S-66

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

     In the case of fifty-five (55) mortgaged real properties, securing approximately 38.0% of the initial mortgage pool balance and approximately 44.5%
of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of twenty-four (24) of those properties, securing approximately 11% of the initial mortgage pool balance and approximately 12.9% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50% or more of the particular property. In the case of eleven (11) mortgaged real properties, securing approximately 4.8% of the initial mortgage pool balance and approximately 5.6% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate on or prior to the term of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline over Time and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying prospectus.

THE FAILURE OF A TENANT WILL HAVE A NEGATIVE IMPACT ON SINGLE TENANT PROPERTIES
AND PROPERTIES WITH TENANT CONCENTRATIONS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

     o    space in the mortgaged real properties could not be leased or re-leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in

                                      S-67

some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATED TO GEOGRAPHIC CONCENTRATION

     Mortgaged real properties located in California, Florida, Texas, and
Alabama will represent approximately 21.0%, 9.7%, 9.5%, and 8.4%, respectively, by allocated loan amount, of the initial mortgage pool balance (approximately
21.6%, 5.4%, 11.1%, and 9.3%, respectively, of the initial loan group 1 balance and approximately 18.0%, 35.0%, 0.0%, and 3.1%, respectively, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See
"Risk Factors--Impact of Recent Hurricane Activity May Adversely Affect the
Performance of Mortgage Loans" in this prospectus supplement and "-Geographic
Concentration Within a Trust Exposes Investors to Greater Risk of Default and
Loss" in the accompanying prospectus.

RISKS RELATED TO CALIFORNIA GEOGRAPHIC CONCENTRATION

     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order

                                      S-68

to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

IMPACT OF RECENT HURRICANE ACTIVITY MAY ADVERSELY AFFECT THE PERFORMANCE OF
MORTGAGE LOANS

     The damage caused by Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama,
Texas and Florida in the summer/fall of 2005 may have an adverse economic impact on certain of the mortgaged real properties. Twenty-four (24) mortgage loans, representing approximately 29.0% of the initial mortgage pool balance (and representing approximately 27.5% of the initial loan group 1 balance and approximately 38.1% of the initial loan group 2 balance) are secured by mortgaged real properties located in Louisiana, Mississippi, Alabama, Texas and
Florida. Although it is too soon to assess the full impact of these hurricanes on the United States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income-producing real estate in the affected areas. Areas affected by these hurricanes have suffered severe flooding, wind and water damage, loss of population as a result of evacuations, lawlessness, contamination, gas leaks, water and power outages, fire and environmental damage. The devastation caused by these hurricanes could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas located in close proximity to the areas directly affected by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income-producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the local, regional or national economies. In the case of one (1)
mortgage loan secured by the mortgaged real property identified on Annex A-1 as
Stirling Town Center, representing approximately 0.8% of the initial mortgage pool balance and approximately 1.0% of the initial loan group 1 balance, the related mortgaged real property was damaged by one of the recent hurricanes, including the space of two tenants, which is about 10,676 square feet, representing 19.8% of the mortgaged real property and representing about 15.4%
of underwritten rent. The two tenants were not yet in occupancy at the time when the mortgaged real property sustained the hurricane damage. According to the borrower, there is insurance in place to cover the damage that the mortgaged real property sustained due to the hurricane. In addition, at origination, the borrower deposited $673,868, which is an amount equal to nine month of debt service payments. Also, at origination, $2,000,000 was reserved, with such amount to be disbursed to the borrower upon the borrower satisfying certain conditions, including, (i) 94% occupancy, (ii) debt service coverage ratio equal to 1.20x, at the actual constant and (iii) a debt service ratio equal to 0.90x at the minimum constant of 9.25%.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND A
LOAN WITH AN ANTICIPATED REPAYMENT DATE

     One hundred thirty-nine (139) mortgage loans, representing approximately
99.1% of the initial mortgage pool balance (comprised of one hundred ten (110)
mortgage loans in loan group 1, representing approximately 98.9% of the initial loan group 1 balance, and twenty-nine (29) mortgage loans in loan group 2, representing approximately 100.0% of the initial loan group 2 balance), are balloon loans that will each have substantial remaining principal balance at their stated maturity date. In addition, one (1) mortgage loan, representing approximately 0.6% of the initial mortgage pool balance, and approximately 0.8%
of the initial loan group 1 balance, provides material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

     o    the value of the related mortgaged real property;

     o    the level of available mortgage interest rates at the time of sale or refinancing;

     o    the borrower's equity in the mortgaged real property;

     o    the financial condition and operating history of the borrower and the mortgaged real property;

                                      S-69

     o    tax laws;

     o    prevailing general and regional economic conditions;

     o    the fair market value of the related mortgaged real property;

     o    reductions in applicable government assistance/rent subsidy programs;
          and

     o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

     Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS
AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

     o    The largest mortgage loan to be included in the trust, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Glendale Galleria, represents approximately 8.1% of the initial mortgage pool balance. The largest mortgage loan in loan group
          1 represents approximately 9.5% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately
          12.9% of the initial loan group 2 balance.

     o    The five (5) largest mortgage loans and/or groups of
          cross-collateralized mortgage loans to be included in the trust represent approximately 26.6% of the initial mortgage pool balance
          (which mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 31.1% of the initial loan group 1 balance and approximately 43.1% of the initial loan group
          2 balance).

     o    The ten (10) largest mortgage loans and/or groups of
          cross-collateralized mortgage loans to be included in the trust represent approximately 37.5% of the initial mortgage pool balance
          (which mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 43.9% of the initial loan group 1 balance and approximately 69.0% of the initial loan group
          2 balance).

     See "Description of the Mortgage Pool--General," "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

THE INTERESTS OF THE HOLDERS OF THE PARI PASSU AND SUBORDINATE NON-TRUST LOANS
OF A LOAN COMBINATION MAY CONFLICT WITH YOUR INTERESTS

     The mortgage loan (loan number 1) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Glendale Galleria, which we refer to in this prospectus supplement as the Glendale Galleria trust mortgage loan, has a cut-off date principal balance of $125,702,137, representing approximately 8.1% of the initial mortgage pool balance. The
Glendale Galleria trust mortgage loan is one of a group of loans made to the same borrower that are secured by a single mortgage instrument on the same mortgaged real property, which we

                                      S-70

refer to in this prospectus supplement as the Glendale Galleria loan combination. The other loans in the Glendale Galleria loan combination will not be included in the trust. The payment priorities between these loans are such that--

     o    the Glendale Galleria trust mortgage loan will be pari passu in right of payment with one of the Glendale Galleria non-trust loans, which we refer to in the prospectus supplement as the Glendale Galleria pari passu non-trust loan, which has an unpaid principal balance of
          $153,635,946 as of the cut-off date, and

     o    the Glendale Galleria trust mortgage loan and the Glendale Galleria pari passu non-trust loan will generally be senior in right of payment to the remaining Glendale Galleria non-trust loans, which we refer to in this prospectus supplement as the Glendale Galleria subordinate non-trust loans and which are grouped into two tiers of relative seniority--a "B-note" tier and a "C-note" tier--, having aggregate unpaid principal balances of $39,905,440 and $49,891,968,
          respectively, as of the cut-off date. During the continuance of certain specified uncured events of default with respect to the
          Glendale Galleria trust mortgage loan and the Glendale Galleria pari passu non-trust loan, no payments of principal or interest will be paid with respect to the Glendale Galleria subordinate non-trust loans until all interest (other than default interest) on and principal of the Glendale Galleria trust mortgage loan and the Glendale Galleria pari passu non-trust loan have been paid in full.

     The Glendale Galleria non-trust loans will generally be serviced under the pooling and servicing agreement for the Merrill Lynch Mortgage Trust 2005-CKI1,
Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1, commercial mortgage securitization, which we refer to in this prospectus supplement as MLMT
Series 2005-CKI1, by the MLMT Series 2005-CKI1 master servicer and MLMT Series
2005-CKI1 special servicer. As described under "Description of the Mortgage
Pool--Loan Combinations--Glendale Galleria Loan Combination" in this prospectus supplement, the holders of the loans making up the Glendale Galleria loan combination have entered into one or more intercreditor agreements, which include provisions to the following effect--

     o    the holder of the Glendale Galleria trust mortgage loan has the right to consult with the MLMT Series 2005-CKI1 master servicer and/or the
          MLMT Series 2005-CKI1 special servicer with respect to various servicing matters affecting the Glendale Galleria loan combination;

     o    the holder of the most junior Glendale Galleria subordinate non-trust loan that has an unpaid principal balance, net of any appraisal reduction amounts allocable to those loans, that is equal to or greater than 25% of its unpaid principal balance (without taking into consideration any applicable appraisal reduction amount), in some cases together with the holder of the other Glendale Galleria subordinate non-trust loan, will have the right, directly or through a designee, to advise and direct the MLMT Series 2005-CKI1 special servicer with respect to various servicing matters affecting the
          Glendale Galleria loan combination;

     o    if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the Glendale Galleria pari passu non-trust loan, the holder(s) of the Glendale Galleria trust mortgage loan and the holders of the Glendale Galleria subordinate non-trust loans have the right to purchase the Glendale Galleria pari passu non-trust loan from the trust at the purchase price set forth in the related intercreditor agreement; and

     o    the holders of the Glendale Galleria subordinate non-trust loans have cure rights with respect to the Glendale Galleria trust mortgage loan in certain default scenarios.

     In connection with exercising any of the foregoing rights, the holders of the Glendale Galleria pari passu non-trust loan and the Glendale Galleria subordinate non-trust loans (or, if applicable, any designee or assignee thereof with respect to the particular right) may have interests that conflict with your interests.

     See "Description of the Mortgage Pool--Loan Combinations--Glendale Galleria
Loan Combination" and "Servicing of the Mortgage Loans--The Controlling Class
Representative" in this prospectus supplement.

                                      S-71

     The mortgage loan (loan number 36) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the East Empire
Industrial Portfolio, which has a cut-off date principal balance of $11,850,000 and represents approximately 0.8% of the initial mortgage pool balance and approximately 0.9% of the initial loan group 1 balance, is part of a split loan structure consisting of that mortgage loan, which we refer to in this prospectus supplement as the East Empire Industrial Portfolio trust mortgage loan and one other loan that will not be included in the trust. The East Empire Industrial
Portfolio trust mortgage loan and the non-trust loan are secured by the same mortgage instrument encumbering the related mortgaged real property. The payment priorities between these loans are such that--

     o    the East Empire Industrial Portfolio trust mortgage loan has an unpaid principal balance of $11,850,000 as of the cut-off date, and

     o    the East Empire Industrial Portfolio trust mortgage loan will generally be senior in right of payment to the East Empire Industrial
          Portfolio non-trust loan, which we refer to in this prospectus supplement as the East Empire Industrial Portfolio subordinate non-trust loan or a "B-note," having an unpaid principal balance of
          $750,000 as of the cut-off date. During the continuance of certain specified uncured events of default with respect to the East Empire
          Industrial Portfolio trust mortgage loan no payments of principal or interest are to be paid with respect to the East Empire Industrial
          Portfolio subordinate non-trust loan until all interest (other than default interest) on and principal of the East Empire Industrial
          Portfolio trust mortgage loan have been paid in full.

     The East Empire Industrial Portfolio non-trust loan will generally be serviced under the pooling and servicing agreement by the master servicer and the special servicer as if it were a mortgage loan in the trust. As described under "Description of the Mortgage Pool--Loan Combinations--A/B Loan
Combinations" in this prospectus supplement, the holders of the loans making up the East Empire Industrial Portfolio loan combination will be entering into one or more related co-lender, intercreditor or other similar agreements, which are expected to include the following provision--

     o    if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the East Empire Industrial
          Portfolio trust mortgage loan, then within a limited period after receiving written notice thereof the holder of the East Empire
          Industrial Portfolio subordinate non-trust loan have the right to purchase the East Empire Industrial Portfolio trust mortgage loan from the trust at the purchase price set forth in the related co-lender, intercreditor or other similar agreement.

     In connection with exercising any of the foregoing rights, the holder of the East Empire Industrial Portfolio subordinate non-trust loan (or, if applicable, any designee or assignee thereof with respect to the particular right) may have interests that conflict with your interests.

     See "Description of the Mortgage Pool--Loan Combinations--A/B Loan
Combinations" in this prospectus supplement.

     The mortgage loan (loan number 117) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Surfside Garden
Apartments, which has a cut-off date principal balance of $1,996,143 and represents approximately 0.1% of the initial mortgage pool balance and approximately 0.9% of the initial loan group 2 balance, is part of a split loan structure consisting of that mortgage loan, which we refer to in this prospectus supplement as the Surfside Garden Apartments trust mortgage loan and one other loan that will not be included in the trust. The Surfside Garden Apartments trust mortgage loan and the non-trust loan are secured by the same mortgage instrument encumbering the related mortgaged real property. The payment priorities between these loans are such that--

     o    the Surfside Garden Apartments trust mortgage loan has an unpaid principal balance of $1,996,143 as of the cut-off date, and

     o    the Surfside Garden Apartments trust mortgage loan will generally be senior in right of payment to the Surfside Garden Apartments non-trust loan, which we refer to in this prospectus supplement as

                                      S-72

          the Surfside Garden Apartments subordinate non-trust loan or a
          "B-note," having an unpaid principal balance of $124,987 as of the cut-off date). During the continuance of certain specified uncured events of default with respect to the Surfside Garden Apartments trust mortgage loan, no payments of principal or interest are to be paid with respect to the Surfside Garden Apartments subordinate non-trust loan until all interest (other than default interest) on and principal of the Surfside Garden Apartments trust mortgage loan have been paid in full.

     The Surfside Garden Apartments non-trust loan will generally be serviced under the pooling and servicing agreement by the master servicer and the special servicer as if it were a mortgage loan in the trust. As described under
"Description of the Mortgage Pool--Loan Combinations--A/B Loan Combinations" in
this prospectus supplement, the holders of the loans making up the Surfside
Garden Apartments loan combination will be entering into one or more related co-lender, intercreditor or other similar agreements, which are expected to include the following provision--

     o    if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the Surfside Garden
          Apartments trust mortgage loan, then within a limited period after receiving notice thereof the holder of the Surfside Garden Apartments subordinate non-trust loan have the right to purchase the Surfside
          Garden Apartments trust mortgage loan from the trust at the purchase price set forth in the related co-lender, intercreditor or other similar agreement.

     In connection with exercising any of the foregoing rights, the holder of the Surfside Garden Apartments subordinate non-trust loan (or, if applicable, any designee or assignee thereof with respect to the particular right) may have interests that conflict with your interests.

     See "Description of the Mortgage Pool--Loan Combinations--A/B Loan
Combinations" in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     In the case of eight (8) mortgaged real properties, representing security for approximately 21.5% of the initial mortgage pool balance (comprised eight
(8) mortgage loans in loan group 1, representing approximately 25.1% of the initial loan group 1 balance), the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. With respect to one mortgage loan secured by the mortgaged real property identified on Annex A-1 as
Colonial Mall Bel Air, approximately 9.9 acres (or about 10%) of the related mortgaged real property is subject to a ground lease. The landlord did not sign an estoppel certificate. The lease does not contain certain protective provisions typically included in a "mortgageable" ground lease, such as: (a) the lender's right to cure a non-monetary default, (b) a requirement that the lease will not be amended without the lender's consent and (c) a provision requiring the landlord to enter into a new lease in the event that the lease is terminated, for example in connection with a rejection by the tenant of the lease in a bankruptcy proceedings. However, certain of the mortgage loan sponsors, Babcock & Brown GPT REIT, Inc. and Colonial Realty Limited
Partnership, have agreed to indemnify the lender for any loss incurred due to a termination or rejection of the lease unless such loss is (a) due to non-payment of rent or taxes or (b) due to the lender's failure to exercise any remedies it may have had under the lease, if any. In addition, the related borrower deposited into a reserve account all payments due under the ground lease through the term of the related mortgage loan.

     Because of possible termination of a ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan.
Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases

                                      S-73

Create Risks for Lenders that Are Not Present When Lending on an Actual
Ownership Interest in a Real Property" and "Legal Aspects of Mortgage
Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

     In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning May Adversely Affect the Use or Value of a Real Property" in the
accompanying prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

     One (1) mortgage loan (loan number 1), which we refer to in this prospectus supplement as the Glendale Galleria trust mortgage loan and which represents approximately 8.1% of the initial mortgage pool balance and approximately 9.5%
of the initial loan group 1 balance, is part of a multiple loan structure we refer to as a loan combination that also includes other loans that will not be included in the trust but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the Glendale
Galleria trust mortgage loan. One of those other non-trust loans will be pari passu in right of payment and in other respects with the Glendale Galleria trust mortgage loan while the other non-trust loans will be generally subordinate in right of payment and in other respects to the Glendale Galleria trust mortgage loan. See "Description of the Mortgage Pool--Loan Combinations--Glendale
Galleria Loan Combination" and "Description of the Mortgage Pool--Additional
Loan and Property Information--Additional and Other Financing."

     The East Empire Industrial Portfolio mortgage loan and the Surfside Garden
Apartments mortgage loan (loan numbers 36 and 117), representing approximately
0.9% of the initial mortgage pool balance (comprised of one (1) mortgage loan in loan group 1, representing approximately 0.9% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately
0.9% of the initial loan group 2 balance), are each part of a split loan structure, each of which we refer to in this prospectus supplement as an A/B loan combination, that also includes a non-trust loan, which we refer to in this prospectus supplement as a B-note loan. Each B-note loan will not be included in the trust but is secured by the same mortgage instrument on the same mortgaged real property that secures the related mortgage loan in the trust that we refer to in this prospectus supplement as an A-note trust mortgage loan or the East
Empire Industrial Portfolio trust loan or the Surfside Garden Apartment's trust loan, respectively, as described under "Description of the Mortgage Pool--Loan
Combinations--A/B Loan Combinations" and referred to under "Description of the
Mortgage Pool--Additional Loan and Property Information--Additional and Other
Financing."

                                      S-74

     In the case of two (2) other mortgage loans (loan numbers 42 and 45), representing 1.4% of the initial mortgage pool balance and approximately 1.6% of the initial loan group 1 balance, the related borrower has incurred or may incur additional debt that is secured by the related mortgaged real property as described under "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing."

     Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

     In the case of fifteen (15) of the mortgage loans (loan numbers 1, 2, 3, 5,
8, 9, 12, 15, 18, 31, 38, 41, 49, 58 and 69), representing approximately 35.5%
of the initial mortgage pool balance and approximately 41.6% of the initial loan group 1 balance as described under "Description of the Mortgage Pool--Additional
Loan and Property Information--Additional and Other Financing," direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the trust if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property. In the case of one (1) mortgage loan (loan number 14), which is secured by the mortgaged real property identified on Annex A-1 as Somerset Place Tower I & II, representing approximately 1.8% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance, the related borrower has the right to incur unsecured debt from one if its principals up to the amount of
$2,500,000 for capital improvements and tenant improvements.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" for additional information regarding the subordinate and additional financing permitted to remain in place or to be incurred under the terms of the mortgage loans.

     We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

     Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its

                                      S-75

anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

     In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Subordinate Debt Increases the Likelihood
That a Borrower Will Default on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1992, which requires all existing facilities considered to be "public accommodations" to meet certain federal requirements related to access and use by disabled persons, For example, not all of the mortgaged real properties securing the mortgage loans comply with the Americans with Disabilities Act of
1992. See "Risk Factors--Compliance with the Americans with Disabilities Act of
1992 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

     Sixteen (16) separate groups of mortgage loans representing thirty-nine
(39) individual mortgage loans, representing approximately 36.0% of the initial mortgage pool balance (comprised of thirty (30) mortgage loans in loan group 1, representing 34.8% of the initial loan group 1 balance and nine (9) mortgage loans in loan group 2, representing 43.6% of the initial loan group 2 balance
(two (2) of the sixteen groups have loans in both loan group 1 and loan group
2)), are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

                                      S-76

     See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline over Time and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance," "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

     Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. One (1) mortgage loan (loan number 69), representing approximately
0.4% of the initial mortgage pool balance (and representing approximately 0.5%
of the initial loan group 1 balance) is secured by a mortgaged real property that includes a movie theater, which theater generates a material portion of the revenue of the subject mortgaged real property. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Self Storage Facilities Are Subject to Unique Risks Which
May Reduce Payments on Your Certificates," "--Office Properties Are Subject to
Unique Risks Which May Reduce Payments on Your Certificates," "--Industrial
Facilities Are Subject to Unique Risks Which May Reduce Payments on Your
Certificates" and "--Manufactured Housing Community Properties Are Subject to
Unique Risks Which May Reduce Payments on Your Certificates" in this prospectus supplement.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans.
Any potential environmental liability could reduce or delay payments on the offered certificates.

                                      S-77

     If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the trust will be subject to certain risks including the following:

     o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

     o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

     o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

     A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans, during the 12-month period ending on the cut-off date
(except with respect to the mortgage loan described in the following sentence).
In the case of one (1) mortgage loan (loan number 35), representing approximately 0.8% of the initial mortgage pool balance (and representing approximately 5.3% of the initial loan group 2 balance), a Phase I environmental site assessment was conducted prior to the 12-month period ending on the cut-off date. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. In the case of seven (7) mortgaged real properties, securing six (6) separate mortgage loans (loan numbers 2, 4,
34, 78, 82 and 142) and representing security for approximately 13.1% of the initial mortgage pool balance and approximately 15.3% of the initial loan group
1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified under "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement, was taken.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long term testing program.

     We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement. Also see
"Risk Factors--Environmental Liabilities Will Adversely Affect the Value and
Operation of the Contaminated Property and May Deter a Lender from Foreclosing"
and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Licensed engineers inspected all the mortgaged real properties that secure the mortgage loans in connection with the originating of such mortgage loans to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each property.

                                      S-78

     The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "Risk Factors--Risks Related to the
Mortgage Loans--Reserves to Fund Capital Expenditures May Be Insufficient and
This May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

FUTURE CASH FLOW AND PROPERTY VALUES ARE NOT PREDICTABLE

     A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

     o    economic conditions generally and in the area of the project;

     o    the age, quality, functionality and design of the property;

     o    the degree to which the property competes with other properties in the area;

     o    changes or continued weakness in specific industry segments;

     o    increases in operating costs;

     o    the willingness and ability of the owner to provide capable property management and maintenance;

     o    the degree to which the property's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

                                      S-79

     o    the location of a mortgaged real property;

     o    whether a mortgaged real property can be easily converted to alternative uses;

     o    an increase in vacancy rates;

     o    perceptions regarding the safety, convenience and attractiveness of such properties;

     o    vulnerability to litigation by tenants and patrons;

     o    environmental contamination; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the mortgage loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged real properties. Although some of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a property (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    changes in building codes and other applicable laws.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

                                      S-80

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

     The mortgage pool will include thirteen (13) mortgage loans, representing approximately 16.4% of the initial mortgage pool balance (comprised of thirteen
(13) mortgage loans in loan group 1, representing 19.2% of the initial loan group 1 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are
cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers," entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

     Four (4) of the thirteen (13) mortgage loans referred to in the preceding paragraph, representing approximately 3.2% of the initial mortgage pool balance
(and approximately 3.7% of the initial loan group 1 balance), are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
          and

     o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or
          "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

     We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be voided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the trust.

     Three (3) mortgage loans, representing approximately 6.0% of the initial mortgage pool balance (and representing approximately 7.0% of the initial loan group 1 balance), are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike

                                      S-81

individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     The borrower under one (1) mortgage loan (loan number 91) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
County Fair Shopping Center, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, is not structured to diminish the likelihood of bankruptcy (among other things, it is not a single-purpose entity) and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities.
Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. In many of these cases, the related borrower does not have an independent director.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Fifteen (15) of the mortgage loans (loan numbers 30, 39, 41, 45, 48, 49,
55, 59, 75, 76, 85, 93, 110, 115, and 116), representing approximately 6.9% of the initial mortgage pool balance (comprised of fourteen (14) mortgage loans in loan group 1, representing approximately 7.1% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
6.1% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans may permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the

                                      S-82

likelihood of a partition action, except as discussed in the paragraph below, generally, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right or the initiation of a partition by such party would constitute an event of default under the mortgage loan documents.
However, there can be no assurance that, if challenged, this waiver or event of default would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the trust may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the U.S. Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                      S-83

     As a result of the foregoing, the special servicer's recovery on behalf of the trust with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans, for example loan number 59, has a sponsor that has filed for bankruptcy protection in the last ten years. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS AND
YOUR INVESTMENT

     From time to time, there may be legal proceedings pending or threatened against the borrowers, the principals of such borrowing, the managers of the mortgaged properties and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, the principals, the managers of the mortgaged properties and their respective affiliates, and certain of the borrowers, the principals, the managers of the mortgaged properties and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. In certain cases, there may have been past foreclosure proceedings relating to mortgaged real properties not included in the trust, but in which certain of the principals of the borrower may have had an interest. It is possible that such legal proceedings may have a material adverse effect on any borrower's or such principals' ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     With respect to one (1) mortgage loan (loan number 41), representing approximately 0.7% of the initial mortgage pool balance (and representing approximately 0.8% of the initial loan group 1 balance), Triple Net Properties,
LLC ("Triple Net") or G REIT, Inc. is the sponsor of this mortgage loan and its affiliate, Triple Net Properties Realty, Inc., is the property manager for this mortgaged property. Triple Net has advised the related-mortgage loan seller that the SEC has opened an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., an affiliate of Triple Net, indicated that the SEC has requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net and its affiliated entities were involved and exemptions from the registration requirements of the
Securities Exchange Act of 1934, as amended, for several entities. In addition, the SEC has requested financial information regarding REITs and other companies advised by Triple Net.

     In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis, and (iii) with respect to certain programs sponsored by Triple Net, where Triple Net invested either alongside or in other programs sponsored by Triple Net, the nature and results of these investments were not fully and accurately disclosed in the tables resulting in an overstatement of Triple Net's program and aggregate portfolio-operating results. We cannot assure you that G REIT, Inc. or Triple
Net will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations-or financial condition of G REIT, Inc. or Triple Net. In addition, we cannot assure you that if litigation were to commence or securityholders were to assert claims related to the foregoing, it would not have a material adverse effect on your investment.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

                                      S-84

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans," "--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing Documents--Representations and Warranties with
Respect to Mortgage Assets" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

     Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such
"one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See "--Risks Related to Geographic Concentration" and "--Risks Related to California Geographic
Concentration" in this prospectus supplement. See also "Legal Aspects of
Mortgage Loans--Foreclosure--One Action and Security First Rules" in the
accompanying prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is

                                      S-85

available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     The special servicer, on behalf of the trust, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the trust were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the trust may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

     Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

     o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of the mortgage loans secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Four Forest Plaza and Lakeside Square and Commerce Pointe, loan numbers (3 and
58), respectively, which collectively represent approximately 4.4% of the initial mortgage pool balance and approximately 5.2% of the initial loan group 1 balance, the holder of the related mezzanine debt secured by a principal's interest in the related borrower is the related mortgage loan seller, which relationship could represent a conflict of interest.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of

                                      S-86

certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, on November 26, 2002, Congress enacted the Terrorism Risk Insurance Act of 2002 (TRIA), which established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of TRIA, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act (as specifically defined under TRIA), (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms terminates on (unless extended by Congressional action) December 31, 2005.

     In a recently issued (June 30, 2005) Report on Terrorism Insurance, the
U.S. Treasury Department concluded that the short term effect of non renewal or non-extension of TRIA would be a decrease in the availability of terrorism coverage, higher costs for policies that could be purchased, and consequently less coverage being taken up in the market. It further concluded, however, that over time the private sector would develop additional capacity by tapping into the capital markets and employing risk transfer mechanisms. Prior to the terrorist attacks in London in July, the Bush administration had stated that it would only support extending TRIA if changes were made to the law to increase the magnitude of the events that would trigger coverage under TRIA, increase deductibles and co-payments, and eliminate some lines of insurance altogether.
The London terrorist attacks have reinvigorated the debate over extension of
TRIA, with many insurers and reinsurers asserting a need to extend TRIA's back stop provisions. In addition, proposals for replacing TRIA, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. In this regard, on December 16, 2005, the House and the Senate reached an agreement on legislation that will extend the TRIA program for an additional two years. The bill proposes certain significant changes from the current version. One such change includes increasing the amount of an event that triggers coverage under the Terrorism
Risk Insurance Act of 2002 from the current $5 million to $50 million (i.e., the
Terrorism Risk Insurance Program would not cover the first $50 million of loss)
through December 2006, with a further increase in the amount of an event that triggers coverage under the Terrorism Risk Insurance Act of 2002 by an additional $50 million (i.e., the Terrorism Risk Insurance Program would not cover the first $100 million of loss) through December 2007. As a result, either the Mortgage Loan Borrower would be required (to the extent required by the mortgage loan documents and to the extent such coverage is obtainable) to obtain separate coverage for events that do not meet the threshold, or such an event would not be covered. The bill will extend the Terrorism Risk Insurance Act of
2002 though December 31, 2007, once it is signed into law by the President.

     TRIA only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, TRIA still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in TRIA prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

                                      S-87

     If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

     We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     The master servicer, with respect to each of the mortgage loans (other than the Glendale Galleria trust mortgage loan), including specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property (other than any REO property with respect to the
Glendale Galleria trust mortgage loan), will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents.
Notwithstanding the foregoing, the master servicer and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

     o    such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o    such insurance is not available at any rate.

     Under the MLMT Series 2005-CKI1 pooling and servicing agreement, the MLMT
Series 2005-CKI1 master servicer and special servicer have similar but not identical obligations to ensure the maintenance of insurance for the mortgaged real property securing the Glendale Galleria trust mortgage loan, or any REO property with respect to that mortgage loan.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

     With respect to fourteen (14) of the mortgage loans (loan numbers 6, 7, 10,
13, 21, 23, 25, 32, 46, 54, 84, 88, 90, 92 and 107), representing approximately
14.6% of the initial mortgage pool balance (comprised of ten (10)

                                      S-88

mortgage loans in loan group 1, representing approximately 12.9% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 25.1% of the initial loan group 2 balance), the requirement that the borrower maintain insurance against terrorist acts has been waived.

     Any losses incurred with respect to the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

     If such casualty losses are not covered by standard casualty insurance policies and the loan documents do not specifically require the borrowers to obtain this form of coverage, then in the event of a casualty, the amount available to make distributions on your offered certificates could be reduced.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated or implied. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives, changes in preferences, and those described under "Risk Factors" in this prospectus supplement and the accompanying prospectus, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the one hundred forty-two (142) mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of
$1,546,255,943. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of making distributions with respect to certain classes of offered certificates, as described under "Description of the Offered
Certificates," the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of one hundred-thirteen (113) mortgage loans, representing approximately 85.4% of the initial mortgage pool balance (representing approximately 31.6% of all the mortgage loans secured by multifamily properties and 62.4% of all the mortgage loans secured by manufactured housing community properties), that are secured by the various property types that constitute collateral for those mortgage loans.
Loan group 2 will consist of twenty-nine (29) mortgage loans, representing approximately 14.6% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties (representing approximately 53.5% of all the mortgage loans secured by multifamily and manufactured housing community properties). Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all

                                      S-89

monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $996,594 to $125,702,137, and the average of those cut-off date principal balances is $10,889,126; the cut-off date principal balances of the mortgage loans in loan group 1 range from $996,594 to $125,702,137, and the average of those cut-off date principal balances is $11,691,616; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$1,300,000 to $29,000,000, and the average of those cut-off date principal balances is $7,762,183.

     When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the Non-Trust Loans, which will not be included in the trust.

     Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

     You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any private mortgage insurer.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

     o    when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

     o    when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

     o    if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the

                                      S-90

          subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

     o    unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property, in which cases, the
          Glendale Galleria Pari Passu Non-Trust Loan is taken into account), statistical information presented in this prospectus supplement with respect to the related Trust Mortgage Loans excludes the related
          Non-Trust Loans;

     o    unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan in the trust that is part of an A/B Loan Combination excludes the related subordinate non-trust loans;

     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
          5% larger or smaller than indicated;

     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include thirteen (13) mortgage loans, representing approximately 16.4% of the initial mortgage pool balance (and representing approximately 19.2% of the initial loan group 1 balance), that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Five (5) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of certain criteria set forth in the related loan documents;

     o    the satisfaction of certain leasing goals or other performance tests;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

                                      S-91

     For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

     The table below shows each group of mortgaged real properties that:

     o    are owned by the same or affiliated borrowers; and

     o    secure in total two or more mortgage loans that are not
          cross-collateralized and that represent in the aggregate at least 1%
          of the initial mortgage pool balance.

                                    NUMBER OF STATES
                                        WHERE THE
                                     PROPERTIES ARE    AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE POOL
GROUP         PROPERTY NAMES           LOCATED(1)         PRINCIPAL BALANCE               BALANCE
-----         --------------        ----------------   ----------------------   --------------------------

  1     Holiday Hills Village               1               $ 37,600,000                   2.4%
  1     Meadows of Chantilly                1                 34,800,000                   2.3
  1     Green Acres                         1                 30,560,000                   2.0
  1     Windmill Village                    1                 17,155,000                   1.1
  1     Country Place                       1                 16,125,000                   1.0
  1     Golden Terrace                      1                 14,400,000                   0.9
  1     The Winds of St. Armands            1                 13,000,000                   0.8
  1     Casa del Sol Resort                 1                 10,230,000                   0.7
  1     Bonanza Village                     1                  9,180,000                   0.6
                                                            ------------                  ----
        TOTAL                               9               $183,050,000                  11.8%
                                                            ============                  ====

  2     Colonial Mall Bel Air               1               $122,400,000                   7.9%
  2     Colonial Mall Greenville            1                 44,675,000                   2.9
                                                            ------------                  ----
        TOTAL                               2               $167,075,000                  10.8%
                                                            ============                  ====

  3     Daisy Ridge Apartments              1               $ 17,450,000                   1.1%
  3     Casa Alberta Apartments             1                 17,250,000                   1.1
                                                            ------------                  ----
        TOTAL                               2               $ 34,700,000                   2.2%
                                                            ============                  ====

  4     Presnell Portfolio II               1               $ 14,249,222                   0.9%
  4     Presnell Portfolio I                1                 13,838,455                   0.9
                                                            ------------                  ----
        TOTAL                               2               $ 28,087,678                   1.8%
                                                            ============                  ====

  5     16260 Ventura Boulevard             1               $ 11,800,000                   0.8%
  5     Lone Hill Shopping Center           1                 11,500,000                   0.7
                                                            ------------                  ----
        TOTAL                               2               $ 23,300,000                   1.5%
                                                            ============                  ====

  6     Harbour Center                      1               $ 10,860,000                   0.7%
  6     Suntrust Building                   1                  7,420,000                   0.5
                                                            ------------                  ----
        TOTAL                               2               $ 18,280,000                   1.2%
                                                            ============                  ====

  7     Vacaville Nugget Market             1               $  9,230,000                   0.6%
  7     Food 4 Less Retail Center           1                  7,300,000                   0.5
                                                            ------------                  ----
        TOTAL                               2               $ 16,530,000                   1.1%
                                                            ============                  ====

----------
(1)  Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. One hundred thirty-two (132) of the mortgage loans, representing
77.1% of the initial mortgage pool balance (comprised of one hundred-four (104)
mortgage loans in loan group 1, representing 74.2% of the initial loan group 1 balance, and twenty-eight (28) mortgage loans in loan group 2, representing
93.9% of the

                                      S-92

initial loan group 2 balance), provide for monthly debt service payments to be due on the first day of each month. Ten (10) of the mortgage loans, representing
22.9% of the initial mortgage pool balance (comprised of nine (9) mortgage loans in loan group 1, representing 25.8% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2, representing 6.1% of the initial loan group 2 balance), provide for monthly debt service payments to be due on the 8th day of each month. No mortgage loan has a grace period that extends payment beyond the
8th day of any calendar month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans," each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

     The mortgage interest rate for each of the mortgage loans is shown on Annex
A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 4.6496% per annum to 6.5600% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.4060% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 4.6496% to 6.5600% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.3915% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.0500% to
6.0100% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.4912% per annum.

     Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

     One hundred forty-one (141) of the mortgage loans, representing approximately 98.2% of the initial mortgage pool balance (comprised of one hundred twelve (112) mortgage loans in loan group 1, representing approximately
97.9% of the initial loan group 1 balance, and twenty-nine (29) mortgage loans in loan group 2, representing approximately 100.0% of the initial loan group 2 balance), will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days, and one (1) of the mortgage loans, representing approximately 1.8% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance, will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Partial Interest-Only Balloon Loans. Sixty-three (63) of the mortgage loans, representing approximately 65.7% of the initial mortgage pool balance
(comprised of fifty-one (51) mortgage loans in loan group 1, representing approximately 65.6% of the initial loan group 1 balance, and twelve (12)
mortgage loans in loan group 2, representing approximately 66.3% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

     Interest-Only Balloon Loans. Three (3) of the mortgage loans, representing approximately 3.8% of the initial mortgage pool balance (and representing approximately 4.5% of the initial loan group 1 balance), require the payment of interest only for the entire term of the subject mortgage loan and the payment of all principal on the maturity date.

     Amortizing Balloon Loans. Seventy-three (73) of the mortgage loans, representing approximately 29.5% of the initial mortgage pool balance (comprised of fifty-six (56) mortgage loans in loan group 1, representing approximately
28.8% of the initial loan group 1 balance, and seventeen (17) mortgage loans in loan group 2, representing approximately 33.7% of the initial loan group 2 balance), are characterized by--

     o    an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

     o    a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

                                      S-93

     These seventy-three (73) mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and
"--Interest-Only Balloon Loans" above.

     ARD Loans. One (1) mortgage loan (loan number 48), representing approximately 0.6% of the initial mortgage pool balance (and representing approximately 0.8% of the initial loan group 1 balance), is characterized by the following features:

     o    a maturity date that is more than 20 years following origination;

     o    the designation of an anticipated repayment date that is generally
          5-10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

     o    the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

     o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

     o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

     o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

     o    from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether the mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

     In the case of such mortgage loan, the borrower has agreed to enter into a cash management agreement prior to the anticipated repayment date if it has not already done so. The borrower or the manager of the mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

     Any amount received in respect of additional interest payable on the ARD
Loan will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loan, no prepayment premium or yield maintenance charge will be due in connection with any principal prepayment after the anticipated repayment date.

                                      S-94

     Fully Amortizing Loans. Two (2) of the mortgage loans, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.3%
of the initial loan group 1 balance, are characterized by--

     o    constant monthly debt service payments throughout the substantial term of the mortgage loans; and

     o    amortization schedules that are approximately equal to the actual terms of the mortgage loans.

     These fully amortizing loans have neither an anticipated repayment date;
nor the associated repayment incentives.

     Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Voluntary Prepayment Provisions. In general (except as described below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

     o    a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

     o    an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to twenty-seven payment periods prior to the stated maturity date or anticipated repayment date. Additionally, the mortgage loan with anticipated repayment date does not require a yield maintenance charge after the anticipated repayment date.

     The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans," most of the mortgage loans
(one hundred-six (106) mortgage loans in loan group 1, representing approximately 94.5% of the initial loan group 1 balance, and twenty-eight (28)
mortgage loans in loan group 2, representing 99.0% of the initial loan group 2 balance) will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out Periods. Except as described under "--Prepayment
Consideration" below with respect to one (1) mortgage loan (loan number 9)
below, one hundred forty-one (141) of the mortgage loans, representing approximately 97.9% of the initial mortgage pool balance (comprised of one hundred twelve (112) mortgage loans in loan group 1, representing approximately
97.6% of the initial loan group 1 balance, and twenty-nine (29) mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 107.2 months. See Annex A-1 for the specific lock-out periods of the mortgage loans.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real Properties" and "--Terms and Conditions of the Mortgage
Loans--Other Prepayment Provisions" and "--Mortgage Loans That May Require/Allow
Principal Paydowns" below.

                                      S-95

     Prepayment Consideration. Eleven (11) of the mortgage loans, representing approximately 7.9% of the initial mortgage pool balance (comprised of ten (10)
mortgage loans in loan group 1, representing approximately 9.0% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 1.0% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term and, in some cases, following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

     In the case of one (1) mortgage loan (loan number 9), representing approximately 2.1% of the initial mortgage pool balance (and representing approximately 2.4% of the initial loan group 1 balance), the related borrower may prepay the subject mortgage loan with a yield maintenance charge during the defeasance lockout period. After the defeasance lockout period, the subject mortgage loan may be defeased but not prepaid. In the case of one (1) mortgage loan (loan number 48) representing approximately 0.6% of the initial mortgage pool balance (and representing approximately 0.8% of the initial loan group 1 balance), following the initial prepayment lock-out period, the mortgage loan may be prepaid with a yield maintenance charge, and after the defeasance lock-out period, the borrower can either prepay the mortgage loan with a yield maintenance charge or defease. In the case of one (1) mortgage loan (loan number
85) representing approximately 0.3% of the initial mortgage pool balance (and representing approximately 0.3% of the initial loan group 1 balance), after the defeasance lockout period, the borrower can either prepay the mortgage loan with a yield maintenance charge or defease.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders (or, if allocable to the class
A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest while the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the related swap counterparty, to the applicable swap counterparty), in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectibility of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance
Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk"
in this prospectus supplement, "Risk Factors--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

                                      S-96

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

     Many of the mortgage loans permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

     o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o    a transfer of ownership interests to a family member for estate planning purposes;

     o    changes in ownership between existing partners and members of the related borrower;

     o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

     o    transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

     o    other transfers similar in nature to the foregoing.

     Mortgage Loans That May Require/Allow Principal Paydowns. Excluding
mortgage loans that have immediate repair holdbacks or certain other upfront reserves, nine (9) mortgage loans (loan numbers 39, 44, 46, 52, 54, 75, 105, 107 and 137), representing approximately 4.1% of the initial mortgage pool balance
(comprised of seven (7) mortgage loans in loan group 1, representing approximately 3.8% of the initial loan group 1 balance, and

                                      S-97

two (2) mortgage loans in loan group 2, representing approximately 5.7% of the initial loan group 2 balance), are secured by letters of credit or cash reserves that in each such case--

     o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o    if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of the letters of credit and/or cash reserves was
$2,579,110, determined at the time of closing of each of those mortgage loans.

     With respect to one (1) mortgage loan (loan number 39) referenced above, in the event the lender elects to apply the related cash reserve to the payment of the mortgage loan, the related borrower will be required to pay a prepayment consideration.

     Two (2) mortgage loans (loan numbers 13 and 26), representing approximately
2.8% of the initial mortgage pool balance (and representing approximately 3.2%
of the initial loan group 1 balance), will require a partial prepayment if certain conditions set forth in the mortgage loan documents are not met. Such partial prepayment may not be accompanied by a prepayment consideration or a yield maintenance charge.

     See also "--Other Prepayment Provisions" above.

     Defeasance Loans. One hundred thirty-four (134) mortgage loans, representing approximately 95.1% of the initial mortgage pool balance (comprised of one hundred six (106) mortgage loans in loan group 1, representing approximately 94.5% of the initial loan group 1 balance, and twenty-eight (28)
mortgage loans in loan group 2, representing approximately 99.0% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of section 2(a)(16) of the
Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property. In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o    will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property to be released and the portion of the monthly debt service payments attributable to the property to be released, (ii) an estimated or otherwise determined sales price of the property to be released or (iii) the achievement or maintenance of a specified debt

                                      S-98

service coverage ratio with respect to the real properties that are not being released. Eleven (11) mortgage loans, representing approximately 16.9% of the initial mortgage pool balance and approximately 16.6% of the initial loan group
1 balance and 19.0% of the loan group 2, permit the partial release of collateral in connection with partial defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

     Collateral Substitution and Partial Releases Other Than in Connection with
Defeasance.

     In the case of one (1) mortgage loan (loan number 1), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Glendale Galleria, representing approximately 8.1% of the initial mortgage pool balance and approximately 9.5% of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the mortgaged property with another parcel of real property subject to the satisfaction of certain conditions, specifically:

     o    the release parcel must either be (i) vacant, non-income-producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas or (ii) a specific parcel contemplated by the loan documents;

     o    the substitute parcel to be acquired by related borrower must be described in the loan documents or another parcel reasonably equivalent in use, value and condition to the release parcel as established by a letter of value provided by related borrower from an appraiser;

     o    if the substitute parcel is acquired pursuant to a ground lease, the ground lease shall satisfy all of the then-current criteria of S&P for financeable ground leases and related borrower must deliver to lender an estoppel letter from the ground lessor in a form which shall satisfy all of the then-current criteria of S&P for ground lease estoppel letters;

     o    related borrower must deliver environmental reports and physical condition reports as required the lender; and

     o    related borrower must deliver title insurance, title endorsements, mortgage and other customary loan documents in favor of lender covering the substitute property.

     In the case of one (1) mortgage loan (loan number 4), identified on Annex
A-1 as being secured by the mortgaged real properties known as CNL-Cirrus MOB
Portfolio, representing approximately 3.7% of the initial mortgage pool balance and approximately 4.4%, of the initial loan group 1 balance, the related borrower may substitute an individual mortgaged real property, each of which is either a medical office or a healthcare building, with properties of like kind and quality (the substitute property must be either a medical office or a healthcare building, but the borrower's interest in the substituted property may be either a fee simple or a leasehold interest) upon satisfaction of certain conditions set forth under the related loan documents, including (without limitation):

     o    the then current value of the proposed substitute property will equal or exceed the greater of (i) the initial appraised value of the property being replaced and (ii) the then current market value of the property being replaced immediately prior to the substitution, provided, however, in all events the ratio of (y) the outstanding principal indebtedness to (z) such market value of the proposed substitute property will be less than 100%;

                                      S-99

     o    after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all individual properties will be no less than the greater of (i) 1.40x and (ii) the debt service coverage ratio immediately prior to the property substitution, provided that in no event will a debt service coverage ratio of more than 1.75x be required;

     o    after giving effect to the proposed property substitution, the aggregate amount of rent payable under the leases at all the individual properties for traditional medical office use (as opposed to surgical use) will not be less than 50% of all rents payable under all leases at all the individual properties; and

     o    the receipt of a written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of then current ratings of the offered certificates.

     In the case of one (1) mortgage loan (loan number 9), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as TownePlace Suites Portfolio, representing approximately 2.1% of the initial mortgage pool balance and approximately 2.4% of the initial loan group 1 balance, the related borrower may from time to time substitute an individual mortgaged real property with another real property subject to the satisfaction of certain conditions, including:

     o    the aggregate of (i) allocated loan amount with respect to the individual mortgaged real property to be replaced, plus (ii) the allocated loan amounts with respect to all individual mortgaged real properties previously or simultaneously replaced is less than 50% of the then-current principal balance of the related mortgage loan;

     o    the then-current market value of any proposed substitute real property
          (as determined by an appraisal acceptable to a reasonable commercial mortgage lender) equals or exceeds the then-current value of the individual mortgaged real property proposed to be replaced (as determined by an appraisal acceptable to a reasonable commercial mortgage lender);

     o    the net operating income of the proposed substitute real property for the twelve-month period trailing the date of determination equals or exceeds the net operating income of the individual mortgaged real property proposed to be replaced during the same period;

     o    after giving effect to the property substitution, the debt service coverage ratio for the aggregate of all mortgaged real properties included in the portfolio for the trailing twelve-months is not less than the greater of (i) 1.57x and (iii) the debt service coverage ratio with respect to the related mortgage loan for the trailing twelve-months immediately prior to the substitution;

     o    the substitute real property (i) is fully constructed and has been operating for a minimum of twelve months, and (ii) is a limited service hotel property or full service hotel property, in each case, operating under a Marriott franchise or any other brand affiliated with the foregoing; and

     o    the receipt of a written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

                                     S-100

     In the case of two (2) mortgage loans (loan numbers 27 and 29), identified on Annex A-1 as being secured by the mortgaged real properties known as Presnell
Portfolio II and Presnell Portfolio I, respectively, representing approximately
0.9% and 0.9%, respectively, of the initial mortgage pool balance and approximately 1.1% and 1.0%, respectively, of the initial group 1 balance, the respective borrowers may substitute one or more mortgaged properties (not to exceed the lesser of (i) three (3) mortgaged real properties in the aggregate under each mortgage loan or (ii) the number of mortgaged real properties that in the aggregate have an allocated loan amount not to exceed a certain amount as specified in the respective mortgage loan documents ($4,764,000 for Presnell
Portfolio II and $4,626,667 for Presnell Portfolio I)) upon satisfaction of certain conditions set forth under the related loan documents, including
(without limitation):

     o    after giving effect to the proposed property substitution, the loan-to-value ratio for the aggregate of all individual properties must not be greater than (i) the loan-to-value ratio for the aggregate of all individual properties as of the origination date of the mortgage loan and (ii) the loan-to-value ratio for the aggregate of all individual properties immediately prior to the substitution;

     o    after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all individual properties will be no less than the greater of (i) 1.38x and (ii) the debt service coverage ratio immediately prior to the property substitution;

     o    the net operating income for the replacement property does not show a downward trend over the three (3) years immediately prior to the proposed property substitution; and

     o    the receipt of a written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates.

     In addition, with respect to the mortgage loans (loan numbers 27 and 29)
known as Presnell Portfolio II and Presnell Portfolio I, partial releases of one or more mortgaged properties within each mortgage loan portfolio may be accomplished by making a yield maintenance payment in an amount equal to the greater of (A) 1% of 110% of the allocated loan amount (which allocated loan amount for each mortgaged property is set forth in the mortgage loan documents)
or (B) an amount never less than zero, equal to (x) the present value, as of the date such prepayment is received, of the remaining scheduled payments of principal and interest for such mortgaged property from the date such prepayment is received through the maturity date (including any balloon payment) determined by discounting such remaining scheduled payments for such mortgaged property at the discount rate (which is the rate, when compounded monthly, is equivalent to the treasury rate (which treasury rate is the yield on a U.S. treasury security that has the most closely corresponding maturity date to the maturity date of the applicable mortgage loan), when compounded semi-annually) less (y) the allocated loan amount for such mortgaged property.

     Certain other of the mortgage loans permit the release of certain parcels upon the satisfaction of certain requirements other than defeasance. In those cases, no material value was given to such parcels in the underwriting of the related mortgage loans.

MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

                                     S-101

SIGNIFICANT MORTGAGE LOANS

     The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                              NUMBER OF
                              MORTGAGE                   % OF      % OF     % OF
                               LOANS/       CUT-OFF     INITIAL  INITIAL  INITIAL
                   MORTGAGE   MORTGAGED      DATE      MORTGAGE    LOAN     LOAN
                     LOAN       REAL       PRINCIPAL     POOL    GROUP 1  GROUP 2
     LOAN NAME      SELLER   PROPERTIES     BALANCE     BALANCE  BALANCE  BALANCE
-----------------  --------  ----------  ------------  --------  -------  -------

Glendale
   Galleria(3)...    MLML        1/1     $125,702,137     8.1%     9.5%     0.0%
Colonial Mall Bel
   Air...........     CRF        1/1      122,400,000     7.9      9.3      0.0
Four Forest Plaza
   and Lakeside
   Square........     CRF        1/2       60,670,000     3.9      4.6      0.0
CNL-Cirrus MOB
   Portfolio.....     CRF        1/8       57,655,000     3.7      4.4      0.0
Colonial Mall
   Greenville....     CRF        1/1       44,675,000     2.9      3.4      0.0
Holiday Hills
   Village.......   LaSalle      1/1       37,600,000     2.4      2.8      0.0
Meadows of
   Chantilly.....   LaSalle      1/1       34,800,000     2.3      2.6      0.0
Samaritan Medical
   Tower.........    MLML        1/1       34,500,000     2.2      2.6      0.0
TownePlace Suites
   Portfolio.....    MLML        1/7       31,995,000     2.1      2.4      0.0

Green Acres......   LaSalle      1/1       30,560,000     2.0      2.3      0.0
                                -----    ------------    ----     ----      ---
TOTAL/WEIGHTED
   AVERAGE.......               10/24    $580,557,137    37.5%    43.9%     0.0%

                                              CUT-OFF
                                                DATE
                                              PRINCIPAL             CUT-OFF
                                  PROPERTY     BALANCE               DATE
                     PROPERTY       SIZE         PER                  LTV
     LOAN NAME         TYPE      SF/UNIT(1)   SF/UNIT(2)  DSCR(2)  RATIO(2)
-----------------  ------------  ----------   ----------  -------  --------

Glendale
   Galleria(3)...     Retail       660,671    $   422.79    1.88x    44.3%
Colonial Mall Bel
   Air...........     Retail       999,799    $   122.43    1.24     78.5
Four Forest Plaza
   and Lakeside
   Square........     Office       792,177    $    76.59    1.20     77.6
CNL-Cirrus MOB
   Portfolio.....    Various       337,983    $   170.59    1.43     68.5
Colonial Mall
   Greenville....     Retail       404,266    $   110.51    1.25     75.3
Holiday Hills      Manufactured
   Village.......    Housing           735    $51,156.46    1.27     80.0
Meadows of         Manufactured
   Chantilly.....    Housing           500    $69,600.00    1.23     80.0
Samaritan Medical
   Tower.........     Office       143,491    $   240.43    1.20     77.5
TownePlace Suites
   Portfolio.....  Hospitality         697    $45,903.87    1.59     64.9
                   Manufactured
Green Acres......    Housing           595    $51,361.34    1.21     80.0
                                                            ----     ----
TOTAL/WEIGHTED
   AVERAGE.......                                           1.41X    69.2%

----------
(1)  Property size is indicated in square feet, except with respect to manufactured housing (in which case it is indicated by pads) and hospitality (in which case it is indicated in rooms) properties.

(2)  In the case of the Glendale Galleria Trust Mortgage Loan, the cut-off date principal balance per square foot, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the related Trust
     Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan,
     excluding the annualized debt service payable under the Glendale Galleria subordinate non-trust loans and, in the case of the cut-off date principal balance per square foot and the cut-off date loan-to-value ratio, the cut-off date principal balance of the Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan, not taking into account the principal balances of the related subordinate non-trust loans.

(3)  It has been confirmed by each of S&P and Moody's, in accordance with their respective methodologies, that the subject mortgage loan has credit characteristics consistent with an investment grade rated obligation.

     See Annex C to this prospectus supplement for descriptions of the ten (10)
largest mortgage loans or groups of cross-collateralized mortgage loans.

LOAN COMBINATIONS

     General. The mortgage pool will include three (3) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

                                     S-102

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

                                                                                                                U/W NCF DSCR AND
                                                                              RELATED PARI     RELATED            CUT-OFF DATE
             MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION                   PASSU      SUB-ORDINATE     LOAN-TO-VALUE RATIO
---------------------------------------------------------------------------     NON-TRUST      NON-TRUST         OF ENTIRE LOAN
                                                 % OF       % OF      % OF        LOANS          LOANS            COMBINATION
   MORTGAGED PROPERTY NAME         CUT-OFF      INITIAL   INITIAL   INITIAL   ------------   ------------   -----------------------
 (AS IDENTIFIED ON ANNEX A-1        DATE       MORTGAGE     LOAN      LOAN       ORIGINAL       ORIGINAL              CUT-OFF DATE
     TO THE ACCOMPANYING          PRINCIPAL      POOL     GROUP 1   GROUP 2     PRINCIPAL      PRINCIPAL    U/W NCF   LOAN-TO-VALUE
    PROSPECTUS SUPPLEMENT)         BALANCE      BALANCE   BALANCE   BALANCE      BALANCE        BALANCE       DSCR        RATIO
-----------------------------   ------------   --------   -------   -------   ------------    -----------   -------   -------------

1. Glendale Galleria            $125,702,137     8.1%       9.5%      0.0%    $154,000,000    $40,000,000    1.38x        58.6%
                                                                                              (B Note)
                                                                                              $50,000,000
                                                                                              (C Note)
2. East Empire Industrial
      Portfolio                 $ 11,850,000     0.8%       0.9%      0.0%             N/A    $   750,000    1.10x        76.5%
                                                                                              (B Note)
3. Surfside Garden Apartments   $  1,996,143     0.1%       0.0%      0.9%             N/A    $   125,000    1.24x        81.6%
                                                                                              (B Note)

     Glendale Galleria Loan Combination

     The Glendale Galleria Trust Mortgage Loan, which has a cut-off date principal balance of $125,702,137, representing approximately 8.1% of the initial mortgage pool balance and approximately 9.5% of the initial loan group 1 balance, is part of a multiple loan structure we refer to as a loan combination consisting of that mortgage loan and multiple Non-Trust Loans, consisting of the
Glendale Galleria Pari Passu Non-Trust Loan and the Glendale Galleria
Subordinate Non-Trust Loans. The Glendale Galleria Non-Trust Loans will not be included in the trust. The Glendale Galleria Subordinate Non-Trust Loans fall into two (2) tiers of priority--a "B-note" tier and a "C-note" tier, with loans within each tier being pari passu in right of payment and other respects with each other. All of those mortgage loans are secured by the same mortgage instrument encumbering the Glendale Galleria Mortgaged Property and are being serviced under the pooling and servicing agreement, dated as of December 1,
2005, by and among us, as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer, LaSalle Bank
National Association, as trustee, and ABN AMRO Bank, N.V., as fiscal agent, pursuant to which agreement Merrill Mortgage Trust 2005-CKI1, Commercial
Mortgage Pass-Through Certificates, Series 2005-CKI1 were issued. We refer to that agreement as the MLMT Series 2005-CKI1 pooling and servicing agreement in this prospectus supplement. The servicing arrangements under the MLMT Series
2005-CKI1 pooling and servicing agreement are similar but not identical to the servicing arrangements under the pooling and servicing agreement for our Series
2005-LC1 certificates under which the rest of the mortgage pool will be serviced, which agreement we refer to as "the pooling and servicing agreement"
in this prospectus supplement.

     Priority of Payments. Pursuant to the Glendale Galleria Intercreditor
Agreement, prior to the occurrence and continuance of a Glendale Galleria
Triggering Event, collections on the Glendale Galleria Loan Combination
(excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a Glendale Galleria
Subordinate Non-Trust Loan following a defeasance of the Glendale Galleria Trust
Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the MLMT Series 2005-CKI1 pooling and servicing agreement) generally in the following manner, to the extent of available funds:

     o    first, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pro rata and pari passu basis) in an amount equal to all accrued and unpaid interest on their respective principal balances (net of related master servicing fees);

     o    second, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pari passu basis) in an amount equal to scheduled principal payments due in respect of those loans and their respective pro rata portions (based on their respective principal balances immediately prior to the date of payment) of other principal payments attributable to the Glendale
          Galleria Loan Combination in accordance with the related loan documents;

     o    third, to the Glendale Galleria Subordinate Non-Trust Loans, in
          descending order of seniority, in amounts equal to (a) the aggregate amount of all payments made by the holders thereof in connection with the exercise of their cure rights, (b) all accrued and unpaid interest on their respective principal balances (net of related master servicing fees) and (c) scheduled principal payments due in respect of those loans and their respective pro rata portions (based on their respective principal balances immediately prior to the date of payment) of all principal payments

                                      S-103

          attributable to the Glendale Galleria Loan Combination in accordance with the related loan documents;

     o    fourth, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pari passu basis), any yield maintenance premium due in respect of those loans under the loan documents;

     o    fifth, to the Glendale Galleria Subordinate Non-Trust Loans, in
          descending order of seniority, in amounts equal to the yield maintenance premiums due in respect of those loans under the loan documents;

     o    sixth, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
          Glendale Galleria Borrower, to the extent not payable to any party under the MLMT Series 2005-CIK1 pooling and servicing agreement;

     o    seventh, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances of immediately prior to the date of payment), late payment charges actually paid by the Glendale
          Galleria Borrower, to the extent not payable to any party pursuant to the MLMT Series 2005-CIK1 pooling and servicing agreement; and

     o    eighth, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Glendale Galleria Borrower.

     Pursuant to the Glendale Galleria Intercreditor Agreement, subsequent to the occurrence and during the continuance of a Glendale Galleria Triggering
Event, collections on the Glendale Galleria Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a Glendale Galleria Subordinate Non-Trust
Loan following a defeasance of the Glendale Galleria Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the MLMT Series 2005-CIK1 pooling and servicing agreement) generally in the following manner, to the extent of available funds:

     o    first, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pari passu basis) in an amount equal to accrued and unpaid interest on their respective principal balances (net of related master servicing fees);

     o    second, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pari passu basis), principal payments, until their respective principal balances have been reduced to zero;

     o    third, to the Glendale Galleria Subordinate Non-Trust Loans, in
          descending order of seniority, in amounts equal to (a) the aggregate amount of all payments made by the holders thereof in connection with the exercise of their cure rights, (b) accrued and unpaid interest on their respective principal balances (net of related master servicing fees) and (c) principal payments until their respective principal balances have been reduced to zero;

     o    fourth, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (on a pari passu basis), any yield maintenance premium due in respect of those loans under the loan documents;

     o    fifth, to the Glendale Galleria Subordinate Non-Trust Loans, in
          descending order of seniority, in amounts equal to the yield maintenance premiums due in respect of those loans under the applicable loan documents;

                                      S-104

     o    sixth, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
          Glendale Galleria Borrower, to the extent not payable to any party under the MLMT Series 2005-CKI1 pooling and servicing agreement;

     o    seventh, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances of immediately prior to the date of payment), late payment charges actually paid by the Glendale
          Galleria Borrower, to the extent not payable to any party pursuant to the MLMT Series 2005-CKI1 pooling and servicing agreement; and

     o    eighth, to the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Non-Trust Loans, on a pro rata basis (based on their respective initial principal balances), in amounts equal to any excess amounts paid by, but not required to be returned to, the Glendale
          Galleria Borrower.

     Consent Rights. Under the Glendale Galleria Intercreditor Agreement, the
Glendale Galleria Controlling Party will be entitled to consult with the special servicer and the special servicer may not take any of the following actions without the consent of the Glendale Galleria Controlling Party; provided that, with respect to the actions described in the third, fifth and seventh bullets below, if the Glendale Galleria Controlling Party is the holder of the Glendale
Galleria Subordinate Non-Trust Loan designated as "Note C" under the Glendale
Galleria Intercreditor Agreement, the consent of the holder of the other
Glendale Galleria Subordinate Non-Trust Loan will be required:

     o    any modification of, or waiver with respect to (a) the material payment terms of the Glendale Galleria Loan Combination, (b) any provision of the related loan documents that restricts the Glendale
          Galleria Borrower or its equity owners from incurring additional indebtedness or (c) any other material non-monetary term of the
          Glendale Galleria Loan Combination;

     o    any acceptance of an assumption agreement releasing the Glendale
          Galleria Borrower from liability under the Glendale Galleria Loan
          Combination;

     o    any release of any portion of the Glendale Galleria Mortgaged Property
          (other than in accordance with the terms of the related loan documents);

     o    any determination to cause the Glendale Galleria Mortgaged Property to comply with environmental laws;

     o    any acceptance of substitute or additional collateral for the Glendale
          Galleria Loan Combination (other than in accordance with the terms thereof);

     o    any waiver of a due-on-sale, due-on-encumbrance or insurance provision;

     o    any proposed sale of the Glendale Galleria Loan Combination of the
          Glendale Galleria Mortgaged Property after it becomes REO Property;

     o    any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement insurance policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents (in each case if approval is required by the related loan documents);

     o    any approval of a material capital expenditure if approval is required under the related loan documents;

     o    any replacement of the property manager, if approval is required by the related loan documents;

     o    any approval of the incurrence of additional indebtedness secured by the Glendale Galleria Mortgaged Property, if approval is required under the related loan documents; and

     o    any adoption or approval of a plan in bankruptcy by the Glendale
          Galleria Borrower.

                                      S-105

     In addition, the prior consent of the Glendale Galleria Controlling Party and, if the Glendale Galleria Controlling Party is the holder of the Glendale
Galleria Subordinate Non-Trust Loan designated as "Note C" under the Glendale
Galleria Intercreditor Agreement, the consent of the holder of the other
Glendale Galleria Subordinate Non-Trust Loan, will be required, in certain circumstances, with respect to any modification or amendment of the related loan documents that would result in a change in the terms of the Glendale Galleria
Loan Combination.

     Consultation Rights. Under the Glendale Galleria Intercreditor Agreement,
each holder of a Glendale Galleria Non-Trust Loan that is not the Glendale
Galleria Controlling Party will have the right to be consulted on a non-binding basis with respect to the servicing of the Glendale Galleria Loan Combination.

     Purchase Option. The Glendale Galleria Intercreditor Agreement provides that if (a) any scheduled payment of principal and interest with respect to the
Glendale Galleria Loan Combination becomes delinquent, (b) any non-scheduled payment with respect to the Glendale Galleria Loan Combination becomes delinquent, (c) another event of default exists with respect to the Glendale
Galleria Loan Combination, then (if a holder of a Glendale Galleria Subordinate
Non-Trust Loan is not then currently curing the subject default and at the time of such purchase the subject event of default shall be continuing) the holders of the Glendale Galleria Subordinate Non-Trust Loans have the option to purchase the Glendale Galleria Mortgage Loan from the trust at a price generally equal to the aggregate unpaid principal balance of the Glendale Galleria Trust Mortgage
Loan, together with all accrued and unpaid interest on those loans, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the
MLMT Series 2005-CKI1 pooling and servicing agreement.

     Cure Rights. In the event that the Glendale Galleria Borrower fails to make any scheduled payment due under the related loan documents, the Glendale
Galleria Subordinate Noteholders will have five (5) business days from the date of receipt of notice of the subject default to cure the default. Also, in the event of any default in the payment of any unscheduled amounts by the Glendale
Galleria Borrower, the Glendale Galleria Subordinate Noteholders will have ten
(10) business days from the date of receipt of notice of the subject default to cure the default. Further, in the event of a non-monetary default by the
Glendale Galleria Borrower, the Glendale Galleria Subordinate Noteholders will have thirty (30) days from the date of receipt of notice of the subject default to cure the default; provided that if the subject non-monetary default cannot be cured within thirty (30) days, but a Glendale Galleria Subordinate Noteholder has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed ninety (90)
days.

     Without the prior written consent of the holders of the Glendale Galleria
Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan, the
Glendale Galleria Subordinate Noteholders will not have the right to cure more than four (4) consecutive scheduled payment defaults within any 12-month period or more than five (5) scheduled payment defaults in the aggregate within any
12-month period.

     A/B Loan Combinations

     General. There are two (2) A-Note Trust Mortgage Loans (loan numbers 36 and
117), which respectively represent approximately 0.8% and 0.1% of the initial mortgage pool balance and approximately 0.9% of the initial loan group 1 balance and 0.9% of the initial group 2 balance, that are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as East Empire
Industrial Portfolio and Surfside Garden Apartments, respectively. In each case, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related B-Note Non-Trust Loan. In each case, the aggregate debt consisting of the A-Note Trust Mortgage Loan and the related
B-Note Non-Trust Loan, which two mortgage loans constitute an A/B Loan
Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the A-Note Trust Mortgage
Loans in the trust fund. Each of the B-Note Non-Trust Loans was sold immediately after origination to CBA-Mezzanine Capital Finance, LLC, and will not be included in the trust fund.

     In each case, the A-Note Trust Mortgage Loan and related B-Note Non-Trust
Loan are cross-defaulted. Each B-Note Non-Trust Loan has the same maturity date, amortization schedule and prepayment structure as the related A-Note Trust
Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each A-Note Trust Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only that A-Note
Trust Mortgage Loan and does not take into account the related B-Note Non-Trust
Loan.

                                      S-106

     The trust, as the holder of the A-Note Trust Mortgage Loans, and the respective holders of the B-Note Non-Trust Loans are parties to separate intercreditor agreements, each of which we refer to as an A/B Intercreditor
Agreement. The servicing and administration of each A-Note Trust Mortgage Loan
(and, to the extent described below, the related B-Note Non-Trust Loan) will be performed by the master servicer on behalf of the trust (and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder of that loan). The master servicer will be required to collect payments with respect to any B-Note
Non-Trust Loan following the occurrence of certain events of default with respect to the related A/B Loan Combination described in the related A/B
Intercreditor Agreement. The following describes certain provisions of the A/B
Intercreditor Agreements.

     Allocation of Payments Between Each A-Note Trust Mortgage Loan and the
Related B-Note Non-Trust Loan. The rights of the holder of each B-Note Non-Trust
Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Trust Mortgage
Loan to receive such amounts. So long as certain events referred to as an A/B
Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to an A/B Loan Combination, the borrower under the subject A/B Loan Combination will be required to make separate payments of principal and interest to the holder of the related A-Note
Trust Mortgage Loan and B-Note Non-Trust Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the
A-Note Trust Mortgage Loans. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material Default. If an A/B Material Default occurs and is continuing with respect to an A/B Loan Combination, then all amounts tendered by the borrower or otherwise available for payment of that A/B Loan
Combination will be applied by the master servicer (with any payments received by the holder of the related B-Note Non-Trust Loan after and during an A/B
Material Default to be forwarded to the master servicer), net of certain amounts, in the sequential order of priority provided for in the related A/B
Intercreditor Agreement, which generally provides that all interest (other than default interest), principal, yield maintenance charges and outstanding expenses in respect of the subject A-Note Trust Mortgage Loan will be paid in full prior to any application of payments in respect of the related B-Note Non-Trust Loan.

     Notwithstanding the foregoing, amounts payable with respect to each B-Note
Non-Trust Loan will not be available to cover all costs and expenses associated with the related A-Note Trust Mortgage Loan. Unless an A/B Material Default
exists, payments of principal and interest with respect to each B-Note Non-Trust
Loan will be made directly by the borrower to the holder of the related B-Note
Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund
Expenses. For example, a Servicing Transfer Event could occur with respect to an
A/B Loan Combination, giving rise to special servicing fees, at a time when no
A/B Material Default exists. In addition, following the resolution of all
Servicing Transfer Events (and presumably all A/B Material Defaults) with respect to an A/B Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an A-Note Trust Mortgage Loan, as well as interest on related Advances and various other servicing expenses, will be payable out of collections allocable to that A-Note Trust Mortgage Loan and/or general collections on the mortgage pool if collections allocable to the related B-Note
Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of any B-Note Non-Trust
Loan to purchase the related A-Note Trust Mortgage Loan (as described below), the related A-Note Trust Mortgage Loan or the subject B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the related A-Note Trust Mortgage Loan or the B-Note Non-Trust Loan, (a) the
outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the related A/B Loan Combination, then the holder of the subject B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related
A-Note Trust Mortgage Loan or the subject B-Note Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject B-Note Non-Trust Loan).

     Servicing of the A/B Loan Combinations. Each A-Note Trust Mortgage Loan and
the related mortgaged real property will be serviced and administered by the master servicer and/or special servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each B-Note

                                      S-107

Non-Trust Loan to the extent described below. The Servicing Standard will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related B-Note Non-Trust Loan when servicing each A/B Loan Combination, with a view to maximizing the realization for both the trust and the holder of the related B-Note Non-Trust
Loan as a collective whole, taking into account, to the extent consistent with the related A/B Intercreditor Agreement, the subordinate nature of the related
B-Note Non-Trust Loan. The holder of each B-Note Non-Trust Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each A/B Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of a B-Note Non-Trust
Loan to purchase the related A-Note Trust Mortgage Loan (as discussed under
"--Modifications" and "--Purchase of an A-Note Trust Mortgage Loan by the Holder
of the Related B-Note Non-Trust Loan"), the holder of a B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related A/B Loan Combination.

     So long as an A/B Material Default has not occurred with respect to an A/B
Loan Combination, the master servicer will have no obligation to collect payments with respect to the related B-Note Non-Trust Loan. A separate servicer of that B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of that B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Trust Mortgage Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan Combination, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default)
collect and distribute payments for both the related A-Note Trust Mortgage Loan and the B-Note Non-Trust Loan according to the sequential order of priority provided for in the related A/B Intercreditor Agreement.

     Advances. Neither the master servicer nor the trustee is required to make any P&I advances with respect to a B-Note Non-Trust Loan. Neither the holder of any B-Note Non-Trust Loan nor any related separate servicer is required to make any P&I advance with respect to the related A-Note Trust Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer and, if applicable, the trustee will make servicing advances, if required, with respect to the mortgaged real property securing an A/B Loan
Combination. The special servicer may, but is not obligated to, make servicing advances with respect to the mortgaged real property securing an A/B Loan
Combination.

     Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of a B-Note Non-Trust Loan, an
A-Note Trust Mortgage Loan or the related loan documents is limited by the rights of the holder of the subject B-Note Non-Trust Loan to approve modifications and other actions as contained in the related A/B Intercreditor
Agreement; provided that the consent of the holder of a B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the related A/B Loan Combination after the expiration of the right of the holder of the B-Note Non-Trust Loan to purchase the related A-Note Trust
Mortgage Loan; and provided, further, that no consent or failure to provide consent of the holder of a B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard. The holder of a B-Note
Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Trust Mortgage Loan, acting through the master servicer and/or the special servicer as specified in the pooling and servicing agreement.

     Purchase of an A-Note Trust Mortgage Loan by the Holder of the Related
B-Note Non-Trust Loan. Within a limited period after receiving written notice of the occurrence of any one of certain defaults that are set forth in the related
A/B Intercreditor Agreement, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan at a purchase price determined under the A/B Intercreditor Agreement and generally equal the sum of
(a) the outstanding principal balance of the A-Note Trust Mortgage Loan, (b)
accrued and unpaid interest on the outstanding principal balance of the A-Note
Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest

                                      S-108

thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject A/B Loan Combination by the master servicer or special servicer, (e) any interest on any unreimbursed P&I advances made by the master servicer or the trustee with respect to the A-Note Trust
Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the A/B Loan Combination together with advance interest thereon.

     The holder of a B-Note Non-Trust Loan does not have any rights to cure any defaults with respect to the related A/B Loan Combination.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was thirty (30) days or more past due as of the due date for such mortgage loan in December 2005, without giving effect to any applicable grace period, nor was any scheduled payment thirty (30) days or more delinquent in the 12-month period immediately preceding or, if shorter, from the date of origination up to, the due date for such mortgage loan in December 2005, without giving effect to any applicable grace period.

     Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

     o    Fifty-five (55) properties of the mortgaged real properties, securing
          38.0% of the initial mortgage pool balance and representing approximately 44.5% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

     o    Eleven (11) of the mortgaged real properties, securing 4.8% of the initial mortgage pool balance and representing approximately 5.6% of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant and/or anchor tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o    Five (5) of the mortgaged real properties (loan numbers 11, 30, 67,
          107 and 134) representing security for approximately 3.4% of the initial mortgage pool balance (comprised of 1 mortgage loan in loan group 1, representing approximately 0.5% of the initial loan group 1 balance, and 4 mortgage loans in loan group 2, representing approximately 20.7% of the initial loan group 2 balance) are multifamily rental properties that receive rent subsidies from the
          United States Department of Housing and Urban Development under its section 42 Housing Assistance Program or have tenants whose rents are subsidized under its section 8 Housing Assistance Program or are otherwise subsidized. There can be no assurance that any such housing assistance programs will be available for those mortgaged real properties in the future.

     o    With respect to certain of the mortgage loans, a significant construction of similar types of properties in the area may increase the competition and negatively impact the ability of the related borrower and/or manager to attract new tenants.

                                      S-109

     o    With respect to certain of the mortgage loans (for example, loan numbers 31 and 49), one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact the related tenant's ability to fulfill its obligations under its respective lease.

     o    With respect to certain of the mortgage loans, tenants have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord.

     o    With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities. These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding, provided that in certain cases, these tenants may terminate at any time without notice.

     Ground Leases. In the case of eight (8) mortgaged real properties (loan properties 1, 2, 4.03, 15, 17, 22, 48 and 91), representing security for approximately 21.5% of the initial mortgage pool balance and representing approximately 25.1% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the mortgaged real property or a material portion thereof, but not on the corresponding fee interest. In each case (except as with respect to the loan numbers 2 and 91), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than twenty (20) years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of that mortgage loan notice of and the right to cure any default or breach by the lessee.

     With respect to one (1) mortgage loan (loan number 2) secured by the mortgaged real property identified on Annex A-1 as Colonial Mall Bel Air, approximately 9.9 acres (or about 10%) of the related mortgaged real property is subject to a ground lease. The landlord did not sign an estoppel certificate.
The lease does not contain certain protective provisions typically included in a
"mortgageable" ground lease, such as: (a) the lender's right to cure a non-monetary default, (b) a requirement that the lease will not be amended without the lender's consent and (c) a provision requiring the landlord to enter into a new lease in the event that the lease is terminated, for example in connection with a rejection by the tenant of the lease in a bankruptcy proceedings. However, certain of the mortgage loan sponsors, Babcock & Brown GPT
REIT, Inc. and Colonial Realty Limited Partnership, have agreed to indemnify the lender for any loss incurred due to a termination or rejection of the lease unless such loss is (a) due to non-payment of rent or taxes or (b) due to the lender's failure to exercise any remedies it may have had under the lease, if any. In addition, the related borrower deposited into a reserve account all payments due under the ground lease through the term of the related mortgage loan.

     With respect to one (1) mortgage loan (loan number 91) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
County Fair Shopping Center, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the mortgage loan is secured in part by the related borrower's leasehold interest in a ground lease that expires on August 15, 2025, with no extension options. This mortgage loan is a fully amortizing loan with a ten (10)
year maturity date, which maturity date is prior to expiration of the ground lease.

     See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying prospectus.

     Additional and Other Financing. In the case of the Glendale Galleria Trust
Mortgage Loan, the East Empire Industrial Portfolio Trust Mortgage Loan and the
Surfside Garden Apartments Trust Mortgage Loan, the related mortgage also secures the related Non-Trust Loans, which will not be included in the trust fund. See "--Loan Combinations--General," "--Glendale Galleria Loan Combination"
and "--A/B Loan Combinations" above for a description of certain aspects of the related Loan Combinations.

                                      S-110

     In the case of one (1) mortgage loan (loan number 42), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Harbour Center, representing approximately 0.7% of the initial mortgage pool balance and approximately 0.8%, of the initial loan group 1 balance, the related mortgaged property is encumbered by a second lien in the amount of $1,100,000.

     In the case of one (1) mortgage loan (loan number 45), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
DFW East-West, representing approximately 0.7% of the initial mortgage pool balance and approximately 0.8% of the initial loan group 1 balance, the borrower has the right to incur future debt secured by the mortgaged real property subject to the conditions set forth in the mortgage loan documents up to 75% of the fair market value of the mortgaged real property and a DSCR of 1.25x.

     Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

     As of the cut-off date, each mortgage loan seller has informed us that it is aware of the following mezzanine indebtedness with respect to the mortgage loans it is selling to the Depositor:

                                                               % OF      % OF        % OF                        INTEREST
                                                 AGGREGATE   INITIAL    INITIAL     INITIAL                      RATE ON
             MORTGAGED PROPERTY    MEZZANINE   CUT-OFF DATE   POOL    LOAN GROUP  LOAN GROUP  MATURITY DATE OF  MEZZANINE
LOAN NUMBER         NAME         DEBT BALANCE     BALANCE    BALANCE   1 BALANCE   2 BALANCE   MEZZANINE LOAN      LOAN
-----------  ------------------  ------------  ------------  -------  ----------  ----------  ----------------  ---------

     1       Glendale Galleria    $30,000,000  $125,702,137    8.1%      9.5%        0.0%     Oct. 1, 2012        5.88530%
     3       Four Forest Plaza    $ 4,330,000  $ 60,670,000    3.9%      4.6%        0.0%     Nov. 8, 2010       11.00000%
                and Lakeside
                Square
    12       Remington Lakes I    $ 6,225,787  $ 28,300,000    1.8%      2.1%        0.0%     Oct. 31, 2015(1)    8.00000%
                and II
    58       Commerce Pointe      $   700,000  $  7,823,965    0.5%      0.6%        0.0%     Sept. 8, 2015      11.00000%

----------
(1)  According to the loan documents, the maturity date of the mezzanine loan will be the earlier of (i) October 31, 2015, or (ii) the date on which the entire mezzanine loan otherwise becomes due and payable in accordance with the terms of the mezzanine loan agreement.

     In the case of each of the above-described mortgage loans with existing mezzanine debt, the mezzanine loan was made by the related mortgage loan seller as mezzanine lender simultaneously with the origination of the mortgage loan and is subject to the related intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

     1.   has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion, and

     2.   has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

                                      S-111

     With respect to the mortgage loans listed in the chart below, the direct and indirect equity owners of the borrower are permitted to incur mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted, as listed below.

                                                                                                 MAXIMUM
                                                      MORTGAGE LOAN    COMBINED                 MEZZANINE
                                                       CUT-OFF DATE  MAXIMUM LTV    COMBINED       DEBT
LOAN NUMBER  LOAN GROUP    MORTGAGED PROPERTY NAME       BALANCE        RATIO     MINIMUM DSCR  PERMITTED
-----------  ----------  ---------------------------  -------------  -----------  ------------  ---------

     2            1      Colonial Mall Bel Air         $122,400,000      85%          1.20x        N/A
     5            1      Colonial Mall Greenville      $ 44,675,000      85%          1.20x        N/A
     8            1      Samaritan Medical Tower       $ 34,500,000      75%          1.25x        N/A
     9            1      TownePlace Suites Portfolio   $ 31,995,000      75%          1.35x        N/A
    15            1      St. John's Medical Plaza      $ 24,000,000      80%          1.30x        N/A
    18            1      Two Edgewater Drive           $ 17,520,000      90%          1.10         N/A
    31            1      Stirling Town Center          $ 13,100,000      80%          1.20x        N/A
    38            1      One Edgewater Drive           $ 11,680,000      90%          1.10x        N/A
    41            1      The Park at Spring Creek      $ 11,040,000      90%           N/A         N/A
    49            1      Bear Valley Business Park     $  9,560,000      85%           N/A         N/A
    69            1      Fox Lake Town Center          $  6,105,000      85%          1.10x        N/A

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mezzanine borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See
"Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other Loans
May Reduce the Cash Flow Available to the Mortgaged Real Property Which May
Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. See "Risk Factors--Subordinate Debt
Increases the Likelihood That a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     We are aware that in the case of one (1) mortgage loan (loan number 42), representing approximately 0.7% of the initial mortgage pool balance (and representing approximately 0.8% of the initial loan group 1 balance), the related borrowers have incurred subordinate unsecured indebtedness in the amount of $18,000,000 unsecured note.

     In the case of one (1) mortgage loan (loan number 14), which is secured by the mortgaged real property identified on Annex A-1 as Somerset Place Tower I &
II), representing approximately 1.8% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance, the related borrower has the right to incur unsecured debt from one if its principals up to the amount of
$2,500,000 for capital improvements and tenant improvements.

     Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting

                                      S-112

reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

     o    whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan; or

          2.   taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

     Lockboxes. Twenty-three (23) mortgage loans, representing approximately
40.3% of the initial mortgage pool balance (comprised of twenty-one (21)
mortgage loans in loan group 1, representing approximately 45.5% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 9.7% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

          1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

          2.   to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

               In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related mortgage loan documents require the borrower to establish the lockbox but each account has not yet been established.

               For purposes of this prospectus supplement, a lockbox is
               considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

                                      S-113

          o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service
               payments, taxes and insurance and reserve account deposits.
               Examples of triggering events may include:

               1.   a failure to pay the related mortgage loan in full on or
                    before any related anticipated repayment date; or

               2.   a decline by more than a specified amount, in the net
                    operating income of the related mortgaged real property; or

               3.   a failure to meet a specified debt service coverage ratio;
                    or

               4.   an event of default under the mortgage.

     For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

     The twenty-three (23) mortgage loans referred to above provide for lockbox accounts as follows:

                                                                                       % OF INITIAL LOAN  % OF INITIAL LOAN
                                            NUMBER OF MORTGAGE      % OF INITIAL       GROUP 1 PRINCIPAL  GROUP 2 PRINCIPAL
               LOCKBOX TYPE                        LOANS        MORTGAGE POOL BALANCE       BALANCE            BALANCE
               ------------                 ------------------  ---------------------  -----------------  -----------------

Lockboxes in effect on the date of closing            3                  3.2%                 3.1%               3.6%
                                                    ---                 ----                 ----                ---
   Hard                                               2                  2.6%                 3.1%               0.0%
   Soft                                               1                  0.5%                 0.0%               3.6%
Springing (Including "Soft" springing or
   "Hard" springing lockboxes)                       20                 37.1%                42.4%               6.1%
                                                    ---                 ----                 ----                ---
    Hard                                             14                 30.0%                34.1%               6.1%
    Soft                                              6                  7.1%                 8.3%               0.0%

----------
*    Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

     o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan; and

          2.   the full insurable replacement cost or insurable value of the improvements located on the insured property;

     o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan;

          2.   the full insurable replacement cost or insurable value of the improvements on the insured property; and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

                                      S-114

     o    commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

     o    business interruption or rent loss insurance.

     Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

     In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. None of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20%
of the estimated replacement cost of the improvements.

     The master servicer (with respect to each of the mortgage loans (exclusive of the Glendale Galleria Trust Mortgage Loan), including specially serviced mortgage loans), and the special servicer (with respect to REO Properties exclusive of the Glendale Galleria REO Property), will be required to use efforts, consistent with the Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

     Where insurance coverage at the mortgaged real property for any mortgage loan (other than the Glendale Galleria Trust Mortgage Loan) is left to the lender's discretion, the master servicer will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by the master servicer, such insurance must be from insurers that meet such requirements.

     In some cases, however, insurance may not be available from insurers that are rated by any of S&P and Moody's. In that case, the master servicer or special servicer, as applicable, will be required to use efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying prospectus.

     With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property; or

     o    towards payment of the mortgage loan.

     If any mortgaged real property (other than the Glendale Galleria Mortgaged
Property) is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies

                                      S-115

providing coverage in the same amounts as were previously required under the related mortgage loan. The special servicer will not be required to obtain any insurance for an REO Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which it is responsible.
If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that are not paid because of the deductible clause.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

     The MLMT Series 2005-CKI1 pooling and servicing agreement imposes generally similar but not identical requirements on the MLMT Series 2005-CKI1 master servicer and special servicer with respect to maintaining insurance with respect to the Glendale Galleria Trust Mortgage Loan and the Glendale Galleria REO
Property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, all of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

     Appraisals. All of the mortgaged real properties for the mortgage loans were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all (except as described below) of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date. In the case of one (1) mortgage loan (loan number 35), representing approximately 0.8% of the initial mortgage pool balance, and representing approximately 5.3% of the initial loan group 2 balance, a Phase I environmental site assessment was conducted prior to the 12-month period ending on the cut-off date. In the case of seven (7) mortgaged real properties securing six (6)
separate mortgage loans (loan numbers 2, 4, 34, 78, 82 and 142), representing approximately 9.8% of the initial mortgage pool balance and approximately 11.4%
of the initial loan group 1 balance, a third-party consultant also conducted a
Phase II environmental site assessment of each such mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a

                                      S-116

mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

     o    those conditions were remediated or abated prior to the closing date;
          or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required; or

     o    an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, title endorsement was obtained, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

          1.   that condition is not known to have affected the mortgaged real property; or

          2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
               required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the
               borrower; or

          3.   an environmental insurance policy was obtained (which was not a secured creditor policy).

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o    the establishment of an operation and maintenance plan to address the issue, or

     o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

     o    to carry out the specific remedial measures prior to closing;

                                      S-117

     o    carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to
          100% to 125% of the estimated cost to complete the remedial measures;
          or

     o    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

     Engineering Assessments. In connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties.
Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

                                      S-118

THE MORTGAGE LOAN SELLERS

     General. We did not originate any of the mortgage loans. We will acquire those mortgage loans from the following entities:

     o    LaSalle Bank National Association - One hundred-fifteen (115) mortgage loans, representing approximately 54.7% of the initial mortgage pool balance (comprised of eighty-eight (88) mortgage loans in loan group
          1, representing approximately 48.5% of the initial loan group 1 balance, and twenty-seven (27) mortgage loans in loan group 2, representing approximately 91.2% of the initial loan group 2);

     o    Countrywide Commercial Real Estate Finance, Inc. - Ten (10) mortgage loans, representing approximately 22.9% of the initial mortgage pool balance (comprised of nine (9) mortgage loans in loan group 1, representing approximately 25.8% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
          6.1% of the initial loan group 2); and

     o    Merrill Lynch Mortgage Lending, Inc. - Seventeen (17) mortgage loans, representing approximately 22.4% of the initial mortgage pool balance
          (comprised of sixteen (16) mortgage loans in loan group 1, representing approximately 25.7% of the initial loan group 1 balance, and 1 mortgage loan in loan group 2, representing approximately 2.7%
          of the initial loan group 2).

     The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

     LaSalle Bank National Association. LaSalle Bank National Association
("LaSalle") is a national banking association whose principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of
LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America
Holding Company, which is a subsidiary of ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of June 30, 2005, LaSalle had total assets of approximately $69.7 billion. LaSalle is also the certificate administrator and an affiliate of LaSalle Financial Services, Inc., an underwriter.

     Countrywide Commercial Real Estate Finance, Inc. Countrywide Commercial
Real Estate Finance, Inc. is a California corporation with its principal offices located in Calabasas, California. Countrywide Commercial Real Estate Finance,
Inc. is a wholly-owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly-owned direct subsidiary of Countrywide Financial Corporation.
Countrywide Financial Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969 and a member of the S&P 500 and Fortune 500,
Countrywide Financial Corporation is headquartered in Calabasas, California.
Countrywide Commercial Real Estate Finance, Inc. is an affiliate of Countrywide
Securities Corporation. Countrywide Securities Corporation is a registered broker-dealer specializing in underwriting, buying and selling mortgage-backed debt securities.

     Merrill Lynch Mortgage Lending, Inc. Merrill Lynch Mortgage Lending, Inc.
is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware
corporation whose principal office is located in New York, New York. Merrill
Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch Mortgage Investors,
Inc., which is the depositor, and an affiliate of Merrill Lynch, Pierce, Fenner
& Smith Incorporated, which is an underwriter, and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith
Incorporated is subject to regulation by various state and federal regulatory authorities. As of December 26, 2004, Merrill Lynch Mortgage Capital Inc. and
its subsidiaries had total assets of approximately $18.6 billion.

                                      S-119

ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. The mortgage loan documents may be transferred directly to the trust from each mortgage loan seller.

     In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans (other than the Glendale
Galleria Trust Mortgage Loan)--

     o    either:

          1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    either:

          1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name and address if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

     o    either:

          1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
               recordable form except for completion of the assignee's name and address if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

     o    an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

     o    in those cases where applicable, the original or a copy of the related ground lease;

     o    originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

     o    a copy of any related letter of credit (the original of which will be required to be delivered to the master servicer),

                                      S-120

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of which is issuance of the offered certificates.

     The related mortgage loan seller has represented to us that the above loan documents (to the extent applicable), among others, with respect to the Glendale
Galleria Trust Mortgage Loans (with the exception of the original mortgage note evidencing mortgage loan) have been delivered to the trustee under the MLMT
Series 2005-CKI1 pooling and servicing agreement in accordance with that agreement. In the case of that mortgage loan, the related mortgage loan seller will be required to deliver to the trustee only the related original mortgage note, together with a copy of the Glendale Galleria Intercreditor Agreement and the MLMT Series 2005-CKI1 pooling and servicing agreement.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, the certificate administrator, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o    any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

     o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions."

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued; and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

     the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

                                      S-121

     (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
          below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide
          indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

     (e)  It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy, or a marked up title insurance commitment binding on the title insurer or escrow instructions binding on the title insurer and irrevocably obligating the title insurer to issue such title insurance policy) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

                                      S-122

REPURCHASES AND SUBSTITUTIONS

     In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans," the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of ninety (90) days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

     o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

     o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Additional Interest), plus

     o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

     o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

     o    if the circumstances (which are discussed under "Servicing of the
          Mortgage Loans--Servicing and Other Compensation and Payment of
          Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

     If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans (including the affected
Crossed Loan) at that time. In the event that one or more of such other Crossed
Loans satisfy the aforementioned criteria, the

                                      S-123

mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

     To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released or substituted pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release or substitution would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code,
          and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release or substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates
and

                                      S-124

maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans in the trust (other than the Glendale
Galleria Trust Mortgage Loan) will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans (other than the Glendale Galleria Trust
Mortgage Loan) and any real estate owned by the trust (which will not include the Glendale Galleria REO Property). You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing
Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans
(excluding the Glendale Galleria Trust Mortgage Loan) and any real estate owned by the trust for which it is responsible (which will not include the Glendale
Galleria REO Property), directly or through sub-servicers.

     The master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans (excluding the Glendale Galleria Trust Mortgage
          Loan) as to which no Servicing Transfer Event has occurred; and

     o    all worked out mortgage loans as to which no new Servicing Transfer
          Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan (excluding the Glendale
Galleria Trust Mortgage Loan) as to which a Servicing Transfer Event has occurred and which has not yet been worked out with respect to that Servicing
Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to receive payments and prepare certain reports to the certificate administrator required to be prepared with respect to any specially serviced mortgage loans being serviced under the pooling and servicing agreement and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties being serviced and administered under the pooling and servicing agreement. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan serviced by it to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer
Events with respect to that mortgage loan cease to exist as described

                                      S-125

in the definition of "Servicing Transfer Event' in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

     The East Empire Industrial Portfolio Non-Trust Loan and the Surfside Garden
Apartments Non-Trust Loan will be serviced by the master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Intercreditor Agreements as described under "Description of the Mortgage
Pool--Loan Combinations--A/B Loan Combinations--Servicing of the A/B Loan
Combinations" in this prospectus supplement.

     As indicated above, the Glendale Galleria Trust Mortgage Loan will not be serviced under the pooling and servicing agreement. Under the terms of the
Glendale Galleria Intercreditor Agreements, for so long as the Glendale Galleria
Pari Passu Non-Trust Loan is part of the Merrill Lynch Mortgage Trust Series
2005-CKI1 commercial mortgage securitization, which we refer to in this prospectus supplement as MLMT Series 2005-CKI1, the Glendale Galleria Loan
Combination will be serviced and administered by the MLMT Series 2005-CKI1 master servicer and special servicer, in accordance with the MLMT Series
2005-CKI1 pooling and servicing agreement. The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust, exclusive of the Glendale Galleria Trust Mortgage Loan, under the pooling and servicing agreement. The servicing arrangements under the MLMT Series
2005-CKI1 pooling and servicing agreement are generally similar but not identical to those under the pooling and servicing agreement.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     The Master Servicer. GMAC Commercial Mortgage Corporation ("GMACCM"), a
California corporation, in its capacity as master servicer under the pooling and servicing agreement, will be responsible for servicing the mortgage loans (other than the Glendale Galleria Trust Mortgage Loan) that are not specially serviced mortgage loans and will not be responsible for servicing REO Properties.
Although the master servicer will be authorized to employ agents, including sub-servicers, to service the mortgage loans or perform certain servicing functions for which it will be responsible, the master servicer will remain liable for its servicing obligations under the pooling and servicing agreement.

     GMACCM is a California corporation with its principal offices located at
200 Witmer Road, Horsham, Pennsylvania 19044. As of June 30, 2005, GMACCM and
its affiliates were responsible for master or primary servicing loans totaling approximately $214.2 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions.
GMACCM is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance
Corporation. General Motors Acceptance Corporation has entered into a definitive agreement to sell a sixty percent equity interest in GMAC Commercial Holding
Corp., the parent of GMACCM, to a consortium of investors comprising affiliates of Five Mile Capital Partners, Kohlberg Kravis Roberts & Co., Goldman Sachs
Capital Partners and Dune Capital Management LP. Members of the current GMAC
Commercial Holding Corp. management team will also invest in GMAC Commercial
Holding Corp. shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close by the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes.

     The information set forth in this prospectus supplement concerning GMACCM has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. LNR Partners, Inc., a Florida corporation and a subsidiary of LNR Property Holdings Ltd, (LNR Ltd.), will act as special servicer with respect to the mortgage pool (other than the Glendale Galleria
Trust Mortgage Loan) and any related REO Properties. The principal executive offices of LNR Partners, Inc. are located at 1601 Washington Avenue, Suite 700,
Miami Beach, Florida 33139, and its telephone number is (305) 695-5600.

                                      S-126

     LNR Ltd., through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     LNR Partners, Inc. and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina
and California, and in Europe in London, England, Paris, France and Munich,
Germany. As of August 31, 2005, LNR Partners, Inc. and its affiliates were specially servicing a portfolio which included approximately 16,000 assets in all fifty states and in Europe with a current face value of approximately $147 billion, all of which are commercial real estate assets. LNR Partners, Inc. and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of LNR Partners, Inc. and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning LNR
Partners, Inc. and LNR Ltd. has been provided by them. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     o    will be earned with respect to each and every mortgage loan in the trust, including--

          1.   the Glendale Galleria Trust Mortgage Loan;

          2.   each specially serviced mortgage loan, if any; and

          3.   each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    in the case of each mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at the related master servicing fee rate;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          4.   be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage pool.

                                      S-127

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the mortgage loans.

     Investment Income. The master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account"
below. The master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

     The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans (including the Glendale Galleria Trust Mortgage Loan) during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls; and

     o    the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1.   that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

          2.   the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a)
subsequent to a material default under the related loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the master servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause (1) of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to the master servicer for that same collection period, inclusive of any portion payable to a third-party primary servicer, and the amount of any investment income earned by the master servicer on the related principal prepayment while on deposit in the master servicer's collection account. The MLMT Series 2005-CKI1 master servicer will not be required to make any compensating interest payments to cover Prepayment
Interest Shortfalls on the Glendale Galleria Trust Mortgage Loan. Without the
consent of the special servicer, the master servicer may not allow a borrower to deviate from the terms of the related loan documents regarding voluntary principal prepayments (other than with respect to principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds) if a
Prepayment Interest Shortfall in excess of the amount required to be covered by the master servicer would occur as a result of the deviation.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the master servicer will be required to apply any Prepayment Interest
Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

                                      S-128

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates) (but, in the case of the class A-3FL certificates and the class A-4FC certificates, through the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the
Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee;

     o    the workout fee; and

     o    the principal recovery fee.

     The Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any; and

          2.   each mortgage loan (other than the Glendale Galleria Trust
               Mortgage Loan), if any, as to which the corresponding mortgaged real property has become REO Property; and

     o    with respect to each mortgage loan referred to in the prior paragraph, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at a special servicing fee rate of 0.35% per annum;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

          4.   will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
               Properties, that are on deposit in the master servicer's
               collection account from time to time.

Notwithstanding the foregoing, the special servicer will be entitled to receive a minimum fee of $4,000 a month for each specially serviced mortgage loan and each mortgage loan as to which the corresponding mortgaged real property has become REO Property.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns,

                                      S-129

it will retain the right to receive any and all workout fees payable with respect to those mortgage loans (other than the Glendale Galleria trust mortgage loan) that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

     The Principal Recovery Fee. The special servicer will be entitled to receive a principal recovery fee with respect to each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which it obtains a full or discounted payoff from the related borrower except as described in the following paragraph. The special servicer will also be entitled to receive a principal recovery fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds except as described in the next paragraph. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

     Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
          Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect, within such further period that will not end beyond the date that is one hundred twenty
          (120) days following the end of the initial time period, which is ninety (90) days, provided for such repurchase or replacement;

     o    except as described under "--Realization upon Defaulted Mortgage
          Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates as described under "--Realization Upon Defaulted Mortgage
          Loans" below;

     o    the purchase of the Glendale Galleria Trust Mortgage Loan by the holder of a Glendale Galleria Subordinate Non-Trust Loan, as described under "Description of the Mortgage Pool--Loan Combinations--Glendale
          Galleria Loan Combination" in this prospectus supplement, unless provided for under the Glendale Galleria Intercreditor Agreements;

     o    the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the
          Mortgage Pool--Loan Combinations--A/B Loan Combinations--Purchase of
          an A-Note Trust Mortgage Loan by the Holder of the related B-Note
          Non-Trust Loan" in this prospectus supplement, unless provided for under the related A/B Intercreditor Agreement;

     o    the purchase of any mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement as described under
          "Description of the Mortgage Pool--Additional Loan and Property
          Information--Additional and Other Financing" unless provided for under the related Mezzanine Intercreditor Agreement;

     o    the purchase of all the mortgage loans and REO Properties by the master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

                                      S-130

     o    the exchange, following the date on which the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D certificates, the class A-3FL REMIC II regular interest and the class
          A-4FC REMIC II regular interest are reduced to zero, of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement; and

     o    the payoff or liquidation of the Glendale Galleria Trust Mortgage
          Loan.

     Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

     Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except that to the extent those fees relate to the related B-Note Non-Trust Loan, the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note
Non-Trust Loan.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the entire mortgage pool except to the extent required to offset any Prepayment Interest Shortfalls.

     In addition, the following items collected on any mortgage loan in the mortgage pool (in the case of the Glendale Galleria Trust Mortgage Loan, to the extent, if any, that any such amounts are received from the MLMT Series
2005-CKI1 master servicer in accordance with the Glendale Galleria Intercreditor
Agreements and the MLMT Series 2005-CKI1 pooling and servicing agreement) will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

          1.   to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan (including the Glendale
               Galleria Trust Mortgage Loan) or the related mortgaged real property,

          2.   to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          3.   to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan (including the
               Glendale Galleria Trust Mortgage Loan) or the related mortgaged real property that are or, if paid from a source other than
               Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund Expense;
               and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from

                                      S-131

future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will be required to notify the master servicer as to when the master servicer must make servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the Glendale
Galleria Trust Mortgage Loan or the Glendale Galleria REO Property). Generally,
the special servicer must make the request at least five (5) business days prior to the date the Advance must be made or, in the case of Advances required to be made on an emergency basis, such shorter period provided in the pooling and servicing agreement. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within fifteen (15)
days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

     o    if the failure continues for five more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of the master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of non-recoverability made by the master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by the master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, conclusively rely). The special servicer, however, will not be entitled to reverse a non-recoverability determination made by the master servicer.

     If the master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of the master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. The master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" in this prospectus supplement.

     The parties to the pooling and servicing agreement will have no obligation to make servicing advances with respect to the Glendale Galleria Mortgaged
Property. The MLMT Series 2005-CKI1 master servicer is required to make servicing advances with respect to the Glendale Galleria Loan Combination and the Glendale Galleria Mortgaged Property in a manner similar to the manner in which the master servicer will be required to make servicing advances under the pooling and servicing agreement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for

                                      S-132

reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments and Reimbursement of
          Advances" in this prospectus supplement.

     The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property for which it is responsible (as required on an emergency or urgent basis) and then request from the master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the master servicer's reimbursing the special servicer for any such servicing advance, the master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

     Subject to certain conditions, the master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property for which it is responsible) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders.

     For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

     Certain Litigation Matters. The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the pooling and servicing agreement.

SUB-SERVICERS

     Subject to such limitations as may be provided for in the pooling and servicing agreement, the master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of the master servicer or special servicer, as applicable, may:

     o    assume the party's rights and obligations under the sub-servicing agreement; or

     o    if there is an event of default thereunder, terminate the
          sub-servicing agreement.

                                      S-133

     The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement out of collections on the related mortgage loans it is sub-servicing for various expenditures it makes, generally to the same or similar extent as the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of the original total principal balance of that class. However, if no class of certificates, other than the class X, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates. The class A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4 and A-4FC certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

     Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

     o    select a representative having the rights and powers described under
          "--Rights and Powers of the Controlling Class Representative" below;
          and

     o    replace the special servicer.

     The certificate administrator will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

     o    the receipt by the certificate administrator of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

     o    the resignation or removal of the person acting as controlling class representative; or

     o    a determination by the certificate administrator that the controlling class of certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the certificate administrator with--

     o    written confirmation of its acceptance of its appointment;

     o    an address and facsimile number for the delivery of notices and other correspondence; and

     o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

     We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the class Q certificates (which will be the initial controlling class of certificates), and will be the initial controlling class representative.

                                      S-134

     Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to remove any existing controlling class representative by giving written notice to the certificate administrator and to the existing controlling class representative.

     Rights and Powers of the Controlling Class Representative. The special servicer will be required to prepare an asset status report for each mortgage loan (excluding the Glendale Galleria Trust Mortgage Loan) that becomes a specially serviced mortgage loan, not later than sixty (60) days after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative, among others, by the special servicer.

     If, within ten (10) business days of receiving an asset status report that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise the asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than thirty (30) days after such disapproval.

     The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within ten (10) business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a
10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

     Upon making a determination of the nature described in the last sentence of the immediately preceding paragraph, the special servicer will be required to notify the certificate administrator of the rejection of the controlling class representative's disapproval and deliver to the certificate administrator a proposed notice to certificateholders which must include a copy of the subject asset status report, and the certificate administrator will be required to send that notice to all certificateholders. If the majority of such certificateholders, as determined by voting rights, fail, within ten (10) days of the certificate administrator's sending such notice, to reject the asset status report, the special servicer will implement the same. If the asset status report is rejected by a majority of the certificateholders (other than for a reason which violates the Servicing Standard), the special servicer will be required to revise that asset status report as described above and provide a copy of such revised report to the master servicer. The certificate administrator will be entitled to reimbursement from the trust fund for the reasonable expenses of providing any notice described above.

     Except under the circumstances described above where the certificateholders have approved an asset status report rejected by the controlling class representative, in the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within ninety (90) days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer. Notwithstanding the fact that an asset status report has been

                                      S-135

prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

     No direction of the controlling class representative or the majority of the certificateholders in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the pooling and servicing agreement, including the special servicer's obligation to act in accordance with the
Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b)
result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the
Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the master servicer's, trustee's, certificate administrator's or special servicer's responsibilities under the pooling and servicing agreement.

     Under the MLMT Series 2005-CKI1 pooling and servicing agreement, the MLMT
Series 2005-CKI1 special servicer will be required to prepare an asset status report similar to that described above with respect to the special servicer for our Series 2005-LC1 certificates for the Glendale Galleria Trust Mortgage Loan if that mortgage loan becomes a specially serviced mortgage loan under that agreement.

     Under the MLMT Series 2005-CKI1 pooling and servicing agreement, the
Glendale Galleria Controlling Party will have the right, similar to that of the controlling class representative discussed above, to reject an asset status report. The MLMT Series 2005-CKI1 pooling and servicing agreement contains provisions similar to those discussed above for the resolution of differences regarding an asset status report between the MLMT Series 2005-CKI1 special servicer and the Glendale Galleria Controlling Party.

     In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions and the special servicer will not be permitted to take (or consent to the master servicer taking) any of the following actions with respect to the mortgage loans
(exclusive of the Glendale Galleria Trust Mortgage Loan) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the ten
(10) business days during which the special servicer can object to the master servicer waiving Additional Interest or taking actions described under
"--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" and
"--Modifications, Waivers, Amendments and Consents" below):

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

     o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

     o    any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization upon Defaulted Mortgage Loans--Fair Value Call"
          in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being satisfied, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

                                      S-136

     o    any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

     o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

     o    any determination that an insurance-related default is an Acceptable
          Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

     o    any waiver of insurance required under the related loan documents
          (except as contemplated in the preceding bullet).

     Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the trust fund (exclusive of the
Glendale Galleria Trust Mortgage Loan or any Glendale Galleria REO Property) as
the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by either of the two preceding paragraphs of this "--Rights and Powers of the Controlling Class
Representative" subsection, may--

     o    require or cause the master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

     o    result in an adverse tax consequence for the trust;

     o    expose the trust, us, the master servicer, the special servicer, the trustee, the certificate administrator or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

     o    expand the scope of the master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

     o    cause the master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

     The master servicer and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding five bullets.

                                      S-137

     Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has, as described in the third preceding paragraph under this "--Rights and Powers of the Controlling Class Representative"
subsection, notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for thirty (30) days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Under the MLMT Series 2005-CKI1 pooling and servicing agreement, the
Glendale Galleria Controlling Party will be entitled to advise the special servicer with respect to certain specified servicing actions similar to, but more extensive than, the actions discussed above in respect of the Glendale
Galleria Loan Combination, subject to limitations similar but not identical to those discussed above.

     The foregoing paragraph notwithstanding, the controlling class representative, pursuant to the Glendale Galleria Intercreditor Agreement and
the MLMT Series 2005-CKI1 pooling and servicing agreement, has the right to consult with the MLMT Series 2005-CKI1 master servicer and the special servicer regarding the servicing of the Glendale Galleria Loan Combination.

     When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the controlling class representative (and, in the case of the Glendale Galleria
Trust Mortgage Loan, the Glendale Galleria Controlling Party) discussed above could have on the actions of the special servicer and, in some cases, the master servicer.

     Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the certificate administrator, the trustee, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the
Governing Documents--Matters Regarding the Master Servicer, the Special
Servicer, the Manager and Us" in the accompanying prospectus, assume the defense of the claim against the controlling class representative, but only if--

     o    the special servicer or the trust are also named parties to the same action; and

     o    in the sole reasonable judgment of the special servicer:

          1.   the controlling class representative acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

     The controlling class representative and the Glendale Galleria Controlling
Party may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and
Glendale Galleria Controlling Party does not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and the Glendale Galleria Controlling Subordinate Noteholder may act
solely in its own interests, and neither such party will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against the Glendale Galleria
Controlling Party for having acted solely in its own interests.

                                      S-138

REPLACEMENT OF THE SPECIAL SERVICER

     Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights upon Event of
Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     o    written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

     o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

     Except in the limited circumstances discussed under "--Rights upon Event of
Default" below, the certificateholders do not have any similar right to terminate, appoint or replace the MLMT Series 2005-CKI1 special servicer.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator will be entitled--

     o    to receive all notices described under "--The Controlling Class
          Representative" and "--Replacement of the Special Servicer" above; and

     o    to exercise directly all rights described under "--The Controlling
          Class Representative" and "--Replacement of the Special Servicer"
          above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

     Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     In general, the master servicer may not waive any due-on-sale or due-on-encumbrance clause in any mortgage loan or consent to the assumption of any mortgage loan without the consent of the special servicer or, in the case of any transfers, assumptions and/or further encumbrances that, by the terms of the related loan documents, do not require the lender's consent if specified conditions have been satisfied, make any determination with respect to whether any such conditions have been satisfied to the extent provided in the pooling and servicing agreement. Subject to the foregoing discussion and the discussions under "--The Controlling Class Representative" and "--Modifications, Waivers,
Amendments and Consents" below, the special servicer, with respect to all mortgage loans

                                      S-139

(other than with respect to the Glendale Galleria Trust Mortgage Loan), will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the master servicer (with the consent of the special servicer) or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard.
However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

     o    in respect of any mortgage loan that--

          1.   has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

          2.   is one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

          3.   where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20x;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placing the certificates on negative credit watch status in contemplation of such rating action). Also, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither the master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

     The responsibility for the enforcement of due-on-sale and
due-on-encumbrance clauses with respect to the Glendale Galleria Trust Mortgage
Loan will belong to the MLMT Series 2005-CKI1 master servicer and/or special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to any specially serviced mortgage loan
(excluding the Glendale Galleria Trust Mortgage Loan) may, consistent with the
Servicing Standard agree to:

     o    modify, waive or amend any term of the subject mortgage loan;

     o    extend the maturity of the subject mortgage loan;

     o    defer or forgive the payment of interest on and principal of the subject mortgage loan;

     o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

     o    permit the release, addition or substitution of collateral securing the subject mortgage loan;

     o    permit the release, addition or substitution of the mortgagor or any guarantor with respect to the subject mortgage loan; or

     o    provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

                                      S-140

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative," "Description of the Mortgage Loans--Loan Combinations--A/B Loan
Combinations" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

     The special servicer may agree to or consent to (or permit the master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan (excluding any Glendale Galleria Trust Mortgage Loan)
that would--

     o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

     o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

     o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

     With limited exception, the master servicer may not agree to or consent to modify, waive or amend any term of any mortgage loan which it is responsible for servicing, if doing so would--

     o    affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan; or

     o    in the master servicer's judgment, materially impair the security for the mortgage loan;

unless it has obtained the prior approval of the special servicer (which approval will be deemed granted if not denied within a specified time period).

     Neither the master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan which it is responsible for servicing, except as otherwise allowed by the pooling and servicing agreement.

     The ability of the master servicer and special servicer to modify, waive or amend any provisions of an A/B Loan Combination may be subject to the consent of the holder of the B-Note Non-Trust Loan, even in the event of a material default, unless the right of the holder of the B-Note Non-Trust Loan to purchase the related A-Note Trust Mortgage Loan has expired.

     Neither the master servicer nor the special servicer may extend the maturity date of any mortgage loan which it is responsible for servicing to a date beyond the earliest of--

     1.   two (2) years prior to the rated final distribution date; and

     2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest)
          in the related mortgaged real property, twenty (20) years (or, to the extent consistent with the Servicing Standard, giving due
          consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, ten (10)
          years) prior to the

                                      S-141

          end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

     Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

     o    cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

     o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

     o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

     Upon delivery to the trustee of an opinion of counsel (which shall be obtained at the expense of the related borrower or such other person requesting a modification, waiver or amendment or, if such expense cannot be collected from the related borrower or such other person, to be paid by the trust as a trust expense) stating that a requested modification, waiver or amendment to a term of a mortgage loan will not result in an event described in the preceding three bullets, the special servicer may make or permit any such requested modification, waiver or amendment.

     Generally, the master servicer may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer. Subject to the foregoing discussion, however, the master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans as specified in the pooling and servicing agreement.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Notwithstanding the foregoing, in the case of an ARD Loan, the master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Additional Interest--

     o    must be in accordance with the Servicing Standard; and

     o    will be subject to approval by the special servicer and the controlling class representative.

     The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

     Neither the master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the
Servicing Standard.

     All modifications, waivers and amendments entered into by the master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

                                      S-142

     Any modifications, waivers and amendments with respect to the Glendale
Galleria Trust Mortgage Loan will be undertaken by the MLMT Series 2005-CKI1 master servicer and special servicer according to provisions in the MLMT Series
2005-CKI1 pooling and servicing agreement that are similar but not identical to those described above in this "--Modifications, Waivers, Amendments and
Consents" subsection.

REQUIRED APPRAISALS

     The special servicer must make commercially reasonably efforts to obtain, within sixty (60) days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans (other than the Glendale Galleria Trust
Mortgage Loan), and deliver to the trustee, the certificate administrator, the master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior twelve (12) months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

     The equivalent reduction amount with respect to the Glendale Galleria Loan
Combination will be determined with respect to the loans comprising that
Glendale Galleria Loan Combination as if it were a single loan, by the MLMT
Series 2005-CKI1 master servicer pursuant to the MLMT Series 2005-CKI1 pooling and servicing agreement, and allocated first to the Glendale Galleria
Subordinate Non-Trust Loans, in reverse order of seniority, in each case up to the unpaid principal amount thereof and then between the Glendale Galleria Trust
Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan on a pari passu basis.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan
(other than the Glendale Galleria Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every twelve (12) months after the occurrence of that Appraisal Trigger
Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the certificate administrator, the master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

     o    if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for sixty (60) days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

     o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

                                      S-143

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within two (2)
business days following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the mortgage loans, including principal prepayments;

     o    all payments on account of interest on the mortgage loans, including
          Additional Interest and Penalty Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization upon Defaulted Mortgage Loans"
          below;

     o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
          "Description of the Mortgage Pool--Repurchases and Substitutions" in
          this prospectus supplement;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage
          Pool--Additional Loan and Property Information--Hazard, Liability and
          Other Insurance" in this prospectus supplement;

     o    any amounts required to be transferred from the special servicer's REO account;

                                      S-144

     o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and
          Other Compensation and Payment of Expenses--Prepayment Interest
          Shortfalls" above; and

     o    any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

     The master servicer will also be generally required to deposit into its collection account any of the amounts identified in the prior paragraph, exclusive of the amounts identified in the tenth bullet above, that it receives with respect to the Glendale Galleria Trust Mortgage Loan from the MLMT Series
2005-CKI1 master servicer in accordance with the provisions of the MLMT Series
2005-CKI1 pooling and servicing agreement and the Glendale Galleria
Intercreditor Agreements.

     Upon receipt of any of the amounts described in the first five bullets and the last bullet of the second preceding paragraph with respect to any specially serviced mortgage loan (other than the Glendale Galleria Trust Mortgage Loan), the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     o    to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
          "Description of the Offered Certificates--Distribution Account" in
          this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

     o    to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
          received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

     o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan (other than the
          Glendale Galleria Trust Mortgage Loan) that is either--

          1.   a specially serviced mortgage loan; or

          2.   a mortgage loan as to which the related mortgaged real property has become an REO Property;

                                      S-145

     o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     o    to reimburse the trustee, itself or the special servicer, in that order, for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and
          Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to reimburse the trustee, itself or the special servicer, in that order, first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other
          Compensation and Payment of Expenses" above and/or "Description of the
          Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay the trustee, itself or the special servicer, in that order, unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty
          Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

     o    in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
          "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

     o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

     o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

     o    to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class, or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

                                      S-146

     o    to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
          reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" in the accompanying prospectus;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

     o    to pay, out of general collections on deposit in the collection account, to the servicers, the trustee and/or the fiscal agent under the MLMT Series 2005-CKI1 pooling and servicing agreement any amount payable by the trust with respect to the Glendale Galleria Trust
          Mortgage Loan under the Glendale Galleria Intercreditor Agreements;

     o    to pay any other items described in this prospectus supplement as being payable from the collection account;

     o    to withdraw amounts deposited in the collection account in error; and

     o    to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans (other than the Glendale
Galleria Trust Mortgage Loan) under the circumstances described below in this
"--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans (other than the Glendale Galleria
Trust Mortgage Loan) that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the master servicer or the special servicer following default.

     At the time a mortgage loan becomes a defaulted mortgage loan (other than the Glendale Galleria Trust Mortgage Loan) satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related
Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if
(i) the option is being exercised by an assignee of the plurality controlling class certificateholder that is not affiliated with the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than ninety (90) days following the making of a fair value determination, the option price will include a principal recovery fee payable to the special servicer. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every ninety (90) days; and, provided, further, that absent the special servicer having actual knowledge of a material

                                      S-147

change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within sixty (60) days of a fair value determination being made, then the purchase option will belong to the special servicer for fifteen (15) days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

     Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

     If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

     If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them (meaning that the purchase option has not been assigned to another unaffiliated person) and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the master servicer or, if the master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the master servicer or the trustee, as applicable, at its option, upon whose determination the master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the master servicer, the trustee or any third-party appraiser in connection with such determination of fair value will be reimbursable to the master servicer or the trustee, as applicable, as servicing advances.

     Notwithstanding the foregoing, any one of the holders of the Glendale
Galleria Subordinate Non-Trust Loans, the East Empire Industrial Portfolio
subordinate non-trust loan and the Surfside Garden Apartments subordinate non-trust loan will have the right to purchase the related Glendale Galleria
Trust Mortgage Loan, the East Empire Industrial Portfolio Trust Mortgage Loan
and the Surfside Garden Apartments Trust Mortgage Loan from the trust in certain default situations as described under "Description of the Mortgage Pool--Loan
Combinations." In addition, the holders of mezzanine loans may have the right to purchase the related mortgage loan from the trust if certain defaults under the related mortgage loan occur.

     Foreclosure and Similar Proceedings. If a default on a mortgage loan (other than the Glendale Galleria Trust Mortgage Loan) has occurred and is continuing then, in addition to taking any of the actions described in "--Modifications,
Waivers, Amendments and Consents" above, subject to the discussion under "--The
Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

                                      S-148

     Neither the master servicer nor the special servicer may acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

     o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either:

          1.   the report indicates that--

               o    the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

               o    there are no circumstances or conditions present at the
                    mortgaged real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer (who may rely conclusively on the report)
               determines that taking the actions necessary to bring the
               particular mortgaged real property into compliance with
               applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is
               reasonably likely to maximize the recovery to certificateholders, taking into account the time value of money.

     If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. has not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the certificate administrator, the controlling class representative and the master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the certificate administrator shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

     o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

     o    unreimbursed (from the related mortgage loan) servicing expenses and
          Advances incurred with respect to the mortgage loan;

                                      S-149

     o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

     o    any interest payable (or paid from general collections) to the master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

     Neither the master servicer nor the special servicer will be able to take any enforcement action with respect to the Glendale Galleria Trust Mortgage Loan or the related mortgaged real property. Any enforcement action would be taken by the special servicer under the MLMT Series 2005-CKI1 pooling and servicing agreement.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

     o    is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property and consult with the certificate administrator, or any person appointed by the certificate administrator to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section
857(b)(4)(B) of the Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of a trade or business of the foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal
Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket

                                      S-150

costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     The MLMT Series 2005-CKI1 pooling and servicing agreement contains requirements similar but not identical to those described above regarding the operation and disposition of the Glendale Galleria REO Property.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan (excluding the Glendale Galleria
Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in
2007, the master servicer, for each mortgage loan (excluding the Glendale
Galleria Trust Mortgage Loan) that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year (unless otherwise provided in the pooling and servicing agreement) unless such mortgaged real property has been inspected in such calendar year by the special servicer. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o    any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware; or

     o    any change in the property's condition or value of which the master servicer or the special servicer, as applicable, is aware and considers to be material; or

     o    any visible waste committed on the property of which the master servicer or special servicer, as applicable, is aware and considers to be material.

                                      S-151

     The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each other mortgage loan (excluding the
Glendale Galleria Trust Mortgage Loan), will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property required under the terms of the related mortgage loan documents.
However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property (other than the Glendale Galleria REO Property).

     The master servicer, with respect to each mortgage loan (other than the
Glendale Galleria Trust Mortgage Loan), will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO
Property, as applicable, and copies of such operating statement analyses are to be made available by the master servicer to the certificate administrator, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

     Inspections of the mortgaged real properties securing the Glendale Galleria
Loan Combination are to be performed by the MLMT Series 2005-CKI1 master servicer and/or special servicer.

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year (provided that, if any of the following items are required in connection with any filing with the Securities and
Exchange Commission, the master servicer and the special servicer will be required to deliver such items on or before March 15 of each year), each of the master servicer and the special servicer must--

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee and the certificate
          administrator, among others, to the effect that--

          1.   the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2.   on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report,

               provided that in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with substantially the same standards, within one year of the report, with respect to those sub-servicers; and

     o    deliver to the trustee and the certificate administrator, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

                                      S-152

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    any failure by the master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

     o    any failure by the master servicer to remit to the certificate administrator for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New
          York City time, on the business day following the date on which the remittance was required to be made; or

     o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

     o    the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to the master servicer by the trustee or the certificate administrator; or

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for thirty (30) days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of thirty (30) days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for thirty (30) days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of thirty (30) days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee and the certificate administrator with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force for a period of sixty (60) days, provided, however, that the master servicer or the special servicer,

                                     S-153

          as appropriate, will have an additional period of thirty (30) days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

     o    the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

     o    the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

     o    a servicing officer of the master servicer or the special servicer obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that
          "watch status" placement has not have been withdrawn by it within sixty (60) days of such placement), and, in either case, cited servicing concerns with the master servicer or special servicer as the sole or a material factor in such rating action; or

     o    the master servicer is removed from S&P's approved master servicer list or the special servicer is removed from S&P's approved special servicer list, and any of the ratings assigned by S&P to any class of certificates is qualified, downgraded or withdrawn (or is placed on
          "negative credit watch" status) in connection with that removal and the master servicer or special servicer, as the case may be, is not reinstated to that list within sixty (60) days after its removal therefrom.

     Additionally, the pooling and servicing agreement may provide for additional events of default, including those that relate solely to the related
Subordinate Non-Trust Loans.

     With respect to the Glendale Galleria Trust Mortgage Loan, the events, circumstances and conditions that will be considered events of default under the
MLMT Series 2005-CKI1 pooling and servicing agreement are generally similar but not identical to those that will be considered events of default under the pooling and servicing agreement as described above.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

     Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a

                                     S-154

successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

     In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     Notwithstanding the foregoing discussion in this "--Rights upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullet points under "--Events of Default" above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment Moody's and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates, in accordance with the terms set forth in the pooling and servicing agreement.

     The MLMT Series 2005-CKI1 pooling and servicing agreement provides that the
MLMT Series 2005-CKI1 special servicer may be terminated and replaced at the request of the Glendale Galleria Controlling Party or the certificateholders, acting in the manner provided in the pooling and servicing agreement, solely with respect to the Glendale Galleria Loan Combination in circumstances where a default of the MLMT Series 2005-CKI1 special servicer affects the Glendale
Galleria Subordinate Non-Trust Loans or the Glendale Galleria Trust Mortgage
Loan.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates will be issued, on or about December 28, 2005, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    a segregated pool of mortgage loans;

     o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for those mortgage loans;

     o    our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     o    any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default;

     o    those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the certificate administrator's distribution account described under
          "--Distribution Account" below, the certificate administrator's floating rate account described under "--Floating Rate Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below; and

     o    the swap agreements relating to the class A-3FL and class A-4FC certificates.

     Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

                                     S-155

     The certificates will include the following classes:

     o    the A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, AM, AJ, B, C and D
          classes, which are the classes of certificates that are offered by this prospectus supplement; and

     o    the X, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II classes, which are the classes of certificates that--

          1.   will be retained or privately placed by us; and

          2.   are not offered by this prospectus supplement.

     The class A-3FL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-3FL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class A-3FL
REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under the swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. Net payments due by the swap counterparty to the trust will be made two (2) business days preceding the related distribution date; net payments due by the trust to the swap counterparty will be made on the related distribution date. The swap agreement will provide for the calculation of interest at a LIBOR-based rate and the accrual of interest on a notional amount equal to the total principal balance of the class A-3FL certificates outstanding from time to time. The total principal balance of the class A-3FL certificates at any time will equal the total principal balance of the class A-3FL REMIC II regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

     Similarly, the class A-4FC certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-4FC REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class A-4FC
REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under that swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a CPI index-based rate and the accrual of interest on a notional amount equal to the total principal balance of the class A-4FC certificates outstanding from time to time. The total principal balance of the class A-4FC certificates at any time will equal the total principal balance of the class A-4FC REMIC II regular interest. See "Description of the Swap Agreements" in this prospectus supplement.

     The class A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, AM, AJ, B, C, D, E,
F, G, H, J, K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

     On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

                                     S-156

     Notwithstanding the foregoing, in the case of the class A-3FL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class
A-3FL REMIC II regular interest before actually being distributed to the class
A-3FL certificateholders. In addition, any reduction in the total principal balance of the class A-3FL certificates on any given distribution date, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust, will be made in response to a corresponding reduction made in the total principal balance of the class A-3FL REMIC II regular interest in connection with those losses and expenses. However, the total principal balance of the class A-3FL REMIC II regular interest (and, accordingly, the total principal balance of the class
A-3FL certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction allocated to the class A-3FL REMIC II regular interest) on any distribution date as a result of any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal
Distribution Amount for that distribution date.

     Notwithstanding the foregoing, in the case of the class A-4FC certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class
A-4FC REMIC II regular interest before actually being distributed to the class
A-4FC certificateholders. In addition, any reduction in the total principal balance of the class A-4FC certificates on any given distribution date, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust, will be made in response to a corresponding reduction made in the total principal balance of the class A-4FC REMIC II regular interest in connection with those losses and expenses. However, the total principal balance of the class A-4FC REMIC II regular interest (and, accordingly, the total principal balance of the class
A-4FC certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction allocated to the class A-4FC REMIC II regular interest) on any distribution date as a result of any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal
Distribution Amount for that distribution date.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-1A, A-SB, A-4FC, AM, AJ, B,
C, D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class A-3FL REMIC
II regular interest and the Class A-4FC REMIC II regular interest outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $1,546,255,942 although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the certificate administrator's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the

                                     S-157

accompanying prospectus under "Description of The Certificates--Book-Entry
Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

DISTRIBUTION ACCOUNT

     General. The certificate administrator must establish and maintain an account in which it will hold funds pending their payment on the certificates
(exclusive of the class A-3FL and class A-4FC certificates), the class A-3FL
REMIC II regular interest and the class A-4FC REMIC II regular interest and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the certificate administrator's distribution account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's distribution account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement.

     Although the certificate administrator may establish and maintain collections of Additional Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the certificate administrator's distribution account.

                                     S-158

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o    all payments and other collections on the mortgage loans and any REO
          Properties that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the master
               servicer's collection account to any person other than the certificateholders, including--

               (a)  amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal recovery
                    fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances and/or certain other actual or potential Additional Trust Fund
                    Expenses, Penalty Interest and late payment charges,

               (b)  amounts payable in reimbursement of outstanding Advances, together with interest on those Advances,

               (c)  amounts payable with respect to other expenses of the trust,

               (d)  amounts payable to a holder of a Non-Trust Loan; and

          4.   amounts deposited in the master servicer's collection account in error;

     o    any compensating interest payment deposited in the master servicer's collection account to cover Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period;

     o    any P&I advances made with respect to that distribution date; and

     o    any amounts paid by the master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
          Certificates--Termination" in this prospectus supplement.

     See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2006, the certificate administrator will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve
Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself and the trustee a monthly fee which is described under
          "--The Trustee" below and to pay itself any interest or other income earned on funds in the distribution account, the floating rate account or the interest reserve account;

                                     S-159

     o    to indemnify itself and various related persons, as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
          Residual Certificates--Prohibited Transactions Tax and Other Taxes" in
          the accompanying prospectus and "Servicing of the Mortgage Loans--REO
          Properties" in this prospectus supplement;

     o    to pay any separate tax administrator any amounts reimbursable to it;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

     o    to pay to the master servicer any amounts deposited by the master servicer in the distribution account not required to be deposited therein; and

     o    to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the certificate administrator's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates
(exclusive of the class A-3FL and A-4FC certificates) and the class A-3FL REMIC
II regular interest and the class A-4FC REMIC II regular interest. For any distribution date, those funds will consist of three separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates and/or the swap counterparty as described under
          "--Payments--Payments of Prepayment Premiums and Yield Maintenance
          Charges" below;

     o    the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below; and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available Distribution Amount; and

          2.   will be paid to the holders of all the certificates, other than the class A-3FL and A-4FC and Z certificates, and with respect to the class A-3FL REMIC II regular interest and the class A-4FC
               REMIC II regular interest, as described under
               "--Payments--Priority of Payments" below.

FLOATING RATE ACCOUNT

     The certificate administrator, on behalf of the holders of the class A-3FL and class A-4FC certificates, will be required to establish and maintain an account in the name of the trustee in which it will hold funds pending their distribution on the class A-3FL certificates and/or the class A-4FC certificates or to the swap counterparty and from which it will make those distributions.
That floating rate account will include separate sub-accounts for the class
A-3FL certificates and the class A-4FC certificates. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the

                                     S-160

offered certificates. Any funds held in the certificate administrator's floating rate account may be held in cash or, at the certificate administrator's risk, invested in Permitted Investments.

     Deposits. The certificate administrator will deposit into the applicable sub-account of the floating rate account:

     o    all payments received from the swap counterparty under each swap agreement, as described under "Description of the Swap Agreements" in this prospectus supplement; and

     o    all amounts allocable to the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest, as described under this
          "Description of the Offered Certificates" section.

     Withdrawals. The certificate administrator may from time to time make withdrawals from the applicable sub-account of the floating rate account for any of the following purposes:

     o    to make payments to the swap counterparty in respect of regularly scheduled payments and other additional amounts payable under each of the swap agreements, as described under "Description of the Swap
          Agreements" in this prospectus supplement;

     o    to make distributions to the class A-3FL and A-4FC certificateholders on each distribution date, as described under "--Payments--Payments on the class A-3FL and A-4FC certificates" below;

     o    to pay itself interest and other investment income earned on funds held in the floating rate account; and

     o    to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account.
Funds held in the certificate administrator's interest reserve account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's interest reserve account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2006, the certificate administrator will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional
Interest and net of any master servicing fees and trustee fees payable therefrom and, in the case of the Glendale Galleria Trust Mortgage Loan, further net of any servicing fee payable therefrom under the MLMT Series 2005-CKI1 pooling and servicing agreement) accrued on the Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2006, the certificate administrator will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

                                     S-161

CALCULATION OF PASS-THROUGH RATES

     The pass-through rates for the class A-1 certificates will be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series
2005-LC1 Certificates" in this prospectus supplement.

     The pass-through rates for the class A-2, A-3, A-1A, A-SB, A-4, J, K, L, M,
N, P and Q certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of (a) the Weighted Average Net
Mortgage Rate for the related distribution date and (b) the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 2005-LC1
Certificates" in this prospectus supplement.

     The pass-through rate for the class AM, AJ, B, C, D, E, F, G and H certificates will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal the Weighted Average
Net Mortgage Rate for the related distribution date minus, in the case of the class AM and AJ certificates, a class margin. That class margin will be 0.113%
in the case of the class AM certificates and 0.054% in the case of the class AJ certificates.

     The pass-through rate applicable to the class A-3FL REMIC II regular interest for each interest accrual period will equal the lesser of--

     o    5.2890% per annum, and

     o    the Weighted Average Net Mortgage Rate for the related distribution date.

     The pass-through rate applicable to the class A-4FC REMIC II regular interest for each interest accrual period will equal the lesser of--

     o    5.2910% per annum, and

     o    the Weighted Average Net Mortgage Rate for the related distribution date.

     For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-3FL certificates for each interest accrual period will equal LIBOR plus 0.2300% per annum. However, the pass-through rate with respect to the class A-3FL certificates may be effectively reduced as a result of shortfalls allocated to the class A-3FL REMIC
II regular interest. In addition, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class A-3FL certificates will convert to a per annum rate equal to the pass-through rate on the class A-3FL REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for that class of certificates will convert to those of the class A-3FL REMIC II regular interest. See "--Payments on the Class A-3FL and A-4FC Certificates" below and
"Description of the Swap Agreements--The Swap Agreements" in this prospectus supplement.

     The term "LIBOR" means, with respect to the class A-3FL certificates and each interest accrual period for those certificates, the rate for deposits in
U.S. Dollars, for a period equal to one month, which appears on the Dow Jones
Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones
Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under the swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations

                                     S-162

are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under the swap agreement, at approximately 11:00 a.m., New
York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination
Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will determine
LIBOR for each interest accrual period and the determination of LIBOR by the calculation agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the class A-3FL certificates is (i) with respect to the initial interest accrual period, the date that is two LIBOR
Business Days prior to the date of initial issuance of the certificates, and
(ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

     For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-4FC certificates for each interest accrual period will equal the CPI Index Rate plus 2.1400% per annum. However, the pass-through rate with respect to the class A-4FC certificates may be effectively reduced as a result of shortfalls allocated to the class A-4FC REMIC
II regular interest. In addition, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class A-4FC certificates will convert to a per annum rate equal to the pass-through rate on the class A-4FC REMIC II regular interest, and accordingly the interest accrual period for that class of certificates will convert to that of the class A-4FC REMIC II regular interest. See "--Payments on the Class A-3FL and A-4FC Certificates" below and "Description of the Swap
Agreements--The Swap Agreements" in this prospectus supplement.

     The term "CPI Index Rate" means, with respect to the class A-4FC certificates and each interest accrual period for those certificates, the rate equal to (a)(1) the Reference CPI for the third calendar month preceding the related CPI Index Reset Date, minus (2) the Reference CPI for the fifteenth calendar month preceding the related CPI Index Reset Date, divided (b) by the
Reference CPI for the fifteenth calendar month preceding the related CPI Index
Reset Date.

     The term "Reference CPI" means, with respect to the class A-4FC certificates and each interest accrual period for those certificates, the U.S.
City Average Consumer Price Index for All Urban Consumers, not subject to revisions or seasonal adjustments, as published monthly by the Bureau of Labor
Statistics (BLS) and available on Bloomberg CPURNSA or any successor service. If the Reference CPI is not published, or is subsequently revised, amended or replaced, the applicable substitute index will be that chosen by the Secretary of the Treasury for the Department of Treasury's Inflation Linked Treasuries as
described at 62 Federal Register 846-874 (January 6, 1997).

     The "CPI Index Reset Date" for the class A-4FC certificates is (i) with respect to the initial interest accrual period, the date that is two business days prior to the date of initial issuance of the certificates, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two business days prior to the commencement of the subject interest accrual period.

     The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates (other than the class A-3FL and class A-4FC certificates) and the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest.

     For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for

                                     S-163

that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component
(or, in the case of each of the class A-3FL certificates and the class A-4FC certificates, the pass-through rate in effect during such interest accrual period for the corresponding REMIC II regular interest).

     The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

     General. On each distribution date, the certificate administrator will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

     In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five (5) business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     All payments with respect to the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest will be made to the trustee's floating rate account.

     Payments of Interest. All of the classes of the certificates (except for the class Z, R-I and R-II certificates) and the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest will bear interest.

     With respect to each interest-bearing class of the certificates and with respect to each of the class A-3FL REMIC II regular interest and the class A-4FC
REMIC II regular interest, that interest will accrue during each related interest accrual period based upon--

     o    the pass-through rate with respect to that particular class of certificates, the class A-3FL REMIC II regular interest or the class
          A-4FC REMIC II regular interest, as the case may be, for that interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that particular class of certificates, the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months (or, in the case of the class A-3FL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

     In addition, if the pass-through rate of the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest for any interest accrual period is limited by the Weighted Average Net Mortgage Rate, then the amount by which the interest distributable with respect to the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest, as applicable, is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-3FL certificates or the class A-4FC certificates, as applicable, on that distribution date.

                                     S-164

     On each distribution date, subject to available funds and the priorities of payment described under "--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates (exclusive of the class A-3FL and A-4FC certificates) and the class
A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or that REMIC II regular interest, as the case may be, reduced (except in the case of the class X certificates) by the product of:

     o    the amount of any Net Aggregate Prepayment Interest Shortfall for that distribution date; multiplied by

     o    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of certificates or the subject REMIC II regular interest, as the case may be, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates (exclusive of the class X, A-3FL and A-4FC certificates), the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest.

     Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-3FL or A-4FC certificates, any such shortfalls allocated to the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest, as applicable, will result in a dollar-for-dollar reduction in the interest distributable on the class A-3FL or A-4FC certificates, as the case may
be.

     Any distributions of interest allocated to the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest will be deposited in the applicable sub-account of the certificate administrator's floating rate account and will thereafter be distributed to the holders of the class A-3FL or A-4FC certificates, as applicable, and/or the swap counterparty, as applicable.

     If the holders of any interest-bearing class of the certificates (other than the class A-3FL and A-4FC certificates) or the class A-3FL and A-4FC REMIC
II regular interests do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below.
However, no interest will accrue on any of that unpaid interest, and a portion of any past due interest payable with respect to the class A-3FL and A-4FC REMIC
II regular interests may be payable to the swap counterparty.

     Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates (other than the class A-3FL and A-4FC certificates) and the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest on any given distribution date will equal the Principal Distribution
Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates
(other than the class A-3FL and A-4FC certificates) and the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest on any given distribution date will equal the portion of the Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

     o    reduced by any Nonrecoverable Advance, with interest thereon, or any
          Workout-Delayed Reimbursement Amount with respect to any mortgage loan
          (or, in the case of a servicing advance, the related Loan Combination)
          that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

                                     S-165

     o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

     If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates, the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest on each distribution date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
               Balance for that distribution date;

     o    second, to the class A-1 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates
               outstanding immediately prior to that distribution date;

     o    third, to the class A-2 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2 certificates
               outstanding immediately prior to that distribution date;

     o    fourth, to the class A-3 certificates and the class A-3FL REMIC II regular interest, on a pro rata basis by balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1 and/or A-2 certificates as described in the preceding three bullets, and

                                     S-166

          2.   the total principal balance of the class A-3 certificates and the class A-3FL REMIC II regular interest outstanding immediately prior to that distribution date;

     o    fifth, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates and/or the class A-3FL REMIC II regular interest as described in the preceding four bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Principal Distribution Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph); and

     o    sixth, to the class A-4 certificates and the class A-4FC REMIC II regular interest, on a pro rata basis by balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates and/or the class A-3FL REMIC II regular interest as described in the preceding five bullets, and

          2.   the total principal balance of the class A-4 certificates and the class A-4FC REMIC II regular interest outstanding immediately prior to that distribution date;

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

     o    the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

     o    the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

     If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and A-4 certificates, the class A-3FL REMIC II regular interest and the class A-4FC
REMIC II regular interest outstanding immediately prior to that distribution date, then (following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates, the class A-3FL REMIC II regular interest and the class A-4FC
REMIC II regular interest) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the Loan Group 2 Principal Distribution Amount for
any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan
Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the
Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1, up to the extent necessary to retire each such class of certificates;
third, to the class A-2 certificates; fourth, to the class A-3 certificates and the class A-3FL REMIC II regular interest, on a pro rata basis by balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest; fifth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates; and sixth, to the class A-4 certificates and the class A-4FC REMIC II regular interest, on a pro rata basis by balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest.

     Notwithstanding the foregoing, if any of two or more of the A-1, A-2, A-3,
A-3FL, A-1A, A-SB, A-4 and A-4FC classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N,
P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3,
A-1A, A-SB and A-4 classes that remain outstanding and, if applicable, the class
A-3FL REMIC II regular interest and/or the

                                     S-167

class A-4FC REMIC II regular interest on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     Following the retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the class A-3FL REMIC II regular interest and the class A-4FC
REMIC II regular interest, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated; and

     o    the total principal balance of the particular class immediately prior to that distribution date.

ORDER OF ALLOCATION   CLASS
-------------------   -----
         1              AM
         2              AJ
         3              B
         4              C
         5              D
         6              E
         7              F
         8              G
         9              H
         10             J
         11             K
         12             L
         13             M
         14             N
         15             P
         16             Q

     In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates and the class A-3FL and A-4FC REMIC II regular interests is reduced to zero.
Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates (exclusive of the class A-3FL and A-4FC certificates) or of the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates or with respect to the class A-3FL and A-4FC REMIC II regular interest, then, subject to available funds from time to time and the priority of payments described under
"--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates or the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest, as applicable, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments"
below mean, in the case of any class of principal balance certificates
(exclusive of the class A-3FL and A-4FC certificates) or in the case of the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates or the total principal balance of the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest, as applicable, on all prior distribution dates as discussed under
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below. Any such reimbursements with respect to the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest will be deposited in the applicable sub-account of the certificate administrator's floating rate account and thereafter will be distributed to the holders of the class A-3FL certificates or the class A-4FC certificates, as applicable.

                                     S-168

     In limited circumstances, the total principal balance of a class of principal balance certificates or of the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates or the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest, as applicable. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances
(or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution Amount for such distribution date.
Any such reinstatement of principal balance with respect to the class A-3FL
REMIC II regular interest or the class A-4FC REMIC II regular interest will result in a corresponding reinstatement of the principal balance with respect to the class A-3FL certificates or the class A-4FC certificates, as applicable.

     Priority of Payments. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date applicable to the related loan group or both groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

ORDER OF PAYMENT      RECIPIENT CLASS OR CLASSES                     TYPE AND AMOUNT OF PAYMENT
----------------  ---------------------------------  ---------------------------------------------------------

       1                          X*                 From the entire Available Distribution Amount, interest
                                                     up to the total interest payable on that class, without
                                                     regard to loan groups

                  A-1, A-2, A-3, A-3FL(1), A-SB A-4  From the portion of the Available Distribution Amount
                            and A-4FC(2)*            attributable to the mortgage loans in loan group 1,
                                                     interest up to the total interest payable on those
                                                     classes, pro rata, based on entitlement

                                A-1A*                From the portion of the Available Distribution Amount
                                                     attributable to the mortgage loans in loan group 2,
                                                     interest up to the total interest payable on such class

       2          A-1, A-2, A-3, A-3FL(1), A-SB A-4  Principal up to the Loan Group 1 Principal Distribution
                            and A-4FC(2)**           Amount (and, if the class A-1A certificates are retired,
                                                     any remaining portion of the Loan Group 2 Principal
                                                     Distribution Amount), first to the class A-SB
                                                     certificates, until the total principal balance thereof
                                                     is reduced to the applicable Class A-SB Planned Principal
                                                     Balance, and then to (a) the class A-1 certificates, (b)
                                                     the class A-2 certificates, (c) the class A-3
                                                     certificates and the class A-3FL REMIC II regular
                                                     interest, on a pro rata basis by balance,, (d) the class
                                                     A-SB certificates, and (g) the class A-4 certificates and
                                                     the class A-4FC REMIC II regular interest, on a pro rata
                                                     basis by balance, in that order, in the case of each such
                                                     class and REMIC II regular interest until retired.

                                A-1A**               Principal up to the Loan Group 2 Principal Distribution
                                                     Amount (and, if the class A-4 certificates are retired,
                                                     any remaining portion of the Loan Group 1 Principal
                                                     Distribution Amount), until the class A-1A certificates
                                                     are retired

       3            A-1, A-2, A-3, A-3FL(1), A-SB,   Reimbursement up to the loss reimbursement amounts for
                           A-4 and A-4FC(2)          those classes, pro rata, based on entitlement, without
                                                     regard to loan groups

       4                          AM                 Interest up to the total interest payable on that class

       5                          AM                 Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       6                          AM                 Reimbursement up to the loss reimbursement amount for
                                                     that class

                                      S-169

ORDER OF PAYMENT      RECIPIENT CLASS OR CLASSES                     TYPE AND AMOUNT OF PAYMENT
----------------  ---------------------------------  ---------------------------------------------------------

       7                          AJ                 Interest up to the total interest payable on that class

       8                          AJ                 Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       9                          AJ                 Reimbursement up to the loss reimbursement amount for
                                                     that class

       10                         B                  Interest up to the total interest payable on that class

       11                         B                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       12                         B                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       13                         C                  Interest up to the total interest payable on that class

       14                         C                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       15                         C                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       16                         D                  Interest up to the total interest payable on that class

       17                         D                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       18                         D                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       19                         E                  Interest up to the total interest payable on that class

       20                         E                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       21                         E                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       22                         F                  Interest up to the total interest payable on that class

       23                         F                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       24                         F                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       25                         G                  Interest up to the total interest payable on that class

       26                         G                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       27                         G                  Reimbursement up to the loss reimbursement amount for
                                                     that class

                                      S-170

ORDER OF PAYMENT      RECIPIENT CLASS OR CLASSES                     TYPE AND AMOUNT OF PAYMENT
----------------  ---------------------------------  ---------------------------------------------------------

       28                         H                  Interest up to the total interest payable on that class

       29                         H                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       30                         H                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       31                         J                  Interest up to the total interest payable on that class

       32                         J                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       33                         J                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       34                         K                  Interest up to the total interest payable on that class

       35                         K                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       36                         K                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       37                         L                  Interest up to the total interest payable on that class

       38                         L                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       39                         L                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       40                         M                  Interest up to the total interest payable on that class

       41                         M                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       42                         M                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       43                         N                  Interest up to the total interest payable on that class

       44                         N                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       45                         N                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       46                         P                  Interest up to the total interest payable on that class

       47                         P                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       48                         P                  Reimbursement up to the loss reimbursement amount for
                                                     that class

                                      S-171

ORDER OF PAYMENT      RECIPIENT CLASS OR CLASSES                     TYPE AND AMOUNT OF PAYMENT
----------------  ---------------------------------  ---------------------------------------------------------

       49                         Q                  Interest up to the total interest payable on that class

       50                         Q                  Principal up to the portion of the Principal Distribution
                                                     Amount allocable to that class

       51                         Q                  Reimbursement up to the loss reimbursement amount for
                                                     that class

       52                    R-I and R-II            Any remaining portion of the Available Distribution
                                                     Amount

----------
*    If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A and X classes, the class A-3FL REMIC II regular interest and the class A-4FC
     REMIC II regular interest, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes and that REMIC II regular interest, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2, A-3 or A-4 certificates, the class A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned
     Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates or the class A-3FL
     REMIC II regular interest until the total principal balance of the class
     A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates until the total principal balances of the class A-3 certificates and the class A-3FL REMIC II regular interest are reduced to zero, no payments of principal will be made in respect of the class A-4 certificates or the class A-4FC REMIC II regular interest until the total principal balance of the class A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1 Principal Distribution Amount, the class
     A-1, A-2, A-3, A-SB and A-4 certificates, the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal Distribution
     Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-SB and A-4 certificates, the class A-3FL
     REMIC II regular interest and the class A-4FC REMIC II regular interest, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2, A-3, A-SB, A-4 and A-1A classes, the class A-3FL
     REMIC II regular interest and the class A-4FC REMIC II regular interest are outstanding at a time when the total principal balance of the class AM, AJ,
     B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
     below, payments of principal on the outstanding class A-1, A-2, A-3, A-SB,
     A-4 and A-1A certificates, the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

(1)  Refers to class A-3FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-3FL REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class A-3FL certificates and/or the swap counterparty on the subject distribution date.

(2)  Refers to class A-4FC REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-4FC REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class A-4FC certificates and/or the swap counterparty on the subject distribution date.

                                      S-172

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of the class A-1, A-2, A-3, A-SB, A-4,
A-1A, AM, AJ, B, C, D, E, F, G and/or H certificates and/or to the applicable sub-account of the certificate administrator's floating rate account with respect to the class A-3FL REMIC II regular interest and/or the class A-4FC
REMIC II regular interest, if any such class or REMIC II regular interest, as the case may be, is then entitled to payments of principal on that distribution date (or, for so long as the class A-4 certificates, class A-4FC REMIC II regular interest and class A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates and/or that REMIC
II regular interest, the product of--

     o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates or the that REMIC II regular interest, as the case may be, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates or the that
          REMIC II regular interest, as the case may be, on that distribution date (or, for so long as the class A-4 certificates, class A-4FC REMIC
          II regular interest and class A-1A certificates are outstanding, the amount of principal payable with respect to the subject class of certificates or that REMIC II regular interest, as the case may be, on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution Amount (or, so long as the class A-4 certificates, class A-4FC REMIC II regular interest and class A-1A certificates are outstanding, the Loan Group 1 Principal Distribution
          Amount or the Loan Group 2 Principal Distribution Amount, as
          applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

     The discount rate applicable to any class of principal balance certificates, the class A-3FL REMIC II regular interest or the class A-4FC REMIC
II regular interest, as the case may be, with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S.
Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

     o    with the same coupon, the issue with the lowest yield will be selected; or

     o    with maturity dates equally close to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

     Following any payment of prepayment consideration as described above, the certificate administrator will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

     For so long as the swap agreement relating to the class A-3FL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-3FL REMIC II regular interest will be payable to the swap counterparty.
However, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not

                                      S-173

obtained, then all prepayment consideration allocable to the class A-3FL REMIC
II regular interest will be payable to the holders of the class A-3FL certificates.

     For so long as the swap agreement relating to the class A-4FC certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-4FC REMIC II regular interest will be payable to the swap counterparty.
However, if there is a continuing Swap Payment Default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-4FC REMIC II regular interest will be payable to the holders of the class A-4FC certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" and "--Other Prepayment Provisions" in
this prospectus supplement.

     NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

     Payments on the Class A-3FL and Class A-4FC Certificates. On each distribution date, for so long as the total principal balance of the class A-3FL certificates has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the applicable sub-account of the floating rate account that are allocable to the class A-3FL certificates
(exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

     o    first, to make distributions of interest to the holders of the class
          A-3FL certificates, up to an amount equal to the Class A-3FL Interest
          Distribution Amount for the subject distribution date;

     o    second, to make distributions of principal to the holders of the class
          A-3FL certificates, up to the Class A-3FL Principal Distribution
          Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

     o    third, to reimburse the holders of the class A-3FL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions to Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below.

     For so long as the swap agreement with respect to the class A-3FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class A-3FL Interest Distribution
Amount" with respect to any distribution date will generally be equal to: (a)
all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-3FL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A) 5.2890% and (B) the total principal balance of the class A-3FL certificates immediately prior to the subject distribution date, over (ii) the lesser of (A) 1/12th of the product of
(1) the Weighted Average Net Mortgage Rate for the subject distribution date, multiplied by (2) the total principal balance of the class A-3FL REMIC II regular interest immediately prior to the subject distribution date and (B) the amount of interest distributions with respect to the class A-3FL REMIC II regular interest pursuant to the priority of distributions on that distribution date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i) interest distributions with respect to the class A-3FL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds (ii) 1/12th of the product of
(A) 5.2890%, multiplied by (B) the

                                      S-174

notional amount of the swap agreement for that distribution date. All or a portion of the amount described in clause (c) of the prior sentence with respect to any distribution date may be payable to the swap counterparty if, with respect to any prior distribution date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior distribution date without regard to any such reduction. Notwithstanding the foregoing, if there is a continuing Swap
Payment Default with respect to the class A-3FL certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class A-3FL Interest Distribution Amount" with respect to any distribution date will be the amount of interest distributions with respect to the class A-3FL REMIC II regular interest on such distribution date pursuant to the priority of distributions.

     With respect to any distribution date, the "Class A-3FL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-3FL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

     For so long as the swap agreement with respect to the class A-3FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-3FL REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment Default with respect to the class A-3FL certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-3FL REMIC II regular interest will be payable to the holders of the class A-3FL certificates.

     On each distribution date, for so long as the total principal balance of the class A-4FC certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the applicable sub-account of the floating rate account that are allocable to the class A-4FC certificates
(exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

     o    first, to make distributions of interest to the holders of the class
          A-4FC certificates, up to an amount equal to the Class A-4FC Interest
          Distribution Amount for the subject distribution date;

     o    second, to make distributions of principal to the holders of the class
          A-4FC certificates, up to the Class A-4FC Principal Distribution
          Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

     o    third, to reimburse the holders of the class A-4FC certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions to Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below.

     For so long as the swap agreement with respect to the class A-4FC certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class A-4FC Interest Distribution
Amount" with respect to any distribution date will generally be equal to: (a)
all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-4FC certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A) 5.2910% and (B) the total principal balance of the class A-4FC certificates immediately prior to the subject distribution date, over (ii) the lesser of (A) 1/12th of the product of
(1) the Weighted Average Net Mortgage Rate for the subject distribution date, multiplied by (2) the total principal balance of the class A-4FC REMIC II regular interest immediately prior to the subject distribution date and (B) the amount of interest distributions with respect to the class A-4FC REMIC II regular interest pursuant to the priority of distributions on that distribution date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i) interest distributions with respect to the class A-4FC REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds (ii) 1/12th of the product of
(A) 5.2910%, multiplied by (B) the notional amount of the swap agreement for that distribution date. All or a portion of the amount described in clause (c)
of the prior sentence with respect to any distribution date may be payable to the swap counterparty if, with respect to any prior distribution date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior distribution date without regard to any such reduction. Notwithstanding the foregoing, if there is a continuing Swap Payment Default with

                                      S-175

respect to the class A-4FC certificates, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class
A-4FC Interest Distribution Amount" with respect to any distribution date will be the amount of interest distributions with respect to the class A-4FC REMIC II regular interest on such distribution date pursuant to the priority of distributions.

     With respect to any distribution date, the "Class A-4FC Principal
Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-4FC REMIC II regular interest pursuant to the priority of distributions on such distribution date.

     For so long as the swap agreement with respect to the class A-4FC certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-4FC REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment Default, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-4FC REMIC
II regular interest will be payable to the holders of the class A-4FC certificates.

     See "--Payments--Priority of Payments" and "Description of the Swap
Agreements" in this prospectus supplement.

     Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the certificates (exclusive of the class A-3FL and A-4FC certificates), the class A-3FL REMIC II regular interest and/or the class A-4FC REMIC II regular interest;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the certificates (exclusive of the class A-3FL and A-4FC
          certificates), the class A-3FL REMIC II regular interest and/or the class A-4FC REMIC II regular interest; and

     o    the amount of all fees payable to the master servicer, the special servicer, the trustee and the certificate administrator under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

     o    first, to pay or reimburse the master servicer, the special servicer, the trustee and/or the certificate administrator for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

     o    second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, a
          Loan Combination).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

                                      S-176

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates (exclusive of the class A-3FL and A-4FC certificates) and the class A-3FL and A-4FC REMIC II regular interests.

     On each distribution date, following the payments to be made to the certificateholders (exclusive of the class A-3FL and A-4FC certificates) and with respect to the class A-3FL and A-4FC REMIC II regular interests on that distribution date, the certificate administrator will be required to allocate to the respective classes of the principal balance certificates (exclusive of the class A-3FL and A-4FC certificates) and the class A-3FL and A-4FC REMIC II regular interests, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders
(exclusive of the class A-3FL and A-4FC certificates) and the class A-3FL and
A-4FC REMIC II regular interests on that distribution date exceeds the total
Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION                         CLASS
-------------------                         -----
          1                                   Q
          2                                   P
          3                                   N
          4                                   M
          5                                   L
          6                                   K
          7                                   J
          8                                   H
          9                                   G
         10                                   F
         11                                   E
         12                                   D
         13                                   C
         14                                   B
         15                                   AJ
         16                                   AM
         17           A-1, A-2, A-3, A-3FL, A-SB, A-4, A-4FC and A-1A,
                         pro rata based on total principal balances

     The reference in the foregoing table to "A-3FL" or "A-4FC" means the class
A-3FL REMIC II regular interest or the class A-4FC REMIC II regular interest, respectively. However, any reduction in the total principal balance of the class
A-3FL or A-4FC REMIC II regular interests, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-3FL or
A-4FC certificates, respectively.

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates (exclusive of the class A-3FL and
A-4FC certificates) and the class A-3FL and A-4FC REMIC II regular interests will be made by reducing the total principal balance of such class by the amount so allocated.

     In no event will the total principal balance of the class A-3FL and A-4FC
REMIC II regular interests or any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero.

     A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding

                                      S-177

involving the related borrower, the amount forgiven, other than Penalty Interest and Additional Interest, also will be treated as a Realized Loss. Furthermore, any Nonrecoverable Advance reimbursed from principal collections will constitute a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty
          Interest actually collected on the related mortgage loan;

     o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Trustee" in the
               accompanying prospectus;

          2.   any reimbursements and indemnification to the master servicer, the special servicer, the certificate administrator, us and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Master Servicer, the
               Special Servicer, the Manager and Us" in the accompanying
               prospectus; and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--Taxation of Owners of REMIC Residual
               Certificates--Prohibited Transactions Tax and Other Taxes" in the
               accompanying prospectus; and

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B Note Non-Trust Loan by the trust, in its capacity as holder of the related A Note Trust Mortgage Loan, pursuant to the related A/B Intercreditor Agreement;

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a Glendale Galleria Non-Trust Loan by the trust, in its capacity as holder of the Glendale Galleria Pari
          Passu Trust Mortgage Loan, pursuant to the Glendale Galleria
          Intercreditor Agreement; and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage
          Loans--Realization upon Defaulted Mortgage Loans" in this prospectus supplement.

     Any expenses under the MLMT Series 2005-CKI1 pooling and servicing agreement that are similar to those described in the prior paragraph and that relate to the Glendale Galleria Loan Combination will be deducted first out of collections on the Glendale Galleria Subordinate Non-Trust Loans and then, pari passu, out of collections on the Glendale Galleria Trust Mortgage Loan and the
Glendale Galleria Pari Passu Non-Trust Loan, thereby potentially resulting in a loss to the trust. Any such expenses payable out of amounts allocable to the related Glendale Galleria Trust Mortgage Loan would effectively constitute
Additional Trust Fund Expenses. See "Description of the Mortgage Pool--Loan
Combinations-- Glendale Galleria Loan Combination."

                                      S-178

     From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     The master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the mortgage loans (including the Glendale Galleria Trust Mortgage Loan)
          during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The master servicer will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any
P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount will equal the product of (x) the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence, and (y)
a fraction, expressed as a percentage, the numerator of which is equal to the
Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     In the case of the Glendale Galleria Trust Mortgage Loan, the amount required to be advanced by the master servicer may be reduced based on an appraisal performed by the MLMT Series 2005-CKI1 master servicer under, and an
Appraisal Reduction Amount calculated in accordance with, the MLMT Series
2005-CKI1 pooling and servicing agreement with respect to the Glendale Galleria
Loan Combination. The Glendale Galleria Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal Reduction Amount under the MLMT Series 2005-CKI1 pooling and servicing agreement. Any Appraisal
Reduction Amount with respect to the Glendale Galleria Loan Combination is required to be allocated first to the Glendale Galleria Subordinate Non-Trust
Loans, in each case, up to the outstanding principal balance thereof and then to the Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu
Non-Trust Loan on a pari passu basis.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the certificates (exclusive of

                                      S-179

the class A-3FL and A-4FC certificates) or with respect to the class A-3FL and
A-4FC REMIC II regular interests on that distribution date (or a combination of both methods).

     The trustee will be required to make any P&I advance that the master servicer fails to make with respect to a mortgage loan (including the Glendale
Galleria Trust Mortgage Loan). See "--The Trustee" below.

     The master servicer and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. Neither the master servicer nor the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the master servicer and the trustee will be required to act in accordance with such determination. The special servicer, however, will not be entitled to reverse a non-recoverability determination made by the master servicer. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that
Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to the limitations and requirements described below. See also "Description of The Certificates--Advances" in the accompanying prospectus and "Servicing of the Mortgage Loans--Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

     o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service

                                      S-180

payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

     Upon a determination that a previously-made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the collection account that constitute principal collections received on all of the mortgage loans in the mortgage pool during the related collection period; provided, however, that if amounts of principal on deposit in the collection account are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect on a monthly basis, in its sole discretion, to be reimbursed at that time from general collections in the collection account or to defer the portion of the reimbursement of that
Advance equal to the amount in excess of the principal on deposit in the collection account (in which case interest will continue to accrue on the portion of the Advance that remains outstanding) for such time as is required to reimburse such excess portion from principal for a period not to exceed twelve
(12) months. In either case, the reimbursement will be made first from principal received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the master servicer, the special servicer or the trustee in full, only from amounts on deposit in the collection account that constitute principal received on all of the mortgage loans in the mortgage pool during the related collection period (net of amounts necessary to reimburse for Nonrecoverable
Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such
Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for
Nonrecoverable Advances and interest on Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" above. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the master servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement. The master servicer's or the trustee's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the certificateholders and shall not be construed as an obligation on the part of the master servicer or the trustee or a right of the certificateholders. Nothing herein or in the pooling and servicing agreement shall be deemed to create in the certificateholders a right to prior payment of distributions over the master servicer's or the trustee's right to reimbursement for advances (deferred or otherwise).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificate Administrator Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically via its website at
www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a certificate administrator report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The certificate administrator's reporting statement will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential to the extent such information is not publicly available.

                                      S-181

     The special servicer is required to deliver to the master servicer monthly, beginning in January 2006, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicer to produce, the CMSA reports required to be delivered by the master servicer to the certificate administrator as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

     The master servicer is required to deliver to the certificate administrator monthly, beginning in January 2006, the CMSA loan periodic update file with respect to the subject distribution date.

     Monthly, beginning in April 2006, the master servicer must deliver to the certificate administrator a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

     o    a CMSA comparative financial status report;

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA advance recovery report;

     o    a CMSA servicer watchlist;

     o    a CMSA property file;

     o    a CMSA loan set-up file; and

     o    a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the certificate administrator and the master servicer.

     In addition, the master servicer will be required to deliver to the controlling class representative and upon request, the certificate administrator, the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     Absent manifest error of which it has actual knowledge, neither the master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of the master servicer or the special servicer, as the case may be. None of the certificate administrator, the master servicer and the special servicer will make any representations or warranties as to the accuracy or completeness of, or the certificate administrator, the master servicer and the special servicer will disclaim responsibility for, any information made available by the certificate administrator, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

                                      S-182

     With respect to the Glendale Galleria Trust Mortgage Loan, the reports delivered pursuant to the MLMT Series 2005-CKI1 pooling and servicing agreement are substantially similar, but not identical, to those required under the pooling and servicing agreement. Such reports will be forwarded by the servicers under the MLMT Series 2005-CKI1 pooling and servicing agreement to the master servicer under the pooling and servicing agreement. To the extent received, the certificate administrator is required to make such reports available as described below under "--Information Available From Certificate Administrator,"
and the master servicer is required to incorporate the information in those reports into the reports that it delivers to the trustee pursuant to the pooling and servicing agreement.

     Information Available from Certificate Administrator. The certificate administrator will, and the master servicer may, but is not required to, make available each month on their respective internet websites to any interested party (i) the certificate administrator report, (ii) the pooling and servicing agreement and (iii) this prospectus supplement and the accompanying prospectus.
In addition, the certificate administrator will make available each month, on each distribution date, the Unrestricted Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The certificate administrator will also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer
Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the certificate administrator with certain required certifications, via the certificate administrator's internet website initially located at www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the certificate administrator.
Assistance with the certificate administrator's website can be obtained by calling its CMBS customer service number: (312) 904-1487.

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the certificate administrator for which it is not the original source.

     The certificate administrator and the master servicer may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The certificate administrator and the master servicer will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the certificate administrator and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     Other Information. The pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8, 9 and 10 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee and the certificate administrator (with respect to the items in clauses 1 through 10 below, to the extent those items are in each of its possession) to make available at their respective offices, during normal business hours, upon ten (10) days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the certificate administrator as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

                                      S-183

     2.   all certificate administrator reports and monthly reports of the master servicer delivered, or otherwise electronically made available, to certificateholders since the date of initial issuance of the offered certificates;

     3.   all officer's certificates delivered to the trustee and/or the certificate administrator by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage Loans--Evidence as to
          Compliance" in this prospectus supplement;

     4.   all accountants' reports delivered to the trustee and/or the certificate administrator with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Mortgage
          Loans--Evidence as to Compliance" in this prospectus supplement;

     5.   the most recent inspection report with respect to each mortgaged real property for a mortgage loan (other than the Glendale Galleria Trust
          Mortgage Loan) prepared by or on behalf of the master servicer and delivered to the certificate administrator as described under
          "Servicing of the Mortgage Loans--Inspections; Collection of Operating
          Information" in this prospectus supplement and any environmental assessment prepared as described under "Realization upon Defaulted
          Mortgage Loans--Foreclosure and Similar Proceedings" in this prospectus supplement;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan (other than the Glendale
          Galleria Trust Mortgage Loan) and financial statements of the related borrower collected by or on behalf of the master servicer as described under "Servicing of the Mortgage Loans--Inspections; Collection of
          Operating Information" in this prospectus supplement;

     7.   all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

     8.   the servicing file relating to each mortgage loan;

     9.   any and all officer's certificates and other evidence delivered by the master servicer or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

     10.  the MLMT Series 2005-CKI1 pooling and servicing agreement, and any reports, statements, documents and other written information delivered under that agreement to the master servicer for the trust on behalf of the trustee, or to the trustee, as holder of the Glendale Galleria
          Trust Mortgage Loan.

     Copies of the foregoing items will be available from the certificate administrator, the master servicer or the special servicer, as applicable, upon request. However, the certificate administrator, the master servicer and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the certificate administrator, the master servicer or the special servicer, as applicable, may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the certificate administrator, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the certificate administrator, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

                                      S-184

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

     o    2% in the aggregate in the case of the class X certificates, and

     o    in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

     The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner)
          of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class
          certificateholder), the master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
               Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such
               mortgage loans, unreimbursed servicing advances for those
               mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust
               Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

          2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

                                      S-185

     o    solely in the case of a purchase by the master servicer, the total of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

     In addition, if, following the date on which the total principal balances of the class A-1, A-2, A-3, A-3FL, A-SB, A-4, A-4FC, A-1A, AM, AJ, B, C and D
certificates are reduced to zero, all of the remaining certificates, including the class X certificates (but excluding the class Z, R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the certificateholders. Wells Fargo Bank is a direct wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at
9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate
Trust Services--Merrill Lynch Mortgage Trust Series 2005-LC1. Its CMBS customer service help desk can be contacted at (301) 815-6600.

THE CERTIFICATE ADMINISTRATOR

     LaSalle Bank National Association, a national banking association, will act as the certificate administrator. As of the date of initial issuance of the offered certificates, the office of the certificate administrator responsible for administration of the trust assets is located at 135 South LaSalle Street,
Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust
Services Group--Merrill Lynch Mortgage Trust Series 2005-LC1. LaSalle Bank
National Association is one of the mortgage loan sellers and an affiliate of
LaSalle Financial Services, Inc.

     The trustee and the certificate administrator are at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any state of the U.S. or the District of
Columbia. In addition, the trustee and the certificate administrator must each at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee, the certificate administrator or their affiliates. The trustee, the certificate administrator and any of their respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                                      S-186

     The trustee will be entitled to a monthly fee for its services and a portion of such fee will be paid to the certificate administrator for its services. The trustee fee will be calculated on the same interest accrual basis as the mortgage loans, which will be either a 30/360 basis or on an Actual/360
Basis, at 0.0013% per annum on the Stated Principal Balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust and the certificate administrator fee is payable out of the trustee fee.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor; and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for the certificate;

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate;

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     o    in the case of the class A-3FL and A-4FC certificates only, whether the pass-through rate on the class A-3FL and A-4FC REMIC II regular interest is limited by the Weighted Average Net Mortgage Rate.

     Pass-Through Rates. The pass-through rates for the class A-2, A-3, A-1A,
A-SB, A-4, AM, AJ, B, C and D certificates are, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage
Rate. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on the class A-2, A-3, A-1A, A-SB, A-4, AM, AJ,
B, C and D certificates could be adversely affected if mortgage loans with relatively high Net Mortgage Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on the class A-2, A-3, A-1A, A-SB, A-4,
AM, AJ, B, C and D certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default. The pass-through rate on the class A-3FL and A-4FC REMIC II regular interest will also be sensitive to changes in the relative composition of the mortgage pool.

     For so long as the swap agreement relating to the class A-3FL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class A-3FL certificates will be based on LIBOR, and therefore the yield on the class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. Likewise, for so long as the swap agreement relating to the class A-4FC certificates is in effect and there is no continuing payment default thereunder on the part of the swap

                                     S-187

counterparty, the pass-through rate on the class A-4FC certificates will be based on the CPI Index Rate, and therefore the yield on the class A-4FC certificates will be highly sensitive to changes in the CPI Index Rate. If you purchase a class A-3FL or class A-4FC certificate, you should consider the risk that lower than anticipated levels of LIBOR or the CPI Index Rate, as the case may be, could result in actual yields that are lower than you anticipate. See also "Risk Factors--Risks Related to the Offered Certificates--The Offered
Certificates Have Uncertain Yields to Maturity."

     Because interest payments on each of the class A-3FL certificates and the class A-4FC certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted
Average Net Mortgage Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-3FL or class A-4FC certificates under such circumstances may not be as high as that offered by other LIBOR-based investments in the case of the class A-3FL certificates or other CPI Index-based investments, in the case of the class A-4FC certificates, that are not subject to such interest rate restrictions.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates with principal balances. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates with principal balances. See "Servicing of the Mortgage Loans--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates with principal balances.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-3FL, A-SB, A-4 and A-4FC certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-3FL, A-SB, A-4 and A-4FC certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance or if you purchase class X certificates, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans and, in particular, with respect to the class A-1, A-2,

                                     S-188

A-3, A-3FL, A-SB, A-4 and A-4FC certificates, the mortgage loans in loan group
1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates. See "Risk Factors--Risks Related to the Offered
Certificates--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this prospectus supplement.

     The yield on the class A-1, A-2, A-3, A-3FL, A-SB, A-4 and A-4FC certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-3FL, A-SB, A-4 and A-4FC certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

     Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

     o    the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates with principal balances.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

                                     S-189

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans," "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

     o    the relative importance of those factors;

                                     S-190

     o    the percentage of the total principal balance of the mortgage loans
          (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR," model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

     For purposes of this prospectus supplement, "weighted average life" of any offered certificate with a principal balance refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which date is December 28, 2005, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions.
For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate with a principal balance is determined by:

     o    multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate with a principal balance may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan

                                     S-191

from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

     The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

                PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE
                          OF THE CLASS A-1 CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
         -----------------            ------   -------   -------   -------   --------

December 28, 2005 .................    100%      100%      100%      100%      100%
December 12, 2006 .................     88        88        88        88        88
December 12, 2007 .................     75        75        75        75        75
December 12, 2008 .................     52        52        52        52        52
December 12, 2009 .................     21        21        21        21        21
December 12, 2010 .................      0         0         0         0         0
December 12, 2011 .................      0         0         0         0         0
December 12, 2012 .................      0         0         0         0         0
December 12, 2013 .................      0         0         0         0         0
December 12, 2014 .................      0         0         0         0         0
December 12, 2015 .................      0         0         0         0         0
December 12, 2016 .................      0         0         0         0         0
December 12, 2017 .................      0         0         0         0         0
December 12, 2018 .................      0         0         0         0         0
December 12, 2019 .................      0         0         0         0         0
December 12, 2020 .................      0         0         0         0         0

Weighted Average Life (in Years) ..    2.8       2.8       2.8       2.8       2.8

                PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE
                          OF THE CLASS A-2 CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
         -----------------            ------   -------   -------   -------   --------

December 28, 2005 .................    100%      100%      100%      100%      100%
December 12, 2006 .................    100       100       100       100       100
December 12, 2007 .................    100       100       100       100       100
December 12, 2008 .................    100       100       100       100       100
December 12, 2009 .................    100       100       100       100       100
December 12, 2010 .................      0         0         0         0         0
December 12, 2011 .................      0         0         0         0         0
December 12, 2012 .................      0         0         0         0         0
December 12, 2013 .................      0         0         0         0         0
December 12, 2014 .................      0         0         0         0         0
December 12, 2015 .................      0         0         0         0         0
December 12, 2016 .................      0         0         0         0         0
December 12, 2017 .................      0         0         0         0         0
December 12, 2018 .................      0         0         0         0         0
December 12, 2019 .................      0         0         0         0         0
December 12, 2020 .................      0         0         0         0         0

Weighted Average Life (in Years) ..    4.8       4.8       4.8       4.8       4.7

                                     S-192

                PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE
                          OF THE CLASS A-3 CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
         -----------------            ------   -------   -------   -------   --------

December 28, 2005 .................    100%      100%      100%      100%      100%
December 12, 2006 .................    100       100       100       100       100
December 12, 2007 .................    100       100       100       100       100
December 12, 2008 .................    100       100       100       100       100
December 12, 2009 .................    100       100       100       100       100
December 12, 2010 .................    100       100       100       100       100
December 12, 2011 .................    100       100       100       100       100
December 12, 2012 .................      0         0         0         0         0
December 12, 2013 .................      0         0         0         0         0
December 12, 2014 .................      0         0         0         0         0
December 12, 2015 .................      0         0         0         0         0
December 12, 2016 .................      0         0         0         0         0
December 12, 2017 .................      0         0         0         0         0
December 12, 2018 .................      0         0         0         0         0
December 12, 2019 .................      0         0         0         0         0
December 12, 2020 .................      0         0         0         0         0

Weighted Average Life (in Years) ..    6.8       6.8       6.7       6.7       6.4

                PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE
                         OF THE CLASS A-3FL CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
         -----------------            ------   -------   -------   -------   --------

December 28, 2005 .................    100%      100%      100%      100%      100%
December 12, 2006 .................    100       100       100       100       100
December 12, 2007 .................    100       100       100       100       100
December 12, 2008 .................    100       100       100       100       100
December 12, 2009 .................    100       100       100       100       100
December 12, 2010 .................    100       100       100       100       100
December 12, 2011 .................    100       100       100       100       100
December 12, 2012 .................      0         0         0         0         0
December 12, 2013 .................      0         0         0         0         0
December 12, 2014 .................      0         0         0         0         0
December 12, 2015 .................      0         0         0         0         0
December 12, 2016 .................      0         0         0         0         0
December 12, 2017 .................      0         0         0         0         0
December 12, 2018 .................      0         0         0         0         0
December 12, 2019 .................      0         0         0         0         0
December 12, 2020 .................      0         0         0         0         0

Weighted Average Life (in Years) ..    6.8       6.8       6.7       6.7       6.4

                                     S-193

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A
                                  CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
         -----------------            ------   -------   -------   -------   --------

December 28, 2005..................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................     99        99        99        99        99
December 12, 2008..................     98        98        98        97        95
December 12, 2009..................     96        96        95        94        94
December 12, 2010..................     92        92        92        92        92
December 12, 2011..................     91        91        90        90        90
December 12, 2012..................     88        88        88        88        88
December 12, 2013..................     87        87        87        87        87
December 12, 2014..................     85        85        85        85        85
December 12, 2015..................      0         0         0         0         0
December 12, 2016..................      0         0         0         0         0
December 12, 2017..................      0         0         0         0         0
December 12, 2018..................      0         0         0         0         0
December 12, 2019..................      0         0         0         0         0
December 12, 2020..................      0         0         0         0         0

Weighted Average Life (in Years)...    9.2       9.2       9.1       9.1       8.9

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB
                                  CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
         -----------------            ------   -------   -------   -------   --------

December 28, 2005..................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................     98        98        98        98        98
December 12, 2011..................     76        76        76        76        76
December 12, 2012..................     53        53        53        53        53
December 12, 2013..................     32        32        32        32        32
December 12, 2014..................     10        10        10        10        10
December 12, 2015..................      0         0         0         0         0
December 12, 2016..................      0         0         0         0         0
December 12, 2017..................      0         0         0         0         0
December 12, 2018..................      0         0         0         0         0
December 12, 2019..................      0         0         0         0         0
December 12, 2020..................      0         0         0         0         0

Weighted Average Life (in Years)...    7.2       7.2       7.2       7.2       7.2

                                      S-194

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4
                                  CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
         -----------------            ------   -------   -------   -------   --------

December 28, 2005..................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100       100       100       100       100
December 12, 2012..................    100       100       100       100       100
December 12, 2013..................    100       100       100       100       100
December 12, 2014..................    100       100       100       100       100
December 12, 2015..................      0         0         0         0         0
December 12, 2016..................      0         0         0         0         0
December 12, 2017..................      0         0         0         0         0
December 12, 2018..................      0         0         0         0         0
December 12, 2019..................      0         0         0         0         0
December 12, 2020..................      0         0         0         0         0

Weighted Average Life (in Years)...    9.8       9.8       9.8       9.8        9.6

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4FC
                                  CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
         -----------------            ------   -------   -------   -------   --------

December 28, 2005..................    100%      100%      100%      100%      100%
December 12, 2006..................    100       100       100       100       100
December 12, 2007..................    100       100       100       100       100
December 12, 2008..................    100       100       100       100       100
December 12, 2009..................    100       100       100       100       100
December 12, 2010..................    100       100       100       100       100
December 12, 2011..................    100       100       100       100       100
December 12, 2012..................    100       100       100       100       100
December 12, 2013..................    100       100       100       100       100
December 12, 2014..................    100       100       100       100       100
December 12, 2015..................      0         0         0         0         0
December 12, 2016..................      0         0         0         0         0
December 12, 2017..................      0         0         0         0         0
December 12, 2018..................      0         0         0         0         0
December 12, 2019..................      0         0         0         0         0
December 12, 2020..................      0         0         0         0         0

Weighted Average Life (in Years)...    9.8       9.8       9.8       9.8        9.6

                                     S-195

        PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM
                                  CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
         -----------------            ------   -------   -------   -------   --------

December 28, 2005..................     100%    100%      100%     100%      100%
December 12, 2006..................     100     100       100      100       100
December 12, 2007..................     100     100       100      100       100
December 12, 2008..................     100     100       100      100       100
December 12, 2009..................     100     100       100      100       100
December 12, 2010..................     100     100       100      100       100
December 12, 2011..................     100     100       100      100       100
December 12, 2012..................     100     100       100      100       100
December 12, 2013..................     100     100       100      100       100
December 12, 2014..................     100     100       100      100       100
December 12, 2015..................       0       0         0        0         0
December 12, 2016..................       0       0         0        0         0
December 12, 2017..................       0       0         0        0         0
December 12, 2018..................       0       0         0        0         0
December 12, 2019..................       0       0         0        0         0
December 12, 2020..................       0       0         0        0         0

Weighted Average Life (in Years)...    10.0     10.0      10.0     10.0       9.8

        PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ
                                  CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
         -----------------            ------   -------   -------   -------   --------

December 28, 2005..................     100%     100%      100%      100%      100%
December 12, 2006..................     100      100       100       100       100
December 12, 2007..................     100      100       100       100       100
December 12, 2008..................     100      100       100       100       100
December 12, 2009..................     100      100       100       100       100
December 12, 2010..................     100      100       100       100       100
December 12, 2011..................     100      100       100       100       100
December 12, 2012..................     100      100       100       100       100
December 12, 2013..................     100      100       100       100       100
December 12, 2014..................     100      100       100       100       100
December 12, 2015..................       0        0         0         0         0
December 12, 2016..................       0        0         0         0         0
December 12, 2017..................       0        0         0         0         0
December 12, 2018..................       0        0         0         0         0
December 12, 2019..................       0        0         0         0         0
December 12, 2020..................       0        0         0         0         0

Weighted Average Life (in Years)...    10.0     10.0      10.0      10.0       9.8

                                      S-196

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES

         DISTRIBUTION DATE           0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
         -----------------           ------  -------  -------  -------  --------
December 28, 2005..................    100%    100%     100%     100%     100%
December 12, 2006..................    100     100      100      100      100
December 12, 2007..................    100     100      100      100      100
December 12, 2008..................    100     100      100      100      100
December 12, 2009..................    100     100      100      100      100
December 12, 2010..................    100     100      100      100      100
December 12, 2011..................    100     100      100      100      100
December 12, 2012..................    100     100      100      100      100
December 12, 2013..................    100     100      100      100      100
December 12, 2014..................    100     100      100      100      100
December 12, 2015..................      0       0        0        0        0
December 12, 2016..................      0       0        0        0        0
December 12, 2017..................      0       0        0        0        0
December 12, 2018..................      0       0        0        0        0
December 12, 2019..................      0       0        0        0        0
December 12, 2020..................      0       0        0        0        0

Weighted Average Life (in Years)...   10.0    10.0     10.0     10.0      9.8

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES

       DISTRIBUTION DATE             0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
       -----------------             ------  -------  -------  -------  --------
December 28, 2005..................    100%    100%     100%     100%     100%
December 12, 2006..................    100     100      100      100      100
December 12, 2007..................    100     100      100      100      100
December 12, 2008..................    100     100      100      100      100
December 12, 2009..................    100     100      100      100      100
December 12, 2010..................    100     100      100      100      100
December 12, 2011..................    100     100      100      100      100
December 12, 2012..................    100     100      100      100      100
December 12, 2013..................    100     100      100      100      100
December 12, 2014..................    100     100      100      100      100
December 12, 2015..................      0       0        0        0        0
December 12, 2016..................      0       0        0        0        0
December 12, 2017..................      0       0        0        0        0
December 12, 2018..................      0       0        0        0        0
December 12, 2019..................      0       0        0        0        0
December 12, 2020..................      0       0        0        0        0

Weighted Average Life (in Years)...   10.0    10.0     10.0     10.0      9.8

                                      S-197

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES

       DISTRIBUTION DATE             0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
       -----------------             ------  -------  -------  -------  --------
December 28, 2005..................    100%    100%     100%     100%     100%
December 12, 2006..................    100     100      100      100      100
December 12, 2007..................    100     100      100      100      100
December 12, 2008..................    100     100      100      100      100
December 12, 2009..................    100     100      100      100      100
December 12, 2010..................    100     100      100      100      100
December 12, 2011..................    100     100      100      100      100
December 12, 2012..................    100     100      100      100      100
December 12, 2013..................    100     100      100      100      100
December 12, 2014..................    100     100      100      100      100
December 12, 2015..................      0       0        0        0        0
December 12, 2016..................      0       0        0        0        0
December 12, 2017..................      0       0        0        0        0
December 12, 2018..................      0       0        0        0        0
December 12, 2019..................      0       0        0        0        0
December 12, 2020..................      0       0        0        0        0

Weighted Average Life (in Years)...   10.0    10.0     10.0     10.0      9.9

     The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the Non-Trust Loans.

                       DESCRIPTION OF THE SWAP AGREEMENTS

GENERAL

     On the closing date, the certificate administrator, on behalf of the trust, will enter into two interest rate swap agreements with the swap counterparty, one relating to the class A-3FL certificates and the other relating to the class
A-4FC certificates. The initial notional amount of each of those swap agreements will be equal to the total initial principal balance of the related class of floating rate certificates (and, accordingly, the REMIC II regular interest that relates to that class of floating rate certificates). The notional amount of each of those swap agreements will decrease to the extent of any decrease in the total principal balance of the related class of floating rate certificates (and, correspondingly, the REMIC II regular interest that relates to that class of floating rate certificates). The maturity date of each swap agreement will be the earlier of the rated final distribution date for the related class of floating rate certificates and the date on which the notional amount of that swap agreement is zero (including as a result of the termination of the trust fund).

THE SWAP AGREEMENTS

     The swap agreement relating to the class A-3FL certificates will provide that, with respect to each distribution date, commencing in January 2006, (a)
the trust will generally be obligated to pay to the swap counterparty, on that distribution date, (i) any prepayment consideration distributable in respect of the class A-3FL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that distribution date and (y) 5.2890% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-3FL certificateholders, on the second business day prior to that distribution date, an amount equal to the product of (i) the notional amount of the applicable swap agreement for that distribution date, (ii) the applicable value of LIBOR plus
0.2300% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class A-3FL certificates for any interest accrual period will equal the applicable value of LIBOR plus
0.2300%, except that a reduction in the interest distributions with respect to the class A-3FL REMIC II regular interest, as described in the next paragraph, will result in a lower effective pass-through rate for the class A-3FL certificates.

                                      S-198

     If the pass-through rate on the class A-3FL REMIC II regular interest is reduced below 5.2890% per annum or if there is an interest shortfall with respect to the class A-3FL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject distribution date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) 5.2890%, multiplied by (ii) the notional amount of the applicable swap agreement for that distribution date over (b) the lesser of (i) 1/12th of the product of (x) the Weighted Average Net Mortgage Rate, multiplied by (y) the notional amount of the swap agreement for that distribution date and (ii) the amount of interest distributions with respect to the class A-3FL REMIC II regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

     If the reduction in the amount payable by the trust to the swap counterparty with respect to any distribution date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-3FL REMIC II regular interest with respect to that future distribution date over (b) 1/12th of the product of (i) 5.2890% per annum and
(ii) the notional amount of the swap agreement for that distribution date.

     The swap agreement relating to the class A-4FC certificates will provide that, with respect to each distribution date, commencing in January 2006, (a)
the trust will generally be obligated to pay to the swap counterparty, on that distribution date, (i) any prepayment consideration distributable in respect of the class A-4FC REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the applicable swap agreement for that distribution date and (y) 5.2910% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-4FC certificateholders, on the second business day prior to that distribution date, an amount equal to 1/12th of the product of (i) the notional amount of the applicable swap agreement for that distribution date and (ii) the applicable CPI Index Rate plus 2.1400% per annum (provided that if the sum of the values described in clause (ii) results in a negative number or zero, the sum of the values will be deemed to be zero).

     For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class A-4FC certificates for any interest accrual period will equal the applicable CPI Index Rate plus 2.1400%, except that a reduction in the interest distributions with respect to the class A-4FC REMIC II regular interest, as described in the next paragraph, will result in a lower effective pass-through rate for the class A-4FC certificates.

     If the pass-through rate on the class A-4FC REMIC II regular interest is reduced below 5.2910% per annum or if there is an interest shortfall with respect to the class A-4FC REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject distribution date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) 5.2910%, multiplied by (ii) the notional amount of the applicable swap agreement for that distribution date over (b) the lesser of (i) 1/12th of the product of (x) the Weighted Average Net Mortgage Rate, multiplied by (y) the notional amount of the applicable swap agreement for that distribution date and
(ii) the amount of interest distributions with respect to the class A-4FC REMIC
II regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

     Payments by the trust to the swap counterparty and by the swap counterparty to the trust under either swap agreement will, in general, be made on a net basis, and any such amounts paid to the trust will be available to make payments of interest to the class A-3FL certificateholders or the class A-4FC certificateholders, as applicable.

     If at any time the senior unsecured debt rating of the swap counterparty
(or its credit support provider), whichever is higher, assigned by S&P falls (x)
below "A-1" for its short-term rating or (y) if no short-term rating by

                                      S-199

S&P is available, below "A+" for its long-term rating (the "S&P Required
Rating") then the swap counterparty will be required to (or cause its credit support provider to), within 30 days of such downgrade, either (i) transfer its rights and obligation under the agreement to an entity having an S&P Required
Rating that is either organized in the U.S or agrees that the trust will not receive less or be required to pay more under the swap agreement as a result of any tax, (ii) obtain a guarantor with an S&P Required Rating for all of the swap counterparty's obligations under the swap agreement, subject to rating agency confirmation, (iii) post collateral to the trust in an amount agreed to on the closing date or (iv) take such other action for which rating agency confirmation is obtained; provided, however, that if the swap counterparty's long-term rating is below "BBB-" or its short-term rating is below "A-3" then the swap counterparty shall not be entitled to post collateral described in clause (iii)
above but must immediately take the action described in clause (i) above.

     If the swap counterparty (and its credit support provider) (i) has both a long-term and short-term rating from Moody's and (x) such long-term rating
(whichever is higher) is rated below "A1" (or rated "A1" and on watch for possible downgrade) or (y) such short-term rating (whichever is higher) is rated below "P-1" (or rated "P-1" and on watch for possible downgrade) or (ii) has only a Moody's long-term rating and such rating (whichever is higher) is rated below "Aa3" (or rated "Aa3" and on watch for possible downgrade) then the swap counterparty, within 30 days, will be required to either (1) post collateral to the trust in an amount subject to a rating agency confirmation, (2) obtain a guarantor, subject to rating agency confirmation with a Moody's rating of at least "P-1" and "A1" (if such party has both a short-term and long-term rating)
or "Aa3" (if such entity has only a long-term rating) (a "Moody's Required
Rating"), (3) transfer its rights and obligations to an entity having, or guaranteed by an entity having, a Moody's Required Rating or (4) enter into another arrangement subject to rating agency confirmation. If the swap counterparty's (or its credit support provider's whichever is higher) long-term rating is equal to or below "A3" or short-term rating is equal to or below "P-2"
or, if there are no such short-term ratings, equal to or below "A2" then the swap counterparty will be required to, within 10 days take one of the actions described in clauses (2) or (3) above and shall continue to post collateral as provided in clause (1) above until such other action is completed.

     Any conversion of the pass-through rate, interest accrual period and interest accrual basis of a class of floating rate certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the corresponding REMIC II regular interest following a payment default under the related swap agreement on the part of the swap counterparty (a
"Swap Payment Default") will become permanent following the determination by either the certificate administrator or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of that class of floating rate certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-3FL or class A-4FC certificates. Any such Swap Payment Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-3FL or class A-4FC certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the corresponding REMIC II regular interest will not constitute a default under the pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the affected class of floating rate certificates if notice of the resulting change in payment terms of that class of floating rate certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     The trustee (or the certificate administrator) will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related payment of interest and/or prepayment consideration on the class A-3FL REMIC II regular interest or class
A-4FC REMIC II regular interest for such distribution date is actually received by the trustee (or the certificate administrator).

TERMINATION FEES

     In the event of the termination of a swap agreement and the failure of the swap counterparty to replace the swap agreement, the swap counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap agreement with another swap counterparty. If that termination fee is not used to pay for such a replacement swap agreement, then such termination fee will be distributed to the holders of the applicable class of floating rate certificates. To the extent that a replacement swap agreement is obtained and any upfront payment is received from the replacement swap counterparty, then that upfront payment will be applied to pay any termination fee owing to the terminated

                                      S-200

swap counterparty, with any balance thereof to be paid to us. No upfront payment from a replacement swap counterparty will be available for payments on the class
A-3FL or class A-4FC certificates.

DESCRIPTION OF THE REFERENCE CPI

     The Reference CPI is a measure of the average change in consumer prices over time in a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors' and dentists'
services, and drugs. In calculating the Reference CPI, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically to take into account changes in consumer expenditure patterns.

     The Reference CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100. For example, if the
Reference CPI for the 1982-1984 reference period is 100.0, an increase of 16.5 percent from that period would be shown as 116.5. The Reference CPI for a particular month is generally released and published in the following month.
From time to time, the Reference CPI is rebased to a more recent base reference period. The base reference period for the class A-4FC certificates will be the
1982-1984 period with an average of 100.0. This is the same base reference period used by the U.S. Treasury for purposes of calculating the inflation adjustment for the Treasury Inflation-Protection Securities first auctioned on
January 29, 1997 (CUSIP #9128272M3).

THE SWAP COUNTERPARTY

     It is expected that Merrill Lynch Capital Services, Inc. will be the swap counterparty under each of the swap agreements.

     Merrill Lynch Capital Services, Inc. ("MLCS") is a Delaware corporation with its principal place of business located at Four World Financial Center, New
York, New York 10080. It is a wholly-owned subsidiary of Merrill Lynch & Co,
Inc. MLCS primarily acts as a counterparty for certain derivative financial products, including interest rate, currency, and commodity swaps, caps and floors, currency options, and credit derivatives. MLCS maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, MLCS enters into repurchase and resale agreements with certain affiliated companies. The obligations of MLCS under the swap agreement will be guaranteed by Merrill Lynch
& Co., Inc.

     Merrill Lynch & Co., Inc., is a Delaware corporation with its principal place of business located at Four World Financial Center, New York, New York
10080. Merrill Lynch & Co., Inc.'s senior unsecured debt obligations currently are rated A+ by S&P and Aa3 by Moody's.

     The information in the preceding two paragraphs has been provided by MLCS and is not guaranteed as to accuracy or completeness, and is not to be construed as representations by us or the underwriters. Except for the foregoing two paragraphs, MLCS has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

     The swap counterparty may assign its rights and obligations under the swap agreement, provided that, among other conditions, the ratings of the replacement swap counterparty would not result in a Collateralization Event.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                                      S-201

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

     Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement and the MLMT Series 2005-CKI1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, (i) REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code; (ii) the arrangement under which the class A-3FL REMIC II regular interest and the class A-4FC REMIC
II regular interest, the certificate administrator's floating rate account and the swap agreements relating to the class A-3FL certificates and the class A-4FC certificates is held will be classified as a grantor trust for U.S. federal income tax purposes and (iii) the arrangement under which the right to
Additional Interest is held will be classified as a grantor trust for U.S.
federal income tax purposes.

     The assets of REMIC I will generally include--

     o    the mortgage loans, exclusive of any right to recover any Additional
          Interest on the ARD Loans;

     o    any REO Properties acquired on behalf of the certificateholders, to the extent of the trust's interest therein (or the trust's beneficial interest in the Glendale Galleria Mortgaged Property acquired under the MLMT Series 2005-CKI1 pooling and servicing agreement);

     o    the master servicer's collection account;

     o    the special servicer's REO account, to the extent of the trust's interest therein; and

     o    the certificate administrator's distribution account and interest reserve account, but will exclude any collections of Additional
          Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will constitute the regular interests in REMIC I and will be the assets of
          REMIC II;

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I;

     o    the class A-1 A-2, A-3, A-1A, A-SB, A-4, AM, AJ, B, C, D, E, F, G, H,
          J, K, L, M, N, P and Q certificates, the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II;

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II; and

     o    the class A-3FL and class A-4FC certificates will evidence interests in a grantor trust consisting of the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest, the related swap agreements and the certificate administrator's floating rate account.

                                      S-202

     The portion of the trust consisting of Additional Interest on the ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.
Holders of the class A-3FL and class A-4FC certificates will be required to allocate their purchase price between their beneficial interests in the class
A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest and the related swap agreements based on their relative fair market values, for purposes of determining their basis in each such asset. See "The Class A-3FL and
A-4FC Certificates" below.

     It is anticipated that the class D certificates will be issued with a de minimis amount of original issue discount. It is also anticipated that the other classes of offered certificates (other than the class A-3FL and class A-4FC certificates) and the class A-3FL REMIC II regular interest and the class A-4FC
REMIC II regular interest will be treated as having been issued at a premium.
When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates;

     o    no mortgage loan will otherwise be prepaid prior to maturity; and

     o    there will be no extension of maturity for any mortgage loan.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying prospectus.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates (with respect to the class A-3FL and class A-4FC certificates, the class A-3FL REMIC
II regular interest and the class A-4FC REMIC II regular interest). We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class X certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

     Whether a holder of any of these offered certificates (with respect to the class A-3FL and class A-4FC certificates, the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest) will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates (with respect to the class A-3FL and class A-4FC certificates, the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest) as and to the extent described in this prospectus

                                      S-203

supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates (with respect to the class A-3FL and class A-4FC certificates, the class A-3FL REMIC II regular interest and the class A-4FC
REMIC II regular interest) entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates (with respect to the class A-3FL and class A-4FC certificates, the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest) entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates (with respect to the class
A-3FL and class A-4FC certificates, the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest) and that taxable income be reported based on the projected constant yield to maturity of the offered certificates (with respect to the class A-3FL and class A-4FC certificates, the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest). Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates (with respect to the class A-3FL and class A-4FC certificates, the class A-3FL REMIC II regular interest and the class A-4FC
REMIC II regular interest). If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate (with respect to the class A-3FL and class A-4FC certificates, the class A-3FL REMIC II regular interest and the class A-4FC
REMIC II regular interest) would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT." Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

     Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its

                                      S-204

lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1.   the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related loan documents allow that substitution,

     3.   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

     The discussion under this heading does not apply to the portion of a class
A-3FL or class A-4FC certificateholder's basis allocable to the related swap agreement.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

THE CLASS A-3FL AND CLASS A-4FC CERTIFICATES

     Each holder of a class A-3FL or class A-4FC certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest and having entered into its proportionate share of the related swap agreement. Holders of the class A-3FL or class A-4FC certificates must allocate the price they pay for their certificates between their interests in the class
A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest and the related swap agreement based on their relative fair market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap
Premium") either paid or received by the holders of the class A-3FL or class
A-4FC certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest. If the Swap
Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-3FL REMIC II regular interest and the class A-4FC
REMIC II regular interest.

     Based on the anticipated purchase prices of the class A-3FL and class A-4FC certificates and issue price of the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest, it is anticipated that the class
A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-3FL and class A-4FC certificates. The initial holders of a class A-3FL or class A-4FC certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement.
Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant," it is anticipated that the Swap
Premium would not be

                                      S-205

treated as "significant" under those Treasury regulations. Prospective purchasers of class A-3FL or class A-4FC certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to section
1272(a)(6) of the Code, such as REMIC II regular interests. Therefore, holders of the class A-3FL and class A-4FC certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-3FL and class A-4FC certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-3FL REMIC II regular interest and the class A-4FC REMIC II regular interest.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. PROSPECTIVE INVESTORS WHO ARE INDIVIDUALS SHOULD CONSULT THEIR TAX
ADVISORS PRIOR TO INVESTING IN THE CLASS A-3FL OR CLASS A-4FC CERTIFICATES,
WHICH MAY NOT BE AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE SUBJECT TO
LIMITATIONS ON THE DEDUCTIBILITY OF MISCELLANEOUS ITEMIZED DEDUCTIONS.

     Any amount of proceeds from the sale, redemption or retirement of a class
A-3FL or class A-4FC certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-3FL or class A-4FC certificate under Treasury regulations. A holder of a class A-3FL or class A-4FC certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The class A-3FL and class A-4FC certificates, representing a beneficial ownership in the class A-3FL REMIC II regular interest and the class A-4FC REMIC
II regular interest and in the related swap agreement, may constitute positions in a straddle, in which case the straddle rules of section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-3FL or class A-4FC certificate incurred or continued to incur indebtedness to acquire or hold such class A-3FL or class A-4FC certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf

                                      S-206

of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     ERISA and section 4975 of the Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

     in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section 401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

     A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, identified as Prohibited
Transaction Exemptions 90-29 and 2000-55, respectively, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the subject exemption was granted). Subject to the satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a)
of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates such as the offered certificates, that are underwritten by an
Exemption-Favored Party.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by
          Fitch, Moody's or S&P ;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group, other than any of the an underwriter;

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

                                      S-207

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and
               reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class A-1, A-2, A-3, A-1A,
A-SB, A-4, AM, AJ, B, C and D certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the class A-1, A-2,
A-3, A-1A, A-SB, A-4, AM, AJ, B, C and D certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

     The Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by sections 406(a) and 407(a)
of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the
Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of a class A-1, A-2,
          A-3, A-1A, A-SB, A-4, AM, AJ, B, C or D certificate to a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer, any party responsible for servicing the Glendale Galleria
          Loan Combination or any sub-servicer, any provider of credit support,
          Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan;

     o    the direct or indirect acquisition or disposition in the secondary market of a class A-1, A-2, A-3, A-1A, A-SB, A-4, AM, AJ, B, C or D certificate by a Plan; and

     o    the continued holding of a class A-1, A-2, A-3, A-1A, A-SB, A-4, AM,
          AJ, B, C or D certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

                                      S-208

     Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

     o    the continued holding of such offered certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of a class A-1, A-2, A-3, A-1A, A-SB,
A-4, AM, AJ, B, C or D certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of such offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     The swap agreements benefiting the class A-3FL and class A-4FC certificates do not meet all of the requirements for an "eligible swap" under the Exemption, and consequently are not eligible for the exemptive relief available under the
Exemption. For ERISA purposes, the Depositor believes that an interest in each of those classes of floating rate certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the corresponding REMIC II regular interest without taking into account payments made or received with respect to the related swap agreement and
(ii) the rights and obligations under the related swap agreement. A Plan's purchase and holding of a class A-3FL or class A-4FC certificate could constitute or otherwise result in a prohibited transaction under ERISA and section 4975 of the Code between the Plan and the related swap counterparty unless an exemption is available.

                                      S-209

     Accordingly, as long as each swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a class A-3FL or class A-4FC certificate unless both (i) the acquisition and holding satisfy the requirements of the Exemption as described above, except for requirements relating to "eligible swaps," and (ii) the acquisition and holding are eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by
"in house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions
(in particular, fiduciary self-dealing transactions prohibited by ERISA section
406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a class A-3FL or class A-4FC certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) both (a) it is an "accredited investor" as defined in
Rule 501(a)(1) under the Securities Act of 1933, as amended, and (b) its acquisition and holding of the class A-3FL or class A-4FC certificate are eligible for the exemptive relief available under at least one of the
Investor-Based Exemptions.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.
Persons who have an ongoing relationship with the New York State Common
Retirement Fund, which is a governmental plan, should note that this plan owns an equity interest in one of the borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold the offered certificates.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not constitute mortgage-related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

                                      S-210

     Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between us as seller, and Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Countrywide Securities Corporation, LaSalle Financial Services, Inc., Deutsche
Bank Securities Inc., JPMorgan Securities Inc. and Morgan Stanley & Co.
Incorporated, as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances, or notional amounts, as applicable, of each class of the offered certificates as set forth below subject in each case to a variance of 5%:

                  MERRILL
              LYNCH, PIERCE,   COUNTRYWIDE       LASALLE                                              MORGAN
              FENNER & SMITH    SECURITIES      FINANCIAL      DEUTSCHE BANK       JPMORGAN       STANLEY & CO.
   CLASS       INCORPORATED    CORPORATION   SERVICES, INC.   SECURITIES INC.   SECURITIES INC.    INCORPORATED
   -----      --------------   -----------   --------------   ---------------   ---------------   -------------

Class A-1      $ 18,393,900    $11,682,203    $ 20,923,897           $0                $0               $0
Class A-2      $ 37,814,613    $24,016,548    $ 43,015,839           $0                $0               $0
Class A-3      $ 15,508,583    $ 9,849,701    $ 17,641,716           $0                $0               $0
Class A-3FL    $ 43,159,664    $27,411,259    $ 49,096,077           $0                $0               $0
Class A-1A     $ 81,185,626    $51,562,038    $ 92,352,336           $0                $0               $0
Class A-SB     $ 31,762,659    $20,172,874    $ 36,131,467           $0                $0               $0
Class A-4      $153,534,246    $97,511,579    $174,652,175           $0                $0               $0
Class A-4FC    $  9,016,618    $ 5,726,570    $ 10,256,812           $0                $0               $0
Class AM       $ 55,767,781    $35,418,836    $ 63,438,383           $0                $0               $0
Class AJ       $ 34,157,834    $21,694,080    $ 38,856,086           $0                $0               $0
Class B        $ 11,850,721    $ 7,526,546    $ 13,480,733           $0                $0               $0
Class C        $  5,576,959    $ 3,541,998    $  6,344,043           $0                $0               $0
Class D        $ 10,456,391    $ 6,640,989    $ 11,894,620           $0                $0               $0

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation and LaSalle Financial Services, Inc. are acting as co-lead managers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as joint-bookrunning managers for this offering. Deutsche Bank Securities Inc., JPMorgan Securities Inc. and Morgan
Stanley & Co. Incorporated will act as co-managers for this offering. Merrill
Lynch, Pierce, Fenner & Smith Incorporated and Countrywide Securities
Corporation are acting as joint-bookrunning managers in the following manner:
Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 6.5% of the class C certificates, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class C certificates and all other classes of offered certificates.

     Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $1,415,217,807, before adjusting for accrued interest.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts,

                                      S-211

concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

     Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying prospectus.

     We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., which is one of the mortgage loan sellers. Countrywide Securities
Corporation, one of the underwriters, is an affiliate of Countrywide Commercial
Real Estate Finance, Inc., which is one of the mortgage loan sellers. LaSalle
Financial Services, Inc., one of the underwriters, is an affiliate of LaSalle
Bank National Association, which is one of the mortgage loan sellers and is the certificate administrator.

UNITED KINGDOM

     Each underwriter has represented to and agreed with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance

                                      S-212

with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York and for the
underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

   CLASS      S&P   MOODY'S
   -----      ---   -------
 Class A-1    AAA     Aaa
 Class A-2    AAA     Aaa
 Class A-3    AAA     Aaa
Class A-3FL   AAA     Aaa
Class A-1A    AAA     Aaa
Class A-SB    AAA     Aaa
 Class A-4    AAA     Aaa
Class A-4FC   AAA     Aaa
  Class AM    AAA     Aaa
  Class AJ    AAA     Aaa
  Class B      AA     Aa2
  Class C     AA-     Aa3
  Class D      A       A2

     The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled (subject to the below discussion of the ratings on the class A-3FL and class A-4FC certificates) on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the mortgage loans;

                                      S-213

     o    the likelihood or frequency of prepayments of principal on the mortgage loans;

     o    the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

     The ratings of the class A-3FL and A-4FC certificates do not represent any assessment as to whether the floating rate of interest on either of such classes will convert, or the timing of such conversion, to a fixed rate and the failure of such conversion to occur simultaneously with a Swap Default or termination of the related swap agreement may cause the rating to be qualified, downgraded or withdrawn. The ratings assigned to the class A-3FL and A-4FC certificates are partially dependent upon the rating of the related swap counterparty (or its credit support provider). Pursuant to each swap agreement, the related swap counterparty (or its credit support provider) must maintain a certain rating from each rating agency. If the rating of a swap counterparty (or the rating of its credit support provider) is downgraded below a rating level specified in the related swap agreement or is withdrawn, the swap counterparty will be required to find a replacement swap counterparty or credit support provider meeting the rating requirements set forth in the related swap agreement or to post collateral in the amount set forth in the swap agreement or take other steps acceptable to the rating agencies. However, if such rating is qualified, downgraded or withdrawn and such qualification, downgrade or withdrawal occurs before the replacement of the swap counterparty or the posting of collateral as described above, then the ratings of the affected class of certificates may be qualified, downgraded or withdrawn. In addition, the ratings on the class A-3FL and A-4FC certificates do not address (i) the likelihood of receipt by the holders of the classes of certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap
Default, or the change of the payment terms to a floating rate, if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the swap counterparty defaults on its obligations under a swap agreement, the likelihood that the holders of the related class of certificate will experience shortfalls resulting from expenses incurred in enforcing the swap counterparty's obligations under the swap agreement that were not recovered from the swap counterparty or (iii) any interest rate reductions or increases contemplated herein, including the likelihood or the amount of any shortfalls to the class A-3FL or A-4FC certificates as a result of any dollar-for-dollar reductions contemplated in this prospectus supplement.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                      S-214

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "A-NOTE TRUST MORTGAGE LOAN" means any of:

     o    the mortgage loan (loan number 36), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as East
          Empire Industrial Portfolio, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $11,850,000 and a corresponding
          B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $750,000;

     o    the mortgage loan (loan number 117) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
          Surfside Garden Apartments, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $1,996,143 and a corresponding
          B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $124,987;

     "A/B INTERCREDITOR AGREEMENT" means, with respect to an A/B Loan
Combination, the related intercreditor agreement among noteholders, as it may be amended from time to time, by and between the holder of the related A-Note Trust
Mortgage Loan and the holder of the related B-Note Non-Trust Loan. Following the inclusion of an A-Note Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be holder of that A-Note Trust Mortgage Loan and a party to the related A/B Intercreditor Agreement.

     "A/B LOAN COMBINATION" means an A-Note Trust Mortgage Loan and the corresponding B-Note Non-Trust Loan.

     "A/B MATERIAL DEFAULT" means, with respect to an A/B Loan Combination, one of the following events: (a) either of the related A-Note Trust Mortgage Loan or
B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default;
or (c) a bankruptcy action has been filed by or against the related borrower.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

     "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

                                      S-215

     "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

     o    arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

     o    is not covered by a servicing advance or a corresponding collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan (other than the
Glendale Galleria Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y"
where--

     1.   "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
          Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

          (a)  the Stated Principal Balance of the subject mortgage loan;

          (b)  to the extent not previously advanced by or on behalf of the master servicer, the special servicer or the trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related
               Net Mortgage Rate (exclusive of any portion thereof that
               constitutes Additional Interest);

          (c)  all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
               Additional Trust Fund Expenses with respect to the subject mortgage loan;

          (d)  all related unreimbursed Advances made by or on behalf of the master servicer or the trustee with respect to the subject mortgage loan, together with (i) interest on those Advances and
               (ii) any related Unliquidated Advances; and

          (e)  all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

     2.   "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

                                      S-216

     If, however, any required appraisal, letter update or internal valuation is not obtained or performed within sixty (60) days of the relevant Appraisal
Trigger Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

     In the case of the Glendale Galleria Trust Mortgage Loan, any Appraisal
Reduction Amount will be calculated with respect to the Glendale Galleria Loan
Combination under the MLMT Series 2005-CKI1 pooling and servicing agreement in a manner similar but not identical to that described above as if it were a single loan, and will be allocated to the Glendale Galleria Subordinate Non-Trust
Loans, in each case up to the outstanding principal balance of the subject loan, and then will be allocated among the Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan on a pari passu basis.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the Glendale Galleria Trust Mortgage Loan), any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six (6) months);

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for sixty
          (60) days;

     o    sixty (60) days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o    sixty (60) days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    any balloon payment on the mortgage loan has not been paid by the day following its scheduled maturity date, unless the master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan, then for such longer period after the due date of such balloon payment ending on the earlier of
          (i) sixty (60) days after the related scheduled maturity date and (ii)
          the expiration of the refinancing commitment.

     The equivalents of Appraisal Trigger Events with respect to the Glendale
Galleria Trust Mortgage Loan are set forth in the MLMT Series 2005-LC1 pooling and servicing agreement and include events that are generally similar but not identical to those specified above as well as events that differ from those specified above. See "Description of the Mortgage Pool--Loan
Combinations--Glendale Galleria Loan Combination" in this prospectus supplement.

     "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund that has the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--ARD Loans" in
this prospectus supplement.

     "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

     (a)  an amount equal to the sum, without duplication, of the following amounts:

          (i)  the aggregate of all amounts on deposit in the master servicer's collection account and the certificate administrator's
               distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicer as of the close of business on such
               determination date and required to be deposited in the

                                      S-217

               collection account (including the amounts remitted by the MLMT
               Series 2005-CKI1 master servicer with respect to the Glendale
               Galleria Trust Mortgage Loan);

          (ii) the aggregate amount of all P&I advances made by the master servicer or the trustee for distribution on the certificates on that distribution date;

          (iii) the aggregate amount transferred from the special servicer's REO account and/or any separate custodial account maintained with respect to a Loan Combination to the master servicer's collection account during the month of that distribution date, on or prior to the date on which P&I advances are required to be made in that month;

          (iv) the aggregate amount deposited by the master servicer in its collection account for that distribution date in connection with
               Prepayment Interest Shortfalls and any shortfalls in interest caused by the application of a condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

          (v)  for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the certificate administrator's distribution account;

     exclusive of

     (b)  any portion of the amounts described in clause (a) above that represents one or more of the following:

          (i)  any monthly debt service payments collected but due on a due date after the end of the related collection period;

          (ii) all amounts in the master servicer's collection account or the certificate administrator's distribution account that are payable or reimbursable to any person other than the certificateholders from:

               (A)  the master servicer's collection account, including, but not limited to, servicing compensation, as described under
                    "Servicing of the Mortgage Loans--Collection
                    Account--Withdrawals" in this prospectus supplement; and

               (B)  the certificate administrator's distribution account, including, but not limited to, trustee fees, as described
                    under "Description of the Offered Certificates--Distribution
                    Account--Withdrawals" in this prospectus supplement;

          (iii) any prepayment premiums and yield maintenance charges;

          (iv) any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

          (v)  if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the
               certificate administrator's interest reserve account and held for future distribution; and

          (vi) any amounts deposited in the master servicer's collection account or the certificate administrator's distribution account in error.

     In no event will the Available Distribution Amount include amounts payable to the holders of the Non-Trust Loans.

                                      S-218

     "B-NOTE NON-TRUST LOAN" means, with respect to any A-Note Trust Mortgage
Loan, the other mortgage loan that is part of the related A/B Loan Combination and--

     o    is not included in the trust fund,

     o    is subordinate in right of payment to that A-Note Trust Mortgage Loan to the extent set forth in the A/B Intercreditor Agreement, and

     o    is secured by the same mortgage or deed of trust on the same mortgaged real property as that A-Note Trust Mortgage Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex F to this prospectus supplement. The principal balances set forth on Annex F to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2, A-3 and A-3FL certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about December 28, 2005.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CPI INDEX BUSINESS DAY" has the meaning given to that term under
"Description of the Offered Certificates--Calculation of Pass-Through Rates" in
this prospectus supplement.

     "CPI INDEX RATE" has the meaning given to that term under "Description of the Offered Certificates--Calculation of Pass-Through Rates" in this prospectus supplement.

     "CPI INDEX RESET DATE" has the meaning given to that term under
"Description of the Offered Certificates--Calculation of Pass-Through Rates" in
this prospectus supplement.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

     "CROSSED GROUP" means a group of related Crossed Loans.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the

                                      S-219

subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     o    Countrywide Securities Corporation;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

     "FITCH" means Fitch, Inc.

     "GLENDALE GALLERIA BORROWER" means the entity which is the borrower under the Glendale Galleria Trust Mortgage Loan.

     "GLENDALE GALLERIA CONTROLLING PARTY" means, with respect to the Glendale
Galleria Loan Combination, either--

     o    the holder of the most junior Glendale Galleria Subordinate Non-Trust
          Loan (if any) that has, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal
          Reduction Amounts allocable to that Glendale Galleria Subordinate
          Non-Trust Loan, equal to or greater than 25% of its then-current principal balance (without taking into account any Appraisal Reduction
          Amount); or

     o    the controlling class representative (as the designee of the trust as holder of the Glendale Galleria Trust Mortgage Loan), but only if and for so long as the unpaid principal balance of each Glendale Galleria
          Subordinate Non-Trust Loan, net of the sum of the portion of any
          Appraisal Reduction Amounts allocable to each Glendale Galleria
          Subordinate Non-Trust Loan, is less than 25% of its then-current principal balance (without taking into account any Appraisal Reduction
          Amount).

     "GLENDALE GALLERIA INTERCREDITOR AGREEMENT" means the agreement executed between the holders of the Glendale Galleria Trust Mortgage Loan and the holders of Glendale Galleria Pari Passu Non-Trust Loan and also the agreement executed between the holders of the Glendale Galleria Trust Mortgage Loan and the holders of the Glendale Galleria Pari Passu Non-Trust Loan, together, as the lead lenders under that agreement and the holders of the Glendale Galleria
Subordinate Non-Trust Loans.

     "GLENDALE GALLERIA LOAN COMBINATION" means, collectively, the Glendale
Galleria Trust Mortgage Loan, the Glendale Galleria Pari Passu Non-Trust Loan
and the Glendale Galleria Subordinate Non-Trust Loans.

     "GLENDALE GALLERIA TRUST MORTGAGE LOAN" means the mortgage loan in the trust fund that has a cut-off date principal balance of $125,702,137, and is secured by a mortgage encumbering the Glendale Galleria Mortgaged Property.

     "GLENDALE GALLERIA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Glendale Galleria.

     "GLENDALE GALLERIA NON-TRUST LOANS" means the Glendale Galleria Pari Passu
Non-Trust Loan and the Glendale Galleria Subordinate Non-Trust Loans.

     "GLENDALE GALLERIA PARI PASSU NON-TRUST LOAN" means the loan that--

     o    is not a part of the trust fund;

                                      S-220

     o    has an unpaid principal balance of $153,635,946 as of the cut-off date;

     o    is secured by the same mortgage encumbering the Glendale Galleria
          Mortgaged Property as is the Glendale Galleria Trust Mortgage Loan;
          and

     o    is not referred to as a "mortgage loan" in this prospectus supplement unless the context clearly indicates otherwise.

     "GLENDALE GALLERIA REO PROPERTY" means the Glendale Galleria Mortgaged
Property if it has become an REO Property.

     "GLENDALE GALLERIA SUBORDINATE NON-TRUST LOANS" means each of those loans that--

     o    are not a part of the trust fund;

     o    is either "Note B" with an unpaid principal balance of $39,905,440 as of the cut-off date or is "Note C" with an unpaid principal balance of
          $49,891,968 as of the cut-off date;

     o    are secured by the same mortgage encumbering the Glendale Galleria
          Mortgaged Property as is the Glendale Galleria Trust Mortgage Loan;
          and

     o    are not referred to as a "mortgage loan" in this prospectus supplement unless the context clearly indicates otherwise.

     "GLENDALE GALLERIA SUBORDINATE NOTEHOLDER" means the holder of a Glendale
Galleria Subordinate Non-Trust Loan.

     "GLENDALE GALLERIA TRIGGERING EVENT" means, with respect to the Glendale
Galleria Loan Combination--

     o    any uncured event of default with respect to an obligation of the
          Glendale Galleria Borrower to make a scheduled or unscheduled payment due under the loan documents for the Glendale Galleria Loan
          Combination,

     o    any loan comprising the Glendale Galleria Loan Combination is accelerated,

     o    any loan comprising the Glendale Galleria Loan Combination becomes a specially serviced loan,

     o    the occurrence of the maturity date with respect to any loan in the
          Glendale Galleria Loan Combination unless a Servicing Transfer Event with respect to the Glendale Galleria Loan Combination has not occurred as a result of the Glendale Galleria Borrower having entered into a refinancing commitment meeting the requirements set forth in the definition of "Servicing Transfer Event," or

     o    a foreclosure on the Glendale Galleria Mortgaged Property.

     "INVESTOR-BASED EXEMPTION" has the meaning given to that term under "ERISA
Considerations" in this prospectus supplement.

     "IRS" means the Internal Revenue Service.

     "LIBOR" has the meaning given to that term under "Description of the
Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     "LIBOR BUSINESS DAY" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates"
in this prospectus supplement.

     "LIBOR DETERMINATION DATE" has the meaning given to that term under
"Description of the Offered Certificates--Distributions--Calculation of
Pass-Through Rates" in this prospectus supplement.

                                      S-221

     "LOAN COMBINATION" means any of the A/B Loan Combinations or the Glendale
Galleria Loan Combination.

     "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

     "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

     o    the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $1,546,255,943 and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

     o    the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is either an
          Actual/360 Basis or a 30/360 Basis;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no mortgage loan is required to be repurchased by any mortgage loan seller;

     o    no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

                                      S-222

     o    payments on the offered certificates are made on the 12th day of each month, commencing in January 2006; and

     o    the offered certificates are settled on December 28, 2005.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trustee fee is calculated (which includes the rate at which the certificate administrator fee accrues) and, in the case of the Glendale Galleria Trust Mortgage Loan, the per annum rate at which the related servicing fee under the MLMT Series
2005-CKI1 pooling and servicing agreement is calculated; provided, however, that, for purposes of calculating the Weighted Average Net Mortgage Rate and the respective pass-through rates for the class for the class A-3FL REMIC II regular interest, the class A-4FC REMIC II regular interest and the various classes of the non-fixed rate interest-bearing classes of certificates, namely the class
A-2, A-3, A-1A, A-SB, A-4, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and
X certificates, from time to time--

     o    the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates,
          and

     o    if any mortgage loan does not accrue interest on the basis of a
          360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of those non-fixed rate
          interest-bearing classes of certificates, then the Net Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trustee fee are calculated under the pooling and servicing agreement and, in the case of the Glendale Galleria Trust
          Mortgage Loan, the per annum rate at which the related servicing fee under the MLMT Series 2005-CKI1 pooling and servicing agreement is calculated), except that, with respect to any such mortgage loan, the
          Net Mortgage Rate for the one-month period (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the certificate administrator's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the certificate administrator's interest reserve account for the respective one month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

     As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.6183% per annum to 6.5387%, with a weighted average of those Net
Mortgage Rates of 5.3772% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

                                      S-223

     "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property (or, in the case of an A-Note Trust Mortgage Loan or Glendale Galleria Trust Mortgage Loan,
on or with respect to the related Loan Combination).

     "NON-TRUST LOAN" means any of the B-Note Non-Trust Loans or Glendale
Galleria Non-Trust Loans.

     "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

     "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage interest rate.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy, or a marked-up commitment or escrow instructions binding upon the title insurer irrevocably obligating the title insurer to issue such title insurance policy;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy, marked-up commitment or escrow instructions binding upon the title insurer irrevocably obligating the title insurer to issue such title insurance policy;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

     o    if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
          cross-collateralized loans; and

     o    if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

                                      S-224

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of Part 4 of Title I of ERISA or section 4975 of the Code.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

     (a)  the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced (including with respect to the Glendale Galleria Trust
          Mortgage Loan) by the master servicer or the trustee, as applicable, for such distribution date;

     (b)  the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

     (c)  with respect to any mortgage loan as to which the related stated
          maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
          made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

     (d)  the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment
          (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution
          Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

                                      S-225

     (e)  if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

     If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

     "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan and, in the case of the Glendale Galleria Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holders of the Glendale Galleria Non-Trust
Loans. If any portion of the debt due under a mortgage loan (other than
Additional Interest and Penalty Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized
Loss. Any reimbursement of Advances

                                      S-226

determined to be nonrecoverable from collections on the related mortgage loan
(and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be
Realized Losses.

     "REFERENCE CPI" has the meaning given to that term under "Description of the Offered Certificates--Calculation of Pass-Through Rates" in this prospectus supplement.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee;

     2.   the certificate administrator

     3.   the Exemption-Favored Parties;

     4.   us;

     5.   the master servicer;

     6.   the special servicer;

     7.   any party responsible for servicing the Glendale Galleria Loan
          Combination;

     8.   any sub-servicers;

     9.   the mortgage loan sellers;

     10.  each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates;

     11.  the swap counterparty; and

     12.  any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, the obligation to service and administer the mortgage loans that it is servicing on behalf of the trust in the best interests of and for the benefit of all of the certificateholders (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loan documents and to the extent not inconsistent with the foregoing, further as follows:

     o    with the same care, skill and diligence as is normal and usual by the master servicer or the special servicer, as the case may be, in its mortgage servicing on behalf of third parties or on behalf of

                                      S-227

          itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is responsible under the pooling and servicing agreement;

     o    with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans; and

     o    without regard to--

          1.   any relationship that the master servicer or the special
               servicer, as the case may be, or any affiliate thereof may have with the related borrower;

          2.   the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any affiliate
               thereof;

          3.   the master servicer's obligation to make Advances; and

          4.   the right of the master servicer or the special servicer, as the case may be (or any affiliate thereof), to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

     The servicing standard under the MLMT Series 2005-CKI1 pooling and servicing agreement, the agreement under which the Glendale Galleria Trust
Mortgage Loan is being serviced, is generally similar but not identical to the foregoing.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

          (a)  except in the case of a balloon payment, for sixty (60) days; or

          (b)  solely in the case of a delinquent balloon payment, for one day, unless the borrower delivers a refinancing commitment prior to the related maturity date, then for such period, beyond the related maturity date ending on the earlier of (A) sixty (60)
               days after the related maturity date and (B) the expiration of the refinancing commitment;

     2.   the master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing Standard) that a default in the making of a monthly debt service payment, including a balloon payment, or a non-payment default (other than an Acceptable
          Insurance Default) that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan, is likely to occur and is likely to remain unremedied for at least sixty (60) days;

     3.   the master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing Standard) that a non-payment default (other than an Acceptable Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for sixty (60) days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

                                      S-228

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the
          Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

     If a Servicing Transfer Event exists with respect to the mortgage loan in a
Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

     o    will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its substitution date balance);
          and

     o    will be permanently reduced on each distribution date, to not less than zero, by--

          1.   all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
               Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal
               Distribution Amount" in this glossary;

          2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

          3.   any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

     With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

     o    all amounts, if any, collected with respect to the related REO
          Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c)
          and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

                                     S-229

     o    any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

     "SWAP DEFAULT" has the meaning given to that term under "Description of the
Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "SWAP PAYMENT DEFAULT" has the meaning given to that term under
"Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal
Income Tax Consequences--The Class A-3FL and A-4FC Certificates" in this prospectus supplement.

     "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

     o    is not a Nonrecoverable Advance;

     o    has been reimbursed to the party that made the Advance as a
          Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

     o    was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

     "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and
Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers of America.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

     "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents; provided that, if a Workout-Delayed Reimbursement
Amount becomes a Nonrecoverable Advance, it shall be immediately recoverable as any Nonrecoverable Advance.

     The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

     (i)  References to "UW DSCR (x)" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.
          The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash
          Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x), provided in this prospectus supplement

                                     S-230

          with respect to sixty-three (63) mortgage loans, representing approximately 65.7% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins. In the case of
          Glendale Galleria Trust Mortgage Loan, the "UW DSCR" was determined taking into consideration the aggregate annualized amount of debt service that will be payable under the Glendale Galleria Trust
          Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan,
          excluding the annualized debt service payable under the Glendale
          Galleria Subordinate Non-Trust Loans.

     In the case of one (1) mortgage loan (loan number 39) representing 0.7% of the initial mortgage pool balance, the debt service coverage ratio was calculated assuming the application of a holdback amount and/or a letter of credit in reduction of the cut-off date principal balance of this mortgage loan and assuming a revised debt service payment. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans discussed in this paragraph and the preceding paragraph.

     (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties
          (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses
(such as insurance, real estate taxes and, if applicable, ground lease payments)
and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the "revenue" component of UW Net Cash Flow for each Rental
Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other
Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates)
of the leases shown thereon.

                                     S-231

     In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling
12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses
(thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

     The borrowers' financial information used to determine UW Net Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

     (iii) References to "Cut-off Date LTV %" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers. In the case of the Glendale
          Galleria Trust Mortgage Loan, the Cut-off Date LTV % is equal to the ratio, expressed as a percentage, of the cut-off date principal balance of the Glendale Galleria Trust Mortgage Loan and the Glendale
          Galleria Pari Passu Non-Trust Loan (not taking into account the principal balance of the Glendale Galleria Subordinate Non-Trust
          Loans) to the appraised value of the related mortgaged real property.

     (iv) References to "Maturity LTV %" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date. In the case of the Glendale Galleria Trust Mortgage Loan, the Maturity
          LTV % is equal to the ratio, expressed as a percentage, of the expected balance of the Glendale Galleria Trust Mortgage Loan and the
          Glendale Galleria Pari Passu Non-Trust Loan (not taking into account the principal balances of the Glendale Galleria Subordinate Non-Trust
          Loans), to the appraised value of the related mortgaged real property.

     (v)  References to "Original Balance per Unit ($)" and "Cut-off Date
          Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, references to the original principal balance and the cut-off date principal balance of such mortgage loan,
          respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan,
          respectively, divided by the net rentable square foot area of the related mortgaged real property. In the case of the Glendale Galleria
          Trust Mortgage Loan, the "Original Balance per Unit ($)" and "Cut-off
          Date Balance per Unit ($)" are references to the original principal balance and the cut-off date balance of the Glendale Galleria Trust
          Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan (not
          taking into account the principal balance of the Glendale Galleria
          Subordinate Non-Trust Loans), divided by the net rentable square footage of the related mortgaged real property.

     (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated.
          With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

     (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the

                                     S-232

          trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

     (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date with respect to each ARD Loan).

     (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

     (x)  References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM
          ()" represent the period for which the yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

     (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

     (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to
          (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

     (xiii) References to "Capex Reserve ($)" under the heading "Upfront Escrow"
          are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

     (xiv) References to "Engineering Reserve ($)" under the heading "Upfront
          Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     (xv) References to "Capex Reserve ($)" under the heading "Monthly Escrow"
          are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     (xvi) References to "TI/LC Reserve ($)" under the heading "Upfront Escrow"
          are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases,

                                     S-233

          however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     (xvii) References to "TI/LC Reserve ($)" under the heading "Monthly Escrow"
          are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                     S-234

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    LOAN #        ORIGINATOR    PROPERTY NAME
    ------        ----------    -------------

       1        MLML            Glendale Galleria
       2        CRF             Colonial Mall Bel Air
       3        CRF             Four Forest Plaza and Lakeside Square
     3.01       CRF             Lakeside Square
     3.02       CRF             Four Forest Plaza
       4        CRF             CNL-Cirrus MOB Portfolio
     4.01       CRF             Trophy Club Medical Center
     4.02       CRF             Trophy Club Professional Building
     4.03       CRF             Park Cities Medical Plaza
     4.04       CRF             Coppell Healthcare Center
     4.05       CRF             Glen Lakes Health Plaza
     4.06       CRF             Meridian Medical Tower
     4.07       CRF             Valley View Medical Building
     4.08       CRF             Meridian Professional Building
       5        CRF             Colonial Mall Greenville
       6        LaSalle         Holiday Hills Village
       7        LaSalle         Meadows of Chantilly
       8        MLML            Samaritan Medical Tower
       9        MLML            TownePlace Suites Portfolio
     9.01       MLML            TownePlace Suites Miami Lakes
     9.02       MLML            TownePlace Suites Miami Airport
     9.03       MLML            TownePlace Suites Mt. Laurel
     9.04       MLML            TownePlace Suites Ft. Worth
     9.05       MLML            TownePlace Suites Silicon Valley
     9.06       MLML            TownePlace Suites Portland
     9.07       MLML            TownePlace Suites Boston
      10        LaSalle         Green Acres
      11        LaSalle         College Park Apartments
      12        LaSalle         Remington Lakes I & II
      13        LaSalle         Inland Montecito Crossing
      14        LaSalle         Somerset Place Tower I & II
      15        MLML            St. John's Medical Plaza
      16        LaSalle         Springhouse at Brandywine
      17        MLML            8 Penn Center
      18        LaSalle         Two Edgewater Drive
      19        LaSalle         Daisy Ridge Apartments
      20        LaSalle         Casa Alberta Apartments
      21        LaSalle         Windmill Village
      22        MLML            Kona Crossroads Shopping Center
      23        LaSalle         Country Place
      24        LaSalle         Marriott Courtyard - Hotel
      25        LaSalle         Golden Terrace
      26        LaSalle         Spalding Bridge Apartments
      27        LaSalle         Presnell Portfolio II
     27.01      LaSalle         Greensburg Crossing
     27.02      LaSalle         K.L. Presnell Office Building
     27.03      LaSalle         The Centre at Shiloh Crossing
     27.04      LaSalle         County Line Corners
     27.05      LaSalle         McFarland #1
     27.06      LaSalle         McFarland #2
     27.07      LaSalle         White Castle
      28        CRF             Courtyard by Marriott Milwaukee
      29        LaSalle         Presnell Portfolio I
     29.01      LaSalle         Heartland Village Shoppes
     29.02      LaSalle         Holiday Center
     29.03      LaSalle         Park 52
     29.04      LaSalle         Fairview Corners
     29.05      LaSalle         McFarland Building #3
     29.06      LaSalle         White River Landing
     29.07      LaSalle         Franklin Shoppes
      30        CRF             Abbey Apartments
      31        CRF             Stirling Town Center
      32        LaSalle         The Winds of St. Armands
      33        CRF             Homewood Suites
      34        LaSalle         Rochester Hills Shopping Center
      35        LaSalle         Sugar Mill Apartments
      36        LaSalle         East Empire Industrial Portfolio
      37        MLML            16260 Ventura Boulevard
      38        LaSalle         One Edgewater Drive
      39        MLML            Lone Hill Shopping Center
      40        LaSalle         255 Brown Street
      41        LaSalle         The Park at Spring Creek
      42        MLML            Harbour Center
      43        LaSalle         Comfort Inn and Suites
      44        LaSalle         Castner Knott Office Building
      45        LaSalle         DFW East-West
     45.01      LaSalle         DFW West
     45.02      LaSalle         DFW East
      46        LaSalle         Casa del Sol Resort
      47        MLML            Pines Professional Campus
      48        LaSalle         DRS Tactical Systems Office Building
      49        MLML            Bear Valley Business Park
      50        LaSalle         Village Park Apartments
      51        MLML            Hampton Inn - Aventura
      52        LaSalle         Cortland Pond Apartments
      53        LaSalle         Vacaville Nugget Market
      54        LaSalle         Bonanza Village
      55        LaSalle         Lowes - Ames, IA
      56        MLML            Holiday Inn Express - Meadowlands
      57        LaSalle         Forest Park Apartments
      58        CRF             Commerce Pointe
      59        CRF             Sherwood Mesa Shopping Center
      60        LaSalle         Community Self Storage Portfolio
     60.01      LaSalle         5500 North Wheeling Avenue
     60.02      LaSalle         1501 South Nebo Road
     60.03      LaSalle         3510 Marin Luther King Boulevard
     60.04      LaSalle         121 Scott Street
     60.05      LaSalle         3609 West 8th Street
      61        MLML            Suntrust Building
      62        LaSalle         Food 4 Less Retail Center
      63        LaSalle         Turnberry Village
      64        LaSalle         Barnegat Self Storage
      65        LaSalle         Regency Park Apartments
      66        LaSalle         Summertree Apartments
      67        LaSalle         Campus Apartments Portfolio
      68        LaSalle         Bucklin Place
      69        LaSalle         Fox Lake Town Center
      70        MLML            Sunset Place/Woodland Park Apartments
      71        LaSalle         Capitol Commerce Center
      72        LaSalle         Piazza Santaluz
      73        LaSalle         Sandra Lane Apartments
      74        LaSalle         Villa Cajon MHP
      75        LaSalle         1100 South Tryon
      76        LaSalle         Cavalier Office Building
      77        LaSalle         Holiday Inn Express - Greenville, SC
      78        MLML            Park Lane & Roundgrove Centers
     78.01      MLML            Roundgrove Center
     78.02      MLML            Park Lane Center
      79        LaSalle         Stor Quest Self Storage
      80        LaSalle         Tinton Falls Professional Building
      81        LaSalle         1465 Post Road East
      82        MLML            Safeway Market Place (Yale & Monaco)
      83        LaSalle         Holiday Inn Express - Cambridge
      84        LaSalle         Walgreens - Greenfield, MA
      85        LaSalle         Fountain Plaza
      86        LaSalle         Marriott Courtyard - Restaurant
      87        LaSalle         Pasadena MHP
      88        LaSalle         Walgreens-Idlewild
      89        LaSalle         Aspen Mini-Storage
      90        LaSalle         Walgreens - Clinton, UT
      91        LaSalle         County Fair Shopping Center
      92        LaSalle         Walgreens - Mt. Pleasant, WI
      93        LaSalle         Corona Self Storage
      94        LaSalle         Arbor Oaks MHP
      95        LaSalle         Oxford Marketplace
      96        LaSalle         Stronghold Self Storage
     96.01      LaSalle         Eastgate Stronghold SS
     96.02      LaSalle         Blue Ash Stronghold SS
     96.03      LaSalle         Richmond Stronghold SS
      97        LaSalle         The Oaks Plaza
      98        LaSalle         Maple Del Manor MHP
      99        LaSalle         Washington Mutual--Santa Monica, CA
      100       LaSalle         Piazza di Bonita
      101       LaSalle         Baseline Mini Storage
      102       LaSalle         Haven Court Office
      103       LaSalle         Gateway Professional Building
      104       LaSalle         Governors Walk
      105       LaSalle         FedEx - Fayetteville, NC
      106       LaSalle         Federal Storage
      107       LaSalle         Sunrise Village Apartments
      108       LaSalle         Calexico Mini Storage
      109       LaSalle         Lightfoot Crossing
      110       LaSalle         Blythe Mini Storage
      111       LaSalle         Herriman Self Storage
      112       LaSalle         Heather Meadows Apartments
      113       LaSalle         Williamsville Commons
      114       LaSalle         Bedford Court
      115       LaSalle         Centaur Commons
      116       LaSalle         Village at Berkeley Lakes
      117       LaSalle         Surfside Garden Apartments
      118       LaSalle         Calloway Self Storage
      119       LaSalle         Village East
      120       LaSalle         Cool N' Dry Self Storage - Warner Robins
      121       LaSalle         Richmond Retail Center
      122       LaSalle         Monroe Retail
      123       LaSalle         American Self Storage-East Mesa
      124       LaSalle         Gateway Terrace Apartments
      125       LaSalle         Windhorst MHP
      126       LaSalle         Country Meadows MHP
      127       LaSalle         Towne Self Storage
      128       LaSalle         Duluth Station
      129       LaSalle         Petersburg Square Apartments
      130       LaSalle         South Towne Self Storage
      131       LaSalle         Belair Self Storage
      132       LaSalle         Magnolia Village
      133       LaSalle         Riverside Apartments
      134       LaSalle         Barkley Landing
      135       LaSalle         Skyway Best Storage
      136       LaSalle         Main St. Promenade
      137       LaSalle         Avalon Plaza
      138       LaSalle         Cool N' Dry Self Storage- Ft. Valley
      139       LaSalle         Foxes Den Self Storage
      140       LaSalle         Ample Storage
      141       LaSalle         265 Super Storage
      142       LaSalle         Kenmore Storefront Building

LOAN #      STREET ADDRESS (1)                                                                          CITY
------      ------------------                                                                          ----

   1        2148 Glendale Galleria & 100 West Broadway                                                  Glendale
   2        3299 Bel Air Mall                                                                           Mobile
   3        Various                                                                                     Dallas
 3.01       12377 Merit Drive                                                                           Dallas
 3.02       12222 Merit Drive                                                                           Dallas
   4        Various                                                                                     Various
 4.01       2850 State Highway 114                                                                      Trophy Club
 4.02       2800 State Highway 114                                                                      Trophy Club
 4.03       6901 Snider Plaza                                                                           Dallas
 4.04       546 East Sandy Lake Road                                                                    Coppell
 4.05       9900 North Central Expressway                                                               Dallas
 4.06       13321 North Meridian Avenue                                                                 Oklahoma City
 4.07       5744 LBJ Freeway (Interstate Highway 635)                                                   Dallas
 4.08       13313 North Meridian Avenue                                                                 Oklahoma City
   5        714 Southeast Greenville Boulevard                                                          Greenville
   6        2000 West 92nd Avenue                                                                       Federal Heights
   7        4200 Airline Parkway                                                                        Chantilly
   8        1127 Wilshire Boulevard                                                                     Los Angeles
   9        Various                                                                                     Various
 9.01       8079 Northwest 154th Street                                                                 Miami Lakes
 9.02       10505 Northwest 36th Street                                                                 Miami
 9.03       450 Century Parkway                                                                         Mount Laurel
 9.04       4200 International Plaza                                                                    Fort Worth
 9.05       39802 Cedar Boulevard                                                                       Newark
 9.06       700 Roundwood Drive                                                                         Scarborough
 9.07       20 International Place                                                                      Tewksbury
  10        8785 Turkey Ridge Road                                                                      Breinigsville
  11        Various                                                                                     Gainesville
  12        850 Veterans Parkway                                                                        Bolingbrook
  13        6698 North Durango Drive                                                                    Las Vegas
  14        2301 and 2401 West Big Beaver Road                                                          Troy
  15        1301 20th Street                                                                            Santa Monica
  16        900 Riesling Lane                                                                           West Chester
  17        1628 John F. Kennedy Boulevard                                                              Philadelphia
  18        Two Edgewater Drive                                                                         Norwood
  19        201-11 West California Avenue                                                               Sunnyvale
  20        1575 Tenaka Drive                                                                           Sunnyvale
  21        16131 North Cleveland Avenue                                                                North Fort Myers
  22        75-1027 Henry Street                                                                        Kailua-Kona
  23        2601 Country Place Boulevard                                                                New Port Richey
  24        5000, 5010, 5012 Express Drive South                                                        Ronkonkoma
  25        17601 West Colfax Avenue                                                                    Golden
  26        47 Spalding Trail                                                                           Fulton
  27        Various                                                                                     Various
 27.01      1810-1925 North Greensburg Crossing                                                         Greensburg
 27.02      300 South Madison Avenue                                                                    Greenwood
 27.03      10224 - 10242 East US Highway 36                                                            Avon
 27.04      1285 Stare Road 135 North                                                                   Greenwood
 27.05      8028 South Emerson Avenue                                                                   Indianapolis
 27.06      8028 South Emerson Avenue                                                                   Indianapolis
 27.07      1414 Thompson Road                                                                          Indianapolis
  28        300 West Michigan Street                                                                    Milwaukee
  29        Various                                                                                     Various
 29.01      8411 Windfall Lane                                                                          Camby
 29.02      3992 25th Street                                                                            Columbus
 29.03      8364-8478 Brookville Road                                                                   Indianapolis
 29.04      520 North State Road 135                                                                    Greenwood
 29.05      8028 South Emerson Avenue                                                                   Indianapolis
 29.06      205 North State Road 135                                                                    Greenwood
 29.07      1701-1713 North Morton                                                                      Franklin
  30        5550 Abbey Drive                                                                            Lisle
  31        8861 Stirling Road                                                                          Cooper City
  32        3000 North Tuttle Avenue                                                                    Sarasota
  33        12005 Harbor Boulevard                                                                      Garden Grove
  34        1400 Walton Boulevard                                                                       Rochester Hills
  35        6900 Schomburg Road                                                                         Columbus
  36        63065-63085 Northeast 18th Street                                                           Bend
  37        16260 Ventura Boulevard                                                                     Encino
  38        One Edgewater Drive                                                                         Norwood
  39        1830 East Route 66                                                                          Glendora
  40        255 Brown Street                                                                            Birmingham
  41        29807 Tomball Parkway                                                                       Tomball
  42        2 Eaton Street                                                                              Hampton
  43        85 American Legion Highway                                                                  Revere
  44        616-618 Church Street                                                                       Nashville
  45        Various                                                                                     Various
 45.01      4001 Airport Freeway                                                                        Bedford
 45.02      4425 West Airport Freeway                                                                   Irving
  46        11411 North 91st Avenue                                                                     Peoria
  47        17850 Northwest 2nd Street                                                                  Pembroke Pines
  48        1110 Hibiscus Avenue                                                                        Melbourne
  49        17260-17330 Bear Valley Road                                                                Victorville
  50        102 Park Drive                                                                              Pleasant Valley
  51        1000 South Federal Highway                                                                  Hallandale Beach
  52        508 Plaza Drive                                                                             Madison
  53        128-130 Browne Valley Parkway                                                               Vacaville
  54        3700 East Stewart Avenue                                                                    Las Vegas
  55        120 Airport Road                                                                            Ames
  56        100 Patterson Plank Road                                                                    Carlstadt
  57        7456 Washington and 303 Des Plaines                                                         Forest Park
  58        1818 South Australian Avenue                                                                West Palm Beach
  59        1107-1159 East Main Street and 36-42 South Stapley Drive                                    Mesa
  60        Various                                                                                     Various
 60.01      5500 North Wheeling Avenue                                                                  Muncie
 60.02      1501 South Nebo Road                                                                        Yorktown
 60.03      3510 Marin Luther King Boulevard                                                            Anderson
 60.04      121 Scott Street                                                                            Anderson
 60.05      3609 West 8th Street                                                                        Muncie
  61        11817 Canon Boulevard                                                                       Newport News
  62        451-469 Pioneer Avenue                                                                      Woodland
  63        101 Reeveston Drive                                                                         MaComb
  64        79 & 85 South Main Street                                                                   Barnegat
  65        1604 Reed Road                                                                              Fort Wayne
  66        2150 Stadium Drive                                                                          Phenix City
  67        1038 Spring Street, 1020 Fahrenbrook Court, 41 North Mills Street, and 1019 Spring Street   Madison
  68        2222-2244 Northwest Bucklin Hill Road                                                       Silverdale
  69        65 East Grand Avenue                                                                        Fox Lake
  70        2752 South Meadowbrook & 2741 South Nettleton Avenue                                        Springfield
  71        200 South Commerce Street                                                                   Little Rock
  72        14677 and 14701 Via Bettona                                                                 San Diego
  73        705 Sandra Lane                                                                             North Tonawanda
  74        225 East Bradley Avenue                                                                     El Cajon
  75        1100 South Tryon Street                                                                     Charlotte
  76        95 White Bridge Road                                                                        Nashville
  77        407 North Main Street                                                                       Greenville
  78        Various                                                                                     Lewisville
 78.01      297 West Round Grove Road                                                                   Lewisville
 78.02      502 South Old Orchard Lane                                                                  Lewisville
  79        24850 Las Brisas Road                                                                       Murrieta
  80        776 Shrewsbury Avenue                                                                       Tinton Falls
  81        1465 Post Road East                                                                         Westport
  82        6460 East Yale Avenue                                                                       Denver
  83        2715 Ocean Gateway                                                                          Cambridge
  84        240 Federal Street                                                                          Greenfield
  85        680 Coffee Road                                                                             Bakersfield
  86        5000, 5010, 5012 Express Drive South                                                        Ronkonkoma
  87        2322 Murphy Road, 3598 Concord Street, and 2310 Aurora Court                                Flint
  88        3431 Matthews-Mint Hill Road                                                                Matthews
  89        105 Woodward Lane                                                                           Aspen
  90        1800 North 1962 West                                                                        Clinton
  91        21 Fair Lane                                                                                Placerville
  92        4901 Spring Street                                                                          Racine
  93        1790 Pomona Road                                                                            Corona
  94        36323 Arbor Oaks Drive                                                                      Zephyrhills
  95        160 South Washington Street                                                                 Oxford
  96        Various                                                                                     Various
 96.01      758 Old State Route 74                                                                      Cincinnati
 96.02      6963 East Kemper Road                                                                       Sycamore
 96.03      535 Commerce Road                                                                           Richmond
  97        3505 1st Street East                                                                        Bradenton
  98        6333 Newton Falls Road                                                                      Ravenna
  99        226 26th Street                                                                             Santa Monica
  100       27180 Bay Landing Drive                                                                     Bonita Springs
  101       18375 Southwest Baseline Road                                                               Beaverton
  102       9121 Haven Avenue                                                                           Rancho Cucamonga
  103       600 North Cotner Boulevard                                                                  Lincoln
  104       1980 Highway 54 West                                                                        Peachtree City
  105       104 Midway Drive                                                                            Raeford
  106       1227 South Lecanto Highway                                                                  Lecanto
  107       480 West 2nd South                                                                          Rexburg
  108       95 East Highway 98th                                                                        Calexico
  109       312 Lightfoot Road                                                                          Lightfoot
  110       225 South Carlton Avenue                                                                    Blythe
  111       5128 West 12600 South                                                                       Herriman
  112       1701-1735 South Boone Street                                                                Aberdeen
  113       540 Mill Street                                                                             Williamsville
  114       177 South River Road                                                                        Bedford
  115       1120 West South Boulder Road                                                                Lafayette
  116       3940 Peachtree Industrial Boulevard                                                         Duluth
  117       36290 Lake Shore Boulevard                                                                  Eastlake
  118       2605 Calloway Road                                                                          Tyler
  119       3822 Roswell Road                                                                           Marietta
  120       230 Carl Vinson Parkway                                                                     Warner Robins
  121       12576 Richmond Avenue                                                                       Houston
  122       14991-15045 North Kelsey Street                                                             Monroe
  123       8050 East Apache Trail                                                                      Mesa
  124       2783-2791 Gateway Avenue                                                                    Hartford
  125       7515 East Washington Street                                                                 Indianapolis
  126       1250 4th Avenue                                                                             Sidney
  127       4571 South 5600 West                                                                        West Valley
  128       2640 Old Peachtree Road                                                                     Duluth
  129       New Petersburg Road                                                                         Martinez
  130       9349 South 255 West                                                                         Sandy
  131       4388 Ridge Trail                                                                            Martinez
  132       577-593 Jonesboro Road                                                                      McDonough
  133       312 Crary Street                                                                            Marshall
  134       450 Barkley Landing Drive                                                                   Morristown
  135       3040 Skyway Drive                                                                           Santa Maria
  136       270 North Glynn Street                                                                      Fayetteville
  137       8301 South Stony Island Avenue                                                              Chicago
  138       1091 Peach Parkway                                                                          Fort Valley
  139       633 North Lynhurst Drive                                                                    Indianapolis
  140       2900 West Airport Boulevard                                                                 Sanford
  141       1507 South Old Missouri Road                                                                Springdale
  142       6830 Northeast Bothell Way                                                                  Kenmore

                                                                NUMBER OF     PROPERTY                         PROPERTY
    LOAN #      STATE      ZIP CODE (1)   COUNTY                PROPERTIES    TYPE                             SUBTYPE
    ------      -----      ------------   ------                ----------    ----                             -------

       1        CA             91210      Los Angeles               1         Retail                           Anchored
       2        AL             36606      Mobile                    1         Retail                           Anchored
       3        TX             75251      Dallas                    2         Office                           Suburban
     3.01       TX             75251      Dallas                    1         Office                           Suburban
     3.02       TX             75251      Dallas                    1         Office                           Suburban
       4        Various       Various     Various                   8         Various                          Various
     4.01       TX             76262      Denton                    1         Other                            Surgical Center
     4.02       TX             76262      Denton                    1         Office                           Medical Office
     4.03       TX             75205      Dallas                    1         Office                           Medical Office
     4.04       TX             75019      Dallas                    1         Office                           Medical Office
     4.05       TX             75231      Dallas                    1         Office                           Medical Office
     4.06       OK             73120      Oklahoma                  1         Office                           Medical Office
     4.07       TX             75240      Dallas                    1         Office                           Medical Office
     4.08       OK             73120      Oklahoma                  1         Office                           Medical Office
       5        NC             27858      Pitt                      1         Retail                           Anchored
       6        CO             80260      Adams                     1         Manufactured Housing             Manufactured Housing
       7        VA             20151      Fairfax                   1         Manufactured Housing             Manufactured Housing
       8        CA             90017      Los Angeles               1         Office                           Suburban
       9        Various       Various     Various                   7         Hospitality                      Limited Service
     9.01       FL             33016      Miami-Dade                1         Hospitality                      Limited Service
     9.02       FL             33178      Miami-Dade                1         Hospitality                      Limited Service
     9.03       NJ             08054      Burlington                1         Hospitality                      Limited Service
     9.04       TX             76109      Tarrant                   1         Hospitality                      Limited Service
     9.05       CA             94560      Alameda                   1         Hospitality                      Limited Service
     9.06       ME             04074      Cumberland                1         Hospitality                      Limited Service
     9.07       MA             01876      Middlesex                 1         Hospitality                      Limited Service
      10        PA             18031      Lehigh                    1         Manufactured Housing             Manufactured Housing
      11        FL            Various     Alachua                   1         Multifamily                      Student Housing
      12        IL             60440      Will                      1         Industrial                       Warehouse
      13        NV             89149      Clark                     1         Retail                           Anchored
      14        MI             48084      Oakland                   1         Office                           Suburban
      15        CA             90404      Los Angeles               1         Office                           Suburban
      16        PA             19382      Chester                   1         Multifamily                      Garden
      17        PA             19103      Philadelphia              1         Office                           CBD
      18        MA             02062      Norfolk                   1         Office                           Suburban
      19        CA             94086      Santa Clara               1         Multifamily                      Garden
      20        CA             94087      Santa Clara               1         Multifamily                      Garden
      21        FL             33903      Lee                       1         Manufactured Housing             Manufactured Housing
      22        HI             96740      Hawaii                    1         Retail                           Anchored
      23        FL             34655      Pasco                     1         Manufactured Housing             Manufactured Housing
      24        NY             11779      Suffolk                   1         Hospitality                      Full Service
      25        CO             80401      Jefferson                 1         Manufactured Housing             Manufactured Housing
      26        GA             30328      Fulton                    1         Multifamily                      Garden
      27        IN            Various     Various                   7         Various                          Various
     27.01      IN             47240      Decatur                   1         Retail                           Anchored
     27.02      IN             46142      Johnson                   1         Office                           Suburban
     27.03      IN             46123      Hendricks                 1         Retail                           Unanchored
     27.04      IN             46142      Johnson                   1         Retail                           Unanchored
     27.05      IN             46237      Marion                    1         Retail                           Unanchored
     27.06      IN             46237      Marion                    1         Retail                           Unanchored
     27.07      IN             46217      Marion                    1         Retail                           Single Tenant
      28        WI             53203      Milwaukee                 1         Hospitality                      Limited Service
      29        IN            Various     Various                   7         Various                          Various
     29.01      IN             46113      Hendricks                 1         Retail                           Shadow Anchored
     29.02      IN             47203      Bartholomew               1         Retail                           Unanchored
     29.03      IN             46239      Marion                    1         Industrial                       Flex
     29.04      IN             46142      Johnson                   1         Retail                           Unanchored
     29.05      IN             46237      Marion                    1         Retail                           Unanchored
     29.06      IN             46142      Johnson                   1         Retail                           Unanchored
     29.07      IN             10019      Johnson                   1         Retail                           Unanchored
      30        IL             60532      DuPage                    1         Multifamily                      Conventional
      31        FL             33328      Broward                   1         Retail                           Unanchored
      32        FL             34234      Sarasota                  1         Manufactured Housing             Manufactured Housing
      33        CA             92840      Orange                    1         Hospitality                      Limited Service
      34        MI             48309      Oakland                   1         Retail                           Anchored
      35        GA             31909      Muscogee                  1         Multifamily                      Garden
      36        OR             97701      Deschutes                 1         Industrial                       Warehouse
      37        CA             91436      Los Angeles               1         Office                           Suburban
      38        MA             02062      Norfolk                   1         Office                           Suburban
      39        CA             91740      Los Angeles               1         Retail                           Anchored
      40        MI             48009      Oakland                   1         Office                           Suburban
      41        TX             77375      Harris                    1         Multifamily                      Garden
      42        VA             23669      Hampton City              1         Office                           Suburban
      43        MA             02151      Suffolk                   1         Hospitality                      Full Service
      44        TN             37219      Davidson                  1         Office                           CBD
      45        TX            Various     Various                   2         Office                           Suburban
     45.01      TX             76021      Tarrant                   1         Office                           Suburban
     45.02      TX             75062      Dallas                    1         Office                           Suburban
      46        AZ             85345      Maricopa                  1         Manufactured Housing             Manufactured Housing
      47        FL             33029      Broward                   1         Office                           Suburban
      48        FL             32901      Brevard                   1         Office                           Suburban
      49        CA             92395      San Bernardino            1         Office                           Suburban
      50        NY             12569      Dutchess                  1         Multifamily                      Garden
      51        FL             33009      Broward                   1         Hospitality                      Limited Service
      52        WI             53719      Dane                      1         Multifamily                      Garden
      53        CA             95687      Solano                    1         Retail                           Anchored
      54        NV             89110      Clark                     1         Manufactured Housing             Manufactured Housing
      55        IA             50010      Story                     1         Retail                           Single Tenant
      56        NJ             07072      Bergen                    1         Hospitality                      Limited Service
      57        IL             60130      Cook                      1         Multifamily                      Mid/High Rise
      58        FL             33409      Palm Beach                1         Office                           Suburban
      59        AZ             85203      Maricopa                  1         Retail                           Anchored
      60        IN            Various     Various                   5         Self Storage                     Self Storage
     60.01      IN             47302      Delaware                  1         Self Storage                     Self Storage
     60.02      IN             47396      Delaware                  1         Self Storage                     Self Storage
     60.03      IN             46012      Madison                   1         Self Storage                     Self Storage
     60.04      IN             46012      Madison                   1         Self Storage                     Self Storage
     60.05      IN             47302      Delaware                  1         Self Storage                     Self Storage
      61        VA             23606      Newport News              1         Office                           Suburban
      62        CA             95776      Yolo                      1         Retail                           Anchored
      63        IL             61455      McDonough                 1         Multifamily                      Student Housing
      64        NJ             08005      Ocean                     1         Self Storage                     Self Storage
      65        IN             46815      Allen                     1         Multifamily                      Garden
      66        AL             36867      Russell                   1         Multifamily                      Garden
      67        WI             53715      Dane                      1         Multifamily                      Student Housing
      68        WA             98383      Kitsap                    1         Retail                           Shadow Anchored
      69        IL             60020      Lake                      1         Retail                           Unanchored
      70        MO             65807      Greene                    1         Multifamily                      Garden
      71        AR             72201      Pulaski                   1         Office                           Suburban
      72        CA             92127      San Diego                 1         Retail                           Unanchored
      73        NY             14120      Niagra                    1         Multifamily                      Senior Housing
      74        CA             92021      San Diego                 1         Manufactured Housing             Manufactured Housing
      75        NC             28203      Mecklenburg               1         Office                           CBD
      76        TN             37205      Davidson                  1         Office                           Suburban
      77        SC             29601      Greenville                1         Hospitality                      Limited Service
      78        TX             75067      Denton                    2         Retail                           Unanchored
     78.01      TX             75067      Denton                    1         Retail                           Unanchored
     78.02      TX             75067      Denton                    1         Retail                           Unanchored
      79        CA             92562      Riverside                 1         Self Storage                     Self Storage
      80        NJ             07724      Monmouth                  1         Office                           Suburban
      81        CT             06880      Fairfield                 1         Office                           Suburban
      82        CO             80222      Denver                    1         Retail                           Anchored
      83        MD             21613      Dorchester                1         Hospitality                      Limited Service
      84        MA             01301      Franklin                  1         Retail                           Single Tenant
      85        CA             93309      Kern                      1         Retail                           Unanchored
      86        NY             11779      Suffolk                   1         Retail                           Unanchored
      87        MI             48504      Genesee                   1         Manufactured Housing             Manufactured Housing
      88        NC             28105      Mecklenburg               1         Retail                           Single Tenant
      89        CO             81611      Pitkin                    1         Self Storage                     Self Storage
      90        UT             84015      Davis                     1         Retail                           Single Tenant
      91        CA             95667      El Dorado                 1         Retail                           Anchored
      92        WI             53406      Racine                    1         Retail                           Single Tenant
      93        CA             92880      Riverside                 1         Self Storage                     Self Storage
      94        FL             33541      Pasco                     1         Manufactured Housing             Manufactured Housing
      95        MI             48371      Oakland                   1         Retail                           Unanchored
      96        Various       Various     Various                   3         Self Storage                     Self Storage
     96.01      OH             45245      Clermont                  1         Self Storage                     Self Storage
     96.02      OH             45249      Hamilton                  1         Self Storage                     Self Storage
     96.03      IN             47374      Wayne                     1         Self Storage                     Self Storage
      97        FL             34208      Manatee                   1         Retail                           Unanchored
      98        OH             44266      Portage                   1         Manufactured Housing             Manufactured Housing
      99        CA             92402      Los Angeles               1         Office                           Single Tenant
      100       FL             34135      Lee                       1         Retail                           Unanchored
      101       OR             97006      Washington                1         Self Storage                     Self Storage
      102       CA             91730      San Bernadino             1         Office                           Suburban
      103       NE             68505      Lancaster                 1         Office                           CBD
      104       GA             30215      Fayette                   1         Retail                           Shadow Anchored
      105       NC             28376      Hoke                      1         Industrial                       Flex
      106       FL             34461      Citrus                    1         Self Storage                     Self Storage
      107       ID             83440      Madison                   1         Multifamily                      Student Housing
      108       CA             92231      Imperial                  1         Self Storage                     Self Storage
      109       VA             23188      York                      1         Retail                           Unanchored
      110       CA             92225      Riverside                 1         Self Storage                     Self Storage
      111       UT             84065      Salt Lake                 1         Self Storage                     Self Storage
      112       WA             98520      Grays Harbor              1         Multifamily                      Garden
      113       NY             14221      Erie                      1         Multifamily                      Garden
      114       NH             03110      Hillsborough              1         Office                           Suburban
      115       CO             80026      Boulder                   1         Office                           Suburban
      116       GA             30097      Gwinnett                  1         Retail                           Unanchored
      117       OH             44095      Lake                      1         Multifamily                      Garden
      118       TX             75707      Smith                     1         Self Storage                     Self Storage
      119       GA             30062      Cobb                      1         Retail                           Unanchored
      120       GA             31088      Houston                   1         Self Storage                     Self Storage
      121       TX             77082      Harris                    1         Retail                           Unanchored
      122       WA             98272      Snohomish                 1         Retail                           Unanchored
      123       AZ             85207      Maricopa                  1         Self Storage                     Self Storage
      124       WI             53027      Washington                1         Multifamily                      Garden
      125       IN             46219      Marion                    1         Manufactured Housing             Manufactured Housing
      126       OH             45365      Shelby                    1         Manufactured Housing             Manufactured Housing
      127       UT             84120      Salt Lake                 1         Self Storage                     Self Storage
      128       GA             30097      Gwinnett                  1         Retail                           Shadow Anchored
      129       GA             30907      Columbia                  1         Multifamily                      Garden
      130       UT             84070      Salt Lake                 1         Self Storage                     Self Storage
      131       GA             30907      Columbia                  1         Self Storage                     Self Storage
      132       GA             30253      Henry                     1         Retail                           Unanchored
      133       MI             49068      Calhoun                   1         Multifamily                      Garden
      134       TN             37813      Hamblen                   1         Multifamily                      Garden
      135       CA             93455      Santa Barbara             1         Self Storage                     Self Storage
      136       GA             30214      Fayette                   1         Retail                           Shadow Anchored
      137       IL             60617      Cook                      1         Retail                           Unanchored
      138       GA             31030      Peach                     1         Self Storage                     Self Storage
      139       IN             46224      Marion                    1         Self Storage                     Self Storage
      140       FL             32771      Seminole                  1         Self Storage                     Self Storage
      141       AR             72764      Washington                1         Self Storage                     Self Storage
      142       WA             98026      King                      1         Retail                           Unanchored

                                     YEAR       TOTAL SF/UNITS/        UNIT OF                                       OCCUPANCY
    LOAN #        YEAR BUILT      RENOVATED     ROOMS/PADS             MEASURE           OCCUPANCY % (2,3,4,5)          DATE
    ------        ----------      ---------     ----------            ---------          ---------------------          ----

       1             1976            1998       660,671               SF                         90.7                    8/31/2005
       2             1966            2004       999,799               SF                         96.8                   10/27/2005
       3           Various                      792,177               SF                         78.8                    7/21/2005
     3.01            1985                       397,454               SF                         80.0                    7/21/2005
     3.02            1985                       394,723               SF                         77.5                    7/21/2005
       4           Various         Various      337,983               SF                         92.5                   10/14/2005
     4.01            2003                       57,584                SF                         100.0                  10/14/2005
     4.02            2003                       63,037                SF                         100.0                  10/14/2005
     4.03            2001                       38,674                SF                         100.0                  10/14/2005
     4.04            2004                       29,474                SF                         60.8                   10/14/2005
     4.05            1981            1985       50,812                SF                         90.9                   10/14/2005
     4.06            1984                       45,121                SF                         91.8                   10/14/2005
     4.07            1973            1999       30,057                SF                         94.5                   10/14/2005
     4.08            1982                       23,224                SF                         84.0                   10/14/2005
       5             1965            2003       404,266               SF                         96.4                   10/27/2005
       6             1963                       735                   Pads                       85.9                   10/31/2005
       7             1974            2004       500                   Pads                       90.0                   10/31/2005
       8             1965            2000       143,491               SF                         94.8                    10/1/2005
       9           Various                      697                   Rooms                      74.4                    4/30/2005
     9.01            1999                       95                    Rooms                      72.4                    4/30/2005
     9.02            1999                       95                    Rooms                      69.6                    4/30/2005
     9.03            1999                       95                    Rooms                      84.4                    4/30/2005
     9.04            1998                       95                    Rooms                      77.4                    4/30/2005
     9.05            2000                       127                   Rooms                      68.7                    4/30/2005
     9.06            1999                       95                    Rooms                      84.7                    4/30/2005
     9.07            1999                       95                    Rooms                      65.8                    4/30/2005
      10             1974            2005       595                   Pads                       93.4                   10/31/2005
      11             1920            1996       455                   Units                      99.1                    9/30/2005
      12             1998                       686,320               SF                         100.0                   12/1/2005
      13             2004                       244,575               SF                         88.0                    7/25/2005
      14             1973            1990       302,320               SF                         66.4                    8/31/2005
      15             1985            1995       89,636                SF                         100.0                   9/14/2005
      16             1998                       212                   Units                      94.3                    9/16/2005
      17             1980                       233,769               SF                         86.4                     9/8/2005
      18             1987            2004       98,157                SF                         100.0                   9/30/2005
      19             1974                       232                   Units                      92.2                   10/13/2005
      20             1971                       164                   Units                      98.8                   10/13/2005
      21             1967                       491                   Pads                       93.7                   10/31/2005
      22             1995                       74,846                SF                         95.7                     9/8/2005
      23             1986                       515                   Pads                       98.8                   10/31/2005
      24             2002                       154                   Rooms                      75.0                    9/30/2005
      25             1970                       265                   Pads                       87.2                   10/31/2005
      26             1983            2004       191                   Units                      96.3                    9/28/2005
      27           Various         Various      225,014               SF                         94.1                      Various
     27.01           1988                       97,923                SF                         95.1                    7/14/2005
     27.02           1963            1975       47,391                SF                         86.3                     4/4/2005
     27.03           1997                       16,800                SF                         88.1                     7/6/2005
     27.04           1990                       29,800                SF                         100.0                   7/14/2005
     27.05           1997                       17,200                SF                         100.0                    8/3/2005
     27.06           1998                       14,000                SF                         100.0                   7/13/2005
     27.07           1995                       1,900                 SF                         100.0                   7/28/2005
      28             1999                       169                   Rooms                      77.5                     8/5/2005
      29           Various         Various      196,353               SF                         91.4                      Various
     29.01           2004                       40,419                SF                         92.0                    6/14/2005
     29.02           1970                       55,134                SF                         97.7                    7/14/2005
     29.03           1978                       57,600                SF                         80.6                     6/2/2005
     29.04           1985                       16,000                SF                         92.0                    6/14/2005
     29.05           2001                       8,400                 SF                         100.0                   5/19/2005
     29.06           1983            2005       14,000                SF                         100.0                    3/4/2005
     29.07           1989                       4,800                 SF                         100.0                   6/14/2005
      30             1978            2000       196                   Units                      92.9                     9/1/2005
      31             2005                       53,849                SF                         88.7                     9/8/2005
      32             1980                       306                   Pads                       99.7                   10/31/2005
      33             2000                       166                   Rooms                      78.2                    9/30/2005
      34             1971            1996       95,673                SF                         100.0                   11/1/2005
      35             2003                       226                   Units                      91.6                   10/31/2005
      36             2005                       153,240               SF                         90.9                     8/1/2005
      37             1964            1998       60,529                SF                         98.8                    9/30/2005
      38             1985                       90,993                SF                         93.1                    9/30/2005
      39             1977                       78,921                SF                         93.7                     9/7/2005
      40             1983                       68,195                SF                         99.3                     9/1/2005
      41             1997            1999       252                   Units                      91.3                     5/5/2005
      42             1987                       159,057               SF                         85.3                     6/1/2005
      43             2000                       208                   Rooms                      87.5                    9/30/2005
      44             1906            1998       82,166                SF                         93.1                     9/1/2005
      45             1982          Various      170,581               SF                         89.6                    9/30/2005
     45.01           1982                       85,900                SF                         100.0                   9/30/2005
     45.02           1982            2002       84,681                SF                         79.1                    9/30/2005
      46             1972                       245                   Pads                       82.4                   10/31/2005
      47             1998            2002       62,564                SF                         95.7                     9/1/2005
      48             2001                       105,358               SF                         100.0                   12/1/2005
      49             2000            2005       89,077                SF                         97.8                    9/30/2005
      50             1987            2005       176                   Units                      100.0                  10/14/2005
      51             2002                       151                   Rooms                      81.7                    7/31/2005
      52             2003                       138                   Units                      97.1                    10/1/2005
      53             1984            2000       87,322                SF                         100.0                   9/22/2005
      54             1971                       353                   Pads                       64.9                   10/31/2005
      55             1998                       106,854               SF                         100.0                    9/1/2005
      56             2001                       99                    Rooms                      77.4                    5/31/2005
      57             1967            1998       146                   Units                      94.5                   11/23/2005
      58             1987            2004       55,498                SF                         97.3                     8/1/2005
      59             1957            1996       79,685                SF                         99.0                   10/17/2005
      60           Various         Various      261,212               SF                         92.6                    9/30/2005
     60.01           1999            2004       65,775                SF                         94.3                   11/17/2005
     60.02           1994            2001       58,175                SF                         92.4                   11/17/2005
     60.03           1984            2003       65,391                SF                         94.3                   11/17/2005
     60.04           1990            2001       39,901                SF                         92.5                   11/17/2005
     60.05           1976            1996       31,970                SF                         95.3                   11/17/2005
      61             1989                       100,746               SF                         89.7                     6/1/2005
      62             1997                       55,054                SF                         100.0                  11/17/2005
      63             2005                       112                   Units                      92.0                    11/1/2005
      64             1989            2004       96,510                SF                         95.7                   10/17/2005
      65             1970            2004       226                   Units                      94.2                     9/1/2005
      66             1996            2002       155                   Units                      96.1                    9/15/2005
      67             1990            2004       47                    Units                      100.0                  10/11/2005
      68             1999                       34,554                SF                         100.0                   10/6/2005
      69             1965            2003       87,236                SF                         100.0                   9/29/2005
      70             1995            2000       177                   Units                      100.0                   9/20/2005
      71             2002                       50,857                SF                         95.3                    12/1/2005
      72             2005                       15,832                SF                         100.0                    5/3/2005
      73             2004                       109                   Units                      94.5                   10/31/2005
      74             1953            2001       125                   Pads                       97.6                     4/1/2005
      75             1988                       53,009                SF                         90.3                    9/26/2005
      76             1966            2003       65,838                SF                         87.2                     4/1/2005
      77             2001                       80                    Rooms                      77.6                    8/31/2005
      78           Various                      75,778                SF                         84.9                    7/31/2005
     78.01           1985                       42,257                SF                         90.1                    7/31/2005
     78.02           1984                       33,521                SF                         78.3                    7/31/2005
      79             1998                       55,820                SF                         87.2                    9/30/2005
      80             1977            2004       33,333                SF                         100.0                   6/30/2005
      81             1983            2000       23,635                SF                         98.7                   10/31/2005
      82             1993                       23,134                SF                         93.8                    9/13/2005
      83             2000                       86                    Rooms                      58.1                    9/30/2005
      84             2005                       13,278                SF                         100.0                   10/5/2005
      85             1990                       25,573                SF                         96.2                    11/1/2005
      86             2002                       48,029                SF                         100.0                   5/24/2003
      87             1960            1980       216                   Pads                       88.9                   10/31/2005
      88             2005                       14,550                SF                         100.0                   9/20/2005
      89             1988                       24,750                SF                         98.0                   10/11/2005
      90             2004                       14,820                SF                         100.0                    5/1/2005
      91             1978                       99,249                SF                         88.9                     7/1/2005
      92             2005                       14,820                SF                         100.0                  11/11/2004
      93             1983            1998       50,357                SF                         100.0                   9/21/2005
      94             1988                       157                   Pads                       99.4                    9/20/2005
      95             1997                       38,883                SF                         100.0                   6/23/2005
      96           Various         Various      132,280               SF                         83.8                   10/10/2005
     96.01           1990                       50,400                SF                         89.9                   10/10/2005
     96.02           1976                       59,080                SF                         79.7                   10/10/2005
     96.03           1981            1993       22,800                SF                         81.1                   10/10/2005
      97             1987                       32,674                SF                         100.0                    9/1/2005
      98             1972                       210                   Pads                       88.6                    8/10/2005
      99             1972            1994       6,500                 SF                         100.0                   8/26/2005
      100            2000                       23,100                SF                         92.2                    9/12/2005
      101            1992            1996       54,015                SF                         87.5                     9/7/2005
      102            1987                       29,432                SF                         100.0                   7/29/2005
      103            1968                       35,329                SF                         97.2                     8/1/2005
      104            1983            1994       20,760                SF                         100.0                  10/28/2005
      105            2000            2005       50,805                SF                         100.0                   10/7/2005
      106            1998            2005       49,509                SF                         94.6                    8/31/2005
      107            1962                       48                    Units                      100.0                  10/18/2005
      108            1985            2005       90,925                SF                         72.2                    7/21/2005
      109            2002                       20,963                SF                         90.9                    12/1/2005
      110            1990                       64,105                SF                         100.0                   9/22/2005
      111            2003                       51,358                SF                         100.0                   9/29/2005
      112            1978            1993       82                    Units                      95.1                     8/1/2005
      113            1964            2000       28                    Units                      92.9                    6/29/2005
      114            1930            1989       24,370                SF                         98.8                   10/19/2005
      115            1999                       18,627                SF                         100.0                   9/30/2005
      116            1999                       15,041                SF                         100.0                   9/30/2005
      117            1984            2002       64                    Units                      96.9                     8/4/2005
      118            1998            2005       66,248                SF                         90.8                    7/31/2005
      119            1960            2005       12,540                SF                         88.8                   10/24/2005
      120            1999            2005       40,072                SF                         86.9                    11/9/2005
      121            2004                       10,875                SF                         100.0                   5/10/2005
      122            1995                       10,800                SF                         100.0                   7/29/2005
      123            1985            2004       69,693                SF                         91.9                     9/1/2005
      124            2005                       24                    Units                      100.0                   9/30/2005
      125            1970                       84                    Pads                       89.3                     8/1/2005
      126            1995                       118                   Pads                       72.9                    10/3/2005
      127            1996            1997       77,725                SF                         100.0                   7/19/2005
      128            2002                       8,700                 SF                         100.0                   12/1/2005
      129            1985                       40                    Units                      100.0                  10/12/2005
      130            1994            1995       60,700                SF                         93.2                    7/27/2005
      131            1994                       42,500                SF                         95.2                    6/21/2005
      132            2004                       11,880                SF                         77.3                   10/18/2005
      133            1968                       34                    Units                      94.1                    10/1/2005
      134            1999                       64                    Units                      95.3                    11/1/2005
      135            1999                       61,172                SF                         87.3                     8/2/2005
      136            2003                       8,500                 SF                         88.2                    12/1/2005
      137            2005                       10,918                SF                         86.3                    10/3/2005
      138            1997                       31,130                SF                         89.7                    11/9/2005
      139            1995                       30,050                SF                         100.0                  11/14/2005
      140            1983            1986       33,006                SF                         94.7                    9/30/2005
      141            1975            2005       57,684                SF                         91.9                    9/28/2005
      142            1984            2003       10,898                SF                         100.0                   10/3/2005

                   APPRAISED        APPRAISAL       CUT-OFF DATE         ORIGINAL          ORIGINAL BALANCE        CUT-OFF DATE
    LOAN #         VALUE ($)          DATE          LTV (%) (6)       BALANCE ($) (7)        PER UNIT ($)         BALANCE ($) (7)
    ------         ----------         ----          -----------       ---------------        ------------         ---------------

       1             630,000,000       8/23/2005        44.3                126,000,000           424                   125,702,137
       2             156,000,000        9/9/2005        78.5                122,400,000           122                   122,400,000
       3              78,200,000       9/19/2005        77.6                 60,670,000           77                     60,670,000
     3.01             42,000,000       9/19/2005                             33,510,000                                  33,510,000
     3.02             36,200,000       9/19/2005                             27,160,000                                  27,160,000
       4              84,130,000         Various        68.5                 57,655,000           171                    57,655,000
     4.01             25,200,000       9/20/2005                             16,380,000                                  16,380,000
     4.02             16,000,000       9/23/2005                             11,375,000                                  11,375,000
     4.03             15,200,000       9/19/2005                             10,575,000                                  10,575,000
     4.04              7,300,000       9/19/2005                              4,940,000                                   4,940,000
     4.05              6,500,000       9/19/2005                              4,615,000                                   4,615,000
     4.06              5,530,000       9/23/2005                              4,290,000                                   4,290,000
     4.07              4,910,000       9/19/2005                              3,315,000                                   3,315,000
     4.08              3,490,000       9/23/2005                              2,165,000                                   2,165,000
       5              59,300,000        9/8/2005        75.3                 44,675,000           111                    44,675,000
       6              47,000,000      10/13/2005        80.0                 37,600,000         51,156                   37,600,000
       7              43,500,000      10/24/2005        80.0                 34,800,000         69,600                   34,800,000
       8              44,500,000       8/19/2005        77.5                 34,500,000           240                    34,500,000
       9              49,300,000         Various        64.9                 31,995,000         45,904                   31,995,000
     9.01              8,800,000       3/25/2005                              5,711,075                                   5,711,075
     9.02              7,700,000       3/24/2005                              4,997,191                                   4,997,191
     9.03              7,500,000       3/23/2005                              4,867,394                                   4,867,394
     9.04              7,500,000       3/29/2005                              4,867,394                                   4,867,394
     9.05              7,100,000       3/25/2005                              4,607,799                                   4,607,799
     9.06              6,600,000       3/29/2005                              4,283,306                                   4,283,306
     9.07              4,100,000       3/23/2005                              2,660,842                                   2,660,842
      10              38,200,000      10/20/2005        80.0                 30,560,000         51,361                   30,560,000
      11              42,000,000        9/6/2005        69.0                 29,000,000         63,736                   29,000,000
      12              38,500,000       9/22/2005        73.5                 28,300,000           41                     28,300,000
      13              52,800,000      11/20/2005        53.6                 28,285,242           116                    28,285,242
      14              40,300,000       8/14/2005        69.5                 28,000,000           93                     28,000,000
      15              34,400,000        9/9/2005        69.8                 24,000,000           268                    24,000,000
      16              36,200,000        9/1/2005        59.4                 21,500,000         101,415                  21,500,000
      17              25,000,000        8/4/2005        75.6                 18,900,000           81                     18,900,000
      18              22,300,000       9/23/2005        79.1                 17,520,000           178                    17,520,000
      19              29,000,000       8/30/2005        60.2                 17,450,000         75,216                   17,450,000
      20              25,800,000       8/30/2005        66.9                 17,250,000         105,183                  17,250,000
      21              23,600,000      10/21/2005        72.7                 17,155,000         34,939                   17,155,000
      22              21,800,000        9/1/2005        77.1                 16,800,000           224                    16,800,000
      23              21,800,000      10/24/2005        74.0                 16,125,000         31,311                   16,125,000
      24              22,000,000      10/12/2005        74.1                 16,000,000         103,896                  16,000,000
      25              18,000,000      10/14/2005        80.0                 14,400,000         54,340                   14,400,000
      26              18,500,000       8/12/2005        77.3                 14,300,000         74,869                   14,300,000
      27              18,390,000         Various        77.5                 14,292,000           64                     14,249,222
     27.01             3,750,000       5/24/2005                              3,000,000                                   2,905,633
     27.02             3,700,000       5/24/2005                              2,568,000                                   2,866,891
     27.03             3,190,000       5/24/2005                              2,552,000                                   2,471,725
     27.04             2,840,000       5/24/2005                              2,272,000                                   2,200,532
     27.05             2,300,000       5/24/2005                              1,840,000                                   1,782,121
     27.06             2,200,000       5/24/2005                              1,760,000                                   1,704,638
     27.07               410,000        6/1/2005                                300,000                                     317,682
      28              23,000,000        6/1/2005        60.9                 14,000,000         82,840                   14,000,000
      29              17,500,000         Various        79.1                 13,880,000           71                     13,838,455
     29.01             5,950,000        6/1/2005                              4,760,000                                   4,705,075
     29.02             3,750,000        6/1/2005                              3,000,000                                   2,965,383
     29.03             2,550,000       5/24/2005                              1,920,000                                   2,016,461
     29.04             1,650,000        6/1/2005                              1,320,000                                   1,304,769
     29.05             1,400,000       5/24/2005                              1,120,000                                   1,107,076
     29.06             1,350,000        6/1/2005                              1,080,000                                   1,067,538
     29.07               850,000        6/1/2005                                680,000                                     672,154
      30              18,000,000       9/14/2005        76.0                 13,680,000         69,796                   13,680,000
      31              16,400,000       8/26/2005        79.9                 13,100,000           243                    13,100,000
      32              17,300,000      10/15/2005        75.1                 13,000,000         42,484                   13,000,000
      33              20,000,000       9/29/2005        63.4                 12,700,000         76,506                   12,685,761
      34              15,200,000       6/29/2005        78.9                 12,000,000           125                    12,000,000
      35              17,900,000        2/1/2005        66.4                 12,000,000         53,097                   11,881,820
      36              16,480,000       10/1/2005        71.9                 11,850,000           77                     11,850,000
      37              14,900,000       8/12/2005        79.2                 11,800,000           195                    11,800,000
      38              14,600,000       9/23/2005        79.1                 11,680,000           128                    11,680,000
      39              15,600,000       8/30/2005        73.7                 11,500,000           146                    11,500,000
      40              14,300,000       9/21/2005        79.4                 11,360,000           167                    11,360,000
      41              13,830,000       3/16/2005        79.8                 11,040,000         43,810                   11,040,000
      42              22,100,000       6/22/2005        49.1                 10,860,000           68                     10,860,000
      43              21,500,000       10/3/2005        50.5                 10,850,000         52,163                   10,850,000
      44              13,500,000       10/6/2005        80.0                 10,800,000           131                    10,800,000
      45              13,900,000       7/19/2005        74.5                 10,350,000           61                     10,350,000
     45.01             7,500,000       7/19/2005                              5,584,532                                   5,584,532
     45.02             6,400,000       7/19/2005                              4,765,468                                   4,765,468
      46              14,000,000      10/10/2005        73.1                 10,230,000         41,755                   10,230,000
      47              15,000,000        8/1/2005        67.0                 10,050,000           161                    10,050,000
      48              13,600,000      10/31/2005        73.8                 10,050,000           95                     10,038,917
      49              14,300,000       7/22/2005        66.9                  9,560,000           107                     9,560,000
      50              22,200,000       3/17/2005        42.8                  9,500,000         53,977                    9,500,000
      51              14,500,000       8/19/2005        65.3                  9,500,000         62,914                    9,473,541
      52              11,900,000       10/7/2005        79.0                  9,400,000         68,116                    9,400,000
      53              15,040,000      10/17/2005        61.4                  9,230,000           106                     9,230,000
      54              17,400,000       10/6/2005        52.8                  9,180,000         26,006                    9,180,000
      55              11,740,000       8/15/2005        75.8                  8,900,000           83                      8,900,000
      56              12,300,000       6/23/2005        68.0                  8,380,000         84,646                    8,367,193
      57              11,500,000       7/11/2005        70.9                  8,150,000         55,822                    8,150,000
      58               9,800,000        7/8/2005        79.8                  7,850,000           141                     7,823,965
      59              10,850,000       8/15/2005        69.1                  7,500,000           94                      7,500,000
      60              10,430,000       10/3/2005        71.9                  7,500,000           29                      7,500,000
     60.01             3,060,000       10/3/2005                              2,200,384                                   2,200,384
     60.02             2,340,000       10/3/2005                              1,682,646                                   1,682,646
     60.03             2,210,000       10/3/2005                              1,589,166                                   1,589,166
     60.04             1,420,000       10/3/2005                              1,021,093                                   1,021,093
     60.05             1,400,000       10/3/2005                              1,006,711                                   1,006,711
      61              13,100,000       6/22/2005        56.6                  7,420,000           74                      7,420,000
      62              12,510,000      10/11/2005        58.4                  7,300,000           133                     7,300,000
      63               9,000,000       10/4/2005        78.9                  7,100,000         63,393                    7,100,000
      64               8,900,000       10/3/2005        79.2                  7,050,000           73                      7,050,000
      65               8,900,000        8/3/2005        79.0                  7,040,000         31,150                    7,033,005
      66               8,850,000       7/27/2005        78.9                  7,000,000         45,161                    6,984,995
      67               8,700,000        9/8/2005        77.6                  6,750,000         143,617                   6,750,000
      68               8,200,000        9/1/2005        79.9                  6,560,000           190                     6,552,779
      69               8,140,000        9/1/2005        75.0                  6,105,000           70                      6,105,000
      70               7,800,000       9/23/2005        77.8                  6,070,000         34,294                    6,070,000
      71               7,700,000       9/14/2005        77.9                  6,000,000           118                     6,000,000
      72               9,500,000       12/1/2005        63.2                  6,000,000           379                     6,000,000
      73               7,500,000       9/12/2005        79.0                  5,925,000         54,358                    5,925,000
      74               9,000,000        5/6/2005        63.8                  5,750,000         46,000                    5,738,740
      75               7,000,000       4/15/2005        78.6                  5,500,000           104                     5,500,000
      76               6,750,000       4/25/2005        77.8                  5,250,000           80                      5,250,000
      77               8,000,000        6/8/2005        64.9                  5,200,000         65,000                    5,192,191
      78               6,300,000       8/19/2005        76.5                  4,825,000           64                      4,819,993
     78.01             4,000,000       8/19/2005                              3,063,492                                   3,060,313
     78.02             2,300,000       8/19/2005                              1,761,508                                   1,759,680
      79               7,220,000        9/8/2005        66.5                  4,800,000           86                      4,800,000
      80               6,000,000        8/1/2005        79.9                  4,800,000           144                     4,793,190
      81               6,250,000        9/7/2005        73.6                  4,600,000           195                     4,600,000
      82               5,900,000       8/25/2005        74.6                  4,400,000           190                     4,400,000
      83               6,200,000       9/26/2005        70.2                  4,350,000         50,581                    4,350,000
      84               5,770,000        8/1/2005        73.7                  4,250,000           320                     4,250,000
      85               5,800,000       9/21/2005        69.0                  4,000,000           156                     4,000,000
      86               5,000,000      10/12/2005        74.1                  4,000,000           83                      4,000,000
      87               5,800,000       9/26/2005        69.0                  4,000,000         18,519                    4,000,000
      88               5,300,000       8/23/2005        75.3                  4,000,000           275                     3,991,767
      89               5,750,000       10/4/2005        68.6                  3,950,000           160                     3,945,636
      90               4,720,000       5/17/2005        72.7                  3,450,000           233                     3,431,724
      91              10,250,000       7/26/2005        33.4                  3,450,000           35                      3,427,948
      92               5,600,000      10/11/2005        61.2                  3,425,000           231                     3,425,000
      93               4,710,000       7/13/2005        72.2                  3,400,000           68                      3,400,000
      94               4,400,000        9/6/2005        77.2                  3,400,000         21,656                    3,396,576
      95               5,050,000       9/21/2005        65.3                  3,300,000           85                      3,300,000
      96               4,930,000         Various        65.9                  3,250,000           25                      3,246,774
     96.01             2,130,000       9/12/2005                              1,404,158                                   1,402,764
     96.02             2,100,000       9/12/2005                              1,384,381                                   1,383,007
     96.03               700,000       12/9/2005                                461,460                                     461,002
      97               4,000,000       10/6/2005        80.0                  3,200,000           98                      3,200,000
      98               4,470,000       8/22/2005        71.4                  3,200,000         15,238                    3,193,505
      99               5,160,000       8/24/2005        60.1                  3,100,000           477                     3,100,000
      100              5,000,000        9/2/2005        60.0                  3,000,000           130                     3,000,000
      101              3,750,000       6/29/2005        79.9                  3,000,000           56                      2,996,808
      102              4,550,000        7/8/2005        65.9                  3,000,000           102                     2,996,468
      103              3,750,000       9/30/2005        78.7                  2,950,000           84                      2,950,000
      104              3,440,000       9/13/2005        79.9                  2,750,000           132                     2,747,029
      105              4,250,000       9/30/2005        63.5                  2,700,000           53                      2,696,997
      106              3,780,000       9/26/2005        69.6                  2,630,000           53                      2,630,000
      107              3,700,000       9/19/2005        70.2                  2,600,000         54,167                    2,597,249
      108              3,440,000        8/9/2005        74.9                  2,580,000           28                      2,577,370
      109              3,500,000       9/21/2005        73.1                  2,560,000           122                     2,557,383
      110              3,510,000       7/18/2005        69.1                  2,425,000           38                      2,425,000
      111              3,120,000       8/20/2005        75.2                  2,350,000           46                      2,346,389
      112              3,160,000        9/2/2005        71.2                  2,250,000         27,439                    2,250,000
      113              2,565,000       5/11/2005        79.9                  2,050,000         73,214                    2,050,000
      114              2,740,000       9/14/2005        74.7                  2,050,000           84                      2,046,783
      115              3,600,000       9/30/2005        56.5                  2,035,000           109                     2,035,000
      116              3,000,000       8/20/2005        66.6                  2,000,000           133                     1,997,892
      117              2,600,000       8/17/2005        76.8                  2,000,000         31,250                    1,996,143
      118              2,950,000        9/3/2005        67.7                  2,000,000           30                      1,996,058
      119              2,437,000       9/19/2005        78.9                  1,925,000           154                     1,923,039
      120              2,600,000       9/28/2005        73.1                  1,900,000           47                      1,900,000
      121              2,750,000       8/30/2005        69.1                  1,900,000           175                     1,900,000
      122              2,570,000       8/27/2005        72.9                  1,875,000           174                     1,873,027
      123              3,440,000       8/19/2005        52.9                  1,825,000           26                      1,821,418
      124              2,340,000        9/1/2005        77.5                  1,815,000         75,625                    1,813,013
      125              2,150,000       7/18/2005        77.8                  1,675,000         19,940                    1,673,201
      126              2,500,000       8/24/2005        65.5                  1,640,000         13,898                    1,638,297
      127              2,960,000       8/19/2005        54.0                  1,600,000           21                      1,598,232
      128              2,100,000       8/20/2005        76.0                  1,600,000           184                     1,596,812
      129              2,100,000       9/14/2005        72.5                  1,525,000         38,125                    1,523,309
      130              2,630,000       8/19/2005        57.0                  1,500,000           25                      1,498,358
      131              2,025,000        9/2/2005        72.9                  1,480,000           35                      1,477,019
      132              2,200,000       9/14/2005        65.8                  1,450,000           122                     1,448,428
      133              1,670,000       8/18/2005        79.2                  1,325,000         38,971                    1,323,463
      134              1,650,000       7/28/2005        78.8                  1,300,000         20,313                    1,300,000
      135              3,400,000       8/24/2005        38.2                  1,300,000           21                      1,297,381
      136              1,600,000       9/13/2005        78.7                  1,260,000           148                     1,258,639
      137              2,075,000       5/18/2005        58.8                  1,225,000           112                     1,220,664
      138              1,380,000       9/28/2005        79.7                  1,100,000           35                      1,100,000
      139              1,830,000       8/16/2005        60.1                  1,100,000           37                      1,100,000
      140              1,400,000       9/14/2005        76.3                  1,070,000           32                      1,068,885
      141              1,800,000       8/10/2005        55.5                  1,000,000           17                        998,517
      142              2,700,000       4/20/2005        36.9                  1,000,000           92                        996,594

                                CUT-OFF DATE       LOAN       % OF         % OF
            % OF INITIAL           BALANCE         GROUP      LOAN         LOAN     CROSSED                      RELATED
LOAN #      POOL BALANCE        PER UNIT ($)      1 OR 2     GROUP 1     GROUP 2    LOAN (8)                  BORROWER (9)
------      ------------        ------------      ------     -------     -------    --------                  ------------

   1             8.1                 423             1         9.5                  No
   2             7.9                 122             1         9.3                  No                              5
   3             3.9                 77              1         4.6                  No
 3.01            2.2                                 1         2.5
 3.02            1.8                                 1         2.1
   4             3.7                 171             1         4.4                  No
 4.01            1.1                                 1         1.2
 4.02            0.7                                 1         0.9
 4.03            0.7                                 1         0.8
 4.04            0.3                                 1         0.4
 4.05            0.3                                 1         0.3
 4.06            0.3                                 1         0.3
 4.07            0.2                                 1         0.3
 4.08            0.1                                 1         0.2
   5             2.9                 111             1         3.4                  No                              2
   6             2.4               51,156            1         2.8                  No                7, 10, 21, 23, 25, 32, 46, 54
   7             2.3               69,600            1         2.6                  No                6, 10, 21, 23, 25, 32, 46, 54
   8             2.2                 240             1         2.6                  No
   9             2.1               45,904            1         2.4                  No
 9.01            0.4                                 1         0.4
 9.02            0.3                                 1         0.4
 9.03            0.3                                 1         0.4
 9.04            0.3                                 1         0.4
 9.05            0.3                                 1         0.3
 9.06            0.3                                 1         0.3
 9.07            0.2                                 1         0.2
  10             2.0               51,361            1         2.3                  No                6, 7, 21, 23, 25, 32, 46, 54
  11             1.9               63,736            2                     12.9     No
  12             1.8                 41              1         2.1                  No
  13             1.8                 116             1         2.1                  No
  14             1.8                 93              1         2.1                  No
  15             1.6                 268             1         1.8                  No
  16             1.4               101,415           1         1.6                  No
  17             1.2                 81              1         1.4                  No
  18             1.1                 178             1         1.3                  38                             38
  19             1.1               75,216            2                     7.8      No                             20
  20             1.1               105,183           2                     7.7      No                             19
  21             1.1               34,939            2                     7.6      No                6, 7, 10, 23, 25, 32, 46, 54
  22             1.1                 224             1         1.3                  No
  23             1.0               31,311            2                     7.2      No                6, 7, 10, 21, 25, 32, 46, 54
  24             1.0               103,896           1         1.2                  86                             86
  25             0.9               54,340            1         1.1                  No                6, 7, 10, 21, 23, 32, 46, 54
  26             0.9               74,869            1         1.1                  No
  27             0.9                 63              1         1.1                  No                             29
 27.01           0.2                                 1         0.2
 27.02           0.2                                 1         0.2
 27.03           0.2                                 1         0.2
 27.04           0.1                                 1         0.2
 27.05           0.1                                 1         0.1
 27.06           0.1                                 1         0.1
 27.07           0.0                                 1         0.0
  28             0.9               82,840            1         1.1                  No
  29             0.9                 70              1         1.0                  No                             27
 29.01           0.3                                 1         0.4
 29.02           0.2                                 1         0.2
 29.03           0.1                                 1         0.2
 29.04           0.1                                 1         0.1
 29.05           0.1                                 1         0.1
 29.06           0.1                                 1         0.1
 29.07           0.0                                 1         0.1
  30             0.9               69,796            2                     6.1      No
  31             0.8                 243             1         1.0                  No
  32             0.8               42,484            2                     5.8      No                6, 7, 10, 21, 23, 25, 46, 54
  33             0.8               76,420            1         1.0                  No
  34             0.8                 125             1         0.9                  No
  35             0.8               52,574            2                     5.3      No
  36             0.8                 77              1         0.9                  No
  37             0.8                 195             1         0.9                  No                             39
  38             0.8                 128             1         0.9                  18                             18
  39             0.7                 146             1         0.9                  No                             37
  40             0.7                 167             1         0.9                  No
  41             0.7               43,810            1         0.8                  No
  42             0.7                 68              1         0.8                  No                             61
  43             0.7               52,163            1         0.8                  No
  44             0.7                 131             1         0.8                  No
  45             0.7                 61              1         0.8                  No
 45.01           0.4                                 1         0.4
 45.02           0.3                                 1         0.4
  46             0.7               41,755            2                     4.5      No                6, 7, 10, 21, 23, 25, 32, 54
  47             0.6                 161             1         0.8                  No
  48             0.6                 95              1         0.8                  No
  49             0.6                 107             1         0.7                  No
  50             0.6               53,977            2                     4.2      No
  51             0.6               62,739            1         0.7                  No
  52             0.6               68,116            1         0.7                  No
  53             0.6                 106             1         0.7                  No                             62
  54             0.6               26,006            1         0.7                  No                6, 7, 10, 21, 23, 25, 32, 46
  55             0.6                 83              1         0.7                  No
  56             0.5               84,517            1         0.6                  No
  57             0.5               55,822            2                     3.6      No
  58             0.5                 141             1         0.6                  No
  59             0.5                 94              1         0.6                  No
  60             0.5                 29              1         0.6                  No
 60.01           0.1                                 1         0.2
 60.02           0.1                                 1         0.1
 60.03           0.1                                 1         0.1
 60.04           0.1                                 1         0.1
 60.05           0.1                                 1         0.1
  61             0.5                 74              1         0.6                  No                             42
  62             0.5                 133             1         0.6                  No                             53
  63             0.5               63,393            2                     3.2      No
  64             0.5                 73              1         0.5                  No
  65             0.5               31,119            2                     3.1      No
  66             0.5               45,064            2                     3.1      No
  67             0.4               143,617           1         0.5                  No
  68             0.4                 190             1         0.5                  No                             122
  69             0.4                 70              1         0.5                  No
  70             0.4               34,294            2                     2.7      No
  71             0.4                 118             1         0.5                  No
  72             0.4                 379             1         0.5                  No
  73             0.4               54,358            1         0.4                  No                             113
  74             0.4               45,910            2                     2.5      No
  75             0.4                 104             1         0.4                  No
  76             0.3                 80              1         0.4                  No
  77             0.3               64,902            1         0.4                  No
  78             0.3                 64              1         0.4                  No
 78.01           0.2                                 1         0.2
 78.02           0.1                                 1         0.1
  79             0.3                 86              1         0.4                  No
  80             0.3                 144             1         0.4                  No
  81             0.3                 195             1         0.3                  No
  82             0.3                 190             1         0.3                  No
  83             0.3               50,581            1         0.3                  No
  84             0.3                 320             1         0.3                  No
  85             0.3                 156             1         0.3                  No
  86             0.3                 83              1         0.3                  24                             24
  87             0.3               18,519            2                     1.8      No
  88             0.3                 274             1         0.3                  No
  89             0.3                 159             1         0.3                  No
  90             0.2                 232             1         0.3                  No
  91             0.2                 35              1         0.3                  No
  92             0.2                 231             1         0.3                  No
  93             0.2                 68              1         0.3                  No                             110
  94             0.2               21,634            2                     1.5      No
  95             0.2                 85              1         0.2                  No
  96             0.2                 25              1         0.2                  No
 96.01           0.1                                 1         0.1
 96.02           0.1                                 1         0.1
 96.03           0.0                                 1         0.0
  97             0.2                 98              1         0.2                  No
  98             0.2               15,207            2                     1.4      No                             126
  99             0.2                 477             1         0.2                  No
  100            0.2                 130             1         0.2                  No
  101            0.2                 55              1         0.2                  No
  102            0.2                 102             1         0.2                  No
  103            0.2                 84              1         0.2                  No
  104            0.2                 132             1         0.2                  No                             136
  105            0.2                 53              1         0.2                  No
  106            0.2                 53              1         0.2                  No
  107            0.2               54,109            2                     1.2      No
  108            0.2                 28              1         0.2                  No
  109            0.2                 122             1         0.2                  No
  110            0.2                 38              1         0.2                  No                             93
  111            0.2                 46              1         0.2                  No
  112            0.1               27,439            2                     1.0      No
  113            0.1               73,214            2                     0.9      No                             73
  114            0.1                 84              1         0.2                  No
  115            0.1                 109             1         0.2                  No
  116            0.1                 133             1         0.2                  No
  117            0.1               31,190            2                     0.9      No
  118            0.1                 30              1         0.2                  No
  119            0.1                 153             1         0.1                  No
  120            0.1                 47              1         0.1                  No                             138
  121            0.1                 175             1         0.1                  No
  122            0.1                 173             1         0.1                  No                             68
  123            0.1                 26              1         0.1                  No
  124            0.1               75,542            2                     0.8      No
  125            0.1               19,919            2                     0.7      No
  126            0.1               13,884            2                     0.7      No                             98
  127            0.1                 21              1         0.1                  No                             130
  128            0.1                 184             1         0.1                  No
  129            0.1               38,083            2                     0.7      No
  130            0.1                 25              1         0.1                  No                             127
  131            0.1                 35              1         0.1                  No
  132            0.1                 122             1         0.1                  No
  133            0.1               38,925            2                     0.6      No
  134            0.1               20,313            2                     0.6      No
  135            0.1                 21              1         0.1                  No
  136            0.1                 148             1         0.1                  No                             104
  137            0.1                 112             1         0.1                  No
  138            0.1                 35              1         0.1                  No                             120
  139            0.1                 37              1         0.1                  No
  140            0.1                 32              1         0.1                  No
  141            0.1                 17              1         0.1                  No
  142            0.1                 91              1         0.1                  No

                                                NET
                  INTEREST       ADMIN.       MORTGAGE                                IO MONTHLY                IO ANNUAL
    LOAN #         RATE %      FEE % (10)   RATE % (10)      ACCRUAL TYPE       DEBT SERVICE ($) (11)       DEBT SERVICE ($)
    ------         ------      ----------   -----------      ------------       ---------------------       ----------------

       1           4.6496        0.0313        4.6183     Actual/360
       2           5.3041        0.0213        5.2828     Actual/360                  548,532.34               6,582,388.10
       3           5.7824        0.0213        5.7611     Actual/360                  296,408.90               3,556,906.83
     3.01
     3.02
       4           5.3920        0.0213        5.3707     Actual/360                  262,661.23               3,151,934.79
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
       5           5.2858        0.0213        5.2645     Actual/360                  199,519.07               2,394,228.80
       6           5.3050        0.0213        5.2837     Actual/360                  168,531.99               2,022,383.89
       7           5.2850        0.0213        5.2637     Actual/360                  155,393.68               1,864,724.17
       8           5.8060        0.0213        5.7847     Actual/360                  169,240.87               2,030,890.42
       9           5.3175        0.0213        5.2962     Actual/360                  143,746.98               1,724,963.77
     9.01
     9.02
     9.03
     9.04
     9.05
     9.06
     9.07
      10           5.3750        0.0213        5.3537     Actual/360                  138,784.49               1,665,413.89
      11           5.3800        0.1113        5.2687     Actual/360                  131,822.45               1,581,869.44
      12           5.8400        0.0213        5.8187     Actual/360                  139,639.54               1,675,674.44
      13           5.0400        0.0213        5.0187     30/360                      118,798.02               1,425,576.20
      14           4.9400        0.0213        4.9187     Actual/360                  116,867.59               1,402,411.11
      15           5.3520        0.0213        5.3307     Actual/360                  108,526.67               1,302,320.00
      16           5.2760        0.0313        5.2447     Actual/360                  95,841.23                1,150,094.72
      17           5.6930        0.0613        5.6317     Actual/360
      18           5.7000        0.0213        5.6787     Actual/360                  84,375.83                1,012,510.00
      19           5.7900        0.0213        5.7687     Actual/360                  85,365.64                1,024,387.71
      20           5.7900        0.0213        5.7687     Actual/360                  84,387.24                1,012,646.88
      21           5.2750        0.0213        5.2537     Actual/360                  76,457.89                 917,494.67
      22           5.2870        0.0213        5.2657     Actual/360                  75,046.03                 900,552.33
      23           5.2750        0.0213        5.2537     Actual/360                  71,867.30                 862,407.55
      24           6.5600        0.0213        6.5387     Actual/360
      25           5.3050        0.0213        5.2837     Actual/360                  64,544.17                 774,530.00
      26           5.3750        0.0213        5.3537     Actual/360                  64,941.70                 779,300.35
      27           5.7400        0.0213        5.7187     Actual/360
     27.01
     27.02
     27.03
     27.04
     27.05
     27.06
     27.07
      28           5.3600        0.0213        5.3387     Actual/360                  63,401.85                 760,822.22
      29           5.7400        0.0213        5.7187     Actual/360
     29.01
     29.02
     29.03
     29.04
     29.05
     29.06
     29.07
      30           5.0500        0.0213        5.0287     Actual/360                  58,369.58                 700,435.00
      31           5.5500        0.0213        5.5287     Actual/360                  61,428.99                 737,147.92
      32           5.2750        0.0213        5.2537     Actual/360                  57,939.53                 695,274.31
      33           5.3720        0.0213        5.3507     Actual/360
      34           5.1300        0.0213        5.1087     Actual/360                  52,012.50                 624,150.00
      35           5.2100        0.0213        5.1887     Actual/360
      36           5.5800        0.0213        5.5587     Actual/360                  55,867.81                 670,413.75
      37           4.9710        0.0213        4.9497     Actual/360                  49,560.41                 594,724.92
      38           5.7000        0.0213        5.6787     Actual/360                  56,250.56                 675,006.67
      39           5.0830        0.0213        5.0617     Actual/360                  49,388.64                 592,663.68
      40           5.2000        0.0213        5.1787     Actual/360                  49,910.37                 598,924.44
      41           5.4500        0.0613        5.3887     Actual/360                  50,836.39                 610,036.67
      42           5.4610        0.1113        5.3497     Actual/360
      43           5.7700        0.0213        5.7487     Actual/360                  52,895.01                 634,740.07
      44           5.2700        0.0213        5.2487     Actual/360                  48,088.75                 577,065.00
      45           5.6330        0.0213        5.6117     Actual/360                  49,259.41                 591,112.94
     45.01
     45.02
      46           5.2950        0.0213        5.2737     Actual/360                  45,766.82                 549,201.84
      47           5.6250        0.0213        5.6037     Actual/360
      48           5.4600        0.0213        5.4387     Actual/360
      49           5.7500        0.0213        5.7287     Actual/360                  46,444.56                 557,334.72
      50           5.8200        0.0213        5.7987     Actual/360
      51           5.8750        0.0213        5.8537     Actual/360
      52           5.2400        0.0213        5.2187     Actual/360                  41,616.76                 499,401.11
      53           5.5700        0.0213        5.5487     Actual/360                  43,437.62                 521,251.43
      54           5.3850        0.0213        5.3637     Actual/360                  41,767.41                 501,208.88
      55           5.5000        0.0213        5.4787     Actual/360                  41,358.22                 496,298.61
      56           5.6250        0.0213        5.6037     Actual/360
      57           5.8000        0.0213        5.7787     Actual/360
      58           5.2400        0.0213        5.2187     Actual/360
      59           5.2700        0.0213        5.2487     Actual/360                  33,394.97                 400,739.58
      60           5.4340        0.0213        5.4127     Actual/360
     60.01
     60.02
     60.03
     60.04
     60.05
      61           5.4110        0.1113        5.2997     Actual/360                  33,922.71                 407,072.54
      62           5.5700        0.0213        5.5487     Actual/360                  34,354.78                 412,257.36
      63           5.6000        0.0213        5.5787     Actual/360                  33,593.52                 403,122.22
      64           5.4300        0.0713        5.3587     Actual/360                  32,344.32                 388,131.88
      65           6.0100        0.0213        5.9887     Actual/360
      66           5.2700        0.0913        5.1787     Actual/360
      67           5.1000        0.0213        5.0787     Actual/360                  29,085.94                 349,031.25
      68           5.4700        0.0613        5.4087     Actual/360
      69           5.9900        0.0213        5.9687     Actual/360
      70           5.7925        0.0213        5.7712     Actual/360
      71           5.7500        0.0213        5.7287     Actual/360
      72           5.0000        0.0213        4.9787     Actual/360                  25,347.22                 304,166.67
      73           5.4500        0.0213        5.4287     Actual/360                  27,283.12                 327,397.40
      74           5.6900        0.0313        5.6587     Actual/360
      75           5.8000        0.0913        5.7087     Actual/360                  26,952.55                 323,430.60
      76           5.4650        0.0913        5.3737     Actual/360                  24,241.45                 290,897.40
      77           5.7400        0.0913        5.6487     Actual/360
      78           5.7820        0.1113        5.6707     Actual/360
     78.01
     78.02
      79           5.6200        0.0213        5.5987     Actual/360                  22,792.22                 273,506.67
      80           6.1100        0.0213        6.0887     Actual/360
      81           5.7200        0.0213        5.6987     Actual/360
      82           5.4980        0.0213        5.4767     Actual/360                  20,439.32                 245,271.89
      83           5.4900        0.0213        5.4687     Actual/360
      84           5.2500        0.0213        5.2287     Actual/360                  18,852.00                 226,223.96
      85           5.4400        0.0213        5.4187     Actual/360                  18,385.19                 220,622.22
      86           6.5600        0.0213        6.5387     Actual/360
      87           5.2500        0.0213        5.2287     Actual/360                  17,743.06                 212,916.67
      88           5.4600        0.0713        5.3887     Actual/360
      89           5.4500        0.0213        5.4287     Actual/360
      90           5.2900        0.0213        5.2687     Actual/360
      91           5.1400        0.0213        5.1187     Actual/360
      92           5.4300        0.0213        5.4087     Actual/360
      93           5.5400        0.0213        5.5187     Actual/360                  15,914.68                 190,976.11
      94           5.9400        0.1113        5.8287     Actual/360
      95           5.9750        0.0213        5.9537     Actual/360
      96           6.0150        0.0213        5.9937     Actual/360
     96.01
     96.02
     96.03
      97           5.6100        0.0213        5.5887     Actual/360
      98           5.5250        0.0213        5.5037     Actual/360
      99           5.4300        0.0213        5.4087     Actual/360                  14,222.33                 170,667.92
      100          5.5800        0.1113        5.4687     Actual/360                  14,143.75                 169,725.00
      101          5.6500        0.0213        5.6287     Actual/360
      102          5.1100        0.0313        5.0787     Actual/360
      103          6.0300        0.0213        6.0087     Actual/360
      104          5.5700        0.0713        5.4987     Actual/360
      105          5.4150        0.0213        5.3937     Actual/360
      106          6.2200        0.0213        6.1987     Actual/360
      107          5.6800        0.0213        5.6587     Actual/360
      108          5.8750        0.0213        5.8537     Actual/360
      109          5.8600        0.1363        5.7237     Actual/360
      110          5.5800        0.0213        5.5587     Actual/360                  11,432.86                 137,194.38
      111          5.5900        0.0213        5.5687     Actual/360
      112          5.6100        0.0213        5.5887     Actual/360                  10,664.84                 127,978.13
      113          5.4600        0.0213        5.4387     Actual/360                   9,457.05                 113,484.58
      114          5.4500        0.0213        5.4287     Actual/360
      115          5.7700        0.0213        5.7487     Actual/360                   9,920.86                 119,050.33
      116          5.7000        0.0713        5.6287     Actual/360
      117          5.7600        0.0613        5.6987     Actual/360
      118          5.6600        0.0213        5.6387     Actual/360
      119          5.8800        0.0713        5.8087     Actual/360
      120          5.8900        0.0213        5.8687     Actual/360
      121          5.7200        0.0213        5.6987     Actual/360                   9,182.45                 110,189.44
      122          5.7100        0.0713        5.6387     Actual/360
      123          5.6800        0.0213        5.6587     Actual/360
      124          5.5000        0.0213        5.4787     Actual/360
      125          5.6000        0.0213        5.5787     Actual/360
      126          5.7800        0.0213        5.7587     Actual/360
      127          5.4500        0.0213        5.4287     Actual/360
      128          5.6100        0.0713        5.5387     Actual/360
      129          5.4300        0.0213        5.4087     Actual/360
      130          5.5000        0.0213        5.4787     Actual/360
      131          5.5600        0.0213        5.5387     Actual/360
      132          5.5500        0.0713        5.4787     Actual/360
      133          5.1900        0.0613        5.1287     Actual/360
      134          6.0100        0.0213        5.9887     Actual/360
      135          5.5600        0.0213        5.5387     Actual/360
      136          5.5700        0.0713        5.4987     Actual/360
      137          5.6600        0.0213        5.6387     Actual/360
      138          5.8900        0.0213        5.8687     Actual/360
      139          5.9100        0.0213        5.8887     Actual/360
      140          5.7600        0.0213        5.7387     Actual/360
      141          5.8200        0.0713        5.7487     Actual/360
      142          6.1100        0.0213        6.0887     Actual/360

             MONTHLY P&I DEBT          ANNUAL P&I DEBT                              FIRST
LOAN #       SERVICE ($) (12)            SERVICE ($)          NOTE DATE       PAYMENT DATE (13)      REM. TERM (13)       REM. AMORT
------       ----------------            -----------          ---------       -----------------      --------------       ----------

   1            645,178.65              7,742,143.77          9/9/2005            11/1/2005                82                 358
   2            680,004.57              8,160,054.84         11/23/2005           1/8/2006                 120                360
   3            355,303.38              4,263,640.56         10/14/2005           12/8/2005                59                 360
 3.01
 3.02
   4            323,462.72              3,881,552.64         10/14/2005           12/8/2005                119                360
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
   5            247,688.55              2,972,262.60         11/23/2005           1/8/2006                 120                360
   6            208,911.31              2,506,935.72          12/1/2005           1/1/2006                 120                360
   7            192,921.98              2,315,063.80          12/1/2005           1/1/2006                 120                360
   8            202,561.64              2,430,739.68         11/15/2005           1/1/2006                 120                360
   9            193,005.56              2,316,066.72          6/17/2005           8/1/2005                 115                300
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
  10            171,127.21              2,053,526.52          12/1/2005           1/1/2006                 120                360
  11            169,894.69              2,038,736.28         10/31/2005           12/1/2005                119                324
  12            166,772.68              2,001,272.16          11/1/2005           12/1/2005                83                 360
  13                                                          10/7/2005           12/1/2005                59                  0
  14            149,284.95              1,791,419.40          9/14/2005           11/1/2005                118                360
  15            134,049.17              1,608,590.04          11/8/2005           1/1/2006                 120                360
  16                                                         10/26/2005           12/1/2005                119                 0
  17            109,611.86              1,315,342.32         11/28/2005           1/1/2006                 120                360
  18            101,686.15              1,220,233.80         11/21/2005           1/1/2006                 120                360
  19            102,277.31              1,227,327.72         12/12/2005           1/1/2006                 121                360
  20            101,105.08              1,213,260.96         12/12/2005           1/1/2006                 121                360
  21            94,996.36               1,139,956.26          12/1/2005           1/1/2006                 120                360
  22            93,155.60               1,117,867.20          11/9/2005           1/1/2006                 120                360
  23            89,292.70               1,071,512.37          12/1/2005           1/1/2006                 120                360
  24            108,633.78              1,303,605.39          12/2/2005           1/1/2006                 121                300
  25            80,008.59                960,103.05           12/1/2005           1/1/2006                 120                360
  26            80,075.89                960,910.68           9/30/2005           11/1/2005                118                360
  27            83,313.46                999,761.52           8/24/2005           10/1/2005                117                357
 27.01
 27.02
 27.03
 27.04
 27.05
 27.06
 27.07
  28            78,265.11                939,181.32           7/21/2005           9/8/2005                 56                 360
  29            80,911.76                970,941.12           8/24/2005           10/1/2005                117                357
 29.01
 29.02
 29.03
 29.04
 29.05
 29.06
 29.07
  30            73,855.80                886,269.60          10/14/2005           12/8/2005                119                360
  31            74,791.84                897,502.08           9/30/2005           11/8/2005                118                360
  32            71,987.91                863,854.92           12/1/2005           1/1/2006                 120                360
  33            71,092.60                853,111.20           11/3/2005           12/8/2005                119                359
  34            65,375.36                784,504.32          10/26/2005           12/1/2005                119                360
  35            65,967.46                791,609.52           2/2/2005            4/1/2005                 111                351
  36            67,878.99                814,547.88           10/6/2005           12/1/2005                119                360
  37            63,135.98                757,631.76          10/13/2005           12/1/2005                119                360
  38            67,790.77                813,489.24          11/21/2005           1/1/2006                 120                360
  39            62,319.15                747,829.80          10/20/2005           12/1/2005                119                360
  40            62,379.00                748,548.00           11/4/2005           1/1/2006                 120                360
  41            62,338.01                748,056.12           6/8/2005            8/1/2005                 115                360
  42            88,510.67               1,062,128.04          11/9/2005           1/1/2006                 120                180
  43            63,455.57                761,466.84          11/23/2005           1/1/2006                 120                360
  44            59,771.86                717,262.32          11/14/2005           1/1/2006                 120                360
  45            59,632.73                715,592.70           9/16/2005           11/1/2005                82                 360
 45.01
 45.02
  46            56,775.91                681,310.87           12/1/2005           1/1/2006                 120                360
  47            57,853.47                694,241.64          11/18/2005           1/1/2006                 120                360
  48            56,810.83                681,729.96          10/31/2005           12/1/2005                122                359
  49                                                         10/14/2005           12/1/2005                119                 0
  50            60,167.62                722,011.44          11/14/2005           1/1/2006                 120                300
  51            60,484.80                725,817.60           9/30/2005           11/1/2005                118                298
  52            51,848.94                622,187.28          11/14/2005           1/1/2006                 120                360
  53            52,813.01                633,756.12          11/30/2005           1/1/2006                 120                360
  54            51,462.60                617,551.25           12/1/2005           1/1/2006                 120                360
  55            50,533.22                606,398.64           9/23/2005           11/1/2005                82                 360
  56            52,087.96                625,055.52          10/14/2005           12/1/2005                119                299
  57            47,820.37                573,844.44          11/28/2005           1/1/2006                 120                360
  58            43,299.38                519,592.56           8/12/2005           10/8/2005                117                357
  59            41,508.23                498,098.76          10/21/2005           12/8/2005                119                360
  60            45,761.42                549,137.04          11/10/2005           1/1/2006                 120                300
 60.01
 60.02
 60.03
 60.04
 60.05
  61            45,171.76                542,061.12           11/9/2005           1/1/2006                 120                300
  62            41,769.77                501,237.24          11/30/2005           1/1/2006                 120                360
  63            40,759.61                489,115.32          11/30/2005           1/1/2006                 120                360
  64            39,720.05                476,640.60           11/7/2005           1/1/2006                 120                360
  65            42,253.63                507,043.56          10/11/2005           12/1/2005                119                359
  66            38,741.02                464,892.24           9/30/2005           11/1/2005                118                358
  67            36,649.11                439,789.32          10/14/2005           12/1/2005                119                360
  68            37,123.58                445,482.96          10/11/2005           12/1/2005                119                359
  69            36,563.32                438,759.84          11/17/2005           1/1/2006                 120                360
  70            35,586.92                427,043.04           11/2/2005           1/1/2006                 120                360
  71            35,014.37                420,172.44          11/23/2005           1/1/2006                 120                360
  72            32,209.30                386,511.60           11/2/2005           1/1/2006                 120                360
  73            34,417.83                413,013.96          11/21/2005           1/1/2006                 120                336
  74            33,336.60                400,039.20           9/30/2005           11/1/2005                58                 358
  75            32,271.42                387,257.04          10/18/2005           12/1/2005                119                360
  76            29,693.74                356,324.88           6/1/2005            7/1/2005                 114                360
  77            32,682.12                392,185.44          10/21/2005           12/1/2005                119                299
  78            28,255.55                339,066.60          10/27/2005           12/1/2005                119                359
 78.01
 78.02
  79            27,616.36                331,396.32          10/13/2005           12/1/2005                119                360
  80            31,250.02                375,000.24           11/1/2005           12/1/2005                83                 299
  81            26,756.75                321,081.00           11/3/2005           1/1/2006                 120                360
  82            24,977.20                299,726.40           11/1/2005           1/1/2006                 120                360
  83            26,686.83                320,241.96           11/8/2005           1/1/2006                 120                300
  84            23,468.66                281,623.92          10/11/2005           12/1/2005                119                360
  85            22,561.21                270,734.52           11/1/2005           12/1/2005                119                360
  86            27,158.45                325,901.35           12/2/2005           1/1/2006                 121                300
  87            22,088.15                265,057.80           11/7/2005           1/1/2006                 120                360
  88            22,611.28                271,335.36           9/30/2005           11/1/2005                118                358
  89            22,303.91                267,646.92          10/28/2005           12/1/2005                119                359
  90            19,136.59                229,639.08           6/30/2005           8/1/2005                 115                355
  91            36,829.14                441,949.68          10/18/2005           12/1/2005                119                119
  92            19,296.62                231,559.44           11/9/2005           1/1/2006                 120                360
  93            19,390.24                232,682.88           10/4/2005           12/1/2005                119                360
  94            20,253.75                243,045.00          10/26/2005           12/1/2005                119                359
  95            19,732.16                236,785.92           11/9/2005           1/1/2006                 120                360
  96            19,516.75                234,201.00          10/31/2005           12/1/2005                119                359
 96.01
 96.02
 96.03
  97            18,390.71                220,688.52          11/30/2005           1/1/2006                 120                360
  98            18,219.47                218,633.64           9/30/2005           11/1/2005                118                358
  99            17,465.55                209,586.60          11/17/2005           1/1/2006                 120                360
  100           17,184.55                206,214.60          10/18/2005           12/1/2005                119                360
  101           17,317.07                207,804.84          10/26/2005           12/1/2005                119                359
  102           16,306.93                195,683.16          10/20/2005           12/1/2005                119                359
  103           17,743.68                212,924.16          11/16/2005           1/1/2006                 120                360
  104           15,735.19                188,822.28          10/28/2005           12/1/2005                119                359
  105           15,186.62                182,239.44          10/20/2005           12/1/2005                119                359
  106           16,142.08                193,704.96          11/10/2005           1/1/2006                 120                360
  107           15,057.47                180,689.64          10/28/2005           12/1/2005                119                359
  108           15,261.67                183,140.04          10/31/2005           12/1/2005                119                359
  109           15,118.83                181,425.96          10/13/2005           12/1/2005                119                359
  110           15,007.70                180,092.40           10/7/2005           12/1/2005                119                300
  111           14,557.63                174,691.56          10/17/2005           12/1/2005                119                299
  112           12,930.97                155,171.64           10/7/2005           12/1/2005                83                 360
  113           11,920.87                143,050.44           8/24/2005           10/1/2005                117                336
  114           12,527.65                150,331.80          10/27/2005           12/1/2005                119                299
  115           12,826.92                153,923.04          10/31/2005           12/1/2005                119                300
  116           11,608.01                139,296.12          10/28/2005           12/1/2005                119                359
  117           11,684.17                140,210.04           9/30/2005           11/1/2005                118                358
  118           11,557.36                138,688.32           9/23/2005           11/1/2005                118                358
  119           11,393.25                136,719.00          10/27/2005           12/1/2005                119                359
  120           11,257.44                135,089.28          11/28/2005           1/1/2006                 120                360
  121           11,051.70                132,620.40           9/29/2005           11/1/2005                82                 360
  122           10,894.39                130,732.68          10/24/2005           12/1/2005                119                359
  123           10,569.19                126,830.28           9/28/2005           11/1/2005                118                358
  124           10,305.37                123,664.44          10/18/2005           12/1/2005                119                359
  125            9,615.82                115,389.84           10/3/2005           12/1/2005                119                359
  126            9,601.87                115,222.44          10/14/2005           12/1/2005                119                359
  127            9,034.49                108,413.88           10/3/2005           12/1/2005                119                359
  128            9,195.36                110,344.32           9/23/2005           11/1/2005                118                358
  129            8,591.92                103,103.04          10/31/2005           12/1/2005                119                359
  130            8,516.84                102,202.08           10/3/2005           12/1/2005                119                359
  131            8,459.08                101,508.96           9/30/2005           11/1/2005                118                358
  132            8,278.49                 99,341.88          10/21/2005           12/1/2005                119                359
  133            7,267.54                 87,210.48          10/21/2005           12/1/2005                119                359
  134            7,802.52                 93,630.24          11/23/2005           1/1/2006                 120                360
  135            7,430.27                 89,163.24           9/30/2005           11/1/2005                118                358
  136            7,209.58                 86,514.96          10/28/2005           12/1/2005                119                359
  137           10,113.58                121,362.96          10/12/2005           12/1/2005                119                179
  138            6,517.46                 78,209.52          11/28/2005           1/1/2006                 120                360
  139            6,531.54                 78,378.48          11/23/2005           1/1/2006                 120                360
  140            6,251.03                 75,012.36          10/17/2005           12/1/2005                119                359
  141            6,333.43                 76,001.16           10/5/2005           12/1/2005                119                299
  142            8,498.11                101,977.32           11/1/2005           12/1/2005                179                179

                                                                                                                        FINAL
                                                         PAYMENT       GRACE        MATURITY/                          MATURITY
    LOAN #       I/O PERIOD (13,14)      SEASONING      DUE DATE      PERIOD         ARD DATE          ARD LOAN          DATE
    ------       ------------------      ---------      --------      -------        --------          --------          ----

       1                  0                  2              1            5          10/1/2012             No
       2                 36                  0              8            0          12/8/2015             No
       3                 24                  1              8            0          11/8/2010             No
     3.01
     3.02
       4                 60                  1              8            0          11/8/2015             No
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
       5                 36                  0              8            0          12/8/2015             No
       6                 24                  0              1            5          12/1/2015             No
       7                 24                  0              1            5          12/1/2015             No
       8                 60                  0              1            5          12/1/2015             No
       9                 60                  5              1            0           7/1/2015             No
     9.01
     9.02
     9.03
     9.04
     9.05
     9.06
     9.07
      10                 24                  0              1            5          12/1/2015             No
      11                 36                  1              1            5          11/1/2015             No
      12                 60                  1              1            5          11/1/2012             No
      13                 60                  1              1            5          11/1/2010             No
      14                 60                  2              1            5          10/1/2015             No
      15                 36                  0              1            5          12/1/2015             No
      16                 120                 1              1            5          11/1/2015             No
      17                  0                  0              1            5          12/1/2015             No
      18                 24                  0              1            5          12/1/2015             No
      19                 25                  0              1            5           1/1/2016             No
      20                 25                  0              1            5           1/1/2016             No
      21                 24                  0              1            5          12/1/2015             No
      22                 60                  0              1            5          12/1/2015             No
      23                 24                  0              1            5          12/1/2015             No
      24                  1                  0              1            5           1/1/2016             No
      25                 24                  0              1            5          12/1/2015             No
      26                 60                  2              1            5          10/1/2015             No
      27                  0                  3              1            5           9/1/2015             No
     27.01
     27.02
     27.03
     27.04
     27.05
     27.06
     27.07
      28                 24                  4              8            0           8/8/2010             No
      29                  0                  3              1            5           9/1/2015             No
     29.01                0
     29.02                0
     29.03                0
     29.04                0
     29.05                0
     29.06                0
     29.07                0
      30                 24                  1              8            0          11/8/2015             No
      31                 24                  2              8            0          10/8/2015             No
      32                 24                  0              1            5          12/1/2015             No
      33                  0                  1              8            0          11/8/2015             No
      34                 36                  1              1            5          11/1/2015             No
      35                  0                  9              1            5           3/1/2015             No
      36                 24                  1              1            5          11/1/2015             No
      37                 36                  1              1            5          11/1/2015             No
      38                 24                  0              1            5          12/1/2015             No
      39                 36                  1              1            5          11/1/2015             No
      40                 24                  0              1            5          12/1/2015             No
      41                 60                  5              1            5           7/1/2015             No
      42                  0                  0              1            5          12/1/2015             No
      43                 60                  0              1            5          12/1/2015             No
      44                 24                  0              1            5          12/1/2015             No
      45                 24                  2              1            5          10/1/2012             No
     45.01
     45.02
      46                 24                  0              1            5          12/1/2015             No
      47                  0                  0              1            5          12/1/2015             No
      48                  0                  1              1            5          1/31/2016             Yes           11/1/2035
      49                 120                 1              1            5          11/1/2015             No
      50                  0                  0              1            5          12/1/2015             No
      51                  0                  2              1            5          10/1/2015             No
      52                 24                  0              1            5          12/1/2015             No
      53                 24                  0              1            5          12/1/2015             No
      54                 24                  0              1            5          12/1/2015             No
      55                 24                  2              1            5          10/1/2012             No
      56                  0                  1              1            5          11/1/2015             No
      57                  0                  0              1            5          12/1/2015             No
      58                  0                  3              8            0           9/8/2015             No
      59                 24                  1              8            0          11/8/2015             No
      60                  0                  0              1            5          12/1/2015             No
     60.01
     60.02
     60.03
     60.04
     60.05
      61                 24                  0              1            5          12/1/2015             No
      62                 24                  0              1            5          12/1/2015             No
      63                 24                  0              1            5          12/1/2015             No
      64                 24                  0              1            5          12/1/2015             No
      65                  0                  1              1            5          11/1/2015             No
      66                  0                  2              1            5          10/1/2015             No
      67                 24                  1              1            5          11/1/2015             No
      68                  0                  1              1            5          11/1/2015             No
      69                  0                  0              1            5          12/1/2015             No
      70                  0                  0              1            5          12/1/2015             No
      71                  0                  0              1            5          12/1/2015             No
      72                 60                  0              1            5          12/1/2015             No
      73                 24                  0              1            5          12/1/2015             No
      74                  0                  2              1            5          10/1/2010             No
      75                 24                  1              1            5          11/1/2015             No
      76                 36                  6              1            5           6/1/2015             No
      77                  0                  1              1            5          11/1/2015             No
      78                  0                  1              1            5          11/1/2015             No
     78.01
     78.02
      79                 24                  1              1            5          11/1/2015             No
      80                  0                  1              1            5          11/1/2012             No
      81                  0                  0              1            5          12/1/2015             No
      82                 48                  0              1            5          12/1/2015             No
      83                  0                  0              1            5          12/1/2015             No
      84                 24                  1              1            5          11/1/2015             No
      85                 24                  1              1            5          11/1/2015             No
      86                  1                  0              1            5           1/1/2016             No
      87                 12                  0              1            5          12/1/2015             No
      88                  0                  2              1            5          10/1/2015             No
      89                  0                  1              1            5          11/1/2015             No
      90                  0                  5              1            5           7/1/2015             No
      91                  0                  1              1            5          11/1/2015             No
      92                  0                  0              1            5          12/1/2015             No
      93                 36                  1              1            5          11/1/2015             No
      94                  0                  1              1            5          11/1/2015             No
      95                  0                  0              1            5          12/1/2015             No
      96                  0                  1              1            5          11/1/2015             No
     96.01
     96.02
     96.03
      97                  0                  0              1            5          12/1/2015             No
      98                  0                  2              1            5          10/1/2015             No
      99                 24                  0              1            5          12/1/2015             No
      100                24                  1              1            5          11/1/2015             No
      101                 0                  1              1            5          11/1/2015             No
      102                 0                  1              1            5          11/1/2015             No
      103                 0                  0              1            5          12/1/2015             No
      104                 0                  1              1            5          11/1/2015             No
      105                 0                  1              1            5          11/1/2015             No
      106                 0                  0              1            5          12/1/2015             No
      107                 0                  1              1            5          11/1/2015             No
      108                 0                  1              1            5          11/1/2015             No
      109                 0                  1              1            7          11/1/2015             No
      110                24                  1              1            5          11/1/2015             No
      111                 0                  1              1            5          11/1/2015             No
      112                36                  1              1            5          11/1/2012             No
      113                24                  3              1            5           9/1/2015             No
      114                 0                  1              1            5          11/1/2015             No
      115                24                  1              1            5          11/1/2015             No
      116                 0                  1              1            5          11/1/2015             No
      117                 0                  2              1            5          10/1/2015             No
      118                 0                  2              1            5          10/1/2015             No
      119                 0                  1              1            5          11/1/2015             No
      120                 0                  0              1            5          12/1/2015             No
      121                24                  2              1            5          10/1/2012             No
      122                 0                  1              1            5          11/1/2015             No
      123                 0                  2              1            5          10/1/2015             No
      124                 0                  1              1            5          11/1/2015             No
      125                 0                  1              1            5          11/1/2015             No
      126                 0                  1              1            5          11/1/2015             No
      127                 0                  1              1            5          11/1/2015             No
      128                 0                  2              1            5          10/1/2015             No
      129                 0                  1              1            5          11/1/2015             No
      130                 0                  1              1            5          11/1/2015             No
      131                 0                  2              1            5          10/1/2015             No
      132                 0                  1              1            5          11/1/2015             No
      133                 0                  1              1            5          11/1/2015             No
      134                 0                  0              1            5          12/1/2015             No
      135                 0                  2              1            5          10/1/2015             No
      136                 0                  1              1            5          11/1/2015             No
      137                 0                  1              1            5          11/1/2015             No
      138                 0                  0              1            5          12/1/2015             No
      139                 0                  0              1            5          12/1/2015             No
      140                 0                  1              1            5          11/1/2015             No
      141                 0                  1              1            5          11/1/2015             No
      142                 0                  1              1            5          11/1/2020             No

                     MATURITY/ARD          MATURITY                                      REMAINING
    LOAN #         BALANCE ($) (7)        LTV % (6)                PREPAYMENT PROVISION (PAYMENTS) (13,15,16,17,18,19,20)
    ------         ---------------        ---------                ------------------------------------------------------

       1                   111,056,914       39.2       LO(24),Def(51),O(7)
       2                   109,045,127       69.9       LO(24),Def(92),O(4)
       3                    58,368,018       74.6       LO(24),Def(33),O(2)
     3.01                   32,238,541
     3.02                   26,129,477
       4                    53,478,767       63.6       LO(24),Def(91),O(4)
     4.01                   15,193,517
     4.02                   10,551,053
     4.03                    9,809,001
     4.04                    4,582,172
     4.05                    4,280,713
     4.06                    3,979,254
     4.07                    3,074,878
     4.08                    2,008,178
       5                    39,785,244       67.1       LO(24),Def(92),O(4)
       6                    32,783,173       69.8       LO(24),Def(93),O(3)
       7                    30,326,995       69.7       LO(24),Def(93),O(3)
       8                    32,188,316       72.3       LO(24),Def(92),O(4)
       9                    28,618,309       58.0       GRTR1%orYM(24),Def(89),O(2)
     9.01                    5,108,339
     9.02                    4,469,797
     9.03                    4,353,698
     9.04                    4,353,698
     9.05                    4,121,501
     9.06                    3,831,254
     9.07                    2,380,022
      10                    26,690,594       69.9       LO(24),Def(93),O(3)
      11                    25,119,615       59.8       LO(24),Def(94),O(1)
      12                    27,614,753       71.7       LO(24),Def(56),O(3)
      13                    28,285,242       53.6       LO(22),GRTR1%orYM(33),O(4)
      14                    25,799,381       64.0       LO(24),Def(91),O(3)
      15                    21,402,894       62.2       LO(24),Def(91),O(5)
      16                    21,500,000       59.4       LO(24),Def(92),O(3)
      17                    15,880,106       63.5       LO(24),Def(89),O(7)
      18                    15,420,816       69.7       LO(24),Def(90),O(6)
      19                    15,390,332       53.1       LO(24),Def(94),O(3)
      20                    15,213,938       59.0       LO(24),Def(94),O(3)
      21                    14,946,317       63.3       LO(24),Def(93),O(3)
      22                    15,559,811       71.4       LO(24),Def(92),O(4)
      23                    14,048,928       64.4       LO(24),Def(93),O(3)
      24                    12,617,465       58.4       LO(24),Def(94),O(3)
      25                    12,555,258       69.8       LO(24),Def(93),O(3)
      26                    13,261,398       71.7       LO(24),Def(91),O(3)
      27                    12,024,866       65.4       LO(24),GRTR1%orYM(90),O(3)
     27.01                   2,452,053
     27.02                   2,419,359
     27.03                   2,085,879
     27.04                   1,857,021
     27.05                   1,503,926
     27.06                   1,438,538
     27.07                     268,091
      28                    13,422,673       58.4       LO(24),Def(28),O(4)
      29                    11,678,221       66.7       LO(24),GRTR1%orYM(90),O(3)
     29.01                   3,970,595
     29.02                   2,502,476
     29.03                   1,701,684
     29.04                   1,101,089
     29.05                     934,258
     29.06                     900,891
     29.07                     567,228
      30                    11,851,625       65.8       LO(24),Def(91),O(4)
      31                    11,489,782       70.1       LO(24),Def(90),O(4)
      32                    11,326,267       65.5       LO(24),Def(93),O(3)
      33                    10,564,715       52.8       LO(24),Def(91),O(4)
      34                    10,650,815       70.1       LO(24),Def(94),O(1)
      35                     9,933,625       55.5       LO(24),Def(84),O(3)
      36                    10,400,136       63.1       LO(24),Def(92),O(3)
      37                    10,437,303       70.0       LO(24),Def(90),O(5)
      38                    10,280,544       69.7       LO(24),Def(90),O(6)
      39                    10,196,715       65.4       LO(24),Def(90),O(5)
      40                     9,879,111       69.1       LO(24),Def(95),O(1)
      41                    10,249,661       74.1       LO(24),Def(88),O(3)
      42                     4,725,602       21.4       LO(24),Def(92),O(4)
      43                    10,118,001       47.1       LO(35),GRTR1%orYM(83),O(2)
      44                     9,408,357       69.7       LO(24),Def(94),O(2)
      45                     9,635,240       69.3       LO(24),Def(54),O(4)
     45.01                   5,198,870
     45.02                   4,436,369
      46                     8,917,279       63.7       LO(24),Def(93),O(3)
      47                     8,426,692       56.2       LO(24),Def(94),O(2)
      48                     8,329,576       61.2       LO(11),YM1%(13),YM1%orDef(94),O(4)
      49                     9,560,000       66.9       LO(24),Def(92),O(3)
      50                     7,310,868       32.9       LO(24),Def(94),O(2)
      51                     7,324,816       50.5       LO(24),Def(90),O(4)
      52                     8,182,707       68.8       LO(24),Def(93),O(3)
      53                     8,099,205       53.9       LO(24),Def(93),O(3)
      54                     8,019,607       46.1       LO(24),Def(93),O(3)
      55                     8,269,824       70.4       LO(24),Def(55),O(3)
      56                     6,405,216       52.1       LO(24),Def(93),O(2)
      57                     6,869,945       59.7       LO(24),Def(94),O(2)
      58                     6,503,101       66.4       LO(24),Def(89),O(4)
      59                     6,533,265       60.2       LO(24),Def(88),O(7)
      60                     5,694,931       54.6       LO(24),Def(95),O(1)
     60.01                   1,670,804
     60.02                   1,277,674
     60.03                   1,206,692
     60.04                     775,341
     60.05                     764,420
      61                     6,070,868       46.3       LO(24),Def(92),O(4)
      62                     6,405,655       51.2       LO(24),Def(93),O(3)
      63                     6,234,596       69.3       LO(24),Def(94),O(2)
      64                     6,165,563       69.3       LO(24),Def(93),O(3)
      65                     5,970,934       67.1       LO(24),Def(92),O(3)
      66                     5,804,863       65.6       LO(24),Def(93),O(1)
      67                     5,855,190       67.3       LO(24),Def(94),O(1)
      68                     5,473,780       66.8       LO(24),Def(92),O(3)
      69                     5,175,307       63.6       LO(24),Def(93),O(3)
      70                     5,115,481       65.6       LO(24),Def(92),O(4)
      71                     5,050,016       65.6       LO(24),Def(94),O(2)
      72                     5,533,434       58.2       LO(24),Def(93),O(3)
      73                     5,068,381       67.6       LO(24),Def(93),O(3)
      74                     5,356,131       59.5       LO(24),Def(10),O(24)
      75                     4,852,023       69.3       LO(24),Def(94),O(1)
      76                     4,693,089       69.5       LO(24),Def(87),O(3)
      77                     3,990,410       49.9       LO(24),Def(92),O(3)
      78                     4,064,657       64.5       LO(24),Def(91),O(4)
     78.01                   2,580,735
     78.02                   1,483,922
      79                     4,216,705       58.4       LO(24),Def(92),O(3)
      80                     4,123,166       68.7       LO(24),Def(56),O(3)
      81                     3,868,167       61.9       LO(24),Def(93),O(3)
      82                     4,013,788       68.0       LO(24),Def(92),O(4)
      83                     3,309,570       53.4       LO(24),Def(95),O(1)
      84                     3,700,362       64.1       LO(24),Def(93),O(2)
      85                     3,498,857       60.3       LO(24),YM1%orDef(92),O(3)
      86                     3,154,366       58.4       LO(24),Def(94),O(3)
      87                     3,401,104       58.6       LO(24),Def(93),O(3)
      88                     3,336,944       63.0       LO(24),Def(91),O(3)
      89                     3,293,900       57.3       LO(24),Def(92),O(3)
      90                     2,863,095       60.7       LO(24),Def(88),O(3)
      91                        19,347       0.2        LO(24),Def(92),O(3)
      92                     2,854,523       51.0       LO(24),Def(93),O(3)
      93                     3,043,764       64.6       LO(24),Def(92),O(3)
      94                     2,877,746       65.4       LO(24),Def(92),O(3)
      95                     2,796,227       55.4       LO(24),Def(93),O(3)
      96                     2,756,872       55.9       LO(24),Def(92),O(3)
     96.01                   1,191,103
     96.02                   1,174,327
     96.03                     391,442
      97                     2,681,894       67.0       LO(24),Def(93),O(3)
      98                     2,674,946       59.8       LO(24),Def(91),O(3)
      99                     2,711,099       52.5       LO(24),Def(93),O(3)
      100                    2,632,946       52.7       LO(24),Def(92),O(3)
      101                    2,517,165       67.1       LO(34),Def(82),O(3)
      102                    2,474,879       54.4       LO(24),Def(92),O(3)
      103                    2,503,704       66.8       LO(24),Def(93),O(3)
      104                    2,301,754       66.9       LO(24),Def(92),O(3)
      105                    2,249,070       52.9       LO(24),Def(92),O(3)
      106                    2,244,466       59.4       LO(24),Def(93),O(3)
      107                    2,183,537       59.0       LO(24),Def(92),O(3)
      108                    2,179,493       63.4       LO(24),Def(92),O(3)
      109                    2,161,630       61.8       LO(24),Def(92),O(3)
      110                    1,993,071       56.8       LO(24),Def(92),O(3)
      111                    1,794,031       57.5       LO(24),Def(92),O(3)
      112                    2,128,460       67.4       LO(34),GRTR1%orYM(22),O(27)
      113                    1,753,993       68.4       LO(24),Def(90),O(3)
      114                    1,557,362       56.8       LO(34),GRTR1%orYM(82),O(3)
      115                    1,681,041       46.7       LO(34),GRTR1%orYM(82),O(3)
      116                    1,680,663       56.0       LO(24),Def(92),O(3)
      117                    1,683,887       64.8       LO(24),Def(93),O(1)
      118                    1,678,788       56.9       LO(24),Def(91),O(3)
      119                    1,626,414       66.7       LO(34),GRTR1%orYM(82),O(3)
      120                    1,605,899       61.8       LO(24),Def(93),O(3)
      121                    1,770,933       64.4       LO(24),Def(55),O(3)
      122                    1,576,100       61.3       LO(24),Def(92),O(3)
      123                    1,532,827       44.6       LO(24),Def(91),O(3)
      124                    1,515,879       64.8       LO(24),Def(92),O(3)
      125                    1,403,270       65.3       LO(24),Def(92),O(3)
      126                    1,381,479       55.3       LO(24),Def(92),O(3)
      127                    1,334,239       45.1       LO(24),Def(92),O(3)
      128                    1,340,977       63.9       LO(24),Def(91),O(3)
      129                    1,270,904       60.5       LO(24),Def(92),O(3)
      130                    1,252,791       47.6       LO(24),Def(92),O(3)
      131                    1,238,499       61.2       LO(24),Def(91),O(3)
      132                    1,212,905       55.1       LO(24),Def(92),O(3)
      133                    1,095,884       65.6       LO(24),Def(92),O(3)
      134                    1,102,680       66.8       LO(24),Def(93),O(3)
      135                    1,087,871       32.0       LO(24),Def(91),O(3)
      136                    1,054,621       65.9       LO(24),Def(92),O(3)
      137                      537,702       25.9       LO(24),Def(92),O(3)
      138                      929,731       67.4       LO(24),Def(93),O(3)
      139                      930,284       50.8       LO(24),Def(93),O(3)
      140                      900,788       64.3       LO(24),Def(92),O(3)
      141                      769,494       42.7       LO(24),Def(92),O(3)
      142                       14,014       0.5        LO(24),Def(152),O(3)

                                                                          MOST RECENT             MOST RECENT
    LOAN #             2003 NOI ($)             2004 NOI ($)                NOI ($)                NOI DATE              UW NOI ($)
    ------             ------------             ------------                -------                --------              ----------

       1                28,335,383                31,412,842              30,616,811               6/30/2005            33,483,196
       2                10,905,672                10,909,351              11,230,243               9/30/2005            10,689,284
       3                 6,465,379                 6,130,456               6,019,990               7/31/2005             5,911,374
     3.01                3,448,089                 3,202,703               3,030,443               7/31/2005             3,206,481
     3.02                3,017,290                 2,927,753               2,989,547               7/31/2005             2,704,893
       4                 1,123,152                 3,666,600               5,390,581               8/31/2005             5,941,860
     4.01                                          1,663,702               3,022,937               8/31/2005             1,826,660
     4.02                                                                                                                1,153,576
     4.03                1,123,152                 1,157,440               1,200,830               8/31/2005             1,121,698
     4.04                                                                    145,018               8/31/2005               455,552
     4.05                                            355,410                 279,719               8/31/2005               413,357
     4.06                                            423,696                 346,226               8/31/2005               420,012
     4.07                                             77,491                 186,163               8/31/2005               341,172
     4.08                                                                    209,688               8/31/2005               209,833
       5                 4,125,140                 4,024,237               4,100,097               9/30/2005             3,929,666
       6                 3,194,623                 3,130,535               3,117,010               9/30/2005             3,208,152
       7                 2,321,046                 2,528,976               2,709,911               8/31/2005             2,865,946
       8                 2,357,225                 2,779,290               2,962,044               6/30/2005             3,147,053
       9                 4,061,300                 4,103,482               4,143,199               4/30/2005             4,193,871
     9.01                  572,938                   598,871                 740,192               4/30/2005               736,600
     9.02                  672,055                   656,604                 552,765               4/30/2005               572,729
     9.03                  679,029                   844,734                 809,543               4/30/2005               819,174
     9.04                  709,065                   597,435                 641,067               4/30/2005               628,006
     9.05                  154,378                   337,500                 392,325               4/30/2005               460,140
     9.06                  776,741                   721,970                 693,655               4/30/2005               652,559
     9.07                  497,094                   346,368                 313,652               4/30/2005               324,663
      10                 2,353,875                 2,441,698               2,486,917               8/31/2005             2,516,911
      11                 2,404,696                 2,592,420               2,611,683               9/30/2005             2,682,742
      12                 2,706,013                 2,602,366                                                             2,583,310
      13                                                                                                                 3,107,657
      14                 2,248,925                 2,495,536               2,412,232               6/30/2005             2,494,337
      15                 2,394,893                 2,498,957               2,337,229               7/31/2005             2,367,570
      16                 1,911,258                 1,840,735               1,783,609               8/31/2005             1,865,233
      17                                             779,622               1,677,770               6/30/2005             1,994,427
      18                 1,830,352                 3,639,796               5,388,894               8/31/2005             1,688,576
      19                 1,734,284                 1,602,794               1,742,999               9/30/2005             1,517,653
      20                 1,828,271                 1,197,817               1,397,743               9/30/2005             1,474,521
      21                 1,331,214                 1,362,916               1,362,531               8/31/2005             1,393,513
      22                                                                   1,467,689               7/31/2005             1,421,766
      23                 1,228,103                 1,327,372               1,334,376               8/31/2005             1,312,777
      24                 1,662,626                 1,900,015               1,863,959               9/30/2005             2,039,275
      25                 1,269,064                 1,318,246               1,266,768              10/31/2005             1,270,183
      26                   436,171                   876,310               1,055,069               7/31/2005             1,143,446
      27                 1,090,936                 1,153,689               1,286,370               6/30/2005             1,627,383
     27.01                 266,008                   298,765                 326,332               6/30/2005               383,312
     27.02                                                                                                                 249,287
     27.03                 275,361                   314,736                 302,345               6/30/2005               280,534
     27.04                 202,384                   198,183                 249,312               6/30/2005               247,176
     27.05                 177,888                   137,309                 130,121               6/30/2005               195,007
     27.06                 170,138                   178,213                 189,065               6/30/2005               181,542
     27.07                                            21,606                  24,389               6/30/2005                29,227
      28                 1,702,636                 1,935,128               1,994,046               5/20/2004             1,944,318
      29                   816,500                 1,104,997               1,209,145               6/30/2005             1,540,490
     29.01                                           252,601                 330,272               6/30/2005               485,296
     29.02                 382,062                   305,321                 285,219               6/30/2005               323,732
     29.03                 156,920                   152,009                 180,019               4/30/2005               212,967
     29.04                  91,322                   127,797                 128,575               6/30/2005               150,663
     29.05                                            91,258                 110,488               6/30/2005               118,702
     29.06                 108,559                    96,415                 107,516               6/30/2005               126,419
     29.07                  79,627                    67,673                  67,056               6/30/2005                63,018
      30                 1,029,568                   789,903               1,217,565               7/31/2005             1,202,381
      31                                                                                                                 1,161,323
      32                 1,085,277                 1,046,752               1,083,928               8/31/2005             1,054,774
      33                 1,053,691                 1,189,401               1,371,722               9/30/2005             1,252,208
      34                   985,467                   995,976               1,220,674               8/31/2005             1,184,949
      35                                                                                                                 1,447,039
      36                                                                                                                 1,095,220
      37                   875,119                 1,085,514               1,165,164               5/31/2005             1,164,810
      38                   918,511                 1,235,202               1,224,608               8/31/2005             1,165,320
      39                   647,206                   699,551                 873,694               8/30/2005               867,195
      40                 1,276,129                   992,744               1,088,844               8/31/2005             1,148,043
      41                   905,093                 1,028,336               1,163,933               4/30/2005             1,023,626
      42                 1,749,116                 1,818,717               1,888,882               4/30/2005             1,834,741
      43                 1,060,330                 1,626,657               1,687,174               9/30/2005             1,542,442
      44                   937,646                   891,157                 889,770               8/31/2005             1,057,468
      45                 1,139,300                 1,445,657               1,129,538               7/31/2005             1,108,837
     45.01                 614,730                   780,031                 609,463               7/31/2005               598,293
     45.02                 524,570                   665,626                 520,075               7/31/2005               510,543
      46                   701,992                   726,857                 797,754               8/31/2005               830,163
      47                                                                                                                 1,180,890
      48                                                                                                                   999,477
      49                                             656,875                                                             1,004,462
      50                 1,011,795                 1,093,649               1,121,160               9/30/2005             1,080,290
      51                   190,713                   923,611               1,498,082               7/31/2005             1,322,845
      52                   413,723                   754,639                 772,406               9/30/2005               782,313
      53                   860,507                   852,203                 867,308               9/30/2005               808,138
      54                   790,573                   741,197                 722,640               8/31/2005               759,330
      55                                             377,034                 749,206               6/30/2005               751,201
      56                   840,136                 1,068,346               1,192,852               5/31/2005             1,035,417
      57                   680,205                   640,471                 663,270               9/30/2005               744,155
      58                   592,609                   610,046                 638,266               5/31/2005               753,509
      59                   683,277                   776,554                 818,614               8/31/2005               811,783
      60                   696,651                   877,533                 848,474               9/30/2005               828,322
     60.01                 204,387                   257,455                 248,929               9/30/2005               243,017
     60.02                 156,296                   196,877                 190,358               9/30/2005               185,836
     60.03                 147,613                   185,939                 179,782               9/30/2005               175,512
     60.04                  94,846                   119,472                 115,516               9/30/2005               112,773
     60.05                  93,510                   117,790                 113,889               9/30/2005               111,184
      61                 1,056,367                   938,053                 919,215               4/30/2005               997,731
      62                   715,647                   722,405                 724,814               9/30/2005               648,492
      63                                                                                                                   624,406
      64                   648,743                   679,336                 709,577              10/31/2005               664,540
      65                   843,376                   830,185                 825,621               9/30/2005               806,238
      66                   635,865                   763,112                 739,840               8/31/2005               656,051
      67                   312,865                   418,584                 603,857               9/30/2005               595,683
      68                   650,882                   648,876                                                               613,048
      69                                             472,100                 474,225               9/30/2005               660,612
      70                   582,024                   640,936                 637,229               7/31/2005               589,831
      71                   624,823                   478,196                 475,087               8/31/2005               577,105
      72                                                                                                                   566,405
      73                                                                     114,512              10/31/2005               570,583
      74                   621,563                   584,906                                                               564,748
      75                   494,114                   512,962                 433,742               8/31/2005               588,281
      76                   704,453                   696,606                                                               520,708
      77                   684,685                   888,669               1,057,331               8/31/2005               866,704
      78                   521,897                   523,121                 525,129               7/31/2005               499,364
     78.01                 359,451                   331,179                 359,501               7/31/2005               334,745
     78.02                 162,446                   191,942                 165,628               7/31/2005               164,619
      79                   430,160                   415,620                 402,037               9/30/2005               434,138
      80                   478,617                   520,755                 517,118               6/30/2005               522,390
      81                                             455,832                 337,513               8/31/2005               437,894
      82                   389,094                   426,248                 418,391               7/31/2005               394,131
      83                   748,156                   618,357                 617,376               9/30/2005               651,073
      84                                                                                                                   363,859
      85                                             292,258                 404,743               8/31/2005               377,878
      86                   377,869                   431,821                 423,627               9/30/2005               463,472
      87                   443,975                   484,033                 510,595               8/31/2005               393,127
      88                                                                                                                   336,590
      89                   334,372                   379,836                 409,011               9/30/2005               387,105
      90                                                                                                                   312,336
      91                   557,854                   622,442                 513,551               6/30/2005               786,791
      92                                                                                                                   337,560
      93                   362,129                   373,696                 328,792               7/31/2005               319,134
      94                   262,617                   208,879                 240,869               6/30/2005               302,764
      95                   410,449                   437,972                 440,006               7/31/2005               422,323
      96                   330,118                   284,347                 231,575               9/30/2005               317,979
     96.01                 142,627                   122,852                 100,052                                       137,382
     96.02                 140,618                   121,121                  98,642                                       135,447
     96.03                  46,873                    40,374                  32,881                                        45,149
      97                                             126,113                 274,909              10/31/2005               319,023
      98                   321,228                   302,361                 236,509               8/31/2005               289,522
      99                                                                     254,671              10/31/2005               255,335
      100                  232,115                   162,368                 209,209               6/30/2005               314,607
      101                  262,579                   268,934                 290,689               4/30/2005               304,541
      102                  364,966                   382,976                 388,937               6/30/2005               375,688
      103                  325,093                   323,682                 313,452               9/30/2005               302,295
      104                                                                    287,162               9/30/2005               258,868
      105                                                                    335,842               9/30/2005               320,294
      106                                            242,936                 258,873               8/31/2005               285,699
      107                  233,205                   345,924                 302,774               9/30/2005               281,677
      108                  194,278                   225,404                 317,553               6/30/2005               276,767
      109                  176,893                   168,556                 211,061               9/30/2005               249,996
      110                                            351,410                 423,085               7/31/2005               286,642
      111                                            113,280                 195,491               9/30/2005               234,767
      112                                            328,991                 322,754               9/30/2005               253,085
      113                  200,357                   199,492                 220,275               7/31/2005               208,567
      114                  148,105                   135,834                 130,519               9/30/2005               223,163
      115                                                                    231,151               8/31/2005               235,533
      116                  220,184                   204,469                                                               203,661
      117                  140,500                   128,881                  90,494               8/31/2005               209,938
      118                  163,199                   187,299                 225,143               8/31/2005               217,735
      119                                                                    145,201               7/31/2005               183,318
      120                   87,063                   136,443                 174,400               9/30/2005               226,919
      121                                                                                                                  187,932
      122                  178,185                   182,684                 183,037               5/31/2005               191,365
      123                                                                    120,015               8/31/2005               208,565
      124                                                                    159,467              10/31/2005               154,141
      125                  125,530                   140,851                 139,761               8/31/2005               163,718
      126                                            153,011                 164,524               6/30/2005               152,537
      127                  282,480                   232,001                 239,820               8/31/2005               231,229
      128                  119,315                    89,490                 106,359               9/30/2005               151,909
      129                   68,300                   148,681                 157,266              10/31/2005               168,185
      130                  185,231                   189,547                 200,368               8/31/2005               193,921
      131                  128,827                   130,946                 131,811               6/30/2005               154,377
      132                                                                                                                  157,626
      133                   83,338                   136,307                 123,731               9/30/2005               122,356
      134                   85,529                   116,169                 133,838               7/31/2005               143,576
      135                  215,816                   183,346                 226,975               7/31/2005               196,661
      136                                                                    109,836               9/30/2005               134,237
      137                                                                                                                  162,051
      138                   98,880                   127,688                 122,750               9/30/2005               129,558
      139                                            135,978                 139,975               8/31/2005               129,879
      140                   68,349                    89,709                  96,009               8/31/2005               105,607
      141                   99,212                   100,060                 100,920               8/31/2005               122,887
      142                  204,950                   198,209                                                               196,543

                                                                                                     UPFRONT           UPFRONT
                                                UW                                                 ENGINEERING          CAPEX
    LOAN #               UW NCF ($)     DSCR (X) (6,21,22)         TITLE TYPE          PML %       RESERVE ($)       RESERVE ($)
    ------               ----------     ------------------         ----------          -----       -----------       -----------

       1                   32,272,375          1.88               Fee/Leasehold        17.00
       2                   10,124,444          1.24               Fee/Leasehold                                       3,014,182
       3                    5,116,723          1.20                    Fee
     3.01                   2,740,056                                  Fee
     3.02                   2,376,667                                  Fee
       4                    5,551,120          1.43               Fee/Leasehold
     4.01                   1,743,543                                  Fee
     4.02                   1,076,938                                  Fee
     4.03                   1,054,225                             Fee/Leasehold
     4.04                     428,321                                  Fee
     4.05                     375,353                                  Fee
     4.06                     368,229                                  Fee
     4.07                     311,701                                  Fee
     4.08                     192,810                                  Fee
       5                    3,709,468          1.25                    Fee                                            1,110,000
       6                    3,171,402          1.27                    Fee
       7                    2,840,946          1.23                    Fee
       8                    2,917,210          1.20                    Fee             19.00         28,125
       9                    3,693,615          1.59                    Fee            Various        19,863
     9.01                     659,621                                  Fee
     9.02                     502,932                                  Fee
     9.03                     734,961                                  Fee
     9.04                     558,099                                  Fee
     9.05                     388,447                                  Fee             15.00
     9.06                     581,481                                  Fee
     9.07                     268,074                                  Fee
      10                    2,487,161          1.21                    Fee
      11                    2,546,842          1.25                    Fee
      12                    2,406,081          1.20                    Fee
      13                    2,930,911          2.06                    Fee
      14                    2,172,221          1.21                    Fee
      15                    2,160,789          1.34                 Leasehold          16.00         13,750
      16                    1,812,233          1.58                    Fee
      17                    1,644,099          1.25               Fee/Leasehold                      46,875
      18                    1,580,171          1.30                    Fee
      19                    1,459,653          1.19                    Fee             13.00         125,053
      20                    1,433,521          1.18                    Fee             18.00         77,820
      21                    1,368,963          1.20                    Fee
      22                    1,382,862          1.24                 Leasehold          18.00
      23                    1,287,027          1.20                    Fee
      24                    1,722,733          1.30                    Fee
      25                    1,256,933          1.31                    Fee
      26                    1,105,246          1.15                    Fee
      27                    1,428,489          1.43                    Fee
     27.01                    295,510                                  Fee
     27.02                    208,293                                  Fee
     27.03                    265,011                                  Fee
     27.04                    220,430                                  Fee
     27.05                    179,469                                  Fee
     27.06                    169,512                                  Fee
     27.07                     26,644                                  Fee
      28                    1,944,318          2.07                    Fee
      29                    1,361,722          1.40                    Fee
     29.01                    449,033                                  Fee
     29.02                    277,162                                  Fee
     29.03                    160,493                                  Fee
     29.04                    135,175                                  Fee
     29.05                    111,126                                  Fee
     29.06                    113,753                                  Fee
     29.07                     57,984                                  Fee
      30                    1,153,381          1.30                    Fee
      31                    1,091,183          1.22                    Fee
      32                    1,039,474          1.20                    Fee
      33                    1,252,208          1.47                    Fee             12.00         26,250
      34                    1,110,566          1.42                    Fee                           13,125
      35                    1,390,539          1.76                    Fee
      36                    1,006,304          1.24                    Fee             10.00
      37                    1,035,976          1.37                    Fee             18.00                           87,050
      38                    1,055,030          1.30                    Fee
      39                      790,649          1.28                    Fee             18.00                           13,161
      40                    1,051,839          1.41                    Fee
      41                      960,626          1.28                    Fee
      42                    1,562,178          1.47                    Fee
      43                    1,353,806          1.78                    Fee
      44                      963,355          1.34                    Fee                           50,000
      45                      929,458          1.30                    Fee
     45.01                    501,506                                  Fee
     45.02                    427,952                                  Fee
      46                      817,863          1.20                    Fee
      47                    1,055,580          1.52                    Fee
      48                      926,212          1.36                 Leasehold
      49                      871,925          1.56                    Fee             10.00
      50                    1,035,790          1.43                    Fee
      51                    1,155,015          1.59                    Fee
      52                      747,813          1.20                    Fee
      53                      751,465          1.19                    Fee             15.00
      54                      741,680          1.20                    Fee
      55                      733,992          1.21                    Fee
      56                      935,149          1.50                    Fee
      57                      705,205          1.23                    Fee
      58                      686,640          1.32                    Fee
      59                      742,767          1.49                    Fee                           28,750
      60                      789,409          1.44                    Fee
     60.01                    231,600                                  Fee
     60.02                    177,106                                  Fee
     60.03                    167,267                                  Fee
     60.04                    107,475                                  Fee
     60.05                    105,961                                  Fee
      61                      856,050          1.58                    Fee
      62                      608,330          1.21                    Fee             12.00
      63                      596,406          1.22                    Fee
      64                      649,870          1.36                    Fee
      65                      749,738          1.48                    Fee
      66                      617,301          1.33                    Fee
      67                      579,233          1.32                    Fee
      68                      577,008          1.30                    Fee              6.00
      69                      591,063          1.35                    Fee                           140,613
      70                      545,581          1.28                    Fee
      71                      533,508          1.27                    Fee
      72                      544,132          1.41                    Fee             14.00
      73                      543,333          1.32                    Fee
      74                      558,498          1.40                    Fee              9.00
      75                      527,887          1.36                    Fee
      76                      438,314          1.23                    Fee
      77                      812,684          2.07                    Fee
      78                      436,442          1.29                    Fee                                             15,761
     78.01                    297,377                                  Fee
     78.02                    139,066                                  Fee
      79                      425,765          1.28                    Fee             14.00
      80                      484,306          1.29                    Fee
      81                      406,312          1.27                    Fee
      82                      364,951          1.22                    Fee
      83                      580,124          1.81                    Fee
      84                      361,868          1.28                    Fee
      85                      351,059          1.30                    Fee             14.00
      86                      391,530          1.30                    Fee
      87                      382,527          1.44                    Fee                           17,125
      88                      334,408          1.23                    Fee                           17,500
      89                      383,573          1.43                    Fee
      90                      310,113          1.35                    Fee
      91                      717,095          1.62               Fee/Leasehold        12.00
      92                      335,337          1.45                    Fee
      93                      309,103          1.33                    Fee             13.00
      94                      294,914          1.21                    Fee
      95                      391,742          1.65                    Fee
      96                      298,137          1.27                    Fee                           21,563
     96.01                    128,810                                  Fee
     96.02                    126,995                                  Fee
     96.03                     42,332                                  Fee
      97                      295,778          1.34                    Fee
      98                      279,022          1.28                    Fee                            9,125
      99                      255,335          1.22                    Fee             16.00
      100                     288,572          1.40                    Fee
      101                     296,321          1.43                    Fee
      102                     338,249          1.73                    Fee             13.00          9,375
      103                     268,411          1.26                    Fee
      104                     237,196          1.26                    Fee                            1,000
      105                     299,818          1.65                    Fee
      106                     278,258          1.44                    Fee                           31,163
      107                     264,877          1.47                    Fee
      108                     265,741          1.45                    Fee             11.00         12,500
      109                     227,999          1.26                    Fee
      110                     275,688          1.53                    Fee              5.00         11,875
      111                     227,947          1.30                    Fee              8.00          3,000
      112                     232,585          1.50                    Fee             13.00
      113                     199,947          1.40                    Fee                           119,100
      114                     200,548          1.33                    Fee
      115                     216,539          1.41                    Fee
      116                     190,518          1.37                    Fee
      117                     193,938          1.38                    Fee
      118                     207,798          1.50                    Fee
      119                     171,637          1.26                    Fee
      120                     219,978          1.63                    Fee
      121                     176,473          1.33                    Fee
      122                     181,056          1.38                    Fee              8.00
      123                     197,260          1.56                    Fee
      124                     149,341          1.21                    Fee
      125                     159,518          1.38                    Fee
      126                     146,637          1.27                    Fee
      127                     219,570          2.03                    Fee             11.00
      128                     144,099          1.31                    Fee
      129                     158,185          1.53                    Fee
      130                     184,906          1.81                    Fee             12.00
      131                     148,001          1.46                    Fee
      132                     142,640          1.44                    Fee
      133                     113,856          1.31                    Fee
      134                     127,576          1.36                    Fee
      135                     188,076          2.11                    Fee             15.00
      136                     126,692          1.46                    Fee
      137                     152,811          1.26                    Fee
      138                     124,393          1.59                    Fee
      139                     124,479          1.59                    Fee
      140                     100,746          1.34                    Fee
      141                     114,227          1.50                    Fee                                             28,339
      142                     184,506          1.81                    Fee

               UPFRONT            UPFRONT           UPFRONT           UPFRONT              UPFRONT                  MONTHLY
                ENVIR.             TI/LC            RE TAX             INS.                 OTHER                    CAPEX
LOAN #        RESERVE ($)       RESERVE ($)       RESERVE ($)       RESERVE ($)     RESERVE ($) (3, 23)     RESERVE ($) (24,25,26)
------        -----------       -----------       -----------       -----------     -------------------     ----------------------

   1
   2                                                235,018           55,708               150,409                   16,727
   3                              750,000          1,183,830          69,575              1,229,732                  6,599
 3.01
 3.02
   4                                               1,000,449
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
   5                                                117,040           20,632                                         6,738
   6
   7
   8                              400,000                             17,117               507,322                   2,392
   9
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
  10
  11                                                27,499            93,669                                         11,325
  12                                                187,024                                                          5,719
  13
  14
  15                                                48,027                                 525,000
  16                                                88,041            25,623
  17                                                166,602           37,101                                         3,896
  18                                                31,941             2,036                                         1,636
  19                                                28,310                                                           4,833
  20                                                68,693            26,049                                         3,417
  21
  22                                                51,829                                                            936
  23
  24                                                11,234            11,888                                         5,614
  25
  26                                                16,267                                                           3,183
  27                                                                  21,370                                         2,842
 27.01
 27.02
 27.03
 27.04
 27.05
 27.06
 27.07
  28                                                55,000
  29                                                                  20,570                                         2,482
 29.01
 29.02
 29.03
 29.04
 29.05
 29.06
 29.07
  30                                                52,612             6,854                                         4,083
  31                                                75,997                                2,545,288                   456
  32
  33                                                25,905                                                           15,740
  34                                                79,017             3,813               320,000                   1,411
  35                                                214,747           38,755                                         4,708
  36                                                15,110             4,797                                         1,277
  37                                                39,383                                                           1,967
  38                                                27,160             1,600               10,000                    1,517
  39                                                21,855                                                           1,710
  40                                                33,878             1,593                                         1,336
  41                                                139,439           21,145               10,000                    5,250
  42                                                                  33,520
  43                                                79,551                                                    4% of Gross Revenues
  44                                                                  22,712                                          923
  45                              100,000           209,727           18,795                                         2,843
 45.01
 45.02
  46
  47                                                39,745            59,977                                         1,298
  48                                                13,685            23,468                                         1,317
  49                              50,000            41,124                                                           1,485
  50                                                70,134             7,665                                         3,708
  51                                                245,484           53,731               11,111             4% of Gross Revenues
  52                                                                                                                 2,875
  53                                                26,041                                                           1,092
  54
  55                                                                                                                 1,434
  56                                                34,050            40,949                                  4% of Gross Revenues
  57                                                113,523           34,459                                         3,042
  58                                                61,000             5,122                                          925
  59                                                 5,696             1,958                                         1,015
  60                                                33,019            15,641                                         3,243
 60.01
 60.02
 60.03
 60.04
 60.05
  61                                                                  14,447               498,726
  62                                                                                                                  772
  63                                                 1,064             5,667                                         2,334
  64                                                25,023             2,774                                         1,223
  65                                                12,530            27,300                                         4,709
  66                                                                   4,799                                         3,229
  67                                                63,811             3,528                                         1,371
  68                                                10,487             3,045                                          432
  69           221,250                              15,662            23,185               15,825                    1,331
  70                                                                                                                 3,690
  71                                                34,883            10,698                                          848
  72                                                25,143             4,505                                          198
  73                                                 9,904            19,358                                         2,271
  74                                                14,019             1,144                                          521
  75                                                                   5,576                                         1,063
  76                                                43,345             2,652               300,000                   1,243
  77                                                                  19,753               55,462                    6,167
  78                                                114,625            8,292               225,000                    947
 78.01
 78.02
  79                                                26,504             1,863                                          698
  80                                                 4,887             2,851                                          417
  81                              100,000            9,872             1,670                                          324
  82           163,500                              17,291             4,106               300,000                    289
  83                                                 8,120            10,895                                         5,913
  84                                                                                       25,000
  85                              50,000            29,972             9,106
  86
  87                                                19,613             1,824                                          883
  88
  89                                                 2,126              482                                           294
  90
  91
  92
  93                                                 3,891             7,432                                          836
  94                                                                  11,996                                          654
  95                                                34,227             3,380                                          486
  96                                                30,891             6,161                                         3,587
 96.01
 96.02
 96.03
  97                              50,000             7,224             7,121                                          371
  98                                                22,674                                                            875
  99
  100                                               44,720             8,954                                          289
  101                                               32,323             1,557                                          685
  102                             75,000             6,290             3,193                                          566
  103                             15,000            27,777             6,939                                          633
  104                                                                  1,716                                          492
  105
  106                                                7,318             2,599                                          620
  107                                                                  4,584                                         1,400
  108                                                2,912             2,536                                          919
  109                             10,000             7,797              837                                           262
  110                                                6,531             4,946                                          913
  111                                                2,816                                                            568
  112                                                2,793             3,566                                         1,708
  113                                               28,517             3,415                                          718
  114                                                                   887                                           406
  115
  116                                                2,039              563                 4,218                     188
  117                                                1,597            10,468                                         1,333
  118                                               20,967             1,337                                          828
  119                                                2,669              897                                           157
  120                                                1,117              503                                           578
  121                                                2,663             1,122                                          136
  122                             20,000             3,000              855                                           152
  123                                                7,380             3,434                                          942
  124                                                6,500             9,745                                          400
  125                                               10,626             2,042                                          350
  126                                               10,112             2,205                                          492
  127                                               37,128                                                            972
  128                                                1,978             1,771                                          109
  129                                                1,248             4,188                                          833
  130                                               30,639                                                            751
  131                                                                  2,500                                          531
  132                                                1,480              656                                           149
  133                                                8,263             1,513                                          708
  134                                                1,484             1,905                                         1,333
  135
  136                                                                   808                10,200                     106
  137
  138                                                 704               256                                           430
  139                                                1,966                                                            450
  140                                                9,161             1,286                                          405
  141                                                1,535             3,848
  142

                        MONTHLY              MONTHLY                MONTHLY                   MONTHLY              MONTHLY
                         CAPEX               ENVIR.                  TI/LC                     TI/LC               RE TAX
    LOAN #          RESERVE CAP ($)        RESERVE ($)      RESERVE ($) (27,28,29)        RESERVE CAP ($)        RESERVE ($)
    ------          ---------------        -----------      ----------------------        ---------------        -----------

       1
       2                                                            30,343                                         78,339
       3                237,578                                     89,092                   2,140,000             131,537
     3.01
     3.02
       4                                                                                                           83,371
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
       5                                                            11,612                                         29,260
       6
       7
       8                                                                                                           15,467
       9
     9.01
     9.02
     9.03
     9.04
     9.05
     9.06
     9.07
      10
      11                                                                                                           27,499
      12                                                             9,050                                         62,341
      13
      14
      15                                                                                                           24,013
      16                                                                                                           22,010
      17                                                            23,333                                         19,437
      18                                                             4,090                                         15,971
      19                                                                                                            7,077
      20                                                                                                           17,173
      21
      22                                                             1,667                    20,000               12,957
      23
      24
      25
      26                                                                                                           16,267
      27                                                                                                           24,420
     27.01
     27.02
     27.03
     27.04
     27.05
     27.06
     27.07
      28                                                                                                           27,938
      29                                                                                                           13,617
     29.01
     29.02
     29.03
     29.04
     29.05
     29.06
     29.07
      30                                                                                                           17,537
      31                27,000                                       1,141                    100,000              15,083
      32
      33                                                                                                           12,953
      34                20,000                                       4,788                    80,000               15,803
      35                                                                                                           19,522
      36                                                             6,133                                         15,110
      37                                                             2,522                    130,000               7,877
      38                                                             7,674                                         13,580
      39                73,397                                       4,290                    90,000               10,928
      40                40,000                                       6,682                    200,000              16,939
      41                                                                                                           19,920
      42                                                                                                           20,807
      43                                                                                                           19,888
      44                40,000                                       7,315
      45                68,450                                      12,083                    536,350              23,303
     45.01
     45.02
      46
      47                15,576                                       6,000                    220,000              19,873
      48                                                                                     1,100,000             13,685
      49                                                             7,083                    200,000              13,708
      50                                                                                                           23,378
      51                                                                                                           20,457
      52                34,500
      53                39,295                                                                                      8,680
      54
      55
      56                                                                                                           11,350
      57                                                                                                           18,920
      58                                                             4,764                    350,000              10,167
      59                                                             3,232                                          5,696
      60                100,000                                                                                    11,006
     60.01
     60.02
     60.03
     60.04
     60.05
      61                                                             7,500                    270,000              12,045
      62                25,596                                                                                      5,500
      63                84,000                                                                                      8,736
      64                                                                                                            8,341
      65                                                                                                           12,530
      66                                                                                                            6,527
      67                16,500                                                                                     10,635
      68                15,550                                       2,571                    160,000               5,243
      69                                                             4,448                    150,000               3,916
      70               44,250.00                                                                                    4,697
      71                                                             2,786                                          3,876
      72                                                              990                     35,622                8,381
      73                                                                                                            1,651
      74                                                                                                            2,003
      75                                                             3,970                    260,000               8,507
      76                                                             5,623                    150,000               8,669
      77                310,000                                                                                     3,404
      78                                                             4,166                    150,000              11,463
     78.01
     78.02
      79                                                                                                            3,313
      80                                                             2,757                    95,000                4,887
      81                                                             2,125                    200,000               3,291
      82                                                             3,225                    100,000               4,323
      83                                                                                                            2,030
      84
      85                                                                                                            3,622
      86
      87                                                                                                            4,903
      88
      89                                                                                                            2,126
      90
      91                                                                                                            1,165
      92
      93                                                                                                            1,946
      94                23,550                                                                                      5,984
      95                17,496                                       1,588                    57,159                6,845
      96                                                                                                            6,178
     96.01
     96.02
     96.03
      97                                                             2,302                    60,000                3,612
      98                                                                                                            2,834
      99
      100                                                                                                           3,727
      101               16,205                                                                                      2,694
      102                                                            2,554                    120,000               3,145
      103                                                            2,441                    65,000                3,968
      104               23,604                                       1,300                    78,025                2,109
      105
      106                                                                                                           3,659
      107                                                                                                           3,435
      108                                                                                                           1,456
      109                                                            1,205                    43,482                1,351
      110                                                                                                           3,265
      111                                                                                                           2,816
      112                                                                                                           1,397
      113                                                                                                           3,565
      114               14,662                                       1,478                    53,220                2,286
      115                                                            1,487                    41,352
      116                                                             907                     32,664                2,039
      117                                                                                                           2,614
      118                                                                                                           2,099
      119                                                             830                     39,856                1,747
      120                                                                                                           1,117
      121                                                             819                     49,140                 533
      122                                                             706                     25,416                1,500
      123                                                                                                           3,690
      124               14,400                                                                                      1,300
      125                                                                                                            886
      126                                                                                                           2,022
      127                                                                                                           3,094
      128                                                             542                     25,000                1,978
      129                                                                                                           1,248
      130                                                                                                           2,553
      131                                                                                                           1,139
      132                7,128                                        723                     43,350                1,480
      133                                                                                                           2,754
      134                                                                                                           1,484
      135
      136                5,100                                        530                     31,800                1,203
      137
      138                                                                                                            704
      139                                                                                                           1,966
      140                                                                                                           1,018
      141                                                                                                            767
      142

                     MONTHLY               MONTHLY
                       INS.                 OTHER           SINGLE                                        LARGEST TENANT
    LOAN #         RESERVE ($)         RESERVE ($) (30)     TENANT             TENANT NAME
    ------         -----------         ----------------     ------             -----------

       1                                                    No           Macy's (Ground Lease)
       2              27,854                                No           Sears
       3              6,088                 41,667          No
     3.01                                                   No           National City Mortgage
     3.02                                                   No           Zurich American Insurance
       4                                                    Various
     4.01                                                   Yes          Trophy Club Medical Center, LP
     4.02                                                   No           Trophy Club MOB, LP
     4.03                                                   No           Park Cities Surgical Partners
     4.04                                                   No           TiernaHealth, PA
     4.05                                                   No           Retina Foundation
     4.06                                                   No           Mercy Health Network
     4.07                                                   No           United Surgery Care Partners, Inc.
     4.08                                                   No           Oklahoma City ASC, LLC
       5              10,316                                No           J.C. Penney
       6                                                    No
       7                                                    No
       8              5,706                                 No           Becka Healthcare Medical Group
       9                                                    No
     9.01                                                   No
     9.02                                                   No
     9.03                                                   No
     9.04                                                   No
     9.05                                                   No
     9.06                                                   No
     9.07                                                   No
      10                                                    No
      11              8,515                                 No
      12              6,981                                 No           New Breed Leasing of Illinois, Inc.
      13                                                    No           Bank of America
      14                                                    No           UBS Financial Services
      15                                                    No           Barbara B. Hayden, M.D., Inc.
      16              5,125                                 No
      17              6,183                                 No           Lindquist Avey
      18              2,036                                 Yes          Bayer Healthcare, LLC
      19              4,308                 10,000          No
      20              3,721                 10,000          No
      21                                                    No
      22              5,844                                 No           Safeway
      23                                                    No
      24              3,963                                 No
      25                                                    No
      26                                                    No
      27              2,374                                 No
     27.01                                                  No           Quality Farm & Fleet
     27.02                                                  No           National City
     27.03                                                  No           Cazuela's
     27.04                                                  No           Ace Hardware
     27.05                                                  No           Dollar Plus
     27.06                                                  No           Mexico City Grill
     27.07                                                  Yes          White Castle
      28                                                    No
      29              2,286                                 No
     29.01                                                  No           Dollar Tree
     29.02                                                  No           Ace Hardware
     29.03                                                  No           J & J Auto Detailing
     29.04                                                  No           Scrapbook Paradise
     29.05                                                  No           Paw Patch Vet
     29.06                                                  No           Western Auto
     29.07                                                  No           Roly Poly
      30              3,427                                 No
      31                                                    No           The Farmers Market
      32                                                    No
      33                                                    No
      34              1,906                                 No           Whole Foods
      35              6,459                                 No
      36              2,399                                 No           US Allegiance
      37                                                    No           Michael Hayavi
      38              1,600                                 No           GZA GeoEnvironmental, Inc
      39                                                    No           Stater Brothers
      40              1,593                                 No           Munder Capital Management
      41              2,643                                 No
      42              1,616                                 No           U.S. Air Force (GS-03B-20091)
      43                                                    No
      44              2,524                                 No           Saint Thomas Health Services
      45              1,880                                 No           ADP, Inc
     45.01                                                  No           ADP, Inc
     45.02                                                  No           TTI, Inc
      46                                                    No
      47              6,664                                 No           Barry University
      48              7,823                                 Yes          DRS Tactical Systems, Inc.
      49              1,491                                 No           County of San Bernardino - DAAS
      50              3,832                                 No
      51              6,716                 11,111          No
      52                                                    No
      53                                    6,250           No           Nugget Market
      54                                                    No
      55                                                    Yes          Lowe's Home Centers, Inc.
      56              4,095                                 No
      57              3,133                                 No
      58              5,122                 20,782          No           DEA
      59              1,958                                 No           U Care
      60              2,234                                 No
     60.01
     60.02
     60.03
     60.04
     60.05
      61              1,204                                 No           G.S.A. GS-03B-20090
      62               739                                  No           Food 4 Less
      63               810                                  No
      64               925                                  No
      65              3,900                                 No
      66              1,200                                 No
      67               504                                  No
      68              1,523                                 No           Navy Federal Credit Union
      69              2,898                                 No           Tivoli Enterprises
      70              3,559                                 No
      71              1,783                                 No           Arkansas Capital Corp.
      72               563                                  No           DMB Realty
      73              1,936                                 No
      74               572                                  No
      75               697                                  No           Carolinas Physicans Network
      76              1,326                                 No           Barge, Cauthen & Associates
      77              3,288                                 No
      78              1,382                                 No
     78.01                                                  No           MPD Enterprises, Inc.
     78.02                                                  No           Dolgencorp of Texas, Inc.
      79               373                                  No
      80               713                                  No           Professional Orthopedic Associates
      81               418                                  No           Basement - Post House
      82               821                                  No           The Engraving Place
      83              1,382                                 No
      84                                                    Yes          Walgreens
      85               590                                  No           Frugatti's
      86                                                    No           Red Lobster
      87               611                                  No
      88                                                    Yes          Walgreens
      89               241                                  No
      90                                                    Yes          Walgreens
      91               985                                  No           Rite-Aid
      92                                                    Yes          Walgreens
      93               619                                  No
      94              1,200                                 No
      95               563                                  No           Oxford Village Hardware, Inc
      96               880                                  No
     96.01                                                  No
     96.02                                                  No
     96.03                                                  No
      97              1,187                                 No           La Placita Mexico
      98               416                                  No
      99                                                    Yes          Washington Mutual
      100              995                                  No           FBA Holdings Inc
      101              311                                  No
      102              456                                  No           Contact One Mortgage
      103              771                                  No           Allergy, Asthma & Immunology
      104              429                                  No           BBP Reprographics
      105                                                   Yes          FedEx Ground Package System, Inc.
      106             1,300                                 No
      107              917                                  No
      108              845                                  No
      109              419                                  No           Coldwell Banker Professional Realtors
      110              412                                  No
      111              953                                  No
      112             1,783                                 No
      113              683                                  No
      114              443                                  No           Southern NH Bank
      115                                                   No           Insight Lasik
      116              563                                  No           Cinagen/Xerox
      117              798                                  No
      118              668                                  No
      119              179                                  No           Dillon & Associates
      120              252                                  No
      121              561                                  No           Internal Medicine, Dr. Tang
      122              427                                  No           Blockbuster
      123              491                                  No
      124              886                                  No
      125              511                                  No
      126              368                                  No
      127              359                                  No
      128              295                                  No           El Porton Mexican Restaurant
      129              381                                  No
      130              334                                  No
      131              417                                  No
      132              328                                  No           Shanes Rib Shack
      133              756                                  No
      134              952                                  No
      135                                                   No
      136              202                                  No           Sunkiss
      137                                                   No           Super Dollar & Up
      138              128                                  No
      139              418                                  No
      140              643                                  No
      141              481                                  No
      142                                                   No           Radio Shack

                                    LEASE                            2ND LARGEST TENANT
LOAN #            UNIT SIZE      EXPIRATION               TENANT NAME                                                     UNIT SIZE
------            ---------      ----------               -----------                                                     ---------

   1              190,000        12/31/2026    Travelers Indemnity Company                                                 15,179
   2              256,423         8/15/2012    JC Penney                                                                  199,148
   3
 3.01              78,423          9/5/2009    Exco Resources                                                              33,463
 3.02              96,914         4/30/2012    ACIG Insurance                                                              17,628
   4
 4.01              57,584         4/30/2029
 4.02              10,146         9/30/2007    Cirrus Health II, LP                                                        10,064
 4.03              14,715         4/30/2018    Park Cities Imaging, L.P.                                                   10,290
 4.04               5,730         2/28/2011    Columbia Medical Center of Las Colinas                                       3,436
 4.05              13,099         2/28/2012    Urology Clinics of North Texas                                               8,765
 4.06              15,164         7/31/2006    Oklahoma City Clinic (2)                                                     6,095
 4.07              16,560        12/14/2015    Newman & Taub Cataract Laser Center                                          5,003
 4.08               6,360         2/28/2013    Block, Parker, & Parrington                                                  5,340
   5               97,012         2/28/2014    Belk Men and Home Store                                                     89,720
   6
   7
   8                9,500        11/30/2009    Moosa Heikali, M.D.                                                          7,998
   9
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
  10
  11
  12              361,176         4/30/2009    CenterPoint Realty Services Corporation                                    325,144
  13               64,277        10/31/2024    HomeGoods                                                                   25,000
  14               33,945         5/31/2016    Business News                                                               31,408
  15               16,723          8/9/2010    Drs. Roth Adair & Miller                                                     7,051
  16
  17               21,000        11/30/2009    Liberty Property Phila LP IV E                                              10,500
  18               98,157         1/21/2015
  19
  20
  21
  22               46,130         2/29/2016    Kona Natural Food, LLC                                                       5,802
  23
  24
  25
  26
  27
 27.01             35,100         2/28/2010    In United Bank Corp                                                         28,975
 27.02             12,920         4/30/2009    K.L. Presnell Construction                                                   8,763
 27.03              4,400         3/31/2007    Heavenly Ham                                                                 2,000
 27.04             18,000        12/31/2013    Little Mexico                                                                5,000
 27.05              3,200        10/31/2010    Pizza King                                                                   2,980
 27.06              3,600         7/10/2006    Hurrle-Hayden                                                                3,600
 27.07              1,900         8/19/2015
  28
  29
 29.01              9,800         8/31/2010    Heavy's Sports Cafe                                                          4,864
 29.02             15,087         4/30/2012    Dollar General                                                               6,740
 29.03              5,600        12/31/2007    Fred Fultz                                                                   4,800
 29.04              4,480         7/31/2007    Spotlight Studio                                                             1,280
 29.05              3,000         8/31/2011    Augustino's Restaurant                                                       2,400
 29.06              7,200        12/31/2008    Griesemer Chiropractic                                                       3,180
 29.07              1,200        11/30/2007    CC Solutions                                                                 1,200
  30
  31                7,897         1/19/2016    Beef-O-Brady's                                                               3,364
  32
  33
  34               22,552         6/30/2015    Gordon Food Service                                                         14,960
  35
  36               43,492         2/28/2010    IdaTech                                                                     40,000
  37                5,674         3/14/2008    Pacific Ambulatory                                                           4,870
  38               50,827         5/31/2013    Altiris                                                                      7,835
  39               24,400         10/5/2007    King's Gym                                                                   5,400
  40               28,148         4/30/2010    Wachovia Securities                                                         15,526
  41
  42               45,024         4/23/2007    Satellite Communications                                                    11,925
  43
  44               11,441         9/30/2009    Farris, Mathews, Branan & Hellen                                             9,699
  45               52,704        10/31/2010    TTI, Inc.                                                                    8,331
 45.01             52,704        10/31/2011    Countrywide Home Loans, Inc.                                                 7,035
 45.02              8,331         3/31/2012    The Bair Foundation                                                          7,520
  46
  47                9,299         1/31/2010    The Keyes Company                                                            6,214
  48              105,358         1/31/2016
  49               12,684         2/28/2009    Elite Diagnostic Imaging, LLC                                               10,377
  50
  51
  52
  53               55,722         3/31/2027    Bed Bath & Beyond                                                           31,600
  54
  55              106,854        12/31/2025
  56
  57
  58               14,380         1/31/2008    Encore Funding                                                               6,942
  59               20,600         5/31/2015    99c Store - Chien Ma                                                         9,000
  60
 60.01
 60.02
 60.03
 60.04
 60.05
  61               30,175         4/26/2007    SunTrust Bank                                                               21,480
  62               49,226         7/31/2021    Yolo Fed Credit Union                                                        2,207
  63
  64
  65
  66
  67
  68                7,841        12/31/2010    John L. Scott                                                                7,000
  69               26,284         1/31/2014    Val's Grocery                                                               15,000
  70
  71               12,250         7/31/2022    Airpoints, Inc.                                                             11,988
  72                3,544         5/31/2010    Robert Kim and Noel Moser-Kim, D.D.S.                                        2,000
  73
  74
  75               15,039         8/31/2007    Perkins & Will North Carolina                                               11,117
  76                5,776         4/30/2006    Southern Insurance Managers                                                  3,808
  77
  78
 78.01             11,167         4/30/2011    Gigi George                                                                  5,194
 78.02              6,432         1/31/2009    Pedi-Place, Inc.                                                             6,201
  79
  80               12,708        12/31/2008    Boulders Health & Fitness                                                    7,000
  81                6,000        12/31/2017    Freestyle Fitness                                                            4,335
  82                2,400         8/31/2008    Child's Pastry Shop                                                          1,680
  83
  84               13,278         7/31/2080
  85                3,600         5/31/2015    Finish Line                                                                  3,166
  86               26,629         6/30/2020    Smokey Bones                                                                21,400
  87
  88               14,550         7/31/2080
  89
  90               14,820        12/31/2079
  91               33,440         5/31/2008    Big Lots                                                                    31,035
  92               14,820         7/31/2080
  93
  94
  95               22,800         1/25/2014    Ken's Coney Island                                                           3,283
  96
 96.01
 96.02
 96.03
  97               11,098        11/30/2014    Luxottica Retail Lenscrafters                                                5,580
  98
  99                6,500        12/31/2015
  100               7,390        12/31/2014    West Coast Furniture                                                         5,795
  101
  102               4,909         8/31/2010    Barranca Insurance                                                           3,567
  103               7,632         3/28/2006    Drs. Lott & Bigler                                                           5,675
  104               2,880         6/30/2006    A Sign Group                                                                 2,400
  105              50,805         7/31/2015
  106
  107
  108
  109               3,808         9/30/2007    Brooks Real Estate                                                           1,910
  110
  111
  112
  113
  114               4,460         3/31/2013    Coldsteam RE Advisors                                                        3,000
  115               3,914        12/31/2011    Dr. Ed Christensen DDS                                                       3,237
  116               2,100          5/5/2008    Florestique                                                                  1,500
  117
  118
  119               2,400        10/31/2007    Superior Home Theatre                                                        1,990
  120
  121               1,500         3/13/2011    Shabbir Syed, DDS                                                            1,500
  122               6,000         2/28/2006    Payless ShoeSource                                                           3,315
  123
  124
  125
  126
  127
  128               3,800         2/28/2009    Washington Mutual Bank                                                       3,500
  129
  130
  131
  132               2,580         7/31/2010    Seo & Folks, Inc.                                                            1,400
  133
  134
  135
  136               2,000         5/31/2009    Quiznos                                                                      1,500
  137               6,018         8/20/2015    H&R Block                                                                    1,200
  138
  139
  140
  141
  142               2,520         3/31/2011    The UPS Store                                                                1,536

                                                       3RD LARGEST TENANT
                    LEASE                                                                                                   LEASE
LOAN #           EXPIRATION           TENANT NAME                                                        UNIT SIZE       EXPIRATION
------           ----------           -----------                                                        ---------       ----------

   1             12/31/2008   Express                                                                      11,802         1/31/2015
   2              9/30/2009   Parisian, Inc.                                                              126,000         6/30/2011
   3
 3.01             6/30/2011   Towers Perrin Forster                                                        30,028         7/31/2009
 3.02            12/31/2013   Sleeper Sewell Company                                                       16,158        12/31/2008
   4
 4.01
 4.02             5/31/2015   Trophy Club Medical Center, LP                                                9,149         4/30/2015
 4.03             9/30/2027   Sports & Orthopedic Group of Dallas                                           6,420         7/31/2013
 4.04             2/28/2013   Janet P. Stone Gonzalez, DDS, PC                                              2,352        12/31/2014
 4.05            12/31/2015   William R. Lumry MD                                                           5,240         3/30/2006
 4.06             3/31/2010   Samuel C. Oliphant                                                            5,182        12/31/2007
 4.07             8/31/2010   Wellness Care Center, LLC                                                     3,431        11/30/2006
 4.08             9/30/2008   Dr. Karen S. Reisig, MD                                                       2,616         5/31/2013
   5             12/31/2009   Steve & Barry's                                                              54,000         1/31/2013
   6
   7
   8              1/31/2011   Retina Vitreous Associates                                                    5,073         8/31/2012
   9
 9.01
 9.02
 9.03
 9.04
 9.05
 9.06
 9.07
  10
  11
  12              5/31/2011
  13              7/31/2014   PetsMart                                                                     22,400         5/31/2015
  14             12/31/2013   Hylant Group                                                                 13,983         1/31/2009
  15             10/31/2008   Drs Wooton & Zarem                                                            6,877         2/28/2008
  16
  17              6/30/2008   HNTB Corporation                                                             10,500        12/31/2008
  18
  19
  20
  21
  22              6/30/2008   Denny's                                                                       4,996         5/31/2017
  23
  24
  25
  26
  27
 27.01            1/31/2007   Dollar General                                                                9,198        10/31/2010
 27.02            7/31/2009   K.L. Presnell Real Estate                                                     8,763         7/31/2009
 27.03             3/1/2007   McComb Windows                                                                1,600         4/30/2006
 27.04            5/31/2005   Key Skateboards & More                                                        1,460         1/31/2008
 27.05            6/30/2009   Southport Dental Group                                                        2,620         6/30/2010
 27.06            6/30/2006   Venture Foods                                                                 3,200         3/31/2014
 27.07
  28
  29
 29.01            3/31/2009   Chinese Restaurant                                                            4,678         2/28/2014
 29.02            2/29/2008   Cozy's Restaurant                                                             4,999         3/31/2007
 29.03            9/30/2007   Premier Restoration                                                           4,800        12/31/2005
 29.04            9/30/2007   Greek Pizza                                                                   1,280         4/30/2006
 29.05           10/31/2006   Taking Care of Women, Inc                                                     1,800         5/31/2008
 29.06           12/31/2005   Allied Cash Advance Indiana                                                   1,220         4/30/2008
 29.07           11/30/2006   Quality Cellular Phones                                                       1,200         4/30/2006
  30
  31             11/30/2015   To USA Homes/Engle Homes                                                      3,159        10/31/2010
  32
  33
  34             11/30/2014   Rite Aid Pharmacy                                                            14,827         6/30/2010
  35
  36              5/31/2008   Tri-Star Cabinets                                                            33,748         9/30/2010
  37              10/1/2012   Indianer, Lask, Rosenzw                                                       4,829          7/1/2007
  38              6/30/2006   X-Sells Consulting, Inc.                                                      6,918         7/31/2008
  39              6/30/2007   China King Buffet                                                             4,566         7/30/2012
  40             11/26/2008   Moffett & Dillon                                                              7,119         3/31/2007
  41
  42              4/13/2007   Lockheed Martin Corporation                                                   8,913         3/31/2009
  43
  44              7/24/2015   Xebec Management, Inc.                                                        9,565         6/30/2008
  45              3/31/2012   The Bair Foundation                                                           7,520         9/28/2012
 45.01            6/14/2007   Le Tourneau University                                                        7,104        12/14/2008
 45.02            9/28/2012   UGS Corp                                                                      6,077         2/17/2010
  46
  47              5/31/2013   International Rehab                                                           3,520         8/31/2007
  48
  49              1/31/2010   Rivien Health Acquatic, Inc.                                                  7,408         2/28/2007
  50
  51
  52
  53              1/31/2015
  54
  55
  56
  57
  58              2/28/2007   Chicago Title                                                                 4,522        11/19/2009
  59              3/31/2006   Tres Hermanos                                                                 6,000        12/31/2008
  60
 60.01
 60.02
 60.03
 60.04
 60.05
  61              7/31/2010   Kaufman & Canoles, P.C.                                                       9,859         5/31/2008
  62              8/31/2007   Subway                                                                        1,207         7/14/2007
  63
  64
  65
  66
  67
  68             10/30/2009   Washington State Liquor Store                                                 4,810         4/30/2011
  69             11/30/2012   Fox Lake Billiards                                                            9,100         9/30/2010
  70
  71              4/30/2007   Watts, Donovan & Tilley                                                       9,002         7/31/2010
  72              5/31/2015   Cavaillon Restaurant                                                          1,964         8/31/2015
  73
  74
  75             10/31/2007   DR Horton, Inc.                                                              10,635          8/1/2006
  76              2/28/2006   Coldwell Bankers                                                              2,666        11/30/2005
  77
  78
 78.01           10/31/2010   Goodyear Tire & Rubber Company                                                5,120        10/31/2006
 78.02           12/31/2010   N TX Assemblies of God, Inc.                                                  4,300        12/31/2006
  79
  80              9/30/2008   Healthsouth Corporation                                                       5,499         1/31/2009
  81             12/31/2006   Caring Today Magazine,LLC                                                     3,300         9/30/2007
  82              6/30/2008   Pizza Hut                                                                     1,680         9/30/2007
  83
  84
  85              7/31/2008   Friar Tux Shop                                                                2,160         8/14/2007
  86              6/30/2020
  87
  88
  89
  90
  91               7/1/2013   Denny's                                                                       5,000         9/26/2008
  92
  93
  94
  95              4/30/2009   Cassandra Perry                                                               2,825         8/31/2007
  96
 96.01
 96.02
 96.03
  97               7/7/2007   Rent Rite                                                                     4,960         5/31/2007
  98
  99
  100            10/31/2007   Downing Frye Realty Inc.                                                      3,615         3/31/2007
  101
  102             4/30/2007   American Coast Funding                                                        3,416         3/31/2006
  103             6/30/2006   Lincoln Dental Associates                                                     2,940         4/30/2010
  104             5/31/2006   PTC School of Dance                                                           2,400         6/30/2006
  105
  106
  107
  108
  109             9/30/2007   Sights and Sounds                                                             1,910        12/31/2007
  110
  111
  112
  113
  114             9/30/2018   Accurate Tile Co.                                                             2,496         9/30/2018
  115             9/30/2009   Dr. Steve Eurich DDS                                                          2,628         9/30/2009
  116             5/31/2006   Murray's In a Hurry                                                           1,500         4/30/2010
  117
  118
  119            12/31/2007   Hip Chic Boutique                                                             1,200        12/31/2010
  120
  121             2/28/2015   Southern Maid Donuts                                                          1,350          9/2/2009
  122             9/30/2005   Georgio's Subs                                                                1,485         8/31/2005
  123
  124
  125
  126
  127
  128             3/31/2007   Best Nutrition                                                                1,400         6/30/2010
  129
  130
  131
  132            10/31/2010   OK Taco                                                                       1,400         1/31/2010
  133
  134
  135
  136              9/3/2008   Uptown Girl                                                                   1,000         4/30/2007
  137             4/30/2009   Quiznos Subs                                                                  1,200         8/31/2015
  138
  139
  140
  141
  142             3/31/2008   Kenmore Cleaners                                                              1,500        12/31/2009

                            FOOTNOTES TO ANNEX A-1
--------------------------------------------------------------------------------

    ADDRESS                  ZIP CODE    ADDRESS                  ZIP CODE
1   ---------------------   ----------   ---------------------   ---------
    306 NW 16th Street      32603        334 NW 17th Street      32603
    414 NW 14th Street      32603        334A NW 17th Street     32603
    407 NW 15th Street      32603        340 NW 17th Street      32603
    411 NW 15th Street      32603        404 NW 17th Street      32603
    421 NW 15th Street      32603        412 NW 17th Street      32603
    1630 NW 2nd Avenue      32603        418 NW 17th Street      32603
    312 NW 15th Street      32603        424 NW 17th Street      32603
    318 NW 15th Street      32603        421 NW 15th Street      32603
    1415 NW 5th Avenue      32603        1710 NW 2nd Avenue      32603
    311 NW 15th Terrace     32603        1704 NW 3rd Place       32603
    111 NW 15th Terrace     32603        1814 NW 1st Avenue      32603
    1415 NW 5th Avenue      32603        1820 NW 1st Avenue      32603
    1535 NW 5th Avenue      32603        1812 NW 2nd Avenue      32603
    1517 NW 5th Avenue      32603        309 NW 19th Street      32603
    1518 NW 4th Avenue      32603        1824 NW 2nd Street      32609
    1524 NW 4th Avenue      32603        1820 NW 2nd Avenue      32603
    1530 NW 4th Avenue      32603        1829 NW 2nd Avenue      32603
    1536 NW 3rd Avenue      32603        1430 NW 5th Avenue      32603
    220 NW 15th Terrace     32603        1910 NW 2nd Avenue      32603
    1614 NW 3rd Place       32603        207 NW 17th Street      32603
    1613 NW 3rd Place       32603        1716 NW 3rd Avenue      32603
    1605 NW 3rd Place       32603        1624 NW 4th Avenue      32603
    1605 NW 4th Avenue      32603        1620 NW 3rd Place       32603
    303 NW 17th Street      32603        329 NW 17th Street      32603
    111B 15th Terrace       32603        304 15th Street         32603
    1824 NW 1st Avenue      32603

2    For mortgage loans secured by multiple mortgaged real properties, the
     Occupancy % for such Mortgage Loans is the weighted average Occupancy % of each Mortgaged Property based on square footage, number of units, number of pads, number of rooms or Appraised Value ( $).

3    Stirling Town Center mortgage loan Occupancy % includes tenants in-place and tenants who have signed leases. The physical occupancy as of December
     2, 2005 according to Lease Begin Dates is 59.0%. The Lender has reserved
     $545,288 in Upfront Other Reserve ($) for Nine Months Debt Service to
     account for tenants who have signed leases but have not yet taken occupancy.

4    CNL-Cirrus MOB Portfolio mortgage loan Occupancy % includes tenants in-place and tenants who have signed leases.

5    CNL-Cirrus MOB Portfolio mortgage loan Occupancy % for the Coppell
     Healthcare Center property does not include 4,884 sf of space which is currently vacant but leased to tenant Columbia Medical Center of Las
     Colinas on a master lease resulting in an occupancy of 77.3%.

6    With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), Cut-Off Date LTV (%) and Maturity LTV (%) are illustrated based upon the individual loan data without consideration to the crossed data.

7    For mortgage loans secured by multiple Mortgaged Properties, each Mortgage
     Loan's Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD
     Balance ($) are allocated to the respective mortgaged properties based on the mortgage loan documentation or an allocation determined by Appraised
     Value ($).

8    Each Loan number identifies a group of crossed loans.

9    Each Loan number identifies a group of related borrowers.

10   For each mortgage loan, the Admin. Fee % represents the master servicing fee rate, the primary servicing fee rate, the trustee fee rate and a correspondence fee rate, if applicable, in total. The Net Mortgage Rate %
     equates to the related Interest Rate % less the related Admin. Fee %.

11   IO Monthly Debt Service ($) has been determined by dividing IO Annual Debt
     Service ($) by 12.

12   The Monthly P&I Debt Service ($) for the Glendale Galleria Loan represents an average of the sum of the P&I payments for the twelve month period between January 2006 and December 2006.

13   With respect to Marriott Courtyard - Hotel, Marriott Courtyard -
     Restaurant, Daisy Ridge Apartments, and Casa Alberta Apartments mortgage loans, the Rem. Term, First Payment Date, I/O Period, and the Remaining
     Prepayment Provision (Payments) for these loans were adjusted to include 1
     (one) interest-only period to reflect the interest payment the Trust will receive on January 1, 2006.

14   For mortgage loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the mortgage loan.

15   The "LO" component of the prepayment provision represents remaining lockout payments, "Def" represents remaining defeasance payments, "O" represents remaining open periods, and "YM" represents remaining yield maintenance periods.

16   The TownePlace Suites Portfolio mortgage loan provides for a prepayment premium that is equal to the greater of (i) one percent (1%) of the principal indebtedness being prepaid or accelerated or (ii) the positive difference, if any, between (a) the present value on the date of prepayment
     (by acceleration or otherwise) of all future installments of principal and interest which the Borrowers would otherwise be required to pay under the
     Note from the date of such prepayment until the Maturity Date absent such prepayment, including the unpaid principal amount which might otherwise be due upon the Maturity Date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis") on the date of such prepayment of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (b) the principal balance of the Loan on the date of such prepayment.

17   The Inland Montecito Crossing mortgage loan provides for a prepayment premium equal to the greater of (i) 1.0% of the outstanding principal balance of the Loan being prepaid or (ii) the excess, if any, of (a) the sum of the present values of all then-scheduled payments of principal and interest under the related loan documents, including, but not limited to, principal and interest due on November 1, 2010 (with each such payment discounted to its present value at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (b) the outstanding principal amount of the Loan. "Prepayment Rate" means the bond equivalent yield on the United States Treasury Security that as of the prepayment rate determination date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date (as defined in the related loan documents), as mostly recently published in the
     "Treasury Bonds, Notes and Bills" Section in The Wall Street Journal as of
     the date of the related tender of the payment.

18   Presnell Portfolio II and Presnell Portfolio I, Comfort Inn and Suites,
     Heather Meadows Apartments, Bedford Court, Centaur Commons, Village East
     mortgage loans provide for a prepayment premium equal to the greater of (i)
     1.0% of the outstanding principal balance of the related Note on the date of prepayment or (ii) the Yield Maintenance Amount (hereinafter defined).
     "Yield Maintenance Amount" means an amount never less than zero, equal to
     (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the Maturity Date
     (as defined in the related loan documents), (including any balloon payment)
     determined by discounting such payments at the Discount Rate (as hereinafter defined) less (y) the amount of the payment or proceeds received by Lender. "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. "Treasury Rate" means the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical
     Release H.15-Selected Interest Rates" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date.

19   The DRS Tactical Systems Office Building mortgage loan provides for a prepayment premium equal to the greater of (i) 1.0% of the principal balance of the Loan being prepaid or (ii) the excess, if any, of (a) the sum of the present values of all then-scheduled payments of principal and interest under the related agreement, including, but not limited to, principal and interest on the Anticipated Repayment Date (as defined in the related loan documents) (with each such payment discounted to its present value at the rate which, when compounded monthly, is equivalent to the
     Prepayment Rate (hereinafter defined)), over (b) the outstanding principal amount of the mortgage loan. "Prepayment Rate" means the bond equivalent yield on the United States Treasury Security that as of the prepayment rate determination date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Anticipated Repayment Date, as mostly recently published in the "Treasury Bonds, Notes and Bills" Section in The
     Wall Street Journal as of the date of the related tender of the payment.

20   The Fountain Plaza mortgage loan provides for a prepayment premium that is equal to the greater of (i) one percent (1%) of the outstanding principal balance of the related Note (as defined in the related loan documents) on the date of prepayment or (ii) the Yield Maintenance Amount (hereinafter defined). "Yield Maintenance Amount" means an amount never less than zero, equal to the present value of a series of Monthly Amounts, assumed to be paid at the end of each month remaining from the Prepayment Date (as defined in the related loan documents) through the Maturity Date (as defined in the related loan documents), discounted at the U.S. Securities
     Rate. "Monthly Amount" shall mean the following: (a) the Contract Rate (as defined in the related loan documents) minus (b) as of the Prepayment Date, the Yield ("U.S. Securities Rate"), as published by the federal reserve system in its "Statistical Release (H.15(519), Selected Interest Rate"
     under the caption "U.S. Government Securities/Treasury Constant
     Maturities", for a U.S. Government Security with a term equal to that remaining on the related Note on the Prepayment Date (which term may be obtained by interpolating between the yields published for the specific whole years), divided by twelve (12) and the quotient thereof then multiplied by (c) the amount prepaid on the Prepayment Date.

21   UW DSCR (x) for the Lone Hill Shopping Center mortgage loan was calculated after taking into account a holdback of $2,025,000. Before taking this reserve into account, the UW DSCR (x) is 1.06x.

22   For Spalding Bridge Apartments mortgage loan, if an UW DSCR (x) of 1.20x is not reached by June 30, 2006, the Borrower is required to make a principal payment of the lesser of (i) $500,000 or (ii) such sum as is required for the Mortgaged Property to achieve a DSCR (x) of 1.20x.

23   The Stirling Town Center mortgage loan has an Upfront Other Reserve ($)
     called Earn-Out Reserve of $2,000,000 which provides that, if the respective release criteria are not met, such amounts will be held as additional collateral for the related loan and applied to reduce the principal balance of such loan only at maturity or following an event of default. This Reserve can only be used to partially defease the loan.

24   The Monthly Capex Reserve ($) for the Glendale Galleria mortgage loan of
     $11,000 will commence upon the occurrence and during the continuance of a
     Trigger Event and the Capex Reserve balance shall not exceed $132,000.

25   The Monthly Capex Reserve ($) increases by 2% annually for the following mortgage loans: Abbey Apartments, Stirling Town Center, Commerce Pointe and
     Sherwood Mesa Shopping Center.

26   Homewood Suites mortgage loan has a Monthly Capex Reserve ($) of one-twelfth (1/12) of 4% of Gross Revenues from the previous fiscal year.

27   The Monthly TI/LC Reserve ($) for the Glendale Galleria mortgage loan of
     $55,100 will commence upon the occurrence and during the continuance of a
     Trigger Event and the TI/LC Reserve balance shall not exceed $661,200.

28   The Monthly TI/LC Reserve ($) for the Samaritan Medical Tower mortgage loan of $16,667 will commence if the Upfront TI/LC Reserve balance falls below
     $400,000.

29   The Monthly TI/LC Reserve ($) for the Four Forest Plaza and Lakeside Square
     mortgage loan is to be capped at $2,140,000. This cap excludes deposits held in the account from the Upfront TI/LC Reserve, Rent Reserve for Tenant
     Rollover and Zurich Rollover Reserve.

30   The Commerce Point mortgage loan has a Monthly Other Reserve ($) called the
     Cash Sweep Reserve which begins on the first payment date. Borrower is required to deposit all Net Excess Cash Flow into the TI/LC Reserve Account until the DEA Lease has been renewed or the DEA space has been leased to a tenant and on terms acceptable to lender. When the space has been re-leased or renewed, the reserve shall be used to pay down the mezzanine debt. The amount shown is calculated as follows: (Underwritten NCF plus Underwritten
     Vacancy minus Actual Vacancy minus Annual P&I)/12.

                             ANNEX A-2 (ALL LOANS)

LOAN SELLERS

-------------------------------------------------------------------------------------------------------------------------

                                                                  AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                  NUMBER OF        DATE PRINCIPAL     MORTGAGE POOL     MORTGAGE RATE
 MORTGAGE LOAN SELLER                           MORTGAGE LOANS         BALANCE            BALANCE             (%)
-------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National Association                    115           845,848,353           54.7              5.4959
Countrywide Commercial Real Estate Finance, Inc.     10            354,189,726           22.9              5.3998
Merrill Lynch Mortgage Lending, Inc.                 17            346,217,864           22.4              5.1926
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              142          $1,546,255,943        100.0%             5.4060%
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                     WTD. AVG.
                                                 REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                     MATURITY/ARD           DSCR          DATE LTV RATIO    DATE OR ARD LTV RATIO
 MORTGAGE LOAN SELLER                                  (MOS.)                (X)                (%)                   (%)
---------------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National Association                      114                 1.35               71.7                  62.6
Countrywide Commercial Real Estate Finance, Inc.       107                 1.32               74.9                  67.8
Merrill Lynch Mortgage Lending, Inc.                   106                 1.56               61.0                  53.3
---------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                111                 1.39x              70.1%                 61.7%
---------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------

                                               NUMBER OF      AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                             MORTGAGED REAL     DATE PRINCIPAL     MORTGAGE POOL     MORTGAGE RATE
 PROPERTY TYPE                                 PROPERTIES          BALANCE            BALANCE             (%)
------------------------------------------------------------------------------------------------------------------------

Retail                                               51            514,020,423           33.2              5.2033
 Anchored                                            13            396,125,960           25.6              5.0774
 Unanchored                                          27             76,717,956            5.0              5.7029
 Single Tenant                                        6             24,316,173            1.6              5.4134
 Shadow Anchored                                      5             16,860,334            1.1              5.5824
Office                                               37            378,746,213           24.5              5.5292
Multifamily                                          25            217,867,998           14.1              5.4800
Manufactured Housing                                 15            202,690,320           13.1              5.3386
Hospitality                                          15            112,913,686            7.3              5.6441
Self Storage                                         28             58,773,845            3.8              5.6338
Industrial                                            4             44,863,458            2.9              5.7413
Other                                                 1             16,380,000            1.1              5.3920
------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              176          $1,546,255,943        100.0%             5.4060%
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                         WTD. AVG.
                                     REMAINING TERM TO       WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                        MATURITY/ARD            DSCR          DATE LTV RATIO    DATE OR ARD LTV RATIO
 PROPERTY TYPE                             (MOS.)               (X)                (%)                   (%)
------------------------------------------------------------------------------------------------------------------------

Retail                                      106                 1.48               66.2                  58.4
 Anchored                                   103                 1.52               63.9                  57.1
 Unanchored                                 119                 1.35               73.2                  61.9
 Single Tenant                              105                 1.28               72.9                  63.9
 Shadow Anchored                            118                 1.33               79.2                  66.4
Office                                      108                 1.32               73.4                  65.6
Multifamily                                 118                 1.33               70.1                  61.7
Manufactured Housing                        118                 1.24               76.0                  66.3
Hospitality                                 110                 1.64               64.6                  54.9
Self Storage                                119                 1.46               69.7                  58.3
Industrial                                   96                 1.25               72.7                  68.1
Other                                       119                 1.43               68.5                  63.6
------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                     111                 1.39x              70.1%                 61.7%
------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (ALL LOANS)

PROPERTY LOCATIONS

------------------------------------------------------------------------------------------------------------------------

                                                 NUMBER OF       AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                              MORTGAGED REAL      DATE PRINCIPAL     MORTGAGE POOL     MORTGAGE RATE
STATE                                           PROPERTIES            BALANCE            BALANCE             (%)
------------------------------------------------------------------------------------------------------------------------

California                                           23            325,348,605           21.0              5.1846
 Southern                                            17            266,082,858           17.2              5.0800
 Northern                                             6             59,265,748            3.8              5.6543
Florida                                              16            149,770,149            9.7              5.4428
Texas                                                16            146,843,444            9.5              5.5929
Alabama                                               2            129,384,995            8.4              5.3023
Pennsylvania                                          3             70,960,000            4.6              5.4297
Illinois                                              6             64,555,664            4.2              5.6519
Colorado                                              5             62,380,636            4.0              5.3430
Michigan                                              6             59,983,463            3.9              5.1104
North Carolina                                        4             56,863,764            3.7              5.3539
Virginia                                              4             55,637,383            3.6              5.3626
Massachusetts                                         5             46,960,842            3.0              5.6538
Indiana                                              23             45,854,886            3.0              5.7331
Georgia                                              12             43,153,986            2.8              5.4439
New York                                              5             37,475,000            2.4              6.1367
Nevada                                                2             37,465,242            2.4              5.1245
Wisconsin                                             5             35,388,013            2.3              5.2925
New Jersey                                            4             25,077,777            1.6              5.6032
Arizona                                               3             19,551,418            1.3              5.3213
Tennessee                                             3             17,350,000            1.1              5.3845
Hawaii                                                1             16,800,000            1.1              5.2870
Oregon                                                2             14,846,808            1.0              5.5941
Washington                                            4             11,672,400            0.8              5.5901
Ohio                                                  5             9,613,717             0.6              5.7592
Iowa                                                  1             8,900,000             0.6              5.5000
Utah                                                  4             8,874,703             0.6              5.4336
Arkansas                                              2             6,998,517             0.5              5.7600
Oklahoma                                              2             6,455,000             0.4              5.3920
Missouri                                              1             6,070,000             0.4              5.7925
South Carolina                                        1             5,192,191             0.3              5.7400
Connecticut                                           1             4,600,000             0.3              5.7200
Maryland                                              1             4,350,000             0.3              5.4900
Maine                                                 1             4,283,306             0.3              5.3175
Nebraska                                              1             2,950,000             0.2              6.0300
Idaho                                                 1             2,597,249             0.2              5.6800
New Hampshire                                         1             2,046,783             0.1              5.4500
------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              176          $1,546,255,943        100.0%             5.4060%
------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                             WTD. AVG.
                                         REMAINING TERM TO       WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                            MATURITY/ARD            DSCR          DATE LTV RATIO    DATE OR ARD LTV RATIO
STATE                                          (MOS.)               (X)                (%)                   (%)
----------------------------------------------------------------------------------------------------------------------------

California                                      104                 1.54               58.8                  52.2
 Southern                                       100                 1.60               58.3                  52.2
 Northern                                       120                 1.25               60.9                  52.0
Florida                                         119                 1.31               72.0                  61.7
Texas                                            91                 1.31               73.7                  69.1
Alabama                                         120                 1.24               78.5                  69.7
Pennsylvania                                    120                 1.33               72.6                  65.0
Illinois                                        104                 1.24               74.2                  67.0
Colorado                                        120                 1.29               78.1                  68.1
Michigan                                        119                 1.33               73.2                  65.4
North Carolina                                  120                 1.28               75.1                  66.3
Virginia                                        120                 1.32               70.5                  56.8
Massachusetts                                   120                 1.43               71.2                  63.3
Indiana                                         118                 1.43               76.8                  63.8
Georgia                                         116                 1.42               73.2                  63.7
New York                                        120                 1.34               67.3                  53.9
Nevada                                           74                 1.85               53.4                  51.8
Wisconsin                                        94                 1.59               69.8                  62.5
New Jersey                                      112                 1.44               72.8                  61.3
Arizona                                         119                 1.34               69.7                  60.6
Tennessee                                       118                 1.31               79.2                  69.4
Hawaii                                          120                 1.24               77.1                  71.4
Oregon                                          119                 1.28               73.5                  63.9
Washington                                      117                 1.39               73.4                  60.4
Ohio                                            118                 1.30               69.9                  58.9
Iowa                                             82                 1.21               75.8                  70.4
Utah                                            117                 1.54               67.3                  54.8
Arkansas                                        120                 1.30               74.7                  62.3
Oklahoma                                        119                 1.43               68.5                  63.6
Missouri                                        120                 1.28               77.8                  65.6
South Carolina                                  119                 2.07               64.9                  49.9
Connecticut                                     120                 1.27               73.6                  61.9
Maryland                                        120                 1.81               70.2                  53.4
Maine                                           115                 1.59               64.9                  58.0
Nebraska                                        120                 1.26               78.7                  66.8
Idaho                                           119                 1.47               70.2                  59.0
New Hampshire                                   119                 1.33               74.7                  56.8
----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                         111                 1.39x              70.1%                 61.7%
============================================================================================================================

                              ANNEX A-2 (ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------

                                                               AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                 NUMBER OF       DATE PRINCIPAL     MORTGAGE POOL     MORTGAGE RATE
 RANGE OF CUT-OFF DATE BALANCES ($)           MORTGAGE LOANS        BALANCE            BALANCE             (%)
-----------------------------------------------------------------------------------------------------------------------

    996,594 -   2,999,999                            42             79,240,866            5.1              5.6691
  3,000,000 -   3,999,999                            13             44,058,930            2.8              5.5629
  4,000,000 -   4,999,999                            10             44,013,183            2.8              5.6762
  5,000,000 -   5,999,999                             5             27,605,932            1.8              5.6270
  6,000,000 -   6,999,999                             7             44,462,774            2.9              5.4722
  7,000,000 -   7,999,999                             8             58,726,970            3.8              5.4898
  8,000,000 -   9,999,999                             9             81,760,734            5.3              5.6177
 10,000,000 -  12,999,999                            16            178,976,498           11.6              5.3823
 13,000,000 -  19,999,999                            16            247,767,678           16.0              5.5600
 20,000,000 -  49,999,999                            12            373,215,242           24.1              5.3542
 50,000,000 -  99,999,999                             2            118,325,000            7.7              5.5922
100,000,000 - 125,702,137                             2            248,102,137           16.0              4.9725
-----------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              142          $1,546,255,943        100.0%             5.4060%
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                WTD. AVG.
                                            REMAINING TERM TO       WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                               MATURITY/ARD            DSCR          DATE LTV RATIO    DATE OR ARD LTV RATIO
 RANGE OF CUT-OFF DATE BALANCES ($)               (MOS.)               (X)                (%)                   (%)
--------------------------------------------------------------------------------------------------------------------------------

    996,594 -   2,999,999                           118                 1.45               70.1                  58.2
  3,000,000 -   3,999,999                           119                 1.37               66.6                  54.3
  4,000,000 -   4,999,999                           116                 1.35               72.8                  61.8
  5,000,000 -   5,999,999                           106                 1.47               72.9                  63.3
  6,000,000 -   6,999,999                           119                 1.32               75.9                  64.8
  7,000,000 -   7,999,999                           119                 1.39               71.6                  60.5
  8,000,000 -   9,999,999                           115                 1.35               64.6                  55.6
 10,000,000 -  12,999,999                           117                 1.41               71.3                  61.2
 13,000,000 -  19,999,999                           116                 1.30               73.9                  64.6
 20,000,000 -  49,999,999                           112                 1.35               71.9                  65.3
 50,000,000 -  99,999,999                            88                 1.31               73.2                  69.2
100,000,000 - 125,702,137                           101                 1.56               61.2                  54.3
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                             111                 1.39x              70.1%                 61.7%
--------------------------------------------------------------------------------------------------------------------------------

Minimum: $996,594
Maximum: $125,702,137
Average: $10,889,126

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------

                                                                 AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                  NUMBER OF        DATE PRINCIPAL     MORTGAGE POOL     MORTGAGE RATE
RANGE OF MORTGAGE RATES (%)                    MORTGAGE LOANS          BALANCE            BALANCE            (%)
------------------------------------------------------------------------------------------------------------------------

4.6496 - 4.9999                                       3            165,502,137           10.7              4.7216
5.0000 - 5.2499                                      13            126,428,906            8.2              5.1184
5.2500 - 5.4999                                      47            717,791,899           46.4              5.3392
5.5000 - 5.5999                                      17             76,284,762            4.9              5.5543
5.6000 - 5.6999                                      16             84,658,144            5.5              5.6465
5.7000 - 5.7499                                       9             72,850,788            4.7              5.7203
5.7500 - 5.9999                                      28            259,789,743           16.8              5.8096
6.0000 - 6.5600                                       9             42,949,562            2.8              6.2942
------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              142          $1,546,255,943        100.0%             5.4060%
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                               WTD. AVG.
                                           REMAINING TERM TO       WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                              MATURITY/ARD            DSCR          DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF MORTGAGE RATES (%)                     (MOS.)                (X)                (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------

4.6496 - 4.9999                                   91                 1.73               51.1                  45.6
5.0000 - 5.2499                                  105                 1.55               69.0                  60.7
5.2500 - 5.4999                                  118                 1.33               73.1                  64.3
5.5000 - 5.5999                                  115                 1.28               70.3                  61.2
5.6000 - 5.6999                                  110                 1.36               71.8                  61.3
5.7000 - 5.7499                                  118                 1.40               76.7                  65.7
5.7500 - 5.9999                                  102                 1.29               71.1                  64.8
6.0000 - 6.5600                                  117                 1.35               74.2                  60.3
-----------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                          111                 1.39x              70.1%                 61.7%
-----------------------------------------------------------------------------------------------------------------------------

Minimum: 4.6496%
Maximum: 6.5600%
Weighted Average: 5.4060%

                              ANNEX A-2 (ALL LOANS)

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------

                                                                 AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                  NUMBER OF        DATE PRINCIPAL     MORTGAGE POOL     MORTGAGE RATE
RANGE OF DSCRS (X)                             MORTGAGE LOANS          BALANCE           BALANCE             (%)
-----------------------------------------------------------------------------------------------------------------------

1.15 - 1.19                                           4             58,230,000            3.8              5.6532
1.20 - 1.24                                          26            509,471,356           32.9              5.4469
1.25 - 1.29                                          21            207,524,875           13.4              5.4606
1.30 - 1.34                                          23            177,349,071           11.5              5.5417
1.35 - 1.39                                          11             52,765,904            3.4              5.4796
1.40 - 1.44                                          17            159,947,289           10.3              5.4702
1.45 - 1.49                                           9             49,414,043            3.2              5.5240
1.50 - 1.59                                          15            111,580,036            7.2              5.4920
1.60 - 1.99                                          11            169,600,323           11.0              4.8681
2.00 - 2.11                                           5             50,373,047            3.3              5.2275
-----------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              142         $1,546,255,943         100.0%             5.4060%
-----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                             WTD. AVG.
                                         REMAINING TERM TO       WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                            MATURITY/ARD            DSCR          DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF DSCRS (X)                             (MOS.)               (X)                (%)                   (%)
---------------------------------------------------------------------------------------------------------------------------

1.15 - 1.19                                    120                 1.18               66.6                  59.5
1.20 - 1.24                                    110                 1.22               76.0                  68.5
1.25 - 1.29                                    119                 1.26               75.2                  65.3
1.30 - 1.34                                    117                 1.31               76.3                  65.7
1.35 - 1.39                                    120                 1.36               76.4                  65.6
1.40 - 1.44                                    117                 1.42               70.1                  61.6
1.45 - 1.49                                    119                 1.47               64.8                  50.4
1.50 - 1.59                                    117                 1.56               64.1                  56.9
1.60 - 1.99                                     91                 1.84               48.2                  41.3
2.00 - 2.11                                     68                 2.06               56.4                  53.7
---------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                        111                 1.39x              70.1%                 61.7%
---------------------------------------------------------------------------------------------------------------------------

Minimum: 1.15x
Maximum: 2.11x
Weighted Average: 1.39x

CUT-OFF DATE LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------

                                                                  AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                  NUMBER OF         DATE PRINCIPAL     MORTGAGE POOL     MORTGAGE RATE
RANGE OF CUT-OFF DATE LTV RATIOS (%)           MORTGAGE LOANS          BALANCE            BALANCE             (%)
-------------------------------------------------------------------------------------------------------------------------

33.4 - 49.9                                           6            151,784,061            9.8              4.8094
50.0 - 59.9                                          12             93,707,432            6.1              5.3422
60.0 - 64.9                                          13            115,613,690            7.5              5.4622
65.0 - 69.9                                          25            253,062,107           16.4              5.4372
70.0 - 74.9                                          28            197,626,284           12.8              5.6180
75.0 - 79.9                                          52            603,102,370           39.0              5.4914
80.0 - 80.0                                           6            131,360,000            8.5              5.3205
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              142         $1,546,255,943         100.0%             5.4060%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                             WTD. AVG.
                                         REMAINING TERM TO       WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                            MATURITY/ARD            DSCR          DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE LTV RATIOS (%)           (MOS.)               (X)                (%)                   (%)
--------------------------------------------------------------------------------------------------------------------------

33.4 - 49.9                                    89                 1.82               44.2                  36.3
50.0 - 59.9                                   101                 1.68               55.3                  51.6
60.0 - 64.9                                   108                 1.53               62.7                  55.5
65.0 - 69.9                                   119                 1.39               68.2                  60.3
70.0 - 74.9                                   112                 1.29               73.1                  63.6
75.0 - 79.9                                   112                 1.27               77.9                  69.2
80.0 - 80.0                                   120                 1.26               80.0                  69.7
--------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                       111                 1.39x              70.1%                 61.7%
--------------------------------------------------------------------------------------------------------------------------

Minimum: 33.4%
Maximum: 80.0%
Weighted Average: 70.1%

                              ANNEX A-2 (ALL LOANS)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------

                                                                AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                  NUMBER OF       DATE PRINCIPAL     MORTGAGE POOL     MORTGAGE RATE
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)    MORTGAGE LOANS       BALANCE            BALANCE             (%)
 ---------------------------------------------------------------------------------------------------------------------

 0.2 - 24.9                                           3             15,284,542            1.0              5.4313
25.0 - 49.9                                          13            178,313,900           11.5              4.9391
50.0 - 54.9                                          15            120,960,202            7.8              5.4544
55.0 - 59.9                                          27            217,177,571           14.0              5.5694
60.0 - 64.9                                          29            256,335,360           16.6              5.4030
65.0 - 67.4                                          26            193,836,178           12.5              5.4586
67.5 - 69.9                                          19            352,938,190           22.8              5.3801
70.0 - 74.6                                          10            211,410,000           13.7              5.6011
----------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              142         $1,546,255,943         100.0%             5.4060%
----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                  WTD. AVG.
                                              REMAINING TERM TO       WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                 MATURITY/ARD            DSCR          DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF MATURITY DATE OR ARD LTV RATIOS (%)        (MOS.)               (X)                (%)                   (%)
---------------------------------------------------------------------------------------------------------------------------------

 0.2 - 24.9                                          124                 1.53               44.8                  15.3
25.0 - 49.9                                           93                 1.80               46.7                  40.4
50.0 - 54.9                                          105                 1.56               61.2                  52.9
55.0 - 59.9                                          113                 1.46               66.7                  58.3
60.0 - 64.9                                          119                 1.31               71.6                  63.2
65.0 - 67.4                                          119                 1.32               76.5                  66.4
67.5 - 69.9                                          118                 1.26               79.0                  69.6
70.0 - 74.6                                           95                 1.23               77.3                  72.4
---------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              111                 1.39x              70.1%                 61.7%
---------------------------------------------------------------------------------------------------------------------------------

Minimum: 0.2%
Maximum: 74.6%
Weighted Average: 61.7%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

-------------------------------------------------------------------------------------------------------------------------

                                                                AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                 NUMBER OF        DATE PRINCIPAL     MORTGAGE POOL     MORTGAGE RATE
RANGE OF REMAINING TERMS TO MATURITY (MOS.)    MORTGAGE LOANS        BALANCE            BALANCE             (%)
-------------------------------------------------------------------------------------------------------------------------

 56 -  84                                            11            290,889,310           18.8              5.1938
 85 - 119                                            75            518,081,123           33.5              5.4163
120 - 179                                            56            737,285,510           47.7              5.4825
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              142         $1,546,255,943         100.0%             5.4060%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                 WTD. AVG.
                                             REMAINING TERM TO       WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                MATURITY/ARD            DSCR          DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF REMAINING TERMS TO MATURITY (MOS.)        (MOS.)               (X)                (%)                   (%)
--------------------------------------------------------------------------------------------------------------------------------

 56 -  84                                            73                 1.63               59.2                  55.4
 85 - 119                                           118                 1.40               71.0                  62.0
120 - 179                                           120                 1.28               73.7                  64.1
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                             111                 1.39x              70.1%                 61.7%
--------------------------------------------------------------------------------------------------------------------------------

Minimum: 56 mos.
Maximum: 179 mos.
Weighted Average: 111 mos.

                              ANNEX A-2 (ALL LOANS)

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------

                                                                AGGREGATE CUT-OFF    % OF INITIAL        WTD. AVG.
                                                 NUMBER OF        DATE PRINCIPAL     MORTGAGE POOL     MORTGAGE RATE
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)    MORTGAGE LOANS         BALANCE           BALANCE             (%)
------------------------------------------------------------------------------------------------------------------------

Interest Only                                         3             59,345,242            3.8              5.2399
120 - 299                                             4             16,505,206            1.1              5.4482
300 - 329                                            17            147,442,804            9.5              5.6605
330 - 360                                            118          1,322,962,691          85.6              5.3846
------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              142         $1,546,255,943         100.0%             5.4060%
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                  WTD. AVG.
                                              REMAINING TERM TO       WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                 MATURITY/ARD            DSCR          DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)        (MOS.)                (X)                (%)                   (%)
---------------------------------------------------------------------------------------------------------------------------------

 Interest Only                                        90                 1.81               57.8                  57.8
120 - 299                                            123                 1.51               45.8                  16.1
300 - 329                                            117                 1.46               66.5                  54.8
330 - 360                                            111                 1.36               71.3                  63.2
---------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              111                 1.39x              70.1%                 61.7%
---------------------------------------------------------------------------------------------------------------------------------

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 352 mos.

ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
ESCROW TYPE              NUMBER OF MORTGAGE LOANS    AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE     % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

TI/LC Reserves                     46                                  543,910,427                           57.0
Real Estate Tax                    114                                1,073,678,437                          69.4
Insurance                          106                                 921,357,676                           59.6
Replacement Reserves               109                                 974,916,972                           63.1

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
LOCKBOX TYPE          NUMBER OF MORTGAGE LOANS     AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE     % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Hard                         16                                         505,182,597                    32.7
Soft                          7                                         117,308,917                     7.6

CASH MANAGEMENT TYPES

------------------------------------------------------------------------------------------------------------------------------------
CASH MANAGEMENT TYPE     NUMBER OF MORTGAGE LOANS   AGGREGAGE CUT-OFF DATE PRINCIPAL BALANCE    % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Springing                       20                                       573,446,514                   37.1
In place                         3                                        49,045,000                    3.2

                            ANNEX A-2 (LOAN GROUP 1)
LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                  AGGREGATE                                                                WTD. AVG.
                                                 CUT-OFF DATE     % OF                  WTD. AVG.              WTD. AVG.   MATURITY
                                                   PRINCIPAL     INITIAL     WTD. AVG   REMAINING               CUT-OFF    DATE OR
                                     NUMBER OF      BALANCE     MORTGAGE     MORTGAGE    TERM TO    WTD. AVG.     DATE     ARD LTV
                                     MORTGAGE       OF LOAN       POOL         RATE     MATURITY/     DSCR        LTV       RATIO
MORTGAGE LOAN SELLER                   LOANS        GROUP 1      BALANCE        (%)     ARD (MOS.)     (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National Association        88       640,495,035      48.5       5.4909       114        1.37        72.4       63.5
Countrywide Commercial Real
  Estate Finance, Inc.                    9       340,509,726      25.8       5.4139       106        1.32        74.8       67.9
Merrill Lynch Mortgage Lending, Inc.     16       340,147,864      25.7       5.1819       105        1.57        60.7       53.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                 113    $1,321,152,625     100.0%      5.3915%      110        1.41x       70.0%      61.9%
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                  AGGREGATE                                                                WTD. AVG.
                                                 CUT-OFF DATE     % OF                  WTD. AVG.              WTD. AVG.   MATURITY
                                     NUMBER OF     PRINCIPAL     INITIAL     WTD. AVG   REMAINING               CUT-OFF    DATE OR
                                     MORTGAGED      BALANCE     MORTGAGE     MORTGAGE    TERM TO    WTD. AVG.     DATE     ARD LTV
                                        REAL        OF LOAN       POOL         RATE     MATURITY/     DSCR        LTV       RATIO
PROPERTY SUB TYPE                   PROPERTIES      GROUP 1      BALANCE        (%)     ARD (MOS.)     (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                                   51       514,020,423      38.9       5.2033        106        1.48       66.2       58.4
    Anchored                             13       396,125,960      30.0       5.0774        103        1.52       63.9       57.1
    Unanchored                           27        76,717,956       5.8       5.7029        119        1.35       73.2       61.9
    Single Tenant                         6        24,316,173       1.8       5.4134        105        1.28       72.9       63.9
    Shadow Anchored                       5        16,860,334       1.3       5.5824        118        1.33       79.2       66.4
Office                                   37       378,746,213      28.7       5.5292        108        1.32       73.4       65.6
Manufactured Housing                      5       126,540,000       9.6       5.3222        120        1.24       78.0       68.1
Hospitality                              15       112,913,686       8.5       5.6441        110        1.64       64.6       54.9
Multifamily                               6        68,915,000       5.2       5.3172        118        1.34       72.5       67.1
Self Storage                             28        58,773,845       4.4       5.6338        119        1.46       69.7       58.3
Industrial                                4        44,863,458       3.4       5.7413         96        1.25       72.7       68.1
Other                                     1        16,380,000       1.2       5.3920        119        1.43       68.5       63.6
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                 147    $1,321,152,625     100.0%      5.3915%       110        1.41x      70.0%      61.9%
====================================================================================================================================

                            ANNEX A-2 (LOAN GROUP 1)

PROPERTY LOCATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                  AGGREGATE                                                                WTD. AVG.
                                                 CUT-OFF DATE     % OF                  WTD. AVG.              WTD. AVG.   MATURITY
                                     NUMBER OF     PRINCIPAL     INITIAL     WTD. AVG   REMAINING               CUT-OFF    DATE OR
                                     MORTGAGED      BALANCE     MORTGAGE     MORTGAGE    TERM TO    WTD. AVG.     DATE     ARD LTV
                                        REAL        OF LOAN       POOL         RATE     MATURITY/     DSCR        LTV       RATIO
STATE                               PROPERTIES      GROUP 1      BALANCE        (%)     ARD (MOS.)     (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

California                              20        284,909,865      21.6       5.1007        103        1.58       58.1       51.6
    Southern                            16        260,344,117      19.7       5.0666        101        1.60       58.2       52.1
    Northern                             4         24,565,748       1.9       5.4626        119        1.33       57.3       46.4
Texas                                   16        146,843,444      11.1       5.5929         91        1.31       73.7       69.1
Alabama                                  1        122,400,000       9.3       5.3041        120        1.24       78.5       69.9
Florida                                 11         71,093,573       5.4       5.5540        119        1.42       71.7       60.7
Pennsylvania                             3         70,960,000       5.4       5.4297        120        1.33       72.6       65.0
Colorado                                 5         62,380,636       4.7       5.3430        120        1.29       78.1       68.1
North Carolina                           4         56,863,764       4.3       5.3539        120        1.28       75.1       66.3
Virginia                                 4         55,637,383       4.2       5.3626        120        1.32       70.5       56.8
Michigan                                 4         54,660,000       4.1       5.0982        119        1.32       73.4       65.9
Massachusetts                            5         46,960,842       3.6       5.6538        120        1.43       71.2       63.3
Nevada                                   2         37,465,242       2.8       5.1245         74        1.85       53.4       51.8
Indiana                                 21         37,148,680       2.8       5.6867        118        1.42       76.3       63.2
Illinois                                 3         35,625,664       2.7       5.8595         91        1.23       73.3       68.7
Wisconsin                                4         33,575,000       2.5       5.2813         93        1.61       69.3       62.3
Georgia                                 10         29,748,858       2.3       5.5380        119        1.28       76.0       67.1
New York                                 3         25,925,000       2.0       6.3063        121        1.30       75.2       60.5
New Jersey                               4         25,077,777       1.9       5.6032        112        1.44       72.8       61.3
Hawaii                                   1         16,800,000       1.3       5.2870        120        1.24       77.1       71.4
Tennessee                                2         16,050,000       1.2       5.3338        118        1.30       79.3       69.6
Oregon                                   2         14,846,808       1.1       5.5941        119        1.28       73.5       63.9
Washington                               3          9,422,400       0.7       5.5854        125        1.37       74.0       58.7
Arizona                                  2          9,321,418       0.7       5.3501        119        1.50       66.0       57.2
Iowa                                     1          8,900,000       0.7       5.5000         82        1.21       75.8       70.4
Utah                                     4          8,874,703       0.7       5.4336        117        1.54       67.3       54.8
Arkansas                                 2          6,998,517       0.5       5.7600        120        1.30       74.7       62.3
Oklahoma                                 2          6,455,000       0.5       5.3920        119        1.43       68.5       63.6
South Carolina                           1          5,192,191       0.4       5.7400        119        2.07       64.9       49.9
Connecticut                              1          4,600,000       0.3       5.7200        120        1.27       73.6       61.9
Maryland                                 1          4,350,000       0.3       5.4900        120        1.81       70.2       53.4
Maine                                    1          4,283,306       0.3       5.3175        115        1.59       64.9       58.0
Nebraska                                 1          2,950,000       0.2       6.0300        120        1.26       78.7       66.8
Ohio                                     2          2,785,772       0.2       6.0150        119        1.27       65.9       55.9
New Hampshire                            1          2,046,783       0.2       5.4500        119        1.33       74.7       56.8
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                 147    $1,321,152,625     100.0%      5.3915%       110        1.41x      70.0%      61.9%
====================================================================================================================================

                            ANNEX A-2 (LOAN GROUP 1)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                  AGGREGATE                                                                WTD. AVG.
                                                 CUT-OFF DATE     % OF                  WTD. AVG.              WTD. AVG.   MATURITY
                                                   PRINCIPAL     INITIAL     WTD. AVG   REMAINING               CUT-OFF    DATE OR
                                     NUMBER OF      BALANCE     MORTGAGE     MORTGAGE    TERM TO    WTD. AVG.     DATE     ARD LTV
                                     MORTGAGE       OF LOAN       POOL         RATE     MATURITY/     DSCR        LTV       RATIO
RANGE OF CUT-OFF DATE BALANCES ($)     LOANS        GROUP 1      BALANCE        (%)     ARD (MOS.)     (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

    996,594 -   2,999,999                32        61,076,190       4.6       5.6879        119        1.47       68.8       56.5
  3,000,000 -   3,999,999                11        37,468,848       2.8       5.5320        119        1.39       65.2       52.9
  4,000,000 -   4,999,999                 9        40,013,183       3.0       5.7188        115        1.34       73.2       62.1
  5,000,000 -   5,999,999                 4        21,867,191       1.7       5.6105        118        1.49       75.3       64.3
  6,000,000 -   6,999,999                 5        31,407,779       2.4       5.4553        120        1.33       74.9       64.4
  7,000,000 -   7,999,999                 6        44,593,965       3.4       5.3902        119        1.40       69.2       58.0
  8,000,000 -   9,999,999                 7        64,110,734       4.9       5.5645        114        1.35       67.0       58.5
 10,000,000 -  12,999,999                14       156,864,678      11.9       5.4010        117        1.39       71.5       61.5
 13,000,000 -  19,999,999                10       153,107,678      11.6       5.6396        113        1.36       76.1       66.5
 20,000,000 -  49,999,999                11       344,215,242      26.1       5.3521        111        1.36       72.2       65.8
 50,000,000 -  99,999,999                 2       118,325,000       9.0       5.5922         88        1.31       73.2       69.2
100,000,000 - 125,702,137                 2       248,102,137      18.8       4.9725        101        1.56       61.2       54.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                 113    $1,321,152,625     100.0%      5.3915%       110        1.41x      70.0%      61.9%
====================================================================================================================================

Minimum: $996,594
Maximum: $125,702,137
Average: $11,691,616

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                  AGGREGATE                                                                WTD. AVG.
                                                 CUT-OFF DATE     % OF                  WTD. AVG.              WTD. AVG.   MATURITY
                                                   PRINCIPAL     INITIAL     WTD. AVG   REMAINING               CUT-OFF    DATE OR
                                     NUMBER OF      BALANCE     MORTGAGE     MORTGAGE    TERM TO    WTD. AVG.     DATE     ARD LTV
                                     MORTGAGE       OF LOAN       POOL         RATE     MATURITY/     DSCR        LTV       RATIO
RANGE OF MORTGAGE RATES (%)            LOANS        GROUP 1      BALANCE        (%)     ARD (MOS.)     (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

4.6496 - 4.9999                           3       165,502,137      12.5       4.7216         91        1.73       51.1       45.6
5.0000 - 5.2499                          10        99,543,623       7.5       5.1159        102        1.56       68.3       60.6
5.2500 - 5.4999                          38       617,723,595      46.8       5.3436        118        1.35       73.1       64.6
5.5000 - 5.5999                          15        71,278,244       5.4       5.5570        114        1.29       70.0       61.2
5.6000 - 5.6999                          11        65,298,954       4.9       5.6489        114        1.36       71.7       60.4
5.7000 - 5.7499                           9        72,850,788       5.5       5.7203        118        1.40       76.7       65.7
5.7500 - 5.9999                          20       194,338,727      14.7       5.8120         95        1.31       73.5       68.1
6.0000 - 6.5600                           7        34,616,557       2.6       6.3626        117        1.32       73.1       58.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                 113    $1,321,152,625     100.0%      5.3915%       110        1.41x      70.0%      61.9%
====================================================================================================================================

Minimum: 4.6496%
Maximum: 6.5600%
Weighted Average: 5.3915%

                            ANNEX A-2 (LOAN GROUP 1)

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                  AGGREGATE                                                                WTD. AVG.
                                                 CUT-OFF DATE     % OF                  WTD. AVG.              WTD. AVG.   MATURITY
                                                   PRINCIPAL     INITIAL     WTD. AVG   REMAINING               CUT-OFF    DATE OR
                                     NUMBER OF      BALANCE     MORTGAGE     MORTGAGE    TERM TO    WTD. AVG.     DATE     ARD LTV
                                     MORTGAGE       OF LOAN       POOL         RATE     MATURITY/     DSCR        LTV       RATIO
RANGE OF DSCRS (X)                     LOANS        GROUP 1      BALANCE        (%)     ARD (MOS.)     (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

1.15 - 1.19                               2        23,530,000       1.8       5.4515        119        1.17       71.1       64.7
1.20 - 1.24                              18       432,501,767      32.7       5.4557        108        1.22       76.3       69.3
1.25 - 1.29                              17       167,623,072      12.7       5.4581        118        1.26       76.3       66.5
1.30 - 1.34                              20       155,360,613      11.8       5.6002        117        1.32       76.2       65.7
1.35 - 1.39                               8        47,796,560       3.6       5.4493        120        1.36       76.2       65.6
1.40 - 1.44                              13       138,658,549      10.5       5.4436        119        1.42       72.1       63.6
1.45 - 1.49                               7        39,783,788       3.0       5.4279        119        1.47       62.0       46.9
1.50 - 1.59                              13       107,806,727       8.2       5.4904        118        1.57       63.8       56.6
1.60 - 1.99                              10       157,718,503      11.9       4.8423         90        1.85       46.8       40.3
2.00 - 2.11                               5        50,373,047       3.8       5.2275         68        2.06       56.4       53.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                 113    $1,321,152,625     100.0%      5.3915%       110        1.41x      70.0%      61.9%
====================================================================================================================================

Minimum: 1.15x
Maximum: 2.11x
Weighted Average: 1.41x

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                  AGGREGATE                                                                WTD. AVG.
                                                 CUT-OFF DATE     % OF                  WTD. AVG.              WTD. AVG.   MATURITY
                                                   PRINCIPAL     INITIAL     WTD. AVG   REMAINING               CUT-OFF    DATE OR
                                      NUMBER OF     BALANCE     MORTGAGE     MORTGAGE    TERM TO    WTD. AVG.     DATE     ARD LTV
                                      MORTGAGE      OF LOAN       POOL         RATE     MATURITY/     DSCR        LTV       RATIO
RANGE OF CUT-OFF DATE LTV RATIOS (%)    LOANS       GROUP 1      BALANCE        (%)     ARD (MOS.)     (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

33.4 - 49.9                               5       142,284,061      10.8       4.7419         87        1.84       44.3       36.6
50.0 - 59.9                              12        93,707,432       7.1       5.3422        101        1.68       55.3       51.6
60.0 - 64.9                              11        92,424,949       7.0       5.3861        108        1.60       63.1       55.6
65.0 - 69.9                              20       189,291,989      14.3       5.4290        119        1.41       68.3       60.8
70.0 - 74.9                              20       136,402,221      10.3       5.7183        109        1.31       73.4       63.9
75.0 - 79.9                              39       535,681,973      40.5       5.4945        112        1.27       77.9       69.5
80.0 - 80.0                               6       131,360,000       9.9       5.3205        120        1.26       80.0       69.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                 113    $1,321,152,625     100.0%      5.3915%       110        1.41x      70.0%      61.9%
====================================================================================================================================

Minimum: 33.4%
Maximum: 80.0%
Weighted Average: 70.0%

                            ANNEX A-2 (LOAN GROUP 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                  AGGREGATE                                                                WTD. AVG.
                                                 CUT-OFF DATE     % OF                  WTD. AVG.              WTD. AVG.   MATURITY
                                                   PRINCIPAL     INITIAL     WTD. AVG   REMAINING               CUT-OFF    DATE OR
                                     NUMBER OF      BALANCE     MORTGAGE     MORTGAGE    TERM TO    WTD. AVG.     DATE     ARD LTV
RANGE OF MATURITY DATE OR            MORTGAGE       OF LOAN       POOL         RATE     MATURITY/     DSCR        LTV       RATIO
ARD LTV RATIOS (%)                     LOANS        GROUP 1      BALANCE        (%)     ARD (MOS.)     (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

 0.2 - 24.9                               3        15,284,542       1.2       5.4313        124        1.53       44.8       15.3
25.0 - 49.9                              12       168,813,900      12.8       4.8896         92        1.82       46.9       40.9
50.0 - 54.9                              14       103,510,202       7.8       5.3978        103        1.62       61.4       52.9
55.0 - 59.9                              18       133,727,959      10.1       5.6006        112        1.54       65.8       58.0
60.0 - 64.9                              23       207,492,895      15.7       5.4244        119        1.34       71.1       63.0
65.0 - 69.9                              33       480,913,127      36.4       5.4006        118        1.28       78.3       68.8
70.0 - 74.6                              10       211,410,000      16.0       5.6011         95        1.23       77.3       72.4
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                 113    $1,321,152,625     100.0%      5.3915%       110        1.41x      70.0%      61.9%
====================================================================================================================================

Minimum: 0.2%
Maximum: 74.6%
Weighted Average: 61.9%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                  AGGREGATE                                                                WTD. AVG.
                                                 CUT-OFF DATE     % OF                  WTD. AVG.              WTD. AVG.   MATURITY
                                                   PRINCIPAL     INITIAL     WTD. AVG   REMAINING               CUT-OFF    DATE OR
                                     NUMBER OF      BALANCE     MORTGAGE     MORTGAGE    TERM TO    WTD. AVG.     DATE     ARD LTV
RANGE OF REMAINING TERMS             MORTGAGE       OF LOAN       POOL         RATE     MATURITY/     DSCR        LTV       RATIO
TO MATURITY (MOS.)                     LOANS        GROUP 1      BALANCE        (%)     ARD (MOS.)     (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

 56 -  84                                 9        282,900,569     21.4       5.1805         74        1.64       59.0       55.2
 85 - 119                                60        428,296,546     32.4       5.4186        118        1.41       70.6       62.0
120 - 179                                44        609,955,510     46.2       5.4703        120        1.30       74.7       65.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                 113     $1,321,152,625    100.0%      5.3915%       110        1.41x      70.0%      61.9%
====================================================================================================================================

Minimum: 56 mos.
Maximum: 179 mos.
Weighted Average: 110 mos.

                            ANNEX A-2 (LOAN GROUP 1)

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                  AGGREGATE                                                                WTD. AVG.
                                                 CUT-OFF DATE     % OF                  WTD. AVG.              WTD. AVG.   MATURITY
                                                   PRINCIPAL     INITIAL     WTD. AVG   REMAINING               CUT-OFF    DATE OR
                                     NUMBER OF      BALANCE     MORTGAGE     MORTGAGE    TERM TO    WTD. AVG.     DATE     ARD LTV
RANGE OF ORIGINAL AMORTIZATION       MORTGAGE       OF LOAN       POOL         RATE     MATURITY/     DSCR        LTV       RATIO
TERMS (MOS.)                           LOANS        GROUP 1      BALANCE        (%)     ARD (MOS.)     (X)     RATIO (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                             3        59,345,242       4.5       5.2399         90        1.81       57.8       57.8
120 - 299                                 4        16,505,206       1.2       5.4482        123        1.51       45.8       16.1
300 - 329                                15       108,942,804       8.2       5.7212        117        1.52       67.9       55.4
330 - 360                                91     1,136,359,373      86.0       5.3670        110        1.37       71.2       63.4
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                 113    $1,321,152,625     100.0%      5.3915%       110        1.41x      70.0%      61.9%
====================================================================================================================================

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 352 mos.

ESCROWS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                AGGREGATE CUT-OFF
                                                                 DATE PRINCIPAL
ESCROW TYPE                NUMBER OF MORTGAGE LOANS          BALANCE OF LOAN GROUP 1         % OF INITIAL MORTGAGE POOL BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

TI/LC Reserves                        46                            543,910,427                              57.0
Real Estate Tax                       89                            905,085,119                              68.5
Insurance                             81                            752,764,358                              57.0
Replacement Reserves                  84                            806,323,654                              61.0

LOCKBOX TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                AGGREGATE CUT-OFF
                                                                 DATE PRINCIPAL
LOCKBOX TYPE               NUMBER OF MORTGAGE LOANS          BALANCE OF LOAN GROUP 1         % OF INITIAL MORTGAGE POOL BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

Hard                                  15                            491,502,597                              37.2
Soft                                   6                            109,158,917                              8.3

CASH MANAGEMENT TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                AGGREGATE CUT-OFF
                                                                 DATE PRINCIPAL
CASH MANAGEMENT TYPE       NUMBER OF MORTGAGE LOANS          BALANCE OF LOAN GROUP 1         % OF INITIAL MORTGAGE POOL BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

Springing                             19                            559,766,514                              42.4
In place                               2                             40,895,000                              3.1

                            ANNEX A-2 (LOAN GROUP 2)

LOAN SELLERS

--------------------------------------------------------------------------------------------------------------------------------
                                                                        AGGREGATE CUT-OFF
                                                                          DATE PRINCIPAL      % OF INITIAL       WTD. AVG.
                                                       NUMBER OF         BALANCE OF LOAN      MORTGAGE POOL    MORTGAGE RATE
MORTGAGE LOAN SELLER                                MORTGAGE LOANS           GROUP 2             BALANCE            (%)
--------------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National Association                          27              205,353,318            91.2             5.5116
Countrywide Commercial Real Estate Finance, Inc.            1               13,680,000             6.1             5.0500
Merrill Lynch Mortgage Lending, Inc.                        1                6,070,000             2.7             5.7925
--------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                    29             $225,103,318           100.0%            5.4912%
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       WTD. AVG.
                                                   REMAINING TERM TO     WTD. AVG.    WTD. AVG. CUT-OFF      WTD. AVG. MATURITY
                                                      MATURITY/ARD         DSCR         DATE LTV RATIO     DATE OR ARD LTV RATIO
MORTGAGE LOAN SELLER                                     (MOS.)             (X)              (%)                    (%)
----------------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National Association                         117              1.29              69.6                   60.1
Countrywide Commercial Real Estate Finance, Inc.          119              1.30              76.0                   65.8
Merrill Lynch Mortgage Lending, Inc.                      120              1.28              77.8                   65.6
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                   117              1.29x             70.2%                  60.6%
----------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

-------------------------------------------------------------------------------------------------------------------------
                                                                  AGGREGATE CUT-OFF
                                                  NUMBER OF         DATE PRINCIPAL      % OF INITIAL       WTD. AVG.
                                               MORTGAGED REAL      BALANCE OF LOAN      MORTGAGE POOL    MORTGAGE RATE
PROPERTY TYPE                                    PROPERTIES            GROUP 2             BALANCE            (%)
-------------------------------------------------------------------------------------------------------------------------

Multifamily                                          19              148,952,998           66.2             5.5553
Manufactured Housing                                 10               76,150,320           33.8             5.3658
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              29             $225,103,318          100.0%           5.4912%
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO       WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD           DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
PROPERTY TYPE                                        (MOS.)               (X)                (%)                   (%)
----------------------------------------------------------------------------------------------------------------------------------

Multifamily                                           118                1.32                69.0                  59.2
Manufactured Housing                                  115                1.24                72.7                  63.2
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117                1.29x               70.2%                 60.6%
----------------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (LOAN GROUP 2)

PROPERTY LOCATIONS

-------------------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF       AGGREGATE CUT-OFF    % OF INITIAL       WTD. AVG.
                                               MORTGAGED REAL       DATE PRINCIPAL     MORTGAGE POOL    MORTGAGE RATE
STATE                                            PROPERTIES            BALANCE            BALANCE            (%)
-------------------------------------------------------------------------------------------------------------------------

Florida                                               5               78,676,576           35.0             5.3424
California                                            3               40,438,740           18.0             5.7758
  Northern                                            2               34,700,000           15.4             5.7900
  Southern                                            1                5,738,740            2.5             5.6900
Illinois                                              3               28,930,000           12.9             5.3963
Georgia                                               2               13,405,129            6.0             5.2350
New York                                              2               11,550,000            5.1             5.7561
Arizona                                               1               10,230,000            4.5             5.2950
Indiana                                               2                8,706,206            3.9             5.9312
Alabama                                               1                6,984,995            3.1             5.2700
Ohio                                                  3                6,827,946            3.0             5.6549
Missouri                                              1                6,070,000            2.7             5.7925
Michigan                                              2                5,323,463            2.4             5.2351
Idaho                                                 1                2,597,249            1.2             5.6800
Washington                                            1                2,250,000            1.0             5.6100
Wisconsin                                             1                1,813,013            0.8             5.5000
Tennessee                                             1                1,300,000            0.6             6.0100
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              29             $225,103,318          100.0%            5.4912%
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO      WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD          DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
STATE                                                (MOS.)              (X)                (%)                   (%)
---------------------------------------------------------------------------------------------------------------------------------

Florida                                               120               1.22                72.2                  62.7
California                                            112               1.22                63.6                  56.5
  Northern                                            121               1.19                63.5                  56.0
  Southern                                             58               1.40                63.8                  59.5
Illinois                                              120               1.26                75.3                  65.0
Georgia                                               112               1.73                67.1                  56.1
New York                                              119               1.42                49.4                  39.2
Arizona                                               120               1.20                73.1                  63.7
Indiana                                               119               1.46                78.8                  66.8
Alabama                                               118               1.33                78.9                  65.6
Ohio                                                  118               1.31                71.6                  60.2
Missouri                                              120               1.28                77.8                  65.6
Michigan                                              120               1.41                71.5                  60.3
Idaho                                                 119               1.47                70.2                  59.0
Washington                                             83               1.50                71.2                  67.4
Wisconsin                                             119               1.21                77.5                  64.8
Tennessee                                             120               1.36                78.8                  66.8
---------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117               1.29x               70.2%                 60.6%
---------------------------------------------------------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE CUT-OFF
                                                                     DATE PRINCIPAL     % OF INITIAL        WTD. AVG.
                                                  NUMBER OF         BALANCE OF LOAN     MORTGAGE POOL     MORTGAGE RATE
RANGE OF CUT-OFF DATE BALANCES ($)             MORTGAGE LOANS           GROUP 2            BALANCE             (%)
--------------------------------------------------------------------------------------------------------------------------

 1,300,000 -  2,999,999                              10                18,164,676            8.1              5.6059
 3,000,000 -  3,999,999                               2                 6,590,081            2.9              5.7389
 4,000,000 -  4,999,999                               1                 4,000,000            1.8              5.2500
 5,000,000 -  5,999,999                               1                 5,738,740            2.5              5.6900
 6,000,000 -  6,999,999                               2                13,054,995            5.8              5.5129
 7,000,000 -  7,999,999                               2                14,133,005            6.3              5.8040
 8,000,000 -  9,999,999                               2                17,650,000            7.8              5.8108
10,000,000 - 12,999,999                               2                22,111,820            9.8              5.2493
13,000,000 - 29,000,000                               7               123,660,000           54.9              5.4192
--------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              29              $225,103,318          100.0%             5.4912%
--------------------------------------------------------------------------------------------------------------------------

Minimum: $1,300,000
Maximum: $29,000,000
Average: $7,762,183

-----------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO     WTD. AVG.      WTD. AVG. CUT-OFF        WTD. AVG. MATURITY
                                                  MATURITY/ARD         DSCR           DATE LTV RATIO       DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE BALANCES ($)                   (MOS.)             (X)                (%)                      (%)
-----------------------------------------------------------------------------------------------------------------------------------

 1,300,000 -  2,999,999                               114              1.39                74.6                     63.7
 3,000,000 -  3,999,999                               119              1.24                74.4                     62.7
 4,000,000 -  4,999,999                               120              1.44                69.0                     58.6
 5,000,000 -  5,999,999                                58              1.40                63.8                     59.5
 6,000,000 -  6,999,999                               119              1.31                78.4                     65.6
 7,000,000 -  7,999,999                               120              1.35                78.9                     68.2
 8,000,000 -  9,999,999                               120              1.34                55.8                     45.3
10,000,000 - 12,999,999                               115              1.50                69.5                     59.3
13,000,000 - 29,000,000                               120              1.22                70.0                     61.1
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117              1.29x               70.2%                    60.6%
-----------------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (LOAN GROUP 2)

MORTGAGE RATES

-------------------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE CUT-OFF
                                                                     DATE PRINCIPAL       % OF INITIAL           WTD. AVG.
                                                 NUMBER OF          BALANCE OF LOAN        MORTGAGE POOL       MORTGAGE RATE
RANGE OF MORTGAGE RATES (%)                   MORTGAGE LOANS             GROUP 2              BALANCE               (%)
-------------------------------------------------------------------------------------------------------------------------------

5.0500 - 5.2499                                       3                26,885,283              11.9               5.1276
5.2500 - 5.4999                                       9               100,068,304              44.5               5.3123
5.5000 - 5.5999                                       2                 5,006,518               2.2               5.5159
5.6000 - 5.6999                                       5                19,359,190               8.6               5.6386
5.7500 - 5.9999                                       8                65,451,017              29.1               5.8025
6.0000 - 6.0100                                       2                 8,333,005               3.7               6.0100
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              29              $225,103,318             100.0%              5.4912%
-------------------------------------------------------------------------------------------------------------------------------

Minimum: 5.0500%
Maximum: 6.0100%
Weighted Average: 5.4912%

-----------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO      WTD. AVG.      WTD. AVG. CUT-OFF       WTD. AVG. MATURITY
                                                  MATURITY/ARD          DSCR           DATE LTV RATIO      DATE OR ARD LTV RATIO
RANGE OF MORTGAGE RATES(%)                           (MOS.)              (X)                (%)                     (%)
-----------------------------------------------------------------------------------------------------------------------------------

5.0500 - 5.2499                                       115               1.50                71.9                    61.3
5.2500 - 5.4999                                       119               1.24                72.6                    62.8
5.5000 - 5.5999                                       118               1.25                73.6                    61.6
5.6000 - 5.6999                                        97               1.35                72.3                    64.4
5.7500 - 5.9999                                       120               1.24                63.9                    54.8
6.0000 - 6.0100                                       119               1.46                79.0                    67.1
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117               1.29x               70.2%                   60.6%
-----------------------------------------------------------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                       DATE PRINCIPAL        % OF INITIAL          WTD. AVG.
                                                   NUMBER OF         BALANCE OF LOAN         MORTGAGE POOL       MORTGAGE RATE
RANGE OF DSCRS(X)                               MORTGAGE LOANS           GROUP 2                BALANCE               (%)
----------------------------------------------------------------------------------------------------------------------------------

1.18 - 1.19                                           2                  34,700,000              15.4                5.7900
1.20 - 1.24                                           8                  76,969,590              34.2                5.3979
1.25 - 1.29                                           4                  39,901,803              17.7                5.4708
1.30 - 1.34                                           3                  21,988,458               9.8                5.1283
1.35 - 1.39                                           3                   4,969,344               2.2                5.7715
1.40 - 1.44                                           4                  21,288,740               9.5                5.6432
1.45 - 1.49                                           2                   9,630,254               4.3                5.9210
1.50 - 1.76                                           3                  15,655,129               7.0                5.2889
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              29                $225,103,318             100.0%               5.4912%
----------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.18x
Maximum: 1.76x
Weighted Average: 1.29x

-----------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO      WTD. AVG.     WTD. AVG. CUT-OFF        WTD. AVG. MATURITY
                                                  MATURITY/ARD          DSCR          DATE LTV RATIO       DATE OR ARD LTV RATIO
RANGE OF DSCRS(X)                                    (MOS.)              (X)               (%)                      (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.18 - 1.19                                           121               1.19               63.5                     56.0
1.20 - 1.24                                           120               1.21               74.1                     64.3
1.25 - 1.29                                           119               1.26               70.4                     60.5
1.30 - 1.34                                           119               1.31               77.1                     65.8
1.35 - 1.39                                           119               1.37               77.7                     65.5
1.40 - 1.44                                           103               1.42               57.0                     48.3
1.45 - 1.49                                           119               1.48               76.6                     64.9
1.50 - 1.76                                           108               1.70               67.7                     57.7
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117               1.29x              70.2%                    60.6%
-----------------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (LOAN GROUP 2)

CUT-OFF DATE LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                                    AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL        % OF INITIAL         WTD. AVG.
                                                  NUMBER OF          BALANCE OF LOAN        MORTGAGE POOL      MORTGAGE RATE
RANGE OF CUT-OFF DATE LTV RATIOS(%)            MORTGAGE LOANS            GROUP 2              BALANCE              (%)
-------------------------------------------------------------------------------------------------------------------------------

42.8 - 64.9                                           3                 32,688,740             14.5               5.7812
65.0 - 69.9                                           5                 63,770,117             28.3               5.4614
70.0 - 74.9                                           8                 61,224,063             27.2               5.3946
75.0 - 79.9                                          13                 67,420,397             30.0               5.4664
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              29               $225,103,318            100.0%              5.4912%
-------------------------------------------------------------------------------------------------------------------------------

Minimum: 42.8%
Maximum: 79.9%
Weighted Average: 70.2%

-----------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO      WTD. AVG.      WTD. AVG. CUT-OFF       WTD. AVG. MATURITY
                                                  MATURITY/ARD          DSCR           DATE LTV RATIO      DATE OR ARD LTV RATIO
RANGE OF CUT-OFF DATE LTV RATIOS(%)                  (MOS.)              (X)                (%)                     (%)
-----------------------------------------------------------------------------------------------------------------------------------

42.8 - 64.9                                           110               1.30                55.8                    48.4
65.0 - 69.9                                           118               1.34                67.9                    58.6
70.0 - 74.9                                           118               1.24                72.6                    62.9
75.0 - 79.9                                           119               1.29                77.3                    66.2
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117               1.29x               70.2%                   60.6%
-----------------------------------------------------------------------------------------------------------------------------------

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------
                                                                     AGGREGATE CUT-OFF
                                                                       DATE PRINCIPAL       % OF INITIAL        WTD. AVG.
                                                    NUMBER OF        BALANCE OF LOAN        MORTGAGE POOL     MORTGAGE RATE
RANGE OF MATURITY DATE OR ARD LTV RATIOS(%)      MORTGAGE LOANS           GROUP 2              BALANCE            (%)
------------------------------------------------------------------------------------------------------------------------------

32.9 - 54.9                                             2                26,950,000             12.0             5.8006
55.0 - 59.9                                             9                83,449,612             37.1             5.5194
60.0 - 64.9                                             6                48,842,465             21.7             5.3122
65.0 - 67.4                                            10                56,711,241             25.2             5.4442
67.5 - 69.3                                             2                 9,150,000              4.1             5.5686
------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                29              $225,103,318            100.0%            5.4912%
------------------------------------------------------------------------------------------------------------------------------

Minimum: 32.9%
Maximum: 69.3%
Weighted Average: 60.6%

---------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO      WTD. AVG.    WTD. AVG. CUT-OFF       WTD. AVG. MATURITY
                                                  MATURITY/ARD          DSCR         DATE LTV RATIO      DATE OR ARD LTV RATIO
RANGE OF MATURITY DATE OR ARD LTV RATIOS(%)          (MOS.)              (X)              (%)                     (%)
---------------------------------------------------------------------------------------------------------------------------------

32.9 - 54.9                                           121               1.27              54.1                    46.0
55.0 - 59.9                                           114               1.33              68.1                    58.8
60.0 - 64.9                                           120               1.22              73.6                    63.8
65.0 - 67.4                                           118               1.31              76.8                    65.9
67.5 - 69.3                                           119               1.26              79.1                    69.1
---------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117               1.29x             70.2%                   60.6%
---------------------------------------------------------------------------------------------------------------------------------

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

-------------------------------------------------------------------------------------------------------------------------------
                                                                    AGGREGATE CUT-OFF
                                                                      DATE PRINCIPAL       % OF INITIAL          WTD. AVG.
                                                  NUMBER OF          BALANCE OF LOAN       MORTGAGE POOL       MORTGAGE RATE
RANGE OF REMAINING TERMS TO MATURITY (MOS.)    MORTGAGE LOANS           GROUP 2               BALANCE              (%)
-------------------------------------------------------------------------------------------------------------------------------

 58 -  84                                             2                  7,988,740              3.5               5.6675
 85 - 119                                            15                 89,784,577             39.9               5.4052
120 - 121                                            12                127,330,000             56.6               5.5407
-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                              29               $225,103,318            100.0%              5.4912%
-------------------------------------------------------------------------------------------------------------------------------

Minimum: 58 mos.
Maximum: 121 mos.
Weighted Average: 117 mos.

-----------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO        WTD. AVG.      WTD. AVG. CUT-OFF     WTD. AVG. MATURITY
                                                  MATURITY/ARD            DSCR           DATE LTV RATIO    DATE OR ARD LTV RATIO
RANGE OF REMAINING TERMS TO MATURITY(MOS.)           (MOS.)                (X)                (%)                   (%)
-----------------------------------------------------------------------------------------------------------------------------------

 58 -  84                                              65                 1.43                65.9                  61.7
 85 - 119                                             118                 1.37                72.6                  61.9
120 - 121                                             120                 1.23                68.8                  59.5
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117                 1.29x               70.2%                 60.6%
-----------------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (LOAN GROUP 2)

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                      AGGREGATE CUT-OFF
                                                                        DATE PRINCIPAL         % OF INITIAL         WTD. AVG.
                                                    NUMBER OF          BALANCE OF LOAN         MORTGAGE POOL      MORTGAGE RATE
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)      MORTGAGE LOANS            GROUP 2                BALANCE              (%)
-----------------------------------------------------------------------------------------------------------------------------------

300 - 329                                               2                 38,500,000               17.1              5.4886
330 - 360                                              27                186,603,318               82.9              5.4917
-----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                29               $225,103,318              100.0%             5.4912%
-----------------------------------------------------------------------------------------------------------------------------------

Minimum: 300 mos.
Maximum: 360 mos.
Weighted Average: 353 mos.

----------------------------------------------------------------------------------------------------------------------------------
                                                   WTD. AVG.
                                               REMAINING TERM TO      WTD. AVG.     WTD. AVG. CUT-OFF       WTD. AVG. MATURITY
                                                  MATURITY/ARD          DSCR          DATE LTV RATIO      DATE OR ARD LTV RATIO
RANGE OF ORIGINAL AMORTIZATION TERMS (MOS.)          (MOS.)              (X)               (%)                     (%)
----------------------------------------------------------------------------------------------------------------------------------

300 - 329                                             119               1.29               62.5                    53.2
330 - 360                                             117               1.29               71.8                    62.1
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                               117               1.29x              70.2%                   60.6%
----------------------------------------------------------------------------------------------------------------------------------

ESCROWS

-------------------------------------------------------------------------------------------------------------------------------
                                                              AGGREGATE CUT-OFF
                                                                DATE PRINCIPAL
ESCROW TYPE                   NUMBER OF MORTGAGE LOANS      BALANCE OF LOAN GROUP 2      % OF INITIAL MORTGAGE POOL BALANCE
-------------------------------------------------------------------------------------------------------------------------------

Real Estate Tax                         25                       168,593,318                            74.9
Insurance                               25                       168,593,318                            74.9
Replacement Reserves                    25                       168,593,318                            74.9

LOCKBOX TYPES

-------------------------------------------------------------------------------------------------------------------------------
                                                              AGGREGATE CUT-OFF
                                                                DATE PRINCIPAL
LOCKBOX TYPE                  NUMBER OF MORTGAGE LOANS      BALANCE OF LOAN GROUP 2      % OF INITIAL MORTGAGE POOL BALANCE
-------------------------------------------------------------------------------------------------------------------------------

Hard                                     1                        13,680,000                             6.1
Soft                                     1                         8,150,000                             3.6

CASH MANAGEMENT TYPES

-------------------------------------------------------------------------------------------------------------------------------
                                                              AGGREGATE CUT-OFF
                                                                DATE PRINCIPAL
CASH MANAGEMENT TYPE          NUMBER OF MORTGAGE LOANS      BALANCE OF LOAN GROUP 2      % OF INITIAL MORTGAGE POOL BALANCE
-------------------------------------------------------------------------------------------------------------------------------

Springing                                1                        13,680,000                             6.1
In place                                 1                         8,150,000                             3.6

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-3

           GLENDALE GALLERIA MORTGAGE LOAN AMORTIZATION SCHEDULE (A-2 NOTE)

                     Accrual Start/
     Period           Payment Date            Balance            Monthly Pmt/CFs          Interest Pmts          Principal Pmts
     ------           ------------            -------            ---------------          -------------          --------------

       0               10/1/2005          $126,000,000.00
       1               11/1/2005          $125,859,739.53           $644,742.07            $504,481.60            $140,260.47
       2               12/1/2005          $125,702,137.37           $645,266.70            $487,664.54            $157,602.16
       3                1/1/2006          $125,560,647.11           $644,779.27            $503,289.01            $141,490.26
       4                2/1/2006          $125,418,572.68           $644,796.94            $502,722.51            $142,074.43
       5                3/1/2006          $125,225,800.15           $646,330.68            $453,558.15            $192,772.53
       6                4/1/2006          $125,082,343.23           $644,838.76            $501,381.84            $143,456.92
       7                5/1/2006          $124,921,634.95           $645,360.67            $484,652.39            $160,708.28
       8                6/1/2006          $124,776,922.20           $644,876.76            $500,164.02            $144,712.74
       9                7/1/2006          $124,614,993.61           $645,397.58            $483,468.98            $161,928.60
       10               8/1/2006          $124,469,014.83           $644,915.06            $498,936.28            $145,978.78
       11               9/1/2006          $124,322,433.34           $644,933.29            $498,351.81            $146,581.48
       12              10/1/2006          $124,158,688.81           $645,452.52            $481,707.99            $163,744.53
       13              11/1/2006          $124,010,826.07           $644,972.06            $497,109.32            $147,862.74
       14              12/1/2006          $123,845,836.50           $645,490.18            $480,500.61            $164,989.57
       15               1/1/2007          $123,696,682.09           $645,011.13            $495,856.71            $149,154.42
       16               2/1/2007          $123,546,911.85           $645,029.76            $495,259.52            $149,770.24
       17               3/1/2007          $123,347,159.57           $646,541.84            $446,789.56            $199,752.28
       18               4/1/2007          $123,195,946.25           $645,073.42            $493,860.10            $151,213.32
       19               5/1/2007          $123,027,700.80           $645,588.68            $477,343.23            $168,245.45
       20               6/1/2007          $122,875,168.52           $645,113.32            $492,581.04            $152,532.28
       21               7/1/2007          $122,705,641.39           $645,627.45            $476,100.32            $169,527.13
       22               8/1/2007          $122,551,779.42           $645,153.54            $491,291.57            $153,861.97
       23               9/1/2007          $122,397,282.20           $645,172.76            $490,675.54            $154,497.22
       24              10/1/2007          $122,225,845.65           $645,685.22            $474,248.67            $171,436.55
       25              11/1/2007          $122,070,002.73           $645,213.48            $489,370.56            $155,842.92
       26              12/1/2007          $121,897,258.52           $645,724.78            $472,980.57            $172,744.21
       27               1/1/2008          $121,740,058.96           $645,254.51            $488,054.95            $157,199.56
       28               2/1/2008          $121,582,210.36           $645,274.15            $487,425.55            $157,848.60
       29               3/1/2008          $121,391,324.26           $646,273.62            $455,387.52            $190,886.10
       30               4/1/2008          $121,232,035.84           $645,317.71            $486,029.28            $159,288.43
       31               5/1/2008          $121,055,943.49           $645,826.07            $469,733.73            $176,092.34
       32               6/1/2008          $120,895,270.37           $645,359.60            $484,686.48            $160,673.12
       33               7/1/2008          $120,717,832.47           $645,866.77            $468,428.87            $177,437.90
       34               8/1/2008          $120,555,763.38           $645,401.83            $483,332.74            $162,069.09
       35               9/1/2008          $120,393,025.16           $645,422.07            $482,683.84            $162,738.23
       36              10/1/2008          $120,213,580.52           $645,927.48            $466,482.84            $179,444.64
       37              11/1/2008          $120,049,429.51           $645,464.82            $481,313.81            $164,151.01
       38              12/1/2008          $119,868,612.02           $645,969.01            $465,151.52            $180,817.49
       39               1/1/2009          $119,703,036.73           $645,507.90            $479,932.61            $165,575.29
       40               2/1/2009          $119,536,777.83           $645,528.58            $479,269.68            $166,258.90
       41               3/1/2009          $119,322,071.07           $646,994.25            $432,287.49            $214,706.76
       42               4/1/2009          $119,154,239.26           $645,576.17            $477,744.36            $167,831.81
       43               5/1/2009          $118,969,845.00           $646,077.22            $461,682.96            $184,394.26
       44               6/1/2009          $118,800,558.95           $645,620.16            $476,334.11            $169,286.05
       45               7/1/2009          $118,614,751.53           $646,119.98            $460,312.57            $185,807.41
       46               8/1/2009          $118,443,999.39           $645,664.52            $474,912.38            $170,752.14
       47               9/1/2009          $118,272,542.27           $645,685.84            $474,228.72            $171,457.12

                     Accrual Start/
     Period           Payment Date            Balance            Monthly Pmt/CFs          Interest Pmts          Principal Pmts
     ------           ------------            -------            ---------------          -------------          --------------

       48              10/1/2009          $118,084,625.15           $646,183.80            $458,266.68            $187,917.12
       49              11/1/2009          $117,911,684.26           $645,730.73            $472,789.85            $172,940.88
       50              12/1/2009          $117,722,325.32           $646,227.41            $456,868.47            $189,358.94
       51               1/1/2010          $117,547,888.61           $645,775.98            $471,339.26            $174,436.72
       52               2/1/2010          $117,372,731.69           $645,797.77            $470,640.85            $175,156.92
       53               3/1/2010          $117,149,954.83           $647,238.39            $424,461.53            $222,776.86
       54               4/1/2010          $116,973,154.95           $645,847.47            $469,047.59            $176,799.88
       55               5/1/2010          $116,780,046.07           $646,340.86            $453,231.98            $193,108.88
       56               6/1/2010          $116,601,718.95           $645,893.67            $467,566.54            $178,327.13
       57               7/1/2010          $116,407,125.99           $646,385.75            $451,792.79            $194,592.96
       58               8/1/2010          $116,227,259.17           $645,940.26            $466,073.44            $179,866.82
       59               9/1/2010          $116,046,649.73           $645,962.72            $465,353.28            $180,609.44
       60              10/1/2010          $115,849,838.96           $646,452.86            $449,642.09            $196,810.77
       61              11/1/2010          $115,667,671.26           $646,009.86            $463,842.16            $182,167.70
       62              12/1/2010          $115,469,346.27           $646,498.66            $448,173.67            $198,324.99
       63               1/1/2011          $115,285,607.62           $646,057.38            $462,318.73            $183,738.65
       64               2/1/2011          $115,101,110.36           $646,080.34            $461,583.08            $184,497.26
       65               3/1/2011          $114,869,862.23           $647,494.67            $416,246.54            $231,248.13
       66               4/1/2011          $114,683,648.47           $646,132.27            $459,918.51            $186,213.76
       67               5/1/2011          $114,481,391.78           $646,617.60            $444,360.91            $202,256.69
       68               6/1/2011          $114,293,574.13           $646,180.79            $458,363.14            $187,817.65
       69               7/1/2011          $114,089,758.88           $646,664.75            $442,849.50            $203,815.25
       70               8/1/2011          $113,900,324.29           $646,229.70            $456,795.11            $189,434.59
       71               9/1/2011          $113,710,107.57           $646,253.37            $456,036.65            $190,216.72
       72              10/1/2011          $113,503,961.05           $646,735.28            $440,588.76            $206,146.52
       73              11/1/2011          $113,312,107.86           $646,302.87            $454,449.68            $191,853.19
       74              12/1/2011          $113,104,371.12           $646,783.39            $439,046.65            $207,736.74
       75               1/1/2012          $112,910,868.14           $646,352.78            $452,849.79            $193,502.99
       76               2/1/2012          $112,716,566.23           $646,376.95            $452,075.04            $194,301.91
       77               3/1/2012          $112,491,437.85           $647,309.53            $422,181.15            $225,128.38
       78               4/1/2012          $112,295,404.23           $646,429.34            $450,395.72            $196,033.62
       79               5/1/2012          $112,083,605.21           $646,906.28            $435,107.26            $211,799.02
       80               6/1/2012          $111,885,887.76           $646,480.28            $448,762.83            $197,717.45
       81               7/1/2012          $111,672,452.50           $646,955.78            $433,520.52            $213,435.26
       82               8/1/2012          $111,473,037.50           $646,531.64            $447,116.65            $199,414.99
       83               9/1/2012          $111,272,799.19           $646,556.54            $446,318.22            $200,238.32
       84              10/1/2012          $111,056,914.29           $647,029.90            $431,145.01            $215,884.89

ANNEX B
CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

    LOAN #        ORIGINATOR                     PROPERTY NAME
    ------        ----------                     -------------

       6        LaSalle         Holiday Hills Village
       7        LaSalle         Meadows of Chantilly
      10        LaSalle         Green Acres
      11        LaSalle         College Park Apartments
      16        LaSalle         Springhouse at Brandywine
      19        LaSalle         Daisy Ridge Apartments
      20        LaSalle         Casa Alberta Apartments
      21        LaSalle         Windmill Village
      23        LaSalle         Country Place
      25        LaSalle         Golden Terrace
      26        LaSalle         Spalding Bridge Apartments
      30        CRF             Abbey Apartments
      32        LaSalle         The Winds of St. Armands
      35        LaSalle         Sugar Mill Apartments
      41        LaSalle         The Park at Spring Creek
      46        LaSalle         Casa del Sol Resort
      50        LaSalle         Village Park Apartments
      52        LaSalle         Cortland Pond Apartments
      54        LaSalle         Bonanza Village
      57        LaSalle         Forest Park Apartments
      63        LaSalle         Turnberry Village
      65        LaSalle         Regency Park Apartments
      66        LaSalle         Summertree Apartments
      67        LaSalle         Campus Apartments Portfolio
      70        MLML            Sunset Place/Woodland Park Apartments
      73        LaSalle         Sandra Lane Apartments
      74        LaSalle         Villa Cajon MHP
      87        LaSalle         Pasadena MHP
      94        LaSalle         Arbor Oaks MHP
      98        LaSalle         Maple Del Manor MHP
      107       LaSalle         Sunrise Village Apartments
      112       LaSalle         Heather Meadows Apartments
      113       LaSalle         Williamsville Commons
      117       LaSalle         Surfside Garden Apartments
      124       LaSalle         Gateway Terrace Apartments
      125       LaSalle         Windhorst MHP
      126       LaSalle         Country Meadows MHP
      129       LaSalle         Petersburg Square Apartments
      133       LaSalle         Riverside Apartments
      134       LaSalle         Barkley Landing

LOAN #                                                    STREET ADDRESS                                               CITY
------                                                    --------------                                               ----

   6        2000 West 92nd Avenue                                                                              Federal Heights
   7        4200 Airline Parkway                                                                               Chantilly
  10        8785 Turkey Ridge Road                                                                             Breinigsville
  11        See Footnotes to Annex A-1 "Footnote 1"                                                            Gainesville
  16        900 Riesling Lane                                                                                  West Chester
  19        201-11 West California Avenue                                                                      Sunnyvale
  20        1575 Tenaka Drive                                                                                  Sunnyvale
  21        16131 North Cleveland Avenue                                                                       North Fort Myers
  23        2601 Country Place Boulevard                                                                       New Port Richey
  25        17601 West Colfax Avenue                                                                           Golden
  26        47 Spalding Trail                                                                                  Fulton
  30        5550 Abbey Drive                                                                                   Lisle
  32        3000 North Tuttle Avenue                                                                           Sarasota
  35        6900 Schomburg Road                                                                                Columbus
  41        29807 Tomball Parkway                                                                              Tomball
  46        11411 North 91st Avenue                                                                            Peoria
  50        102 Park Drive                                                                                     Pleasant Valley
  52        508 Plaza Drive                                                                                    Madison
  54        3700 East Stewart Avenue                                                                           Las Vegas
  57        7456 Washington and 303 Des Plaines                                                                Forest Park
  63        101 Reeveston Drive                                                                                MaComb
  65        1604 Reed Road                                                                                     Fort Wayne
  66        2150 Stadium Drive                                                                                 Phenix City
  67        1038 Spring Street, 1020 Fahrenbrook Court, 41 North Mills Street, and 1019 Spring Street          Madison
  70        2752 South Meadowbrook & 2741 South Nettleton Avenue                                               Springfield
  73        705 Sandra Lane                                                                                    North Tonawanda
  74        225 East Bradley Avenue                                                                            El Cajon
  87        2322 Murphy Road, 3598 Concord Street, and 2310 Aurora Court                                       Flint
  94        36323 Arbor Oaks Drive                                                                             Zephyrhills
  98        6333 Newton Falls Road                                                                             Ravenna
  107       480 West 2nd South                                                                                 Rexburg
  112       1701-1735 South Boone Street                                                                       Aberdeen
  113       540 Mill Street                                                                                    Williamsville
  117       36290 Lake Shore Boulevard                                                                         Eastlake
  124       2783-2791 Gateway Avenue                                                                           Hartford
  125       7515 East Washington Street                                                                        Indianapolis
  126       1250 4th Avenue                                                                                    Sidney
  129       New Petersburg Road                                                                                Martinez
  133       312 Crary Street                                                                                   Marshall
  134       450 Barkley Landing Drive                                                                          Morristown

                                                       NUMBER OF             PROPERTY                   PROPERTY
LOAN #       STATE      ZIP CODE        COUNTY         PROPERTIES              TYPE                     SUBTYPE
------       -----      --------        ------         ----------              ----                     -------

   6        CO           80260      Adams                  1         Manufactured Housing      Manufactured Housing
   7        VA           20151      Fairfax                1         Manufactured Housing      Manufactured Housing
  10        PA           18031      Lehigh                 1         Manufactured Housing      Manufactured Housing
  11        FL         Various(1)   Alachua               (1)        Multifamily               Student Housing
  16        PA           19382      Chester                1         Multifamily               Garden
  19        CA           94086      Santa Clara            1         Multifamily               Garden
  20        CA           94087      Santa Clara            1         Multifamily               Garden
  21        FL           33903      Lee                    1         Manufactured Housing      Manufactured Housing
  23        FL           34655      Pasco                  1         Manufactured Housing      Manufactured Housing
  25        CO           80401      Jefferson              1         Manufactured Housing      Manufactured Housing
  26        GA           30328      Fulton                 1         Multifamily               Garden
  30        IL           60532      DuPage                 1         Multifamily               Conventional
  32        FL           34234      Sarasota               1         Manufactured Housing      Manufactured Housing
  35        GA           31909      Muscogee               1         Multifamily               Garden
  41        TX           77375      Harris                 1         Multifamily               Garden
  46        AZ           85345      Maricopa               1         Manufactured Housing      Manufactured Housing
  50        NY           12569      Dutchess               1         Multifamily               Garden
  52        WI           53719      Dane                   1         Multifamily               Garden
  54        NV           89110      Clark                  1         Manufactured Housing      Manufactured Housing
  57        IL           60130      Cook                   1         Multifamily               Mid/High Rise
  63        IL           61455      McDonough              1         Multifamily               Student Housing
  65        IN           46815      Allen                  1         Multifamily               Garden
  66        AL           36867      Russell                1         Multifamily               Garden
  67        WI           53715      Dane                   1         Multifamily               Student Housing
  70        MO           65807      Greene                 1         Multifamily               Garden
  73        NY           14120      Niagra                 1         Multifamily               Senior Housing
  74        CA           92021      San Diego              1         Manufactured Housing      Manufactured Housing
  87        MI           48504      Genesee                1         Manufactured Housing      Manufactured Housing
  94        FL           33541      Pasco                  1         Manufactured Housing      Manufactured Housing
  98        OH           44266      Portage                1         Manufactured Housing      Manufactured Housing
  107       ID           83440      Madison                1         Multifamily               Student Housing
  112       WA           98520      Grays Harbor           1         Multifamily               Garden
  113       NY           14221      Erie                   1         Multifamily               Garden
  117       OH           44095      Lake                   1         Multifamily               Garden
  124       WI           53027      Washington             1         Multifamily               Garden
  125       IN           46219      Marion                 1         Manufactured Housing      Manufactured Housing
  126       OH           45365      Shelby                 1         Manufactured Housing      Manufactured Housing
  129       GA           30907      Columbia               1         Multifamily               Garden
  133       MI           49068      Calhoun                1         Multifamily               Garden
  134       TN           37813      Hamblen                1         Multifamily               Garden

                                      LOAN
                   CUT-OFF DATE       GROUP                                     NO. OF             STUDIO/PAD        NO. OF
    LOAN #          BALANCE ($)      1 OR 2            TOTAL UNITS/PADS     STUDIOS/OTHER        OTHER RENT ($)       BEDS
    ------          -----------      ------            -----------------    -------------        --------------       ----

       6                 37,600,000     1                735                                           532
       7                 34,800,000     1                500                                           502
      10                 30,560,000     1                595                                           502
      11                 29,000,000     2                455                      93                   488             698
      16                 21,500,000     1                212
      19                 17,450,000     2                232                      72                   743
      20                 17,250,000     2                164
      21                 17,155,000     2                491                                           437
      23                 16,125,000     2                515                                           303
      25                 14,400,000     1                265                                           562
      26                 14,300,000     1                191
      30                 13,680,000     2                196                      8                    614
      32                 13,000,000     2                306                                           421
      35                 11,881,820     2                226
      41                 11,040,000     1                252
      46                 10,230,000     2                245                                           505
      50                  9,500,000     2                176
      52                  9,400,000     1                138                      10                   581
      54                  9,180,000     1                353                                           504
      57                  8,150,000     2                146                      12                   615
      63                  7,100,000     2                112                                                           208
      65                  7,033,005     2                226
      66                  6,984,995     2                155                      1                    400
      67                  6,750,000     1                 47                                                           138
      70                  6,070,000     2                177                      1                    410
      73                  5,925,000     1                109
      74                  5,738,740     2                125                                           650
      87                  4,000,000     2                216                                           274
      94                  3,396,576     2                157                                           235
      98                  3,193,505     2                210                                           240
      107                 2,597,249     2                 48                                                           286
      112                 2,250,000     2                 82
      113                 2,050,000     2                 28
      117                 1,996,143     2                 64
      124                 1,813,013     2                 24
      125                 1,673,201     2                 84                                           262
      126                 1,638,297     2                118                                           255
      129                 1,523,309     2                 40
      133                 1,323,463     2                 34                      2                    395
      134                 1,300,000     2                 64

                      AVERAGE           NO. OF            AVERAGE            NO. OF            AVERAGE            NO. OF
    LOAN #         BED RENT ($)       1-BR UNITS       1-BR RENT ($)       2-BR UNITS       2-BR RENT ($)       3-BR UNITS
    ------         ------------       ----------       -------------       ----------       -------------       ----------

       6
       7
      10
      11                510               164               640               169                932                17
      16                                  96               1,202               96               1,490               20
      19                                  96                897                64               1,186
      20                                  52                904                84               1,270               28
      21
      23
      25
      26                                  60                775                89                875                42
      30                                  108               885                64               1,086               16
      32
      35                                  66                815               160                950
      41                                  166               634                86                782
      46
      50                                  87                822                89               1,015
      52                                  88                779                40                986
      54
      57                                  134               770
      63                399               24                650                80                750                 8
      65                                  42                454               168                536                16
      66                                  32                517               112                627                10
      67                577                2                900                15               1,347               14
      70                                  128               477                48                549
      73                                  65                635                44                725
      74
      87
      94
      98
      107               388                                                                                         48
      112                                                                      72                526                10
      113                                                                                                           28
      117                                 32                545                32                585
      124                                 12                693                12                853
      125
      126
      129                                                                      40                595
      133                                  1                425                27                565                 2
      134                                                                      16                494                32

                      AVERAGE             NO. OF            AVERAGE        UTILITIES          ELEVATOR
    LOAN #         3-BR RENT ($)        4-BR UNITS       4-BR RENT ($)     TENANT PAYS        PRESENT
    ------         -------------        ----------       -------------     -----------        -------

       6                                                                   E,G,S,W
       7                                                                   E,G
      10                                                                   E
      11               1,341                12               2,100         E,G,S,W            No
      16               1,815                                               E,G,S,W            No
      19                                                                   E                  No
      20               1,420                                               E,G                No
      21                                                                   E,G
      23                                                                   E,G
      25                                                                   NAP
      26               1,025                                               E,G                No
      30               1,193                                               E                  Yes
      32                                                                   E,G
      35                                                                   E,W                No
      41                                                                   E,W                No
      46                                                                   E,G
      50                                                                   E,G                No
      52                                                                   E                  Yes
      54                                                                   E,G
      57                                                                   E                  No
      63                925                                                E                  No
      65                707                                                E,S,W              No
      66                737                                                E, G, S, W         No
      67               1,747                16               2,119         E                  No
      70                                                                   E                  No
      73                                                                   E,G                Yes
      74                                                                   E,G,S,W
      87                                                                   E,G
      94                                                                   NAP
      98                                                                   E,G,W
      107              1,163                                               NAP                No
      112               625                                                E                  No
      113               999                                                E,S,W              No
      117                                                                  E                  No
      124                                                                  E,G                No
      125                                                                  E,G,S,W
      126                                                                  E,G,S,W
      129                                                                  E                  No
      133               750                 2                 825          E                  No
      134               574                 16                698          E                  No

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

[Merrill Lynch LOGO]   [LaSalle Bank ABN AMRO LOGO]     [Countrywide LOGO]
                                                      SECURITIES CORPORATION
                                                       A Countrywide Capital
                                                          Markets Company

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

                          $1,409,025,000 (APPROXIMATE)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
   CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-3FL, CLASS A-1A, CLASS A-SB, CLASS
       A-4, CLASS A-4FC, CLASS AM, CLASS AJ, CLASS B, CLASS C AND CLASS D
--------------------------------------------------------------------------------

                      MERRILL LYNCH MORTGAGE TRUST 2005-LC1
                                     Issuer

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                        LASALLE BANK NATIONAL ASSOCIATION
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                              Mortgage Loan Sellers

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                 Master Servicer

                               LNR PARTNERS, INC.
                                Special Servicer

                              WELLS FARGO BANK N.A.
                                     Trustee

                        LASALLE BANK NATIONAL ASSOCIATION
                            Certificate Administrator

                                DECEMBER 16, 2005

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

                        LASALLE FINANCIAL SERVICES, INC.

DEUTSCHE BANK SECURITIES            JPMORGAN                      MORGAN STANLEY

MERRILL LYNCH MORTGAGE TRUST 2005-LC1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW (SEE PROSPECTUS SUPPLEMENT FOR CERTIFICATE STRUCTURE)
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                           INITIAL
                         CERTIFICATE   APPROX.      APPROX.
           EXPECTED       PRINCIPAL     TOTAL     PERCENTAGE     WEIGHTED
           RATINGS         BALANCE     INITIAL    OF INITIAL      AVERAGE      PRINCIPAL     ASSUMED FINAL
        -------------    OR NOTIONAL    CREDIT     MORTGAGE        LIFE          WINDOW       DISTRIBUTION   RATE
CLASS   MOODY'S   S&P     AMOUNT (1)   SUPPORT   POOL BALANCE   (YEARS)(2)    (MO./YR.)(2)      DATE(2)      TYPE
-----------------------------------------------------------------------------------------------------------------

 A-1      Aaa     AAA   $ 51,000,000   30.000%       3.298%        2.817     01/06 - 08/10    August 2010     (3)
 A-2      Aaa     AAA   $104,847,000   30.000%       6.781%        4.836     08/10 - 11/10   November 2010    (3)
 A-3      Aaa     AAA   $ 43,000,000   30.000%       2.781%        6.805     10/12 - 11/12   November 2012    (3)
A-3FL     Aaa     AAA   $119,667,000   30.000%       7.739%        6.805     10/12 - 11/12   November 2012    (3)
 A-1A     Aaa     AAA   $225,100,000   30.000%      14.558%        9.182     01/06 - 12/15   December 2015    (3)
 A-SB     Aaa     AAA   $ 88,067,000   30.000%       5.695%        7.164     11/10 - 05/15      May 2015      (3)
 A-4      Aaa     AAA   $425,698,000   30.000%      27.531%        9.821     05/15 - 12/15   December 2015    (3)
A-4FC     Aaa     AAA   $ 25,000,000   30.000%       1.617%        9.821     05/15 - 12/15   December 2015    (3)
  AM      Aaa     AAA   $154,625,000   20.000%      10.000%        9.956     12/15 - 12/15   December 2015    (3)
  AJ      Aaa     AAA   $ 94,708,000   13.875%       6.125%        9.956     12/15 - 12/15   December 2015    (3)
  B       Aa2      AA   $ 32,858,000   11.750%       2.125%        9.956     12/15 - 12/15   December 2015    (3)
  C       Aa3     AA-   $ 15,463,000   10.750%       1.000%        9.956     12/15 - 12/15   December 2015    (3)
  D        A2      A    $ 28,992,000    8.875%       1.875%        9.956     12/15 - 12/15   December 2015    (3)

NON-OFFERED CERTIFICATES(5)

                             INITIAL        APPROX.      APPROX.
           EXPECTED        CERTIFICATE       TOTAL     PERCENTAGE      WEIGHTED   PRINCIPAL      ASSUMED
           RATINGS      PRINCIPAL BALANCE   INITIAL    OF INITIAL      AVERAGE      WINDOW        FINAL
        -------------      OR NOTIONAL       CREDIT     MORTGAGE        LIFE      (MO./YR.)   DISTRIBUTION   RATE
CLASS   MOODY'S   S&P        AMOUNT(1)      SUPPORT   POOL BALANCE   (YEARS)(2)      (2)         DATE(2)     TYPE
-----------------------------------------------------------------------------------------------------------------

  E       (5)     (5)      $15,463,000       7.875%      1.000%          (5)         (5)           (5)        (3)
  F       (5)     (5)      $25,126,000       6.250%      1.625%          (5)         (5)           (5)        (3)
  G       (5)     (5)      $19,329,000       5.000%      1.250%          (5)         (5)           (5)        (3)
  H       (5)     (5)      $21,261,000       3.625%      1.375%          (5)         (5)           (5)        (3)
  J       (5)     (5)      $ 7,731,000       3.125%      0.500%          (5)         (5)           (5)        (3)
  K       (5)     (5)      $ 5,798,000       2.750%      0.375%          (5)         (5)           (5)        (3)
  L       (5)     (5)      $ 5,799,000       2.375%      0.375%          (5)         (5)           (5)        (3)
  M       (5)     (5)      $ 5,798,000       2.000%      0.375%          (5)         (5)           (5)        (3)
  N       (5)     (5)      $ 5,799,000       1.625%      0.375%          (5)         (5)           (5)        (3)
  P       (5)     (5)      $ 3,865,000       1.375%      0.250%          (5)         (5)           (5)        (3)
  Q       (5)     (5)      $21,261,942       0.000%      1.375%          (5)         (5)           (5)        (3)
  X       (5)     (5)               (4)        NA          NA            (4)         (4)           (4)        (4)

----------
(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions described in the prospectus supplement.

(3)  The pass-through rates on the class A-1, class A-2, class A-3, class A-1A, class A-SB, class A-4, class AM, class AJ, class B, class C, class D, class
     E, class F, class G, class H, class J, class K, class L, class M, class N, class P and class Q certificates will equal any one of (i) a fixed rate,
     (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
     360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
     30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of 360-day year consisting of twelve 30-day months) less a specified percentage. By virtue of an interest rate swap contract, the pass-through rate for the class A-3FL certificates will be based on one month LIBOR plus a specified percentage; provided that interest payments made under the related swap contract are subject to reduction as described in the prospectus supplement (thereby resulting in an effective pass-through rate below LIBOR plus a specified percentage). The initial
     LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class
     A-3FL interest accrual period. Under circumstances described in the prospectus supplement, the pass-through rate for class A-3FL certificates may convert to a rate described herein in clause (iii) of the first sentence of this footnote (3). By virtue of an interest rate swap contract, the pass-through rate for the class A-4FC certificates will be based on periodic changes in a reference consumer price index (the "CPI Index Rate")
     plus a specified percentage; provided that interest payments made under the related swap contract are subject to reduction as described in the prospectus supplement (thereby resulting in an effective pass-through rate below the CPI Index Rate plus a specified percentage). The initial CPI
     Index Rate will be determined prior to closing and subsequent CPI Index
     Rates will be determined two business days before the start of each class
     A-4FC interest accrual period. Under the circumstances described in the prospectus supplement, the pass-through rate for the class A-4FC certificates may convert to a rate described herein in clause (iii) of the first sentence of this footnote (3).

(4)  The class X certificates will not have certificate principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates, as described in the prospectus supplement. The interest rate applicable to each component of the class X certificates for each distribution date will equal the rate described in the prospectus supplement.

(5)  Not offered pursuant to the prospectus and prospectus supplement. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

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--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

NOTE: CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS
     ASCRIBED TO THEM IN THE PROSPECTUS SUPPLEMENT.

(See Prospectus Supplement for a description of the certificate structure.)

ISSUE TYPE        Sequential pay REMIC. Class A-1, class A-2, class A-3, class
                  A-3FL, class A-1A, class A-SB, class A-4, class A-4FC, class
                  AM, class AJ, class B, class C and class D certificates are offered publicly. All other certificates will be privately placed with qualified institutional buyers, with institutional accredited investors or non-U.S. persons under Regulation S.

CUT-OFF DATE      References in this term sheet to the "cut-off date" mean, with respect to each mortgage loan, except as provided below, the related due date of that mortgage loan in December 2005 or, with respect to those mortgage loans, if any, that have their respective first payment dates in January 2006, December 1,
                  2005 or, with respect to those mortgage loans, if any, that were originated in December 2005 and have their first payment dates in February 2006, their respective date of origination.
                  Any payments or collections that represent amounts due on or before that date will not belong to the trust fund.

OFFERING TERMS    The commercial mortgage backed securities referred to in these materials, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or
                  eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if
                  issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of
                  securities to be made to you; any "indications of interest"
                  expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

MORTGAGE POOL     The mortgage pool consists of 142 mortgage loans with an
                  aggregate initial mortgage pool balance of $1,546,255,943, subject to a variance of plus or minus 5.0%. The mortgage
                  loans are secured by 176 mortgaged real properties located throughout 35 states.

LOAN GROUPS       For purposes of making distributions to the class A-1, A-2,
                  A-3, A-3FL, A-1A, A-SB, A-4 and A-4FC certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will
                  consist of 113 mortgage loans, representing approximately
                  85.4% of the initial mortgage pool balance and that are
                  secured by the various property types that make up the
                  collateral for those mortgage loans, and loan group 2 will consist of 29 mortgage loans, representing approximately 14.6%
                  of the initial mortgage pool balance and that are secured by multifamily and manufactured housing community properties
                  (approximately 53.5% of all the mortgage loans secured by
                  multifamily and manufactured housing community properties).

ISSUER            Merrill Lynch Mortgage Trust 2005-LC1

DEPOSITOR         Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN     LaSalle Bank National Association
SELLERS              (LaSalle).........................   54.7% of the initial mortgage pool balance
                  Countrywide Commercial Real Estate
                      Finance, Inc. (CRF)..............   22.9% of the initial mortgage pool balance
                  Merrill Lynch Mortgage Lending,
                      Inc. (MLML)......................   22.4% of the initial mortgage pool balance

UNDERWRITERS      Merrill Lynch, Pierce, Fenner & Smith Incorporated
                  Countrywide Securities Corporation
                  LaSalle Financial Services, Inc.
                  Deutsche Bank Securities Inc.
                  JPMorgan Securities Inc.
                  Morgan Stanley & Co. Incorporated

TRUSTEE           Wells Fargo Bank N.A.

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--------------------------------------------------------------------------------

CERTIFICATE       LaSalle Bank National Association
ADMINISTRATOR

MASTER SERVICER   GMAC Commercial Mortgage Corporation

SPECIAL           LNR Partners, Inc.
SERVICER

RATING AGENCIES   Moody's Investors Service, Inc.
                  Standard & Poor's Ratings Services, a division of The
                  McGraw-Hill Companies, Inc.

SWAP              Expected to be Merrill Lynch Capital Services, Inc.
COUNTERPARTY
FOR CLASS

DENOMINATIONS     $25,000 minimum for the offered certificates.

CLOSING DATE      On or about December 28, 2005.

SETTLEMENT        Book-entry through DTC for all offered certificates.
TERMS

DETERMINATION     For any distribution date, the fourth business day prior to
DATE              the distribution date, except that in the case of certain
                  mortgage loans, the master servicer may, as described in the prospectus supplement, make its determination as to the
                  collections received as of a later date during each month.

DISTRIBUTION      The 12th day of each month or, if the 12th day is not a
DATE              business day, the next succeeding business day, beginning in
                  January 2006.

DAY COUNT         30/360 (or, in the case of the class A-3FL certificates, for so long as the related swap agreement is in effect and no
                  payment default is continuing thereunder, actual/360).

INTEREST          Each class of offered certificates will be entitled on each
DISTRIBUTIONS     distribution date to interest accrued during the prior
                  calendar month at its pass-through rate for such distribution date on the outstanding certificate balance of such class
                  immediately prior to such distribution date; provided that, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, the interest accrual period for the class A-3FL and class A-4FC certificates will, for each distribution date, begin on the 12th calendar day of the prior month (or, in the case of the initial such interest accrual period, on the closing date) and end on the 11th
                  calendar day of the month of the subject distribution date.
                  Subject to available funds, distributions of interest will be made with respect to the following classes of certificates and regular interests in the following order on each distribution date: first, the class A-1, class A-2, class A-3, class A-1A, class A-SB and class A-4 certificates and the class A-3FL,
                  A-4FC REMIC II regular interests, pro rata and pari passu;
                  second, the class AM certificates; third, the class AJ
                  certificates; and then the respective remaining classes of certificates with principal balances, sequentially in
                  alphabetical order of class designation. In general, payments of interest in respect of the class A-1, class A-2, class A-3, class A-SB and class A-4 certificates and the class A-3FL,
                  A-4FC REMIC II regular interests will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and
                  payments of interest in respect of the subordinate
                  certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as described in the
                  preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of
                  interest will be made with respect to all of those classes on a pro rata (based on amount of interest accrued) and pari
                  passu basis without regard to loan groups. Furthermore,
                  notwithstanding the foregoing, payments of interest with
                  respect to the each class of certificates (other than the
                  class A-3FL certificates) and the class A-3FL, A-4FC REMIC II regular interests out of collections on the mortgage loans will be calculated on a 30/360 basis at a

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                  fixed coupon or a coupon calculated at the lesser of a
                  specified percentage and a weighted average coupon derived from net interest rates on the mortgage loans, with such
                  interest to be exchanged under the related swap agreement for interest (i) in the case of the class A-3FL certificates
                  calculated on an actual/360 basis at a LIBOR-based rate and
                  (ii) in the case of the class A-4FC certificates on a 30/360 basis at a rate based on the CPI Index Rate. No class of
                  certificates will provide credit support for any failure on the part of the swap counterparty to make any required payment under the swap contract. Interest payments with respect to the class A-3FL and class A-4FC certificates will be subject to reduction if the weighted average of certain net interest
                  rates on the mortgage loans declines below the fixed rate per annum at which interest is payable by the trust to the swap counterparty.

PRINCIPAL         Except as described below, principal will be distributed on
DISTRIBUTIONS     each distribution date, to the extent of available funds, to the most senior class of sequential pay certificates
                  outstanding until its certificate balance is reduced to zero.
                  Payments of principal will generally be made, to the extent of available funds (i) to the class A-1 certificates, then to the class A-2, then to the class A-3 certificates and class A-3FL
                  REMIC II regular interest (on a pro rata and pari passu
                  basis), then to the class A-SB certificates and then to the class A-4 certificates and class A-4FC REMIC II regular
                  interest (on a pro rata and pari passu basis), in that order, in an amount equal to the funds received or advanced with
                  respect to principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with
                  respect to principal on mortgage loans in loan group 2, in each case until the principal balance of the subject class of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or
                  advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the class A-4
                  certificates and class A-4FC REMIC II regular interest have been reduced to zero, the funds received or advanced with
                  respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is
                  reduced to zero.

                  Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB certificates is required to be paid down to its scheduled principal balance for that distribution date in accordance with a specified
                  schedule that will be annexed to the prospectus supplement, distributions of principal will be made, to the extent of
                  available funds, to reduce the principal balance of the class
                  A-SB certificates to its scheduled principal balance for the subject distribution date, out of the funds received or
                  advanced with respect to principal on the mortgage loans in loan group 1 (prior to any distributions of principal from those loan group 1 funds to any other class of certificates on that distribution date) and, after the principal balance of the class A-1A certificates has been reduced to zero, out of the funds received or advanced with respect to principal on mortgage loans in loan group 2 (prior to any distributions of principal with respect to the class A-1, A-2, A-3 or A-4
                  certificates or the class A-3FL or A-4FC REMIC II regular
                  interest on that distribution date).

                  If, due to losses, the certificate balances of the class AM through class Q certificates are reduced to zero, payments of principal to the class A-1, A-2, A-3, A-1A, A-SB and A-4
                  certificates and the class A-3FL and A-4FC REMIC II regular interests (to the extent that any two or more of these classes are outstanding) will be made on a pro rata and pari passu basis.

                  Following retirement of the class A-1, A-2, A-3, A-3FL, A-1A,
                  A-SB, A-4 and A-4FC certificates, amounts distributable as principal will be distributed on each distribution date, to the extent of available funds, to the class AM, AJ and B
                  through Q certificates, in that order, in each case until the related certificate balance of the subject class of
                  certificates is reduced to zero.

LOSSES            Losses realized on the mortgage loans and certain
                  default-related and other unanticipated expenses, if any, will be allocated to the class Q, P, N, M, L, K, J, H, G, F, E, D,
                  C, B, AJ and AM certificates, in

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                  that order, and then, on a pro rata and pari passu basis, to the class A-1, A-2, A-3, A-1A, A-SB and A-4 certificates and the class A-3FL and A-4FC REMIC II regular interests.

PREPAYMENT        Any prepayment premiums or yield maintenance charges collected
PREMIUMS AND      will be distributed to certificateholders and/or the swap
YIELD             counterparty on the distribution date following the collection
MAINTENANCE       period in which the prepayment premium was received. On each
CHARGES           distribution date, the holders of the A-1, A-2, A-3, A-1A,
                  A-SB, A-4, AM, AJ, B, C, D, E, F, G and/or H certificates, the class A-3FL REMIC II regular interest or the class A-4FC REMIC
                  II regular interest that are then entitled to principal
                  distributions (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group, if applicable, from which such class of
                  certificates is receiving payments of principal) will be
                  entitled to a portion of prepayment premiums or yield
                  maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable therefrom, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates
                  (or, in the case of the class A-3FL or class A-4FC
                  certificates, the pass-through rate that would be payable
                  thereon without regard to the related interest rate swap
                  agreement as described under "Interest Distributions" above)
                  over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of
                  certificates on that distribution date, and the denominator of which is equal to the total principal distribution amount for that distribution date; provided that, if the class A-4
                  certificates, class A-4FC REMIC II regular interest and class
                  A-1A certificates are outstanding (prior to any distributions)
                  on such distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of
                  certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total
                  principal distribution amount for such distribution date that is attributable to the loan group that includes the prepaid mortgage loan. HOWEVER, AS LONG AS THE RELATED SWAP AGREEMENT
                  IS IN EFFECT AND THERE IS NO CONTINUING PAYMENT DEFAULT
                  THEREUNDER, ANY PREPAYMENT PREMIUM OR YIELD MAINTENANCE CHARGE
                  ALLOCABLE TO THE CLASS A-3FL REMIC II REGULAR INTEREST AND
                  CLASS A-4FC REMIC II REGULAR INTEREST WILL BE PAYABLE TO THE
                  SWAP COUNTERPARTY.

                  The portion, if any, of the prepayment premiums or yield
                  maintenance charges remaining after any payments described above will be distributed to the holders of the class X
                  certificates.

                  All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain
                  expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of
                  certificates.

ADVANCES          The master servicer and, if it fails to do so, the trustee will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered
                  recoverable, and, in the case of P&I advances, subject to
                  appraisal reductions that may occur.

APPRAISAL         If any of certain adverse events or circumstances described in
REDUCTIONS        the prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for any mortgage loan, that mortgage loan will be considered a required
                  appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan (plus other amounts overdue or
                  advanced in connection with such loan) exceeds 90% of the
                  appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit) held as

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                  additional collateral with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a
                  given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

                  A required appraisal loan will cease to be a required
                  appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL          The master servicer, the special servicer and certain
TERMINATION       certificateholders will have the option to terminate the trust and retire the then outstanding certificates, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated principal
                  balance of the mortgage loans is less than approximately 1.0%
                  of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate
                  principal balance of the mortgage loans, plus accrued and
                  unpaid interest and certain other additional trust fund
                  expenses, and the fair market value of any REO properties
                  acquired by the trust following foreclosure.

                  In addition, if, following the date on which the total
                  principal balances of the class A-1, A-2, A-3, A-3FL, A-1A,
                  A-SB, A-4, A-4FC, AM, AJ, B, C and D certificates are reduced to zero, all of the remaining certificates, except the class
                  Z, R-I and R-II certificates, are held by the same
                  certificateholder, the trust fund may also be terminated,
                  subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, except the class
                  Z, R-I and R-II certificates, for all the mortgage loans and
                  REO properties remaining in the trust fund at the time of
                  exchange.

CONTROLLING       The most subordinate class of principal balance certificates
CLASS             that has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates; provided, however, that if no such class of
                  principal balance certificates satisfies such requirement, the controlling class of certificates will be the most subordinate class of principal balance certificates with a class
                  certificate balance greater than zero. The holder(s) of
                  certificates representing a majority interest in the
                  controlling class will have the right, subject to the
                  conditions described in the prospectus supplement, to replace the special servicer and select a representative that may
                  direct and advise the special servicer on various servicing matters.

                  Notwithstanding the foregoing, however, the Glendale Galleria mortgage loan is part of a loan combination that involves
                  three other loans that will not be included in the trust
                  (each, a "non-trust loan"), one of which will be pari passu in right of payment with, and two of which will be subordinate in right of payment to, the Glendale Galleria mortgage loan in the trust. The holder of a related subordinate non-trust loan, for so long as that subordinate non-trust loan has an unpaid principal balance, net of any existing related appraisal
                  reduction amounts allocable thereto, equal to or greater than
                  25% of its then outstanding principal balance (without taking into account any appraisal reduction amount) will have the right to direct or advise the special servicer with respect to certain specified servicing actions with respect to the
                  Glendale Galleria loan combination.

                  See "Description of the Mortgage Pool--Loan Combinations" in
                  the prospectus supplement for more information regarding loan combinations.

ERISA             The offered certificates are expected to be ERISA eligible.

SMMEA             The offered certificates will not be "mortgage related
                  securities" for the purposes of the Secondary Mortgage Market
                  Enhancement Act of 1984.

                                        6

MERRILL LYNCH MORTGAGE TRUST 2005-LC1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
--------------------------------------------------------------------------------

CONTACTS

                               COUNTRYWIDE                 LASALLE
  MERRILL LYNCH & CO.    SECURITIES CORPORATION   FINANCIAL SERVICES, INC.

     John Mulligan            Tom O'Hallaron            Steven Adang
(212) 449-3860 (Phone)   (818) 225-6353 (Phone)    (212) 409-6206 (Phone)
 (212) 738-1491 (Fax)     (818) 225-4032 (Fax)      (212) 409-5256 (Fax)

       Max Baker                Stew Ward                Kurt Kaline
(212) 449-3860 (Phone)   (818) 225-6353 (Phone)    (212) 409-6204 (Phone)
 (212) 738-1491 (Fax)     (818) 225-4032 (Fax)      (212) 409-5256 (Fax)

      Rich Sigg               Chris Tokarski               Neil Dey
(212) 449-3860 (Phone)   (818) 225-6331 (Phone)    (212) 409-6206 (Phone)
 (212) 738-1491 (Fax)     (818) 225-4179 (Fax)      (212) 409-5256 (Fax)

     David Rodgers           Cary Carpenter
(212) 449-3611 (Phone)   (818) 225-6336 (Phone)
 (212) 449-3589 (Fax)     (818) 225-4032 (Fax)

     Glenn Thaler
(212) 449-4004 (Phone)
 (212) 449-3589 (Fax)

   DEUTSCHE BANK
   SECURITIES INC.           MORGAN STANLEY              JPMORGAN

    Scott Waynebern           Kara McShane           Avinash Bappanad
(212) 250-5149 (Phone)   (212) 761-2164 (Phone)   (212) 834-3813 (Phone)
 (212) 797-5630 (Fax)     (212) 507-5062 (Fax)     (212) 834-6598 (Fax)

     Heath Forusz              Jon Miller               Nancy Alto
(212) 250-5149 (Phone)   (212) 761-1317 (Phone)   (212) 834-9271 (Phone)
 (212) 797-5630 (Fax)     (212) 507-6994 (Fax)     (212) 834-6656 (Fax)

                                                       Charles Lee
                                                  (212) 834-9328 (Phone)
                                                   (212) 834-6593 (Fax)

                                        7

MERRILL LYNCH MORTGAGE TRUST 2005-LC1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan or (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related B-note non-trust loan or for certain statistical information, all related non-trust loans. Unless specifically indicated otherwise, certain statistical information regarding credit characteristics presented with respect to the Glendale Galleria mortgage loan (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property)
excludes the related B-note non-trust loans and certain statistical information regarding the concentration of certain loan or property characteristics within the mortgage pool or loan group (for example, geographic or property type concentration) excludes all related non-trust loans.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                                                       ALL MORTGAGE        LOAN            LOAN
                                                                                          LOANS           GROUP 1        GROUP 2
                                                                                      --------------  --------------  ------------

Initial mortgage pool balance.......................................................  $1,546,255,943  $1,321,152,625  $225,103,318
Number of pooled mortgage loans.....................................................             142             113            29
Number of mortgaged properties......................................................             176             147            29
Percentage of investment grade loans(1).............................................             8.1%            9.5%          0.0%
Average cut-off date principal balance..............................................  $   10,889,126  $   11,691,616  $  7,762,183
Largest cut-off date principal balance..............................................  $  125,702,137  $  125,702,137  $ 29,000,000
Smallest cut-off date principal balance.............................................  $      996,594  $      996,594  $  1,300,000
Weighted average mortgage interest rate.............................................          5.4060%         5.3915%       5.4912%
Highest mortgage interest rate......................................................          6.5600%         6.5600%       6.0100%
Lowest mortgage interest rate.......................................................          4.6496%         4.6496%       5.0500%
Number of cross collateralized mortgage loans.......................................               4               4             0
Cross collateralized mortgage loans as a % of IPB...................................             3.2%            3.7%          0.0%
Number of multi property mortgage loans.............................................               9               9             0
Multi property mortgage Loans as a % of IPB.........................................            13.2%           15.5%          0.0%
Weighted average underwritten debt service coverage ratio(2)........................            1.39x           1.41x         1.29x
Maximum underwritten debt service coverage ratio....................................            2.11x           2.11x         1.76x
Minimum underwritten debt service coverage ratio....................................            1.15x           1.15x         1.18x
Weighted average cut-off date loan-to-value ratio...................................            70.1%           70.0%         70.2%
Maximum cut-off date loan-to-value ratio............................................            80.0%           80.0%         79.9%
Minimum cut-off date loan-to-value ratio............................................            33.4%           33.4%         42.8%
Weighted average original term to maturity or anticipated repayment date (months)...             112             111           118
Maximum original term to maturity or anticipated repayment date (months)............             180             180           121
Minimum original term to maturity or anticipated repayment date (months)............              60              60            60
Weighted average remaining amort. term (months)(3)..................................             352             352           352
Maximum remaining amort. term (months)..............................................             360             360           360
Minimum remaining amort. term (months)..............................................             119             119           300

See "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information" for a similar table with additional information regarding certain of the mortgage loans.

----------
(1)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that the Glendale Galleria Loan has credit characteristics consistent with investment-grade rated obligations.

(2)  As described in the prospectus supplement, the debt service coverage ratios with respect to certain mortgage loans were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of the respective cut-off date principal balances or taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis.

(3)  Excludes loans that are interest only for their entire term.

                                        8

MERRILL LYNCH MORTGAGE TRUST 2005-LC1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                                                               % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE
                                               ----------------------------------------------------------------------------------
                                 % OF INITAL
                                MORTGAGE POOL                               MANUFACTURED                SELF
              STATE                BALANCE     RETAIL  OFFICE  MULTIFAMILY     HOUSING    HOSPITALITY  STORAGE  INDUSTRIAL  OTHER
------------------------------  -------------  ------  ------  -----------  ------------  -----------  -------  ----------  -----

California....................       21.0       10.8     5.6       2.2           0.4          1.1        0.9        --        --
   Southern(1)................       17.2        9.5     5.6        --           0.4          0.8        0.9        --        --
   Northern(1)................        3.8        1.3      --       2.2            --          0.3         --        --        --
Florida.......................        9.7        1.2     1.8       1.9           3.2          1.3        0.2        --        --
Texas.........................        9.5        0.4     6.8       0.7            --          0.3        0.1        --       1.1
Alabama.......................        8.4        7.9      --       0.5            --           --         --        --        --
Pennsylvania..................        4.6         --     1.2       1.4           2.0           --         --        --        --
Illinois......................        4.2        0.5      --       1.9            --           --         --       1.8        --
Colorado......................        4.0        0.3     0.1        --           3.4           --        0.3        --        --
Michigan......................        3.9        1.0     2.5       0.1           0.3           --         --        --        --
North Carolina................        3.7        3.1     0.4        --            --           --         --       0.2        --
Virginia......................        3.6        0.2     1.2        --           2.3           --         --        --        --
Massachusetts.................        3.0        0.3     1.9        --            --          0.9         --        --        --
Indiana.......................        3.0        1.5     0.2       0.5           0.1           --        0.6       0.1        --
Georgia.......................        2.8        0.7      --       1.8            --           --        0.3        --        --
New York......................        2.4        0.3      --       1.1            --          1.0         --        --        --
Nevada........................        2.4        1.8      --        --           0.6           --         --        --        --
Wisconsin.....................        2.3        0.2      --       1.2            --          0.9         --        --        --
New Jersey....................        1.6         --     0.3        --            --          0.9        0.5        --        --
Arizona.......................        1.3        0.5      --        --           0.7           --        0.1        --        --
Tennessee.....................        1.1         --     1.0       0.1            --           --         --        --        --
Hawaii........................        1.1        1.1      --        --            --           --         --        --        --
Oregon........................        1.0         --      --        --            --           --        0.2       0.8        --
Washington....................        0.8        0.6      --       0.1            --           --         --        --        --
Ohio..........................        0.6         --      --       0.1           0.3           --        0.2        --        --
Iowa..........................        0.6        0.6      --        --            --           --         --        --        --
Utah..........................        0.6        0.2      --        --            --           --        0.4        --        --
Arkansas......................        0.5         --     0.4        --            --           --        0.1        --        --
Oklahoma......................        0.4         --     0.4        --            --           --         --        --        --
Missouri......................        0.4         --      --       0.4            --           --         --        --        --
South Carolina................        0.3         --      --        --            --          0.3         --        --        --
Connecticut...................        0.3         --     0.3        --            --           --         --        --        --
Maryland......................        0.3         --      --        --            --          0.3         --        --        --
Maine.........................        0.3         --      --        --            --          0.3         --        --        --
Nebraska......................        0.2         --     0.2        --            --           --         --        --        --
Idaho.........................        0.2         --      --       0.2            --           --         --        --        --
New Hampshire.................        0.1         --     0.1        --            --           --         --        --        --
                                    -----       ----    ----      ----          ----          ---        ---       ---       ---
TOTAL.........................      100.0%      33.2%   24.5%     14.1%         13.1%         7.3%       3.8%      2.9%      1.1%
                                    =====       ====    ====      ====          ====          ===        ===       ===       ===

----------
(1)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

                                        9

MERRILL LYNCH MORTGAGE TRUST 2005-LC1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                                                   CUT-OFF DATE     % OF INITIAL
                                    NUMBER OF       PRINCIPAL      MORTGAGE POOL
                                 MORTGAGE LOANS      BALANCE          BALANCE
                                 --------------   --------------   -------------
Interest Only.................           3        $   59,345,242        3.8%
Single Tenant.................           9        $   57,354,404        3.7%
Loans > 50% Single Tenant.....          18        $  141,058,096        9.1%
Current Secondary Debt........           7        $  247,202,245       16.0%
Future Secondary Debt
   Permitted..................          14        $  490,627,137       31.7%
Lockbox.......................          23        $  622,491,514       40.3%
Escrow Type(1)
   TI/LC Reserves(2)..........          46        $  543,910,427       57.0%
   Real Estate Tax............         114        $1,073,678,437       69.4%
   Insurance..................         104        $  886,657,676       57.3%
   Replacement Reserves.......         109        $  974,916,972       63.1%

SELECT CHARACTERISTICS OF LOAN GROUP 1

                                                  CUT-OFF DATE   % OF INITIAL
                                    NUMBER OF       PRINCIPAL    LOAN GROUP 1
                                 MORTGAGE LOANS      BALANCE        BALANCE
                                 --------------   ------------   ------------
Interest Only.................           3        $ 59,345,242        4.5%
Single Tenant.................           9        $ 57,354,404        4.3%
Loans > 50% Single Tenant.....          18        $141,058,096       10.7%
Current Secondary Debt........           6        $245,206,102       18.6%
Future Secondary Debt
   Permitted..................          14        $490,627,137       37.1%
Lockbox.......................          21        $600,661,514       45.5%
Escrow Type(1)
   TI/LC Reserves(2)..........          46        $543,910,427       57.0%
   Real Estate Tax............          89        $905,085,119       68.5%
   Insurance..................          81        $752,764,358       57.0%
   Replacement Reserves.......          84        $806,323,654       61.0%

SELECT CHARACTERISTICS OF LOAN GROUP 2

                                                  CUT-OFF DATE   % OF INITIAL
                                    NUMBER OF       PRINCIPAL    LOAN GROUP 2
                                 MORTGAGE LOANS      BALANCE        BALANCE
                                 --------------   ------------   ------------
Interest Only.................           0        $          0        0.0%
Single Tenant.................           0        $          0        0.0%
Loans > 50% Single Tenant.....           0        $          0        0.0%
Current Secondary Debt........           1        $  1,996,143        0.9%
Future Secondary Debt
   Permitted..................           0        $          0        0.0%
Lockbox.......................           2        $ 21,830,000        9.7%
Escrow Type(1)
   Real Estate Tax............          25        $168,593,318       74.9%
   Insurance..................          25        $168,593,318       74.9%
   Replacement Reserves.......          25        $168,593,318       74.9%

----------
(1)  Does not include mortgage loans with upfront reserves.

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and other properties.

                                       10

MERRILL LYNCH MORTGAGE TRUST 2005-LC1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)

                                                                     % OF       % OF       % OF
                                                     AGGREGATE      INITIAL    INITIAL   INITIAL
           RANGE OF                                   CUT-OFF      MORTGAGE   MORTGAGE   MORTGAGE
            CUT-OFF                 NUMBER OF     DATE PRINCIPAL     POOL       LOAN       LOAN
       DATE BALANCES ($)         MORTGAGE LOANS       BALANCE       BALANCE    GROUP 1   GROUP 2
-------------------------------------------------------------------------------------------------

    996,594 - 2,999,999.......          42        $   79,240,866      5.1%       4.6%       8.1%
  3,000,000 - 3,999,999.......          13            44,058,930      2.8        2.8        2.9
  4,000,000 - 4,999,999.......          10            44,013,183      2.8        3.0        1.8
  5,000,000 - 5,999,999.......           5            27,605,932      1.8        1.7        2.5
  6,000,000 - 6,999,999.......           7            44,462,774      2.9        2.4        5.8
  7,000,000 - 7,999,999.......           8            58,726,970      3.8        3.4        6.3
  8,000,000 - 9,999,999.......           9            81,760,734      5.3        4.9        7.8
 10,000,000 - 12,999,999......          16           178,976,498     11.6       11.9        9.8
 13,000,000 - 19,999,999......          16           247,767,678     16.0       11.6       54.9
 20,000,000 - 49,999,999......          12           373,215,242     24.1       26.1        0.0
 50,000,000 - 99,999,999......           2           118,325,000      7.7        9.0        0.0
100,000,000 - 125,702,137.....           2           248,102,137     16.0       18.8        0.0
-------------------------------------------------------------------------------------------------
Total:........................         142        $1,546,255,943    100.0%     100.0%     100.0%
MIN: $996,594   MAX: $125,702,137   WTD. AVERAGE: $10,889,126
-------------------------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)

                                                                     % OF       % OF       % OF
                                                     AGGREGATE      INITIAL    INITIAL    INITIAL
                                                      CUT-OFF      MORTGAGE   MORTGAGE   MORTGAGE
           RANGE OF                 NUMBER OF     DATE PRINCIPAL     POOL       LOAN       LOAN
           DSCRS (X)             MORTGAGE LOANS       BALANCE       BALANCE    GROUP 1    GROUP 2
-------------------------------------------------------------------------------------------------

1.15 - 1.19...................           4        $   58,230,000      3.8%       1.8%      15.4%
1.20 - 1.24...................          26           509,471,356     32.9       32.7       34.2
1.25 - 1.29...................          21           207,524,875     13.4       12.7       17.7
1.30 - 1.34...................          23           177,349,071     11.5       11.8        9.8
1.35 - 1.39...................          11            52,765,904      3.4        3.6        2.2
1.40 - 1.44...................          17           159,947,289     10.3       10.5        9.5
1.45 - 1.49...................           9            49,414,043      3.2        3.0        4.3
1.50 - 1.59...................          15           111,580,036      7.2        8.2        7.0
1.60 - 1.99...................          11           169,600,323     11.0       11.9        0.0
2.00 - 2.11...................           5            50,373,047      3.3        3.8        0.0
-------------------------------------------------------------------------------------------------
Total:........................         142        $1,546,255,943    100.0%     100.0%     100.0%
MIN: 1.15X   MAX: 2.11X   WTD. AVERAGE: 1.39X
-------------------------------------------------------------------------------------------------

MORTGAGE RATE (%)

                                                                     % OF       % OF       % OF
                                                     AGGREGATE      INITIAL    INITIAL    INITIAL
                                                      CUT-OFF      MORTGAGE   MORTGAGE   MORTGAGE
           RANGE OF                 NUMBER OF     DATE PRINCIPAL     POOL       LOAN       LOAN
      MORTGAGE RATES (%)         MORTGAGE LOANS       BALANCE       BALANCE    GROUP 1    GROUP 2
-------------------------------------------------------------------------------------------------

4.6496 - 4.9999...............           3        $  165,502,137     10.7%      12.5%       0.0%
5.0000 - 5.2499...............          13           126,428,906      8.2        7.5       11.9
5.2500 - 5.4999...............          47           717,791,899     46.4       46.8       44.5
5.5000 - 5.5999...............          17            76,284,762      4.9        5.4        2.2
5.6000 - 5.6999...............          16            84,658,144      5.5        4.9        8.6
5.7000 - 5.7499...............           9            72,850,788      4.7        5.5        0.0
5.7500 - 5.9999...............          28           259,789,743     16.8       14.7       29.1
6.0000 - 6.5600...............           9            42,949,562      2.8        2.6        3.7
-------------------------------------------------------------------------------------------------
Total:........................         142        $1,546,255,943    100.0%     100.0%     100.0%
MIN: 4.6496%   MAX: 6.5600%   WTD. AVERAGE: 5.4060%
-------------------------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                                     % OF       % OF       % OF
                                                     AGGREGATE      INITIAL    INITIAL    INITIAL
           RANGE OF                                   CUT-OFF      MORTGAGE   MORTGAGE   MORTGAGE
       CUT-OFF DATE LTV             NUMBER OF     DATE PRINCIPAL     POOL       LOAN       LOAN
          RATIOS (%)             MORTGAGE LOANS       BALANCE       BALANCE    GROUP 1    GROUP 2
-------------------------------------------------------------------------------------------------

33.4 - 49.9...................           6        $  151,784,061      9.8%      10.8%      14.5%
50.0 - 59.9...................          12            93,707,432      6.1        7.1        0.0
60.0 - 64.9...................          13           115,613,690      7.5        7.0        0.0
65.0 - 69.9...................          25           253,062,107     16.4       14.3       28.3
70.0 - 74.9...................          28           197,626,284     12.8       10.3       27.2
75.0 - 79.9...................          52           603,102,370     39.0       40.5       30.0
80.0 - 80.0...................           6           131,360,000      8.5        9.9        0.0
-------------------------------------------------------------------------------------------------
Total:........................         142        $1,546,255,943    100.0%     100.0%     100.0%
MIN: 33.4%   MAX: 80.0%   WTD. AVERAGE: 70.1%
-------------------------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                                                     % OF       % OF       % OF
           RANGE OF                                  AGGREGATE      INITIAL    INITIAL    INITIAL
       MATURITY DATE                                  CUT-OFF      MORTGAGE   MORTGAGE   MORTGAGE
            OR ARD                  NUMBER OF     DATE PRINCIPAL     POOL       LOAN       LOAN
        LTV RATIOS (%)           MORTGAGE LOANS       BALANCE       BALANCE    GROUP 1    GROUP 2
-------------------------------------------------------------------------------------------------

 0.2 - 24.9...................           3        $   15,284,542      1.0%       1.2%       0.0%
25.0 - 49.9...................          13           178,313,900     11.5       12.8        4.2
50.0 - 54.9...................          15           120,960,202      7.8        7.8        7.8
55.0 - 59.9...................          27           217,177,571     14.0       10.1       37.1
60.0 - 64.9...................          29           256,335,360     16.6       15.7       21.7
65.0 - 67.4...................          26           193,836,178     12.5       10.4       25.2
67.5 - 69.9...................          19           352,938,190     22.8       26.0        4.1
70.0 - 74.6...................          10           211,410,000     13.7       16.0        0.0
-------------------------------------------------------------------------------------------------
Total:........................         142        $1,546,255,943    100.0%     100.0%     100.0%
MIN: 0.2%   MAX: 74.6%   WTD. AVERAGE: 61.7%
-------------------------------------------------------------------------------------------------

                                       11

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SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF       % OF       % OF
                                                 CUT-OFF       INITIAL    INITIAL    INITIAL
           RANGE OF              NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
        ORIGINAL TERMS            MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
      TO MATURITY (MOS.)           LOANS         BALANCE       BALANCE    GROUP 1   GROUP 2
--------------------------------------------------------------------------------------------

 60 - 60......................        4      $  108,693,982       7.0%       7.8%      2.5%
 61 - 84......................        7         182,195,327      11.8       13.6       1.0
 85 - 120.....................      125       1,189,631,123      76.9       76.2      81.0
121 - 180.....................        6          65,735,510       4.3        2.3      15.4
--------------------------------------------------------------------------------------------
Total:........................      142      $1,546,255,943     100.0%     100.0%    100.0%
MIN: 60 MOS.   MAX: 180 MOS.   WTD. AVERAGE: 112 MOS.
--------------------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)

                                                AGGREGATE        % OF      % OF       % OF
                                                 CUT-OFF       INITIAL    INITIAL   INITIAL
           RANGE OF              NUMBER OF         DATE       MORTGAGE   MORTGAGE   MORTGAGE
           ORIGINAL               MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
   AMORTIZATION TERMS (MOS.)       LOANS         BALANCE       BALANCE    GROUP 1   GROUP 2
--------------------------------------------------------------------------------------------

Interest Only.................        3      $   59,345,242       3.8%       4.5%       0.0%
120 - 299.....................        4          16,505,206       1.1        1.2        0.0
300 - 329.....................       17         147,442,804       9.5        8.2       17.1
330 - 360.....................      118       1,322,962,691      85.6       86.0       82.9
--------------------------------------------------------------------------------------------
Total:........................      142      $1,546,255,943     100.0%     100.0%     100.0%
MIN: 120 MOS.(1)   MAX: 360 MOS.   WTD. AVERAGE: 352 MOS.(1)
--------------------------------------------------------------------------------------------

AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                AGGREGATE       % OF       % OF       % OF
                                                 CUT-OFF       INITIAL    INITIAL   INITIAL
                                 NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
                                  MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
   AMORTIZATION TYPES              LOANS         BALANCE       BALANCE    GROUP 1   GROUP 2
--------------------------------------------------------------------------------------------

ARD...........................        1      $   10,038,917       0.6%       0.8%       0.0%
Balloon.......................       73         455,937,242      29.5       28.8       33.7
Fully Amortizing..............        2           4,424,542       0.3        0.3        0.0
Interest Only.................        3          59,345,242       3.8        4.5        0.0
Partial IO-Balloon............       63       1,016,510,000      65.7       65.6       66.3
--------------------------------------------------------------------------------------------
Total:........................      142      $1,546,255,943     100.0%     100.0%     100.0%
--------------------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF       % OF       % OF
                                                 CUT-OFF       INITIAL    INITIAL   INITIAL
           RANGE OF              NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
        REMAINING TERMS           MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
      TO MATURITY (MOS.)           LOANS         BALANCE       BALANCE    GROUP 1   GROUP 2
--------------------------------------------------------------------------------------------

 56 - 84......................       11      $  290,889,310      18.8%      21.4%       3.5%
 85 - 119.....................       75         518,081,123      33.5       32.4       39.9
120 - 179.....................       56         737,285,510      47.7       46.2       56.6
--------------------------------------------------------------------------------------------
Total:........................      142      $1,546,255,943     100.0%     100.0%     100.0%
MIN: 56 MOS.   MAX: 179 MOS.   WTD. AVERAGE: 111 MOS.
--------------------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)

                                                AGGREGATE       % OF       % OF       % OF
                                                 CUT-OFF       INITIAL    INITIAL   INITIAL
           RANGE OF              NUMBER OF        DATE        MORTGAGE   MORTGAGE   MORTGAGE
    REMAINING AMORTIZATION        MORTGAGE      PRINCIPAL       POOL       LOAN       LOAN
         TERMS (MOS.)              LOANS         BALANCE       BALANCE    GROUP 1   GROUP 2
--------------------------------------------------------------------------------------------

  0 - 60......................        3      $   59,345,242       3.8%       4.5%       0.0%
 85 - 120.....................        1           3,427,948       0.2        0.3        0.0
121 - 360.....................      138       1,483,482,753      95.9       95.2      100.0
--------------------------------------------------------------------------------------------
Total:........................      142      $1,546,255,943     100.0%     100.0%     100.0%
MIN: 119 MOS.(1)   MAX: 360 MOS.   WTD. AVERAGE: 352 MOS.(1)
--------------------------------------------------------------------------------------------

PARTIAL IO TERM (MOS)

                                                AGGREGATE
                                                 CUT-OFF      % OF INITIAL   % OF INITIAL   % OF INITIAL
                                 NUMBER OF        DATE          MORTGAGE       MORTGAGE       MORTGAGE
        RANGE OF                  MORTGAGE      PRINCIPAL         POOL           LOAN           LOAN
   PARTIAL IO TERMS                LOANS         BALANCE         BALANCE        GROUP 1        GROUP 2
--------------------------------------------------------------------------------------------------------

 0 - 12.......................        1      $    4,000,000        0.3%           0.0%           1.8%
13 - 24.......................       39         467,695,000       30.2           29.4           35.2
25 - 36.......................       12         300,975,000       19.5           17.8           29.3
37 - 48.......................        1           4,400,000        0.3            0.3            0.0
49 - 60.......................       10         239,440,000       15.5           20.3            0.0
--------------------------------------------------------------------------------------------------------
Total:........................       63      $1,016,510,000       65.7%          67.8%          66.3%
MIN: 12 MOS.   MAX: 60 MOS.   WTD. AVERAGE: 36 MOS.
--------------------------------------------------------------------------------------------------------

----------
(1)  Does not include interest only loans.

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RELEVANT SPONSOR CONCENTRATIONS
--------------------------------------------------------------------------------

                           SPONSOR CONCENTRATION 1(1)

                                               CUT-OFF DATE                               CUT-OFF DATE
LOAN                                   LOAN      PRINCIPAL    % OF                  UW      DATE LTV     PROPERTY
NO.(2)   LOAN NAME                     GROUP      BALANCE      IPB   SIZE (PADS)   DSCR       RATIO       TYPE(3)
------  ----------------------------   -----   ------------   ----   -----------   ----   ------------   --------

6        Holiday Hills Village .....     1     $ 37,600,000    2.4%       735      1.27x      80.0%        MHC
7        Meadows of Chantilly ......     1       34,800,000    2.3        500      1.23       80.0         MHC
10       Green Acres ...............     1       30,560,000    2.0        595      1.21       80.0         MHC
21       Windmill Village ..........     2       17,155,000    1.1        491      1.20       72.7         MHC
23       Country Place .............     2       16,125,000    1.0        515      1.20       74.0         MHC
25       Golden Terrace ............     1       14,400,000    0.9        265      1.31       80.0         MHC
32       The Winds of St. Armands ..     2       13,000,000    0.8        306      1.20       75.1         MHC
46       Casa del Sol Resort .......     2       10,230,000    0.7        245      1.20       73.1         MHC
54       Bonanza Village ...........     1        9,180,000    0.6        353      1.20       52.8         MHC
                                               ------------   ----      -----      ----       ----
                                               $183,050,000   11.8%     4,005      1.23x      76.7%

                           SPONSOR CONCENTRATION 2(4)

                                               CUT-OFF DATE                             CUT-OFF DATE
LOAN                                    LOAN     PRINCIPAL    % OF                UW      DATE LTV     PROPERTY
NO.(2)   LOAN NAME                     GROUP      BALANCE     IPB    SIZE (SF)   DSCR       RATIO        TYPE
------   ---------------------------   -----   ------------   ----   ---------   ----   ------------   --------

 2       Colonial Mall Bel Air .....     1     $122,400,000    7.9%    999,799   1.24x      78.5%       Retail
 5       Colonial Mall Greenville ..     1       44,675,000    2.9     404,266   1.25       75.3        Retail
                                               ------------   ----   ---------   ----       ----
                                               $167,075,000   10.8%  1,404,065   1.24x      77.6%

----------
(1)  Sponsorship consists of MHC Operating Limited Partnership, which is the operating partnership of Equity Lifestyles Properties, Inc.

(2)  As represented in Annex A-1 of the prospectus supplement.

(3)  Manufactured Housing Community.

(4)  Sponsorship consists of Colonial Properties Trust, Babcock & Brown Limited,
     and General Properties Trust.

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MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                    PERCENT OF REMAINING BALANCE ANALYSIS(1)

           MONTHS SINCE                                          % OF REM MORTGAGE    % OF REM MORTGAGE      % OF REM
              CUT-OFF        NUMBER OF     AGGREGATE REMAINING   POOL BALANCE LOCK   POOL BALANCE YIELD   MORTGAGE POOL
 PERIOD        DATE       MORTGAGE LOANS    PRINCIPAL BALANCE    OUT/DEFEASANCE(2)     MAINTENANCE(3)      BALANCE OPEN    TOTAL
--------   ------------   --------------   -------------------   -----------------   ------------------   -------------   ------

6/1/2006          6             142         $1,542,722,257.46          97.93%               2.07%             0.00%       100.00%
6/1/2007         18             142         $1,535,357,277.45          97.28%               2.72%             0.00%       100.00%
6/1/2008         30             142         $1,524,197,599.88          95.46%               4.54%             0.00%       100.00%
6/1/2009         42             142         $1,507,320,558.86          93.84%               5.79%             0.36%       100.00%
6/1/2010         54             142         $1,487,773,406.54          92.91%               5.82%             1.27%       100.00%
6/1/2011         66             138         $1,360,284,067.19          95.78%               4.06%             0.16%       100.00%
6/1/2012         78             138         $1,336,478,925.90          87.41%               4.06%             8.53%       100.00%
6/1/2013         90             131         $1,148,794,751.44          95.37%               4.63%             0.00%       100.00%
6/1/2014        102             131         $1,125,612,018.86          95.37%               4.63%             0.00%       100.00%
6/1/2015        114             130         $1,086,551,058.97          88.77%               4.69%             6.54%       100.00%
6/1/2016        126               1         $      403,790.92         100.00%               0.00%             0.00%       100.00%
6/1/2017        138               1         $      324,609.78         100.00%               0.00%             0.00%       100.00%
6/1/2018        150               1         $      240,381.80         100.00%               0.00%             0.00%       100.00%
6/1/2019        162               1         $      150,785.29         100.00%               0.00%             0.00%       100.00%
6/1/2020        174               1         $       55,493.24         100.00%               0.00%             0.00%       100.00%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the prospectus supplement.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Loans which allow either defeasance or yield maintenance are shown as having yield maintenance.

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:

                                                       NUMBER OF
                                                       MORTGAGE                                         % OF
                                                        LOANS/                                         INITIAL
                                           MORTGAGE    MORTGAGED     CUT-OFF DATE        SHADOW       MORTGAGE
                                             LOAN        REAL         PRINCIPAL          RATING         POOL
                LOAN NAME                   SELLER    PROPERTIES       BALANCE       MOODY'S/S&P(1)    BALANCE
----------------------------------------   --------   ----------   ---------------   --------------   --------

Glendale Galleria(3)....................     MLML          1/1     $125,702,137.37       Baa2/A          8.1%
Colonial Mall Bel Air...................      CRF          1/1      122,400,000.00         NAP           7.9
Four Forest Plaza and Lakeside Square...      CRF          1/2       60,670,000.00         NAP           3.9
CNL-Cirrus MOB Portfolio................      CRF          1/8       57,655,000.00         NAP           3.7
Colonial Mall Greenville................      CRF          1/1       44,675,000.00         NAP           2.9
Holiday Hills Village...................    LaSalle        1/1       37,600,000.00         NAP           2.4
Meadows of Chantilly....................    LaSalle        1/1       34,800,000.00         NAP           2.3
Samaritan Medical Tower.................     MLML          1/1       34,500,000.00         NAP           2.2
TownePlace Suites Portfolio.............     MLML          1/7       31,995,000.00         NAP           2.1
Green Acres.............................    LaSalle        1/1       30,560,000.00         NAP           2.0
                                                         -----     ---------------                      ----
TOTAL...................................                 10/24     $580,557,137.37                      37.5%
                                                         =====     ===============                      ====

                                                                       LOAN
                                                                     BALANCE              CUT-OFF
                                             PROPERTY    PROPERTY      PER                DATE LTV
                LOAN NAME                      TYPE       SIZE(2)    SF/UNIT   DSCR(X)   RATIO (%)
----------------------------------------   -----------   --------    -------   -------   ---------

Glendale Galleria(3)....................      Retail     660,671(4)  $   423    1.88x      44.3%
Colonial Mall Bel Air...................      Retail     999,799     $   122    1.24       78.5
Four Forest Plaza and Lakeside Square...      Office     792,177     $    77    1.20       77.6
CNL-Cirrus MOB Portfolio................    Various(5)   337,983     $   171    1.43       68.5
Colonial Mall Greenville................      Retail     404,266     $   111    1.25       75.3
Holiday Hills Village...................      MHC(6)         735     $51,156    1.27       80.0
Meadows of Chantilly....................      MHC(6)         500     $69,600    1.23       80.0
Samaritan Medical Tower.................      Office     143,491     $   240    1.20       77.5
TownePlace Suites Portfolio.............   Hospitality       697     $45,904    1.59       64.9
Green Acres.............................      MHC(6)         595     $51,361    1.21       80.0
                                                                                ----       ----
TOTAL...................................                                        1.41X      69.2%
                                                                                ====       ====

----------
(1)  Moody's Investors Service, Inc. and Standard & Poor's Ratings Service, a
     division of The McGraw-Hill Companies, Inc. have indicated that, in accordance with their respective methodologies, the credit characteristics of the related loan(s), are consistent with the characteristics of the applicable rated obligation.

(2)  Property Size is indicated in rooms (for hospitality properties), square feet (for office, industrial, retail, and self storage properties) and pads
     (for manufactured housing properties).

(3)  Such ratios with respect to the Glendale Galleria loan combination are based on the aggregate indebtedness of the Glendale Galleria mortgage loan that will be included in the trust and the Glendale Galleria pari passu non-trust loan, but exclude the Glendale Galleria subordinate non-trust loan.

(4)  The Property Size for Glendale Galleria includes in-line retail and office tenants and does not include the 190,000 square feet Macy's ground lease pad.

(5)  CNL-Cirrus MOB Portfolio consists of 7 medical office properties and 1 surgical center property.

(6)  Manufactured Housing Community.

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GLENDALE GALLERIA

                                   [GRAPHIC]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Glendale, CA
Property Type                                                 Anchored Retail(1)
Size (Square Feet)                                                    660,671(2)
Percentage Physical Occupancy as of August 31, 2005                     90.7%(2)
Year Built                                                                  1976
Year Renovated                                                              1998
Appraisal Value                                                     $630,000,000
# of Tenant Leases                                                        270(3)
Average Rent Per Square Foot                                           $38.90(2)
Underwritten Economic Occupancy                                         93.9%(2)
Underwritten Revenues                                                $51,959,492
Underwritten Total Expenses                                          $18,476,296
Underwritten Net Operating Income (NOI)                              $33,483,196
Underwritten Net Cash Flow (NCF)                                     $32,272,375

                                   [GRAPHIC]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                               September 9, 2005
Cut-off Date Principal Balance                                      $125,702,137
Cut-off Date Loan Balance Per SF/Unit                                    $423(4)
Percentage of Initial Mortgage Pool Balance                                 8.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                   Fee/Leasehold
Mortgage Rate                                                            4.6496%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                               44.3%(4, 5)
LTV Ratio at Maturity or ARD                                         39.2%(4, 6)
Underwritten DSCR on NOI                                             1.95x(4, 7)
Underwritten DSCR on NCF                                             1.88x(4, 8)
Shadow Rating (Moody's/S&P)                                               Baa2/A

----------
(1)  The Glendale Galleria Property is primarily a retail mall with a small adjacent office tower.

(2)  Includes in-line retail and office tenants. Does not include the 190,000 square feet Macy's ground lease pad.

(3)  Includes 215 retail tenant leases, 28 office tenant leases and 27 office storage tenant leases.

(4)  Based on the aggregate principal balance of the Glendale Galleria Loan and the $154,000,000 Glendale Galleria pari passu non-trust loan evidencing the
     Glendale Galleria Loan combination but excluding the related $40,000,000 and $50,000,000 subordinate non-trust loans.

(5)  If the subordinate non-trust loans had been included in the calculation, the resulting Cut-off Date LTV Ratio would have been 58.6%.

(6)  If the subordinate non-trust loans had been included in the calculation, the resulting LTV Ratio at maturity would have been 51.8%.

(7)  If the subordinate non-trust loans had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.43x.

(8)  If the subordinate non-trust loans had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.38x.

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                                    [GRAPHIC]

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THE LOAN. The mortgage loan ("Glendale Galleria Loan"), is evidenced by one (1)
of multiple promissory notes, secured by a first mortgage encumbering a two-level, super regional mall and attached office tower located in Glendale,
California (the "Glendale Galleria Property"). The Glendale Galleria Loan has a
principal balance of $125,702,137 as of the cut-off date and represents approximately 8.1% of the initial mortgage pool balance and approximately 9.5%
of the initial loan group 1 balance and is shadow rated Baa2 and A by Moody's and S&P, respectively.

The Glendale Galleria Loan was originated on September 9, 2005 and has a remaining term of 82 months to its maturity date of October 1, 2012. The
Glendale Galleria Loan may be prepaid on or after April 1, 2012 and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

One of the multiple promissory notes secured by the first mortgage on the
Glendale Galleria Property has a principal balance of $153,635,946 as of the cut-off date ("Glendale Pari Passu Non-Trust Loan"). It is pari passu in right of payment and in other respects to the Glendale Galleria Loan and has the same interest rate, maturity date, and amortization term as the Glendale Galleria
Loan but is held outside the trust. The Glendale Pari Passu Non-Trust Loan has been included in a securitization involving the issuance of the Merrill Lynch
Mortgage Trust 2005 CKI1, Commercial Mortgage Pass-Through Certificates, Series
2005-CKI1 ("MLMT Series 2005-CKI1 Certificates").

A third note has an original principal balance of $40,000,000 ("Glendale
Galleria B-Note") and is also secured by the first mortgage encumbering the
Glendale Galleria Property. It is subordinate in right of payment and certain other respects to the Glendale Galleria Loan and the Glendale Galleria pari passu non-trust loan and is also held outside the trust. A fourth note has an original principal balance of $50,000,000 ("Glendale Galleria C-Note") and is also secured by the first mortgage encumbering the Glendale Galleria Property.
It is subordinate in right of payment and certain other respects to the Glendale
Galleria Loan, the Glendale Galleria Pari Passu Non-Trust Loan and the Glendale
Galleria B-Note and is held outside the trust. In addition, a mezzanine loan in the amount of $30,000,000 ("Glendale Galleria Mezzanine Loan") was originated simultaneously with the Glendale Galleria Loan and is secured by a 100%
ownership interest in the Glendale Galleria Borrowers (as defined below).

The Glendale Galleria Loan, the Glendale Pari Passu Non-Trust Loan, the Glendale
Galleria B-Note and the Glendale Galleria C-Note will be serviced by KeyCorp
Real Estate Capital Markets, Inc., as master servicer, and J.E. Robert Company,
Inc., as special servicer, under the pooling and servicing agreement for the
MLMT Series 2005-CKI1 Certificates.

THE PROPERTY. Located in Glendale, California, the Glendale Galleria is a
two-story enclosed super-regional mall that contains approximately 1,319,015 square feet of retail space and a 145,458 square foot 12-story office tower. The
Glendale Galleria Loan is collateralized by a first lien on the fee interests in
502,166 square feet of in-line space, 13,047 square feet of free-standing outparcel space, a 190,000 square-foot Macy's ground lease pad, 145,458 square feet of office space, and the leasehold interest in two adjacent parking garages. Glendale Galleria is currently anchored by JC Penney (205,000 square feet), Macy's (190,000 square feet), Robinsons-May (180,000 square feet),
Nordstrom (140,871 square feet) and Mervyn's (87,931 square feet). JC Penney,
Nordstrom, Robinsons-May, and Mervyn's own their pads and improvements which are not part of the collateral for the Glendale Galleria Loan. In an effort to avoid potential antitrust issues in connection with the merger of its corporate parent, The May Department Store Company with Federated Department Stores,
Robinson's-May has announced its intention to close its store at the Glendale
Galleria.

The first phase of development, Glendale I, was completed in 1976. This initial phase comprised approximately 328,853 square feet of in-line space, a
4,419-space parking structure, and was anchored by Robinsons-May, Macy's, and
Ohrbach's. The second phase, Glendale II, was completed in 1983 and added
132,121 square feet of in-line space, two anchors (Nordstrom and Mervyn's),
147,000 square feet of office space, and a 1,795-space parking structure. In
1988, Ohrbach's department store was converted into 20 in-line shops totaling
54,000 square feet. Subsequently, the Glendale I parking structure was rebuilt,
Glendale Galleria's interior was renovated, and part of Glendale II was converted into "The Zone," a cutting-edge Generation Y shopping district.

The following table presents certain information relating to the major tenants of the retail component of the Glendale Galleria Property:

                              TENANT INFORMATION(1)

                                                                 CREDIT RATINGS     SQUARE    % OF    BASE RENT      LEASE
        TENANT NAME                   PARENT COMPANY            (MOODY'S/S&P)(2)     FEET    GLA(3)      PSF      EXPIRATION
--------------------------   --------------------------------   ----------------   -------   ------   ---------   ----------

Macy's (Ground Lease) ....   Federated Department Stores Inc.        Baa1/BBB      190,000     --       $ 0.05    12/31/2026
Express ..................         Limited Brands, Inc.              Baa2/BBB       11,802    2.3%      $26.00     1/31/2015
The Gap ..................            The Gap, Inc.                 Baa3/BBB-       11,171    2.2%      $42.50     5/31/2007
Victoria's Secret ........         Limited Brands, Inc.              Baa2/BBB       10,835    2.1%      $32.66     1/31/2013
Banana Republic ..........            The Gap, Inc.                 Baa3/BBB-       10,226    2.0%      $35.35     1/31/2010

----------
(1)  Information obtained from the Glendale Galleria Borrowers' rent roll.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  Based on 515,213 square feet of in-line retail space, food court and parcel space. Does not include the 190,000 square-foot Macy's pad.

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The following table presents certain information relating to the lease rollover schedule of the retail component of the Glendale Galleria Property:

                           LEASE ROLLOVER SCHEDULE(1)

                       NUMBER    SQUARE     % OF        BASE        % OF     CUMULATIVE  CUMULATIVE   CUMULATIVE  CUMULATIVE %
                     OF LEASES    FEET       GLA        RENT     BASE RENT  SQUARE FEET   % OF GLA    BASE RENT   OF BASE RENT
        YEAR          EXPIRING  EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING
-------------------  ---------  --------  --------  -----------  ---------  -----------  ----------  -----------  ------------

Vacant.............     NAP       29,462     5.7%           NAP      NAP       29,462        5.7%            NAP       NAP
Month-to-Month.....      15       19,264     3.7    $   948,072      4.1%      48,726        9.5     $   948,072       4.1%
2005...............       3        6,461     1.3        258,888      1.1       55,187       10.7       1,206,960       5.3
2006...............      18       43,758     8.5      1,889,676      8.2       98,945       19.2       3,096,636      13.5
2007...............      21       53,750    10.4      2,298,336     10.0      152,695       29.6       5,394,972      23.5
2008...............      28       56,947    11.1      2,810,272     12.2      209,642       40.7       8,205,244      35.7
2009...............      13       22,458     4.4      1,282,548      5.6      232,100       45.0       9,487,792      41.3
2010...............      23       52,288    10.1      2,198,348      9.6      284,388       55.2      11,686,140      50.9
2011...............      25       54,211    10.5      2,823,816     12.3      338,599       65.7      14,509,956      63.2
2012...............      19       47,931     9.3      2,104,800      9.2      386,530       75.0      16,614,756      72.3
2013...............      22       51,881    10.1      2,647,656     11.5      438,411       85.1      19,262,412      83.8
2014...............      16       32,510     6.3      1,876,512      8.2      470,921       91.4      21,138,924      92.0
2015...............       9       36,784     7.1      1,405,777      6.1      507,705       98.5      22,544,701      98.1
Thereafter.........       3        7,508     1.5        432,172   .  1.9      515,213      100.0      22,976,873     100.0
                        ---      -------   -----    -----------    -----      -------      -----     -----------     -----
TOTAL..............     215      515,213   100.0%   $22,976,873    100.0%     515,213      100.0%    $22,976,873     100.0%
                        ===      =======   =====    ===========    =====      =======      =====     ===========     =====

The following table presents certain information relating to the major tenants of the office component of the Glendale Galleria Property:

                              TENANT INFORMATION(1)

                                                                                                       BASE
                                                                     CREDIT RATINGS   SQUARE   % OF    RENT      LEASE
           TENANT NAME                      PARENT COMPANY          (MOODY'S/S&P)(2)   FEET   GLA(3)    PSF   EXPIRATION
---------------------------------  -------------------------------  ----------------  ------  ------  ------  ----------

Travelers Indemnity Company......         St. Paul Travelers             A3/BBB+      15,179   10.4%  $22.00  12/31/2008
General Growth Management, Inc...  General Growth Properties, Inc.       Ba2/BBB-     11,119    7.6%  $20.00  11/30/2014
Franscell, Strickland, Ro........                NAP                      NR/NR        9,194    6.3%  $24.20   4/30/2012
Fonda & Fraser...................                NAP                      NR/NR        9,093    6.3%  $24.38   6/14/2008
Irsfeld, Irsfeld & Younger.......                NAP                      NR/NR        6,296    4.3%  $25.00   2/28/2009

----------
(1)  Information obtained from the Glendale Galleria Borrowers' rent roll.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  Based on 145,458 square feet of office space.

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The following table presents certain information relating to the lease rollover schedule of the office component of the Glendale Galleria Property:

                           LEASE ROLLOVER SCHEDULE(1)

                      NUMBER    SQUARE     % OF       BASE        % OF     CUMULATIVE  CUMULATIVE  CUMULATIVE  CUMULATIVE %
                    OF LEASES    FEET       GLA       RENT     BASE RENT  SQUARE FEET   % OF GLA    BASE RENT  OF BASE RENT
       YEAR          EXPIRING  EXPIRING  EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING
------------------  ---------  --------  --------  ----------  ---------  -----------  ----------  ----------  ------------

Vacant ..........      NAP       31,878    21.9%          NAP      NAP       31,878       21.9%           NAP       NAP
Month-to-Month ..       26        4,981     3.4    $  143,606      5.3%      36,859       25.3     $  143,606       5.3%
2005 .............       0            0     0.0             0      0.0       36,859       25.3        143,606       5.3
2006 .............       6       11,510     7.9       276,444     10.2       48,369       33.3        420,050      15.4
2007 .............       5       16,663    11.5       416,400     15.3       65,032       44.7        836,450      30.7
2008 .............       8       38,165    26.2       907,740     33.3      103,197       70.9      1,744,190      64.1
2009 .............       3       10,143     7.0       246,396      9.0      113,340       77.9      1,990,586      73.1
2010 .............       4        9,992     6.9       239,052      8.8      123,332       84.8      2,229,638      81.9
2011 .............       1        2,013     1.4        54,348      2.0      125,345       86.2      2,283,986      83.9
2012 .............       1        8,994     6.2       216,456      7.9      134,339       92.4      2,500,442      91.8
2013 .............       0            0     0.0             0      0.0      134,339       92.4      2,500,442      91.8
2014 .............       1       11,119     7.6       222,384      8.2      145,458      100.0      2,722,826     100.0
                       ---      -------   -----    ----------    -----      -------      -----     ----------     -----
 TOTAL ...........      55      145,458   100.0%   $2,722,826    100.0%     145,458      100.0%    $2,722,826     100.0%
                       ===      =======   =====    ==========    =====      =======      =====     ==========     =====

THE MARKET.(2,3) The City of Glendale is centrally located within the
"Tri-Cities" area in the foothills of the San Gabriel Mountains. The
"Tri-Cities" area includes the incorporated cities of Burbank, Glendale, and
Pasadena, which are situated along the path of the Ventura Freeway (State
Highway 134), a major east/west freeway through the north central portion of Los
Angeles County. Glendale is the third largest of the 84 cities in Los Angeles
County, with a population of approximately 200,000 and geographic boundaries encompassing just over 30 square miles. It is the third largest financial center in California, behind only Los Angeles and San Francisco. The city is home to numerous corporations including Nestle USA, Cigna Healthplan, Walt Disney
Company and DreamWorks, SKG.

The 2004 estimated population within a 5, 7, and 10-mile radius are 636,215,
1,418,135 and 2,665,446, respectively. The 2004 estimated average household incomes within a 5, 7, and 10-mile radius are $60,562, $57,809 and $59,759, respectively.

According to the appraisal, Los Angeles' retail vacancy rate ranks as the seventh lowest among Reis Reports, Inc. 65 top U.S. neighborhood and community center retail markets. Los Angeles' neighborhood and community retail center vacancy rate posted a 20 basis point decline over the past quarter, to a second quarter 2005 level of 3.1%. Specifically, the vacancy rate in the "Tri-Cities"
submarket was 1.0% and 1.6% for anchored and non-anchored retail space, respectively.

THE BORROWERS. Two of the borrowers, Glendale I Mall Associates, LLC and
Glendale II Mall Associates, LLC, both Delaware limited liability companies, own portions of The Glendale Galleria. A third borrower, Glendale Ohrbach's
Associates, LLC, also a Delaware limited liability company, owns the Macy's anchor parcel at the Glendale Galleria. All three borrowers (the "Glendale
Galleria Borrowers") are single purpose entities sponsored by General Growth
Properties, Inc. ("GGP") and the New York State Common Retirement Fund
("NYSCRF"). Ownership interests in the borrowers are split on a 50/50 basis between the two sponsors.

GGP is a public, Chicago-based real estate investment trust (a "REIT") primarily engaged in the ownership, operation, management, leasing, acquisition and development of regional malls and community shopping centers in the United
States. GGP is currently the second largest regional mall REIT in the United
States. As of October 31, 2005, GGP had ownership interests in, or management responsibility for 210 regional shopping malls totaling approximately 200 million square feet of retail space, as well as ownership in planned community developments and commercial office buildings. For the year ended December 31,
2004, GGP had total revenues of $1.8 billion and net income of $267.9 million.
As of June 30, 2005, GGP reported cash liquidity of approximately $50.5 million, total assets of $25.4 billion, and shareholders' equity of $2.0 billion.

NYSCRF is a pension and retirement fund. Using the combined resources of external investment managers, internal staff, and consultants, NYSCRF invests the trust assets in a diverse range of opportunities both domestically and internationally. The real estate group is responsible for investments which include directly owned real estate, joint ventures, public securities, commingled funds and mortgage loans. According to the latest annual report published by NYSCRF dated March 31, 2005, its net assets are worth approximately
$128.0 billion.

----------
(1)  Information obtained from the Glendale Galleria Borrowers' rent roll.

(2)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(3)  The Reis Reports, Inc. is a provider and publisher of data on individual properties and multiple submarkets in approximately 80 U.S. metropolitan areas.

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PROPERTY MANAGEMENT. General Growth Management, Inc. ("GGM"), an affiliate of the Glendale Galleria Borrowers, manages the Glendale Galleria. Headquartered in
Chicago, Illinois and in business for nearly 50 years, GGM is a wholly owned subsidiary of GGP. GGM provides day-to-day property management functions including leasing, management and development services to most of the properties in GGP's portfolio.

LOCKBOX. The Glendale Galleria Borrowers are required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease directly to the lockbox. Provided no "trigger event" has occurred and is continuing, any and all funds in the lockbox account are required to be transferred to an account designated by the Glendale Galleria
Borrowers on each business day. Upon the occurrence of a "trigger event," all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account and will be applied daily in the following order to: (i) fund the tax and insurance reserves (provided that reserves for insurance will not be required as long as GGP maintains a blanket policy), (ii)
pay the monthly debt service, (iii) fund the replacement reserve, (iv) fund the rollover reserve, (v) pay any other amounts due to the lender, (vi) pay the
Glendale Galleria Borrowers for operating expenses, (vii) pay the mezzanine lender for amounts due under the Glendale Galleria Mezzanine Loan (as defined below) and (viii) provided no event of default has occurred and is continuing, pay any excess amounts to the Glendale Galleria Borrowers. A "trigger event"
shall occur upon (i) an event of default or (ii) the DSCR dropping below 1.15x.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Glendale Galleria Loan:

Tax Reserves. Upon the occurrence of and during the continuance of a trigger event (see the discussion of Lockbox, above), monthly escrows equal to one-twelfth of the annual taxes will be required.

Insurance Reserves. Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to one-twelfth of the insurance premiums will be required. Notwithstanding the foregoing, insurance reserves are not required as long as GGP maintains a blanket policy.

TI/LC Reserve. Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to $55,100 will be required, subject to a maximum of $661,200 at any given time.

Capital Expenditure Reserve. Upon the occurrence of and during the continuance of a trigger event, monthly escrows equal to $11,000 will be required, subject to a maximum of $132,000 at any given time.

ADDITIONAL DEBT. A pari passu promissory loan in the original principal amount of $154,000,000, a subordinate B-Note in the original principal amount of
$40,000,000 and a subordinate C-Note in the original principal amount of
$50,000,000 are also secured by the first mortgage encumbering the Glendale
Galleria Property. The Glendale Galleria Borrowers are also the borrowers under the Glendale Galleria Pari Passu Non-Trust Loan, the Glendale Galleria B-Note
and the Glendale Galleria C-Note. Additionally, a mezzanine loan in the amount of $30,000,000 was originated simultaneously with the Glendale Galleria Loan.
The Glendale Galleria Mezzanine Loan is secured by a 100% ownership interest in the Glendale Galleria Borrowers. The maturity date and the amortization period for the Glendale Galleria Pari Passu Non-Trust Loan, the Glendale Galleria
B-Note and the Glendale Galleria Mezzanine Loan are the same as those of the
Glendale Galleria Loan.

PERMITTED MEZZANINE DEBT. If the Glendale Galleria Mezzanine Loan has been fully satisfied and no event of default is then continuing under the Glendale Galleria
Loan, the lender shall permit new mezzanine debt, provided that certain conditions are satisfied, which include, but are not limited to: (i) the lender's receipt of a rating agency confirmation letter; (ii) the mezzanine lender enters into a reasonably acceptable intercreditor agreement with Lender;
(iii) the aggregate debt service coverage ratio shall be no less than 1.20x; and
(iv) the loan-to-value ratio based upon the aggregate principal balance of the
Glendale Galleria Loan and the new mezzanine loan is not greater than 70%.

GROUND LEASES. The only portions of the property owned by the Glendale Galleria
Borrowers in leasehold are the two parking garages. The parking garages are owned by the City of Glendale. The parking garages were constructed in two phases and are subject to two separate sets of garage leases. The Phase I parking structure contains 4,419 parking spaces and is leased through June 8,
2026 with a 49-year mutually exercisable option, extending through June 8, 2075.
The Phase II parking structure contains 1,795 spaces and is leased through
December 31, 2032, also with a 49-year mutually exercisable option, extending through December 31, 2081.

SUBSTITUTION PROVISION. The Glendale Galleria Borrowers, at their option and at their sole cost and expense, may obtain a release of one or more portions of the
Glendale Galleria Property (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is currently in existence; (ii) the
Exchange Parcel shall either be vacant, non-income producing and unimproved land or one of the parcels identified in the loan documents; (iii) the Glendale
Galleria Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition or with a parcel specified in the loan documents ("Acquired Parcel"); (iv) the Glendale Galleria Borrowers will provide the lender with a reasonably acceptable environmental report and engineering report (if applicable) with respect to the Acquired Parcel; and (v) the Glendale
Galleria Borrowers shall properly release the Exchange Parcel and shall obtain title insurance or a title endorsement for the Acquired Parcel.

RELEASE PROVISIONS. The Glendale Galleria Borrowers have the right to release one or more unimproved, non-income producing outlots from the lien of the mortgage subject to the satisfaction of certain conditions in the loan documents, which include, but are not limited to the lender's receipt of a rating agency confirmation.

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COLONIAL MALL BEL AIR

                                    [GRAPHIC]

                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Mobile, AL
Property Type                                                    Anchored Retail
Size (Square Feet)                                                       999,799
Percentage Physical Occupancy as of October 27, 2005                       96.8%
Year Built                                                                  1966
Year Renovated                                                              2004
Appraisal Value                                                     $156,000,000
# of Tenant Leases                                                           113
Average Rent Per Square Foot                                           $19.91(1)
Underwritten Economic Occupancy                                            92.9%
Underwritten Revenues                                                $14,432,862
Underwritten Total Expenses                                           $3,743,578
Underwritten Net Operating Income (NOI)                              $10,689,284
Underwritten Net Cash Flow (NCF)                                     $10,124,444

                                    [GRAPHIC]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               November 23, 2005
Cut-off Date Principal Balance                                      $122,400,000
Cut-off Date Loan Balance Per SF/Unit                                       $122
Percentage of Initial Mortgage Pool Balance                                 7.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                   Fee/Leasehold
Mortgage Rate                                                            5.3041%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            36
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     78.5%
LTV Ratio at Maturity or ARD                                               69.9%
Underwritten DSCR on NOI                                                1.31x(2)
Underwritten DSCR on NCF                                                1.24x(3)

----------
(1)  Average Rent Per Square Foot represents in-line tenants only.

(2)  The debt service coverage ratio on NOI during the interest only period is
     1.62x.

(3)  The debt service coverage ratio on NCF during the interest only period is
     1.54x.

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                                    [GRAPHIC]

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THE LOAN. The mortgage loan (the "Colonial Mall Bel Air Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a regional mall
(the "Colonial Mall Bel Air Property") located in Mobile, AL. The Colonial Mall
Bel Air Loan represents approximately 7.9% of the initial mortgage pool balance and approximately 9.3% of the initial loan group 1 balance.

The Colonial Mall Bel Air was originated on November 23, 2005, and has a principal balance as of the cut-off date of $122,400,000. The Colonial Mall Bel
Air Loan has a remaining term of 120 months and a scheduled maturity date of
December 8, 2015. The Colonial Mall Bel Air Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Colonial Mall Bel Air Loan is permitted on or after September 8, 2015 without penalty.

THE PROPERTY. The Colonial Mall Bel Air Property consists of a super-regional mall with 999,799 (exclusive of the non-owned anchor space) rentable square feet located in Mobile, AL. The Colonial Mall Bel Air was built in 1966 and renovated in 2004. The Colonial Mall Bel Air Property has five anchors: Dillard's (208,990 square feet), J.C. Penney (199,148 square feet), Sears Roebuck and Co. (256,423 square feet), Parisian, Inc. (126,000 square feet), and Target (125,000 square feet) and contains 6,500 parking spaces. The Dillard's and Target pads and improvements are not owned by the Colonial Mall Bel Air Borrower (and are not included in the collateral for the Colonial Mall Bel Air Loan). The Colonial
Mall Bel Air Property contains 418,228 square feet of in-line space.

The following table present certain information regarding the major tenants at the Colonial Mall Bel Air Property:

                              TENANT INFORMATION(1)

                                                                      CREDIT RATINGS                            BASE      LEASE
               TENANT NAME                     PARENT COMPANY      (MOODY'S / S&P)(2)  SQUARE FEET  % OF GLA  RENT PSF  EXPIRATION
----------------------------------------  -----------------------  ------------------  -----------  --------  --------  ----------

Sears Roebuck and Co....................   Sears Holdings Corp.           Ba1/BB+          256,423    25.6%     $3.51    8/15/2012
JC Penney...............................  JC Penney Company, Inc.         Ba1/BB+          199,148    19.9%     $2.71    9/30/2009
Parisian, Inc...........................           Saks Inc.               B1/B+           126,000    12.6%     $7.14    6/30/2011
Woolworths(3)...........................     Foot Locker Inc.             Ba1/BB+           40,000     4.0%     $1.88    1/31/2008
Dollar Tree.............................  Dollar Tree Stores, Inc.          NAP             14,850     1.5%     $7.35    1/31/2011

The following table presents certain information relating to the lease rollover schedule at the Colonial Mall Bel Air Property:

                           LEASE ROLLOVER SCHEDULE(1)

                     NUMBER OF                                        % OF     CUMULATIVE   CUMULATIVE%  CUMULATIVE   CUMULATIVE %
                      LEASES    SQUARE FEET  % OF GLA   BASE RENT   BASE RENT  SQUARE FEET    OF GLA      BASE RENT   OF BASE RENT
        YEAR         EXPIRING     EXPIRING   EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING      EXPIRING
-------------------  ---------  -----------  --------  -----------  ---------  -----------  -----------  -----------  ------------

Vacant.............     NAP         32,523       3.3%       NAP          NAP       32,523          3.3%       NAP          NAP
Month-to-Month.....      10         30,708       3.1   $   516,364       5.2%      63,231          6.3    $  516,364       5.2%
2006...............      19         50,134       5.0     1,177,616      11.8      113,365         11.3     1,693,980      16.9
2007...............      13         30,451       3.0       722,546       7.2      143,816         14.4     2,416,526      24.1
2008...............      13         67,041       6.7       807,587       8.1      210,857         21.1     3,224,113      32.2
2009...............      13        230,943      23.1     1,036,323      10.3      441,800         44.2     4,260,436      42.5
2010...............      11         39,478       3.9       897,934       9.0      481,278         48.1     5,158,370      51.5
2011...............       9        165,210      16.5     1,570,096      15.7      646,488         64.7     6,728,466      67.2
2012...............       9        292,687      29.3     1,781,587      17.8      939,175         93.9     8,510,053      84.9
2013...............       5         10,676       1.1       309,185       3.1      949,851         95.0     8,819,238      88.0
2014...............       5         20,644       2.1       483,480       4.8      970,495         97.1     9,302,718      92.8
2015...............       5         24,235       2.4       565,162       5.6      994,730         99.5     9,867,880      98.5
Thereafter.........       1          5,069       0.5       152,064       1.5      999,799        100.0    10,019,944     100.0
                        ---        -------     -----   -----------     -----      -------        -----   -----------     -----
TOTAL..............     113        999,799     100.0%  $10,019,944     100.0%     999,799        100.0%  $10,019,944     100.0%
                        ===        =======     =====   ===========     =====      =======        =====   ===========     =====

THE MARKET.(4) The Colonial Mall Bel Air Property is located in the west central section of the City of Mobile, Mobile County, Alabama. The Colonial Mall Bel Air
Property is visible from surrounding roads and sits near the intersection of
Highway 56 and Interstate 65. Interstate 65, a major north/south artery that originates in Mobile, connects to Montgomery and Birmingham further north in the state and eventually terminates in Indiana. Interstate 65 also joins with
Interstate 10 two miles to the south. Interstate 10 is an east/west artery that provides access to the east side of Mobile Bay and the Florida Panhandle to the east and coastal Mississippi to the west. Surrounding uses include a concentrated mix of commercial uses including additional retail, hotels, restaurants, and movie theaters.

Mobile's economy is diversified and growing, in part due to activities associated with the Port of Mobile. Tourism received a boost with the decision by Carnival Cruise Lines to expand the number of cruises from the Port. Other stable economic drivers in the area include the University of South Alabama

----------
(1)  Information obtained from the Colonial Mall Bel Air Borrower's rent roll.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  The Woolworths space is currently occupied by a number of Foot Locker affiliated tenants.

(4)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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and numerous medical-related facilities. The recent selection of Mobile as the site of an aircraft engineering center for the European Aeronautic Defense and
Space Company (EADS) is projected to add nearly 1,500 engineering and manufacturing jobs to the local economy.

Mobile is expected to experience moderate economic growth over the next five years resulting in population and household growth that is projected to grow by
0.6% and 0.8% respectively. Average household income in the MSA was $51,951 during 2004 which was slightly more than the state average but approximately 20%
below the U.S. average. As an offset to lower than average household incomes, the area benefits from a low cost of living and doing business.

Colonial Mall Bel Air Property is the only enclosed mall within the Mobile MSA and draws from a primary trade area that extends 20 miles and a secondary trade area that exceeds 30 miles. The trade area includes most of central and western
Mobile County and extends further west into Mississippi, east into Baldwin
County and the Florida Panhandle, and north towards Montgomery, AL. Total population in the primary trade area was nearly 430,000 persons in 2004 and average household incomes exceeded $52,000.

THE BORROWER. The borrower, Marelda Bel Air Mall LLC (the "Colonial Mall Bel Air
Borrower"), is a newly formed, single member, single purpose entity. The borrower is a Delaware limited liability company. The member of the Colonial
Mall Bel Air Borrower is 90% owned by a newly-formed U.S. private REIT and 10%
owned by Colonial Properties Trust ("CPT"). The U.S. REIT partners include
Babcock & Brown International Pty Ltd., a subsidiary of Babcock & Brown Limited
("B&B"), an Australian publicly-traded investment firm and General Properties
Trust ("GPT"), an Australian publicly-traded property company. The Colonial Mall
Bel Air Borrower is an affiliate of the borrower of the Colonial Mall Greenville
Loan, which is a mortgage loan in the mortgage pool.

B&B is a global investment and advisory firm with capabilities in structured finance and the creation, syndication and management of asset and cash flow-based investments. B&B was founded in 1977. B&B operates from 19 offices worldwide, anchored by administrative hub offices in Sydney, San Francisco, New
York, Munich and London. Its corporate headquarters are in Sydney. In October
2004, B&B listed roughly 35% of the company on the Australian Stock Exchange
(Ticker: BNB.AX). B&B recently formed a $4.0 billion strategic joint venture with GPT to pursue real estate investment, trading and development opportunities worldwide, and seek to establish a listed and wholesale real estate funds management business in Australia.

GPT is Australia's largest diversified property trust with interests in retail, industrial, office and hotel assets. Its headquarters are in New South Wales,
Australia. The company is also listed on the Australian Stock Exchange (Ticker:
GPT) and during the 2004 fiscal year, it recorded revenues of $316 million (U.S.
$).

CPT is a diversified REIT headquartered in Birmingham, Alabama. The company operates as a self-administered, self-managed REIT performing such services as acquisition, management, leasing, brokerage, and development. CPT has four operating divisions: multifamily, office, retail, and mixed-use properties.
Founded in 1970, CPT completed its initial public offering in September 1993.
The company trades on the New York Stock Exchange under the symbol "CLP". As of
July 2005, the company owned or managed 47,000 apartment units, 8.3 million square feet of office space, and 13.5 million square feet of retail space. CPT's portfolio stretches throughout the Southeast and Southwest in 13 states.

PROPERTY MANAGEMENT. The property manager for the Colonial Mall Bel Air Property is Colonial Properties Services, Inc., which is a subsidiary of CPT, a member of the Colonial Mall Bel Air Borrower. CPT currently manages for its own account or for third parties 47 retail properties located in 26 cities and 8 states totaling more than 13.5 million square feet. The portfolio includes 11 enclosed malls, including the Colonial Mall Greenville Property, which secures another mortgage loan in loan group 1.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. At origination, the Colonial Mall Bel Air Borrower was required to establish a lockbox account. The loan documents require the Colonial Mall Bel
Air Borrower to direct the tenants to pay their rents directly to the lockbox account. Until a "cash management event" has occurred, all funds in the lockbox accounts are to be transferred to an account designated by the Colonial Mall Bel
Air Borrower. Following a cash management event, all amounts are transferred to a cash management account and applied to debt service and reserves. A "cash management event" means an event of default.

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ESCROWS. The following escrow/reserve accounts have been established with respect to the Colonial Mall Bel Air Loan:

                               ESCROWS / RESERVES

TYPE:                                                         INITIAL    MONTHLY
----                                                        ----------   -------
Taxes....................................................   $  235,018   $78,339
Insurance................................................   $   55,708   $27,854
Capital Expenditure Reserve..............................   $3,014,182   $16,727
TI/LC Reserve............................................   $        0   $30,343
Ground Lease Escrow......................................   $  150,409   $     0

Capital Expenditure Reserve. Amounts in this reserve will be used to cover costs associated with certain maintenance and renovations the Colonial Mall Bel Air
Borrower is planning to perform over the next three years.

PERMITTED MEZZANINE DEBT. The direct or indirect parents of the Colonial Mall
Bel Air Borrower are permitted to incur additional debt secured by their ownership interest in the Colonial Mall Bel Air Borrower provided that certain conditions are met, including, (i) the aggregate amount of the Colonial Mall Bel
Air Loan and the mezzanine loan do not exceed 85% of the fair market value of the Colonial Mall Bel Air Property, (ii) the aggregate debt service coverage ratio of the Colonial Mall Bel Air Loan and the mezzanine loan (x) for the trailing 12 month period is at least 1.20:1 and (y) projected for the 12 months period following the making of the mezzanine loan is at least 1:20:1, (iii) the permitted mezzanine lender executes an intercreditor agreement that is reasonably acceptable to the lender and (iv) a confirmation from the rating agencies is obtained that incurring the mezzanine debt will not result in any qualification, withdrawal or downgrading of the certificates.

GROUND LEASE. Approximately 9.9 acres (or about 10%) of the Colonial Mall Bel
Air Property is subject to a ground lease. The ground lease expires in May 2063.
The current annual rent is approximately $14,345 and increases 6% every 5 years.
The landlord did not sign an estoppel certificate. The lease does not contain certain protective provisions typically included in a "mortgageable" ground lease: such as, (a) the lender's right to cure a non-monetary default, (b) a requirement that the lease will not be amended without the lender's consent and
(c) a provision requiring the landlord to enter into a new lease in the event that the lease is terminated, for example in connection with a rejection by the tenant of the lease in a bankruptcy proceedings. However, certain of the sponsors, Babcock & Brown GPT REIT, Inc. and Colonial Realty Limited Partnership
have agreed to indemnify the lender for any loss incurred due to a termination or rejection of the lease unless such loss is due to the lender's failure to exercise any remedies it may have had under the lease, if any. In addition, the
Colonial Mall Bel Air Borrower deposited into a reserve account all payments due under the ground lease through the term of the Colonial Mall Bel Air Loan.

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FOUR FOREST PLAZA AND LAKESIDE SQUARE

                                    [GRAPHIC]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            2
Location (City/State)                                                 Dallas, TX
Property Type                                                             Office
Size (Square Feet)                                                       792,177
Percentage Physical Occupancy as of July 21, 2005                          78.8%
Year Built                                                             See Table
Appraisal Value                                                      $78,200,000
# of Tenant Leases                                                           104
Average Rent Per Square Foot                                              $16.66
Underwritten Economic Occupancy                                            79.3%
Underwritten Revenues                                                $10,992,930
Underwritten Total Expenses                                           $5,081,556
Underwritten Net Operating Income (NOI)                               $5,911,374
Underwritten Net Cash Flow (NCF)                                      $5,116,723

                                    [GRAPHIC]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                October 14, 2005
Cut-off Date Principal Balance                                       $60,670,000
Cut-off Date Loan Balance Per SF/Unit                                        $77
Percentage of Initial Mortgage Pool Balance                                 3.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.7824%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     77.6%
LTV Ratio at Maturity or ARD                                               74.6%
Underwritten DSCR on NOI                                                1.39x(1)
Underwritten DSCR on NCF                                                1.20x(2)

----------
(1)  The debt service coverage ratio on NOI during the interest only period is
     1.66x.

(2)  The debt service coverage ratio on NCF during the interest only period is
     1.44x.

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THE LOAN. The mortgage loan (the "Four Forest Plaza and Lakeside Square Loan")
is evidenced by a single promissory note secured by first mortgages encumbering two office properties (the "Four Forest Plaza and Lakeside Square Properties")
located in Dallas, TX. The Four Forest Plaza and Lakeside Square Loan represents approximately 3.9% of the initial mortgage pool balance and approximately 4.6%
of the initial loan group 1 balance.

The Four Forest Plaza and Lakeside Square Loan was originated on October 14,
2005, and has a principal balance as of the cut-off date of $60,670,000. The
Four Forest Plaza and Lakeside Square Loan has a remaining term of 59 months and a scheduled maturity date of November 8, 2010. The Four Forest Plaza and
Lakeside Square Loan permits defeasance of the entire loan or partial defeasance
(on a property-by-property basis) with United States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 125% of the allocated loan amount)
beginning two years after the creation of the securitization trust. Voluntary prepayment of the Four Forest Plaza and Lakeside Square Loan is permitted on or after October 8, 2010 without penalty.

THE PROPERTIES. The Four Forest Plaza and Lakeside Square Properties consists of two office properties containing in the aggregate 792,177 of rentable square feet and are located in Dallas, TX.

FOUR FOREST -- The class A building was constructed in 1985 and is located less than one mile from the intersection of the LBJ Freeway and Central Expressway which, according to the appraiser, is the second busiest intersection in Dallas.
The 19-story building features a marble entrance with glass curtain wall. The building features a multi-story interior atrium with a central core elevator system. The property has approximately 21,000-square foot floor plates that are divisible into multi-tenant floors. Four Forest contains a total of 394,723 rentable square feet. There are 61 tenants that occupy the building with spaces ranging from 100 to 97,248 square feet. Currently, the building is 77.5%
occupied. The average rent of the occupied space is $16.08 per square foot.

LAKESIDE -- The class A building was constructed in 1985 and is also located less than one mile from the intersection of the LBJ Freeway and Central
Expressway. The 18-story building features an atrium waterfall with a central core elevator system. The property has approximately 23,000-square foot floor plates that are divisible into multi-tenant floors. Lakeside Square contains a total of 397,454 square feet. There are 43 tenants that occupy the building in spaces ranging from 277 to 79,465 square feet. Currently, the building is 80.0%
occupied. The average rent of the occupied space is $17.20 per square foot.

The following tables present certain information relating to major tenants at the Four Forest Plaza and Lakeside Square Property:

                              TENANT INFORMATION(1)

                                                                   CREDIT RATINGS    SQUARE  % OF  BASE RENT     LEASE
         TENANT NAME                    PARENT COMPANY           (MOODY'S / S&P)(2)   FEET    GLA     PSF     EXPIRATION
----------------------------  ---------------------------------  ------------------  ------  ----  ---------  ----------

Zurich US...................  Zurich American Insurance Company        Baa1/A+       97,248  12.3%   $16.00    4/30/2012
National City Mortgage......  National City Bank of Indiana             A1/A         79,465  10.0%   $18.24    9/5/2009
Exco Resources..............            Exco Holdings                   B1/B         33,463   4.2%   $16.00    6/30/2011
Towers Perrin Forster.......            Towers Perrin                    NAP         30,028   3.8%   $16.00    7/31/2009
Hope for the Hart...........          Hope for the Hart                  NAP         24,821   3.1%   $14.58   10/31/2014

                FOUR FOREST PLAZA AND LAKESIDE SQUARE PROPERTIES

                                                           % OF
                                                           TOTAL
                               PROPERTY    YEAR   SQUARE  SQUARE                                      APPRAISED
       PROPERTY NAME           LOCATION   BUILT    FEET    FEET   OCCUPANCY      PRIMARY TENANT         VALUE
----------------------------  ----------  -----  -------  ------  ---------  ----------------------  -----------

Four Forest Plaza...........  Dallas, TX   1985  394,723   49.8%    77.5%           Zurich US        $36,200,000
Lakeside Square.............  Dallas, TX   1985  397,454   50.2     80.0     National City Mortgage   42,000,000
                                                 -------  -----     ----                             -----------
TOTAL.......................                     792,177  100.0%    78.8%                            $78,200,000
                                                 =======  =====     ====                             ===========

----------
(1)  Information obtained from the Four Forest Plaza and Lakeside Square
     Borrower's rent roll.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

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The following table presents certain information relating to the lease rollover schedule at the Four Forest Plaza and Lakeside Square Property:

                           LEASE ROLLOVER SCHEDULE(1)

                              NUMBER OF                   % OF                      % OF
                                LEASES    SQUARE FEET      GLA      BASE RENT    BASE RENT
            YEAR               EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING
---------------------------   ---------   -----------   --------   -----------   ---------

Vacant.....................      NAP        168,257       21.2%            NAP      NAP
Month-to-Month.............       14         18,022        2.3     $   241,800      2.3%
2006.......................       13         40,629        5.1         727,032      7.0
2007.......................        8         24,604        3.1         414,348      4.0
2008.......................        9        105,402       13.3       1,925,868     18.5
2009.......................       22        128,821       16.3       2,193,000     21.1
2010.......................       13         39,333        5.0         628,668      6.0
2011.......................        5         59,921        7.6         944,628      9.1
2012.......................        6         97,248       12.3       1,555,968     15.0
2013.......................        5         30,676        3.9         440,760      4.2
2014.......................        5         54,317        6.9         816,864      7.9
2015.......................        4         24,947        3.1         502,512      4.8
Thereafter.................        0              0        0.0               0      0.0
                                 ---        -------      -----     -----------    -----
TOTAL......................      104        792,177      100.0%    $10,391,448    100.0%
                                 ===        =======      =====     ===========    =====

                               CUMULATIVE   CUMULATIVE %   CUMULATIVE    CUMULATIVE %
                              SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
            YEAR                EXPIRING      EXPIRING      EXPIRING       EXPIRING
---------------------------   -----------   ------------   -----------   ------------

Vacant.....................     168,257         21.2%              NAP         NAP
Month-to-Month.............     186,279         23.5       $   241,800         2.3%
2006.......................     226,908         28.6           968,832         9.3
2007.......................     251,512         31.7         1,383,180        13.3
2008.......................     356,914         45.1         3,309,048        31.8
2009.......................     485,735         61.3         5,502,048        52.9
2010.......................     525,068         66.3         6,130,716        59.0
2011.......................     584,989         73.8         7,075,344        68.1
2012.......................     682,237         86.1         8,631,312        83.1
2013.......................     712,913         90.0         9,072,072        87.3
2014.......................     767,230         96.9         9,888,936        95.2
2015.......................     792,177        100.0        10,391,448       100.0
Thereafter.................     792,177        100.0        10,391,448       100.0
                                -------        -----       -----------       -----
TOTAL......................     792,177        100.0%      $10,391,448       100.0%
                                =======        =====       ===========       =====

THE MARKET.(2) The Four Forest Plaza and Lakeside Square Properties are two
high-rise office buildings that are located in Dallas, Texas. With a population of 5,761,057, the Dallas/Fort Worth metropolitan area is the ninth largest city in the United States. From 2000 -- 2004, the area's population grew by 10.5%
which outpaced the state of Texas (7.5%) and the United States (4.1%). Dallas is
home to several large corporations in the United States including American
Airlines, Texas Health Resources, Southwestern Bell, Verizon, Texas Instruments,
Inc. and JCPenney.

According to CB Richard Ellis ("CBRE"), the Dallas office market consists of 17 submarkets that total 176.6 million square feet of net rentable area. The vacant square footage consists of 38.9 million square feet or 22%. The average asking lease rate is $17.59 per square foot with total market absorption of 434,824 square feet.

The Four Forest Plaza and Lakeside Square Properties are located in the Central
Expressway submarket located off of IH-635 (LBJ Freeway). According to CBRE, the submarket consists of approximately 11.0 million square feet of office space which is broken down to 6.0 million square feet of Class A office space and 4.5 million square feet of Class B office space.

As of the first quarter of 2005, the overall submarket vacancy rate was 19.65%.
The average overall lease rate was $18.41 per square foot. CBRE noted that no new office space became available at the Central Expressway submarket during the first quarter of 2005 and there is also no new construction underway at this time.

Over the past three years, the submarket vacancy rate has been adversely affected due to a major construction project on the U.S. 75 (Central Expressway)
and IH-635 (LBJ Freeway) highways as well as the interchange known as the Dallas
High Five. On January 2, 2002, the Texas Department of Transportation Dallas
District and general contractor Zachry Construction Corporation broke ground on the largest interchange in Texas. This project was projected to be completed in
January 2007; however it is now expected to be completed 13 months ahead of schedule by December 2005. When completed, the High Five will allow 8 lanes of travel on U.S. 75 and 10 lanes of travel along with four dedicated HOV lanes on
I-635. There will be a series of large, angled ramps that will allow a large number of automobiles to travel from highway to highway while maintaining highway speeds. Due to their proximity to the High Five construction project, the Four Forest Plaza and Lakeside Square Properties were severely affected by the closures, detours and general inaccessibility that accompanied the highway construction. During the highway construction, the occupancy of the Four Forest
Plaza and Lakeside Square Properties did not decline below 70%.

The Four Forest Plaza and Lakeside Square Properties are located a few miles northeast of the Preston Hollow neighborhood in which many senior executives of area companies reside. Preston Hollow is generally bound by Royal Lane to the north, Hillcrest Road to the east, Northwest Highway to the south and the Dallas
North Tollway to the west. There are approximately 42,429 people within two miles of the center of Preston Hollow and the average household income is
$163,371. Within a half a mile radius of the center of Preston Hollow, the average household income is $282,091.

----------
(1)  Information obtained from the Four Forest Plaza and Lakeside Square
     Borrower's rent roll.

(2)  Certain information obtained from a third-party appraisal or from a report prepared by CB Richard Ellis, Inc. regarding the Dallas market. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal or the report prepared by CB Richard Ellis, Inc.

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THE BORROWER. The borrower, YPI Park Central Properties, L.P. (the "Four Forest
Plaza and Lakeside Square Borrower"), is a single purpose entity. The borrower is a Delaware limited partnership. The general partner of the Four Forest Plaza and Lakeside Square Borrower, which holds a 0.1% interest, is YPI Park Central
GP, LLC (the "Younan GP"), a Delaware limited liability company. The limited partner, which holds a 99.9% interest, is YPI Park Central Holding, L.P. (the
"Younan LP"), a Delaware limited partnership. Younan Investment Properties L.P.
is owned 1% by its general partner, Younan Properties, Inc., which is owned 100%
by Zaya Younan, and 99% by its limited partner, which is owned 100% by Zaya and
Sherry Younan. Younan Investment Properties L.P. owns 16.9% of Younan LP. The remainder of the interest in the Younan LP is owned by more than 20 other minority investors ranging from 0.2% to 15.3%. The Younan GP is 100% owned by the Younan LP.

According to Mr. Zaya Younan, Younan Properties Inc. ("Younan Properties") was
founded three years ago by Mr. Younan, who today operates as the company's chief executive officer. Mr. Younan has over ten years of experience in commercial real estate and building operation management. Younan Properties has a nine-person management team that possesses experience in acquisitions and dispositions, building operation, financing, leasing, asset management, and development. The management team has 110 years of combined real estate experience, specializing in office, retail, multi-family, and hotel properties.
Since Younan Properties' inception, the company has purchased over 33 office buildings totaling 5.8 million square feet and 2 full-service hotels with 780 rooms. In the past two years Younan Properties has also sold ten office buildings totaling 1 million square feet. According to Mr. Younan the average occupancy when the buildings were acquired was 40% and the average occupancy when the buildings were sold was 95%. Younan Properties currently owns seven office buildings (including the Four Forest Plaza and Lakeside Square
Properties) totaling just over 1 million square feet in the Dallas market.

PROPERTY MANAGEMENT. The property manager for the Four Forest Plaza and Lakeside
Square Properties is Younan Investment Properties, L.P., which is an affiliate of the Four Forest Plaza and Lakeside Square Borrower.

LOCKBOX. The Four Forest Plaza and Lakeside Square Loan requires a hard lockbox and springing cash management. At origination, the Four Forest Plaza and
Lakeside Square Borrower was required to establish a lockbox account. The loan documents require the Four Forest Plaza and Lakeside Square Borrower to direct the tenants to pay their rents directly to the lockbox account. Until a "cash management event" has occurred, all funds in the lockbox accounts are transferred to an account designated by the Four Forest Plaza and Lakeside
Square Borrower. Following a cash management event, all amounts are transferred to a cash management account and applied to debt service and reserves. A "cash management event" means the occurrence of one of the following: (i) an event of default, (ii) the aggregate debt service coverage ratio (including the mezzanine debt) as of the last day of any calendar quarter is less than 1.05:1 (and ending upon the lender determining that the aggregate debt service coverage ratio
(including the mezzanine debt) has been at least 1:05:1 for two consecutive calendar quarters).

ESCROWS. The following escrow/reserve accounts have been established with respect to the Four Forest Plaza and Lakeside Square Loan:

                                ESCROWS/RESERVES

TYPE:                              INITIAL     MONTHLY
-----                            ----------   --------
Taxes.........................   $1,183,830   $131,537
Insurance.....................   $   69,575   $  6,088
TI/LC Reserve.................   $  750,000   $ 89,092
Capital Expenditure Reserve...   $        0   $  6,599
Zurich Escrow Reserve.........   $1,000,000   $ 41,667
Rental Income Reserve.........   $  229,732   $      0

Zurich Escrow Reserve. Countrywide escrowed $1,000,000 at loan closing and will collect $41,667 per month for 12 months until the account reaches $1,500,000.
This reserve is only to be used in the event that Zurich US terminates their lease.

Rental Income Reserve. Countrywide escrowed an amount equal to 12 months' worth of rent for four tenants whose leases are set to expire within three months of loan closing (on or before January 31, 2006).

ADDITIONAL MEZZANINE DEBT. Younan LP has incurred $4,330,000 of mezzanine debt secured by a pledge of its ownership interest in the Four Forest Plaza and
Lakeside Square Borrower. Currently, the mezzanine debt is held by Countrywide
Commercial Real Estate Finance, Inc. The mezzanine debt matures on November 8,
2010.

PARTIAL DEFEASANCE. Either the Four Forest Plaza or the Lakeside Square Property
may be released from the lien of the related mortgage upon defeasance by the
Four Forest Plaza and Lakeside Square Borrower of a principal amount equal to the highest of the following amounts (a) 125% of the allocated loan amount; (b)
85% of gross sales price for such property (allocated pro rata with the mezzanine loan); and (c) such other amount which results in a remaining unpaid principal balance of the Four Forest Plaza and Lakeside Square Loan supporting a minimum debt service coverage ratio of 1.25x on the actual debt service constant after the expiration of the interest only period.

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CNL-CIRRUS MOB PORTFOLIO

                                    [GRAPHIC]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            8
Location (City/State)                                                  See Table
Property Type                                     Medical Office/Surgical Center
Size (Square Feet)                                                       337,983
Percentage Physical Occupancy as of October 14, 2005                       92.5%
Year Built                                                             See Table
Year Renovated                                                         See Table
Appraisal Value                                                      $84,130,000
# of Tenant Leases                                                            66
Average Rent Per Square Foot                                              $23.45
Underwritten Economic Occupancy                                            91.6%
Underwritten Revenues                                                 $9,546,568
Underwritten Total Expenses                                           $3,604,708
Underwritten Net Operating Income (NOI)                               $5,941,860
Underwritten Net Cash Flow (NCF)                                      $5,551,120

                                    [GRAPHIC]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                October 14, 2005
Cut-off Date Principal Balance                                       $57,655,000
Cut-off Date Loan Balance Per SF/Unit                                       $171
Percentage of Initial Mortgage Pool Balance                                 3.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                               7 Fee/1 Leasehold
Mortgage Rate                                                            5.3920%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     68.5%
LTV Ratio at Maturity or ARD                                               63.6%
Underwritten DSCR on NOI                                                1.53x(1)
Underwritten DSCR on NCF                                                1.43x(2)

----------
(1)  The debt service coverage ratio on NOI during the interest only period is
     1.89x.

(2)  The debt service coverage ratio on NCF during the interest only period is
     1.77x.

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THE LOAN. The mortgage loan (the "CNL-Cirrus MOB Portfolio Loan") is evidenced by a single promissory note secured by a first mortgage encumbering seven medical office properties and one surgical center (the "CNL-Cirrus MOB Portfolio
Properties") located in Texas and Oklahoma. The CNL-Cirrus MOB Portfolio Loan
represents approximately 3.7% of the initial mortgage pool balance and approximately 4.4% of the initial loan group 1 balance.

The CNL-Cirrus MOB Portfolio Loan was originated on October 14, 2005, and has a principal balance as of the cut-off date of $57,655,000. The CNL-Cirrus MOB
Portfolio Loan has a remaining term of 119 months and a scheduled maturity date of November 8, 2015. The CNL-Cirrus MOB Portfolio Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United
States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 110% of the allocated loan amount) beginning two years after the creation of the securitization trust. Voluntary prepayment of the CNL-Cirrus MOB Portfolio Loan is permitted on or after August 8, 2015 without penalty.

THE PROPERTIES(1). The CNL-Cirrus MOB Portfolio Properties consists of seven medical office properties and one surgical center with an aggregate of 337,983 rentable square feet and are located in Texas and Oklahoma.

TROPHY CLUB MEDICAL CENTER ("TCMC") is a class A, two-story, 57,584 square foot, single tenant surgical facility located at 2800 State Highway 114 in Trophy
Club, Denton County, TX. TCMC shares a 7.8-acre parcel with another building called Trophy Club Professional Building that is also collateral for the
CNL-Cirrus MOB Portfolio Loan. The two buildings form an integrated medical office and specialty surgery center. TCMC was constructed in 2003 and features six operating suites, four procedure rooms, an imaging center, 16 postanesthesia care unit ("PACU") beds, and 20 overnight beds. There are 159 surface parking spaces that are shared with the Trophy Club Professional Building. The immediate area contains primarily suburban commercial office campuses and no other medical uses. The nearest full-service hospital is Baylor Medical Center at Grapevine, a
104-bed hospital located eight miles southeast on Highway 114. TCMC is located approximately 25 miles northwest of the Dallas Central Business District and 10 miles north of the Dallas/Fort Worth International Airport.

TROPHY CLUB PROFESSIONAL BUILDING ("TCPB") is a class A, three-story, 63,037 square foot, multi-tenanted medical office building located at 2850 State
Highway 114, Trophy Club, Denton County, TX. It shares a 7.842-acre parcel and parking with TCMC. TCPB was constructed in 2003.

PARK CITIES MEDICAL PLAZA ("PCMP") is a class A, three-story, 38,674 square foot, multi-tenanted medical office building located at 6901 Snider Plaza in
Dallas, Dallas County, Texas. The property was constructed in 2001. The property includes an attached, secured underground two-level parking garage with 138 spaces on a total of 0.6 acres. The property is situated in the Park Cities section of Dallas, approximately six miles north of the downtown Central
Business District. The property was designed to complement a group of physician tenants around an ambulatory surgery center. The property is the only medical facility in the vicinity and there is no hospital in the immediate area.

MERIDIAN MEDICAL TOWER (the "Tower") is a class B+, four-story, 45,121 square foot, multi-tenanted medical office building situated on a 2.4-acre parcel of land. It is located at 13321 North Meridian Avenue, Oklahoma City, Oklahoma. The
Property was built in 1984. There are 346 parking spaces shared with Meridian
Medical Center. Meridian Medical Center (the "Center") is also collateral for the CNL-Cirrus MOB Portfolio Loan. The property is situated across the street from the Mercy Health Center campus ("Mercy"). Mercy is the only hospital located in the northwest Oklahoma City area and most medical services office buildings are located around the Mercy campus. The Center and the Tower collectively are the largest group of off-campus medical office buildings in northwest Oklahoma City. The property is located in northwest Oklahoma City, approximately 16 miles north of the Oklahoma City central business district.

MERIDIAN MEDICAL CENTER (the "Center") is a complex of four, single-story, multi-tenanted, Class B buildings totaling 23,224 square feet, situated on a
1.5-acre parcel and located at 13313 North Meridian Avenue, Oklahoma City,
Oklahoma. The Property was built in 1982.

COPPELL HEALTHCARE CENTER ("CHC") is class A, two-story, multi-tenanted medical office building built in 2004 containing 29,474 square feet and 172 surface parking spaces located on 2.8 acres. It is located at 546 East Sandy Lake Road in Coppell, Dallas County, Texas, a residential suburb 19 miles northwest of downtown Dallas. It is a primary care-oriented medical clinic developed in conjunction with the Las Colinas Medical Center ("Las Colinas"). Coppell is
experiencing rapid population growth and the 2004 1-mile radius median household income is $111,730; however, the area lacks extensive medical facilities. The
Las Colinas Medical Center is located approximately 8 miles south of CHC in
Irving, Texas.

----------
(1)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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GLEN LAKES HEALTH PLAZA ("GLHP") is a 50,812 square foot, five-story, multi-tenanted medical office building located on 0.9 acres. The property was constructed in 1981 and renovated in 1985. It offers 272 parking spaces via surface lots on three sides of the property and a three-level underground garage. It is located at 9900 North Central Expressway approximately five miles north of downtown Dallas, Texas. Presbyterian Hospital is located approximately one-half mile east of GLHP. It is a 708-bed tertiary care facility, Presbyterian
Hospital has developed medical office buildings on its campus, however they have use restrictions to prevent physician tenants from offering competing services.

THE VALLEY VIEW MEDICAL BUILDING is a two-story, 30,057 square foot, multi-tenanted medical office building situated on 1.3 acres and located at 5744
LBJ Freeway (Interstate Highway 635) in Dallas, Texas. The property was constructed in 1973 and renovated in 1999. It offers 78 surface and 43 covered parking spaces under the building for a total of 121 parking spaces. The property is located on one of Dallas's most traveled freeways, the LBJ Freeway, which is the major east-west corridor in the near north Dallas area. It is two miles from the North Central Expressway (US Highway 75), one mile east of the
North Dallas Parkway and six miles east of Interstate Highway 35E. It is just east of the Galleria Shopping Mall. The area around the Galleria Mall is nearly
100% developed with several large Class A office centers.

The following tables present certain information regarding the CNL-Cirrus MOB
Portfolio Properties:

                              TENANT INFORMATION(1)

                                                                                  CREDIT
                                                                                 RATINGS                       BASE
                                                                              (MOODY'S/S&P)   SQUARE   % OF    RENT       LEASE
              TENANT NAME                          PARENT COMPANY                  (2)         FEET     GLA     PSF    EXPIRATION
--------------------------------------   ----------------------------------   -------------   ------   ----   ------   ----------

Trophy Club Medical Center, L.P. .....    Trophy Club Medical Center, L.P.         NAP        57,584   17.0%  $33.93    4/30/2029
United Surgery Care Partners, Inc. ...    United Surgery Care Partners, Inc        NAP        16,560    4.9%  $19.72   12/14/2015
Mercy Health Network .................           Trinity Health Corp               NAP        15,164    4.5%  $16.50    7/31/2006
Park Cities Surgical Partners ........   USPI and Baylor Health Care System        NAP        14,715    4.4%  $48.96    4/30/2018
Retina Foundation ....................            Retina Foundation                NAP        13,099    3.9%  $16.57    2/28/2012

                       CNL-CIRRUS MOB PORTFOLIO PROPERTIES

                                                                              % OF
                                                          YEAR                TOTAL
                                                         BUILT/     SQUARE   SQUARE
         PROPERTY NAME             PROPERTY LOCATION   RENOVATED     FEET     FEET
--------------------------------   -----------------   ---------   -------   ------

Park Cities Medical Plaza ......       Dallas, TX         2001      38,674    11.4%
Glen Lakes Health Plaza ........       Dallas, TX      1981/1985    50,812    15.0
Valley View Medical
   Building ....................       Dallas, TX      1973/1999    30,057     8.9
Trophy Club Medical
   Center ......................    Trophy Club, TX       2003      57,584    17.0
Trophy Club Professional
   Building ....................    Trophy Club, TX       2003      63,037    18.7
Coppell Healthcare Center ......      Coppell, TX         2004      29,474     8.7
Meridian Professional
   Building ....................   Oklahoma City, OK      1982      23,224     6.9
Meridian Medical Tower .........   Oklahoma City, OK      1984      45,121    13.4
                                                                   -------   -----
TOTAL ..........................                                   337,983   100.0%
                                                                   =======   =====

                                                                                     APPRAISED
         PROPERTY NAME             OCCUPANCY             PRIMARY TENANT                VALUE
--------------------------------   ---------   ----------------------------------   -----------

Park Cities Medical Plaza ......     100.0%    Park Cities Surgical Partners        $15,200,000
Glen Lakes Health Plaza ........      90.9             Retina Foundation              6,500,000
Valley View Medical
   Building ....................      94.5     United Surgery Care Partners, Inc.     4,910,000
Trophy Club Medical
   Center ......................     100.0       Trophy Club Medical Center, LP      25,200,000
Trophy Club Professional
   Building ....................     100.0            Trophy Club MOB, LP            16,000,000
Coppell Healthcare Center ......      60.8              TiernaHealth, PA              7,300,000
Meridian Professional
   Building ....................      84.0           Oklahoma City ASC, LLC           3,490,000
Meridian Medical Tower .........      91.8            Mercy Health Network            5,530,000
                                      ----                                          -----------
TOTAL ..........................      92.5%                                         $84,130,000
                                      ====                                          ===========

----------
(1)  Information obtained from the CNL-Cirrus MOB Portfolio Borrower's rent roll.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

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The following table presents certain information relating to the lease rollover schedule at the CNL-Cirrus MOB Portfolio Properties:

                           LEASE ROLLOVER SCHEDULE(1)

                      NUMBER     SQUARE      % OF                  % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
                    OF LEASES     FEET        GLA      BASE RENT      RENT     SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
       YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
-----------------   ---------   --------   --------   ----------   ---------   -----------   ----------   ----------   ------------

Vacant...........      NAP        25,257      7.5%           NAP       NAP        25,257         7.5%            NAP        NAP
Month-to-Month...        2         4,568      1.4     $   78,352       1.1%       29,825         8.8      $   78,352        1.1%
2006.............       11        38,242     11.3        646,432       8.9        68,067        20.1         724,784       10.0
2007.............        5        17,941      5.3        309,111       4.3        86,008        25.4       1,033,895       14.3
2008.............        5        14,837      4.4        235,338       3.3       100,845        29.8       1,269,233       17.6
2009.............        4         5,506      1.6         93,675       1.3       106,351        31.5       1,362,908       18.9
2010.............       11        32,167      9.5        496,251       6.9       138,518        41.0       1,859,159       25.7
2011.............        7        19,243      5.7        388,431       5.4       157,761        46.7       2,247,590       31.1
2012.............        1        13,099      3.9        217,030       3.0       170,860        50.6       2,464,620       34.1
2013.............        7        22,731      6.7        436,198       6.0       193,591        57.3       2,900,818       40.2
2014.............        2        10,032      3.0        145,782       2.0       203,623        60.2       3,046,600       42.2
2015.............        7        51,771     15.3      1,100,744      15.2       255,394        75.6       4,147,344       57.4
Thereafter.......        4        82,589     24.4      3,076,702      42.6       337,983       100.0       7,224,046      100.0
                       ---       -------    -----     ----------     -----       -------       -----      ----------      -----
TOTAL............       66       337,983    100.0%    $7,224,046     100.0%      337,983       100.0%     $7,224,046      100.0%
                       ===       =======    =====     ==========     =====       =======       =====      ==========      =====

THE MARKET(2).

DALLAS MARKET. Six of the eight CNL-Cirrus MOB Portfolio Properties are located within the Dallas/Fort Worth Metroplex market. According to a market study by CB
Richard Ellis ("CBRE"), the total existing multi-tenant office space in the
Dallas area totals approximately 176,905,000 square feet with another 2,573,331 square feet under construction as of the second quarter of 2005. The average occupancies for the class A and class B offices are 84.1% and 80.4%, respectively. The average asking rents for class A and class B offices are
$19.56 per square foot and $15.68 per square foot, respectively. The medical office market is a small subset of the overall office market. According to the appraiser, the Dallas area has an overall occupancy rate of 89.8% for medical office properties with a range of 89% to 100%. The most directly competitive properties to the CNL-Cirrus MOB Portfolio Properties have higher occupancy rates than the rates for the overall average.

OKLAHOMA MARKET. There is no comprehensive survey of vacancy rates, absorption, and changes in supply specifically for medical office buildings in Oklahoma
City. Based on surveys of individual properties and market participants by the appraiser, there are 45 medical office properties that are not owner occupied.
The supply of the space is approximately 2,270,606 square feet with an average occupancy rate of 91.2%. The average rental rate is $15.39 per square foot.
However, the lease rates vary greatly depending on the age of the building and the location of the property in relations to local hospitals. The majority of medical office space in the Oklahoma City area is older and somewhat functionally obsolete. Overall, the market appears to be strong due to the limited amount of recently developed space.

The appraiser surveyed five medical office properties that demonstrated average occupancy rates ranging from 94% to 100% and rental rates ranging from $14.00 per square foot to $19.00 per square foot with a base year expense stop. Newer properties command the higher rental rates.

THE BORROWER. There are six individual borrowers, (collectively, the "CNL-Cirrus
MOB Portfolio Borrower"), each of which is a single purpose entity that is a
Delaware limited partnership. The loan's sponsor, CNL Retirement CRS1, LP
("CRS1") owns a 99% limited partnership interest in each of the six borrowing entities and also owns the 1% general partner of each borrowing entity. CRS1 is indirectly 98.7% owned by CNL Retirement Properties, Inc. ("CNL RP") and 1.3%
owned by the Cirrus Group Corp. ("Cirrus"), the former owner of the portfolio.

CNL RP is a real estate investment trust (a "REIT") that was organized in the
State of Maryland on December 22, 1997. CNL RP is a subsidiary of CNL Financial
Group, Inc. ("CNL"). CNL RP owns more than 4,700 commercial, industrial, hospitality, and retail properties across North America. Other ventures of CNL
RP include banking, commercial finance and property development. For the six months ended June 30, 2005, CNL RP reported that shareholder equity and tangible equity increased 4% to $2.2 billion, total revenues increased 66% to $188.2 million and net income increased 23% to $70.6 million.

As of June 30, 2005, CNL RP held real estate assets in 33 states. Medical office buildings, operating or under development, were 16% of CNL RP's $3.43 billion portfolio; accounting for 61 of CNL RP's 247 properties not held for sale. In
August of 2004, the REIT purchased 26 medical office buildings from DASCO
Companies, LLC and acquired a 55% interest in the company.

Cirrus is a diversified medical office management and development company. Since
1996, Cirrus has developed over 40 projects. Cirrus' business model dictates that each property is developed to create a vertically integrated, interdependent set of tenants that complement each other's medical services. In addition, Cirrus syndicates ownership interests in the operating companies to interested physicians which allows the physicians to participate in the
"facility-based" reimbursement associated with the treatment of patients.
Cirrus, who is the parent of CAM, the property manager, was founded in 1993.

----------
(1)  Information obtained from the CNL-Cirrus MOB Portfolio Borrower's rent roll.

(2)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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PROPERTY MANAGEMENT. The property manager for the CNL-Cirrus MOB Portfolio Loan
Property is Cirrus Asset Management ("CAM"), which is an affiliate of the
CNL-Cirrus MOB Portfolio Borrower. CAM currently manages approximately 1.3 million square feet of medical office space in 23 properties in Texas, Oklahoma, and Arizona.

ESCROWS. The following escrow/reserve accounts have been established with respect to the CNL-Cirrus MOB Portfolio Loan:

                                ESCROWS/RESERVES

TYPE:                       INITIAL    MONTHLY
-----                     ----------   -------
Taxes..................   $1,000,449   $83,371

SUBSTITUTION PROVISIONS. The mortgage loan documents permit the CNL-Cirrus MOB
Portfolio Borrower to substitute an individual mortgaged real property with properties of like kind and quality (the substitute property must be either a medical office or a healthcare building, but the borrower's interest in the substituted property may be either a fee simple or a leasehold interest) upon satisfaction of certain conditions set forth under the related loan documents, including (without limitation) that: (a)(x) the then current value of the proposed substitute property will equal or exceed the greater of (i) the initial appraised value of the property being replaced and (ii) the then current market value of the property being replaced immediately prior to the substitution, provided, however, in all events the ratio of (y) the outstanding principal indebtedness to (z) such market value of the proposed substitute property will be less than 100%, (b) after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all individual properties will be no less than the greater of (i) 1.40x and (ii) the debt service coverage ratio immediately prior to the property substitution, provided that in no event will a debt service coverage ratio of more than 1.75x be required, (c) after giving effect to the proposed property substitution, the aggregate amount of rent payable under the leases at all the individual properties for traditional medical office use (as opposed to surgical use) will not be less than 50% of all rents payable under all leases at all the individual properties, and, (d) the rating agencies will have provided a written confirmation that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of then current ratings of the offered certificates.

PARTIAL DEFEASANCE. Individual CNL-Cirrus MOB Portfolio Properties may be
released from the lien of the related mortgage upon defeasance by the CNL-Cirrus
MOB Portfolio Borrower of a principal amount equal to the highest of the following amounts (a) 110% of the allocated loan amount; (b) 85% of gross sales price for such property, in the event the property is being sold to a unaffiliated third party; and (c) such other amount which results in a remaining unpaid principal balance of the CNL-Cirrus MOB Portfolio Loan supporting a minimum debt service coverage ratio of 1.30x on the actual debt service constant after the expiration of the interest only period.

GROUND LEASE. The Park Cities Medical Plaza property is subject to a ground lease. The ground lease expires on April 30, 2052. The lease agreement provides for rent to step up every five years in the amount of the greater of (i) 5% or
(ii) 50% of the increase in the consumer price index, which then remains fixed until the subsequent rent adjustment. The current annual ground lease rent is
$290,400. The next increase is scheduled for May 1, 2007.

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COLONIAL MALL GREENVILLE

                                    [GRAPHIC]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Greenville, NC
Property Type                                                    Anchored Retail
Size (Square Feet)                                                       404,266
Percentage Physical Occupancy as of October 27, 2005                       96.4%
Year Built                                                                  1965
Year Renovated                                                              2003
Appraisal Value                                                      $59,300,000
# of Tenant Leases                                                            58
Average Rent Per Square Foot                                           $18.84(1)
Underwritten Economic Occupancy                                            91.3%
Underwritten Revenues                                                 $5,910,381
Underwritten Total Expenses                                           $1,980,715
Underwritten Net Operating Income (NOI)                               $3,929,666
Underwritten Net Cash Flow (NCF)                                      $3,709,468

                                    [GRAPHIC]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               November 23, 2005
Cut-off Date Principal Balance                                       $44,675,000
Cut-off Date Loan Balance Per SF/Unit                                       $111
Percentage of Initial Mortgage Pool Balance                                 2.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.2858%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            36
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     75.3%
LTV Ratio at Maturity or ARD                                               67.1%
Underwritten DSCR on NOI                                                1.32x(2)
Underwritten DSCR on NCF                                                1.25x(3)

----------
(1)  Average Rent Per Square Foot represents in-line tenants only.

(2)  The debt service coverage ratio on NOI during the interest only period is
     1.64x.

(3)  The debt service coverage ratio on NCF during the interest only period is
     1.55x.

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                                    [GRAPHIC]

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THE LOAN. The mortgage loan (the "Colonial Mall Greenville Loan") is evidenced by a single promissory note secured by a first mortgage encumbering (exclusive of the non-owned anchor space) a regional mall (the "Colonial Mall Greenville
Property") located in Greenville, NC. The Colonial Mall Greenville Loan represents approximately 2.9% of the initial mortgage pool balance and approximately 3.4% of the initial loan group 1 balance.

The Colonial Mall Greenville Loan was originated on November 23, 2005, and has a principal balance as of the cut-off date of $44,675,000. The Colonial Mall
Greenville Loan has a remaining term of 120 months and a scheduled maturity date of December 8, 2015. The Colonial Mall Greenville Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Colonial Mall Greenville is permitted on or after September 8, 2015 without penalty.

THE PROPERTY. The Colonial Mall Greenville Property consists of a regional mall with 404,266 rentable square feet (exclusive of the non-owned anchor space) and located in Greenville, NC. The Colonial Mall Greenville Property was built in
1965, renovated in 2003, enclosed in the 1980's and expanded in 1989. The two
Belk stores and the Steve and Barry's store were recently renovated. The
Colonial Mall Greenville Property has three anchors with four stores: Belk Men and Home Store (89,720 square feet), Belk Women (46,051), J.C. Penney (97,012 square feet), and Steve and Barry's (54,000 square feet) and contains 2,223 parking spaces. The Belk Women pad and improvements are not owned by the
Colonial Mall Greenville Borrower (and are not included in the collateral for the Colonial Mall Greenville Loan). The Colonial Mall Greenville Property
contains 163,534 square feet of in-line space.

The following table present certain information regarding major tenants at the
Colonial Mall Greenville Property:

                              TENANT INFORMATION(1)

                                                            CREDIT RATINGS                  % OF   BASE RENT      LEASE
        TENANT NAME                 PARENT COMPANY         (MOODY'S/S&P)(2)   SQUARE FEET    GLA      PSF      EXPIRATION
--------------------------   ---------------------------   ----------------   -----------   ----   ---------   ----------

J.C. Penney...............       J.C. Penny Co., Inc.          Ba1 / BB+         97,012     24.0%    $ 3.25     2/28/2014
Belk Men and Home Store...              Belk, Inc.               NAP             89,720     22.2%    $ 3.91    12/31/2009
Steve & Barry's...........       Steve & Barry's LLC             NAP             54,000     13.4%    $ 7.00     1/31/2013
Rack Room Shoes...........   Deichmann Schuhe of Germany         NAP             10,656      2.6%    $10.00    12/31/2010
Pier One Imports..........       Pier 1 Imports, Inc.          Ba3 / BB          10,008      2.5%    $12.65     4/30/2013

The following table presents certain information relating to the lease rollover schedule at the Colonial Mall Greenville Property:

                           LEASE ROLLOVER SCHEDULE(1)

                               NUMBER     SQUARE      % OF
                             OF LEASES     FEET        GLA      BASE RENT
           YEAR               EXPIRING   EXPIRING   EXPIRING    EXPIRING
--------------------------   ---------   --------   --------   ----------

Vacant....................      NAP        14,460      3.6%           NAP
Month-to-Month............        4         4,847      1.2     $  163,754
2006......................        9        19,321      4.8        286,829
2007......................        6        16,102      4.0        320,291
2008......................        8        23,675      5.9        489,213
2009......................       10       107,759     26.7        765,471
2010......................        8        26,235      6.5        434,333
2011......................        3         7,765      1.9        200,895
2012......................        2         9,806      2.4         76,041
2013......................        5        70,740     17.5        693,847
2014......................        2       101,124     25.0        372,857
2015......................        1         2,432      0.6         48,640
Thereafter................        0             0      0.0              0
                                ---       -------    -----     ----------
TOTAL.....................       58       404,266    100.0%    $3,852,171
                                ===       =======    =====     ==========

                                % OF      CUMULATIVE    CUMULATIVE    CUMULATIVE   CUMULATIVE %
                             BASE RENT   SQUARE FEET       % OF        BASE RENT   OF BASE RENT
           YEAR               EXPIRING     EXPIRING    GLA EXPIRING    EXPIRING      EXPIRING
--------------------------   ---------   -----------   ------------   ----------   ------------

Vacant....................       NAP        14,460          3.6%          NAP           NAP
Month-to-Month............       4.3%       19,307          4.8       $  163,754        4.3%
2006......................       7.4        38,628          9.6          450,583       11.7
2007......................       8.3        54,730         13.5          770,874       20.0
2008......................      12.7        78,405         19.4        1,260,087       32.7
2009......................      19.9       186,164         46.0        2,025,558       52.6
2010......................      11.3       212,399         52.5        2,459,891       63.9
2011......................       5.2       220,164         54.5        2,660,786       69.1
2012......................       2.0       229,970         56.9        2,736,827       71.1
2013......................      18.0       300,710         74.4        3,430,674       89.0
2014......................       9.7       401,834         99.4        3,803,531       98.7
2015......................       1.3       404,266        100.0        3,852,171      100.0
Thereafter................       0.0       404,266        100.0        3,852,171      100.0
                               -----       -------        -----       ----------      -----
TOTAL.....................     100.0%      404,266        100.0%      $3,852,171      100.0%
                               =====       =======        =====       ==========      =====

----------
(1)  Information obtained from the Colonial Mall Greenville Borrower's rent roll.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

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THE MARKET.(1) The Colonial Mall Greenville Property is located at 714 Southeast
Greenville Boulevard in the south central section of the City of Greenville,
Pitt County, NC, in the Greenville metropolitan statistical area ("MSA"). The
Colonial Mall Greenville Property is visible from Greenville Boulevard which is major commercial thoroughfare in the area. State Road 264 that loops around the
City is located near the Colonial Mall Greenville Property and serves traffic from points further east, west and south. State Roads 264 and 64 provide access to major interstates in the region including Interstate 95. The Colonial Mall
Greenville Property is located 85 miles east of Raleigh, the state capitol of
North Carolina, 87 miles west of the Atlantic Ocean, and 265 miles south of
Washington, D.C.

Greenville's economy is comprised of employment sectors that include:
government, retail trade, education and health services, manufacturing and a developing biotech and pharmaceutical sector. Employment growth has recently exceeded state and national averages. Population within the Greenville MSA is expected to continue to grow at a compounded rate of 1.0% annually over the next five years from its current base of 140,000 persons. At the same time average household income is expected to grow by 2.5% annually from its present level of
$40,361. These growth rates are comparable to U.S. projections for the next five years. The MSA unemployment rate is projected to decline to 5.1% over the next five years while remaining slightly above the U.S. average.

With the potential closing of Carolina East Mall (329,000 square feet), which is
2.56 miles from the Colonial Mall Greenville Property, the next closest competitive enclosed malls are the Parkwood Mall in Wilson, NC (23.97 miles to the northwest) and Vernon Park Mall in Kingston, NC (25.76 miles to the southwest). Both of these properties have comparable anchor tenants to the
Colonial Mall Greenville Property but are smaller in size and do not achieve the same sales levels. Other competitive enclosed malls are located from 35 to 100 miles away. The closest competitors in term of sales per square foot are located in Jacksonville, NC (57 miles to the south) and Raleigh, NC (70 miles to the west).

THE BORROWER. The borrower, Marelda Greenville Mall, LLC (the "Colonial Mall
Greenville Borrower"), is a single purpose entity. The borrower is a Delaware limited liability company. The Colonial Mall Greenville Borrower is 90% owned by a newly-formed U.S. private REIT and 10% owned by Colonial Properties Trust
("CPT"). The U.S. REIT partners include Babcock & Brown International Pty Ltd., a subsidiary of Babcock & Brown ("B&B"), an Australian publicly-traded investment firm and General Properties Trust ("GPT"), an Australian publicly-traded property company. The Colonial Mall Greenville Borrower is an affiliate of the borrower of the Colonial Mall Bel Air Loan, which is a mortgage loan in the mortgage pool.

B&B is a global investment and advisory firm with capabilities in structured finance and the creation, syndication and management of asset and cash flow-based investments. B&B was founded in 1977. B&B operates from 19 offices worldwide, anchored by administrative hub offices in Sydney, San Francisco, New
York, Munich and London. Its corporate headquarters are in Sydney. In October
2004, B&B listed roughly 35% of the company on the Australian Stock Exchange
(Ticker: BNB.AX). B&B recently formed a $4.0 billion strategic joint venture with GPT to pursue real estate investment, trading and development opportunities worldwide, and seek to establish a listed and wholesale real estate funds management business in Australia.

GPT is Australia's largest diversified property trust with interests in retail, industrial, office and hotel assets. Its headquarters are in New South Wales,
Australia. The company is also listed on the Australian Stock Exchange (Ticker:
GPT) and during the 2004 fiscal year, it recorded revenues of $316 million (U.S.
$).

CPT is a diversified REIT headquartered in Birmingham, Alabama. The company operates as a self-administered, self-managed REIT performing such services as acquisition, management, leasing, brokerage, and development. CPT has four operating divisions: multifamily, office, retail, and mixed-use properties.
Founded in 1970, CPT completed its initial public offering in September 1993.
The company trades on the New York Stock Exchange under the symbol "CLP". As of
July 2005, the company owned or managed 47,000 apartment units, 8.3 million square feet of office space, and 13.5 million square feet of retail space. CPT's portfolio stretches throughout the Southeast and Southwest in 13 states.

PROPERTY MANAGEMENT. The property manager for the Colonial Mall Greenville
Property is Colonial Properties Services, Inc., which is a subsidiary of CPT, a member of the Colonial Mall Greenville Borrower. CPT currently manages for its own account or for third parties 47 retail properties located in 26 cities and 8 states totaling more than 13.5 million square feet. The portfolio includes 11 enclosed malls, including the Colonial Mall Bel Air Property, which secures another mortgage loan in loan group 1.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. At origination, the Colonial Mall Greenville Borrower was required to establish a lockbox account. The loan documents require the Colonial Mall
Greenville Borrower to direct the tenants to pay their rents directly to the lockbox account. Until a "cash management event" has occurred, all funds in the lockbox accounts are to be transferred to an account designated by the Colonial
Mall Greenville Borrower. Following a cash management event, all amounts are transferred to a cash management account and applied to debt service and reserves. A "cash management event" means an event of default.

----------
(1)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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ESCROWS. The following escrow/reserve accounts have been established with respect to the Colonial Mall Greenville Loan:

                                ESCROWS/RESERVES

TYPE:                                                         INITIAL    MONTHLY
-----                                                       ----------   -------
Taxes....................................................   $  117,040   $29,260
Insurance................................................   $   20,632   $10,316
Capital Expenditure Reserve..............................   $1,110,000   $ 6,738
TI/LC Reserve............................................   $        0   $11,612

Capital Expenditure Reserve. The lender required a reserve to cover amounts associated with three years of scheduled maintenance.

PERMITTED MEZZANINE DEBT. The direct or indirect parents of the Colonial Mall
Greenville Borrower are permitted to incur additional debt secured by their ownership interest in the Colonial Mall Greenville Borrower provided that certain conditions are met, including, (i) the aggregate amount of the Colonial
Mall Greenville Loan and the mezzanine loan do not exceed 85% of the fair market value of the Colonial Mall Greenville Property, (ii) the aggregate debt service coverage ratio of the Colonial Mall Greenville Loan and the mezzanine loan (x)
for the trailing 12 month period is at least 1.20:1 and (y) projected for the 12 months period following the making of the mezzanine loan is at least 1:20:1,
(iii) the permitted mezzanine lender executes an intercreditor agreement that is reasonably acceptable to the lender and (iv) a confirmation from the rating agencies is obtained that incurring the mezzanine debt will not result in any qualification, withdrawal or downgrading of the certificates.

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HOLIDAY HILLS VILLAGE

                                    [GRAPHIC]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                        Federal Heights, CO
Property Type                                                             MHC(1)
Size (Pads)                                                                  735
Percentage Physical Occupancy as of October 31, 2005                       85.9%
Year Built                                                                  1963
Appraisal Value                                                      $47,000,000
Underwritten Economic Occupancy                                            86.2%
Underwritten Revenues                                                 $4,694,228
Underwritten Total Expenses                                           $1,024,180
Underwritten Net Operating Income (NOI)                               $3,208,152
Underwritten Net Cash Flow (NCF)                                      $3,171,402

                                    [GRAPHIC]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                           LaSalle Bank National Association
Loan Group                                                                     1
Origination Date                                                December 1, 2005
Cut-off Date Principal Balance                                       $37,600,000
Cut-off Date Loan Balance Per Pad                                        $51,156
Percentage of Initial Mortgage Pool Balance                                 2.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.3050%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     80.0%
LTV Ratio at Maturity or ARD                                               69.8%
Underwritten DSCR on NOI                                                1.28x(2)
Underwritten DSCR on NCF                                                1.27x(3)

----------
(1)  Manufactured Housing Community.

(2)  The debt service coverage ratio on NOI during the interest only period is
     1.59x.

(3)  The debt service coverage ratio on NCF during the interest only period is
     1.57x.

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THE LOAN. The mortgage loan (the "Holiday Hills Village Loan") is evidenced by a single promissory note secured by a first priority Deed of Trust, Security
Agreement and Fixture Filing encumbering a manufactured housing community (the
"Holiday Hills Village Property") located in Federal Heights, Adams County,
Colorado. The Holiday Hills Village Loan represents approximately 2.4% of the initial mortgage pool balance and approximately 2.8% of the initial loan group 1 balance.

The Holiday Hills Village Loan was originated on December 1, 2005, and has a principal balance as of the cut-off date of $37,600,000. The Holiday Hills
Village Loan has a remaining term of 120 months and a scheduled maturity date of
December 1, 2015. The Holiday Hills Village Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Holiday Hills Village Loan is permitted on or after September 2, 2015 without penalty.

THE PROPERTY(1). The Holiday Hills Village Property is located at 2000 West 92nd
Avenue in Federal Heights, Colorado and is situated on approximately 98 acres.
The Holiday Hills Village Property is improved with 735 pads and various amenities including a swimming pool, spa, sauna, exercise room, community center/office building (a ballroom, laundry facilities and a library are located within), asphalt paved roads, pole mounted lights, recreational vehicle storage area and various landscaping. The rental rates at the Holiday Hills Village
Property generally range between $493 and $533 per pad, per month.

THE MARKET(1). The Holiday Hills Village Property is located just inside the southern city limits of Federal Heights, Colorado. Federal Heights is located in
Northern Colorado, approximately 10 miles north of the Central Business District of Denver, Colorado and approximately 13 miles Southeast of Boulder, Colorado.
The Federal Heights City Hall is located within 2 miles of the Hoilday Hills
Village Property. Approximately 23,971 people lived within a 1 mile radius of the Holiday Hills Village Property in 2000 and increased to 28,082, a 17.1%
increase, by 2004. Recent figures reflect an average household size of approximately 2.43 people and a median household income of approximately
$38,787.

THE BORROWER. The borrower, MHC Holiday Hills Village, L.L.C., is a Delaware limited liability company (the "Holiday Hills Village Borrower") that is a single purpose entity. The sponsor of the Holiday Hills Village Loan is MHC
Operating Limited Partnership, which is the operating partnership of Equity
Lifestyles Properties, Inc., ("ELS") a publicly traded REIT (NYSE: ELS). ELS is an owner and operator of resort and retirement oriented properties. As of May
2005, ELS owned or had an ownership interest in a portfolio of 278 properties located in the United States and British Columbia containing in excess of
100,000 residential pads.

PROPERTY MANAGEMENT. The property manager for the Holiday Hills Village Property is MHC Operating Limited Partnership, which is an affiliate of the Holiday Hills
Village Borrower. MHC Operating Limited Partnership manages approximately 200 manufactured housing communities totaling approximately 70,000 pads.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Holiday Hills Village Loan:

Taxes/Insurance Reserves. A sum equal to 1/12 of the amount estimated by lender to be sufficient to pay all taxes, assessments and similar charges 30 days prior to the date that such amounts are due and payable shall be required to be paid by the Holiday Hills Village Borrower on a monthly basis in the event any of the following events have occurred: (a) an event of default which has not been cured to the written satisfaction of the lender; (b) the sole fee simple owner of the
Holiday Hills Village Property is not the Holiday Hills Village Borrower and
either (i) MHC Operating Limited Partnership does not remain as sponsor or (ii)
an acceptable sponsor is not a successor entity as provided for in the loan documents; and (c) all tax items are not paid on or before the date such tax items are due and written evidence of such payment is not provided to lender within thirty (30) days after the due date. A sum equal to 1/12 of the amount estimated by lender to be sufficient to pay all insurance premiums 30 days prior to the date that such amounts are due and payable shall be required to be paid by the Holiday Hills Village Borrower on a monthly basis in the event any of the following events have occurred: (a) an event of default which has not been cured to the written satisfaction of the lender; (b) the sole fee simple owner of the
Holiday Hills Village Property is not the Holiday Hills Village Borrower, and
either (i) MHC Operating Limited Partnership does not remain as sponsor or (ii)
an acceptable sponsor is not a successor entity as provided for in the loan documents; (c) the Holiday Hills Village Borrower does not provide lender with written evidence that the insurance premiums have been paid not less than 30 days after any policy renewal date and that lender is included in all policies of insurance as an "additional insured"; and (d) the Holiday Hills Village
Property is not covered by a blanket policy of insurance complying in all respects with the terms of the loan documents and otherwise acceptable to lender.

----------
(1)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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MEADOWS OF CHANTILLY

                                    [GRAPHIC]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Chantilly, VA
Property Type                                                             MHC(1)
Size (Pads)                                                                  500
Percentage Physical Occupancy as of October 31, 2005                       90.0%
Year Built                                                                  1974
Year Renovated                                                              2004
Appraisal Value                                                      $43,500,000
Underwritten Economic Occupancy                                            90.8%
Underwritten Revenues                                                 $4,204,020
Underwritten Total Expenses                                           $1,018,099
Underwritten Net Operating Income (NOI)                               $2,865,946
Underwritten Net Cash Flow (NCF)                                      $2,840,946

                                    [GRAPHIC]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                           LaSalle Bank National Association
Loan Group                                                                     1
Origination Date                                                December 1, 2005
Cut-off Date Principal Balance                                       $34,800,000
Cut-off Date Loan Balance Per Pad                                        $69,600
Percentage of Initial Mortgage Pool Balance                                 2.3%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.2850%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     80.0%
LTV Ratio at Maturity or ARD                                               69.7%
Underwritten DSCR on NOI                                                1.24x(2)
Underwritten DSCR on NCF                                                1.23x(3)

----------
(1)  Manufactured Housing Community.

(2)  The debt service coverage ratio on NOI during the interest only period is
     1.54x. 3 The debt service coverage ratio on NCF during the interest only period is 1.52x.

(3)  The debt service coverage ratio on NCF during the interest only period is
     1.52x.

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THE LOAN. The mortgage loan (the "Meadows of Chantilly Loan") is evidenced by a single promissory note secured by a first priority Deed of Trust, Security
Agreement and Fixture Filing encumbering a manufactured housing community (the
"Meadows of Chantilly Property") located in Chantilly, Fairfax County, Virginia.
The Meadows of Chantilly Loan represents approximately 2.3% of the initial mortgage pool balance and approximately 2.6% of the initial loan group 1 balance.

The Meadows of Chantilly Loan was originated on December 1, 2005, and had a principal balance as of the cut-off date of $34,800,000. The Meadows of
Chantilly Loan has a remaining term of 120 months and a scheduled maturity date of December 1, 2015. The Meadows of Chantilly Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Meadows of Chantilly Loan is permitted on or after September 2, 2015 without penalty.

THE PROPERTY(1). The Meadows of Chantilly Property is located at 4200 Airline
Parkway in Chantilly, Virginia. and is situated on approximately 82 acres. The
Meadows of Chantilly Property is improved with 500 pads and various amenities including a clubhouse (an office, a meeting room, restrooms and a maintenance shop are located within), a maintenance garage, basketball courts, a playground, asphalt paved roads, pole mounted lights and various landscaping. The rental rates at the Meadows of Chantilly Property generally range between $650 and $725 per pad, per month.

THE MARKET(1). Chantilly, Virginia, is located approximately 20 miles west of downtown Washington, D.C. and approximately 4 miles south of Dulles
International Airport. Chantilly, Virginia is considered part of the Washington,
D.C. metropolitan statistical area. Major employers in the Chantilly area include the U.S. Army (Fort Belvoir, Material Command HQ and the overall U.S.
Army Headquarters), U.S. Customs, Unisys, Raytheon, Lockheed Martin and Exxon.
The U.S. Census revealed household counts in Fairfax County of 350,714 in the year 2000, up from 292,319 in 1990, representing an increase of 23.6%. U.S.
Census reports, citing the American Community Survey, that Fairfax County, in
2004, had the highest median income ($88,133) in the United States for counties of more than 250,000 people.

THE BORROWER. The borrower, MHC Meadows of Chantilly, L.L.C., is a Delaware limited liability company (the "Meadows of Chantilly Borrower") that is a single purpose entity. The sponsor of the Meadows of Chantilly Loan is MHC Operating
Limited Partnership, which is the operating partnership of Equity Lifestyles
Properties, Inc., ("ELS") a publicly traded REIT (NYSE: ELS). ELS is an owner and operator of resort and retirement oriented properties. As of May 2005, ELS owned or had an ownership interest in a portfolio of 278 properties located in the United States and British Columbia containing in excess of 100,000 residential pads.

PROPERTY MANAGEMENT. The property manager for the Meadows of Chantilly Property is MHC Operating Limited Partnership, which is an affiliate of the Meadows of
Chantilly Borrower. MHC Operating Limited Partnership manages approximately 200 manufactured housing communities totaling approximately 70,000 pads.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Meadows of Chantilly Loan:

Taxes/Insurance Reserves. A sum equal to 1/12 of the amount estimated by lender to be sufficient to pay all taxes, assessments and similar charges 30 days prior to the date that such amounts are due and payable shall be required to be paid by the Meadows of Chantilly Borrower on a monthly basis in the event any of the following events have occurred: (a) an event of default which has not been cured to the written satisfaction of the lender; (b) the sole fee simple owner of the
Meadows of Chantilly Property is not the Meadows of Chantilly Borrower and
either (i) MHC Operating Limited Partnership does not remain as sponsor or (ii)
an acceptable sponsor is not a successor entity as provided for in the loan documents; and (c) all tax items are not paid on or before the date such tax items are due and written evidence of such payment is not provided to lender within thirty (30) days after the due date. A sum equal to 1/12 of the amount estimated by lender to be sufficient to pay all insurance premiums 30 days prior to the date that such amounts are due and payable shall be required to be paid by the Meadows of Chantilly Borrower on a monthly basis in the event any of the following events have occurred: (a) an event of default which has not been cured to the written satisfaction of the lender; (b) the sole fee simple owner of the
Meadows of Chantilly Property is not the Meadows of Chantilly Borrower, and
either (i) MHC Operating Limited Partnership does not remain as sponsor or (ii)
an acceptable sponsor is not a successor entity as provided for in the loan documents; (c) the Meadows of Chantilly Borrower does not provide lender with written evidence that the insurance premiums have been paid not less than 30 days after any policy renewal date and that lender is included in all policies of insurance as an "additional insured"; and (d) the Meadows of Chantilly
Property is not covered by a blanket policy of insurance complying in all respects with the terms of the loan documents and otherwise acceptable to lender.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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SAMARITAN MEDICAL TOWER

                                    [GRAPHIC]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                            Los Angeles, CA
Property Type                                                             Office
Size (Square Feet)                                                       143,491
Percentage Physical Occupancy as of October 1, 2005                        94.8%
Year Built                                                                  1965
Year Renovated                                                              2000
Appraisal Value                                                      $44,500,000
# of Tenant Leases                                                            73
Average Rent Per Square Foot                                              $28.49
Underwritten Economic Occupancy                                            94.1%
Underwritten Revenues                                                 $4,750,469
Underwritten Total Expenses                                           $1,603,416
Underwritten Net Operating Income (NOI)                               $3,147,053
Underwritten Net Cash Flow (NCF)                                      $2,917,210

                                    [GRAPHIC]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                               November 15, 2005
Cut-off Date Principal Balance                                       $34,500,000
Cut-off Date Loan Balance Per SF/Unit                                       $240
Percentage of Initial Mortgage Pool Balance                                 2.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8060%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                     Soft
Cut-off Date LTV Ratio                                                     77.5%
LTV Ratio at Maturity or ARD                                               72.3%
Underwritten DSCR on NOI                                                1.29x(1)
Underwritten DSCR on NCF                                                1.20x(2)

----------
(1)  The debt service coverage ratio on NOI during the interest only period is
     1.55x.

(2)  The debt service coverage ratio on NCF during the interest only period is
     1.44x.

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THE LOAN. The mortgage loan (the "Samaritan Medical Tower Loan") is evidenced by a single promissory note secured by a first mortgage encumbering an office building known as Samaritan Medical Tower (the "Samaritan Medical Tower
Property") located in Los Angeles, California. The loan represents approximately
2.2% of the initial mortgage pool balance and approximately 2.6% of the initial loan group 1 balance.

The Samaritan Medical Tower Loan was originated on November 15, 2005 and has a remaining term of 120 months to its maturity date of December 1, 2015. The
Samaritan Medical Tower Loan may be prepaid on or after September 1, 2015 and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTY. The Samaritan Medical Tower Property consists of a 143,491 square foot medical office building with an attached 7-level parking structure with 330 parking spaces, located in Los Angeles, California. The property is situated on a 0.641-acre site on the north side of Wilshire Boulevard, in downtown Los
Angeles. The building is currently 94.8% occupied by approximately 73 tenants.
The largest tenant is Becka Healthcare with 9,500 square feet (6.6% of NRA). The average suite size is 1,756 square feet.

The Samaritan Medical Tower Property is located on the campus of the Good
Samaritan Hospital. The 408-bed Good Samaritan Hospital supports eight nationally recognized centers that focus on cardiovascular diseases, neurosciences, orthopedics, kidney stone service, gastroenterology, perinatology/neonatology, tertiary retinal surgery and transfusion-free medicine and surgery. Each year, Good Samaritan admits approximately 17,000 patients and handles more than 93,700 outpatient visits. More than 4,100 surgeries are performed annually in 18 surgical suites. Good Samaritan employs over 1,300 employees and has approximately 600 physicians on its medical staff. The hospital is a non-profit institution, founded in 1885, and has historically been affiliated with the Episcopalian Church.

The following table presents certain information relating to the major tenants at the Samaritan Medical Tower Property:

                              TENANT INFORMATION(1)

                                                                     CREDIT RATINGS    SQUARE     %                         LEASE
           TENANT NAME                     PARENT COMPANY           (MOODY'S/S&P)(2)    FEET    OF GLA   BASE RENT PSF   EXPIRATION
--------------------------------   ------------------------------   ----------------   ------   ------   -------------   ----------

Becka Healthcare Medical Group..   Becka Healthcare Medical Group         NAP           9,500    6.6%        $24.20      11/30/2009
Moosa Heikali, M.D. ............                 NAP                      NAP           7,998    5.6%        $32.29      01/31/2011
Retina Vitreous Associates......     Retina Vitreous Associates           NAP           5,073    3.5%        $30.99      08/31/2012

The following table presents certain information relating to the lease rollover schedule at the Samaritan Medical Tower Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                                        CUMULATIVE
                NUMBER OF                                         % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   % OF BASE
                  LEASES    SQUARE FEET   % OF GLA    BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT      RENT
    YEAR         EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING     EXPIRING
-------------   ---------   -----------   --------   ----------   ---------   -----------   ------------   ----------   ----------

Vacant.......      NAP          7,511         5.2%          NAP       NAP         7,511          5.2%             NAP       NAP
2005.........        2          3,041         2.1    $   84,054       2.2%       10,552          7.4       $   84,054       2.2%
2006.........       15         20,913        14.6       551,643      14.2        31,465         21.9          635,697      16.4
2007.........       13         16,605        11.6       449,286      11.6        48,070         33.5        1,084,983      28.0
2008.........       16         33,208        23.1       894,327      23.1        81,278         56.6        1,979,310      51.1
2009.........        5         13,420         9.4       344,403       8.9        94,698         66.0        2,323,713      60.0
2010.........        9         13,251         9.2       421,180      10.9       107,949         75.2        2,744,893      70.9
2011.........        2          9,185         6.4       288,103       7.4       117,134         81.6        3,032,997      78.3
2012.........        3         11,158         7.8       366,256       9.5       128,292         89.4        3,399,253      87.7
2013.........        0              0         0.0             0       0.0       128,292         89.4        3,399,253      87.7
2014.........        6         10,778         7.5       336,770       8.7       139,070         96.9        3,736,022      96.4
2015.........        1          2,873         2.0        82,053       2.1       141,943         98.9        3,818,075      98.6
Thereafter...        1          1,548         1.1        55,728       1.4       143,491        100.0        3,873,803     100.0
                   ---        -------       -----    ----------     -----       -------        -----       ----------     -----
TOTAL........       73        143,491       100.0%   $3,873,803     100.0%      143,491        100.0%      $3,873,803     100.0%
                   ===        =======       =====    ==========     =====       =======        =====       ==========     =====

----------
(1)  Information obtained from the Samaritan Medical Tower Borrower's rent roll.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

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THE MARKET.(1) The Samaritan Medical Tower Property is located in downtown Los
Angeles, California, west of the Harbor Freeway. Downtown Los Angeles is the regional transportation and government administration center in Los Angeles
County. The Samaritan Medical Tower Property's medical office market consists of buildings concentrated proximate to hospital facilities. The major hospital facilities that serve downtown Los Angeles include: Good Samaritan Hospital (408 beds), USC University Hospital (293 beds), LA County General (735 beds), St.
Vincent Medical Center (181 beds) and California Hospital Medical Center (275 beds). There are nine major medical office buildings in Downtown Los Angeles.
This group has 792,053 rentable square feet with an average vacancy rate of
8.3%. Medical office rental rates average $29.04 per square foot. The most comparable properties are those located next to the Good Samaritan Hospital which exhibit an occupancy of 97.8%.

In 2004, the population in a 1 mile and 3 mile radius of the Samaritan Medical
Tower Property totaled 80,615 and 557,374 and the population within the city of
Los Angeles totaled 3,871,977. The average household income within a 1 and 3 mile radius of the Samaritan Medical Tower Property was $29,253 and $33,356 and
the average household income within the city of Los Angeles was $62,372.

THE BORROWER. The borrower of the Samaritan Medical Tower Loan is Bristol Group,
LLC (the "Samaritan Medical Tower Borrower"). The primary principal of the
Samaritan Medical Tower Borrower is Larry Latt who currently has a portfolio of
8 medical office properties in Southern California totaling approximately
450,000 rentable square feet. Larry Latt has over 40 years of real estate experience dating from 1963 and is the founder of Lawrence Realty Group, Inc
("LRG"). LRG has owned and operated approximately 5,000 apartment units and managed and leased over 2 million square feet of commercial office and medical space. LRG currently specializes in the acquisition and management of commercial medical/office properties.

PROPERTY MANAGEMENT. The property manager for the Samaritan Medical Tower
Property is Lawrence Realty Group, Inc., which is an affiliate of the Samaritan
Medical Tower Borrower.

LOCKBOX. The mortgage loan requires a soft lockbox and cash management. At origination, the Samaritan Medical Tower Borrower was required to establish a lockbox account. The loan documents require the Samaritan Medical Tower Borrower to collect all rents and deposit them into the lockbox account within one business day of receipt. Samaritan Medical Tower Borrower shall have the right to withdraw funds from the lockbox account prior to the occurrence of a
Triggering Event (defined below). Upon the occurrence and continuance of a
Triggering Event, Samaritan Medical Tower Borrower shall have no rights to withdraw funds from the lockbox account and Lender shall have sole dominion and control of the lockbox account and the right to withdraw funds from the lockbox account. Upon the occurrence and continuance of a Triggering Event, Lender will direct the lockbox bank to transfer funds from the lockbox account to Lender to
(a) fund a tax and insurance reserve account, (b) pay monthly debt service, (c)
fund a replacement reserve account as required under the loan documents, and (d)
unless an event of default has occurred and is continuing, pay any excess amounts to the Samaritan Medical Tower Borrower. A "Triggering Event" means (i)
the occurrence of an Event of Default relating to the failure by Samaritan
Medical Tower Borrower to timely pay money, or (ii) anytime the debt service coverage ratio is less than 1.05:1.00.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Samaritan Medical Tower Loan:

                               ESCROWS / RESERVES

TYPE:                            INITIAL   MONTHLY
-----                           --------   -------
Taxes........................   $      0   $15,467
Insurance....................   $ 17,117   $ 5,706
Immediate Repairs............   $ 28,125   $     0
Capital Expenditure Reserve..   $      0   $ 2,392
TI/LC Reserve................   $400,000   $     0
New Tenant Reserve...........   $507,322   $     0

TI/LC Reserve. In addition to the $400,000 initial TI/LC Reserve, the Samaritan
Medical Tower Borrower is required to deposit all termination fees in excess of
$35,000 into the TI/LC Reserve. At any time the balance in the reserve falls below $400,000, the Samaritan Medical Tower Borrower is required to make monthly deposits of $16,667 to replenish the TI/LC reserve to $400,000. Additionally, at anytime during the term of the loan, the Samaritan Medical Tower Borrower may substitute a letter of credit in the amount of $400,000 for the cash deposited into the TI/LC Reserve and thereafter forfeit its right to request disbursements from the TI/LC Reserve Account.

----------
(1)  Certain information obtained from a third party appraisals. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

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New Tenant Reserve. At closing of the Samaritan Medical Tower Loan, the
Samaritan Medical Tower Borrower deposited with the lender $507,322 into the New
Tenant Reserve held by lender. $415,000 of the New Tenant Reserve represents the estimated cost of tenant improvements and leasing commissions related to each
New Tenant (as described in the mortgage loan documents) and $92,322 of the New
Tenant Reserve represents the rent that would otherwise be payable under each
New Tenant's lease from the date of the origination of the Samaritan Medical
Tower Loan through and including the rent commencement date as set forth in such
New Tenant's estoppel letter delivered in connection of the closing of the
Samaritan Medical Tower Loan. Funds in the reserve will be released provided, among other things set forth in the mortgage loan documents, the physical and economic occupancy of the Samaritan Medical Tower Property is at least equal to
94.77%, such New Tenant is in occupancy, open for business and paying full contractual rent and all work to be performed by the Samaritan Medical Tower
Borrower in connection with the space is completed and accepted.

Specific Tenant Estoppel Reserve. Unless the Samaritan Medical Tower Borrower
has delivered an updated tenant estoppel certificate, acceptable to the Lender in all respects, from Gavin Herbert Co. ("H&C Pharmacy") and from Carl C. Lau,
D.D.S. ("Carl Lau") stating, among other things further described in the mortgage loan documents, that the Samaritan Medical Tower Borrower has paid both
H&C Pharmacy and Carl Lau all tenant allowances these tenants are entitled to receive pursuant to their lease by May 15, 2006, then the Samaritan Medical
Tower Borrower must deposit with lender on that date a reserve in cash or a letter of credit in the amount of $20,000 and/or $8,000, as applicable, which represents the outstanding allowances for those tenant, respectively.

ADDITIONAL DEBT. The Samaritan Medical Tower Borrower is not permitted to incur subordinate financing. However, mezzanine financing is permitted, subject to the terms and conditions set forth in the mortgage loan documents, including the requirement that the combined LTV not exceed 75% and the combined DSCR shall not be less than 1.25x to 1.00x.

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TOWNEPLACE SUITES PORTFOLIO

                                    [GRAPHIC]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            7
Location (City/State)                                                  See Table
Property Type                                                        Hospitality
Size (Rooms)                                                                 697
Percentage Physical Occupancy as of April 30, 2005                         74.4%
Year Built                                                             See Table
Appraisal Value                                                      $49,300,000
Underwritten Economic Occupancy                                            74.4%
Underwritten Revenues                                                $12,506,398
Underwritten Total Expenses                                           $8,312,528
Underwritten Net Operating Income (NOI)                               $4,193,871
Underwritten Net Cash Flow (NCF)                                      $3,693,615

                                    [GRAPHIC]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                   June 17, 2005
Cut-off Date Principal Balance                                       $31,995,000
Cut-off Date Loan Balance Per Room                                       $45,904
Percentage of Initial Mortgage Pool Balance                                 2.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.3175%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          300
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     64.9%
LTV Ratio at Maturity or ARD                                               58.0%
Underwritten DSCR on NOI                                                1.81x(1)
Underwritten DSCR on NCF                                                1.59x(2)

----------
(1)  The debt service coverage ratio on NOI during the interest only period is
     2.43x.

(2)  The debt service coverage ratio on NCF during the interest only period is
     2.14x.

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                                    [GRAPHIC]

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THE LOAN. The mortgage loan (the "TownePlace Suites Portfolio Loan") is secured by a first mortgage encumbering the fee interest in seven extended-stay Marriott branded TownePlace Suites hotels (each, a "TownePlace Suites Portfolio Property"
and collectively the "TownePlace Suites Portfolio Properties") totaling 697 rooms. The TownePlace Suites Portfolio Loan represents approximately 2.1% of the initial mortgage pool balance and approximately 2.4% of the initial loan group 1 balance.

The TownePlace Suites Portfolio Loan was originated on June 17, 2005 and has a principal balance as of the cut-off date of $31,995,000. The TownePlace Suites
Portfolio Loan has a remaining term of 115 months and a scheduled maturity date of July 1, 2015. Beginning June 17, 2005 and ending the day that is two years after securitization, the TownePlace Suites Portfolio Loan permits prepayment subject to a prepayment premium equal to the greater of yield maintenance and one percent of principal balance. Additionally, the TownePlace Suites Portfolio
Loan permits defeasance both partial and in full with United States governmental obligations beginning two years after its securitization. The TownePlace Suites
Portfolio Loan may be prepaid without premium on or after June 1, 2015.

THE PROPERTIES. The TownePlace Suites Portfolio Loan is collateralized by seven properties containing a total of 697 rooms. The properties are located in six states and will be managed by affiliates of Marriott.

The following tables present certain information relating to the TownePlace
Suites Portfolio Properties:

                     TOWNEPLACE SUITES PORTFOLIO PROPERTIES

                                                                   CUT-OFF DATE
                                                                     ALLOCATED
            PROPERTY NAME              PROPERTY LOCATION   ROOMS      BALANCE
------------------------------------   -----------------   -----   ------------

TownePlace Suites Mt. Laurel........    Mount Laurel, NJ     95     $ 4,867,394
TownePlace Suites Silicon Valley....      Newark, CA        127       4,607,799
TownePlace Suites Portland..........    Scarborough, ME      95       4,283,306
TownePlace Suites Boston............     Tewksbury, MA       95       2,660,842
TownePlace Suites Ft. Worth.........    Fort Worth, TX       95       4,867,394
TownePlace Suites Miami Airport.....        Miami, FL        95       4,997,191
TownePlace Suites Miami Lakes.......    Miami Lakes, FL      95       5,711,075
                                                            ---     -----------
TOTAL...............................                        697     $31,995,000
                                                            ===     ===========

                                        YEAR BUILT/
            PROPERTY NAME              REVOVATED(1)                       BORROWER
------------------------------------   ------------   ---------------------------------------------

TownePlace Suites Mt. Laurel........       1999             Ruby Mt. Laurel Limited Partnership
TownePlace Suites Silicon Valley....       2000               Ruby Newark Limited Partnership
TownePlace Suites Portland..........       1999       Ruby Portland Scarborough Limited Partnership
TownePlace Suites Boston............       1999          Ruby Boston Tewksbury Limited Partnership
TownePlace Suites Ft. Worth.........       1998       Ruby Ft. Worth Southwest Limited Partnership
TownePlace Suites Miami Airport.....       1999           Ruby Miami Airport Limited Partnership
TownePlace Suites Miami Lakes.......       1999            Ruby Miami Lakes Limited Partnership

TOTAL...............................

----------
(1)  The borrowers are obligated under the loan documents to spend the following on capital improvements by December 31, 2006: (i) $612,000 for TownePlace
     Suites Mt. Laurel; (ii) $507,000 for TownePlace Suites Silicon Valley;
     (iii) $445,800 for TownePlace Suites Portland; (iv) $576,670 for TownePlace
     Suites Boston; (v) $549,000 for TownePlace Suites Ft. Woth; (vi) $497,380
     for TownePlace Suites Miami Airport; and (vii) $497,260 for TownePlace
     Suites Miami Lakes. Ashford Hospitality Limited Partnership provided a guaranty for the required capital expenditures.

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                             OPERATIONAL STATISTICS

                                        2003(1)                       2004(1)
                              ---------------------------   ---------------------------
       PROPERTY NAME            ADR    OCCUPANCY   REVPAR     ADR    OCCUPANCY   REVPAR
---------------------------   ------   ---------   ------   ------   ---------   ------

TownePlace Suites
   Mt. Laurel..............   $61.17      80.6%    $49.30   $67.85      87.6%    $59.45
TownePlace Suites
   Silicon Valley..........    59.90      51.2      30.65    55.15      66.2      36.49
TownePlace Suites
   Portland................    61.26      82.3      50.40    59.69      85.1      50.81
TownePlace Suites
   Boston..................    71.71      61.7      44.22    63.57      63.8      40.56
TownePlace Suites
   Ft. Worth...............    59.81      82.1      49.12    61.50      81.7      50.23
TownePlace Suites
   Miami Airport...........    66.21      63.0      41.70    68.61      67.8      46.51
TownePlace Suites
   Miami Lakes.............    66.66      62.9      41.95    70.16      63.4      44.47
                              ------      ----     ------   ------      ----     ------
TOTAL......................   $63.41      68.3%    $43.30   $63.37      73.3%    $46.45
                              ======      ====     ======   ======      ====     ======

                              TRAILING 12-MONTH APRIL 2005(1)         ML UNDERWRITING
                              -------------------------------   ---------------------------
       PROPERTY NAME              ADR    OCCUPANCY   REVPAR       ADR    OCCUPANCY   REVPAR
---------------------------     ------   ---------   ------     ------   ---------   ------

TownePlace Suites
   Mt. Laurel..............     $71.22      84.4%    $60.10     $71.22      84.4%    $60.10
TownePlace Suites
   Silicon Valley..........      55.24      68.7      37.95      55.24      68.7      37.95
TownePlace Suites
   Portland................      59.75      84.7      50.61      59.75      84.7      50.61
TownePlace Suites
   Boston..................      61.11      65.8      40.23      61.11      65.8      40.23
TownePlace Suites
   Ft. Worth...............      64.60      77.4      50.03      64.60      77.4      50.03
TownePlace Suites
   Miami Airport...........      71.06      69.6      49.43      71.06      69.6      49.43
TownePlace Suites
   Miami Lakes.............      75.97      72.4      54.97      75.97      72.4      54.97
                                ------      ----     ------     ------      ----     ------
TOTAL......................     $65.21      74.4%    $48.54     $65.21      74.4%    $48.54
                                ======      ====     ======     ======      ====     ======

                             PENETRATION INDICES(2)

            PROPERTY NAME               ADR INDEX   OCCUPANCY INDEX   REVPAR INDEX
-------------------------------------   ---------   ---------------   ------------

TownePlace Suites Mt. Laurel.........     112.4%          111.8%          125.7%
TownePlace Suites Silicon Valley.....     122.2           101.3           123.8
TownePlace Suites Portland...........      83.4           127.8           106.6
TownePlace Suites Boston.............      85.6           130.6           111.7
TownePlace Suites Ft. Worth..........     117.5           100.4           118.1
TownePlace Suites Miami Airport......     111.0            85.8            95.3
TownePlace Suites Miami Lakes........      95.9            96.2            92.3
                                          -----           -----           -----
TOTAL................................     104.8%          107.4%          111.1%
                                          =====           =====           =====

THE MARKET(2,3). The TownePlace Suites Mt. Laurel property is located in the
City of Mount Laurel, the County of Burlington, New Jersey. This market area is roughly 15 miles east of downtown Philadelphia, and is considered to be a suburb of the greater Philadelphia area. The hotel is located within close proximity to several large corporations, including: HBO (3 miles), Cendant Mortgage (4 miles), Lockheed Martin (4 miles), NFL Films (4 miles) and Nike (5 miles). The hotel is also located close to several attractions such as the Moorestown Mall
(1 mile), Garden State Racetrack (5 miles) and the New Jersey State Aquarium (5 miles). Lodging demand increased at an average annual compounded rate of 3.5%
between 2000 and 2004. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 76.9%, $63.99, and
$49.21, respectively.

The TownePlace Suites Silicon Valley property is located in the city of Newark, the county of Alameda, California. The city of Newark is bound by the city of
Fremont on three sides and by the San Francisco Bay along its western boundary.
The hotel is located within close proximity to several large corporations, including: General Motors (5 miles), Toyota (5 miles), Solectron California (7 miles), LSI Logic (7 miles) and Quantum (7 miles). RevPAR levels exhibited strong increases of 8.6% in 2004, and 6.6% in year-to-date through February
2005, compared to the corresponding period in the previous year. In addition, occupancy showed significant increases of 16.5% in 2004, and 9.3% in year-to-date through February 2005, compared to the corresponding period in the previous year. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 68.6%, $45.82, and $31.43, respectively.

----------
(1)  As provided by the TownePlace Suites Portfolio Borrowers.

(2)  TownePlace Suites Portfolio Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR data obtained from
     Smith Travel Research ("STR") Report as of June 2005.

(3)  Certain information obtained from third party appraisals. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

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The TownePlace Suites Portland property is located in the Town of Scarborough,
Cumberland County, Maine. Cumberland County is the largest county in the
Portland MSA. The hotel is located within close proximity to several demand generators, including: Southborough Office Park (0.5 mile), Anthem Blue Cross
Blue Shield (0.5 mile), Unum Provident (0.5 mile), North East Insurance (0.5 mile), Maine Mall (1 mile), Portland International Jetport (2 miles) and
Downtown Portland (7 miles). RevPAR levels showed increases of 4.9% in 2004, and
16.3% in year-to-date through January 2005, compared to the corresponding period in the previous year. In addition, occupancy showed significant increases of
5.7% in 2004, and 13.9% in year-to-date through January 2005, compared to the corresponding period in the previous year. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was
67.7%, $72.60, and $49.15, respectively.

The TownePlace Suites Boston property is located in the Town of Tewksbury,
Middlesex County, Massachusetts. The property's market area is broadly defined as the Boston MSA, which encompasses 92 cities and towns surrounding the City of
Boston. The hotel is located within close proximity to several large corporations, including: Raytheon (0.1 mile), Starent Networks (0.1 mile), Avici
Systems (4 miles), Phillips Medical Systems (5 miles), Wyeth Biopharma (5 miles)
and Verizon (5 miles). The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 50.3%, $70.33, and
$35.39, respectively.

The TownePlace Suites Ft. Worth property is located in the city of Fort Worth, county of Tarrant, Texas. The property's market area can be defined as the
Dallas-Ft. Worth-Arlington MSA. The hotel is located within close proximity to several demand generators, including: Lockheed Martin (2.5 miles), Will Rogers
Coliseum (6.3 miles), Casa Manana (6.2 miles), Fort Worth Botanical Gardens (5.5 miles) and Fort Worth Zoo (5.2 miles). The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 76.2%,
$55.83, and $42.52, respectively.

The TownePlace Suites Miami Lakes property is located in the Miami Lakes market area in the city of Miami Lakes, the County of Miami-Dade, Florida. Miami Lakes
is part of the Miami-Fort Lauderdale-Miami Beach, FL MSA. The hotel is located within close proximity to several demand generators, including: American Express
(0.1 mile), Oak Lane Business Center (1.0 mile), Park Side Corporate Center (1.0 mile), Beckman Coulter (2.0 miles), Cordisl (2.0 miles), Catepillar (3 miles)
and Opa-Locka Business Park (5 miles). RevPAR levels exhibited increases of
16.1% in 2004, and 31.4% in year-to-date through February 2005, compared to the corresponding period in the previous year. In addition, occupancy showed increases of 11.3% in 2004, and 15.3% in year-to-date through February 2005, compared to the corresponding period in the previous year. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 79.0%, $80.10, and $63.27, respectively.

The TownePlace Suites Miami Airport property is located in the Miami Airport
West market area, in the city of Miami, the County of Miami-Dade, Florida. Miami is part of the Miami-Fort Lauderdale- Miami Beach, FL MSA. The hotel is located within close proximity to several demand generators, including: Costa Del Sol
Office Park (0.1 mile), Costa Del Sol Golf Course (0.2 mile), US Southern
Command (1 mile), Ryder Services (1 mile), Carnival Cruise Lines (1 mile) and
DHL Worldwide (1 mile). RevPAR levels exhibited increases of 13.2% in 2004, and
23.0% in year-to-date through February 2005, compared to the corresponding period in the previous year. In addition, occupancy showed increases of 10.7% in
2004, and 12.4% in year-to-date through February 2005, compared to the corresponding period in the previous year. The twelve months ending June 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was
86.8%, $62.55, and $54.30, respectively.

THE BORROWERS. The borrowers (the "TownePlace Suites Portfolio Borrowers") are each a single purpose bankruptcy remote entity owned and controlled indirectly by Ashford Hospitality Limited Partnership, which is the operating partnership of Ashford Hospitality Trust, Inc. ("Ashford"). Ashford is a publicly traded real estate investment trust ("REIT") headquartered in Dallas, TX. The company commenced operations and became a public REIT on August 29, 2003 and is listed on the NYSE under the ticker "AHT". Ashford invests in both debt and equity investments, secured exclusively by hotel assets. As of October 20, 2005, the company had an equity market capitalization of $448 million. As of June 30,
2005, the company owned 79 hotels in 25 states with 12,868 rooms, and had acquired or originated mezzanine or first-mortgage loans receivable with a balance at June 30, 2005 of approximately $101.9 million.

PROPERTY MANAGEMENT. Affiliates of Marriott are the property managers for all of the TownePlace Suites Portfolio Properties. Marriott is a worldwide hospitality company whose lodging activities include full-service, select-service, extended-stay and timeshare segments. Marriott develops, operates and franchises hotels and corporate housing properties under 16 separate brand names in 66 countries. Marriott has more than 2,600 lodging properties located in the United
States and 65 other countries and territories.

Each management agreement is required to be terminated by the applicable borrower, at lender's request, following any default (beyond applicable notice and cure periods) by manager which permits termination of the management agreement. In the event that the property manager elects not to renew the term of any management agreement at the end of the initial term or any renewal term thereof, or if any management agreement is otherwise terminated by manager, then the applicable borrower shall appoint a replacement manager and a replacement hotel franchise to occupy and operate the property, each of which shall be acceptable to lender and the rating agencies; provided, that Remington Lodging and Hospitality, L.P. shall be deemed an acceptable replacement manager, and
Starwood Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Marriott
International, Inc. or any brand of any of them shall be deemed an acceptable replacement hotel franchise, and the approval of any of the foregoing as manager or hotel franchise, as applicable, by lender and the rating agencies will not be required.

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THE LOCKBOX. Each of the properties is managed by an affiliate of Marriott
International, Inc. ("Marriott"). At origination, the TownePlace Suites
Portfolio Borrowers and managers are required to deposit all rents and other gross revenue (including credit card receivables) from the properties into a related manager-controlled account (the "Manager Account"). Pursuant to the applicable management agreements and related documents, the manager will apply the funds in the Manager Account to its base management fee, applicable taxes, insurance premiums and a capital improvements/FF&E reserve before transferring the remaining funds to a lender-controlled account. Funds in the lender-controlled account will be applied to payment of reserves for taxes and insurance premiums (unless Marriott is the manager of the properties and such amounts are otherwise paid or reserved for by the manager), debt service, a reserve for capital improvements (unless Marriott is the manager of the properties and otherwise paid or reserved for by the manager), fees of the cash management bank, operating expenses of the applicable property (unless Marriott is the manager of the properties and otherwise paid or reserved for by the manager) and debt service on a permitted mezzanine loan (if any).

ESCROWS. The following escrows/reserves have been established with respect to the TownePlace Suites Hotel Portfolio Loan:

                                ESCROWS/RESERVES

TYPE:                  INITIAL   MONTHLY
-----                  -------   -------
Immediate Repairs...   $19,863      $0

Taxes, Insurance and Capital Expenditure Reserves. Monthly escrows for taxes, insurance premiums and capital expenditure reserves will be held by the property managers, affiliates of Marriott International, Inc.

Capital Improvement Guaranty. The TownePlace Suites Portfolio Borrowers are
obligated under the loan documents to spend an amount equal to $3,685,110 on capital improvements by December 31, 2006. Ashford Hospitality Limited
Partnership has provided a guaranty for the required capital expenditures.
Ashford Hospitality Limited Partnership is obligated under the guaranty to maintain (i) a tangible net worth equal to or not less than $100 million and
(ii) liquid assets in excess of its guaranteed obligations.

ADDITIONAL DEBT. The TownePlace Suites Portfolio Borrowers will not be permitted to further encumber the property or incur additional indebtedness while the
TownePlace Suites Portfolio Loan is outstanding, except, if the DSCR is greater than 1.50x and the LTV based on new appraisals is not more than 70%, then the
TownePlace Suites Portfolio Borrowers may incur mezzanine indebtedness such that the loan-to-value ratio of total indebtedness (i.e., TownePlace Suites Portfolio
Loan plus mezzanine loan) does not exceed 75% and the all-in DSCR does not fall below 1.35x. In addition, in connection with the sale of the TownePlace Suites
Portfolio Properties where the purchaser assumes the TownePlace Suites Portfolio
Loan in accordance with the permitted transfers provision of the loan documents, a transferring TownePlace Suites Portfolio Borrower or sponsor may provide mezzanine financing to the purchaser in an amount which, when taken together with any other financing obtained by such purchaser, does not exceed 90% of the sale price, subject to receipt of a rating agency confirmation letter.

SUBSTITUTION PROVISIONS. Subject to the terms and conditions set forth in the loan agreement, TownePlace Suites Portfolio Borrower(s) may, from time to time, replace an individual property with a qualified substitute property (a "Property
Substitution"), provided certain conditions, including the following, are met:
(a) the aggregate of (i) the allocated loan amount with respect to the individual property to be replaced (the "Original Property"), plus (ii) the allocated loan amounts with respect to all individual properties previously or simultaneously replaced by Property Substitutions, shall be less than 50% of the then-current principal balance of the loan; (b) no event of default shall have occurred and be continuing on such date either before or after the Property
Substitution; (c) the then-current market value of any proposed qualified substitute property ("Substitute Property"), as determined by an appraisal acceptable to a reasonable commercial mortgage lender, shall equal or exceed the then-current market value of the Original Property immediately prior to the
Property Substitution; (d) the net operating income of any Substitute Property for the twelve-month period trailing the date of determination ("TTM Period")
shall equal or exceed the net operating income of the Original Property; (e)
after giving effect to the Property Substitution, the DSCR for the aggregate portfolio shall be no less than the greater of (i) 1.57x, and (ii) the DSCR with respect to the TownePlace Suites Portfolio Loan for the TTM Period; (f) each
Substitute Property shall be (i) fully constructed and operating for a minimum of 12 months, and (ii) a limited service hotel property or full service hotel property, in each case operating under a Marriott franchise, or any other brand affiliated with the foregoing; and (g) TownePlace Suites Portfolio Loan
Borrower(s) shall have delivered to the lender confirmation of each of the rating agencies assigning a rating to securities issued in connection with the
TownePlace Suites Portfolio Loan, that the Property Substitution will not result in the qualification, withdrawal or downgrading of any such rating.

PARTIAL DEFEASANCE. Individual TownePlace Suites Portfolio Properties may be
released from the lien of the related mortgage by the TownePlace Suites
Portfolio Borrowers, provided conditions set forth in the loan documents are satisfied, including: (i) no defeasance will be permitted until after the second anniversary of the securitization of the loan; (ii) a defeasance of a principal amount equal to 125% of the applicable allocated loan amount; and (iii) the DSCR with respect to the remaining collateral is at least equal to the greater of
1.57x and the DSCR for the trailing twelve month period and immediately prior to defeasance.

                                       58

MERRILL LYNCH MORTGAGE TRUST 2005-LC1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
--------------------------------------------------------------------------------

GREEN ACRES

                                    [GRAPHIC]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                          Breinigsville, PA
Property Type                                                             MHC(1)
Size (Pads)                                                                  595
Percentage Physical Occupancy as of October 31, 2005                       93.4%
Year Built                                                                  1974
Year Renovated                                                              2005
Appraisal Value                                                      $38,200,000
Underwritten Economic Occupancy                                            92.0%
Underwritten Revenues                                                 $3,265,308
Underwritten Total Expenses                                             $884,613
Underwritten Net Operating Income (NOI)                               $2,516,911
Underwritten Net Cash Flow (NCF)                                      $2,487,161

                                    [GRAPHIC]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                           LaSalle Bank National Association
Loan Group                                                                     1
Origination Date                                                December 1, 2005
Cut-off Date Principal Balance                                       $30,560,000
Cut-off Date Loan Balance Per Pad                                        $51,361
Percentage of Initial Mortgage Pool Balance                                 2.0%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.3750%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     80.0%
LTV Ratio at Maturity or ARD                                               69.9%
Underwritten DSCR on NOI                                                1.23x(2)
Underwritten DSCR on NCF                                                1.21x(3)

----------
(1)  Manufactured Housing Community.

(2)  The debt service coverage ratio on NOI during the interest only period is
     1.51x.

(3)  The debt service coverage ratio on NCF during the interest only period is
     1.49x.

                                       59

MERRILL LYNCH MORTGAGE TRUST 2005-LC1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
--------------------------------------------------------------------------------

                                    [MAP]

                               [GRAPHIC OMITTED]

                                       60

MERRILL LYNCH MORTGAGE TRUST 2005-LC1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Green Acres Loan") is evidenced by a single promissory note secured by a first priority Open-End Mortgage, Security
Agreement and Fixture Filing encumbering a manufactured housing community (the
"Green Acres Property") located in Breinigsville, Lehigh County, Pennsylvania.
The Green Acres Loan represents approximately 2.0% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance.

The Green Acres Loan was originated on December 1, 2005, and has a principal balance as of the cut-off date of $30,560,000. The Green Acres Loan has a remaining term of 120 months and a scheduled maturity date of December 1, 2015.
The Green Acres Loan permits defeasance of the entire loan with United States
Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Green Acres Loan is permitted on or after September 2, 2015 without penalty.

THE PROPERTY(1). The Green Acres Property is located at 8785 Turkey Ridge Road in Breinigsville, Pennsylvania and is situated on approximately 150 acres. The
Green Acres Property is improved with 595 pads and various amenities including an office, a clubhouse, a maintenance building, a water treatment building, a swimming pool, a playground, tennis and basketball courts, asphalt paved roads, pole mounted lights and various landscaping. The rental rates at the Green Acres
Property range between $460 and $518 per pad, per month.

THE MARKET(1). The Green Acres Property is located in Lehigh County,
Pennsylvania, which together with Northampton County, Pennsylvania form an area known as the Lehigh Valley Region. The Lehigh Valley Region is located in East
Central Pennsylvania, approximately 60 miles northwest of Philadelphia,
Pennsylvania. Approximately 576,133 people lived within the Lehigh Valley Region in 2000, which was an increase of approximately 7.6% from 1990 census data. In
1998, the median household income in Lehigh Valley Region was approximately
$44,259. The largest employers in the Lehigh Valley Region include Bethlehem
Steel Corp., Lehigh University, Dun & Bradstreet Corp., Air Products &
Chemicals, Inc., Guardian Life and Kraft General Foods, Inc.

THE BORROWER. The borrower, MHC Green Acres Limited Partnership is a Delaware limited partnership (the "Green Acres Borrower"), that is a single purpose entity. The sponsor of the Green Acres Loan is MHC Operating Limited
Partnership, which is the operating partnership of Equity Lifestyles Properties,
Inc., ("ELS") a publicly traded REIT (NYSE: ELS). ELS is an owner and operator of resort and retirement oriented properties. As of May 2005, ELS owned or had an ownership interest in a portfolio of 278 properties located in the United
States and British Columbia containing in excess of 100,000 residential pads.

PROPERTY MANAGEMENT. The property manager for the Green Acres Property is MHC
Operating Limited Partnership, which is an affiliate of the Green Acres
Borrower. MHC Operating Limited Partnership manages approximately 200 manufactured housing communities totaling approximately 70,000 pads.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Green Acres Loan:

Taxes/Insurance Reserves. A sum equal to 1/12 of the amount estimated by lender to be sufficient to pay all taxes, assessments and similar charges 30 days prior to the date that such amounts are due and payable shall be required to be paid by the Green Acres Borrower on a monthly basis in the event any of the following events have occurred: (a) an event of default which has not been cured to the written satisfaction of the lender; (b) the sole fee simple owner of the Green
Acres Property is not the Green Acres Borrower and either (i) MHC Operating
Limited Partnership does not remain as sponsor or (ii) an acceptable sponsor is not a successor entity as provided for in the loan documents; and (c) all tax items are not paid on or before the date such tax items are due and written evidence of such payment is not provided to lender within thirty (30) days after the due date. A sum equal to 1/12 of the amount estimated by lender to be sufficient to pay all insurance premiums 30 days prior to the date that such amounts are due and payable shall be required to be paid by the Green Acres
Borrower on a monthly basis in the event any of the following events have occurred: (a) an event of default which has not been cured to the written satisfaction of the lender; (b) the sole fee simple owner of the Green Acres
Property is not the Green Acres Borrower, and either (i) MHC Operating Limited
Partnership does not remain as sponsor or (ii) an acceptable sponsor is not a successor entity as provided for in the loan documents; (c) the Green Acres
Borrower does not provide lender with written evidence that the insurance premiums have been paid not less than 30 days after any policy renewal date and that lender is included in all policies of insurance as an "additional insured";
and (d) the Green Acres Property is not covered by a blanket policy of insurance complying in all respects with the terms of the loan documents and otherwise acceptable to lender.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                       61

                                                                                       ANNEX D

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
135 S. LaSalle                      SERIES 2005-LC1                 Prior Payment:         N/A
Street Suite 1625                                                   Next Payment:   02/13/2006
Chicago, IL 60603                                                   Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

Administrator:                                        Analyst:

                       REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
====================================  ======================================================  =====================================

                                                                                     Page(s)
                                                                                     -------
Issue Id:                   ML05LC01  REMIC Certificate Report                                Closing Date:
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         01/12/2006
               ML05LC01_YYYYMM_3.zip  Cash Reconciliation Summary                             Assumed Final Payment Date:
                                      15 Month Historical Loan Status Summary
====================================  15 Month Historical Payoff/Loss Summary                 =====================================
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
                                      ======================================================

                ====================================================================================================
                                                     PARTIES TO THE TRANSACTION
                ----------------------------------------------------------------------------------------------------
                                          DEPOSITOR: MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       UNDERWRITERS: MERRILL LYNCH, PIERCE, FENNER & SMITH, INC./COUNTRYWIDE SECURITIES CORP./
                                   LASALLE FINANCIAL SERVICES, INC./DEUTSCHE BANK SECURITIES, INC/
                                          J.P. MORGAN SECURITIES, INC./MORGAN STANLEY & CO.
                                        MASTER SERVICER: GMAC COMMERCIAL MORTGAGE CORPORATION
                                                SPECIAL SERVICER: LNR PARTNERS, INC.
                                      RATING AGENCY: Standard & Poor's/Moody's Ratings Services
                ====================================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                 LaSalle Web Site                                  www.etrustee.net
                                 Servicer Website
                                 LaSalle Factor Line                                 (800) 246-5761
                                 ==================================================================

====================================================================================================================================

12/20/2005 - 16:17 (MXXX-MXXX)(C)2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

WAC:
WA Life Term:
WA Amort Term:           ABN AMRO ACCT: 723249.1
Current Index:
Next Index:             REMIC CERTIFICATE REPORT

==========================================================================================================================
          ORIGINAL      OPENING   PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING    INTEREST     INTEREST   PASS-THROUGH
CLASS  FACE VALUE (1)   BALANCE    PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE   PAYMENT (2)  ADJUSTMENT      RATE
CUSIP    Per 1,000     Per 1,000  Per 1,000   Per 1,000      Per 1,000   Per 1,000   Per 1,000    Per 1,000  Next Rate (3)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                 0.00       0.00       0.00          0.00          0.00       0.00         0.00       0.00
==========================================================================================================================
                                                                         Total P&I Payment 0.00
                                                                         ======================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
(3) Estimated

12/20/2005 - 16:17 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                         ABN AMRO ACCT: 723249.1

                         BOND INTEREST RECONCILIATION

=================================================================================================================================
                                                       Deductions                                  Additions
                                             -------------------------------  ---------------------------------------------------
          Accrual                 Accrued               Deferred &               Prior      Int Accrual    Prepay-       Other
       ------------  Pass Thru  Certificate  Allocable   Accretion  Interest  Int. Short-     on prior       ment      Interest
Class  Method  Days     Rate      Interest     PPIS      Interest   Loss/Exp   falls Due   Shortfall (3)  Penalties  Proceeds (1)
---------------------------------------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
                                       0.00       0.00        0.00      0.00         0.00                      0.00          0.00
=================================================================================================================================

===========================================================  ======================
                                                 Remaining
       Distributable  Interest  Current Period  Outstanding      Credit Support
        Certificate    Payment   (Shortfall)/    Interest    ----------------------
Class   Interest (2)   Amount      Recovery      Shortfalls  Original  Current (4)
-----------------------------------------------------------  ----------------------

       ----------------------------------------------------
                0.00      0.00                         0.00
===========================================================  ======================

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2)  Accrued - Deductions + Additional Interest.

(3)  Where applicable.

(4)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

12/20/2005 - 16:17 (MXXX-MXXX)(C)2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                         ABN AMRO ACCT: 723249.1

                       CASH RECONCILIATION SUMMARY

================================================================================

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest
Less Deferred Interest
Less PPIS Reducing Scheduled Int
Plus Gross Advance Interest
Less ASER Interest Adv Reduction
Less Other Interest Not Advanced
Less Other Adjustment
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties
Yield Maintenance Penalties
Other Interest Proceeds
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Less Fees Paid to Servicer
Less Fee Strips Paid by Servicer
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances

Misc. Fees & Expenses
--------------------------------------------------------------------------------
Plus Trustee Fees Paid by Servicer
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses
--------------------------------------------------------------------------------
Total Interest Due Trust
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Total Interest Due Certs
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
--------------------------------------------------------------------------------
Current Scheduled Principal
Advanced Scheduled Principal
--------------------------------------------------------------------------------
Scheduled Principal
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
--------------------------------------------------------------------------------
Curtailments
Advanced Scheduled Principal
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
--------------------------------------------------------------------------------
Total Unscheduled Principal
--------------------------------------------------------------------------------
Remittance Principal
--------------------------------------------------------------------------------
Remittance P&I Due Trust
--------------------------------------------------------------------------------
Remittance P&I Due Certs
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool
Scheduled Principal
Unscheduled Principal

Deferred Interest
Liquidations
Repurchases
--------------------------------------------------------------------------------
Ending Pool
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
--------------------------------------------------------------------------------
Total Servicing Fees
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees

Reduced by Other Amounts
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee
--------------------------------------------------------------------------------
PPIS Due Certificate
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
--------------------------------------------------------------------------------
Ending Outstanding
--------------------------------------------------------------------------------

================================================================================

12/20/2005 - 16:17 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

           ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

============  ===============================================================================
                                         Delinquency Aging Categories
              -------------------------------------------------------------------------------
              Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months    Foreclosure       REO
Distribution  -------------------------------------------------------------------------------
    Date       #    Balance    #     Balance     #     Balance    #    Balance   #    Balance
============  ===============================================================================

01/12/06

============  ===============================================================================

============  =================================================
                         Special Event Categories (1)
              -------------------------------------------------
               Modifications  Specially Serviced    Bankruptcy
Distribution  -------------------------------------------------
    Date       #    Balance     #      Balance     #    Balance
============  =================================================

01/12/06

============  =================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
Appropriate Delinquency Aging Category.

12/20/2005 - 16:17 (MXXX-MXXX)(C)2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

           ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ========================================================================================================
              Ending Pool (1)   Payoffs (2)   Penalties   Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
Distribution  --------------------------------------------------------------------------------------------------------
    Date         #    Balance   #   Balance   #   Amount      #       Balance       #     Balance     #       Amount
============  ========================================================================================================

01/12/06

============  ========================================================================================================

============  ==================================
              Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------
    Date       Life   Amort.   Coupon     Remit
============  ==================================

01/12/06

============  ==================================

(1) Percentage based on pool as of cutoff.

(2) Percentage based on pool as of beginning of period.

12/20/2005 - 16:17 (MXXX-MXXX)(C)2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

===================   =================================   =====================   =====================
Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
===================   =================================   =====================   =====================

===================   =================================   =====================   =====================
                      CURRENT               0         0
                      CUMULATIVE
                                       ================

12/20/2005 - 16:17 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

                             DELINQUENT LOAN DETAIL

=================================================================================================================================
             Paid                 Outstanding   Out. Property                        Special
Disclosure   Thru   Current P&I       P&I         Protection        Advance          Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances     Description (1)   Transfer Date       Date         Date      Date
=================================================================================================================================

=================================================================================================================================

A.   P&I Advance - Loan in Grace Period

B.   P&I Advance - Late Payment but < 1 month delinq

1.   P&I Advance - Loan delinquent 1 month

2.   P&I Advance - Loan delinquent 2 months

3.   P&I Advance - Loan delinquent 3 months or More

4.   Matured Balloon/Assumed Scheduled Payment

5.   Prepaid in Full

6.   Specially Serviced

5.   Prepaid in Full

6.   Specially Serviced

7.   P&I Advance (Foreclosure)

9.   P&I Advance (REO)

9.   REO

10.  DPO

11.  Modification

** Outstanding P&I Advances include the current period P&I Advance

12/20/2005 - 16:17 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

                          MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES

======================================================================
                                                    Weighted Average
Current Scheduled   # of    Scheduled    % of     --------------------
    Balances        Loans    Balance    Balance   Term   Coupon   DSCR
======================================================================

======================================================================
                      0         0        0.00%
======================================================================

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

================================================================
                                                    Weighted Average
 Fully Amortizing   # of    Scheduled     % of    --------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   DSCR
======================================================================
                      0         0        0.00%
======================================================================

Minimum Remaining Term
Maximum Remaining Term

              DISTRIBUTION OF MORTGAGE INTEREST RATES

======================================================================
                                                    Weighted Average
 Current Mortgage   # of    Scheduled     % of    --------------------
   Interest Rate    Loans    Balance    Balance   Term   Coupon   DSCR
======================================================================

======================================================================
                      0         0        0.00%
======================================================================

Minimum Mortgage Interest Rate   10.0000%
Maximum Mortgage Interest Rate   10.0000%

               DISTRIBUTION OF REMAINING TERM (BALLOON)

======================================================================
                                                    Weighted Average
     Balloon         # of   Scheduled     % of    --------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   DSCR
======================================================================
      0 to  60
     61 to 120
    121 to 180
    181 to 240
    241 to 360
======================================================================
                      0         0        0.00%
======================================================================

Minimum Remaining Term   0
Maximum Remaining Term   0

12/20/2005 - 16:17 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date:
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2005-LC1                 Prior Payment:
                                                                    Next Payment:
                                                                    Record Date:

                             ABN AMRO ACCT: 723249.1

                          MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)

===================================================================
   Debt Service      # of   Scheduled    % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   DSCR
===================================================================

===================================================================
                      0         0        0.00%
===================================================================

Maximum DSCR   0.000
Minimum DSCR   0.000

                 DISTRIBUTION OF DSCR (CUTOFF)

===================================================================
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   DSCR
===================================================================

===================================================================
                      0         0        0.00%
===================================================================

Maximum DSCR   0.00
Minimum DSCR   0.00

                       GEOGRAPHIC DISTRIBUTION

=====================================================================
                       # of   Scheduled     % of
Geographic Location   Loans    Balance    Balance   WAMM   WAC   DSCR
=====================================================================

=====================================================================
                        0                  0.00%
=====================================================================

12/20/2005 - 16:17 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date:
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2005-LC1                 Prior Payment:
                                                                    Next Payment:
                                                                    Record Date:

                             ABN AMRO ACCT: 723249.1

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

================================================================================
                                  # of   Scheduled    % of
        Property Types           Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                   0         0         0.00%
================================================================================

                        DISTRIBUTION OF AMORTIZATION TYPE

================================================================================
                                  # of   Scheduled    % of
       Amortization Type         Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
================================================================================

                         DISTRIBUTION OF LOAN SEASONING

================================================================================
                                  # of   Scheduled    % of
        Number of Years          Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                   0         0         0.00%
================================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING

================================================================================
                                  # of   Scheduled    % of
             Year                Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================
             2003
             2004
             2005
             2006
             2007
             2008
             2009
             2010
             2011
             2012
             2013
         2014 & Longer
================================================================================
                                   0         0         0.00%
================================================================================

12/20/2005 - 16:17 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

                                LOAN LEVEL DETAIL

==============================================================================================================================
                                       Operating            Ending                      Spec.       Loan        Prepayment
Disclosure     Property                Statement Maturity Principal Note Scheduled Mod.  Serv ASER Status  -------------------
 Control # Grp   Type   State DSCR NOI    Date     Date    Balance  Rate    P&I    Flag  Flag Flag Code(1) Amount Penalty Date
==============================================================================================================================

==============================================================================================================================
                        W/Avg 0.00   0                            0              0                              0       0
==============================================================================================================================

*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Prepaid in Full

6. Specially Serviced

7. Foreclosure

8. Bankruptcy

9. REO

10. DPO

11. Modification

12/20/2005 - 16:17 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.        Statement Date: 01/12/2006
LaSalle Bank N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                   Prior Payment:         N/A
                                                                      Next Payment:   02/13/2006
                                                                      Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

                    SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================  ===========  =================  ==============================  ===============  ===============
                                        Balance                       Remaining Term
Disclosure  Transfer  Loan Status  -----------------  Note  Maturity  --------------  Property                     NOI
 Control #    Date      Code (1)   Scheduled  Actual  Rate    Date    Life    Amort.    Type    State  NOI  DSCR  Date
====================  ===========  =================  ==============================  ===============  ===============

====================  ===========  =================  ==============================  ===============  ===============

(1) Legend:

A.   P&I Adv - in Grace Period

B.   P&I Adv - < one month delinq

1.   P&I Adv - delinquent 1 month

2.   P&I Adv - delinquent 2 months

3.   P&I Adv - delinquent 3+ months

4.   Mat. Balloon/Assumed P&I

5.   Prepaid in Full

6.   Specially Serviced

7.   Foreclosure

8.   Bankruptcy

9.   REO

10.  DPO

11.  Modification

12/20/2005 - 16:17 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

          SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

================================================================================
Disclosure   Resolution
 Control #    Strategy                           Comments
--------------------------------------------------------------------------------

================================================================================

12/20/2005 - 16:17 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                    SERIES 2005-LC1                 Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

                              MODIFIED LOAN DETAIL

================================================================================
                             Cutoff    Modified
Disclosure   Modification   Maturity   Maturity            Modification
 Control #       Date         Date       Date               Description
--------------------------------------------------------------------------------

================================================================================

12/20/2005 - 16:17 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                  SERIES 2005-LC1                   Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                             ABN AMRO ACCT: 723249.1

                              REALIZED LOSS DETAIL

=============================================================================================================================
                                                                        Gross                                 Net
                                                                       Proceeds                            Proceeds
                                                                        as a %                              as a %
                                                 Beginning               of       Aggregate       Net         of
               Disclosure  Appraisal  Appraisal  Scheduled   Gross      Sched    Liquidation  Liquidation    Sched.  Realized
   Period       Control #    Date       Value     Balance   Proceeds  Principal   Expenses *   Proceeds     Balance    Loss
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                       0.00      0.00                   0.00         0.00                 0.00
CUMULATIVE                                          0.00      0.00                   0.00         0.00                 0.00
=============================================================================================================================

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

12/20/2005 - 16:17 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                MERRILL LYNCH MORTGAGE INVESTORS, INC.      Statement Date: 01/12/2006
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   01/12/2006
                                  SERIES 2005-LC1                   Prior Payment:         N/A
                                                                    Next Payment:   02/13/2006
                                                                    Record Date:    12/30/2005

                            ABN AMRO ACCT: 723249.1

                           APPRAISAL REDUCTION DETAIL

=====================  ================================  ===========================  ===============  ====  ===========
                                                                          Remaining
                                          Current                           Term                              Appraisal
Disclosure  Appraisal  Scheduled   ARA      P&I          Note  Maturity  -----------  Property               ----------
Control #   Red. Date   Balance   Amount  Advance  ASER  Rate    Date    Life Amort.    Type    State  DSCR  Value  Date
=====================  ================================  ===========================  ===============  ====  ===========

=====================  ================================  ===========================  ===============  ====  ===========

12/20/2005 - 16:17 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

   DATE      PRINCIPAL BALANCE
   ----      -----------------
12/1/2005      88,067,000.00
1/12/2006      88,067,000.00
2/12/2006      88,067,000.00
3/12/2006      88,067,000.00
4/12/2006      88,067,000.00
5/12/2006      88,067,000.00
6/12/2006      88,067,000.00
7/12/2006      88,067,000.00
8/12/2006      88,067,000.00
9/12/2006      88,067,000.00
10/12/2006     88,067,000.00
11/12/2006     88,067,000.00
12/12/2006     88,067,000.00
1/12/2007      88,067,000.00
2/12/2007      88,067,000.00
3/12/2007      88,067,000.00
4/12/2007      88,067,000.00
5/12/2007      88,067,000.00
6/12/2007      88,067,000.00
7/12/2007      88,067,000.00
8/12/2007      88,067,000.00
9/12/2007      88,067,000.00
10/12/2007     88,067,000.00
11/12/2007     88,067,000.00
12/12/2007     88,067,000.00
1/12/2008      88,067,000.00
2/12/2008      88,067,000.00
3/12/2008      88,067,000.00
4/12/2008      88,067,000.00
5/12/2008      88,067,000.00
6/12/2008      88,067,000.00
7/12/2008      88,067,000.00
8/12/2008      88,067,000.00
9/12/2008      88,067,000.00
10/12/2008     88,067,000.00
11/12/2008     88,067,000.00
12/12/2008     88,067,000.00
1/12/2009      88,067,000.00
2/12/2009      88,067,000.00
3/12/2009      88,067,000.00
4/12/2009      88,067,000.00
5/12/2009      88,067,000.00
6/12/2009      88,067,000.00
7/12/2009      88,067,000.00
8/12/2009      88,067,000.00
9/12/2009      88,067,000.00
10/12/2009     88,067,000.00
11/12/2009     88,067,000.00
12/12/2009     88,067,000.00
1/12/2010      88,067,000.00
2/12/2010      88,067,000.00
3/12/2010      88,067,000.00
4/12/2010      88,067,000.00
5/12/2010      88,067,000.00
6/12/2010      88,067,000.00
7/12/2010      88,067,000.00
8/12/2010      88,067,000.00
9/12/2010      88,067,000.00
10/12/2010     88,067,000.00
11/12/2010     88,066,616.30
12/12/2010     86,470,343.10
1/12/2011      84,963,379.83
2/12/2011      83,449,424.56
3/12/2011      81,420,580.38
4/12/2011      79,890,174.89
5/12/2011      78,183,913.15
6/12/2011      76,638,485.06
7/12/2011      74,917,617.56
8/12/2011      73,357,028.78
9/12/2011      71,789,198.03
10/12/2011     70,046,549.49
11/12/2011     68,463,352.11
12/12/2011     66,705,763.31
1/12/2012      65,107,058.02
2/12/2012      63,500,933.10
3/12/2012      61,554,751.89
4/12/2012      59,932,132.75
5/12/2012      58,136,216.00
6/12/2012      56,497,726.48
7/12/2012      54,686,379.70
8/12/2012      53,031,873.86
9/12/2012      51,369,688.25
10/12/2012     49,715,182.41
11/12/2012     48,281,601.28
12/12/2012     46,848,316.91
1/12/2013      45,421,738.38
2/12/2013      43,988,454.01
3/12/2013      42,127,544.86
4/12/2013      40,678,774.99
5/12/2013      39,083,400.78
6/12/2013      37,620,320.66
7/12/2013      36,011,032.54
8/12/2013      34,533,509.12
9/12/2013      33,049,039.70
10/12/2013     31,418,954.68
11/12/2013     29,919,843.08
12/12/2013     28,275,521.40
1/12/2014      26,761,631.48
2/12/2014      25,240,624.11
3/12/2014      23,300,107.75
4/12/2014      21,762,826.04
5/12/2014      20,081,391.39
6/12/2014      18,528,976.43
7/12/2014      16,832,827.65
8/12/2014      15,265,138.70
9/12/2014      13,690,078.66
10/12/2014     11,971,911.96
11/12/2014     10,381,367.34
12/12/2014      8,648,144.91
1/12/2015       7,041,971.72
2/12/2015       5,428,245.97
3/12/2015       3,403,589.11
4/12/2015       1,772,755.12
5/12/2015                 --

                                      E-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Merrill Lynch
Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series
2005-LC1, class A-1, class A-2, class A-3, class A-3FL, class A-1A, class A-SB, class A-4, class A-4FC, class AM, class AJ, class B, class C and class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                      F-1

     Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of
Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or
Euroclear would be valued instead as of the actual settlement date.

                                      F-2

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to
U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

          1.   from a non-U.S. holder that is classified as a corporation for
               U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly
               completed and executed IRS Form W-8BEN (or any successor form);

          2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is
               effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3.   from a non-U.S. holder that is classified as a partnership for
               U.S. federal income tax purposes, a duly completed and executed
               IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations)
               required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (i)  stating the name, permanent residence address and
                         qualified intermediary employer identification number
                         of the qualified intermediary and the country under the
                         laws of which the qualified intermediary is created,
                         incorporated or governed;

                    (ii) certifying that the qualified intermediary has
                         provided, or will provide, a withholding statement as
                         required under section 1.1441-1(e)(5)(v) of the U.S.
                         Treasury regulations;

                                      F-3

                    (iii) certifying that, with respect to accounts it
                         identifies on its withholding statement, the qualified
                         intermediary is not acting for its own account but is
                         acting as a qualified intermediary; and

                    (iv) providing any other information, certifications, or
                         statements that may be required by the IRS Form W-8IMY
                         or accompanying instructions in addition to, or in lieu
                         of, the information and certifications described in
                         section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                         U.S. Treasury regulations; or

               (b)  if the intermediary is not a qualified intermediary (a
                    "nonqualified intermediary"), a duly completed and executed
                    IRS Form W-8IMY (or any successor or substitute form):

                    (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the
                         laws of which the nonqualified intermediary is created,
                         incorporated or governed;

                    (ii) certifying that the nonqualified intermediary is not
                         acting for its own account;

                    (iii) certifying that the nonqualified intermediary has
                         provided, or will provide, a withholding statement that
                         is associated with the appropriate IRS Forms W-8 and
                         W-9 required to substantiate exemptions from
                         withholding on behalf of such nonqualified
                         intermediary's beneficial owners; and

                    (iv) providing any other information, certifications or
                         statements that may be required by the IRS Form W-8IMY
                         or accompanying instructions in addition to, or in lieu
                         of, the information, certifications, and statements
                         described in section 1.1441-1(e)(3)(iii) or (iv) of the
                         U.S. Treasury Regulations; or

          5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
               W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      F-4

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

          Our name is Merrill Lynch Mortgage Investors, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters.
We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF
DISTRIBUTION".

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                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o    mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

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          In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

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YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

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                  The date of this prospectus is July 12, 2005.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

          When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

          We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

          All documents that are subsequently filed for the related trust pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934,
as amended, prior to the termination of an offering of certificates by this

                                        2

prospectus, shall be deemed incorporated by reference into this prospectus. Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to Merrill Lynch
Mortgage Investors, Inc., 4 World Financial Center, 10th Floor, 250 Vesey
Street, New York, New York 10080, Attention: Secretary, or by telephone at
212-449-1000.

                                        3

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                              SUMMARY OF PROSPECTUS

          This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Merrill Lynch Mortgage Investors, Inc. We are a
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. See "MERRILL LYNCH MORTGAGE
                                 INVESTORS, INC."

THE SECURITIES BEING
   OFFERED....................   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "RATING".

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY
   BE ISSUED WITH OTHER
   CERTIFICATES...............   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the related trust, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be

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                                       -4-

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                                 responsible for establishing the trust relating
                                 to each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to that
                                 trust. In general, the trustee for a series of
                                 offered certificates will be responsible for,
                                 among other things, making payments and
                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o    a master servicer that will generally be
                                      responsible for performing customary
                                      servicing duties with respect to those
                                      mortgage loans that are not defaulted,
                                      nonperforming or otherwise problematic in
                                      any material respect, and

                                 o    a special servicer that will generally be
                                      responsible for servicing and
                                      administering those mortgage loans that
                                      are defaulted, nonperforming or otherwise
                                      problematic in any material respect and
                                      real estate assets acquired as part of the
                                      related trust with respect to defaulted
                                      mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "DESCRIPTION OF THE GOVERNING DOCUMENTS".

CHARACTERISTICS OF THE
   MORTGAGE ASSETS............   The trust assets with respect to any series of
                                 offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

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                                       -5-

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                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

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                                       -6-

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                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. See "DESCRIPTION OF THE TRUST
                                 ASSETS--Mortgage Loans".

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                                       -7-

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                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 See "DESCRIPTION OF THE TRUST
                                 ASSETS--Mortgage-Backed Securities".

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or exceed
                                 the initial total outstanding principal balance
                                 of the related series of certificates. In the
                                 event that the total outstanding principal
                                 balance of the related mortgage assets
                                 initially delivered by us to the related
                                 trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for the
                                 deposit of cash or liquid investments on an
                                 interim basis with the related trustee to cover
                                 the shortfall. For 90 days following the date
                                 of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments if
                                 we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall
                                 within that 90-day period, any of the cash or,
                                 following liquidation, investments remaining on
                                 deposit with the related trustee will be used
                                 by the related trustee to pay down the total
                                 principal balance of the related series of
                                 certificates, as described in the related
                                 prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE
   ASSETS ....................   If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

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                                       -8-

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                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required, to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 loans or mortgage-backed securities that--

                                 o    conform to the description of mortgage
                                      assets in this prospectus, and

                                 o    satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current rating assigned by any rating
                                 agency to any class of affected offered
                                 certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus supplement,
                                 a certificateholder of a series of certificates
                                 that includes offered certificates may exchange
                                 the certificates it holds for one or more of
                                 the mortgage loans or mortgage-backed
                                 securities constituting part of the mortgage
                                 pool underlying those certificates.

CHARACTERISTICS OF THE OFFERED
   CERTIFICATES...............   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, variable or
                                      adjustable pass-through rate;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related mortgage assets;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

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                                       -9-

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                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related mortgage assets;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      mortgage assets.

                                 Any class of offered certificates may be senior
                                 or subordinate to one or more other classes of
                                 certificates of the same series, including a
                                 non-offered class of certificates of that
                                 series, for purposes of some or all payments
                                 and/or allocations of losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See "DESCRIPTION
                                 OF THE CERTIFICATES".

CREDIT SUPPORT AND
   REINVESTMENT, INTEREST RATE
   AND CURRENCY-RELATED
   PROTECTION FOR THE OFFERED
   CERTIFICATES...............   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates in the related prospectus
                                 supplement.

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                                      -10-

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                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements,
                                      interest rate cap or floor agreements, or
                                      other agreements and arrangements designed
                                      to reduce the effects of interest rate
                                      fluctuations on the related mortgage
                                      assets or on one or more classes of those
                                      offered certificates; or

                                 o    currency exchange agreements or other
                                      agreements and arrangements designed to
                                      reduce the effects of currency exchange
                                      rate fluctuations with respect to the
                                      related mortgage assets and one or more
                                      classes of those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "RISK FACTORS", "DESCRIPTION OF THE TRUST
                                 ASSETS" and "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES WITH RESPECT TO THE
   MORTGAGE ASSETS............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person may
                                 be obligated to make, or may have the option of
                                 making, advances with respect to those mortgage
                                 loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest

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                                      -11-

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                                 on its advances for a specified period. See
                                 "DESCRIPTION OF THE CERTIFICATES--Advances".

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets in any particular
                                      trust, thereby resulting in a termination
                                      of the trust, or

                                 o    that portion of the mortgage assets in any
                                      particular trust as is necessary or
                                      sufficient to retire one or more classes
                                      of offered certificates of the related
                                      series.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Termination".

FEDERAL INCOME TAX
   CONSEQUENCES...............   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See  "FEDERAL INCOME TAX CONSEQUENCES".

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you should review with your legal advisor
                                 whether the purchase or holding of offered
                                 certificates could give rise to a transaction
                                 that is prohibited or is not otherwise
                                 permissible under applicable law. See "ERISA
                                 CONSIDERATIONS".

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will

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                                      -12-

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                                 specify in the related prospectus supplement
                                 which classes of the offered certificates, if
                                 any, will constitute mortgage related
                                 securities for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984, as
                                 amended. See "LEGAL INVESTMENT".

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                                      -13-

                                  RISK FACTORS

          YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET
FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING
WHETHER TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

          The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

          WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION
THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE
LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR
OFFERED CERTIFICATES.

          We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

          Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

          If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF COMMERCIAL MORTGAGE-BACKED SECURITIES GENERALLY

          The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

          The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

          The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

          o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -14-

          o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

          o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by
               income-producing properties, and

          o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

          If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

          The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which will be senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

          The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" and
"DESCRIPTION OF CREDIT SUPPORT". If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

          Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

          Disproportionate Benefits May Be Given to Some Classes and Series to
the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

                                      -15-

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

          The Terms of the Underlying Mortgage Loans Will Affect Payments on
Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

          In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

          o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

          o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

          The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

          The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

          o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

          o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

          The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

          Prepayments on the Underlying Mortgage Loans Will Affect the Average
Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments
May Be Highly Unpredictable. Payments of

                                      -16-

principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

          The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

          o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

          o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

          We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

          Prepayments on the Underlying Mortgage Loans Will Affect the Yield on
Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

          Delinquencies, Defaults and Losses on the Underlying Mortgage Loans
May Affect the Amount and Timing of Payments on Your Offered Certificates; and
the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

                                      -17-

          Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

          If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

          See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

          There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

          o    the fair market value and condition of the underlying real property;

          o    the level of interest rates;

          o    the borrower's equity in the underlying real property;

          o    the borrower's financial condition;

          o    occupancy levels at or near the time of refinancing;

          o    the operating history of the underlying real property;

          o    changes in zoning and tax laws;

          o    changes in competition in the relevant geographic area;

          o    changes in rental rates in the relevant geographic area;

          o    changes in governmental regulation and fiscal policy;

          o    prevailing general and regional economic conditions;

          o    the state of the fixed income and mortgage markets; and

          o    the availability of credit for multifamily rental or commercial properties.

                                      -18-

          See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

          Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

          The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

          Most of the Mortgage Loans Underlying Your Offered Certificates Will
Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

          In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

          o    the sufficiency of the net operating income of the applicable real property;

          o    the market value of the applicable real property at or prior to maturity; and

          o    the ability of the related borrower to refinance or sell the applicable real property.

          In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

          Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

          The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

                                      -19-

          Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

          o    the age, design and construction quality of the property;

          o    perceptions regarding the safety, convenience and attractiveness of the property;

          o    the characteristics of the neighborhood where the property is located;

          o    the proximity and attractiveness of competing properties;

          o    the existence and construction of competing properties;

          o    the adequacy of the property's management and maintenance;

          o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

          o    local real estate conditions, including an increase in or
               oversupply of comparable commercial or residential space;

          o    demographic factors;

          o    customer tastes and preferences;

          o    retroactive changes in building codes; and

          o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

          Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

          o    an increase in interest rates, real estate taxes and other operating expenses;

          o    an increase in the capital expenditures needed to maintain the property or make improvements;

          o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

          o    an increase in vacancy rates;

          o    a decline in rental rates as leases are renewed or replaced; and

          o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots.

                                      -20-

          The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

          o    the length of tenant leases;

          o    the creditworthiness of tenants;

          o    the rental rates at which leases are renewed or replaced;

          o    the percentage of total property expenses in relation to revenue;

          o    the ratio of fixed operating expenses to those that vary with revenues; and

          o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

          The Successful Operation of a Multifamily or Commercial Property
Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

          o    to pay for maintenance and other operating expenses associated with the property;

          o    to fund repairs, replacements and capital improvements at the property; and

          o    to service mortgage loans secured by, and any other debt
               obligations associated with operating, the property.

          Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

          o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing
               operations;

          o    an increase in tenant payment defaults;

          o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

          o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

          o    a decline in the financial condition of a major or sole tenant.

                                      -21-

          Various factors that will affect the operation and value of a commercial property include:

          o    the business operated by the tenants;

          o    the creditworthiness of the tenants; and

          o    the number of tenants.

          Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

          An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

          Tenant Bankruptcy Adversely Affects Property Performance. The
bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

          o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

          o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

          The Success of an Income-Producing Property Depends on Reletting
Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

          If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                      -22-

          Property Value May Be Adversely Affected Even When Current Operating
Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

          o    changes in interest rates;

          o    the availability of refinancing sources;

          o    changes in governmental regulations, licensing or fiscal policy;

          o    changes in zoning or tax laws; and

          o    potential environmental or other legal liabilities.

          Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

          o    responding to changes in the local market;

          o    planning and implementing the rental structure, including
               staggering durations of leases and establishing levels of rent payments;

          o    operating the property and providing building services;

          o    managing operating expenses; and

          o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

          Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

          By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

          o    maintain or improve occupancy rates, business and cash flow,

          o    reduce operating and repair costs, and

          o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

          Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover

                                      -23-

the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

          Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

          o    rental rates;

          o    location;

          o    type of business or services and amenities offered; and

          o    nature and condition of the particular property.

          The profitability and value of an income-producing property may be adversely affected by a comparable property that:

          o    offers lower rents;

          o    has lower operating costs;

          o    offers a more favorable location; or

          o    offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

          Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

          o    Health care related facilities and casinos are subject to
               significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

          o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant
               relationships.

          o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the
               transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

          o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and
               self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

                                      -24-

          o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

          o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

          o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

          o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

          Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates".

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

          A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

          o    the operation of all of the related real properties, and

          o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

          Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

                                      -25-

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

          If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

          o    any adverse economic developments that occur in the locale, state or region where the properties are located;

          o    changes in the real estate market where the properties are located;

          o    changes in governmental rules and fiscal policies in the
               governmental jurisdiction where the properties are located; and

          o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

          The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

          If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

          In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

          Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

          Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

          Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                      -26-

          The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing".

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

          Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

          In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

          A bankruptcy court also may:

          o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

          o    reduce monthly payments due under a mortgage loan;

          o    change the rate of interest due on a mortgage loan; or

          o    otherwise alter a mortgage loan's repayment schedule.

          Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

          Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

          As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

                                      -27-

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

          One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

          o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

          o    any rental income based on the net profits of a tenant or
               sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

          There can be no assurance--

          o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

          o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

          o    that the results of the environmental testing were accurately evaluated in all cases;

          o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have
               conducted testing at the related real properties; or

          o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

          Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

          In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

          o    tenants at the property, such as gasoline stations or dry
               cleaners, or

          o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

                                      -28-

          Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

          The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

          o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

          o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

          Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of
1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

          Federal law requires owners of residential housing constructed prior to 1978--

          o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

          o    to deliver to potential residents or purchasers a United States
               Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

          Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

                                      -29-

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

          Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

          o    the bankrupt party--

               1.   was insolvent at the time of granting the lien,

               2.   was rendered insolvent by the granting of the lien,

               3.   was left with inadequate capital, or

               4.   was not able to pay its debts as they matured; and

          o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

          Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

          Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

          o    the related real property, or

          o    a majority ownership interest in the related borrower.

          We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

          The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

          o    the default is deemed to be immaterial,

                                      -30-

          o    the exercise of those remedies would be inequitable or unjust, or

          o    the circumstances would render the acceleration unconscionable.

          Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws".

          Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

          o    war,

          o    revolution,

          o    governmental actions,

          o    floods and other water-related causes,

          o    earth movement, including earthquakes, landslides and mudflows,

          o    wet or dry rot,

          o    mold,

          o    vermin, and

          o    domestic animals.

                                      -31-

          Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

          Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

          In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

          In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

          Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

          Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In

                                      -32-

addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

          Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

          The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

          o    breach of contract involving a tenant, a supplier or other party;

          o    negligence resulting in a personal injury, or

          o    responsibility for an environmental problem.

          Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

          Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

          You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs".

          Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

          o    generally will not be reduced by losses from other activities,

                                      -33-

          o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

          o    for a foreign holder, will not qualify for any exemption from withholding tax.

          Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

          o    individuals,

          o    estates,

          o    trusts beneficially owned by any individual or estate, and

          o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

          In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

          o    a foreign person under the Internal Revenue Code of 1986, or

          o    a U.S. Person that is classified as a partnership under the
               Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. Persons, or

          o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person.

          See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of
REMIC Residual Certificates".

PROBLEMS WITH BOOK-ENTRY REGISTRATION

          Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

          o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

          o    you may have only limited access to information regarding your offered certificates;

          o    you may suffer delays in the receipt of payments on your offered certificates; and

          o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those
               certificates.

          See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates".

                                      -34-

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

          The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

          In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

          In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

          Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

          It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

          As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

          From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus.

                                      -35-

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

          We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

          o    various types of multifamily and/or commercial mortgage loans;

          o    mortgage participations, pass-through certificates,
               collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

          o    a combination of mortgage loans and mortgage-backed securities of the types described above.

          We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

          Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

          Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

          General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

          o    rental or cooperatively-owned buildings with multiple dwelling units;

          o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

          o    retail properties related to providing entertainment,
               recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

          o    office properties;

          o    hospitality properties, such as hotels, motels and other lodging facilities;

          o    casino properties;

          o    health care related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

                                      -36-

          o    industrial properties;

          o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

          o    restaurants, taverns and other establishments involved in the food and beverage industry;

          o    manufactured housing communities, mobile home parks and
               recreational vehicle parks;

          o    recreational and resort properties, such as golf courses,
               marinas, ski resorts and amusement parks;

          o    arenas and stadiums;

          o    churches and other religious facilities;

          o    parking lots and garages;

          o    mixed use properties;

          o    other income-producing properties; and

          o    unimproved land.

          The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

          o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

          o    an estate for years, which consists of ownership of the property for a specified period of years,

          o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

          o    shares in a cooperative corporation which owns the property, or

          o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

          Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                      -37-

          If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

          o    first, to the payment of court costs and fees in connection with the foreclosure,

          o    second, to the payment of real estate taxes, and

          o    third, to the payment of any and all principal, interest,
               prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

          If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

          o    the period of the delinquency,

          o    any forbearance arrangement then in effect,

          o    the condition of the related real property, and

          o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

          A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with
Respect to Commercial and Multifamily Mortgage Loans", the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

          Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

          o    the physical attributes of the property, such as its age,
               appearance, amenities and construction quality;

          o    the types of services or amenities offered at the property;

          o    the location of the property;

                                      -38-

          o    the characteristics of the surrounding neighborhood, which may change over time;

          o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

          o    the ability of management to provide adequate maintenance and insurance;

          o    the property's reputation;

          o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

          o    the existence or construction of competing or alternative
               residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

          o    the ability of management to respond to competition;

          o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or
               personnel from a local military base;

          o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

          o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in
               occupancy levels;

          o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

          o    the extent to which the property is subject to land use
               restrictive covenants or contractual covenants that require that units be rented to low income tenants;

          o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital
               expenditures, may increase; and

          o    the extent to which increases in operating costs may be passed through to tenants.

          Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

          Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

          o    require written leases;

          o    require good cause for eviction;

                                      -39-

          o    require disclosure of fees;

          o    prohibit unreasonable rules;

          o    prohibit retaliatory evictions;

          o    prohibit restrictions on a resident's choice of unit vendors;

          o    limit the bases on which a landlord may increase rent; or

          o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

          Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

          Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

          o    fixed percentages,

          o    percentages of increases in the consumer price index,

          o    increases set or approved by a governmental agency, or

          o    increases determined through mediation or binding arbitration.

          In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

          Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

          Some mortgage loans underlying the offered certificates will be secured by--

          o    the related borrower's interest in multiple units in a
               residential condominium project, and

          o    the related voting rights in the owners' association for the project.

          Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with

                                      -40-

respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

          Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

          A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

          o    mortgage loan payments,

          o    real property taxes,

          o    maintenance expenses, and

          o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

          A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

          o    maintenance payments from the tenant/shareholders, and

          o    any rental income from units or commercial space that the
               cooperative corporation might control.

          A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

          o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

          o    the possibility that, upon foreclosure, if the
               cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and
               tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

                                      -41-

          In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

          Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

          Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

          o    shopping centers,

          o    factory outlet centers,

          o    malls,

          o    automotive sales and service centers,

          o    consumer oriented businesses,

          o    department stores,

          o    grocery stores,

          o    convenience stores,

          o    specialty shops,

          o    gas stations,

          o    movie theaters,

          o    fitness centers,

          o    bowling alleys,

          o    salons, and

                                      -42-

          o    dry cleaners.

          Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

          o    lower rents,

          o    grant a potential tenant a free rent or reduced rent period,

          o    improve the condition of the property generally, or

          o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

          A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

          o    competition from other retail properties;

          o    perceptions regarding the safety, convenience and attractiveness of the property;

          o    perceptions regarding the safety of the surrounding area;

          o    demographics of the surrounding area;

          o    the strength and stability of the local, regional and national economies;

          o    traffic patterns and access to major thoroughfares;

          o    the visibility of the property;

          o    availability of parking;

          o    the particular mixture of the goods and services offered at the property;

          o    customer tastes, preferences and spending patterns; and

          o    the drawing power of other tenants.

          The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

          Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if

                                      -43-

vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

          The presence or absence of an anchor tenant or a shadow anchor in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. A shadow anchor is usually significantly larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the property, but not on the property, so as to influence and attract potential customers. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, if an anchor store that was part of the mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. In addition, in the event that a shadow anchor fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to a mortgaged property, customer traffic at the mortgaged property may be substantially reduced.

          Various factors will adversely affect the economic performance of an anchored retail property, including:

          o    an anchor tenant's failure to renew its lease;

          o    termination of an anchor tenant's lease;

          o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

          o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

          o    a loss of an anchor tenant's ability to attract shoppers.

          Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

          o    factory outlet centers;

          o    discount shopping centers and clubs;

          o    catalogue retailers;

          o    television shopping networks and programs;

          o    internet web sites; and

          o    telemarketing.

                                      -44-

          Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

          Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

          Office Properties. Factors affecting the value and operation of an office property include:

          o    the number and quality of the tenants, particularly significant tenants, at the property;

          o    the physical attributes of the building in relation to competing buildings;

          o    the location of the property with respect to the central business district or population centers;

          o    demographic trends within the metropolitan area to move away from or towards the central business district;

          o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

          o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

          o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

          o    the quality and philosophy of building management;

          o    access to mass transportation; and

          o    changes in zoning laws.

          Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

          Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

          o    rental rates;

          o    the building's age, condition and design, including floor sizes and layout;

          o    access to public transportation and availability of parking; and

          o    amenities offered to its tenants, including sophisticated
               building systems, such as fiber optic cables, satellite
               communications or other base building technological features.

          The cost of refitting office space for a new tenant is often higher than for other property types.

                                      -45-

          The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

          o    the cost and quality of labor;

          o    tax incentives; and

          o    quality of life considerations, such as schools and cultural amenities.

          The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

          Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

          o    full service hotels;

          o    resort hotels with many amenities;

          o    limited service hotels;

          o    hotels and motels associated with national or regional franchise chains;

          o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

          o    other lodging facilities.

          Factors affecting the economic performance of a hospitality property include:

          o    the location of the property and its proximity to major
               population centers or attractions;

          o    the seasonal nature of business at the property;

          o    the level of room rates relative to those charged by competitors;

          o    quality and perception of the franchise affiliation, if any;

          o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

          o    the existence or construction of competing hospitality
               properties;

          o    nature and quality of the services and facilities;

          o    financial strength and capabilities of the owner and operator;

          o    the need for continuing expenditures for modernizing,
               refurbishing and maintaining existing facilities;

          o    increases in operating costs, which may not be offset by
               increased room rates;

                                      -46-

          o    the property's dependence on business and commercial travelers and tourism;

          o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

          o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

          Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

          Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

          The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

          o    the continued existence and financial strength of the franchisor;

          o    the public perception of the franchise service mark; and

          o    the duration of the franchise licensing agreement.

          The transferability of franchise license agreements may be restricted.
The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

                                      -47-

          Casino Properties. Factors affecting the economic performance of a casino property include:

          o    location, including proximity to or easy access from major population centers;

          o    appearance;

          o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

          o    the existence or construction of competing casinos;

          o    dependence on tourism; and

          o    local or state governmental regulation.

          Competition among major casinos may involve attracting patrons by--

          o    providing alternate forms of entertainment, such as performers and sporting events, and

          o    offering low-priced or free food and lodging.

          Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

          Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

          The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

          Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

          The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

          Health Care Related Properties. Health care related properties include:

          o    hospitals;

          o    medical offices;

          o    skilled nursing facilities;

          o    nursing homes;

          o    congregate care facilities; and

                                      -48-

          o    in some cases, assisted living centers and housing for seniors.

          Health care related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

          o    statutory and regulatory changes;

          o    retroactive rate adjustments;

          o    administrative rulings;

          o    policy interpretations;

          o    delays by fiscal intermediaries; and

          o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

          Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

          o    federal and state licensing requirements;

          o    facility inspections;

          o    rate setting;

          o    reimbursement policies; and

          o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

          Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

                                      -49-

          Health care related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

          Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

          The value and operation of an industrial property depends on:

          o    location of the property, the desirability of which in a
               particular instance may depend on--

                    1.   availability of labor services,

                    2.   proximity to supply sources and customers, and

                    3.   accessibility to various modes of transportation and
                         shipping, including railways, roadways, airline
                         terminals and ports;

          o    building design of the property, the desirability of which in a particular instance may depend on--

                    1.   ceiling heights,

                    2.   column spacing,

                    3.   number and depth of loading bays,

                    4.   divisibility,

                    5.   floor loading capacities,

                    6.   truck turning radius,

                    7.   overall functionality, and

                    8.   adaptability of the property, because industrial
                         tenants often need space that is acceptable for highly
                         specialized activities; and

          o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant
               concentrations.

          Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.
This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

          Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-

                                      -50-

warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

          Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

          o    building design,

          o    location and visibility,

          o    tenant privacy,

          o    efficient access to the property,

          o    proximity to potential users, including apartment complexes or commercial users,

          o    services provided at the property, such as security,

          o    age and appearance of the improvements, and

          o    quality of management.

          In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

          Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

          o    competition from facilities having businesses similar to a particular restaurant or tavern;

          o    perceptions by prospective customers of safety, convenience, services and attractiveness;

          o    the cost, quality and availability of food and beverage products;

          o    negative publicity, resulting from instances of food
               contamination, food-borne illness and similar events;

          o    changes in demographics, consumer habits and traffic patterns;

          o    the ability to provide or contract for capable management; and

          o    retroactive changes to building codes, similar ordinances and other legal requirements.

          Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses

                                      -51-

to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

          The food and beverage service industry is highly competitive. The principal means of competition are--

          o    market segment,

          o    product,

          o    price,

          o    value,

          o    quality,

          o    service,

          o    convenience,

          o    location, and

          o    the nature and condition of the restaurant facility.

          A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

          o    lower operating costs,

          o    more favorable locations,

          o    more effective marketing,

          o    more efficient operations, or

          o    better facilities.

          The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

          Factors affecting the success of a regionally- or nationally-known chain restaurant include:

          o    actions and omissions of any franchisor, including management practices that--

               1.   adversely affect the nature of the business, or

               2.   require renovation, refurbishment, expansion or other
                    expenditures;

                                      -52-

          o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

          o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

          Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

          Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

          Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

          Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

          o    location of the manufactured housing property;

          o    the ability of management to provide adequate maintenance and insurance;

          o    the number of comparable competing properties in the local market;

          o    the age, appearance and reputation of the property;

          o    the quality of management; and

                                      -53-

          o    the types of facilities and services it provides.

          Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

          o    multifamily rental properties,

          o    cooperatively-owned apartment buildings,

          o    condominium complexes, and

          o    single-family residential developments.

          Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

          Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

          Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

          In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

          o    fixed percentages,

          o    percentages of increases in the consumer price index,

          o    increases set or approved by a governmental agency, or

          o    increases determined through mediation or binding arbitration.

          In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

                                      -54-

          Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

          o    the location and appearance of the property;

          o    the appeal of the recreational activities offered;

          o    the existence or construction of competing properties, whether are not they offer the same activities;

          o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

          o    geographic location and dependence on tourism;

          o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional
               highways and similar factors;

          o    seasonality of the business, which may cause periodic
               fluctuations in operating revenues and expenses;

          o    sensitivity to weather and climate changes; and

          o    local, regional and national economic conditions.

          A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

          Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

          Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

          Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

          o    sporting events;

          o    musical events;

          o    theatrical events;

          o    animal shows; and/or

          o    circuses.

          The ability to attract patrons is dependent on, among others, the following factors:

                                      -55-

          o    the appeal of the particular event;

          o    the cost of admission;

          o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

          o    perceptions by prospective patrons of the safety of the
               surrounding area; and

          o    the alternative forms of entertainment available in the
               particular locale.

          In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

          Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

          Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

          Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

          o    the number of rentable parking spaces and rates charged;

          o    the location of the lot or garage and, in particular, its
               proximity to places where large numbers of people work, shop or live;

          o    the amount of alternative parking spaces in the area;

          o    the availability of mass transit; and

          o    the perceptions of the safety, convenience and services of the lot or garage.

          Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

          o    its location,

          o    its size,

          o    the surrounding neighborhood, and

          o    local zoning laws.

                                      -56-

          Default and Loss Considerations with Respect to Commercial and
Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

          o    the successful operation of the property, and

          o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

          The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.
In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

          o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

          o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

          The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

          o    make the loan payments on the related mortgage loan,

          o    cover operating expenses, and

          o    fund capital improvements at any given time.

          Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

          o    some health care related facilities,

          o    hotels and motels,

          o    recreational vehicle parks, and

          o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

          o    warehouses,

                                      -57-

          o    retail stores,

          o    office buildings, and

          o    industrial facilities.

          Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

          Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

          o    increases in energy costs and labor costs;

          o    increases in interest rates and real estate tax rates; and

          o    changes in governmental rules, regulations and fiscal policies.

          Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

          Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

          o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

          o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

          A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

          o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

          o    the lender has greater protection against loss on liquidation following a borrower default.

                                      -58-

          Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

          o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the
               appraisal;

          o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

          o    the income capitalization method, which takes into account the property's projected net cash flow; or

          o    a selection from the values derived from the foregoing methods.

          Each of these appraisal methods presents analytical difficulties. For example--

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value; and

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate and discount rate.

          If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

          The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

          We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

          See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage
Loan Depends on the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There is No Assurance".

          Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

          o    an original term to maturity of not more than approximately 40 years; and

                                      -59-

          o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

          A mortgage loan included in one of our trusts may also include terms that:

          o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

          o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an
               adjustable to a fixed interest rate or from a fixed to an
               adjustable interest rate;

          o    provide for no accrual of interest;

          o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

          o    be fully amortizing or, alternatively, may be partially
               amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

          o    permit the negative amortization or deferral of accrued interest;

          o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

          o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

          Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

          o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

          o    the type or types of property that provide security for repayment of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

          o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

          o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

                                      -60-

          o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

          o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

          o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

          o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

          If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

          o    more general information in the related prospectus supplement,
               and

          o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

          If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

          The mortgage-backed securities underlying a series of offered certificates may include:

          o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

          o    certificates issued and/or insured or guaranteed by Freddie Mac,
               Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

          In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

          Each mortgage-backed security included in one of our trusts--

          o    will have been registered under the Securities Act of 1933, as amended, or

          o    will be exempt from the registration requirements of that Act, or will have been held for at least the holding period specified in
               Rule 144(k) under that Act, or

          o    may otherwise be resold by us publicly without registration under that Act.

                                      -61-

          We will describe in the related prospectus supplement the
characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

          o    the initial and outstanding principal amount(s) and type of the securities;

          o    the original and remaining term(s) to stated maturity of the securities;

          o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

          o    the payment characteristics of the securities;

          o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

          o    a description of the related credit support, if any;

          o    the type of mortgage loans underlying the securities;

          o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

          o    the terms and conditions for substituting mortgage loans backing the securities; and

          o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

          With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

          If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

          o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

          o    other mortgage loans or mortgage-backed securities that--

               1.   conform to the description of mortgage assets in this
                    prospectus, and

               2.   satisfy the criteria set forth in the related prospectus
                    supplement.

          If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

               1.   conform to the description of mortgage assets in this
                    prospectus, and

                                      -62-

               2.   satisfy the criteria set forth in the related prospectus
                    supplement.

          No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

          Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

          In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.
For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall within that 90-day period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

          The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

          The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.
The types of credit support that may benefit the holders of a class of offered certificates include:

          o    the subordination or one or more other classes of certificates of the same series;

          o    a letter of credit;

          o    a surety bond;

          o    an insurance policy;

          o    a guarantee;

          o    a credit derivative; and/or

                                      -63-

          o    a reserve fund.

          In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

          The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

          o    interest rate exchange agreements;

          o    interest rate cap agreements;

          o    interest rate floor agreements;

          o    currency exchange agreements; or

          o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

          In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

          The yield on your offered certificates will depend on--

          o    the price you paid for your offered certificates,

          o    the pass-through rate on your offered certificates, and

          o    the amount and timing of payments on your offered certificates.

          The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

          A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing

                                      -64-

offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

          There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

          The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

          o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

          o    the dates on which any balloon payments are due; and

          o    the rate of principal prepayments on the mortgage loans,
               including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

          Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

          The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

          o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

          o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

          If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

                                      -65-

          If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

          o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

          o    equal the total principal balance of one or more of the other classes of certificates of the same series.

          Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

          o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

          o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

          The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

          o    the availability of mortgage credit;

          o    the relative economic vitality of the area in which the related real properties are located;

          o    the quality of management of the related real properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

          In general, those factors that increase--

          o    the attractiveness of selling or refinancing a commercial or multifamily property, or

          o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

          The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

          o    prepayment lock-out periods, and

          o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

                                      -66-

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

          The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

          o    to convert to a fixed rate loan and thereby lock in that rate, or

          o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

          Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

          o    realize its equity in the property,

          o    meet cash flow needs or

          o    make other investments.

          Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to--

          o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

          o    the relative importance of those factors,

          o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

          o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

          The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

          The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

          o    scheduled amortization, or

                                      -67-

          o    prepayments, including--

               1.   voluntary prepayments by borrowers, and

               2.   involuntary prepayments resulting from liquidations,
                    casualties or condemnations and purchases of mortgage loans out of the related trust.

          Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

          Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

          In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

          o    the projected weighted average life of each class of those offered certificates with principal balances, and

          o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates, based on the assumptions stated in that
               prospectus supplement, including assumptions regarding
               prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

          Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

          o    to refinance the loan, or

          o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

                                      -68-

          o    the bankruptcy of the borrower, or

          o    adverse economic conditions in the market where the related real property is located.

          In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

          Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

          o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

          o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

          o    provides for constant scheduled payments regardless of
               adjustments to its mortgage interest rate.

          Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

          The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

          The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

          During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

                                      -69-

          Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

          o    the number of foreclosures with respect to the underlying
               mortgage loans; and

          o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

          Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

          Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

          The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

          o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

          o    the establishment of a priority of payments among classes of certificates.

          If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

          Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

          o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

          o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

          o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

          o    any other amounts described in the related prospectus supplement.

          The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                                      -70-

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

          We were incorporated in Delaware on June 13, 1986. We were organized, among other things, for the purposes of:

          o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

          o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan
               agreements, evidencing those interests with pass-through
               certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or
               manufactured housing conditional sales contracts and loan
               agreements acquired and sold and taking certain other actions with respect thereto; and

          o    acting as settlor or depositor of trusts formed to issue series of bonds secured by mortgage obligations, pass-through
               certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan
               agreements and investing in or selling beneficial interests in the same.

Our principal executive offices are located at 4 World Financial Center, 10th
Floor, 250 Vesey Street, New York, New York 10080. Our telephone number is
212-449-1000. There can be no assurance that at any particular time we will have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

          A series of certificates consists of all those certificates that--

          o    have the same series designation;

          o    were issued under the same Governing Document; and

          o    represent beneficial ownership interests in the same trust.

          A class of certificates consists of all those certificates of a particular series that--

          o    have the same class designation; and

          o    have the same payment terms.

                                      -71-

          The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

          o    a stated principal amount, which will be represented by its principal balance;

          o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

          o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

          o    payments of principal, with disproportionate, nominal or no payments of interest;

          o    payments of interest, with disproportionate, nominal or no payments of principal;

          o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
               outstanding on one or more other classes of certificates of the same series;

          o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

               1.   faster and, in some cases, substantially faster, or

               2.   slower and, in some cases, substantially slower, than the
                    rate at which payments or other collections of principal are received on the related mortgage assets;

          o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
               methodology; or

          o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

          Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

          A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

          Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable

                                      -72-

in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

          General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

          o    the periodic payment date for that series, and

          o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

          All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

          o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring
               instructions no later than the applicable record date and has satisfied any other conditions specified in the related
               prospectus supplement, or

          o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

          In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

          Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

          The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

          Interest may accrue with respect to any offered certificate on the basis of:

          o    a 360-day year consisting of 12 30-day months,

          o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

          o    the actual number of days elapsed during each relevant period in a normal calendar year, or

          o    any other method identified in the related prospectus supplement.

                                      -73-

          We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

          Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

          If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

          o    based on the principal balances of some or all of the related mortgage assets; or

          o    equal to the total principal balances of one or more other classes of certificates of the same series.

          Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

          We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

          Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

          The total outstanding principal balance of any class of offered certificates will be reduced by--

          o    payments of principal actually made to the holders of that class,
               and

          o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

          A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

          We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

          Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

                                      -74-

          The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

          o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

          o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

          o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

          o    any other amounts described in the related prospectus supplement.

          We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

          If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

          o    by reducing the entitlements to interest and/or the total
               principal balances of one or more of those classes; and/or

          o    by establishing a priority of payments among those classes.

          See "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES

          If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

          o    delinquent payments of principal and/or interest, other than balloon payments,

          o    property protection expenses,

          o    other servicing expenses, or

          o    any other items specified in the related prospectus supplement.

          If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

                                      -75-

          Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

          o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

          o    any other specific sources identified in the related prospectus supplement.

          If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

          o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

          o    at any other times and from any sources as we may describe in the related prospectus supplement.

          If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

          On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

          o    the payments made on that payment date with respect to the applicable class of offered certificates, and

          o    the recent performance of the mortgage assets.

          Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

          o    that calendar year, or

          o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

          If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

                                      -76-

VOTING RIGHTS

          Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

          o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING
               DOCUMENTS--Amendment", or

          o    as otherwise specified in this prospectus or in the related prospectus supplement.

          As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

          The trust for each series of offered certificates will terminate and cease to exist following:

          o    the final payment or other liquidation of the last mortgage asset in that trust; and

          o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

          Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

          If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

          If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

          In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

                                      -77-

BOOK-ENTRY REGISTRATION

          General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg
for so long as they are participants in DTC.

          DTC, Euroclear and Clearstream. DTC is:

          o    a limited-purpose trust company organized under the New York
               Banking Law,

          o    a "banking corporation" within the meaning of the New York
               Banking Law,

          o    a member of the Federal Reserve System,

          o    a "clearing corporation" within the meaning of the New York
               Uniform Commercial Code, and

          o    a "clearing agency" registered under the provisions of Section
               17A of the Securities Exchange Act of 1934, as amended.

          DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

          It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                      -78-

          It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

          The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

          Holding and Transferring Book-Entry Certificates. Purchases of
book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

          Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

          Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other

                                      -79-

things, delivery of instructions by the applicable member organization to
Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or
Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

          Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

          Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

          o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

          o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

          Under a book-entry system, beneficial owners may receive payments after the related payment date.

          The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

          Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

                                      -80-

          Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

          o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

          o    we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the
               DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

          Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

          The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the
Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

          If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

          Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued under the
Governing Document. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

          A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.
However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued under that Governing Document and the nature of the related trust assets.
The following summaries describe select provisions that may appear in the
Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the

                                      -81-

Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "MERRILL LYNCH MORTGAGE INVESTORS,
INC."

ASSIGNMENT OF MORTGAGE ASSETS

          At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

          Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          o    in the case of a mortgage loan--

               1.   the address of the related real property,

               2.   the mortgage interest rate and, if applicable, the
                    applicable index, gross margin, adjustment date and any rate cap information,

               3.   the remaining term to maturity,

               4.   if the mortgage loan is a balloon loan, the remaining
                    amortization term, and

               5.   the outstanding principal balance; and

          o    in the case of a mortgage-backed security--

               1.   the outstanding principal balance, and

               2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

          Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

          o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
               Governing Document for that series;

          o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset;
               and

                                      -82-

          o    in the case of a mortgage loan--

               1.   the enforceability of the related mortgage note and
                    mortgage,

               2.   the existence of title insurance insuring the lien priority of the related mortgage, and

               3.   the payment status of the mortgage loan.

          We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

          The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

          In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

          As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

          The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

          o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

          o    ensuring that the related properties are properly insured;

          o    attempting to collect delinquent payments;

          o    supervising foreclosures;

          o    negotiating modifications;

          o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or
               demolition and similar matters;

                                      -83-

          o    protecting the interests of certificateholders with respect to senior lienholders;

          o    conducting inspections of the related real properties on a periodic or other basis;

          o    collecting and evaluating financial statements for the related real properties;

          o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

          o    maintaining servicing records relating to mortgage loans in the trust.

          We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

          o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

          o    mortgage loans as to which there is a material non-monetary default;

          o    mortgage loans as to which the related borrower has--

               1.   entered into or consented to bankruptcy, appointment of a
                    receiver or conservator or similar insolvency proceeding, or

               2.   become the subject of a decree or order for such a
                    proceeding which has remained in force undischarged or
                    unstayed for a specified number of days; and

          o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

          The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

          A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

          o    make the initial determination of appropriate action,

                                      -84-

          o    evaluate the success of corrective action,

          o    develop additional initiatives,

          o    institute foreclosure proceedings and actually foreclose, or

          o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".

          A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

          o    performing property inspections and collecting, and

          o    evaluating financial statements.

          A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

          o    continuing to receive payments on the mortgage loan,

          o    making calculations with respect to the mortgage loan, and

          o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

          The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

          Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

          A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

          Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the

                                      -85-

master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

          Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

          o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

          o    the related trustee will receive payments on that mortgage-backed security; and

          o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security,
               including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

          Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

          o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

          o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

          In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

          With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

          In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective affiliates, shareholders, partners, members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing
Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

          o    willful misfeasance, bad faith or gross negligence in the
               performance of obligations or duties under the Governing Document for any series of offered certificates, or

          o    reckless disregard of those obligations and duties.

                                      -86-

          Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective affiliates, shareholders, partners, members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

          o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing
               Document;

          o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

          o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

          Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

          o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

          o    either--

               1.   that party is specifically required to bear the expense of the action, or

               2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected
                    series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

          With limited exception, any person or entity--

          o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

          o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party,
               or

          o    succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

                                      -87-

          The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

          We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

          No holder of the offered certificates of any series, and no holder of any non-offered certificates of that series, will have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to a default under the Governing Document for that series, unless--

          o    the certificateholder previously has given to the trustee for that series a written notice of default under the Governing
               Document for that series, and of the continuance thereof,

          o    the holders of offered and non-offered certificates of that series entitled to at least 25% of all the voting rights
               allocated to the certificateholders of that series have made written request upon the trustee for that series to institute an action, suit or proceeding in its own name as trustee and have offered to that trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be
               incurred by that trustee in connection therewith, and

          o    the trustee for that series, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.

AMENDMENT

          The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

               1.   to cure any ambiguity;

               2.   to correct, modify or supplement any provision in the
                    Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related
                    prospectus supplement;

               3.   to add any other provisions with respect to matters or
                    questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

               4.   to the extent applicable, to relax or eliminate any
                    requirement under the Governing Document imposed by the
                    provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue
                    Code are amended or clarified so as to allow for the
                    relaxation or elimination of that requirement;

               5.   to relax or eliminate any requirement under the Governing
                    Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or
                    elimination of that requirement;

                                      -88-

               6.   to comply with any requirements imposed by the Internal
                    Revenue Code or any final, temporary or, in some cases,
                    proposed regulation, revenue ruling, revenue procedure or
                    other written official announcement or interpretation
                    relating to federal income tax laws, or to avoid a
                    prohibited transaction or reduce the incidence of any tax
                    that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the
                    Governing Document;

               7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

               8.   to otherwise modify or delete existing provisions of the
                    Governing Document.

          However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no amendment of the
Governing Document for any series of offered certificates that is covered by any of clauses 1. through 8. above may significantly change the activities of the related trust.

          In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

          o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or
               non-offered certificate of that series without the consent of the holder of that certificate; or

          o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

          o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

          o    modify the specified percentage of voting rights which is
               required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

          o    significantly change the activities of the related trust without the consent of the holders of offered and non-offered
               certificates of that series representing at least a majority of all the voting rights allocated to the certificateholders of that series, without regard to any of those certificates held by us or one of our affiliates and/or agents.

                                      -89-

          Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

          Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

          The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

          The trustee for each series of offered certificates will not--

          o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any
               underlying mortgage asset or related document, or

          o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the
               underlying mortgage assets.

          If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

          As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

          The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control" persons within the meaning of the Securities Act of 1933, as amended, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing
Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

                                      -90-

          No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

          No trustee for any series of offered certificates will have any obligation to exercise any of the trusts or powers vested in it by the Governing
Document for that series or to make any investigation of matters arising under the Governing Document or to institute, conduct or defend any litigation under or in relation to the Governing Document at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of the
Governing Document for that series, unless those certificateholders have offered to that trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that trustee.

          No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

          The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

          Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

          o    the subordination of one or more other classes of certificates of the same series;

          o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

          o    the establishment of one or more reserve funds; or any
               combination of the foregoing.

          If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

                                      -91-

          If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

          If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

          o    the nature and amount of coverage under that credit support;

          o    any conditions to payment not otherwise described in this
               prospectus;

          o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

          o    the material provisions relating to that credit support.

          Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

          If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

          If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

          The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

          If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more

                                      -92-

letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

          If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

          If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

          Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

          If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

          Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of

                                      -93-

those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

          The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage
Loans".

          If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

          Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

          o    the terms of the mortgage,

          o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

          o    the knowledge of the parties to the mortgage, and

          o    in general, the order of recordation of the mortgage in the appropriate public recording office.

          However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

          There are two parties to a mortgage--

          o    a mortgagor, who is the owner of the encumbered interest in the real property, and

          o    a mortgagee, who is the lender.

          In general, the mortgagor is also the borrower.

          In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

          o    the trustor, who is the equivalent of a mortgagor,

                                      -94-

          o    the trustee to whom the real property is conveyed, and

          o    the beneficiary for whose benefit the conveyance is made, who is the lender.

          Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

          A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

          Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

          The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

          o    the express provisions of the related instrument,

          o    the law of the state in which the real property is located,

          o    various federal laws, and

          o    in some deed of trust transactions, the directions of the
               beneficiary.

INSTALLMENT CONTRACTS

          The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

          The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

          However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default

                                      -95-

amount and the purchaser may have a post-foreclosure statutory redemption right.
In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

          A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

          In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

          In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

          o    without a hearing or the lender's consent, or

          o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

          Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

                                      -96-

FORECLOSURE

          General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

          Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

          o    judicial foreclosure, involving court proceedings, and

          o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

          Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

          A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

          Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

          o    all parties having a subordinate interest of record in the real property, and

          o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

          Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

          Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

          o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

          o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

          o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

          o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

               1.   a failure to adequately maintain the mortgaged property, or

                                      -97-

               2.   an impermissible further encumbrance of the mortgaged
                    property.

          Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

          o    upheld the reasonableness of the notice provisions, or

          o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

          In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

          Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

          o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

          o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

          In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

          o    record a notice of default and notice of sale, and

          o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

          In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

          Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

          o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

          o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

                                      -98-

          As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

          The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

          Rights of Redemption. The purposes of a foreclosure action are--

          o    to enable the lender to realize upon its security, and

          o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

          The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

          The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

          One Action and Security First Rules. Some states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties

                                      -99-

located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

          Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

          Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

          o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

          o    permits the leasehold estate to be assigned to and by the
               leasehold mortgagee or the purchaser at a foreclosure sale, and

          o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

          Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

          Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on

                                     -100-

the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

          Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

          Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

          Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

          o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

          o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid
               principal balance of the loan;

          o    extend or shorten the term to maturity of the loan;

          o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

          o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

          Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from

                                     -101-

enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted
above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

          A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

          o    past due rent,

          o    accelerated rent,

          o    damages, or

          o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's
               bankruptcy petition.

          In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

          o    assume the lease and either retain it or assign it to a third party, or

          o    reject the lease.

          If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

          o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

          o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

          General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

                                     -102-

          Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

          CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

          The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.
In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

          o    it exercises decision-making control over a borrower's
               environmental compliance and hazardous substance handling and disposal practices, or

          o    assumes day-to-day management of operational functions of a mortgaged property.

          The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

          Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

          Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

          o    impose liability for releases of or exposure to
               asbestos-containing materials, and

          o    provide for third parties to seek recovery from owners or
               operators of real properties for personal injuries associated with those releases.

          Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in

                                     -103-

lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

          In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

          Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

          Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

          Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

          If the operations on a foreclosed property are subject to
environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

          In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

          Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

          Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

                                     -104-

          In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

          o    first, to the payment of court costs and fees in connection with the foreclosure;

          o    second, to real estate taxes;

          o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

          o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

          Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

          o    the borrower may have difficulty servicing and repaying multiple loans;

          o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the
               interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

          o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

          Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.
They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

                                     -105-

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

          Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

          Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

          Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief
Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the
Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

                                     -106-

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

          Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

          A lender may avoid forfeiture of its interest in the property if it establishes that--

          o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

          o    the lender was, at the time of execution of the mortgage,
               "reasonably without cause to believe" that the property was subject to forfeiture.

          However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

          o    banks,

          o    insurance companies,

          o    foreign investors,

          o    tax exempt investors,

          o    holders whose "functional currency" is not the United States dollar,

          o    United States expatriates, and

          o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

          Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

                                     -107-

          This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.
Accordingly, the IRS may take contrary positions.

          Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

          o    given with respect to events that have occurred at the time the advice is rendered, and

          o    is directly relevant to the determination of an entry on a tax return.

          Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND OTHER TAX
CONSEQUENCES."

          The following discussion addresses securities of two general types:

          o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

          o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

          We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

          The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "DESCRIPTION OF THE TRUST ASSETS--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

          The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue
Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the
Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                     -108-

REMICS

          General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

          o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

          o    those offered certificates will represent--

               1.   regular interests in the REMIC, or

               2.   residual interests in the REMIC.

          Any and all offered certificates representing interests in a REMIC will be either--

          o    REMIC regular certificates, representing regular interests in the
               REMIC, or

          o    REMIC residual certificates, representing residual interests in the REMIC.

          If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

          Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

          o    "real estate assets" within the meaning of Section 856(c)(5)(B)
               of the Internal Revenue Code in the hands of a real estate investment trust, and

          o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code
               in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

          However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                     -109-

          In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

          Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

          The related tax administrator will determine the percentage of the
REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

          The assets of the REMIC will include, in addition to mortgage loans--

          o    collections on mortgage loans held pending payment on the related offered certificates, and

          o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

          It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the
Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

          To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

          o    a portion of that certificate may not represent ownership of
               "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

          o    a portion of that certificate may not represent ownership of
               "real estate assets" under Section 856(c)(5)(B) of the Internal
               Revenue Code; and

          o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                     -110-

          Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

          o    whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
               Internal Revenue Code,

          o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
               Internal Revenue Code, and

          o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal
               Revenue Code.

          Taxation of Owners of REMIC Regular Certificates.

          General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

          Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The
Treasury Department has issued regulations under Sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the
Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

          The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee
Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

          The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

                                     -111-

          The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

          Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

          o    a single fixed rate,

          o    a "qualified floating rate,"

          o    an "objective rate,"

          o    a combination of a single fixed rate and one or more "qualified floating rates,"

          o    a combination of a single fixed rate and one "qualified inverse floating rate," or

          o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the
               REMIC regular certificate.

          In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

          Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

          In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

                                     -112-

          Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

          o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment
               assumption, by

          o    a fraction--

               1.   the numerator of which is the amount of the payment, and

               2.   the denominator of which is the stated redemption price at maturity of the certificate.

          Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

          o    the total amount of the de minimis original issue discount, and

          o    a fraction--

               1.   the numerator of which is the amount of the principal
                    payment, and

               2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

          The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

          If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

          As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.
For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

          o    the sum of:

               1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject
                    REMIC regular certificate, if any, in future periods,
                    presumably taking into account the prepayment assumption,
                    and

                                     -113-

               2.   the payments made on that certificate during the accrual
                    period of amounts included in the stated redemption price, over

          o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

          The adjusted issue price of a REMIC regular certificate is:

          o    the issue price of the certificate, increased by

          o    the total amount of original issue discount previously accrued on the certificate, reduced by

          o    the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

          o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

          o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

          o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

          The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

          A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

          o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

          o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

          If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments

                                     -114-

that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable."

          The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

          The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

          The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

          Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

          o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

          o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

          If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of

                                     -115-

the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

          The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of
Owners of REMIC Regular Certificates--Premium" below.

          Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

          However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

          Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the
Treasury Department, the relevant rules described in the Committee Report apply.
The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

          o    on the basis of a constant yield method,

          o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

          o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

                                     -116-

          The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

          To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

          Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

          Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

          The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.
See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

          Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

          o    the purchase price paid for your offered certificate, and

          o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

          If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

          Realized Losses. Under Section 166 of the Internal Revenue Code, if
you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one

                                     -117-

or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

          o    you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

          o    the loss will be characterized as a short-term capital loss.

          You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

          Taxation of Owners of REMIC Residual Certificates.

          General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

          Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

          A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

                                     -118-

          Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

          The Treasury Department has issued final regulations, effective May
11, 2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          Tax liability with respect to the amount of income that holders of
REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

          o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates,
               or

          o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

          o    excess inclusions,

          o    residual interests without significant value, and

          o    noneconomic residual interests.

          The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

                                     -119-

          Taxable Income of the REMIC. The taxable income of a REMIC will equal:

          o    the income from the mortgage loans and other assets of the REMIC;
               plus

          o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

               1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                    issuance, on any class of REMIC certificates constituting
                    regular interests in the REMIC, whether offered or not,

               2.   amortization of any premium on the mortgage loans held by
                    the REMIC,

               3.   bad debt losses with respect to the mortgage loans held by the REMIC, and

               4.   except as described below in this "--Taxable Income of the
                    REMIC" subsection, servicing, administrative and other
                    expenses.

          For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

          Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

          A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

          A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as

                                     -120-

described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

          If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

          As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

          Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC residual certificate will be equal to:

          o    the amount paid for that REMIC residual certificate,

          o    increased by amounts included in the income of the holder of that
               REMIC residual certificate, and

          o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual
               certificate.

          A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

          Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

          A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

                                     -121-

          The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

          o    through distributions,

          o    through the deduction of any net losses of the REMIC, or

          o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

          For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

          Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

          o    the daily portions of REMIC taxable income allocable to that certificate, over

          o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

          The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

          o    the issue price of the certificate, increased by

          o    the sum of the daily accruals for all prior quarters, and
               decreased, but not below zero, by

          o    any payments made with respect to the certificate before the beginning of that quarter.

          The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

          Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

          For holders of REMIC residual certificates, excess inclusions:

          o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                                     -122-

          o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

          o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

          Furthermore, for purposes of the alternative minimum tax:

          o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

          o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

          This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

          In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

          o    regulated investment companies,

          o    common trusts, and

          o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

          Noneconomic REMIC Residual Certificates. Under the Treasury
regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic
REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

          o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

          o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                                     -123-

          The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

          Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

          o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

          o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the
               REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual
               certificate as they become due, and

          o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

          Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

          o    the present value of any consideration given to the transferee to acquire the interest,

          o    the present value of the expected future distributions on the interest, and

          o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

          If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the

                                     -124-

alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

          The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

          Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

          Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

          We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

          See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

          Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

          Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

          Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

          If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

          o    an individual,

          o    an estate or trust, or

                                     -125-

          o    a Pass-Through Entity beneficially owned by one or more
               individuals, estates or trusts,

          then--

          o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

          o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
               Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

          In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced (such reduction is scheduled to be phased out between 2006 and 2010) by the lesser of:

          o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

          o    80% of the amount of itemized deductions otherwise allowable for such tax year.

          Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

          o    an individual,

          o    an estate or trust, or

          o    a Pass-Through Entity beneficially owned by one or more
               individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

          The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

          Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

          o    an individual,

          o    an estate or trust, or

          o    a Pass-Through Entity beneficially owned by one or more
               individuals, estates or trusts.

          We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

                                     -126-

          Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

          o    the cost of the certificate to that certificateholder, increased by

          o    income reported by that certificateholder with respect to the certificate, including original issue discount and market
               discount income, and reduced, but not below zero, by

          o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the
               certificate and previously deducted by the certificateholder.

          The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

          In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

          o    entitle the holder to a specified principal amount,

          o    pay interest at a fixed or variable rate, and

          o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

          Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

          As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

          Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate

                                     -127-

               based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

          o    the amount of ordinary income actually includible in the seller's income prior to that sale.

          In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" and "--Premium."

          REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

          A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction"
within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

          Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

          o    reacquires that same REMIC residual certificate,

          o    acquires any other residual interest in a REMIC, or

          o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

          Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

          o    the disposition of a non-defaulted mortgage loan,

          o    the receipt of income from a source other than a mortgage loan or other permitted investments,

          o    the receipt of compensation for services, or

                                     -128-

          o    the gain from the disposition of an asset purchased with
               collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

          It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

          In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

          REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal
Revenue Code.

          Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

          o    the person has sufficient assets to do so, and

          o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

          Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

          Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

          o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

          o    the highest marginal federal income tax rate applicable to corporations.

          The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

          The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

          o    events that have occurred up to the time of the transfer,

                                     -129-

          o    the prepayment assumption, and

          o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

          The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

          o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

          o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

          In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified
Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

          o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
               Disqualified Organization, and

          o    the highest marginal federal income tax rate imposed on
               corporations.

          A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

          o    the holder's social security number and a statement under
               penalties of perjury that the social security number is that of the record holder, or

          o    a statement under penalties of perjury that the record holder is not a Disqualified Organization.

          If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by
Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

          In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

          Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

          o    the residual interests in the entity are not held by Disqualified
               Organizations, and

          o    the information necessary for the application of the tax
               described in this prospectus will be made available.

                                      -130-

          We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

          Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

          Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

          As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

          o    income,

          o    deductions,

          o    gains,

          o    losses, and

          o    classification as a REMIC.

          Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

          Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

          Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

          o    corporations,

                                      -131-

          o    trusts,

          o    securities dealers, and

          o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

          o    30 days after the end of the quarter for which the information was requested, or

          o    two weeks after the receipt of the request.

          Reporting with respect to REMIC residual certificates, including--

          o    income,

          o    excess inclusions,

          o    investment expenses, and

          o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

          As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

          Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

          Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

          o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

          o    otherwise fail to establish an exemption from this tax.

          Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                                      -132-

          Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

          o    a foreign person, and

          o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

          For these purposes, a foreign person is anyone other than a U.S.
Person.

          It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

          It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

          o    owns 10% or more of one or more underlying mortgagors, or

          o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

          Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

          Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

          o    foreign persons, or

          o    U.S. Persons, if classified as a partnership under the Internal
               Revenue Code, unless all of their beneficial owners are U.S.
               Persons.

GRANTOR TRUSTS

          Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

                                      -133-

          A grantor trust certificate may be classified as either of the following types of certificate:

          o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

          o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

               1.   interest paid on the mortgage loans constituting the related grantor trust, minus

               2.   the sum of:

                    o    normal administration fees, and

                    o    interest paid to the holders of grantor trust
                         fractional interest certificates issued with respect to
                         that grantor trust

          A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

          Characterization of Investments in Grantor Trust Certificates.

          Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

          o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue
               Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for
               residential or other prescribed purposes;

          o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
               Section 860G(a)(3) of the Internal Revenue Code; and

          o    "real estate assets" within the meaning of Section 856(c)(5)(B)
               of the Internal Revenue Code.

          In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

          Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

          o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
               7701(a)(19)(C)(v) of the Internal Revenue Code,

          o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
               and

                                      -134-

          o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
               856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

          o    The grantor trust strip certificates will be "obligation[s]
               (including any participation or certificate of beneficial
               ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section
               860G(a)(3)(A) of the Internal Revenue Code.

          Taxation of Owners of Grantor Trust Fractional Interest Certificates.

          General. Holders of a particular series of grantor trust fractional interest certificates generally:

          o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

          o    will be entitled to deduct their shares of any reasonable
               servicing fees and other expenses.

          Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

          Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

          Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

          The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may
be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

          Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

                                      -135-

          The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

          o    a class of grantor trust strip certificates is issued as part of the same series, or

          o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

          Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

          o    a master servicer,

          o    a special servicer,

          o    any sub-servicer, or

          o    their respective affiliates.

          With respect to certain categories of debt instruments, Section
1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

          Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6)
of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

          We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

          In light of the application of Section 1286 of the Internal Revenue
Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

                                      -136-

          If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

          o    the treatment of some stripped bonds as market discount bonds,
               and

          o    de minimis market discount.

          See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

          The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

          The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

          See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

          o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust
               Certificates," and

          o    the yield of that grantor trust fractional interest certificate to the holder.

          The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

          In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

                                      -137-

          In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

          o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

          o    a constant yield computed using a representative initial offering price for each class of certificates.

          However, neither we nor any other person will make any representation that--

          o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

          o    the prepayment assumption will not be challenged by the IRS on audit.

          Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

          o    there is no original issue discount or only a de minimis amount of original issue discount, or

          o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross
               interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

          If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

          o    0.25% of the stated redemption price, and

          o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

          If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if

                                      -138-

the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

          The original issue discount, if any, on mortgage loans will equal the difference between:

          o    the stated redemption price of the mortgage loans, and

          o    their issue price.

          For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

          The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

          In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

          If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

          The adjusted issue price of a mortgage loan on any given day equals the sum of:

          o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

          o    the daily portions of original issue discount for all days during the accrual period prior to that day.

          The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

          o    the issue price of the mortgage loan, increased by

                                      -139-

          o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

          o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

          In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

          o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

          o    a constant yield computed using a representative initial offering price for each class of certificates.

          However, neither we nor any other person will make any representation that--

          o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

          o    the prepayment assumption will not be challenged by the IRS on audit.

          Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

          o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

          o    in the case of a mortgage loan issued with original issue
               discount, it is purchased at a price less than its adjusted issue price.

          If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the

                                      -140-

related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

          To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

          Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

          Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

          Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

          o    be allocated among the payments of stated redemption price on the mortgage loan, and

          o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

          It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

          The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

          Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include

                                      -141-

as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

          o    the price paid for that grantor trust strip certificate by you,
               and

          o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

          o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

          Such yield will accrue based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

          If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

          The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

          o    the prepayment assumption we will disclose in the related
               prospectus supplement, and

          o    a constant yield computed using a representative initial offering price for each class of certificates.

          However, neither we nor any other person will make any representation that--

          o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate
               or

          o    the prepayment assumption will not be challenged by the IRS on audit.

          We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                      -142-

          Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

          o    the amount realized on the sale or exchange of a grantor trust certificate, and

          o    its adjusted basis.

          The adjusted basis of a grantor trust certificate generally will equal:

          o    its cost, increased by

          o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

          o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

          As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

          Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

          Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

          The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

          o    entitle the holder to a specified principal amount,

          o    pay interest at a fixed or variable rate, and

                                      -143-

          o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

          Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.
This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

          Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

          o    the amount of servicing compensation received by a master
               servicer or special servicer, and

          o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

          The reporting party will furnish comparable information to the IRS as and when required by law to do so.

          Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

          On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

          o    a custodian of a person's account,

          o    a nominee, and

          o    a broker holding an interest for a customer in street name.

          These regulations are proposed to be effective on January 1, 2004.

          Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

          Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless

                                      -144-

we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

          To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from
United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

          In addition to the federal income tax consequences described in
"FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

          The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

          ERISA imposes various requirements on--

          o    ERISA Plans, and

          o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

          Governmental plans and, if they have not made an election under
Section 410(d) of the Internal Revenue Code, church plans are not subject to
ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

          ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

          o    investment prudence and diversification, and

                                      -145-

          o    compliance with the investing ERISA Plan's governing documents.

          Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory, regulatory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

          The types of transactions between Plans and Parties in Interest that are prohibited include:

          o    sales, exchanges or leases of property;

          o    loans or other extensions of credit; and

          o    the furnishing of goods and services.

          Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue
Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

          A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

          1.   those with discretionary authority or control over the assets of the entity,

          2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

          3.   those who are affiliates of the persons described in the
               preceding clauses 1. and 2.

          In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

          A fiduciary of an investing Plan is any person who--

          o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

          o    provides investment advice with respect to the assets of the Plan for a fee.

                                      -146-

          If the mortgage and other assets included in one of our trusts are
Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

          o    deemed to be a fiduciary with respect to the investing Plan, and

          o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

          The Plan Asset Regulation provides that when a Plan purchases a
"guaranteed governmental mortgage pool certificate", the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

          In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

          If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the Plan.

PROHIBITED TRANSACTION EXEMPTIONS

          If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

          o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

          o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

          o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

          o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
               "qualified professional asset manager";

                                      -147-

          o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general
               accounts and Parties in Interest; and

          o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
               "in-house asset manager".

          We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

          It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

          o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

          o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch,
               Pierce, Fenner & Smith Incorporated or any person affiliated with
               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by
Merrill Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

          Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

          Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are

                                      -148-

contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c)
of ERISA.

CONSULTATION WITH COUNSEL

          If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

          o    consider your general fiduciary obligations under ERISA, and

          o    consult with your legal counsel as to--

               1.   the potential applicability of ERISA and Section 4975 of the
                    Internal Revenue Code to that investment, and

               2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

          A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

          See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

          If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

          Generally, the only classes of offered certificates that will qualify as "mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

          Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

          o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico,
               and

                                      -149-

          o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

          Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

          SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

          o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related
               securities without limitation as to the percentage of their assets represented by those securities; and

          o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.
               Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

          Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

          The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of

                                      -150-

securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

          The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

          All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

          Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

          Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

          o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

          o if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

          Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                      -151-

                             METHOD OF DISTRIBUTION

          The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

          We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

          1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

          2.   by placements by us with institutional investors through dealers;
               and

          3.   by direct placements by us with institutional investors.

          In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

          If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

          Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

          It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

          o    the obligations of the underwriters will be subject to various conditions precedent,

          o    the underwriters will be obligated to purchase all the
               certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

          o    in limited circumstances, we will indemnify the several
               underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

                                      -152-

          The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

          We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

          It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

          Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

          o    Sidley Austin Brown & Wood LLP;

          o    Latham & Watkins LLP; or

          o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

          A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

          It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

          Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

          o    whether the price paid for those certificates is fair;

          o    whether those certificates are a suitable investment for any particular investor;

                                      -153-

          o    the tax attributes of those certificates or of the related trust;

          o    the yield to maturity or, if they have principal balances, the average life of those certificates;

          o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

          o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

          o    whether or to what extent the interest payable on those
               certificates may be reduced in connection with interest
               shortfalls resulting from the timing of voluntary prepayments;

          o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

          o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -154-

                                    GLOSSARY

          The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

          "ADA" means the Americans with Disabilities Act of 1990, as amended.

          "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

          "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

          "Disqualified Organization" means:

          o    the United States,

          o    any State or political subdivision of the United States,

          o    any foreign government,

          o    any international organization,

          o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the
               Internal Revenue Code or the Freddie Mac,

          o    any organization, other than a cooperative described in Section
               521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section
               511 of the Internal Revenue Code, or

          o    any organization described in Section 1381(a)(2)(C) of the
               Internal Revenue Code.

          "Electing Large Partnership" means any partnership having more than
100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

          "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

          "Euroclear Terms and Conditions" means the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear
System and, to the extent that it applies to the operation of the Euroclear
System, Belgian law.

                                      -155-

          "Fannie Mae" means the Federal National Mortgage Association.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

          "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

          "Ginnie Mae" means the Government National Mortgage Association.

          "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

          "IRS" means the Internal Revenue Service.

          "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

          "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

          "NCUA" means the National Credit Union Administration.

          "OCC" means the Office of the Comptroller of the Currency.

          "OTS" means the Office of Thrift Supervision.

          "Party In Interest" means any person that is a "party in interest"
within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

          "Pass-Through Entity" means any:

          o    regulated investment company,

          o    real estate investment trust,

          o    trust,

          o    partnership, or

          o    other entities described in Section 860E(e)(6) of the Internal
               Revenue Code.

          "Plan" means an ERISA Plan or an I.R.C. Plan.

          "Plan Asset Regulation" means U.S. Department of Labor Regulation
Section 2510.3-101 promulgated under ERISA.

                                      -156-

          "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

          "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

          "Relief Act" means the Servicemembers Civil Relief Act, as amended.

          "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

          "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

          "Safe Harbor Regulations" means the final Treasury regulations issued on July 18, 2002.

          "SEC" means the Securities and Exchange Commission.

          "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "SPA" means standard prepayment assumption.

          "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

          "U.S. Person" means:

          o    a citizen or resident of the United States;

          o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the
               District of Columbia;

          o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

          o    a trust as to which--

               1.   a court in the United States is able to exercise primary
                    supervision over the administration of the trust, and

               2.   one or more United States persons have the authority to
                    control all substantial decisions of the trust.

          In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -157-

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The attached diskette contains one spreadsheet file that can be put on a user specified hard drive or network drive. This spreadsheet file is "MLMT
2005-LC1.xls." The spreadsheet file "MLMT 2005-LC1.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2, A-3 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in their respective entireties prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     Until March 23, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                 $1,409,025,000
                                 (Approximate)

                     MERRILL LYNCH MORTGAGE TRUST 2005-LC1
                                   as Issuer

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LC1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                 as Depositor

                       LASALLE BANK NATIONAL ASSOCIATION
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                            as Mortgage Loan Sellers

                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------

                              MERRILL LYNCH & CO.

                      COUNTRYWIDE SECURITIES CORPORATION

                       LASALLE FINANCIAL SERVICES, INC.

                            DEUTSCHE BANK SECURITIES

                                    JPMORGAN

                                MORGAN STANLEY

                               December 16, 2005

================================================================================